UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Monroe Capital Corporation
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

HORIZON TECHNOLOGY FINANCE CORPORATION
312 Farmington Avenue
Farmington, CT 06032
MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT
January 16, 2026
Dear Stockholder:
You are cordially invited to attend the Special Meeting of Stockholders (the “HRZN Special Meeting”) of Horizon Technology Finance Corporation (“HRZN”), to be held on March 13, 2026 at 2:30 p.m., Eastern Time, at the offices of HRZN, located at 312 Farmington Avenue, Farmington, Connecticut 06032.
The notice of special meeting and joint proxy statement/prospectus accompanying this letter provide an outline of the business to be conducted at the HRZN Special Meeting. At the HRZN Special Meeting, you will be asked to approve (i) the issuance of shares of HRZN common stock, par value $0.001 per share (“HRZN Common Stock”), pursuant to the Agreement and Plan of Merger dated as of August 7, 2025 (the “Merger Agreement”) by and among HRZN, Monroe Capital Corporation, a Maryland corporation (“MRCC”), HMMS, Inc., a Maryland corporation and wholly owned subsidiary of HRZN (the “Merger Sub”), Monroe Capital BDC Advisors, LLC, a Delaware limited liability company and investment adviser to MRCC (“MC Advisors”), and Horizon Technology Finance Management LLC, a Delaware limited liability company and investment adviser to HRZN (the “HRZN Advisor”) (such proposal is referred to herein as the “Merger Stock Issuance Proposal”), and (ii) the election of one Class I director of HRZN who will serve until the 2026 annual meeting of stockholders or until his successor is duly elected and qualified (such proposal is referred to herein as the “Director Election Proposal”).
HRZN and MRCC are proposing a combination of both companies pursuant to the Merger Agreement, which provides for Merger Sub to merge with and into MRCC with MRCC continuing as the surviving company and as a wholly owned subsidiary of HRZN (the “Initial Merger”). Immediately following the Initial Merger, MRCC, as the surviving company, would merge with and into HRZN, with HRZN continuing as the surviving company (the “Second Merger”, and together with the Initial Merger, collectively, the “Merger”).
Closing of the Merger is contingent upon certain closing conditions set forth in the Merger Agreement and the Asset Purchase Agreement (as defined below), as described elsewhere in the accompanying joint proxy statement/prospectus. Those conditions include, without limitation, (i) HRZN stockholder approval of the Merger Stock Issuance Proposal, (ii) MRCC stockholder approval of both the Asset Sale (as defined below) and the Merger and (iii) consummation of the Asset Sale immediately prior to the Merger. Closing of the Merger is not contingent upon HRZN stockholder approval of the Director Election Proposal, and if the Merger does not close, the nominee for Class I director of HRZN will not serve as a director unless separately appointed by the Board of Directors of HRZN (the “HRZN Board”) or elected as such by the HRZN stockholders.
If HRZN stockholder approval of the Merger Stock Issuance Proposal is obtained, and the other conditions to closing of each of the Asset Sale and Merger are satisfied or appropriately waived, the following actions will occur:
(1)
Pursuant to an Asset Purchase Agreement dated as of August 7, 2025 (the “Asset Purchase Agreement”) by and among MRCC, Monroe Capital Income Plus Corporation, a Maryland corporation (“MCIP”), and MC Advisors, MCIP will acquire, for cash, all of the investment assets of MRCC at fair value, as determined by MC Advisors as MRCC’s valuation designee under Rule 2a-5 of the Investment Company Act of 1940, as amended, shortly before the closing date of the transactions contemplated by the Asset Purchase Agreement, as well as liabilities with respect to such assets, as described elsewhere in the accompanying joint proxy statement/prospectus (the “Asset Sale”); if consummated, the Asset Sale will become effective immediately prior to the effectiveness of the Merger; and

(2)
Immediately following the closing of the Asset Sale, subject to the terms and conditions of the Merger Agreement, as described in the accompanying joint proxy statement/prospectus, HRZN and MRCC (whose only assets will be the net cash proceeds from the Asset Sale after giving effect to the receipt of proceeds from the sale, repayment of liabilities, transaction costs and distribution of undistributed net investment income) will effect the following transactions, as applicable:

a.
Each holder of MRCC common stock, par value $0.001 per share (“MRCC Common Stock”), issued and outstanding immediately prior to the effective time of the Merger will receive, in exchange for each share of MRCC Common Stock, a number of shares of HRZN Common Stock, equal to the Exchange Ratio (as defined below); provided, that the number of shares of HRZN Common Stock to be received will be subject to adjustment if, between the date of the Merger Agreement and the effective time of the Merger, the respective outstanding shares of HRZN Common Stock or MRCC Common Stock shall have been increased or decreased or changed into or exchanged for a different number or kind of shares or securities, in each case, as a result of any reclassification, recapitalization, stock split, reverse stock split, split-up, combination or exchange of shares, or if a stock dividend or dividend payable in any other securities is declared with a record date within such period; and

b.
Upon completion of the Merger, HRZN Advisor will enter into an agreement to waive (the “Fee Waiver”) $4.0 million of Base Management Fees (as defined in the HRZN Investment Management Agreement (as defined below)) and/or Incentive Fees (as defined in the HRZN Investment Management Agreement) due and payable to the HRZN Advisor pursuant to the terms of the Investment Management Agreement, dated as of March 31, 2025, by and between HRZN Advisor and HRZN (the “HRZN Investment Management Agreement”) at the rate of $1.0 million per quarter, commencing at the end of the first full fiscal quarter following the closing of the Merger. The Fee Waiver will be in effect until the end of the fourth full fiscal quarter following the closing of the Merger and, for each applicable fiscal quarter, the fees waived will not exceed the total amount of Base Management Fees and Incentive Fees earned by the HRZN Advisor during such fiscal quarter.

The Merger Agreement provides that the “Exchange Ratio” will be determined as of a mutually agreed date (the “Determination Date”) no earlier than 48 hours (excluding Sundays and holidays) prior to the effective date of the Merger. On the Determination Date, each of MRCC and HRZN will deliver to the other a calculation of its net asset value (“NAV”) as of such date (such calculation with respect to MRCC, the “Closing MRCC Net Asset Value” and such calculation with respect to HRZN, the “Closing HRZN Net Asset Value”), in each case using a pre-agreed set of assumptions, methodologies and adjustments. Based on such calculations, the parties will calculate the “MRCC Per Share NAV,” which will be equal to (i) the Closing MRCC Net Asset Value divided by (ii) the number of shares of MRCC Common Stock issued and outstanding as of the Determination Date, and the “HRZN Per Share NAV”, which will be equal to (x) the Closing HRZN Net Asset Value divided by (y) the number of shares of HRZN Common Stock issued and outstanding as of the Determination Date. The Exchange Ratio means the quotient (rounded to the fourth nearest decimal) of: (A) the MRCC Per Share NAV, divided by (B) the HRZN Per Share NAV. The Exchange Ratio will be appropriately adjusted to reflect any stock increase, decrease or exchange or if a distribution is authorized and declared between the Determination Date and the effective date of the Merger, in each case, to provide the stockholders of MRCC and HRZN the same economic effect as contemplated by the Merger Agreement prior to such events. No fractional shares of HRZN Common Stock will be issued, and holders of MRCC Common Stock will receive cash in lieu of fractional shares.
The value of the HRZN Common Stock that MRCC stockholders will receive in the Merger will fluctuate with changes in the market price of HRZN Common Stock. We urge you to obtain current market quotations of HRZN Common Stock. HRZN Common Stock trades on The Nasdaq Global Select Market (“Nasdaq”) under the ticker symbol “HRZN”. The following table shows the closing sale price of HRZN Common Stock, as reported on Nasdaq on August 6, 2025, the last trading day before the execution of the Merger Agreement, and on January 16, 2026, the last trading day before printing this document.

HRZN Common Stock
Closing Nasdaq Sales Price on August 6, 2025	$7.74
Closing Nasdaq Sales Price on January 16, 2026	$6.65

Your vote is extremely important. At the HRZN Special Meeting, you will be asked to vote on the Merger Stock Issuance Proposal and the Director Election Proposal. The approval of the Merger Stock Issuance Proposal requires the affirmative vote of at least a majority of the votes cast by holders of HRZN Common Stock at a meeting at which a quorum is present. The approval of the Director Election Proposal requires the affirmative vote of a plurality of votes cast at a meeting at which a quorum is present.
Abstentions, “withhold votes” and broker non-votes (which occur when a beneficial owner does not instruct its broker, bank or other institution or nominee holding its shares of HRZN Common Stock on its behalf), if any, will have no effect on the outcome of either the Merger Stock Issuance Proposal or the Director Election Proposal.
After careful consideration, and on the recommendation of a special committee comprised of the independent directors of the HRZN Board, the HRZN Board unanimously recommends that HRZN stockholders vote “FOR” the Merger Stock Issuance Proposal. In addition, the HRZN Board, including all of its independent directors, unanimously recommends that HRZN stockholders vote “FOR” the Director Election Proposal.
It is very important that your shares be represented at the HRZN Special Meeting. To ensure proper representation at the HRZN Special Meeting, please complete, sign, date and return the proxy card in the enclosed, self-addressed envelope, or vote your shares electronically via the Internet. Even if you vote your shares prior to the HRZN Special Meeting, you still may attend the HRZN Special Meeting and vote your shares in person if you wish to change your vote. If you prefer, you can save time by voting through the Internet or by telephone as described in the joint proxy statement/prospectus and on the enclosed proxy card. We encourage you to vote via the Internet, if possible, as it saves us significant time and processing costs. Your vote and participation in the governance of HRZN are very important to us.
The accompanying joint proxy statement/prospectus describes the HRZN Special Meeting, the Merger, the documents related to the Merger (including the Merger Agreement), the Director Election Proposal, and other related matters that we believe that HRZN stockholders should know before voting on the Merger Stock Issuance Proposal and Director Election Proposal. Please carefully read this entire document, including “Risk Factors” beginning on page 36 or otherwise incorporated by reference in the joint proxy statement/prospectus, for a discussion of the risks relating to the Merger. HRZN files annual, quarterly and current reports, proxy statements and other information about itself with the SEC. HRZN maintains a website at www.horizontechfinance.com and makes all of its annual, quarterly and current reports, proxy statements and other publicly filed information available on or through its website. You may also obtain such information, free of charge, and make shareholder inquiries by contacting HRZN at 312 Farmington Avenue, Farmington, Connecticut 06032, Attention: Investor Relations, or by calling collect at (860) 676-8654. The SEC also maintains a website at http://www.sec.gov that contains such information. Except for the documents incorporated by reference into the joint proxy statement/prospectus, information on HRZN’s website is not incorporated into or a part of the joint proxy statement/prospectus.

Sincerely yours,

Michael P. Balkin
Chief Executive Officer

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of the shares of HRZN Common Stock to be issued under the joint proxy statement/prospectus or determined if the joint proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The accompanying joint proxy statement/prospectus is dated January 16, 2026, and it is first being mailed or otherwise delivered to HRZN stockholders on or about January 20, 2026.

Horizon Technology Finance Corporation 312 Farmington Avenue Farmington, CT 06032 (860) 676-8654	Monroe Capital Corporation 155 North Wacker Drive, 35th Floor Chicago, IL 60606 (312) 258-8300

HORIZON TECHNOLOGY FINANCE CORPORATION
312 Farmington Avenue
Farmington, CT 06032
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 13, 2026
Notice is hereby given to the owners of shares of common stock (the “HRZN Stockholders”) of Horizon Technology Finance Corporation (“HRZN”) that:
A Special Meeting of Stockholders (the “HRZN Special Meeting”) of HRZN will be held on March 13, 2026 at 2:30 p.m., Eastern Time, at the offices of HRZN located at 312 Farmington Avenue, Farmington, Connecticut 06032 for stockholders of HRZN to consider and vote on proposals (i) to approve the issuance of shares of HRZN common stock, par value $0.001 per share (“HRZN Common Stock”), pursuant to the Agreement and Plan of Merger, dated as of August 7, 2025 (the “Merger Agreement”), by and among HRZN, Monroe Capital Corporation, a Maryland corporation (“MRCC”), HMMS, Inc., a Maryland corporation and wholly owned subsidiary of HRZN (“Merger Sub”), Monroe Capital BDC Advisors, LLC, a Delaware limited liability company and investment adviser to MRCC (“MC Advisors”), and Horizon Technology Finance Management LLC, a Delaware limited liability company and investment adviser to HRZN (“HRZN Advisor”) (such proposal is referred to herein as the “Merger Stock Issuance Proposal”), and (ii) to approve the election of one Class I director of HRZN who will serve until the 2026 annual meeting of stockholders or until his successor is duly elected and qualified (such proposal is referred to herein as the “Director Election Proposal”).
HRZN and MRCC are proposing a combination of both companies pursuant to the Merger Agreement, with HRZN continuing as the surviving company (the “Merger”). Immediately prior to the Merger, and as a condition to the closing of the Merger, Monroe Capital Income Plus Corporation, a Maryland corporation (“MCIP”), will acquire, for cash, all of the investment assets of MRCC at fair value, as determined by MC Advisors as MRCC’s valuation designee under Rule 2a-5 of the Investment Company Act of 1940, as amended, shortly before the closing date of the transactions, as well as liabilities with respect to such assets, pursuant to an Asset Purchase Agreement, dated as of August 7, 2025, by and among MRCC, MCIP and MC Advisors (the “Asset Purchase Agreement”, and the consummation of the transactions contemplated thereby, the “Asset Sale”), as described elsewhere in the accompanying joint proxy statement/prospectus. As a result, immediately prior to the Merger, it is contemplated that MRCC’s only assets will be the net cash proceeds received from MCIP in connection with the Asset Sale.
Closing of the Merger is contingent upon certain closing conditions set forth in the Merger Agreement and the Asset Purchase Agreement including, without limitation, (i) HRZN stockholder approval of the Merger Stock Issuance Proposal, (ii) MRCC stockholder approval of both the Asset Sale and the Merger and (iii) consummation of the Asset Sale immediately prior to the Merger. Closing of the Merger is not contingent upon HRZN stockholder approval of the Director Election Proposal.
THE HRZN BOARD OF DIRECTORS (THE “HRZN BOARD”), BASED UPON THE RECOMMENDATION OF A SPECIAL COMMITTEE COMPRISED OF THE INDEPENDENT DIRECTORS OF THE HRZN BOARD, HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT, INCLUDING THE MERGER AND RELATED TRANSACTIONS AND UNANIMOUSLY RECOMMENDS THAT HRZN STOCKHOLDERS VOTE “FOR” THE MERGER STOCK ISSUANCE PROPOSAL. THE HRZN BOARD, INCLUDING ALL OF ITS INDEPENDENT DIRECTORS, FURTHER UNANIMOUSLY RECOMMENDS THAT HRZN STOCKHOLDERS VOTE “FOR” THE DIRECTOR ELECTION PROPOSAL.
You have the right to receive notice of, and to vote at, the HRZN Special Meeting, or any adjournments and postponements of the HRZN Special Meeting, if you were a HRZN Stockholder of record at the close of business on January 15, 2026. If you are unable to participate in the HRZN Special Meeting, please sign the enclosed proxy and return it promptly in the envelope provided, or authorize your proxy via the Internet or telephone. Instructions are shown on the proxy card.

Your vote is extremely important to HRZN. In the event there are not sufficient votes for a quorum or to approve the proposals at the time of the HRZN Special Meeting, the HRZN Special Meeting may be adjourned or postponed in order to permit further solicitation of proxies by HRZN.
We are not aware of any other business that may properly be brought before the HRZN Special Meeting and, pursuant to our bylaws, only the matters set forth in the notice of special meeting may be brought before the HRZN Special Meeting.
The Merger and the Merger Agreement, as well as the Director Election Proposal, are each described in more detail in the joint proxy statement/prospectus, which you should read carefully and in its entirety before authorizing a proxy to vote. A copy of the Merger Agreement is attached to the joint proxy statement/prospectus as Annex B.

By Order of the Board of Directors,

John C. Bombara
Secretary

January 16, 2026
This is an important meeting. To ensure proper representation at the meeting, please promptly authorize a proxy over the Internet or by telephone, or execute and return the accompanying proxy card, which is being solicited by HRZN’s board of directors. Instructions are shown on the proxy card. Authorizing a proxy is important to ensure a quorum at the HRZN Special Meeting. Proxies may be revoked at any time before they are exercised by submitting a written notice of revocation or a subsequently executed proxy, or by attending the HRZN Special Meeting and voting virtually.

MONROE CAPITAL CORPORATION
155 North Wacker Drive, 35th Floor
Chicago, IL 60606
January 16, 2026
Dear Stockholder:
You are cordially invited to attend the Special Meeting of Stockholders (the “MRCC Special Meeting”) of Monroe Capital Corporation, a Maryland corporation (“MRCC”), to be held virtually on March 13, 2026 at 2:30 p.m., Eastern Time, at the following website: www.virtualshareholdermeeting.com/MRCC2025SM2.
The notice of special meeting and joint proxy statement/prospectus accompanying this letter provide an outline of the business to be conducted at the MRCC Special Meeting. At the MRCC Special Meeting, you will be asked to approve:
(1)
the Asset Purchase Agreement dated as of August 7, 2025 (the “Asset Purchase Agreement”), by and among MRCC, Monroe Capital BDC Advisors, LLC (“MC Advisors”), a Delaware limited liability company and investment adviser to MRCC, and Monroe Capital Income Plus Corporation (“MCIP”), a Maryland corporation, and the transactions contemplated thereby, including the sale of all of MRCC’s investment assets to MCIP (the “Asset Sale”) for the price, and on the terms, set forth in the Asset Purchase Agreement and described elsewhere in the accompanying joint proxy statement/prospectus (the “Asset Sale Proposal”); and

(2)
the merger of HMMS, Inc. (“Merger Sub”), a Maryland corporation and wholly owned subsidiary of Horizon Technology Finance Corporation (“HRZN”), a Delaware corporation, with and into MRCC (the “Initial Merger”), with MRCC continuing as the surviving company and as a wholly owned subsidiary of HRZN, pursuant to the Agreement and Plan of Merger dated as of August 7, 2025 (the “Merger Agreement”) by and among MRCC, HRZN, Merger Sub, MC Advisors and Horizon Technology Finance Management LLC (“HRZN Advisor”), a Delaware limited liability company and investment adviser to HRZN (such proposal to approve the Initial Merger is referred to herein as the “Merger Proposal”).

MRCC and HRZN are proposing a combination of both companies pursuant to the Merger Agreement, which provides, immediately following the consummation of the Asset Sale, and on the terms set forth in the Merger Agreement and described elsewhere in the accompanying joint proxy statement/prospectus, for (i) Merger Sub to merge with and into MRCC in the Initial Merger with MRCC continuing as the surviving company and as a wholly owned subsidiary of HRZN and the shares of common stock of Merger Sub converting into shares of the surviving company, and, (ii) immediately following the Initial Merger, MRCC, as the surviving company, to merge with and into HRZN with HRZN continuing as the surviving company (the “Second Merger,” and together with the Initial Merger, collectively, the “Merger” and, together with the Asset Sale, the “Transactions”). See below for a description of the shares of HRZN common stock, par value $0.001 per share (“HRZN Common Stock”), that holders of MRCC common stock, par value $0.001 per share (“MRCC Common Stock”), will receive in the Initial Merger.
Closing of the Transactions is contingent upon certain closing conditions set forth in the Asset Purchase Agreement and the Merger Agreement, as described elsewhere in the accompanying joint proxy statement/prospectus. These conditions include, without limitation, (i) HRZN stockholder approval of the issuance of shares of HRZN Common Stock, pursuant to the Merger Agreement, (ii) MRCC stockholder approval of both (A) the Asset Sale Proposal and (B) the Merger Proposal and (iii) consummation of the Asset Sale immediately prior to the Merger.
Closing of each of the Asset Sale and the Merger is contingent upon each other. Therefore, neither the Asset Sale nor the Merger will be completed if either the Asset Sale Proposal or the Merger Proposal is not approved. Additionally, even if the Asset Sale Proposal and the Merger Proposal are approved by MRCC stockholders at the MRCC Special Meeting, the Merger will not be completed unless the Asset Sale has been completed. If the requisite approvals of HRZN’s stockholders and MRCC’s stockholders are obtained, and the other conditions to closing of the Transactions are satisfied or appropriately waived (e.g., extend the time for the performance of certain obligations or acts of the other parties, compliance by the other parties with certain agreements or conditions, etc.), the following actions will occur:
(1)
Pursuant to the Asset Purchase Agreement, MRCC will sell to MCIP (which is an affiliate of MRCC, with both entities managed by MC Advisors), and MCIP will purchase from MRCC, for cash, all of the investment assets of MRCC at fair value, as determined by MC Advisors as MRCC’s valuation designee under Rule 2a-5 of the Investment Company Act of 1940, as amended, shortly before the closing date of the Asset Sale, as well as liabilities with respect to such assets, as described elsewhere in the accompanying joint proxy statement/prospectus; if consummated, the Asset Sale will become effective immediately prior to the effectiveness of the Merger; and

(2)
Immediately following the closing of the Asset Sale, subject to the terms and conditions of the Merger Agreement, as described in the accompanying joint proxy statement/prospectus, MRCC (whose only assets will be the net cash proceeds from the Asset Sale after giving effect to the receipt of proceeds from the sale, repayment of liabilities, transaction costs and distribution of undistributed net investment income), and HRZN will effect the following transactions, as applicable:

a.
Each holder of MRCC Common Stock, issued and outstanding immediately prior to the effective time of the Merger will receive, in exchange for each share of MRCC Common Stock, a number of shares of HRZN Common Stock equal to the Exchange Ratio (as defined below); provided, that the number of shares of HRZN Common Stock to be received will be subject to adjustment if, between the date of the Merger Agreement and the effective time of the Merger, the respective outstanding shares of HRZN Common Stock or MRCC Common Stock shall have been increased or decreased or changed into or exchanged for a different number or kind of shares or securities, in each case, as a result of any reclassification, recapitalization, stock split, reverse stock split, split-up, combination or exchange of shares, or if a stock dividend or dividend payable in any other securities is declared with a record date within such period; and

b.
Upon completion of the Merger, HRZN Advisor will enter into an agreement to waive (the “Fee Waiver”) $4.0 million of Base Management Fees (as defined in the HRZN Investment Management Agreement (as defined below)) and/or Incentive Fees (as defined in the HRZN Investment Management Agreement) due and payable to the HRZN Advisor pursuant to the terms of the Investment Management Agreement, dated as of March 31, 2025, by and between HRZN Advisor and HRZN (the “HRZN Investment Management Agreement”) at the rate of $1.0 million per quarter commencing at the end of the first full fiscal quarter following the closing of the Merger. The Fee Waiver will be in effect until the end of the fourth full fiscal quarter following the closing of the Merger and, for each applicable fiscal quarter, the fees waived will not exceed the total amount of Base Management Fees and Incentive Fees earned by the HRZN Advisor during such fiscal quarter.

The Merger Agreement provides that the “Exchange Ratio” will be determined as of a mutually agreed date (the “Determination Date”) no earlier than 48 hours (excluding Sundays and holidays) prior to the effective date of the Merger. On the Determination Date, each of MRCC and HRZN will deliver to the other a calculation of its net asset value (“NAV”) as of such date (such calculation with respect to MRCC, the “Closing MRCC Net Asset Value” and such calculation with respect to HRZN, the “Closing HRZN Net Asset Value”), in each case using a pre-agreed set of assumptions, methodologies and adjustments. Based on such calculations, the parties will calculate the “MRCC Per Share NAV,” which will be equal to (i) the Closing MRCC Net Asset Value divided by (ii) the number of shares of MRCC Common Stock issued and outstanding as of the Determination Date, and the “HRZN Per Share NAV,” which will be equal to (x) the Closing HRZN Net Asset Value divided by (y) the number of shares of HRZN Common Stock issued and outstanding as of the Determination Date. The Exchange Ratio means the quotient (rounded to the fourth nearest decimal) of: (A) the MRCC Per Share NAV, divided by (B) the HRZN Per Share NAV. The Exchange Ratio will be appropriately adjusted to reflect any stock increase, decrease or exchange or if a distribution is authorized and declared between the Determination Date and the effective date of the Merger, in each case, to provide the stockholders of MRCC and HRZN the same economic effect as contemplated by the Merger Agreement prior to such events. No fractional shares of HRZN Common Stock will be issued, and holders of MRCC Common Stock will receive cash in lieu of fractional shares.
The value of the HRZN Common Stock that MRCC stockholders will receive in the Merger will fluctuate with changes in the market price of HRZN Common Stock. We urge you to obtain current market quotations of HRZN Common Stock. HRZN Common Stock trades on The Nasdaq Global Select Market (“Nasdaq”) under the ticker symbol “HRZN”. The following table shows the closing sale price of HRZN Common Stock, as reported on Nasdaq on August 6, 2025, the last trading day before the execution of the Merger Agreement and on January 16, 2026, the last trading day before printing this document.

HRZN Common Stock
Closing Nasdaq Sales Price on August 6, 2025	$7.74
Closing Nasdaq Sales Price on January 16, 2026	$6.65

The holders of at least a majority of MRCC’s outstanding shares must be present at the MRCC’s Special Meeting in order for the Asset Sale Proposal and the Merger Proposal to be voted upon. The approval of each of the Asset Sale Proposal and the Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of MRCC Common Stock entitled to vote at the MRCC Special Meeting.
Abstentions, if any, will not count as affirmative votes cast and will therefore have the same effect as votes against the Asset Sale Proposal and/or the Merger Proposal. There are no “routine” proposals at the MRCC Special Meeting and, therefore, MRCC does not expect to receive any broker non-votes at the MRCC Special Meeting.
After careful consideration and on the recommendation of a special committee composed entirely of independent members of the MRCC board of directors (the “MRCC Board”), the MRCC Board unanimously approved the Asset Purchase Agreement, the Asset Sale, the Merger Agreement and the Merger and unanimously recommends that MRCC stockholders vote “FOR” the Asset Sale Proposal and “FOR” the Merger Proposal. No other business is expected to be presented at the MRCC Special Meeting.
It is very important that your shares be represented at the MRCC Special Meeting. To ensure proper representation at the MRCC Special Meeting, please complete, sign, date and return the proxy card in the enclosed, self-addressed envelope, or vote your shares electronically via the Internet. Even if you plan to attend the meeting virtually, we urge you to complete, date and sign the enclosed proxy card and promptly return it in the envelope provided. If you prefer, you can save time by voting through the Internet or by telephone as described in this joint proxy statement/prospectus and on the enclosed proxy card. We encourage you to vote via the Internet, if possible, as it saves us significant time and processing costs. Even if you vote your shares prior to the MRCC Special Meeting, you still may attend the MRCC Special Meeting and vote your shares virtually if you wish to change your vote. Your vote and participation in the governance of MRCC are very important to us.
The accompanying joint proxy statement/prospectus describes the MRCC Special Meeting, the Asset Sale, the Merger, the documents related to the Asset Sale (including the Asset Purchase Agreement) and the Merger (including the Merger Agreement), the Asset Sale Proposal, the Merger Proposal, and other related matters that we believe that MRCC stockholders should know before voting on the Asset Sale Proposal and the Merger Proposal. Please carefully read this entire document, including “Risk Factors” beginning on page 36 or otherwise incorporated by reference in the joint proxy statement/prospectus, for a discussion of the risks relating to the Transactions. MRCC files annual, quarterly and current reports, proxy statements and other information about itself with the SEC. MRCC maintains a website at www.monroebdc.com and makes all of its annual, quarterly and current reports, proxy statements and other publicly filed information available on or through its website. You may also obtain such information, free of charge, and make shareholder inquiries by contacting MRCC at 155 North Wacker Drive, 35th Floor, Chicago, Illinois 60606, Attention:

Investor Relations, or by calling collect at (312) 258-8300. The SEC also maintains a website at http://www.sec.gov that contains such information. Except for the documents incorporated by reference into this joint proxy statement/prospectus, information on MRCC website is not incorporated into or a part of this joint proxy statement/prospectus.

Sincerely yours,

Theodore L. Koenig
Chairman and Chief Executive Officer

The accompanying joint proxy statement/prospectus is dated January 16, 2026, and it is first being mailed or otherwise delivered to MRCC stockholders on or about January 20, 2026.

Horizon Technology Finance Corporation 312 Farmington Avenue Farmington, CT 06032 (860) 676-8654	Monroe Capital Corporation 155 North Wacker Drive, 35th Floor Chicago, IL 60606 (312) 258-8300

MONROE CAPITAL CORPORATION
155 North Wacker Drive, 35th Floor
Chicago, IL 60606
NOTICE OF VIRTUAL SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 13, 2026
Online Meeting Only - No Physical Meeting Location
Notice is hereby given to the owners of shares of common stock (the “MRCC Stockholders”) of Monroe Capital Corporation, a Maryland corporation (“MRCC”), that:
A Special Meeting of Stockholders (the “MRCC Special Meeting”) of MRCC will be held virtually on March 13, 2026 at 2:30 p.m., Eastern Time, at the following website: www.virtualshareholdermeeting.com/MRCC2025SM2, for the purpose of approving (i) the Asset Purchase Agreement, dated as of August 7, 2025 (the “Asset Purchase Agreement”), by and among MRCC, Monroe Capital BDC Advisors, LLC (“MC Advisors”), a Delaware limited liability company and investment adviser to MRCC, and Monroe Capital Income Plus Corporation (“MCIP”), a Maryland corporation, and the transactions contemplated thereby, including the sale of all of MRCC’s investment assets to MCIP (the “Asset Sale”) for the price, and on the terms, set forth in the Asset Purchase Agreement (the “Asset Sale Proposal”), and (ii) the merger of HMMS, Inc. (“Merger Sub”), a Maryland corporation and wholly owned subsidiary of Horizon Technology Finance Corporation (“HRZN”), a Delaware corporation, with and into MRCC (the “Initial Merger”) with MRCC continuing as the surviving company and as a wholly owned subsidiary of HRZN, pursuant to the Agreement and Plan of Merger dated as of August 7, 2025 (the “Merger Agreement”) by and among MRCC, HRZN, Merger Sub, MC Advisors and Horizon Technology Finance Management LLC (“HRZN Advisor”), a Delaware limited liability company and investment adviser to HRZN (such proposal to approve the Initial Merger is referred to herein as the “Merger Proposal”).
MRCC and HRZN are proposing a combination of both companies pursuant to the Merger Agreement, which provides, immediately following the consummation of the Asset Sale, and on the terms set forth in the Merger Agreement and described elsewhere in the accompanying joint proxy statement/prospectus, for (i) Merger Sub to merge with and into MRCC in the Initial Merger, with MRCC continuing as the surviving company and as a wholly owned subsidiary of HRZN and, (ii) immediately following the Initial Merger, MRCC, as the surviving company, to merge with and into HRZN, with HRZN continuing as the surviving company (the “Second Merger,” and together with the Initial Merger, collectively, the “Merger” and, together with the Asset Sale, the “Transactions”).
Closing of the Merger is contingent upon certain closing conditions set forth in the Asset Purchase Agreement and the Merger Agreement as described elsewhere in the accompanying joint proxy statement/prospectus. Those conditions include, without limitation, (i) HRZN stockholder approval of the issuance of shares of HRZN common stock, par value $0.001 per share (“HRZN Common Stock”), pursuant to the Merger Agreement, (ii) MRCC stockholder approval of both (A) the Asset Sale Proposal and (B) the Merger Proposal and (iii) consummation of the Asset Sale immediately prior to the Merger.
THE MRCC BOARD OF DIRECTORS (THE “MRCC BOARD”), BASED UPON THE RECOMMENDATION OF A SPECIAL COMMITTEE COMPRISED OF INDEPENDENT MEMBERS OF THE MRCC BOARD, HAS UNANIMOUSLY APPROVED THE ASSET PURCHASE AGREEMENT, THE ASSET SALE, THE MERGER AGREEMENT AND THE MERGER AND UNANIMOUSLY RECOMMENDS THAT MRCC STOCKHOLDERS VOTE “FOR” THE ASSET SALE PROPOSAL AND “FOR” THE MERGER PROPOSAL.
Closing of each of the Asset Sale and the Merger is contingent upon each other. Therefore, neither the Asset Sale nor the Merger will be completed if either the Asset Sale Proposal or the Merger Proposal is not approved. Additionally, even if the Asset Sale Proposal and the Merger Proposal are approved by MRCC stockholders at the MRCC Special Meeting, the Merger will not be completed unless the Asset Sale has been completed.
You have the right to receive notice of, and to vote at, the MRCC Special Meeting, or any adjournments and postponements of the MRCC Special Meeting, if you were an MRCC Stockholder of record at the close of business on January 15, 2026. Whether or not you expect to be present virtually at the MRCC Special Meeting, please sign the enclosed proxy and return it promptly in the envelope provided, or authorize your proxy via the Internet or telephone. Instructions are shown on the proxy card.
Your vote is extremely important to us. In the event there are not sufficient votes for a quorum or to approve the proposal at the time of the MRCC Special Meeting, the MRCC Special Meeting may be adjourned or postponed in order to permit further solicitation of proxies by MRCC.
We are not aware of any other business that may properly be brought before the MRCC Special Meeting and, pursuant to our bylaws, only the matters set forth in the notice of special meeting may be brought before the MRCC Special Meeting.
The Asset Sale, the Asset Purchase Agreement, the Merger and the Merger Agreement, as well as the Asset Sale Proposal and the Merger Proposal, are each described in more detail in the joint proxy statement/prospectus, which you should read carefully and in its entirety before authorizing a proxy to vote. Copies of the Asset Purchase Agreement and the Merger Agreement are attached to the joint proxy statement/prospectus, respectively, as Annex A and Annex B.

By Order of the Board of Directors,

Ronald A. Holinsky
Secretary

January 16, 2026
This is an important meeting. To ensure proper representation at the meeting, please promptly authorize a proxy over the Internet or by telephone, or execute and return the accompanying proxy card, which is being solicited by the MRCC board of directors. Instructions are shown on the proxy card. Authorizing a proxy is important to ensure a quorum at the MRCC Special Meeting. Proxies may be revoked at any time before they are exercised by submitting a written notice of revocation or a subsequently executed proxy, or by attending the MRCC Special Meeting and voting virtually.

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ABOUT THIS DOCUMENT
This document, which forms part of a registration statement on Form N-14 filed with the U.S. Securities and Exchange Commission (the “SEC”) by HRZN (File No. 333-290114), constitutes a prospectus of HRZN under Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), with respect to the shares of HRZN Common Stock to be issued to MRCC stockholders in accordance with the Merger Agreement.
This document also constitutes joint proxy statements of HRZN and MRCC under Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). It also constitutes a notice of meeting with respect to: (1) the HRZN Special Meeting, at which HRZN stockholders will be asked to vote upon the Merger Stock Issuance Proposal and the Director Election Proposal; and (2) the MRCC Special Meeting, at which MRCC stockholders will be asked to vote on the Asset Sale Proposal and the Merger Proposal.
You should rely only on the information contained in or incorporated by reference into this joint proxy statement/prospectus. No one has been authorized to provide you with information that is different from that contained in this joint proxy statement/prospectus. This joint proxy statement/prospectus is dated January 16, 2026. You should not assume that the information contained in this joint proxy statement/prospectus is accurate as of any date other than that date. Neither the mailing of this joint proxy statement/prospectus to HRZN stockholders or MRCC stockholders nor the issuance of HRZN Common Stock in connection with the Merger will create any implication to the contrary.
This joint proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.
Except where the context otherwise indicates, information contained in this joint proxy statement/prospectus regarding HRZN has been provided by HRZN, and information contained in this joint proxy statement/prospectus regarding MRCC has been provided by MRCC.
In May 2020, the SEC adopted Rule 6-11 under Regulation S-X, which eliminated the requirement to provide pro forma financial information for fund acquisitions if certain supplemental information is disclosed, as described in Rule 6-11(d) under Regulation S-X (“Rule 6-11(d)”). Furthermore, the SEC amended Form N-14 to make the disclosure requirements therein consistent with Rule 6-11(d). HRZN and MRCC believe that the disclosure in this joint proxy statement/prospectus meets the supplemental disclosure requirements set forth in Rule 6-11(d) because: (1) this joint proxy statement/prospectus includes a pro forma fee table, showing (a) the pre-transaction fee structures of HRZN and MRCC and (b) the post-transaction fee structure of the combined company; (2) HRZN and MRCC have determined that the Merger would not result in a material change in HRZN’s or MRCC’s investment portfolios due to investment restrictions; and (3) HRZN and MRCC have determined that there are no material differences in the accounting policies of HRZN and MRCC.
When used in this document, unless otherwise indicated in this document or the context otherwise requires:
•	“1940 Act” refers to the Investment Company Act of 1940, as amended;
•	“Asset Purchase Agreement” refers to that certain Asset Purchase Agreement, dated August 7, 2025, by and among MRCC, MC Advisors and MCIP;
•	“Asset Sale” refers to the purchase by MCIP, pursuant to the Asset Purchase Agreement, of all of the investment assets of MRCC, for cash, as well as liabilities with respect to such assets;
•	“Asset Sale Determination Date” refers to an agreed upon date no more than 48 hours (excluding Sundays and holidays) prior to the closing of the Asset Sale.
•	“Effective Time” refers to the effective time of the Initial Merger;
•	“Houlihan Lokey” refers to Houlihan Lokey Capital, Inc., the financial advisor to the MRCC Special Committee;
•	“HRZN” refers to Horizon Technology Finance Corporation and, where applicable, its consolidated subsidiaries;
•	“HRZN Administration Agreement” refers to the administration agreement by and between HRZN and the HRZN Administrator;

•	“HRZN Administrator” refers to Horizon Technology Finance Management LLC, in its capacity as the administrator of HRZN;
•	“HRZN Advisor” refers to Horizon Technology Finance Management LLC;
•	“HRZN Board” refers to the board of directors of HRZN;
•	“HRZN Bylaws” refers to the second amended and restated bylaws of HRZN;
•	“HRZN Charter” refers to the amended and restated certificate of incorporation of HRZN;
•	“HRZN Independent Directors” refers to the members of the HRZN Board who are not “interested persons” of HRZN, as defined in the 1940 Act, in their capacity as such;
•	“HRZN Investment Management Agreement” refers to the Investment Management Agreement, dated March 31, 2025, by and between HRZN and the HRZN Advisor;
•	“HRZN Special Committee” refers to the special committee of the HRZN Board comprised of all of the HRZN Independent Directors;
•	“Initial Merger” refers to the merger of Merger Sub with and into MRCC, with MRCC as the surviving company;
•	“MC Advisors” refers to Monroe Capital BDC Advisors, LLC, the investment adviser to each of MRCC and MCIP;
•	“MCIP” refers to Monroe Capital Income Plus Corporation;
•	“MCIP Board” refers to the board of directors of MCIP;
•	“MCIP Independent Directors” refers to the members of the MCIP Board who are not “interested persons” of MCIP, as defined in the 1940 Act, in their capacity as such;
•	“MCIP Special Committee” refers to the special committee of the MCIP Board comprised of certain MCIP Independent Directors;
•	“Merger” refers to the Initial Merger, together with, unless the context otherwise requires, the Second Merger;
•	“Merger Agreement” refers to that certain Agreement and Plan of Merger, dated August 7, 2025, by and among HRZN, Merger Sub, MRCC, HRZN Advisor and MC Advisors;
•	“Merger Determination Date” refers to an agreed upon date no more than 48 hours (excluding Sundays and holidays) prior to the closing of the Initial Merger;
•	“Merger Sub” refers to HMMS, Inc., a wholly owned subsidiary of HRZN;
•	“MRCC” refers to Monroe Capital Corporation and, where applicable, its consolidated subsidiaries;
•	“MRCC Administration Agreement” refers to the Administration Agreement by and between MRCC and the MRCC Administrator;
•	“MRCC Administrator” refers to Monroe Capital Management Advisors, LLC, in its capacity as the administrator of MRCC;
•	“MRCC Board” refers to the board of directors of MRCC;
•	“MRCC Bylaws” refers to the bylaws of MRCC;
•	“MRCC Charter” refers to the articles of amendment and restatement of MRCC;
•	“MRCC Independent Directors” refers to the members of the MRCC Board who are not “interested persons” of MRCC, as defined in the 1940 Act, in their capacity as such;
•	“MRCC Investment Advisory Agreement” refers to the Second Amended and Restated Investment Advisory and Management Agreement, dated as of March 31, 2025, by and between MRCC and MC Advisors;

•	“MRCC Special Committee” refers to the special committee of the MRCC Board comprised of certain MRCC Independent Directors;
•	“NAV” refers to net asset value;
•	“Nasdaq” refers to the Nasdaq Global Select Market;
•	“Oppenheimer” refers to Oppenheimer & Co. Inc., the financial advisor to the HRZN Special Committee;
•	“Second Merger” refers to the merger of MRCC, as the surviving company of the Initial Merger, with and into HRZN, with HRZN as the surviving company; and
•	“Transactions” refers to, collectively, the Merger and the Asset Sale.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETINGS,
THE ASSET SALE AND THE MERGER
The questions and answers below highlight only selected information from this joint proxy statement/prospectus. They do not contain all of the information that may be important to you. You should read carefully this entire document to fully understand the Asset Purchase Agreement and the transactions contemplated thereby (including the Asset Sale), the Merger Agreement and the transactions contemplated thereby (including the Merger) and the voting procedures for each of the HRZN Special Meeting and the MRCC Special Meeting.
Questions and Answers about the Special Meetings
Q:	Why am I receiving these materials?
A:
HRZN is furnishing these materials in connection with the solicitation of proxies by the HRZN Board for use at the special meeting of HRZN stockholders to be held on March 13, 2026 at 2:30 p.m., Eastern Time, at the offices of HRZN located at 312 Farmington Avenue, Farmington, Connecticut 06032, and any adjournments or postponements thereof (the “HRZN Special Meeting”).

MRCC is furnishing these materials in connection with the solicitation of proxies by the MRCC Board for use at the special meeting of MRCC stockholders to be held virtually on March 13, 2026 at 2:30 p.m., Eastern Time, at the following website: www.virtualshareholdermeeting.com/MRCC2025SM2, and any adjournments or postponements thereof (the “MRCC Special Meeting”).
This joint proxy statement/prospectus and the accompanying materials are being mailed on or about January 20, 2026 to stockholders of record of HRZN and MRCC described below and are available at www.proxyvote.com.
Q:	What items will be considered and voted on at the HRZN Special Meeting?
A:
At the HRZN Special Meeting, HRZN stockholders will be asked to approve (i) the issuance of the shares of HRZN common stock, par value $0.001 per share (“HRZN Common Stock”), pursuant to the Merger Agreement (such proposal, the “Merger Stock Issuance Proposal”), and (ii) the election of one Class I director of HRZN who will serve until the 2026 annual meeting of stockholders or until his successor is duly elected and qualified (such proposal, the “Director Election Proposal”).

If the Director Election Proposal is approved by HRZN stockholders at the HRZN Special Meeting, then Thomas J. Allison will serve as a Class I director of HRZN until the 2026 annual meeting of HRZN stockholders or until his successor is duly elected and qualified; provided, however, that such appointment is contingent upon the closing of the Merger and will not be effective until the Effective Time. If the Merger does not close, Mr. Allison will not serve as a Class I Director, unless separately appointed by the HRZN Board or elected as such by the HRZN stockholders.
Q:	What items will be considered and voted on at the MRCC Special Meeting?
A:
At the MRCC Special Meeting, MRCC stockholders will be asked to approve (i) the Asset Purchase Agreement and the transactions contemplated thereby, including the Asset Sale (such proposal, the “Asset Sale Proposal”), and (ii) the Initial Merger (such proposal, the “Merger Proposal”).

Q:	How does the HRZN Board recommend voting on the proposals at the HRZN Special Meeting?
A:
The HRZN Board, based upon the recommendation of the HRZN Special Committee, has unanimously approved the Merger Agreement, including the Merger and the related transactions and unanimously recommends that HRZN stockholders vote “FOR” the Merger Stock Issuance Proposal. The HRZN Board, including all of the HRZN Independent Directors, further unanimously recommends that HRZN stockholders vote “FOR” the Director Election Proposal.

Q:	How does the MRCC Board recommend voting on the Asset Sale Proposal and the Merger Proposal at the MRCC Special Meeting?
A:
The MRCC Board, based upon the recommendation of the MRCC Special Committee, has unanimously approved the Asset Purchase Agreement, the Asset Sale, the Merger Agreement and the Merger and unanimously recommends that MRCC stockholders vote “FOR” the Asset Sale Proposal and “FOR” the Merger Proposal.

Q:	If I am a HRZN stockholder, what is the “Record Date” and what does it mean?
A:
The record date for the HRZN Special Meeting is January 15, 2026 (the “HRZN Record Date”). The HRZN Record Date is established by the HRZN Board, and only holders of record of shares of HRZN Common Stock at the close of business on the HRZN Record Date are entitled to receive notice of the HRZN Special Meeting and vote at the HRZN Special Meeting. As of the HRZN Record Date, there were 46,316,648 shares of HRZN Common Stock outstanding.

Q:	If I am an MRCC stockholder, what is the “Record Date” and what does it mean?
A:
The record date for the MRCC Special Meeting is January 15, 2026 (the “MRCC Record Date”). The MRCC Record Date is established by the MRCC Board, and only holders of record of shares of MRCC common stock, par value $0.001 per share (“MRCC Common Stock”), at the close of business on the MRCC Record Date are entitled to receive notice of the MRCC Special Meeting and vote at the MRCC Special Meeting. As of the MRCC Record Date, there were 21,666,340 shares of MRCC Common Stock outstanding.

Q:	If I am a HRZN stockholder, how many votes do I have?
A:	Each share of HRZN Common Stock held by a holder of record as of the HRZN Record Date has one vote on each matter to be considered at the HRZN Special Meeting.
Q:	If I am an MRCC stockholder, how many votes do I have?
A:	Each share of MRCC Common Stock held by a holder of record as of the MRCC Record Date has one vote on each matter to be considered at the MRCC Special Meeting.
Q:	If I am a HRZN stockholder, how do I vote?
A:
A HRZN stockholder may vote in person at the HRZN Special Meeting or by proxy in accordance with the instructions provided below. A HRZN stockholder may also authorize a proxy by telephone or through the Internet using the toll-free telephone numbers or web address printed on your proxy card. Authorizing a proxy by telephone or through the Internet requires you to input the control number located on your proxy card. After inputting the control number, you will be prompted to direct your proxy to vote on each proposal. You will have an opportunity to review your directions and make any necessary changes before submitting your directions and terminating the telephone call or Internet link.

•	By Internet: www.proxyvote.com
•
By telephone: 1-800-690-6903 to reach a toll-free, automated touch-tone voting line, or 1-833-201-5231 Monday through Friday 9:00 a.m. until 10:00 p.m. Eastern Time to reach a toll-free live operator line.

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By mail: You may vote by proxy by following the directions and indicating your instructions on the enclosed proxy card, dating and signing the proxy card, and promptly returning the proxy card in the envelope provided, which requires no postage if mailed in the United States. Please allow sufficient time for your proxy card to be received on or prior to 5:00 p.m., Eastern Time, on March 12, 2026 (i.e., the day before the HRZN Special Meeting).

Q:	If I am an MRCC stockholder, how do I vote?
A:
An MRCC stockholder may vote virtually at the MRCC Special Meeting or by proxy in accordance with the instructions provided below. An MRCC stockholder may also authorize a proxy by telephone or through the Internet using the toll-free telephone numbers or web address printed on your proxy card. Authorizing a proxy by telephone or through the Internet requires you to input the control number located on your proxy card. After inputting the control number, you will be prompted to direct your proxy to vote on each proposal. You will have an opportunity to review your directions and make any necessary changes before submitting your directions and terminating the telephone call or Internet link.

•	By Internet: www.proxyvote.com

•
By telephone: 1-800-690-6903 to reach a toll-free, automated touch-tone voting line, or 1-833-501-4817 Monday through Friday 9:00 a.m. until 10:00 p.m. Eastern Time to reach a toll-free live operator line.

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By mail: You may authorize a proxy by following the directions and indicating your instructions on the enclosed proxy card, dating and signing the proxy card, and promptly returning the proxy card in the envelope provided, which requires no postage if mailed in the United States. Please allow sufficient time for your proxy card to be received on or prior to 5:00 p.m., Eastern Time, on March 12, 2026 (i.e., the day before the MRCC Special Meeting).

Q:	What if a HRZN stockholder does not specify a choice for a matter when authorizing a proxy?
A:
All properly executed proxies representing shares of HRZN Common Stock received prior to the HRZN Special Meeting will be voted in accordance with the instructions marked thereon. If a proxy card is signed and returned without any instructions marked, the shares of HRZN Common Stock will be voted “FOR” the Merger Stock Issuance Proposal and “FOR” the Director Election Proposal.

Q:	What if an MRCC stockholder does not specify a choice for a matter when authorizing a proxy?
A:
All properly executed proxies representing shares of MRCC Common Stock at the MRCC Special Meeting will be voted in accordance with the directions given. If the enclosed proxy card is signed and returned without any directions given, the shares of MRCC Common Stock will be voted “FOR” the Asset Sale Proposal and “FOR” the Merger Proposal.

Q:	If I am a HRZN stockholder, how can I change my vote or revoke a proxy?
A:
You may revoke your proxy and change your vote by giving notice at any time before your proxy is exercised. A revocation may be effected by resubmitting voting instructions via the Internet voting site, by telephone, by obtaining and properly completing another proxy card that is dated later than the original proxy card and returning it, by mail, in time to be received before the HRZN Special Meeting, or by a notice, provided in writing and signed by you, delivered to HRZN Secretary on any business day before the date of the HRZN Special Meeting.

Q:	If I am an MRCC stockholder, how can I change my vote or revoke a proxy?
A:
You may revoke your proxy and change your vote by giving notice at any time before your proxy is exercised. A revocation may be effected by resubmitting voting instructions via the Internet voting site, by telephone, by obtaining and properly completing another proxy card that is dated later than the original proxy card and returning it, by mail, in time to be received before the MRCC’s Special Meeting, or by a notice, provided in writing and signed by you, delivered to MRCC’s Secretary on any business day before the date of the MRCC Special Meeting.

Q:	If my shares of HRZN Common Stock or MRCC Common Stock, as applicable, are held in a broker-controlled account or in “street name,” will my broker vote my shares for me?
A:
No. You should follow the instructions provided by your broker on your voting instruction form. It is important to note that your broker will vote your shares only if you provide instructions on how you would like your shares to be voted at the applicable special meeting.

Q:	What constitutes a “quorum” for the HRZN Special Meeting?
A:
The presence at the HRZN Special Meeting, in person or by proxy, of the holders of a majority of the shares of HRZN Common Stock outstanding on the HRZN Record Date will constitute a quorum. Abstentions and shares with respect to which a vote is withheld will be treated as shares present for the purpose of determining a quorum for the HRZN Special Meeting. A “broker non-vote” with respect to a matter occurs when a broker, bank or other institution or nominee holding shares on behalf of a beneficial owner returns a proxy but has not provided voting instructions because it has not received voting instructions from the beneficial owner on a particular proposal and does not have, or chooses not to exercise, discretionary authority to vote the shares on such proposals. If a HRZN stockholder does not vote in person at the HRZN Special Meeting or by proxy in accordance with the instructions provided herein, or does not submit voting instructions to its broker, bank or other nominee, the broker, bank or other nominee will only be permitted to vote the stockholder’s shares on “routine” proposals. There are no “routine” proposals at the HRZN Special Meeting. Therefore, HRZN does not expect to receive any broker non-votes at the HRZN Special Meeting.
If there appear not to be enough votes for a quorum or to approve the proposals at the HRZN Special Meeting, the HRZN Special Meeting may be adjourned for such periods as the presiding officer of the HRZN Special Meeting shall direct. The holders of a majority of the votes entitled to be cast by the HRZN stockholders entitled to vote thereat, present in person or represented by proxy, will have the power to adjourn the HRZN Special Meeting from time to time without notice other than announcement at the HRZN Special Meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder entitled to vote at the meeting. Paul A. Seitz and Daniel R. Trolio are the persons named as proxy and will vote proxies held by one of them for such adjournment, unless marked to be voted against any proposal for which an adjournment is sought, to permit the further solicitation of proxies.
If sufficient votes in favor of any of the proposals to be considered at the HRZN Special Meeting have been received at the time of the HRZN Special Meeting, the applicable proposal or proposals may be acted upon and such action will be final, regardless of any subsequent adjournments to consider other proposals.
Q:	What constitutes a “quorum” for the MRCC Special Meeting?
A:
The presence at the MRCC Special Meeting, virtually or by proxy, of stockholders entitled to cast a majority of votes entitled to be cast at the MRCC Special Meeting will constitute a quorum. Abstentions will be treated as shares present for the purpose of determining a quorum for the MRCC Special Meeting. A “broker non-vote” with respect to a matter occurs when a broker, bank or other institution or nominee holding shares on behalf of a beneficial owner returns a proxy but has not provided voting instructions because it has not received voting instructions from the beneficial owner on a particular proposal and does not have, or chooses not to exercise, discretionary authority to vote the shares on such proposals. If a MRCC stockholder does not vote in person at the MRCC Special Meeting or by proxy in accordance with the instructions provided herein, or does not submit voting instructions to its broker, bank or other nominee, the broker, bank or other nominee will only be permitted to vote the stockholder’s shares on “routine” proposals. There are no “routine” proposals at the MRCC Special Meeting. Therefore, MRCC does not expect to receive any broker non-votes at the MRCC Special Meeting. If a quorum is not established, the chairman of the meeting may adjourn the MRCC Special Meeting to permit the further solicitation of proxies.

Additionally, if there appears not to be enough proxies or stockholder attendees to establish a quorum or, regardless of whether or not a quorum may be established, not enough votes to approve the proposals at the MRCC Special Meeting, the chairman of the MRCC Special Meeting has the power to adjourn the MRCC Special Meeting from time to time. If the chairman of the MRCC Special Meeting adjourns the meeting to a date not more than 120 days after the original record date, he or she may do so without notice other than announcement at the MRCC Special Meeting. Additionally, Theodore L. Koenig and Lewis W. Solimene, Jr. are the persons named as proxy and will vote proxies held by one of them for such adjournment, unless marked to be voted against any proposal for which an adjournment is sought, to permit the further solicitation of proxies.
If sufficient votes in favor of any of the proposals to be considered at the MRCC Special Meeting have been received at the time of the MRCC Special Meeting, the applicable proposal or proposals may be acted upon and such action will be final, regardless of any subsequent adjournments to consider other proposals.
Q:	What vote is required to approve each of the proposals at the HRZN Special Meeting?
A:
The affirmative vote of the holders of a majority of the votes cast by HRZN stockholders at the HRZN Special Meeting in person or by proxy is required for approval of the Merger Stock Issuance Proposal (meaning that the number of shares voted “for” the proposal must exceed the number of shares voted “against” such proposal). HRZN stockholders may vote “for,” “against” or “abstain” from voting on the Merger Stock Issuance Proposal. Abstentions and broker non-votes, if any, will not be included in determining the number of votes cast for the foregoing purpose and, as a result, will have no effect on the Merger Stock Issuance Proposal.

With respect to the Director Election Proposal, the director nominee will be elected by a plurality of the votes cast at the HRZN Special Meeting. A plurality means that the director nominee receiving the greatest number of votes cast will be elected, regardless of whether such votes represent a majority of shares outstanding or entitled to vote.
HRZN stockholders may vote “for” or “withhold” authority to vote for the nominee for the HRZN Board. Stockholders may not cumulate their votes. “Withhold” votes and broker non-votes, if any, are not considered votes cast for the foregoing purpose, and will have no effect on the election of the nominee in the Director Election Proposal.
Q:	What vote is required to approve each of the proposals being considered at the MRCC Special Meeting?
A:
Adoption of each of the Asset Sale Proposal and the Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of MRCC Common Stock entitled to vote at the MRCC Special Meeting (meaning that of the outstanding shares of MRCC Common Stock on the MRCC Record Date, a majority of them must be voted “for” each proposal for it to be approved).

With respect to each of the Asset Sale Proposal and the Merger Proposal, MRCC stockholders may vote “for,” “against” or “abstain.” Abstentions and broker non-votes, if any, will have the same effect as votes “against” the Asset Sale Proposal and/or the Merger Proposal. There are no “routine” proposals at the MRCC Special Meeting and, therefore, MRCC does not expect to receive any broker non-votes at the MRCC Special Meeting.
Q:	What will happen if all of the proposals being considered at the HRZN Special Meeting and the MRCC Special Meeting are not approved by the required vote?
A:
As discussed in more detail in this joint proxy statement/prospectus, closing of the Asset Sale and the Merger is conditioned on, among other things, (i) approval of the Merger Stock Issuance Proposal by HRZN stockholders at the HRZN Special Meeting, (ii) approval of each of the Asset Sale Proposal and the Merger Proposal by MRCC stockholders at the MRCC Special Meeting, and (iii) the receipt of any required regulatory and other approvals. Closing of the Asset Sale and the Merger is not contingent upon HRZN stockholder approval of the Director Election Proposal.

Closing of each of the Asset Sale and the Merger is contingent upon each other. Therefore, if the Merger Stock Issuance Proposal is not approved by the HRZN stockholders, then neither the Asset Sale nor the Merger will close. In addition, neither the Asset Sale nor the Merger will be completed if either the Asset Sale Proposal or the Merger Proposal is not approved by MRCC stockholders. Even if the Asset Sale Proposal and the Merger Proposal are approved by MRCC stockholders at the MRCC Special Meeting, the Merger will not be completed unless the Asset Sale has been completed.
If the Merger does not close because either the HRZN stockholders or the MRCC stockholders do not approve the applicable proposals or any of the other conditions to the closing of the Merger are not satisfied or waived, each of HRZN and MRCC will continue to operate pursuant to the current agreements in place for each, and each of HRZN and MRCC’s respective directors and executive officers will continue to serve as its directors and officers, respectively, until their successors are duly elected and qualified or their resignation.
Q:	What will happen if the Director Election Proposal is approved at the HRZN Special Meeting?
A:
At the HRZN Special Meeting, the HRZN stockholders will vote on the election of Thomas J. Allison as a Class I director of HRZN. If the Director Election Proposal is approved by HRZN stockholders at the HRZN Special Meeting, then Thomas J. Allison will serve as a Class I director of HRZN until the 2026 annual meeting of HRZN stockholders or until his successor is duly elected and qualified; provided, however, that such appointment is contingent upon the closing of the Merger and will not be effective until the Effective Time. If the Merger does not close, Mr. Allison will not serve as a Class I Director, unless separately appointed by the HRZN Board or elected as such by the HRZN stockholders.

Closing of the Asset Sale and the Merger is not contingent upon HRZN stockholder approval of the Director Election Proposal. As a result, if the Director Election Proposal is not approved at the HRZN Special

Meeting, (i) it will have no effect on the consummation of either the Asset Sale or the Merger and (ii) Mr. Allison will not be appointed to the HRZN Board upon the closing of the Merger. In such a scenario, HRZN will take commercially reasonable efforts to take all action to appoint to the HRZN Board an independent member of the MRCC Board (as constituted immediately prior to the closing of the Merger) or to cause an existing HRZN Independent Director to postpone his or her resignation.
Q:	How will the final voting results be announced?
A:
Preliminary voting results will be announced at each special meeting. Final voting results will be published by HRZN and MRCC in a current report on Form 8-K within four business days after the date of the HRZN Special Meeting and the MRCC Special Meeting, respectively.

Q:	Will HRZN and MRCC incur expenses in soliciting proxies?
A:
HRZN and MRCC will equally bear the cost of preparing, printing and mailing this joint proxy statement/prospectus and the applicable accompanying Notice of Special Meeting of Stockholders and proxy card. HRZN and MRCC intend to use the services of Broadridge to aid in the solicitation of proxies for an estimated fee of approximately $725,000 plus pass through charges. No additional compensation will be paid to directors, officers or regular employees for such services.

For more information regarding expenses related to the Merger, see “Questions and Answers about the Merger—Who is responsible for paying the expenses relating to completing the Merger?”
Q:	What does it mean if I receive more than one proxy card?
A:
Some of your shares of HRZN Common Stock or MRCC Common Stock, as applicable, may be registered differently or held in different accounts. You should authorize a proxy to vote the shares in each of your accounts by mail, by telephone or via the Internet. If you mail proxy cards, please sign, date and return each proxy card to guarantee that all of your shares are voted.

Q:	Are the proxy materials available electronically?
A:
In accordance with regulations promulgated by the SEC, HRZN and MRCC have made the registration statement (of which this joint proxy statement/prospectus forms a part), the applicable Notice of Special Meeting of Stockholders and the applicable proxy card available to stockholders of HRZN and MRCC on the Internet. Stockholders may (i) access and review the proxy materials of HRZN and MRCC, as applicable, (ii) authorize their proxies, as described in “The HRZN Special Meeting—Voting of Proxies” and “The MRCC Special Meeting—Voting of Proxies” and/or (iii) elect to receive future proxy materials by electronic delivery via the Internet address provided below.

The registration statement (of which this joint proxy statement/prospectus forms a part), each Notice of Special Meeting of Stockholders and each proxy card are available at www.proxyvote.com.
Q:	Will my vote make a difference?
A:
Yes. Your vote is needed to ensure the proposals can be acted upon. Your vote is very important. Your immediate response will help avoid potential delays and may save significant additional expenses associated with soliciting stockholder votes.

Q:	Whom can I contact with any additional questions?
A:	If you are a HRZN stockholder or an MRCC stockholder, you can contact HRZN’s or MRCC’s Investor Relations Departments at the below contact information with any additional questions:
For HRZN:
Horizon Technology Finance Corporation
Investor Relations
312 Farmington Avenue
Farmington, Connecticut 06032
(860) 676-8654

For MRCC:
Monroe Capital Corporation
Investor Relations
155 North Wacker Drive, 35th Floor
Chicago, Illinois 60606
(312) 258-8300
Q:	Where can I find more information about HRZN and MRCC?
A:	You can find more information about HRZN and MRCC in the documents described under the caption “Where You Can Find More Information.”
Q:	What do I need to do now?
A:
We urge you to read carefully this entire document, including its annexes and the documents incorporated by reference. You should also review the documents referenced under “Where You Can Find More Information” and consult with your accounting, legal and tax advisors.

Questions and Answers about the Asset Sale
Q:	What will happen in the Asset Sale?
A:
Pursuant to, and subject to the satisfaction or waiver of the closing conditions set forth in, the Asset Purchase Agreement, on the closing date of the transactions contemplated by the Asset Purchase Agreement (the “Closing Date”), MRCC will sell to MCIP, and MCIP will purchase from MRCC, all of the investment assets of MRCC at fair value, as determined by MC Advisors as MRCC’s valuation designee under Rule 2a-5 of the 1940 Act shortly before the Closing Date, for cash, as well as liabilities with respect to such assets. Under the Asset Purchase Agreement, the Asset Sale is contingent upon, and will become effective immediately prior to the effectiveness of, the Merger.

As of the Asset Sale Determination Date, MRCC will deliver to MCIP a calculation of fair value of the Purchased Assets (as defined in the Asset Purchase Agreement) as of such date (such calculation, the “Closing MRCC Asset Value”), using a pre-agreed set of assumptions, methodologies and adjustments. At the Closing Date, MCIP will pay, or cause to be paid, an amount in cash equal to the Closing MRCC Asset Value (the “Purchase Price”) to MRCC (or its designee) by wire transfer of immediately available funds to such account or accounts as directed in writing by MRCC, and MRCC will sell, transfer, assign, convey, and deliver to MCIP all of its investment assets and liabilities, including obligations under the documents governing MRCC’s portfolio assets. MRCC will use a portion of the Purchase Price to pay all of its obligations under its then-outstanding financing arrangements. Following the Asset Sale, MRCC’s only assets will be the net cash proceeds from the sale after giving effect to the receipt of proceeds from the Asset Sale, repayment of liabilities, transaction costs and distribution of undistributed net investment income (“NII”). Pursuant to and subject to the terms and conditions of the Merger Agreement, subsequent to the closing of the Asset Sale, MRCC will merge with HRZN.
Q:	Why are MRCC’s stockholders being asked to vote on the Asset Purchase Agreement and Asset Sale?
A:
Because MRCC is transferring its assets and certain of its liabilities, Section 3-105 of the Maryland General Corporation Law (the “MGCL”), as modified by the MRCC Charter, requires that the transaction be approved by MRCC stockholders by the affirmative vote of a majority of all votes entitled to be cast on the matter.

Q:	Do MRCC stockholders have appraisal or dissenters rights or rights of an objecting stockholder in connection with the Asset Sale?
A:
No. MRCC stockholders will not be entitled to exercise rights of objecting stockholders (i.e., appraisal or dissenters rights) with respect to the Asset Sale to be voted upon at the MRCC Special Meeting. Any MRCC stockholder may abstain from voting or vote against any such matter.

Q:	Who is responsible for paying the expenses relating to completing the Asset Sale?
A:
In general, all fees and expenses incurred in connection with the Asset Sale will be paid by the person incurring such fees and expenses, whether or not the Asset Sale is consummated. However, MRCC and MCIP will equally bear the costs and expenses of all filings and other fees in connection with any filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”). See “Description of the Asset Purchase Agreement—Expenses and Fees.” It is anticipated that MRCC will bear expenses of approximately $4.1 million in connection with the Asset Sale and the Merger (collectively), and MCIP will bear expenses of approximately $2.0 million in connection with the Asset Sale.

Q:	Is the Asset Sale subject to any third-party consents?
A:
Under the Asset Purchase Agreement, MRCC and MCIP have agreed to cooperate with each other and use their reasonable best efforts to take, or cause to be taken, in good faith, all actions, and to do, or cause to be done, all things necessary, including to obtain as promptly as practicable all permits, consents, approvals, confirmations and authorizations of all third parties, in each case, that are necessary or advisable, to consummate the transactions contemplated by the Asset Purchase Agreement, including the Asset Sale, in the most expeditious manner practicable. As of the date of this joint proxy statement/prospectus, MRCC believes that, subject to the satisfaction of certain conditions, it has obtained all necessary third-party consents for the Asset Sale (including expiration of the waiting period under the HSR Act, which occurred on November 13, 2025 at 11:59 p.m. Eastern time) other than the requisite MRCC stockholder approval.

Q:	When do you expect to complete the Asset Sale?
A:
While there can be no assurance as to the exact timing, or that the Asset Sale will be completed at all, MRCC and MCIP are working to complete the Asset Sale in the first half of calendar year 2026. It is currently expected that the Asset Sale will be completed promptly following receipt of the required stockholder approvals at the MRCC Special Meeting and satisfaction of the other closing conditions set forth in the Asset Purchase Agreement, including (1) the absence of certain legal impediments to the consummation of the Asset Sale, (2) subject to certain exceptions, the accuracy of the representations and warranties and compliance with the covenants of each party to the Asset Purchase Agreement, (3) required regulatory approvals (including expiration of the waiting period under the HSR Act), and (4) the satisfaction or waiver of the closing conditions in the Merger Agreement (other than the condition precedent with respect to the Asset Sale). The Asset Sale, if consummated, will occur immediately prior to the closing of the Merger.

The waiting period under the HSR Act expired on November 13, 2025 at 11:59 p.m. Eastern time.
Q:	What happens if the Asset Sale is not consummated?
A:
If the Asset Sale is not approved by the requisite vote of MRCC Stockholders, or if the Asset Sale is not completed for any other reason, MRCC will not sell to MCIP, and MCIP will not buy from MRCC, any of MRCC’s assets, nor will MCIP assume any obligations associated with any of MRCC’s portfolio assets. Each of MRCC and MCIP will continue its separate and independent legal and corporate existence. Furthermore, because the consummation of the Asset Sale is a condition precedent to the closing of the Merger, in such instance MRCC and HRZN will not consummate the Merger. In addition, the Asset Purchase Agreement provides that, upon the termination of the Asset Purchase Agreement followed by an acquisition of MRCC by an unaffiliated third party, such third party acquiror may be required to pay MCIP a termination fee of approximately $5.4 million. The Asset Purchase Agreement further provides that, upon termination of the Asset Purchase Agreement due to certain conditions set forth therein, MRCC may be required (by itself or through MC Advisors) to reimburse MCIP for all reasonable fees and expenses incurred by MCIP in connection with the Asset Sale. See “Description of the Asset Purchase Agreement—Termination of the Asset Purchase Agreement.”

Q:	Are there any risks relating to the Asset Sale?
A:
Yes. You should carefully read the sections of this joint proxy statement/prospectus captioned “Risk Factors” and “Special Note Regarding Forward-Looking Statements” and the section captioned “Risk Factors” in MRCC’s most recent Quarterly Report on Form 10-Q, which is incorporated by reference into this joint proxy statement/prospectus.

Q:	What are the U.S. federal income tax consequences of the Asset Sale?
A:
The Asset Sale will be treated for U.S. federal income tax purposes as a sale of MRCC’s assets in exchange for cash. The Asset Sale is a taxable transaction for MRCC for U.S. federal income tax purposes. MRCC expects to realize a net loss on the Asset Sale. The Asset Sale is not a stockholder-level action, and MRCC’s U.S. and non-U.S. stockholders, in their capacities as such, are not expected to realize any gain or loss for U.S. federal income tax purposes solely as a result of the Asset Sale. See “Certain Material U.S. Federal Income Tax Consequences of the Asset Sale” for more information. If a loss is realized as expected on the Asset Sale, such loss, along with any other realized losses of MRCC, would be treated as a capital loss carryforward for such year. Following the Merger, HRZN would succeed to this and other MRCC loss carryforwards, if any. HRZN’s ability to utilize such MRCC loss carryforwards will be subject to certain annual limitations imposed by the Code.

Q:	Is the Asset Sale subject to approval of the holders of shares of common stock of MCIP?
A:
No. The Asset Sale is structured to comply with the safe harbor provision of Rule 17a-8 under the 1940 Act. The boards of directors of both MRCC and MCIP, including each of their respective independent directors (in each case, on the recommendation of a special committee of each such board comprised solely of certain independent directors of the applicable board), have made the required determinations and approvals under Rule 17a-8 under the 1940 Act with respect to the Asset Purchase Agreement and the transactions contemplated therein; however, in accordance with the safe harbor provisions of Rule 17a-8 under the 1940 Act, MCIP’s stockholders are not required to approve the Asset Purchase Agreement and the transactions contemplated therein. Therefore, approval of the MCIP stockholders is not a condition to the consummation of the Asset Sale, and MCIP is not soliciting approval of the Asset Purchase Agreement from MCIP stockholders. MCIP stockholders are not entitled to vote on any of the proposals at the MRCC Special Meeting or at the HRZN Special Meeting.

Questions and Answers about the Merger
Q:	What will happen in the Initial Merger and Second Merger?
A:
MRCC will be the surviving company of the Initial Merger and will continue its existence as a corporation under the laws of the State of Maryland until the Second Merger. As of the effective time of the Merger (the “Effective Time”), the separate corporate existence of Merger Sub will cease. Immediately after the Effective Time, pursuant to the Second Merger, the surviving company will merge with and into HRZN, with HRZN as the surviving entity.

Q:	What will MRCC stockholders receive in the Merger?
A:
At the Effective Time, each share of MRCC Common Stock issued and outstanding immediately prior to the Effective Time, except for shares, if any, owned by HRZN or any of its consolidated subsidiaries (the “Cancelled Shares”), will be converted into the right to receive a number of shares HRZN Common Stock equal to the Exchange Ratio (as defined below) in connection with the closing of the Merger.

Under the terms of the Merger Agreement, the “Exchange Ratio” will be determined as of the Merger Determination Date no earlier than 48 hours (excluding Sundays and holidays) prior to the effective date of the Merger. On the Merger Determination Date, each of MRCC and HRZN will deliver to the other a calculation of its NAV as of such date (such calculation with respect to MRCC, the “Closing MRCC Net Asset Value” and such calculation with respect to HRZN, the “Closing HRZN Net Asset Value”), in each case using a pre-agreed set of assumptions, methodologies and adjustments. Based on such calculations, the parties will calculate the “MRCC Per Share NAV,” which will be equal to (i) the Closing MRCC Net Asset Value divided by (ii) the number of shares of MRCC Common Stock issued and outstanding as of the Merger Determination Date, and the “HRZN Per Share NAV,” which will be equal to (x) the Closing HRZN Net Asset Value divided by (y) the number of shares of HRZN Common Stock issued and outstanding as of the Merger Determination Date. The Exchange Ratio means the quotient (rounded to the fourth nearest decimal) of: (A) the MRCC Per Share NAV divided by (B) the HRZN Per Share NAV. The Exchange Ratio will be appropriately adjusted to reflect any stock increase, decrease or exchange or if a distribution is authorized and declared between the Merger Determination Date and the Effective Time, in

each case, to provide the stockholders of MRCC and HRZN the same economic effect as contemplated by the Merger Agreement prior to such events. No fractional shares of HRZN Common Stock will be issued, and holders of MRCC Common Stock will receive cash in lieu of fractional shares.
Q:	Is the Exchange Ratio subject to any adjustment?
A:
Yes. The Exchange Ratio will be adjusted only if, between the date of the Merger Agreement and the Effective Time, the respective outstanding shares of HRZN Common Stock or MRCC Common Stock have been increased or decreased or changed into or exchanged for a different number or kind of shares or securities, in each case, as a result of any reclassification, recapitalization, stock split, reverse stock split, split-up, combination or exchange of shares, or if a stock dividend or dividend payable in any other securities has been declared with a record date within such period.

Q:	Who is responsible for paying the expenses relating to completing the Merger?
A:
In general, all fees and expenses incurred in connection with the Merger will be paid by the person incurring such fees and expenses, whether or not the Merger is consummated. However, HRZN and MRCC will equally bear the costs and expenses of printing and mailing this joint proxy statement/prospectus, all filing and other fees paid to the SEC in connection with the Merger, all filings and other fees in connection with any filing under the HSR Act and the fees and expenses of legal services to MRCC, HRZN and Merger Sub in connection with the Merger Agreement and the transactions contemplated thereby. See “Description of the Merger Agreement—Expenses and Fees.” It is anticipated that HRZN will bear expenses of approximately $2.4 million in connection with the Merger, and MRCC will bear expenses of approximately $4.1 million in connection with the Merger and the Asset Sale (collectively).

Q:	Will I receive dividends or distributions after the Merger?
A:
Subject to applicable legal restrictions and the sole discretion of the HRZN Board, HRZN intends to declare on a quarterly basis the following three monthly regular cash distributions to its stockholders. For a history of the dividends and distributions paid by HRZN since December 31, 2022, see “Market Price, Dividend and Distribution Information— HRZN.” The amount and timing of past dividends and distributions are not a guarantee of any future dividends or distributions, or the amount thereof, the payment, timing and amount of which will be determined by the HRZN Board and depend on HRZN’s cash requirements, its financial condition and earnings, contractual restrictions, legal and regulatory considerations and other factors. See “Horizon Technology Finance Corporation Dividend Reinvestment Plan” for additional information regarding HRZN’s dividend reinvestment plan.

Following the Effective Time, the record holders of shares of MRCC Common Stock will be entitled to receive dividends or other distributions declared by the HRZN Board with a record date after the Effective Time theretofore payable with respect to the whole shares of HRZN Common Stock represented by such shares of MRCC Common Stock.
The HRZN Board is responsible for setting the future dividend policy of HRZN and declared in October 2025 monthly distributions of $0.11 per share and payable in each of January, February and March 2026 based upon the HRZN Board’s consideration of the third quarter results of HRZN and HRZN’s estimated undistributed taxable earnings from net investment income (i.e., spillover income). The HRZN Board will determine the next amount of distributions payable to HRZN stockholders in February 2026, when it will have HRZN’s operating results for the fourth quarter of 2025 and its spillover income at December 31, 2025, as well as more clarity on its expected operating results for fiscal year 2026, which will take into account the impact of the Merger. This could result in a declaration of distributions lower than the distribution level declared by the HRZN Board in the fourth quarter of 2025. The HRZN Board will monitor future NII and may adjust HRZN’s distributions, as necessary, to maintain a balance between income and distributions over the long-term. It is not possible to determine, as of the date of this joint proxy statement/prospectus, what level of distributions will be declared by the HRZN Board and paid by HRZN in future periods. The analysis of the merits of the Merger described in this joint proxy statement/prospectus were based on forecasted results on both a proforma and stand-alone basis. Historical results are not indicative of future forecasted results, including as they relate to NII and future dividend levels.

Q:
How does the HRZN Advisor intend to deploy the cash that HRZN is expected to have on its balance sheet immediately following the completion of the Transactions and how long is such deployment likely to take?

A:
Upon the closing of the Transactions, based upon net asset values of HRZN and MRCC’s shares as of September 30, 2025, HRZN expects to receive approximately $162.4 million in cash proceeds (before HRZN transaction expenses). HRZN Advisor intends to invest that cash in investments in loans and other assets consistent with HRZN’s investment strategy within 90 days following completion of the Transactions, subject to market conditions.

HRZN benefits from a strong investment pipeline and the operational scale of the Monroe platform, which is expected to facilitate deployment of such proceeds within the above-cited timeframe. Pending such deployment, HRZN may use a portion of such proceeds to repay certain of its credit facilities. Depending on market conditions, it may be difficult to identify a sufficient number of investments compatible with HRZN’s strategy at pricing that generates attractive returns to the stockholders of the combined company. HRZN’s ability to identify suitable investments will depend on conditions in the market for loans immediately after the closing of the Transactions, and any disruption in the lending market at that time could require that HRZN delay its investments or make investments on less favorable terms than HRZN would typically require. HRZN may also invest in companies with which you may not agree. If HRZN is unable to make appropriate, attractive investments, HRZN’s returns will diminish as HRZN holds cash or cash equivalents that generate returns lower than returns HRZN typically earns on debt investments until such time as HRZN can invest the net proceeds of the Transactions in debt investments.
Q:	Is the Merger subject to any third-party consents?
A:
Under the Merger Agreement, HRZN and MRCC have agreed to cooperate with each other and use their reasonable best efforts to take, or cause to be taken, in good faith, all actions, and to do, or cause to be done, all things necessary, including to obtain as promptly as practicable all permits, consents, approvals, confirmations and authorizations of all third parties, in each case, that are necessary or advisable, to consummate the transactions contemplated by the Merger Agreement, including the Merger, in the most expeditious manner practicable. As of the date of this joint proxy statement/prospectus, HRZN and MRCC believe that, subject to the satisfaction of certain conditions, they have obtained all necessary third-party consents other than stockholder approvals and certain lender and derivative counterparty consents. There can be no assurance that any permits, consents, approvals, confirmations or authorizations will be obtained or that such permits, consents, approvals, confirmations or authorizations will not impose conditions or requirements that, individually or in the aggregate, would or could reasonably be expected to have a material adverse effect on the financial condition, results of operations, assets or business of the combined company following the Merger.

Q:	How does HRZN’s investment strategy differ from MRCC’s investment strategy?
A:
HRZN’s investment strategy is to maximize the investment portfolio’s return by generating current income from the debt investments that HRZN makes and capital appreciation from the warrants that HRZN receives when making such debt investments. HRZN is focused on making secured debt investments to venture capital and private equity backed companies and publicly traded companies in its target industries. HRZN’s debt investments are typically secured by first liens or first liens ranking behind a secured revolving line of credit.

MRCC’s investment objective is to maximize the total return to its stockholders in the form of current income and capital appreciation through investment in senior secured, unitranche secured and junior secured debt and, to a lesser extent, unsecured subordinated debt and equity investments. MRCC seeks to use its extensive leveraged finance origination infrastructure and broad expertise in sourcing loans to invest in primarily senior secured, unitranche secured and junior secured debt of middle-market companies.
HRZN’s investment strategy and MRCC’s investment strategy differ. HRZN’s strategy is to invest in first-lien secured debt investments to early and growth-stage venture capital and private equity-backed companies, as well as small cap publicly traded companies, in the technology, life sciences, healthcare, and sustainability sectors. HRZN’s debt investments generally have a greater risk profile than MRCC’s debt investments, but are smaller in size than MRCC’s debt investments. In contrast, MRCC’s strategy is to invest in senior secured, unitranche secured, and junior secured debt of established, cash-flowing middle-market companies across a broader range of industries than HRZN’s portfolio companies. MRCC’s debt investments generally have a lower risk profile than HRZN’s debt investments, but are of a larger size than HRZN’s debt investments.
In light of the foregoing, while HRZN and MRCC have each determined that (1) the Merger would not result in a material change in HRZN’s or MRCC’s investment portfolios due to investment restrictions and (2) there are no material differences in the accounting policies of HRZN and MRCC, MC Advisors and HRZN Advisor anticipate that HRZN Advisor will utilize the net cash proceeds HRZN will receive upon the closing of the Transactions to re-position MRCC’s investment portfolio (which, following the consummation of the Asset Sale, will consist solely of cash) in the normal course of HRZN’s investment operations, consistent with HRZN’s investment strategy as discussed above. See “How does the HRZN Advisor intend to deploy the cash that HRZN is expected to have on its balance sheet immediately following the completion of the Transactions and how long is such deployment likely to take?” above for more information.
Q:	How do the distribution procedures, purchase procedures, redemption procedures and exchange rights of HRZN differ from those of MRCC?
A:
HRZN and MRCC are each BDCs and have substantially identical distribution, purchase and redemption procedures. Neither HRZN nor MRCC offers exchange rights with respect to its common stock, and neither HRZN nor MRCC has the right to redeem its common stock. Shares of HRZN Common Stock trade on Nasdaq under the symbol “HRZN,” and shares of MRCC Common Stock trade on Nasdaq under the symbol “MRCC”. From time to time, HRZN and MRCC may offer shares of their respective securities in public offerings registered under the Securities Act, and each of HRZN and MRCC may offer its respective securities in private placements in reliance on an exemption from the registration requirements of the Securities Act. Both HRZN and MRCC have adopted “opt out” dividend reinvestment plans, which provide for the reinvestment of the applicable entity’s distributions on behalf of its stockholders unless a stockholder elects to receive such distributions in cash. HRZN anticipates that the combined company will maintain the distribution, purchase and redemption procedures of HRZN following the closing of the Merger.

Q:	How will the combined company be managed following the Merger?
A:
The HRZN Advisor will continue to serve as investment adviser of the combined company following the Merger pursuant to the terms of the HRZN Investment Management Agreement, and simultaneously with the completion of the Merger, the HRZN Advisor will enter into the Fee Waiver (as defined below). Pursuant to the Merger Agreement, HRZN will use commercially reasonable efforts to provide that, upon the closing of the Merger, the HRZN Board will consist of two current HRZN Independent Directors, one current MRCC Independent Director, and the chief executive officer of HRZN. The officers of HRZN immediately prior to the Merger will remain the officers of HRZN and will hold office until their respective successors are chosen and qualified, or until their earlier resignation or removal.

The total annual expenses of the combined company following the closing of the Merger will exceed those total annual expenses of HRZN or MRCC, on a stand-alone basis, based on information as of and for the nine months ended September 30, 2025 and the other assumptions set forth in “Comparative Fees and Expenses.” See “Comparative Fees and Expenses” for more information.
Q:	What are the differences between the HRZN Investment Management Agreement and the MRCC Investment Advisory Agreement?
A:
The following table summarizes the investment advisory fees payable by HRZN and MRCC under their respective investment advisory agreements. This summary is not intended to be complete and is qualified by reference to the HRZN Investment Management Agreement and the MRCC Investment Advisory Agreement, both of which are incorporated by reference to this joint proxy statement/prospectus. For more information, please see “Comparative Fees and Expenses.”

Advisory fee terms of applicable investment advisory agreement	HRZN	MRCC
Base management fee:
Annual rate of 2.00% of HRZN’s gross assets (less cash and cash equivalents) including any assets acquired with the proceeds of leverage. To the extent HRZN’s gross assets (less cash and cash equivalents), including any assets acquired with the proceeds of leverage, exceed $250 million, the base management fee on the amount of such gross assets over $250 million will be calculated at an annual rate of 1.60%.

1.75% per annum of the average value of MRCC’s total assets (including assets purchased with borrowed amounts but excluding cash and cash equivalents) at the end of each of the two most recently completed calendar quarters; provided, however, the base management fee is equal to 1.00% per annum of the average value of such total assets that exceeds an amount equal to the product of (i) 200% and (ii) the MRCC’s average net asset value at the end of each of the two most recently completed calendar quarters.

The 200% is calculated in accordance with the asset coverage limitations as defined in the 1940 Act to give effect to exemptive relief provided to MRCC by the SEC.

Income-based incentive fee:
HRZN pays the HRZN Advisor an income-based incentive fee with respect to HRZN’s pre-incentive fee net investment income in each calendar quarter as follows:

•
no income-based incentive fee in any calendar quarter in which HRZN’s pre-incentive fee net investment income, expressed as a rate of return on the value of HRZN’s net assets at the end of the immediately preceding calendar quarter does not exceed a hurdle rate of 1.75% (the “HRZN Hurdle Rate”);

•
100% of HRZN’s pre-incentive fee net investment income with respect to that portion of such pre-incentive fee net investment income, if any, that exceeds the HRZN Hurdle Rate but is less than 2.1875% in such calendar quarter; and

•
20% of the amount of HRZN’s pre-incentive fee net investment income, if any, that exceeds 2.1875% in such calendar quarter.

HRZN’s quarterly income-based incentive fee is subject to a fee cap and deferral mechanism based on a look-back period of three years. The fee cap is equal to

MRCC pays MC Advisors an income-based incentive fee with respect to MRCC’s pre-incentive fee net investment income in each calendar quarter as follows:

•
No income-based incentive fee in any calendar quarter in which MRCC’s pre-incentive fee net investment income, expressed as a rate of return on the value of MRCC’s net assets (defined as total assets less indebtedness and before taking into account any incentive fees payable during the period) at the end of the immediately preceding calendar quarter, does not exceed a hurdle rate of 2.0% in such quarter (the “MRCC Hurdle Rate”);

•
100% of MRCC’s pre-incentive fee net investment income with respect to that portion of such pre-incentive fee net investment income, if any, that exceeds the MRCC Hurdle Rate but is less than 2.5% in such quarter; and

•
20% of MRCC’s pre-incentive fee net investment income, if any, that exceeds 2.5% in such quarter.

MRCC’s income-based incentive fee is
subject to a total return requirement,

Advisory fee terms of applicable investment advisory agreement	HRZN	MRCC

(a) 20.00% of Cumulative Pre-Incentive Fee Net Return (as defined below) during the look-back period less (b) cumulative incentive fees of any kind paid by HRZN to the HRZN Advisor during the period. If the fee cap is zero or a negative value in any calendar quarter, HRZN will not pay any income-based incentive fee to the HRZN Advisor in that quarter. If payment of income-based incentive fees is limited by the fee cap, payment will be deferred to subsequent quarters for up to three years. “Cumulative Pre-Incentive Fee Net Return” means the sum of (a) HRZN’s pre-incentive fee net investment income and the base management fee for each calendar quarter during the look-back period and (b) the sum of cumulative realized capital gains and losses, cumulative unrealized capital appreciation and cumulative unrealized capital depreciation during the period where no such fee will be payable except to the extent 20.0% of the cumulative net increase in net assets resulting from MRCC operations over the then-current and 11 preceding quarters exceeds the cumulative incentive fees accrued and/or paid for the 11 preceding quarters. For the foregoing purposes, the “cumulative net increases in net assets resulting from operations” is the amount, if positive, of the sum of pre-incentive fee net investment income, base management fees, realized gains and losses and unrealized appreciation and depreciation of MRCC for the calendar quarter for which such fees are being calculated and the 11 preceding calendar quarters.

Income-based incentive fee – Definition of pre-incentive fee net investment income incentive fee:
Under the HRZN Investment Management Agreement, pre-incentive fee net investment income means interest income, dividend income and any other income (including any other fees (other than fees for providing managerial assistance), such as commitment, origination, structuring, diligence and consulting fees or other fees received by HRZN from portfolio companies) accrued during the calendar quarter, minus HRZN’s operating expenses for the quarter (including the base management fee, expenses payable by HRZN under the HRZN Administration Agreement, and any interest expense and any dividends paid on any issued and outstanding preferred stock, but excluding the incentive fee).

Under the MRCC Investment Advisory Agreement, pre-incentive fee net investment income means interest income, dividend income and any other income (including any other fees, such as commitment, origination, structuring, diligence and consulting fees or other fees that MRCC receives from portfolio companies, but excluding fees for providing managerial assistance) accrued during the calendar quarter, minus MRCC’s operating expenses for the quarter (including the base management fee, any expenses payable by MRCC under the MRCC Administration Agreement and any interest expense and dividends paid on any outstanding preferred stock, but excluding the incentive fee).

Capital gains incentive fee:
20.00% of the HRZN’s realized capital gains, if any, on a cumulative basis from the date of HRZN’s election to be a BDC through the end of each calendar year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less all previous amounts paid in respect of the capital gains incentive fee.

20.00% of MRCC’s net capital gains, if any, on a cumulative basis from MRCC’s inception through the end of each fiscal year. For purposes of MRCC Investment Advisory Agreement, net capital gains are calculated by subtracting (A) the sum of MRCC’s cumulative aggregate realized capital losses and aggregate unrealized capital depreciation from (B) MRCC’s cumulative aggregate realized capital

Advisory fee terms of applicable investment advisory agreement	HRZN	MRCC

gains, if any. If such amount is positive at the end of the relevant calendar year, then the capital gains incentive fee for such year will be equal to 20% of such amount, less the aggregate amount of capital gains incentive fees paid in all prior years.

Q:	Are HRZN stockholders able to exercise appraisal rights with respect to the Merger?
A:
No. HRZN stockholders will not be entitled to exercise appraisal rights with respect to any matter to be voted upon at the HRZN Special Meeting. Any HRZN stockholder may abstain from voting or vote against any of such matters.

Q:	Are MRCC stockholders able to exercise appraisal rights or rights of an objecting stockholder with respect to the Merger?
A:
No. MRCC stockholders will not be entitled to exercise rights of objecting stockholders (i.e., appraisal rights) with respect to the Merger Proposal to be voted upon at the MRCC Special Meeting. Any MRCC stockholder may abstain from voting or vote against such matter.

Q:	When do you expect to complete the Merger?
A:
While there can be no assurance as to the exact timing, or that the Merger will be completed at all, HRZN and MRCC are working to complete the Merger in the first half of calendar year 2026. It is currently expected that the Merger will be completed promptly following receipt of the required stockholder approvals at the HRZN Special Meeting and the MRCC Special Meeting and satisfaction of the other closing conditions set forth in the Merger Agreement, including the consummation of the Asset Sale. The Merger, if consummated, will occur immediately after the closing of the Asset Sale.

Q:	Is the Merger expected to be taxable to HRZN stockholders?
A:	No. The Initial Merger and Second Merger are not expected to be a taxable event for HRZN stockholders.
Q:	Is the Merger expected to be taxable to MRCC stockholders?
A:
No. The Initial Merger and Second Merger are intended to qualify as a “reorganization,” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”). It is a condition to HRZN’s and MRCC’s respective obligations to complete the Merger that each of them receives a legal opinion to that effect. MRCC stockholders are not expected to recognize any gain or loss for U.S. federal income tax purposes on the exchange of shares of MRCC Common Stock for shares of HRZN Common Stock pursuant to the Initial Merger, except with respect to cash received in lieu of fractional shares of HRZN Common Stock. MRCC stockholders should read the section captioned “Certain Material U.S. Federal Income Tax Consequences of the Merger” for a more complete discussion of the U.S. federal income tax consequences of the Merger. Tax matters can be complicated and the tax consequences of the Merger to an MRCC stockholder will depend on the particular tax situation of such stockholder. MRCC stockholders should consult with their own tax advisors to determine the tax consequences of the Merger to them.

Q:	What happens if the Asset Sale or the Merger is not consummated?
A:
If either of the Asset Sale Proposal or the Merger Proposal is not approved by the requisite vote of MRCC’s stockholders, or the Merger Stock Issuance Proposal is not approved by the requisite vote of HRZN’s stockholders, or if the Asset Sale or Merger is not completed for any other reason, MRCC’s stockholders will not receive any payment for their shares of MRCC Common Stock in connection with the Merger. Instead, MRCC will remain an independent company.

In addition, the Merger Agreement provides that, upon the termination of the Merger Agreement followed by an acquisition of HRZN or MRCC by an unaffiliated third party, such third party acquiror may be required to pay HRZN or MRCC, as applicable, a termination fee of approximately $5.4 million or $11 million, respectively. See “Description of the Merger Agreement—Termination of the Merger Agreement.” The Asset Purchase Agreement also provides that, upon the termination of the Asset Purchase Agreement followed by an acquisition of MRCC by an unaffiliated third party, such third party acquiror may be required to pay MCIP a termination fee of approximately $5.4 million. The Asset Purchase Agreement further provides that, upon termination of the Asset Purchase Agreement due to certain conditions set forth therein, MRCC may be required (by itself or through MC Advisors) to reimburse MCIP for all reasonable fees and expenses incurred by MCIP in connection with the Asset Sale. See “Description of the Asset Purchase Agreement—Termination of the Asset Purchase Agreement.”

Q:	Did the HRZN Special Committee receive an opinion from the financial advisor to the HRZN Special Committee in respect of the Merger?
A:	Yes. For more information, see the section entitled “The Asset Sale and the Merger—Opinion of the HRZN Special Committee’s Financial Advisor.”
Q:	Did the MRCC Special Committee receive an opinion from the financial advisor to the MRCC Special Committee in respect of the Merger?
A:	Yes. For more information, see the section entitled “The Asset Sale and the Merger—Opinion of the MRCC Special Committee’s Financial Advisor.”
Q:	Are there any risks relating to the Merger?
A:
Yes. You should carefully read the sections of this joint proxy statement/prospectus captioned “Risk Factors” and “Special Note Regarding Forward-Looking Statements,” and the section captioned “Risk Factors” in MRCC’s most recent Quarterly Report on Form 10-Q, which is incorporated by reference into this joint proxy statement/prospectus.

SUMMARY OF THE ASSET SALE AND THE MERGER
This summary highlights selected information contained elsewhere in this joint proxy statement/prospectus and may not contain all of the information that is important to you. You should carefully read this entire joint proxy statement/prospectus, including the other documents to which this joint proxy statement/prospectus refers for a more complete understanding of the Asset Sale, the Merger and the Transactions generally. In particular, you should read the annexes attached to this joint proxy statement/prospectus, including the Asset Purchase Agreement and Merger Agreement, which are attached hereto as Annex A and Annex B, respectively, as they are the legal documents that govern the Asset Sale and Merger. See “Where You Can Find More Information.” For a discussion of the risk factors you should carefully consider, see the section entitled “Risk Factors” beginning on page 36.
The Parties to the Asset Sale
Monroe Capital Corporation
155 North Wacker Drive, 35th Floor
Chicago, IL 60606
(312) 258-8300
MRCC is an externally managed, closed-end, non-diversified investment company that has elected to be treated as a business development company (“BDC”) under the 1940 Act. In addition, for U.S. federal income tax purposes, MRCC has elected to be treated as a regulated investment company (“RIC”) under Subchapter M of the Code. MRCC was formed as a Maryland corporation in February 2011.
MRCC is a specialty finance company focused on providing financing solutions primarily to lower middle-market companies in the United States and Canada (the term “middle-market” generally refers to companies having annual revenue of between $10 million and $1 billion and/or annual earnings before interest, taxes, depreciation and amortization (“EBITDA”) of between $3 million and $100 million). MRCC provides customized financing solutions focused primarily on senior secured, junior secured and unitranche secured (a combination of senior secured and junior secured debt in the same facility in which MRCC syndicates a “first out” portion of the loan to an investor and retain a “last out” portion of the loan) debt and, to a lesser extent, unsecured subordinated debt and equity, including equity co-investments in preferred and common stock and warrants.
MRCC’s investment objective is to maximize the total return to its stockholders in the form of current income and capital appreciation through investment in senior secured, unitranche secured and junior secured debt and, to a lesser extent, unsecured subordinated debt and equity investments. MRCC seeks to use its extensive leveraged finance origination infrastructure and broad expertise in sourcing loans to invest in primarily senior secured, unitranche secured and junior secured debt of middle-market companies. MRCC believes that its primary focus on lending to lower middle-market companies offers several advantages as compared to lending to larger companies, including more attractive economics, lower leverage, more comprehensive and restrictive covenants, more expansive events of default, relatively small debt facilities that provide it with enhanced influence over its borrowers, direct access to borrower management and improved information flow.
Monroe Capital Income Plus Corporation
155 North Wacker Drive, 35th Floor
Chicago, IL 60606
(312) 258-8300
MCIP is an externally managed, closed-end, non-diversified specialty finance company that has elected to be treated as a BDC under the 1940 Act. In addition, for U.S. federal income tax purposes, MCIP has elected to be treated as a RIC under Subchapter M of the Code. MCIP was formed as a Maryland corporation in May 2018.
MCIP is a specialty finance company focused on providing financing solutions primarily to lower middle-market companies in the United States and Canada. MCIP’s investment objective is to provide investors with attractive risk-adjusted returns and downside protection associated with investing in asset-based and secured corporate private credit opportunities in a manner that is decoupled from public market volatility.
MCIP invests primarily in: (i) senior secured and junior secured and unsecured loans, notes, bonds, preferred equity (including preferred partnership equity), convertible debt and other securities; (ii) unitranche secured loans (a combination of senior secured and junior secured debt in the same facility in which

MCIP syndicates a “first out” portion of the loan to an investor and retains a “last out” portion of the loan) and securities; (iii) asset-based loans and securities; (iv) small business loans and leases; (v) structured debt and structured equity; (vi) syndicated loans; (vii) securitized debt and subordinated notes of collateralized loan obligations facilities, asset-backed securities and other securitized products and warehouse loan facilities; (viii) opportunities to acquire illiquid investments from other third-party funds as a result of liquidity constraints resulting from investor redemptions and market dislocations; and (ix) capital investments in the secondary markets.
Monroe Capital BDC Advisors, LLC
155 North Wacker Drive, 35th Floor
Chicago, IL 60606
(312) 258-8300
MC Advisors is a Delaware limited liability company that is registered as an investment adviser under the Advisers Act. MC Advisors, which serves as the investment adviser to each of MRCC and MCIP, seeks to capitalize on the significant deal origination, credit underwriting, due diligence, investment structuring, execution, portfolio management and monitoring experience of Monroe Capital LLC (“Monroe Capital”), an affiliate of MC Advisors, and Monroe Capital’s investment professionals.
MC Advisors has entered into a staffing agreement with Monroe Capital Management Advisors, LLC (“MC Management”) pursuant to which MC Management provides MC Advisors with investment professionals and access to their resources (the “Staffing Agreement”). Because MC Advisors does not have any employees, it depends solely on the investment professionals provided to it by MC Management pursuant to the Staffing Agreement for its infrastructure, business relationships and management expertise in connection with its provision of investment advisory services to us. MC Advisors depends on the investment professionals provided to it by MC Management under the Staffing Agreement for the identification, review, final selection, structuring, closing and monitoring of our investments. These investment professionals have significant investment expertise and relationships that MC Advisors relies on to implement its and our business plan. MC Advisors also depends upon Monroe Capital to obtain access to deal flow generated by the investment professionals of Monroe Capital and its affiliates.
The Parties to the Merger
Horizon Technology Finance Corporation
312 Farmington Avenue
Farmington, CT 06032
(860) 676-8654
HRZN is an externally managed, closed-end, non-diversified management investment company that has elected to be regulated as a BDC under the 1940 Act. In addition, for U.S. federal income tax purposes, HRZN has elected to be treated as a RIC under Subchapter M of the Code. HRZN is a Delaware corporation organized in March 2010 to continue and expand the business of HRZN’s predecessor, Compass Horizon Funding Company LLC, which commenced operations in March 2008.
HRZN is a specialty finance company that lends to and invests in development-stage companies in the technology, life science, healthcare information and services and sustainability industries. All of HRZN’s debt investments consist of loans secured by all of, or a portion of, the applicable debtor company’s tangible and intangible assets.
HRZN’s investment strategy is to maximize the investment portfolio’s return by generating current income from the debt investments that HRZN makes and capital appreciation from the warrants that HRZN receives when making such debt investments. HRZN is focused on making secured debt investments, which HRZN refers to as “Venture Loans,” to venture capital and private equity backed companies and publicly traded companies in our Target Industries, which HRZN refers to as “Venture Lending.” HRZN’s debt investments are typically secured by first liens or first liens behind a secured revolving line of credit. Some of HRZN’s debt investments may also be subordinated to term debt provided by third parties. Venture Lending is typically characterized by (1) the making of a secured debt investment after a venture capital or equity investment in the portfolio company has been made, which investment provides a source of cash to fund the portfolio company’s debt service obligations under the Venture Loan, (2) the senior priority of the Venture Loan which requires repayment of the

Venture Loan prior to the equity investors realizing a return on their capital, (3) the amortization of the Venture Loan and (4) the lender’s receipt of warrants or other success fees with the making of the Venture Loan.
Monroe Capital Corporation
See above under “The Parties to the Asset Sale.”
HMMS, Inc.
312 Farmington Avenue
Farmington, CT 06032
(860) 676-8654
Merger Sub is a Maryland corporation and a newly formed, wholly owned subsidiary of HRZN. Merger Sub was formed in connection with and for the sole purpose of the Merger.
Monroe Capital BDC Advisors, LLC
See above under “The Parties to the Asset Sale.”
Horizon Technology Finance Management LLC
312 Farmington Avenue
Farmington, CT 06032
(860) 676-8654
The HRZN Advisor is a Delaware limited liability company that is registered as an investment adviser under the Advisers Act. The beneficial interests in the HRZN Advisor were acquired in June 2023 by a wholly owned subsidiary of Monroe Capital Intermediate Holdings, LLC, an affiliate of Monroe Capital. Subject to the overall supervision of HRZN’s board of directors and in accordance with the 1940 Act, the HRZN Advisor manages HRZN’s day-to-day operations and provides investment advisory services to HRZN. The HRZN Advisor also serves as the administrator to HRZN (the HRZN Advisor, in such capacity, the “HRZN Administrator”).
The Asset Sale
Pursuant to the terms of the Asset Purchase Agreement, and subject to the satisfaction or waiver of the closing conditions set forth therein, MRCC will sell to MCIP, and MCIP will purchase from MRCC, all of the investment assets of MRCC at fair value, as determined by MC Advisors as MRCC’s valuation designee under Rule 2a-5 of the 1940 Act shortly before the Closing Date, for cash, as well as liabilities with respect to such assets, on the Closing Date (as defined therein).
As of a mutually agreed date no earlier than 48 hours (excluding Sundays and holidays) prior to the Closing Date, MRCC will deliver to MCIP a calculation of fair value of the Purchased Assets (as defined in the Asset Purchase Agreement) as of such date (such calculation, the “Closing MRCC Asset Value”), using a pre-agreed set of assumptions, methodologies and adjustments. At the Closing Date, MCIP shall pay, or cause to be paid, an amount in cash equal to the Closing MRCC Asset Value to MRCC (or its designee) by wire transfer of immediately available funds to such account or accounts as directed in writing by MRCC. MC Advisors, as a party to the Asset Purchase Agreement and the MRCC Board’s valuation designee under 1940 Act Rule 2a-5, will calculate the fair value of the Purchased Assets and update such fair value in the event closing is delayed, among other obligations.
Consummation of the Asset Sale is subject to certain closing conditions, including (1) requisite approvals of MRCC Stockholders, (2) the absence of certain legal impediments to the consummation of the Asset Sale, (3) subject to certain exceptions, the accuracy of the representations and warranties and compliance with the covenants of each party to the Asset Purchase Agreement, (4) required regulatory approvals (including expiration of the waiting period under the HSR Act, which occurred on November 13, 2025 at 11:59 p.m. Eastern time), and (5) the satisfaction or waiver of the closing conditions in the Merger Agreement (other than the condition precedent with respect to the Asset Sale).
Following the Asset Sale, MRCC’s only assets will be the net cash proceeds from the sale after giving effect to the receipt of proceeds from the Asset Sale, repayment of liabilities, transaction costs and distribution of undistributed NII. Pursuant to and subject to the terms and conditions of the Merger Agreement, subsequent to the closing of the Asset Sale, MRCC will merge with HRZN.

Please see “The Asset Sale and the Merger—Background of the Transactions” for a discussion of the background of the Asset Sale transaction, and “The Asset Sale and the Merger—MRCC Reasons for the Transactions” for a discussion of the material factors considered by the MRCC Board and the MRCC Special Committee in connection with the Transactions.
The Asset Purchase Agreement is attached as Annex A to this joint proxy statement/prospectus and is incorporated by reference into this joint proxy statement/prospectus. MRCC encourages their stockholders to read the Asset Purchase Agreement carefully and its entirety, as it is the principal legal document governing the Asset Sale.
The Merger
Pursuant to the terms of the Merger Agreement, immediately following the Asset Sale and at the Effective Time, Merger Sub will be merged with and into MRCC in accordance with the MGCL. MRCC will be the surviving company in the Initial Merger and will continue its existence as a corporation under the laws of the State of Maryland. As of the Effective Time, the separate corporate existence of Merger Sub will cease. Immediately after the occurrence of the Effective Time, at the Second Effective Time of the Second Merger, the surviving company will merge with and into HRZN in accordance with the Delaware General Corporation Law (the “DGCL”) and the MGCL, with HRZN as the surviving entity. As of the Second Effective Time, the separate corporate existence of MRCC will cease, and HRZN will continue its existence as a corporation under the laws of the State of Delaware.
At the Effective Time, each share of MRCC Common Stock issued and outstanding immediately prior to the Effective Time, except for shares, if any, owned by HRZN or any of its consolidated subsidiaries (the “Cancelled Shares”), will be converted into the right to receive a number of shares of HRZN Common Stock equal to the Exchange Ratio (as defined below) in connection with the closing of the Merger.
Please see “The Asset Sale and the Merger—Background of the Transactions” for a discussion of the background of the Merger, “The Asset Sale and the Merger—HRZN Reasons for the Merger” for a discussion of the material factors considered by the HRZN Board and the HRZN Special Committee in connection with the Merger, and “The Asset Sale and the Merger—MRCC Reasons for the Transactions” for a discussion of the material factors considered by the MRCC Board and the MRCC Special Committee in connection with the Transactions.
The Merger Agreement is attached as Annex B to this joint proxy statement/prospectus and is incorporated by reference into this joint proxy statement/prospectus. HRZN and MRCC encourage their respective stockholders to read the Merger Agreement carefully and in its entirety, as it is the principal legal document governing the Merger.

Illustration of the Transactions
The graphics below illustrate the steps involved in connection with the Asset Sale and the Merger and the resulting impact thereof:

Current Structure

Step 1: Asset Sale

Step 2: First Merger

Step 2: Second Merger

Post-Transaction

See the section entitled “Description of the Asset Purchase Agreement” and “Description of the Merger Agreement” for a detailed discussion of the Transactions.
Merger Consideration
If the Initial Merger is consummated, each MRCC stockholder will be entitled to receive a number of shares of HRZN Common Stock equal to the Exchange Ratio (as defined below) for each share of MRCC Common Stock, subject to adjustment only if, between the date of the Merger Agreement and the Effective Time, the respective outstanding shares of HRZN Common Stock or MRCC Common Stock have been increased or decreased or changed into or exchanged for a different number or kind of shares or securities, in each case, as a result of any reclassification, recapitalization, stock split, reverse stock split, split-up, merger, issuer tender or exchange offer, combination or exchange of shares or similar transaction, or if a stock dividend or dividend payable in any other securities or similar distribution has been declared with a record date within such period, in each case, to provide the stockholders of MRCC and HRZN the same economic effect as contemplated by the Merger Agreement prior to such events. Closing of the Initial Merger is contingent upon HRZN stockholder approval of the Merger Stock Issuance Proposal and certain other closing conditions, including the consummation of the Asset Sale. No fractional shares of HRZN Common Stock will be issued, and holders of MRCC Common Stock will receive cash in lieu of fractional shares.
Under the terms of the Merger Agreement, the “Exchange Ratio” will be determined as of the Merger Determination Date no earlier than 48 hours (excluding Sundays and holidays) prior to the effective date of the Merger. On the Merger Determination Date, each of HRZN and MRCC will deliver to the other a calculation of its NAV as of such date (such calculation with respect to HRZN, the “Closing HRZN Net Asset Value” and such calculation with respect to MRCC, the “Closing MRCC Net Asset Value”), in each case using a pre-agreed set of assumptions, methodologies and adjustments. Based on such calculations, the parties will calculate the “HRZN Per Share NAV”, which will be equal to (i) the Closing HRZN Net Asset Value divided by (ii) the number of shares of HRZN Common Stock issued and outstanding as of the Merger Determination Date, and the “MRCC Per Share NAV”, which will be equal to (A) the Closing MRCC Net Asset Value divided by (B) the number of shares of MRCC Common Stock issued and outstanding as of the Merger Determination Date. The Exchange Ratio will be the quotient (rounded to the fourth nearest decimal) of: (A) the MRCC Per Share NAV, divided by (B) the HRZN Per Share NAV. The Exchange Ratio shall be appropriately adjusted to reflect any stock increase, decrease or exchange or if a distribution is authorized and declared between the Merger Determination Date and the Effective Time, in each case, to provide the stockholders of MRCC and HRZN the same economic effect as contemplated by the Merger Agreement prior to such events. No fractional shares of HRZN common stock will be issued, and holders of MRCC common stock will receive cash in lieu of fractional shares.

Market Price of Securities
Shares of HRZN Common Stock trade on Nasdaq under the symbol “HRZN”. Shares of MRCC Common Stock trade on Nasdaq under the symbol “MRCC”.
The following table presents the closing sales prices on August 6, 2025, the last trading day before the execution of the Merger Agreement, on January 16, 2026, the last trading day before printing this document and the most recently determined NAV per share of HRZN Common Stock and the most recently determined NAV per share of MRCC Common Stock.

	HRZN Common Stock	MRCC Common Stock
NAV per Share at September 30, 2025	$7.12	$7.99
Closing Nasdaq Sales Price on August 6, 2025	$7.74	$6.16
Closing Nasdaq Sales Price on January 16, 2026	$6.65	$6.71

Risks Relating to the Transactions
The Asset Sale and the other transactions contemplated by the Asset Purchase Agreement and the Merger and the other transactions contemplated by the Merger Agreement are subject to, among others, the following risks. HRZN and MRCC stockholders should carefully consider these risks before deciding how to vote on the proposals to be voted on at their respective special meetings.
•
Because both the market price of HRZN Common Stock and MRCC’s NAV will fluctuate, MRCC stockholders cannot be sure of the market value of the Merger Consideration (as defined below) they will receive until the closing date of the Merger.

•	Sales of shares of HRZN Common Stock after the completion of the Merger may cause the market price of HRZN Common Stock to decline.
•	MRCC stockholders and HRZN stockholders will experience a reduction in percentage ownership and voting power in the combined company as a result of the Merger.
•
HRZN may be unable to realize the anticipated benefits of the Merger, including estimated cost savings (which will only be achieved after payment of the allocated transaction expenses), or it may take longer than anticipated to achieve such benefits.

•
The Merger and/or the Asset Sale may trigger certain “change of control” provisions and other restrictions in contracts of HRZN, MRCC or their respective affiliates (e.g., under contracts governing indebtedness), and the failure to obtain any required consents or waivers could adversely impact the combined company.

•
The opinions delivered to the HRZN Board and the MRCC Board by the respective financial advisors of the HRZN Special Committee and the MRCC Special Committee prior to signing the Merger Agreement and the Asset Purchase Agreement do not reflect changes in circumstances since the date of such opinions.

•	If the Merger and Asset Sale do not close, neither HRZN nor MRCC will benefit from the expenses incurred in their pursuit of the Transactions.
•	The termination of the Merger Agreement and/or Asset Purchase Agreement could negatively impact MRCC and HRZN.
•	HRZN and MRCC could have indemnification obligations to their officers and directors.
•
Under certain circumstances, following the acquisition of MRCC or HRZN by an unaffiliated third party acquiror, such third party acquiror is obligated to pay HRZN or MRCC, as applicable, a termination fee upon termination of the Merger Agreement and/or Asset Purchase Agreement.

•	The Merger Agreement and Asset Purchase Agreement limit the ability of MRCC and HRZN to pursue alternatives to the Transactions.

•
The Transactions are subject to closing conditions, including stockholder approvals, that, if not satisfied or waived, will result in the Transactions not being completed, which may result in material adverse consequences to MRCC’s and HRZN’s business and operations.

•	HRZN and MRCC will be subject to operational uncertainties and contractual restrictions while the Transactions are pending.
•
HRZN and MRCC may, to the extent legally allowed, waive one or more conditions to the Transactions without resoliciting stockholder approval (e.g., extend the time for the performance of certain obligations or acts of the other parties, waive inaccuracies in representations and warranties, waive compliance by the other parties with certain agreements or conditions, or others).

•
The shares of HRZN Common Stock to be received by MRCC stockholders as a result of the Merger will have different rights associated with them than shares of MRCC Common Stock currently held by them (e.g., a majority of the MRCC stockholders may call a special meeting of stockholders, while the HRZN Bylaws do not contain a similar right). See “Comparison of HRZN and MRCC Stockholder Rights” for a more detailed description of these different rights.

•	The market price of HRZN Common Stock after the Merger may be affected by factors different from those affecting HRZN Common Stock currently.
See the section captioned “Risk Factors—Risks Relating to the Transactions” below for a more detailed discussion of these factors.
Tax Consequences of the Asset Sale
The Asset Sale will be treated for U.S. federal income tax purposes as a sale of MRCC’s assets in exchange for cash. The Asset Sale is a taxable transaction for MRCC for U.S. federal income tax purposes. MRCC expects to realize a net loss on the Asset Sale. The Asset Sale is not a stockholder-level action, and MRCC’s U.S. and non-U.S. stockholders, in their capacities as such, are not expected to realize any gain or loss for U.S. federal income tax purposes solely as a result of the Asset Sale. MRCC’s stockholders should read the section captioned “Certain Material U.S. Federal Income Tax Consequences of the Asset Sale” for a more complete discussion of the U.S. federal income tax consequences of the Asset Sale. Holders of MRCC Common Stock should consult with their own tax advisors to understand the tax consequences of the Asset Sale to them.
Tax Consequences of the Merger
The Merger is intended to qualify as a “reorganization,” within the meaning of Section 368(a) of the Code, and it is a condition to HRZN’s and MRCC’s respective obligations to complete the Merger that each of them receives a legal opinion to that effect. Accordingly, the Merger is not expected to be a taxable event for MRCC’s stockholders for U.S. federal income tax purposes as to the shares of HRZN Common Stock they receive in the Merger, except for any gain or loss that may result from the receipt of cash in lieu of fractional shares of HRZN Common Stock.
MRCC’s stockholders should read the section captioned “Certain Material U.S. Federal Income Tax Consequences of the Merger” for a more complete discussion of the U.S. federal income tax consequences of the Merger. Tax matters can be complicated and the tax consequences of the Merger to MRCC stockholders will depend on their particular tax situation. Holders of MRCC Common Stock should consult with their own tax advisors to understand the tax consequences of the Merger to them.
The Merger is not expected to be a taxable event for HRZN stockholders.
Special Meeting of HRZN Stockholders
HRZN plans to hold the HRZN Special Meeting on March 13, 2026 at 2:30 p.m., Eastern Time, at the offices of HRZN located at 312 Farmington Avenue, Farmington, Connecticut 06032. At the HRZN Special Meeting, holders of HRZN Common Stock will be asked to approve the Merger Stock Issuance Proposal and the Director Election Proposal.
A HRZN stockholder can vote at the HRZN Special Meeting if such stockholder owned shares of HRZN Common Stock at the close of business on the HRZN Record Date. As of that date, there were approximately 46,316,648 shares of HRZN Common Stock outstanding and entitled to vote, approximately 363,604 shares of which, or less than 1.0%, were owned beneficially or of record by directors and executive officers of HRZN.

Special Meeting of MRCC Stockholders
MRCC plans to hold the MRCC Special Meeting virtually on March 13, 2026 at 2:30 p.m., Eastern Time, at the following website: www.virtualshareholdermeeting.com/MRCC2025SM2. At the MRCC Special Meeting, holders of MRCC Common Stock will be asked to approve the Asset Sale Proposal and the Merger Proposal.
An MRCC stockholder can vote at the MRCC Special Meeting if such stockholder owned shares of MRCC Common Stock at the close of business on the MRCC Record Date. As of that date, there were approximately 21,666,340 shares of MRCC Common Stock outstanding and entitled to vote. Approximately 879,486 of such total outstanding shares, or 4.1%, were owned beneficially or of record by directors and executive officers of MRCC.
HRZN Board Recommendation
The HRZN Board, based upon the recommendation of the HRZN Special Committee, has unanimously approved the Merger Agreement, including the Merger and the related transactions and unanimously recommends that HRZN stockholders vote “FOR” the Merger Stock Issuance Proposal. The HRZN Board, including all of the HRZN Independent Directors, further unanimously recommends that HRZN stockholders vote “FOR” the Director Election Proposal.
MRCC Board Recommendation
The MRCC Board, based upon the recommendation of the MRCC Special Committee, has unanimously approved the Asset Purchase Agreement, Asset Sale, the Merger Agreement and the Merger and unanimously recommends that MRCC stockholders vote “FOR” the Asset Sale Proposal and “FOR” the Merger Proposal.
Votes Required—HRZN
Each share of HRZN Common Stock held by a holder of record as of the HRZN Record Date has one vote on each matter considered at the HRZN Special Meeting.
Merger Stock Issuance Proposal
The affirmative vote of the holders of a majority of the votes cast by HRZN stockholders at the HRZN Special Meeting in person or by proxy is required for approval of the Merger Stock Issuance Proposal (meaning that the number of shares voted “for” the proposal must exceed the number of shares voted “against” such proposal). HRZN stockholders may vote “for,” “against” or “abstain” from voting on the Merger Stock Issuance Proposal. Abstentions and broker non-votes, if any, will not be included in determining the number of votes cast for the foregoing purpose and, as a result, will have no effect on the Merger Stock Issuance Proposal.
Director Election Proposal
With respect to the Director Election Proposal, the director nominee will be elected by a plurality of the votes cast at the HRZN Special Meeting. HRZN stockholders may vote “for” or “withhold” authority to vote for the nominee for the HRZN Board. Stockholders may not cumulate their votes. “Withhold” votes and broker non-votes, if any, will not be considered votes cast for the foregoing purpose, and will have no effect on the election of the nominee in the Director Election Proposal.
Vote Required—MRCC
Each share of MRCC Common Stock held by a holder of record as of the MRCC Record Date has one vote on each matter considered at the MRCC Special Meeting.
Asset Sale Proposal
Adoption of the Asset Sale Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of MRCC Common Stock entitled to vote at the MRCC Special Meeting (meaning that of the outstanding shares of MRCC Common Stock on the MRCC Record Date, a majority of them must be voted “for” the proposal for it to be approved). MRCC stockholders may vote “for,” “against” or “abstain” from voting on the Asset Sale Proposal. Abstentions and broker non-votes, if any, will have the same effect as votes “against” the Asset Sale Proposal.

Merger Proposal
Adoption of the Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of MRCC Common Stock entitled to vote at the MRCC Special Meeting (meaning that of the outstanding shares of MRCC Common Stock on the MRCC Record Date, a majority of them must be voted “for” the proposal for it to be approved). MRCC stockholders may vote “for,” “against” or “abstain” from voting on the Merger Proposal. Abstentions and broker non-votes, if any, will have the same effect as votes “against” the Merger Proposal.
Completion of the Transactions
As more fully described in this joint proxy statement/prospectus and in the Merger Agreement and the Asset Purchase Agreement, the completion of the Asset Sale and the Merger depends on a number of conditions being satisfied or, where legally permissible, waived. For information on the conditions that must be satisfied or waived for the Asset Sale to occur, see “Description of the Asset Purchase Agreement—Conditions to Closing the Asset Sale.” For information on the conditions that must be satisfied or waived for the Merger to occur, see “Description of the Merger Agreement—Conditions to Closing the Merger.” While there can be no assurances as to the exact timing, or that the Transactions will be completed at all, HRZN, MRCC and MCIP are working to complete the Transactions in the first half of calendar year 2026. It is currently expected that the Transactions will be completed promptly following receipt of the required stockholder approvals at the HRZN Special Meeting and the MRCC Special Meeting and satisfaction of the other closing conditions set forth in the Merger Agreement and the Asset Purchase Agreement. Subject to the terms and conditions of the Asset Purchase Agreement and the Merger Agreement, the Initial Merger will occur immediately after the Asset Sale is completed, and the Second Merger will occur immediately after the Initial Merger is completed.
Termination of the Asset Sale and Termination Fee
The Asset Purchase Agreement includes restrictions on the ability of MRCC to solicit proposals for alternative transactions or engage in discussions regarding such proposals, subject to exceptions and termination provisions (as more fully described in the section entitled “Description of the Asset Sale — Termination of the Asset Purchase Agreement”). These restrictions could have the effect of discouraging such proposals from being made or pursued. The Asset Purchase Agreement also contains certain termination rights in favor of MCIP and MRCC, including if the Asset Sale is not completed on or before February 9, 2026 or if the requisite approvals of MRCC stockholders are not obtained. In addition, the Asset Purchase Agreement provides that, upon the termination of the Asset Purchase Agreement followed by an acquisition of MRCC by an unaffiliated third party, such third party acquiror may be required to pay MCIP a termination fee of approximately $5.4 million. The Asset Purchase Agreement further provides that, upon termination of the Asset Purchase Agreement due to certain conditions set forth therein, MRCC may be required (by itself or through MC Advisors) to reimburse MCIP for all reasonable fees and expenses incurred by MCIP in connection with the Asset Sale.
Termination of the Merger and Termination Fee
The Merger Agreement includes restrictions on the ability of MRCC and HRZN to solicit proposals for alternative transactions or engage in discussions regarding such proposals, subject to exceptions and termination provisions (as more fully described in the section entitled “Description of the Merger Agreement — Termination of the Merger Agreement”). These restrictions could have the effect of discouraging such proposals from being made or pursued. In addition, the Merger Agreement contains certain termination rights in favor of HRZN and MRCC, including if the Merger is not completed on or before February 9, 2026 or if the requisite approvals of HRZN stockholders or MRCC stockholders are not obtained. The Merger Agreement also provides that, upon the termination of the Merger Agreement followed by an acquisition of HRZN by a party not affiliated with the HRZN Advisor or followed by an acquisition of MRCC by a third party not affiliated with MC Advisors, such third party acquiror may be required to pay HRZN or MRCC, as applicable, a termination fee of approximately $5.4 million or $11.0 million, respectively.
Fee Waiver
In connection with entry into the Merger Agreement and subject to completion of the Merger, the HRZN Advisor has agreed to waive $4.0 million of Base Management Fees (as defined in the HRZN Investment Management Agreement) and/or Incentive Fees (as defined in the HRZN Investment Management Agreement)

(the “Fee Waiver”) due and payable to the HRZN Advisor pursuant to the terms of the HRZN Investment Management Agreement at the rate of $1.0 million per quarter commencing at the end of the first full fiscal quarter following the closing of the Merger. The Fee Waiver will be in effect until the end of the fourth full fiscal quarter following the closing of the Merger, and for each applicable fiscal quarter, the fees waived will not exceed the total amount of Base Management Fees and Incentive Fees earned by the HRZN Advisor during such fiscal quarter.
Management of the Combined Company
The HRZN Advisor will continue to serve as investment adviser of the combined company following the Merger pursuant to the terms of the HRZN Investment Management Agreement. Pursuant to the Merger Agreement, HRZN will use commercially reasonable efforts to provide that, upon the closing of the Merger, the HRZN Board will consist of two current HRZN Independent Directors, one current MRCC Independent Director, and the chief executive officer of HRZN. The officers of HRZN immediately prior to the Merger will remain the officers of HRZN and will hold office until their respective successors are chosen and qualified, or until their earlier resignation or removal.
Reasons for the Transactions
HRZN
The HRZN Board consulted with HRZN’s management, the HRZN Advisor, as well as its legal and other advisors and considered numerous factors, including the unanimous recommendation of the HRZN Special Committee, and the HRZN Board and the HRZN Special Committee unanimously determined that the Merger is in HRZN’s best interests and the best interests of HRZN’s stockholders, and that HRZN stockholders will not suffer any dilution for purposes of Rule 17a-8 under the 1940 Act as a result of the Merger.
The HRZN Special Committee and the HRZN Board, separately and with the assistance of their legal advisors (and, in the case of the HRZN Special Committee, its financial advisor), weighed various potential benefits and risks in considering the Merger, both with respect to the immediate effects of the Merger on HRZN and HRZN stockholders and with respect to the potential benefits that could be experienced by the combined company after the Merger. Some of the material factors (which are not in any relative order of importance) considered by the HRZN Special Committee and the HRZN Board that assisted them in concluding that the Merger is in the best interests of HRZN and HRZN stockholders included, among others:
•	the expected enhanced scale and diversification of the combined company;
•	the expectation that the Merger would be accretive to the combined company’s NII over time;
•	the additional capital to support the next phase of growth for the combined company;
•	the potential for pro-forma cost reductions due to the elimination of duplicative operating expenses after closing;
•
the greater scale and diversification of the combined company could allow for better access to a wider array of debt funding solutions for the combined company, including access to structural efficiencies and potential borrowing cost reductions over time;

•	the HRZN Advisor’s plan to enter into the Fee Waiver, contingent upon and simultaneous with the closing of the Merger;
•	the tax consequences of the Merger;
•	no dilution for purposes of Rule 17a-8 under the 1940 Act; and
•	the opinion of Oppenheimer, financial advisor to the HRZN Special Committee.
In the course of their deliberations, the HRZN Board and the HRZN Special Committee also considered a variety of risks and certain potentially negative factors that could cause the Merger not to close or the anticipated benefits of the Merger not to be realized, including, without limitation, the following (which are not in any relative order of importance), each as more fully discussed in “The Asset Sale and the Merger—HRZN Reasons for the Merger”:
•	failure to close;

•	potential management diversion;
•	pressure on the trading price of HRZN Common Stock;
•	potential for reduced dividend rates of the surviving company;
•	restrictions on conduct of business;
•	restrictions on superior proposals; termination fee;
•	fees associated with the Merger;
•	absence of appraisal rights; and
•	litigation risk.
In coming to its recommendation, the HRZN Special Committee also considered alternatives to the proposed Merger, including HRZN continuing on as a stand-alone entity and potentially raising equity through a follow-on offering, but determined for the reasons set forth above to pursue the Merger. The foregoing list does not include all the factors that the HRZN Board and the HRZN Special Committee considered in approving the proposed Merger and the Merger Agreement and in recommending that HRZN stockholders approve the Merger Stock Issuance Proposal. For a further discussion of the material factors considered by the HRZN Board and the HRZN Special Committee, see “The Asset Sale and the Merger—HRZN Reasons for the Merger.”
MRCC
The MRCC Board consulted with MRCC’s management, MC Advisors, as well as its legal and other advisors and considered numerous factors, including the unanimous recommendation of the MRCC Special Committee, and the MRCC Board and the MRCC Special Committee unanimously determined that the Merger Agreement and the Asset Purchase Agreement and the transactions contemplated thereby (including the Merger and the Asset Sale) are advisable, fair to and in the best interests of MRCC and MRCC stockholders, and that MRCC stockholders will not suffer any dilution for purposes of Rule 17a-8 under the 1940 Act as a result of the Merger Agreement and the Asset Purchase Agreement and the transactions contemplated thereby (including the Merger and the Asset Sale).
The MRCC Special Committee and the MRCC Board, separately and with the assistance of their legal advisors (and, in the case of the MRCC Special Committee, its financial advisor), weighed various potential benefits and risks in considering the Transactions, both with respect to the immediate effects of the Transactions on MRCC and MRCC stockholders and with respect to the potential benefits that could be experienced by the combined company after the Merger. Some of the material factors (which are not in any relative order of importance) considered by the MRCC Special Committee and the MRCC Board that assisted them in concluding that Transactions are in the best interests of MRCC and MRCC stockholders included, among others:
•	the expected enhanced scale and diversification of the combined company;
•	the Asset Sale price would be based on fair value of MRCC’s assets;
•	the expectation that the Merger would be accretive to the combined company’s NII over time;
•	the additional capital to support the next phase of growth for the combined company;
•	the potential for pro-forma cost reductions due to the elimination of duplicative operating expenses after closing;
•
the greater scale and diversification of the combined company could allow for better access to a wider array of debt funding solutions for the combined company, including access to structural efficiencies and potential borrowing cost reductions over time;

•	the HRZN Advisor’s plan to enter into the Fee Waiver, contingent upon and simultaneous with the closing of the Merger;
•	the tax consequences of the Transactions;
•	no dilution for purposes of Rule 17a-8 under the 1940 Act; and
•	the opinion of Houlihan Lokey, financial advisor to the MRCC Special Committee.

In the course of their deliberations, the MRCC Board and the MRCC Special Committee also considered a variety of risks and certain potentially negative factors that could cause the Transactions not to close or the anticipated benefits of the Transactions not to be realized, including, without limitation, the following (which are not in any relative order of importance), each as more fully discussed in “The Asset Sale and the Merger—MRCC Reasons for the Transactions”:
•	failure to close;
•	management diversion;
•	pressure on trading price of HRZN Common Stock;
•	potential for reduced dividend rates of the surviving company;
•	restrictions on conduct of business;
•	restrictions on superior proposals; termination fee;
•	fees associated with the Transactions;
•	absence of appraisal rights;
•
the potential increase in the amount of advisory fees under the HRZN Investment Management Agreement, as compared to under the MRCC Investment Advisory Agreement, following the expiration of the Fee Waiver; and

•	litigation risk.
The foregoing list does not include all the factors that the MRCC Board and the MRCC Special Committee considered in approving the Asset Purchase Agreement, the Asset Sale, the Merger Agreement and the Merger and in recommending that MRCC stockholders approve the Asset Sale Proposal and the Merger Proposal.
For a further discussion of the material factors considered by the MRCC Board and the MRCC Special Committee, see “The Asset Sale and the Merger—MRCC Reasons for the Transactions.”
Opinion of the Financial Advisor to the MRCC Special Committee
On August 7, 2025, Houlihan Lokey Capital, Inc., which we refer to as Houlihan Lokey, orally rendered its opinion to the MRCC Special Committee (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the MRCC Special Committee dated August 7, 2025), as to, as of such date, the fairness, from a financial point of view, to the holders of MRCC Common Stock other than HRZN, MCIP, the HRZN Advisor, MC Advisors and their respective affiliates (collectively, the “Excluded Holders”) of the Exchange Ratio provided for in the Merger pursuant to the Merger Agreement.
Houlihan Lokey’s opinion was directed to the MRCC Special Committee (in its capacity as such) and only addressed the fairness, from a financial point of view, to the holders of MRCC Common Stock other than the Excluded Holders of the Exchange Ratio provided for in the Merger pursuant to the Merger Agreement, and did not address any other aspect or implication of the Transactions or any other agreement, arrangement or understanding entered into in connection therewith or otherwise. The summary of Houlihan Lokey’s opinion in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of its written opinion, which is attached as Annex C to this joint proxy statement/prospectus and describes the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in connection with the preparation of its opinion. However, neither Houlihan Lokey’s opinion nor the summary of its opinion and the related analyses set forth in this joint proxy statement/prospectus are intended to be, and do not constitute, advice or a recommendation to the MRCC Special Committee, the MRCC Board, MC Advisors, any security holder of MRCC or any other person as to how to act or vote with respect to any matter relating to the Merger.
Opinion of the Financial Advisor to the HRZN Special Committee
On August 5, 2025, Oppenheimer orally rendered an opinion to the HRZN Special Committee as to, as of August 5, 2025, the fairness, from a financial point of view, to HRZN, of the Exchange Ratio provided for in the

Merger pursuant to the Merger Agreement. On August 7, 2025, Oppenheimer delivered a written opinion, addressed to the HRZN Special Committee and the HRZN Board, dated August 7, 2025, as to, as of August 7, 2025, the fairness, from a financial point of view, to HRZN, of the Exchange Ratio.
Oppenheimer’s opinion was directed to the HRZN Special Committee (in its capacity as such) and, as requested by the HRZN Special Committee, the HRZN Board (in its capacity as such). Oppenheimer’s opinion addressed only the fairness, from a financial point of view, to HRZN, of the Exchange Ratio provided for in the Merger pursuant to the Merger Agreement and did not address any other aspect or implication of the Merger or the Asset Sale or any other agreement, arrangement or understanding entered into in connection therewith or otherwise. The summary of Oppenheimer’s opinion in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of Oppenheimer’s written opinion, which is attached as Annex D to this joint proxy statement/prospectus and describes the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Oppenheimer in connection with the preparation of its opinion. Neither Oppenheimer’s opinion nor the summary of its opinion and the related analyses set forth in this joint proxy statement/prospectus is intended to be, and neither constitutes, advice or a recommendation to the HRZN Special Committee, the HRZN Board, any security holder of HRZN or any other person as to how to act or vote with respect to any matter relating to the Merger or the Asset Sale.
MRCC and HRZN Stockholders Do Not Have Appraisal Rights
Neither MRCC stockholders, with respect to the Asset Sale and the Merger, nor HRZN stockholders, with respect to the Merger, will be entitled to exercise appraisal rights in connection with the Merger under the laws of the State of Maryland or the State of Delaware, as applicable.

RISK FACTORS
In addition to the other information included in this document, stockholders should carefully consider the matters described below in determining whether to approve (i) in the case of MRCC stockholders, the Asset Sale Proposal and the Merger Proposal and (ii) in the case of HRZN stockholders, the Merger Stock Issuance Proposal. The information in “Item 1A. Risk Factors” in Part I of HRZN’s Annual Report on Form 10-K (File No. 814-00802) for the fiscal year ended December 31, 2024 is incorporated herein by reference for general risks related to HRZN. The information in “Item 1A. Risk Factors” in Part I of MRCC’s Annual Report on Form 10-K (File No. 814-00866) for the fiscal year ended December 31, 2024 is incorporated herein by reference for general risks related to MRCC. The risks set out below and incorporated by reference herein are not the only risks HRZN and MRCC face and that, following the Merger, the combined company may face. Additional risks and uncertainties not currently known to HRZN or MRCC or that they currently deem to be immaterial also may materially adversely affect their or, following the Merger, the combined company’s, business, financial condition or operating results. If any of the following events occur, HRZN or MRCC or, following the Merger, the combined company’s, business, financial condition or results of operations could be materially adversely affected. See also “Incorporation by Reference for HRZN,” “Incorporation by Reference for MRCC” and “Where You Can Find More Information” in this joint proxy statement/prospectus.
Risks Relating to the Transactions
Because both MRCC’s NAV and the market price of HRZN Common Stock will fluctuate, MRCC common stockholders cannot be sure of the market value of the Merger Consideration they will receive until the closing date of the Merger.
At the effective time of the Merger, each share of MRCC Common Stock issued and outstanding immediately prior to such time (other than shares owned by HRZN or any of its consolidated subsidiaries), will be converted into the right to receive a number of shares of HRZN Common Stock equal to the Exchange Ratio, plus any cash (without interest) in lieu of fractional shares. For illustrative purposes, based on September 30, 2025 net asset values and including transaction costs and other tax-related distributions, HRZN would issue approximately 23.0 million shares of its common stock in the aggregate pursuant to the Merger Agreement based on MRCC’s shares of common stock outstanding as of September 30, 2025, resulting in pro forma ownership of the combined company of 65.9% for HRZN’s current stockholders and 34.1% for MRCC’s current stockholders.
The market value of the consideration received by MRCC stockholders (together with cash to be received by MRCC stockholders in lieu of fractional shares, the “Merger Consideration”) may vary from the closing price of HRZN Common Stock on the date the Merger was announced, on the date that this joint proxy statement/prospectus was mailed to stockholders, on the date of the MRCC Special Meeting or the date of the HRZN Special Meeting and on the date the Merger is completed and thereafter. Any change in MRCC’s NAV or in the market price of HRZN Common Stock prior to completion of the Merger will affect the market value of the Merger Consideration that MRCC stockholders will receive upon completion of the Merger.
Accordingly, at the time of the MRCC Special Meeting, MRCC stockholders will not know or be able to calculate the market price of the Merger Consideration they would receive upon completion of the Merger. Neither MRCC nor HRZN is permitted to terminate the Merger Agreement or resolicit the vote of their respective stockholders solely because of changes in MRCC’s NAV or in the market price of shares of HRZN Common Stock after the MRCC Special Meeting.
The market price and liquidity of the market for HRZN Common Stock may be significantly affected by numerous factors, some of which are beyond HRZN’s control and may not be directly related to HRZN’s operating performance. These factors include, but are not limited to:
•
significant volatility in the market price and trading volume of securities of business development companies or other companies in HRZN’s sector, which are not necessarily related to the operating performance of the companies;

•	changes in regulatory policies, accounting pronouncements or tax guidelines, particularly with respect to RICs and business development companies;
•	loss of HRZN’s qualification as a RIC or business development company;
•	changes in earnings or variations in operating results;

•	changes in the value of HRZN’s portfolio investments;
•	changes in accounting guidelines governing valuation of HRZN’s investments;
•	any shortfall in revenue or net income or any increase in losses from levels expected by investors or securities analysts;
•	departure of the HRZN Advisor or any of its affiliates’ key personnel;
•	operating performance of companies comparable to HRZN;
•	general economic trends and other external factors; and
•	loss of a major funding source.
See “Special Note Regarding Forward-Looking Statements” for other factors that could cause the market price of HRZN Common Stock to change.
Closing sales prices of HRZN Common Stock as reported on Nasdaq for the fiscal year ended December 31, 2024 ranged from a low of $8.57 to a high of $13.63. Closing sales prices of HRZN Common Stock as reported on Nasdaq for the fiscal year ended December 31, 2025 ranged from a low of $5.72 to a high of $9.86 and, for the period from January 1, 2026 through January 13, 2026, from a low of $6.52 to a high of $6.69. However, historical trading prices are not necessarily indicative of future performance. You should obtain current market quotations for shares of HRZN Common Stock prior to the special meetings.
Sales of shares of HRZN Common Stock after the completion of the Merger may cause the market price of HRZN Common Stock to decline.
For illustrative purposes, based on September 30, 2025 net asset values and including transaction costs and other tax-related distributions, HRZN would issue approximately 23.0 million shares of its common stock in the aggregate pursuant to the Merger Agreement based on MRCC’s shares of common stock outstanding as of September 30, 2025. Former MRCC stockholders may decide not to hold the shares of HRZN Common Stock that they will receive pursuant to the Merger Agreement. Certain MRCC stockholders, such as funds with limitations on their permitted holdings of stock, may be required to sell the shares of HRZN Common Stock that they receive pursuant to the Merger Agreement. In addition, HRZN stockholders may decide not to hold their shares of HRZN Common Stock after completion of the Merger. In each case, such sales of HRZN Common Stock could have the effect of depressing the market price for HRZN Common Stock and may take place soon after the completion of the Merger.
MRCC stockholders and HRZN stockholders will experience a reduction in percentage ownership and voting power in the combined company as a result of the Merger.
MRCC stockholders will experience a substantial reduction in their respective percentage ownership interests and effective voting power in respect of the combined company relative to their respective percentage ownership interests in MRCC prior to the Merger. Consequently, MRCC stockholders should expect to exercise less influence over the management and policies of the combined company following the Merger than they currently exercise over the management and policies of MRCC. HRZN stockholders will experience a substantial reduction in their respective percentage ownership interests and effective voting power in respect of the combined company relative to their respective ownership interests in HRZN prior to the Merger. Consequently, HRZN stockholders should expect to exercise less influence over the management and policies of the combined company following the Merger than they currently exercise over the management and policies of HRZN.
Prior to completion of the Merger, subject to certain restrictions in the Merger Agreement, HRZN and MRCC could each issue additional shares of common stock, which would further reduce the percentage ownership of the combined company held by current HRZN stockholders or to be held by MRCC stockholders, as applicable. After completion of the Merger, HRZN may issue additional shares of HRZN Common Stock, including, subject to certain restrictions under the 1940 Act, including a requirement to obtain stockholder approval of such issuance, at prices below HRZN Common Stock’s then-current net asset value per share. The issuance or sale by HRZN of shares of HRZN Common Stock at a discount to net asset value poses a risk of dilution to HRZN and former MRCC stockholders.

HRZN may be unable to realize the anticipated benefits of the Merger, including estimated cost savings (which will only be achieved after payment of the allocated transaction expenses), or it may take longer than anticipated to achieve such benefits.
The realization of certain benefits anticipated as a result of the Merger will depend in part on the enhanced scale and diversification of HRZN’s business. There can be no assurance that such enhanced scale and diversification will result in advantages to HRZN in a timely fashion or at all. The dedication of management resources to such efforts may detract attention from the day-to-day business of the combined company, and there can be no assurance that there will not be other adverse effects as a result of such enhanced scale and diversification.
HRZN also expects to achieve certain cost savings from the Merger when the two companies have fully integrated. It is possible that the estimates of the potential cost savings are incorrect. The cost savings estimates also assume HRZN will be able to combine the operations of HRZN and MRCC in a manner that permits those cost savings to be fully realized. If the estimates turn out to be incorrect or if HRZN is not able to combine MRCC’s business with the operations of HRZN successfully, the anticipated cost savings may not be fully realized or realized at all or may take longer to realize than expected. Moreover, any cost savings will only be achieved after payment of the allocated costs and expenses associated with the Asset Sale and the Merger. See “Description of the Merger Agreement—Expenses and Fees” and “Description of the Asset Purchase Agreement—Expenses and Fees.”
The Merger and/or Asset Sale may trigger certain “change of control” provisions and other restrictions in contracts of HRZN, MRCC or their affiliates (e.g., under contracts governing indebtedness), and the failure to obtain any required consents or waivers could adversely impact the combined company.
Certain agreements of HRZN and MRCC or their affiliates, which may include agreements governing indebtedness of HRZN or MRCC, will or may require the consent or waiver of one or more counterparties in connection with the Transactions. The failure to obtain any such consent or waiver may permit such counterparties to terminate, or otherwise increase their rights or HRZN’s or MRCC’s obligations under, any such agreement because the Transactions may violate an anti-assignment, change of control or other similar provision relating to any of such transactions. If this occurs, HRZN may have to seek to replace that agreement with a new agreement or seek an amendment to such agreement. HRZN and MRCC cannot assure you that HRZN will be able to replace or amend any such agreement on comparable terms or at all. If these types of provisions are triggered in agreements governing indebtedness of HRZN or MRCC, the lender or holder of the debt instrument could accelerate repayment under such indebtedness and negatively affect HRZN’s business, financial condition, results of operations and cash flows.
If any such agreement is material, the failure to obtain consents, amendments or waivers under, or to replace on similar terms or at all, any of these agreements could adversely affect the financial performance or results of operations of the combined company following the Merger, including preventing HRZN from operating a material part of MRCC’s business.
In addition, the consummation of the Transactions may violate, conflict with, result in a breach of provisions of, or the loss of any benefit under, constitute a default (or an event that, with or without notice or lapse of time or both, would constitute a default) under, or result in the termination, cancellation, acceleration or other change of any right or obligation (including any payment obligation) under, certain agreements of HRZN or MRCC. Any such violation, conflict, breach, loss, default or other effect could, either individually or in the aggregate, have a material adverse effect on the financial condition, results of operations, assets or business of the combined company following completion of the Merger.
The opinions delivered to the HRZN Board and the MRCC Board by the respective financial advisors to the HRZN Special Committee and the MRCC Special Committee prior to signing the Merger Agreement and the Asset Purchase Agreement do not reflect changes in circumstances after the date of the opinions.
The opinions of the financial advisors to the HRZN Special Committee and the MRCC Special Committee, respectively, were delivered to the parties’ respective boards on, and dated, August 7, 2025. Changes in the operations and prospects of MRCC or HRZN, general market and economic conditions and other factors that may be beyond the control of MRCC or HRZN may significantly alter the value of MRCC or the price of shares of HRZN Common Stock by the time the Merger is completed. The opinions do not speak as of the time the

Transactions will be completed or as of any date other than the date of such opinions. For a description of the opinion that the MRCC Board and the MRCC Special Committee received from the financial advisor to the MRCC Special Committee, see “The Asset Sale and the Merger— Opinion of the MRCC Special Committee’s Financial Advisor.” For a description of the opinion that the HRZN Board and the HRZN Special Committee received from the financial advisor to the HRZN Special Committee, see “The Asset Sale and the Merger—Opinion of the HRZN Special Committee’s Financial Advisor.”
If the Merger and Asset Sale do not close, neither HRZN nor MRCC will benefit from the expenses incurred in the pursuit of the Transactions.
The Transactions may not be completed. If the Transactions are not completed, HRZN and MRCC will have incurred substantial expenses for which no ultimate benefit will have been received. Both companies have incurred and will incur out-of-pocket expenses in connection with the Transactions for investment banking, legal and accounting fees and financial printing and other related charges, much of which will be incurred even if the Transactions are not completed.
HRZN anticipates that it will bear expenses of approximately $2.4 million ($0.05 per share of HRZN Common Stock, based on shares outstanding as of September 30, 2025) in connection with the Merger (which is reduced to $1.3 million if the Merger is not consummated). MRCC anticipates that it will bear expenses of approximately $4.1 million ($0.19 per share of MRCC Common Stock, based on shares outstanding as of September 30, 2025) in connection with the Transactions (which is reduced to approximately $3.0 million if the Merger is not consummated). Further, subject to closing of the Merger, the HRZN Advisor, as the investment advisor of the combined company, has agreed to waive an aggregate amount of $4.0 million of advisory fees under the HRZN Investment Management Agreement at the rate of $1.0 million per quarter commencing at the end of the first full fiscal quarter following the closing of the Merger. The Fee Waiver will be in effect until the end of the fourth full fiscal quarter following the closing of the Merger, and for each applicable fiscal quarter, the fees waived will not exceed the total amount of Base Management Fees and Incentive Fees earned by the HRZN Advisor during such fiscal quarter.
The termination of the Merger Agreement and/or Asset Purchase Agreement could negatively impact MRCC and HRZN.
If the Merger Agreement and/or Asset Purchase Agreement are terminated, there may be various consequences, including:
•
MRCC’s and HRZN’s businesses may have been adversely impacted by the failure to pursue other beneficial opportunities due to the focus of management on the Transactions, without realizing any of the anticipated benefits of completing the Transactions;

•	the market price of MRCC Common Stock and/or HRZN Common Stock might decline; and
•
in the case of MRCC, it may not be able to find a party willing to pay an equivalent or more attractive price than the price MCIP agreed to pay in the Asset Sale and the price HRZN agreed to pay in the Merger.

MRCC and HRZN could have indemnification obligations to their officers and directors.
The HRZN Charter and the MRCC Charter require HRZN and MRCC, respectively, to indemnify their officers and directors to the maximum permissible extent under applicable law. Further, under the terms of the Asset Purchase Agreement, MRCC has agreed to indemnify and hold harmless MCIP from certain pre-closing liabilities, including related to certain taxes and other obligations. In addition, under the terms of the Merger Agreement, HRZN has agreed to indemnify its officers and directors and directors and officers of MRCC who may become the subject of claims based on the fact that such person is or was our director or officer and pertaining to any actions occurring at or prior to the effective time of the Merger. Uncertainty with respect to the outcome of these obligations could have a material adverse impact on HRZN, MRCC and the surviving company following the consummation of the Transactions.
The Merger Agreement and Asset Purchase Agreement limit the ability of HRZN and MRCC to pursue alternatives to the Transactions.
The Merger Agreement and Asset Purchase Agreement contain provisions that limit each of HRZN’s and MRCC’s ability to discuss, facilitate or commit to competing third-party proposals to acquire all or a significant part of HRZN or MRCC, as applicable. In addition, Merger Agreement also provides that, upon the termination of the Merger Agreement followed by an acquisition of HRZN or MRCC by a third party not affiliated with the HRZN Advisor or MC Advisors, respectively, and such third party acquiror may be required to pay MRCC or HRZN, as applicable, a termination fee of approximately $11 million or $5.4 million, respectively. Further, the Asset Purchase Agreement provides that, upon the termination of the Asset Purchase Agreement followed by an acquisition of MRCC by a third party not affiliated with MC Advisors, such third-party acquiror may be required to pay MCIP a termination fee of approximately $5.4 million. These provisions, which are typical for transactions of this type, might discourage a potential competing acquiror that might have an interest in acquiring all or a significant part of HRZN or MRCC from considering or proposing that acquisition even if it were prepared to pay consideration with a higher per share price than that proposed in the Asset Sale or Merger or might result in a potential competing acquiror proposing to pay a lower per share price to acquire HRZN or MRCC than it might otherwise have proposed to pay.
The Transactions are subject to closing conditions, including stockholder approvals, that, if not satisfied or waived, will result in the Transactions not being completed, which may result in material adverse consequences to MRCC’s and HRZN’s business and operations.
The Transactions are subject to closing conditions, including certain approvals of MRCC’s and HRZN’s respective stockholders that, if not satisfied, will prevent the Transactions from being completed. The closing condition that MRCC’s stockholders approve the Transactions may not be waived under applicable law and must be satisfied for the Transactions to be completed. MRCC currently expects that all directors and executive officers of MRCC will vote their shares of MRCC Common Stock in favor of the proposals presented at the MRCC Special Meeting. If MRCC’s stockholders do not approve the Transactions and the Transactions are not completed, the resulting failure of the Transactions could have a material adverse impact on MRCC’s business and operations. The closing condition that HRZN’s stockholders approve the Merger Stock Issuance Proposal may not be waived under applicable law and must be satisfied for the Merger to be completed. HRZN currently expects that all directors and executive officers of HRZN will vote their shares of HRZN Common Stock in favor of the Merger Stock Issuance Proposal. If HRZN’s stockholders do not approve the Merger Stock Issuance Proposal and the Transactions are not completed, the resulting failure of the Transactions could have a material adverse impact on HRZN’s business and operations.
In addition to the required approvals of HRZN’s and HRZN’s stockholders, the Transactions are subject to a number of other conditions beyond MRCC’s and HRZN’s control, including regulatory approvals, that may prevent, delay or otherwise materially adversely affect its completion. There can be no assurance that such regulatory approvals will be obtained, that such approvals will be received on a timely basis or that such approvals will not impose conditions or requirements that, individually or in the aggregate, would or could reasonably be expected to have a material adverse effect on the financial condition, results of operations, assets or business of MRCC or MCIP following completion of the Asset Sale or the combined company following completion of the Merger. Neither MRCC nor HRZN can predict whether and when these other conditions will be satisfied.
HRZN and MRCC will be subject to operational uncertainties and contractual restrictions while the Transactions are pending.
Uncertainty about the effect of the Transactions may have an adverse effect on HRZN and MRCC and, consequently, on the combined company following completion of the Merger. These uncertainties may cause those that deal with HRZN and MRCC to seek to change their existing business relationships with HRZN and MRCC, respectively. In addition (1) the Asset Purchase Agreement contains representations, warranties and covenants, including, among others, covenants relating to the operation of MRCC’s business during the period prior to the closing of the Asset Sale which may restrict MRCC from taking actions that it might otherwise consider to be in its best interests and (2) the Merger Agreement contains representations, warranties and covenants, including, among others, covenants relating to the operation of each of HRZN’s and MRCC;s businesses during the period prior to the closing of the Merger, which may restrict each of MRCC and HRZN from taking actions that it might otherwise consider to be in its best interests. These restrictions may prevent MRCC and HRZN from pursuing certain business opportunities that may arise prior to the completion of the Transactions. Please see the section entitled “Description of the Merger Agreement—Conduct of Business Pending Completion of the Merger” and “Description of the Asset Purchase Agreement – Conduct of Business Pending Completion of the Asset Sale” for a description of the restrictive covenants to which MRCC and HRZN are subject.

HRZN and MRCC may, to the extent legally allowed, waive one or more conditions to the Transactions without resoliciting stockholder approval (e.g., extend the time for the performance of certain obligations or acts of the other parties, waive inaccuracies in representations and warranties, waive compliance by the other parties with certain agreements or conditions, or others).
Certain conditions to HRZN’s and MRCC’s obligations to complete the Transactions may be waived, in whole or in part, to the extent legally allowed, either unilaterally or by agreement of MRCC and MCIP or HRZN, as applicable. In the event that any such waiver does not require resolicitation of stockholders, the parties to the Merger Agreement and Asset Purchase Agreement will have the discretion to complete the Transactions without seeking further stockholder approval. The conditions requiring the approval of the Transactions by MRCC’s stockholders and the Merger Stock Issuance Proposal by HRZN’s Stockholders, however, cannot be waived.
The shares of HRZN Common Stock to be received by MRCC stockholders as a result of the Merger will have different rights associated with them than shares of MRCC Common Stock currently held by them.
The rights associated with MRCC Common Stock are different from the rights associated with HRZN Common Stock (e.g., a majority of the MRCC stockholders may call a special meeting of stockholders, while the HRZN Bylaws do not contain a similar right). See “Comparison of HRZN and MRCC Stockholder Rights.”
The market price of HRZN Common Stock after the Merger may be affected by factors different from those affecting HRZN Common Stock currently.
HRZN’s existing business after the Merger will be impacted by the increase in cash and outstanding shares of HRZN Common Stock as a result of the Merger. Accordingly, the results of operations of the combined company and the market price of HRZN Common Stock after the Merger may be affected by factors different from those currently affecting the independent results of operations of each of HRZN and MRCC.
Accordingly, the historical trading prices and financial results of HRZN may not be indicative of these matters for the combined company following the Merger. For a discussion of the business of HRZN and of certain factors to consider in connection with its business, see “Business of Horizon Technology Finance Corporation.” For a discussion of the business of MRCC and of certain factors to consider in connection with its business, see “Business of Monroe Capital Corporation.”
We may not replicate our historical performance, or the historical success of HRZN.
Following the consummation of the Transactions, HRZN and MRCC cannot provide any assurance that they will be able to replicate the historical performance of HRZN and MRCC, or the historical performance of other companies advised by the HRZN Advisor and MC Advisors in the past. Accordingly, the combined company’s investment returns could be substantially lower than the returns achieved by HRZN or MRCC in the past, or by such other funds managed by the HRZN Advisor or MC Advisors.
If the Transactions close as contemplated, HRZN will receive a substantial amount of cash, as net proceeds, that HRZN must then deploy, and you may not agree with the way HRZN allocates the net proceeds from the Transactions.
Upon the closing of the Transactions, based upon net asset values of HRZN and MRCC’s shares as of September 30, 2025, HRZN expects to receive approximately $162.4 million in cash proceeds (before HRZN transaction expenses). To deploy that cash, HRZN must identify and invest in loans and other assets consistent with HRZN’s investment strategy. Depending on market conditions, it may be difficult to identify a sufficient number of investments compatible with HRZN’s strategy at pricing that generates attractive returns to the stockholders of the combined company. HRZN’s ability to identify suitable investments will depend on conditions in the market for loans immediately after the closing of the Transactions, and any disruption in the lending market at that time could require that HRZN delay its investments or make investments on less favorable terms than HRZN would typically require. HRZN may also invest in companies with which you may not agree. If HRZN is unable to make appropriate, attractive investments, HRZN’s returns will diminish as HRZN holds cash or cash equivalents that generate returns lower than returns HRZN typically earns on debt investments until such time as HRZN can invest the net proceeds of the Transactions in debt investments.

COMPARATIVE FEES AND EXPENSES
The following table is intended to assist HRZN Stockholders and MRCC Stockholders in understanding the costs and expenses that an investor in shares of HRZN Common Stock or MRCC Common Stock bears directly or indirectly and, based on the assumptions set forth below, the pro forma costs and expenses estimated to be incurred by the combined company in the first year following completion of the Merger. We caution you that some of the percentages indicated in the table below are estimates and may vary. Except where the context suggests otherwise, whenever this document contains a reference to fees or expenses paid or to be paid by “you”, “HRZN” or “MRCC”, stockholders will indirectly bear such fees or expenses as investors in HRZN or MRCC, as applicable. The table below is based on information as of September 30, 2025 for each party (except as noted below), annualized for a full year, and includes expenses of the applicable consolidated subsidiaries.

	Stand-Alone		Pro Forma
	HRZN (acquiring fund)	MRCC (target fund)	HRZN (surviving fund)
Stockholder transaction expenses:
Sales load (as a percentage of offering price)	—%(1)	—%(1)	—%(1)
Offering expenses (as a percentage of offering price)	—%(2)	—%(2)	—%(2)
Dividend reinvestment plan fees	$ —(3)	$ —(3)	$ —(3)
Total stockholder transaction expenses (as a percentage of offering price)	—%	—%	—%

	Stand-Alone		Pro Forma
	HRZN (acquiring fund)	MRCC (target fund)	HRZN (surviving fund)
Annual expenses (as a percentage of net assets attributable to common stock):
Base management fees(4)	3.82%	3.84%	4.43%
Incentive fees(5)	—%	—%	3.41%
Interest payments on borrowed funds(6)	10.65%	9.15%	11.22%
Other expenses(7)	1.89%	2.00%	1.38%
Acquired fund fees and expenses(8)	—%	0.50%	—%
Total annual expenses	16.36%	15.49%	20.44%
Fee Waiver(9)	—%	—%	(0.89)%
Total annual expenses, net of Fee Waiver	16.36%	15.49%	19.55%

(1)	In the event that any shares of HRZN Common Stock or MRCC Common Stock are sold to or through underwriters, a prospectus supplement will disclose the applicable sales load.
(2)
The prospectus supplement corresponding to each offering will disclose the applicable estimated amount of offering expenses, the offering price and the offering expenses borne by HRZN and MRCC, respectively, as a percentage of the offering price.

(3)
If a participant elects by written notice to the plan administrator to have the plan administrator sell part or all of the shares of HRZN Common Stock or MRCC Common Stock held by the plan administrator in the participant’s account and remit the proceeds to the participant, the plan administrator is authorized to deduct a transaction fee of $15.00 plus a $0.10 per share brokerage commission from the proceeds. The expenses of the dividend reinvestment plan are included in “other expenses.” The plan administrator’s fees will be paid by HRZN and MRCC, respectively. There will be no brokerage charges or other charges to HRZN Stockholders or MRCC Stockholders who participate in the plan.

(4)
For HRZN, the base management fee is calculated at an annual rate of 2.00% of gross assets (less cash and cash equivalents) including any assets acquired with the proceeds of leverage; provided, that, to the extent gross assets (less cash and cash equivalents) exceed $250 million, the base management fee on the amount of such excess over $250 million will be calculated at an annual rate of 1.60% of gross assets (less cash and cash equivalents) including any assets acquired with the proceeds of leverage. The management fee referenced in the table above is based on actual gross assets (less cash and cash equivalents) and use of leverage for the nine months ended September 30, 2025, annualized.

For MRCC, the base management fee is calculated initially at an annual rate of 1.75% of the average value of MRCC’s total assets (calculated as total assets excluding cash, which includes assets financed using leverage) at the end of each of the two most recently completed calendar quarters; provided however, the base management fee is calculated at an annual rate equal to 1.00% of the average value of MRCC’s total assets (calculated as total assets excluding cash, which includes assets financed using leverage) at the end of each of the two most recently completed calendar quarters that exceeds the product of (i) 200% and (ii) average net asset value at the end of each of the two most recently completed calendar quarters. The “base management fee” percentage is calculated as a percentage of net assets attributable to common stockholders, rather than total assets, including assets that have been funded with borrowed monies, because common stockholders bear all of this cost. The management fee referenced in the table above is based on actual total assets (excluding cash) and use of leverage for the nine months ended September 30, 2025, annualized.

Following completion of the Merger, the surviving company will be HRZN, which will continue to be externally managed by the HRZN Advisor. The pro forma base management fee has been calculated in accordance with the terms of the HRZN Investment Management Agreement. This table assumes the estimated gross assets of the surviving fund based on estimated gross assets (excluding cash) and use of leverage for the twelve months ending December 31, 2026, inclusive of the estimated transaction costs as well as a final tax dividend for the period ending on the date the transactions contemplated by the Asset Purchase Agreement are consummated as required by law in order for MRCC to maintain its qualification as a RIC (the “Tax Dividend”).
(5)	For each of HRZN and MRCC, the incentive fee consists of two parts.
For HRZN, the incentive fee on income is calculated and payable quarterly in arrears based upon its pre-incentive fee net investment income (the “income-based fee”) for the immediately preceding calendar quarter. For HRZN, the income-based fee is 20.00% of pre-incentive fee net investment income with a 7.00% hurdle rate. With respect to HRZN, “pre-incentive fee net investment income” means interest income, dividend income and any other income (including any other fees (other than fees for providing managerial assistance), such as commitment, origination, structuring, diligence and consulting fees or other fees received from portfolio companies) accrued during the calendar quarter, minus expenses for the quarter (including the base management fee, expenses payable under the HRZN Administration Agreement, and any interest expense and any dividends paid on any issued and outstanding preferred stock, but excluding the incentive fee). The income-based fee on pre-incentive fee net investment income is subject to a fee cap and deferral mechanism which is determined based upon a look-back period of up to three years and is expensed when incurred. For this purpose, the look-back period for the incentive fee based on pre-incentive fee net investment income (the “Incentive Fee Look-back Period”), includes the most recently completed calendar quarter and the 11 preceding full calendar quarters. Each quarterly incentive fee payable on pre-incentive fee net investment income is subject to a cap (the “HRZN Incentive Fee Cap”), and a deferral mechanism through which the HRZN Advisor may recoup a portion of such deferred incentive fees (collectively, the “Incentive Fee Cap and Deferral Mechanism”). The HRZN Incentive Fee Cap is equal to (a) 20.00% of Cumulative Pre-Incentive Fee Net Return (as defined below) during the Incentive Fee Look-back Period less (b) cumulative incentive fees of any kind paid to the HRZN Advisor during the Incentive Fee Look-back Period. HRZN only pays incentive fees on pre-incentive fee net investment income to the extent allowed by the Incentive Fee Cap and Deferral Mechanism. “Cumulative Pre-Incentive Fee Net Return” during any Incentive Fee Look-back Period means the sum of (a) pre-incentive fee net investment income and the base management fee for each calendar quarter during the Incentive Fee Look-back Period and (b) the sum of cumulative realized capital gains and losses, cumulative unrealized capital appreciation and cumulative unrealized capital depreciation during the applicable Incentive Fee Look-back Period.
For MRCC, the income-based fee is calculated and payable quarterly in arrears based upon its pre-incentive fee net investment income for the immediately preceding calendar quarter. For MRCC, the income-based fee is 20.00% of pre-incentive fee net investment income with a hurdle rate of 8.00%. With respect to MRCC, pre-incentive fee net investment income means interest income, dividend income and any other income (including any other fees such as commitment, origination, structuring, diligence and consulting fees or other fees that MRCC receives from portfolio companies but excluding fees for providing managerial assistance) accrued during the calendar quarter, minus operating expenses for the quarter (including the base management fee, any expenses payable under the MRCC Administration Agreement and any interest expense and dividends paid on any outstanding preferred stock, but excluding the incentive fee). The foregoing incentive fee is subject to a total return requirement, which provides that no incentive fee in respect of MRCC’s pre-incentive fee net investment income will be payable except to the extent 20.0% of the cumulative net increase in net assets resulting from operations over the then-current and 11 preceding quarters exceeds the cumulative incentive fees accrued and/or paid for the 11 preceding quarters. Therefore, any income incentive fee that is payable in a calendar quarter will be limited to the lesser of (i) 20% of the amount by which MRCC’s pre-incentive fee net investment income for such calendar quarter exceeds the 2% hurdle described above, subject to the “catch-up” provision, and (ii) (x) 20% of the cumulative net increase in net assets resulting from operations for the then current and 11 preceding calendar quarters minus (y) the cumulative incentive fees accrued and/or paid for the 11 preceding calendar quarters. For the foregoing purpose, the “cumulative net increase in net assets resulting from operations” is the amount, if positive, of the sum of MRCC’s pre-incentive fee net investment income, base management fees, realized gains and losses and unrealized gains and losses for the then-current and 11 preceding calendar quarters.
For each of HRZN and MRCC, the second part of the incentive fee (“capital gains incentive fee”) is determined and payable in arrears as of the end of each calendar year and equals 20.00% of their respective realized capital gains on a cumulative basis from inception, calculated as of the end of each calendar year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gain incentive fees.
For more detailed information about the incentive fee, see “Item 1. Business — Investment Management Agreement” in Part I of HRZN’s Annual Report on Form 10-K (File No. 814-00802) for the fiscal year ended December 31, 2024 and “Item 1. Business — Management and Other Agreements” in Part I of MRCC’s Annual Report on Form 10-K (File No. 814-00866) for the fiscal year ended December 31, 2024.
For the “Stand-Alone” columns, the incentive fees referenced in the table above are based on actual amounts of incentive fee on income incurred for the nine months ended September 30, 2025, annualized. No amounts of capital gains incentive fees were included, as no such amounts were payable by HRZN and MRCC, respectively, as of and for the nine months ended September 30, 2025. Following completion of the Merger, the combined company will continue to be externally managed by the HRZN Advisor. The pro forma incentive fees have been calculated in accordance with the terms of the HRZN Investment Management Agreement.
(6)
HRZN, which has an asset coverage requirement of 150%, currently borrows funds under its credit facilities, unsecured notes and other financing arrangements and may borrow additional funds from time to time to make investments to the extent HRZN determines that the economic situation is conducive to doing so. The costs associated with HRZN’s outstanding borrowings are indirectly borne by its investors. Interest payments on borrowed funds represent HRZN’s estimated annual interest payments on borrowed funds, based on the nine months ended September 30, 2025, annualized. As of September 30, 2025, HRZN had $271.0 million outstanding and $329.0 million remaining available under HRZN’s credit facilities, subject to leverage and borrowing base restrictions. HRZN also had $115.0 million of unsecured notes outstanding and $42.8 million of unsecured convertible notes outstanding. Although HRZN does not have any current plans to issue subscription rights, preferred stock, or warrants, it may issue subscription rights, preferred stock, or warrants, subject to HRZN’s compliance with applicable requirements under the 1940 Act.

MRCC, which has an asset coverage requirement of 150% currently borrows funds under its credit facility and unsecured notes and may borrow additional funds from time to time to make investments to the extent MRCC determines that the economic situation is conducive to doing so. The costs associated with MRCC’s outstanding borrowings are indirectly borne by its investors. Interest payments on borrowed funds represent MRCC’s estimated annual interest payments on borrowed funds, based on the nine months ended September 30, 2025, annualized. As of September 30, 2025, MRCC had $82.8 million outstanding and $92.2 million remaining available under MRCC’s revolving credit facility, subject to leverage and borrowing base restrictions. MRCC also had $130.0 million of unsecured notes outstanding. Although MRCC does not have any current plans to issue subscription rights, preferred stock, or warrants, it may issue subscription rights, preferred stock, or warrants, subject to MRCC’s compliance with applicable requirements under the 1940 Act.
Interest payments on borrowed funds for the “Pro Forma” column are based on the assumption of additional amounts borrowed following the completion of the Merger so that HRZN, as the combined company, is operating at a debt-to-equity ratio of approximately 1.5x. HRZN expects over time that as a result of additional investment purchases from the deployment of capital received upon closing of the Merger, and in turn, additional borrowings on financing facilities after the Transactions, the combined company’s interest payments on borrowed funds may vary based on the timing of deployment, the mix of financing sources used to finance these investment purchases and the cost of any future financing sources. Accordingly, estimated total expenses may be different than as reflected above.
(7)
“Other expenses” include HRZN’s and MRCC’s respective overhead expenses, including payments under the administration agreement between HRZN and the HRZN Advisor (the “HRZN Administration Agreement”) and the administration agreement (the “MRCC Administration Agreement”) between MRCC and MC Management, based on HRZN’s and MRCC’s respective allocable portion of overhead and other expenses incurred by the HRZN Advisor in performing its obligations under the HRZN Administration Agreement and by MC Management in performing its obligations under the MRCC Administration Agreement. In the case of HRZN and MRCC, the percentage presented in the table reflects the actual results for the nine months ended September 30, 2025, annualized.

The “Pro Forma” column assumes the sum of amounts estimated for each of HRZN and MRCC for the combined company following the Merger and reflects decreases in duplicative costs such as professional fees for legal, audit and tax fees, directors’ fees, and other duplicative administrative and operating expenses directly related to the Merger.
(8)
MRCC’s stockholders indirectly bear the expenses of MRCC’s investment in MRCC Senior Loan Fund I, LLC (“SLF”). SLF does not pay any fees to MC Advisors or its affiliates; however, SLF has entered into an administration agreement with MC Management, pursuant to which certain loan servicing and administrative functions are delegated to MC Management. SLF may reimburse MC Management for its allocable share of overhead and other expenses incurred by MC Management. The table above assumes “acquired fund fees and expenses” remain consistent with the $0.9 million of expenses incurred for the nine months ended September 30, 2025, annualized. Future expenses for SLF may be substantially higher or lower because certain expenses may fluctuate over time.

(9)
In connection with entry into the Merger Agreement and subject to completion of the Merger, the HRZN Advisor has agreed to waive $4.0 million of base management fees and/or incentive fees due and payable to the HRZN Advisor pursuant to the terms of the HRZN Investment Management Agreement at the rate of $1.0 million per quarter commencing at the end of the first full fiscal quarter following the closing of the Merger. The Fee Waiver will be in effect until the end of the fourth full fiscal quarter following the closing of the Merger, and for each applicable fiscal quarter, the fees waived will not exceed the total amount of base management fees and incentive fees earned by the HRZN Advisor during such fiscal quarter.

Examples
The following examples demonstrate the projected dollar amount of total cumulative expenses over various periods with respect to a hypothetical investment in HRZN, MRCC or the combined company’s common shares following completion of the Merger on a pro forma basis. In calculating the following expense amounts, each of HRZN and MRCC has assumed that it would have no additional leverage and that its annual operating expenses would remain at the levels set forth in the tables above. Calculations for the pro forma combined company following the Merger assume that the Merger closed on September 30, 2025, and that the leverage and operating expenses of HRZN and MRCC remain at the levels set forth in the tables above. Estimated transaction expenses related to the Merger and the impacts of the Fee Waiver are not included in the following examples.

	1 year	3 years	5 years	10 years
You would pay the following expenses on a $1,000 investment:
HRZN, assuming a 5% annual return (assumes no return from net realized capital gains or net unrealized capital appreciation)	$154	$412	$615	$952
MRCC, assuming a 5% annual return (assumes no return from net realized capital gains or net unrealized capital appreciation)	$147	$396	$595	$937

HRZN, assuming a 5% annual return (assumes return entirely from realized capital gains and thus subject to the capital gain incentive fee)	$163	$431	$636	$965
MRCC, assuming a 5% annual return (assumes return entirely from realized capital gains and thus subject to the capital gain incentive fee)	$156	$416	$620	$957

Pro forma combined company following the Merger You would pay the following expenses on a $1,000 investment:
Assuming a 5% annual return (assumes no return from net realized capital gains or net unrealized capital appreciation)	$160	$425	$630	$961
Assuming a 5% annual return (assumes return entirely from realized capital gains and thus subject to the capital gain incentive fee)	$169	$443	$650	$973

While the example assumes, as required by the SEC, a 5% annual return, the performance of HRZN, MRCC and the combined company will vary and may result in a return greater or less than 5%. As incentive fees vary based on the character of the 5% return under both the HRZN Investment Management Agreement and MRCC Investment Advisory Agreement, the examples above provide (i) expenses assuming no return from capital gains (therefore not meeting the hurdle rate for the first part of the incentive fee calculations based on net interest income for HRZN, MRCC and Pro Forma) and (ii) expenses assuming the entire return is from realized capital gains (resulting in a capital gains incentive fee for HRZN, MRCC and Pro forma). If sufficient returns are achieved on investments, including through the realization of capital gains, to trigger an incentive fee of a material amount, expenses, and returns to investors, would be higher. The example assumes that all dividends and other distributions are reinvested at NAV. Under certain circumstances, reinvestment of dividends and other distributions under the distribution reinvestment plan may occur at a price per share that differs from NAV.
The example and the expenses in the table above should not be considered a representation of HRZN’s or MRCC’s or, following the completion of the Merger, the combined company’s, future expenses, and actual expenses may be greater or less than those shown.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This joint proxy statement/prospectus, including the documents incorporated by reference herein, contains statements that constitute forward-looking statements, which relate to HRZN, MRCC or, following the Transactions, the combined company, regarding future events or the future performance or future financial condition of HRZN, MRCC or, following the Transactions, the combined company. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about HRZN, MRCC or, following the Transactions, the combined company, their industry and their respective beliefs and assumptions. The forward-looking statements contained in this joint proxy statement/prospectus involve risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including:
•	the ability of the parties to consummate the Transactions described in this joint proxy statement/prospectus on the expected timeline, or at all;
•	the failure of the HRZN stockholders to approve the Merger Stock Issuance Proposal;
•	the failure of MRCC stockholders to approve the Asset Sale Proposal and the Merger Proposal;
•	the ability to realize the anticipated benefits of the proposed Transactions;
•	the effects of disruption on the business of HRZN and MRCC from the proposed Transactions;
•	the effect that the announcement or consummation of the Transactions may have on the trading price of HRZN Common Stock or MRCC Common Stock;
•	the combined company’s plans, expectations, objectives and intentions, as a result of the Transactions;
•	any decision by MRCC to pursue continued operations;
•	any potential termination of the Asset Purchase Agreement or the Merger Agreement or action of HRZN stockholders or MRCC stockholders with respect to any proposed transaction;
•	changes in HRZN’s and/or MRCC’s NAV in the future;
•	changes in the market price of HRZN Common Stock;
•	HRZN’s and MRCC’s future operating results;
•	HRZN’s and MRCC’s business prospects and the prospects of their portfolio companies;
•	the effect of investments that HRZN and MRCC expect to make and the competition for those investments;
•	HRZN’s and MRCC’s contractual arrangements and relationships with third parties, including with respect to portfolio companies and lenders;
•	actual and potential conflicts of interest with HRZN Advisor and MC Advisors with other affiliates of Monroe Capital;
•	the dependence of HRZN’s and MRCC’s future success on the general economy and its effect on the industries in which they invest;
•	the ability of HRZN’s and MRCC’s portfolio companies to achieve their objectives;
•	the use of borrowed money to finance a portion of HRZN’s and MRCC’s investments;
•	the adequacy of financing sources and working capital;
•	the timing of cash flows, if any, from the operations of HRZN’s and MRCC’s portfolio companies;
•	general economic and political trends and other external factors;
•	changes in interest rates;
•	the ability of the HRZN Advisor and MC Advisors to locate suitable investments for HRZN and MRCC, respectively, and to monitor and administer their respective investments;

•	the ability of the HRZN Advisor and MC Advisors or their affiliates to attract and retain highly talented professionals;
•	HRZN’s and MRCC’s ability to qualify and maintain their respective qualifications as a RIC and as a business development company;
•	general price and volume fluctuations in the stock markets;
•	the impact on HRZN’s and MRCC’s business of Dodd-Frank and the rules and regulations issued thereunder and any actions toward repeal thereof;
•	the effect of changes to tax legislation and HRZN’s and MRCC’s respective tax position; and
•
an economic downturn that could have a material adverse effect on HRZN’s and MRCC’s portfolio companies’ results of operations and financial condition, which could lead to a loss on some or all of HRZN’s and MRCC’s investments in such portfolio companies and have a material adverse effect on HRZN’s and MRCC’s results of operations and financial condition.

Such forward-looking statements may include statements preceded by, followed by or that otherwise include the words “may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “estimate,” “anticipate,” “predict,” “potential,” “plan” or similar words. The forward-looking statements contained in this joint proxy statement/prospectus involve risks and uncertainties. Actual results could differ materially from those implied or expressed in the forward-looking statements for any reason, including the factors set forth as “Risk Factors”, in “Item 1A. Risk Factors” in Part I of HRZN’s Annual Report on Form 10-K (File No. 814-00802) for the fiscal year ended December 31, 2024, in “Item 1A. Risk Factors” in Part I of MRCC’s Annual Report on Form 10-K (File No. 814-00866) for the fiscal year ended December 31, 2024 and elsewhere in this joint proxy statement/prospectus.
The forward-looking statements included in this joint proxy statement/prospectus and documents incorporated by reference into this joint proxy statement/prospectus are based on information available on the date of this joint proxy statement/prospectus. Actual results could differ materially from those anticipated in any forward-looking statements and future results could differ materially from historical performance. You are advised to consult any additional disclosures that HRZN or MRCC may make directly to you or through reports that each has filed or in the future may file with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. This joint proxy statement/prospectus and documents incorporated by reference into this joint proxy statement/prospectus contains statistics and other data that have been obtained from or compiled from information made available by third-party service providers. HRZN and MRCC have not independently verified such statistics or data.
You should understand that, under Sections 27A(b)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E(b)(2)(B) of the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to statements made in connection with any offering of securities pursuant to this joint proxy statement/prospectus, any prospectus supplement or in periodic reports HRZN files under the Exchange Act.

THE HRZN SPECIAL MEETING
Date, Time and Place of the HRZN Special Meeting
The HRZN Special Meeting will be held on March 13, 2026 at 2:30 p.m., Eastern Time, at the offices of HRZN located at 312 Farmington Avenue, Farmington, Connecticut 06032. This joint proxy statement/prospectus will be sent to HRZN stockholders of record as of January 15, 2026 on or about January 20, 2026.
Purpose of the HRZN Special Meeting
At the HRZN Special Meeting, HRZN stockholders will be asked to approve the Merger Stock Issuance Proposal and the Director Election Proposal.
The HRZN Board, based upon the recommendation of the HRZN Special Committee, has unanimously approved the Merger Agreement, including the Merger and the related transactions and unanimously recommends that HRZN stockholders vote “FOR” the Merger Stock Issuance Proposal. The HRZN Board, including all of the HRZN Independent Directors, further unanimously recommends that HRZN stockholders vote “FOR” the Director Election Proposal.
Record Date
HRZN stockholders may vote their shares at the HRZN Special Meeting only if they were a stockholder of record at the close of business on January 15, 2026. There were 46,316,648 shares of HRZN Common Stock outstanding on the HRZN Record Date. Each share of HRZN Common Stock is entitled to one vote.
Quorum and Adjournments
The presence at the HRZN Special Meeting, in person or by proxy, of the holders of a majority of the shares of HRZN Common Stock outstanding on the HRZN Record Date will constitute a quorum. Abstentions and shares with respect to which a vote is withheld will be treated as shares present for the purpose of determining a quorum for the HRZN Special Meeting.
If there appear not to be enough votes for a quorum or to approve the proposals at the HRZN Special Meeting, the HRZN Special Meeting may be adjourned for such periods as the presiding officer of the HRZN Special Meeting directs. The holders of a majority of the votes entitled to be cast by the HRZN stockholders entitled to vote thereat, present in person or represented by proxy, will have the power to adjourn the HRZN Special Meeting from time to time without notice other than announcement at the HRZN Special Meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting. Paul A. Seitz and Daniel R. Trolio are the persons named as proxy and will vote proxies held by one of them for such adjournment, unless marked to be voted against any proposal for which an adjournment is sought, to permit the further solicitation of proxies.
If sufficient votes in favor of any of the proposals to be considered at the HRZN Special Meeting have been received at the time of the HRZN Special Meeting, the applicable proposal or proposals may be acted upon and such action will be final, regardless of any subsequent adjournments to consider other proposals.
Broker Non-Votes
A “broker non-vote” with respect to a matter occurs when a broker, bank or other institution or nominee holding shares on behalf of a beneficial owner returns a proxy but has not provided voting instructions because it has not received voting instructions from the beneficial owner on a particular proposal and does not have, or chooses not to exercise, discretionary authority to vote the shares on such proposals. If a HRZN stockholder does not vote in person at the HRZN Special Meeting or by proxy in accordance with the instructions provided herein, or does not submit voting instructions to its broker, bank or other nominee, the broker, bank or other nominee will only be permitted to vote the stockholder’s shares on “routine” proposals. There are no “routine” proposals at the HRZN Special Meeting. Therefore, HRZN does not expect to receive any broker non-votes at the HRZN Special Meeting.

Vote Required
Each share of HRZN Common Stock held by a holder of record as of the HRZN Record Date has one vote on each matter considered at the HRZN Special Meeting.
The Merger Stock Issuance Proposal
The affirmative vote of the holders of a majority of the votes cast by HRZN stockholders at the HRZN Special Meeting in person or by proxy is required for approval of the Merger Stock Issuance Proposal (meaning that the number of shares voted “for” the proposal must exceed the number of shares voted “against” such proposal). HRZN stockholders may vote “for,” “against” or “abstain” from voting on the Merger Stock Issuance Proposal. Abstentions and broker non-votes, if any, will not be included in determining the number of votes cast for the foregoing purpose and, as a result, will have no effect on the Merger Stock Issuance Proposal.
The Director Election Proposal
With respect to the Director Election Proposal, the director nominee will be elected by a plurality of the votes cast at the HRZN Special Meeting. HRZN stockholders may vote “for” or “withhold” authority to vote for the nominee for the HRZN Board. Stockholders may not cumulate their votes. “Withhold” votes and broker non-votes, if any, are not considered votes cast for the foregoing purpose, and will have no effect on the election of the nominee in the Director Election Proposal.
Voting of Management
On the HRZN Record Date, HRZN’s officers and directors owned and were entitled to vote 363,604 shares of HRZN Common Stock, representing less than 1.0% of the outstanding shares of HRZN Common Stock on the HRZN Record Date. None of HRZN’s officers or directors has entered into any voting agreement relating to the Merger.
Voting of Proxies
HRZN encourages HRZN stockholders to vote their shares, either by voting in-person at the HRZN Special Meeting or by voting by proxy, which means that the HRZN stockholders authorize someone else to vote their shares. Shares represented by duly executed proxies will be voted in accordance with the applicable HRZN stockholder’s instructions. If a HRZN stockholder executes a proxy without specifying their voting instructions, such HRZN stockholder’s shares will be voted “FOR” the Merger Stock Issuance Proposal and “FOR” the Director Election Proposal. Pursuant to the HRZN Bylaws, only the matters set forth in the notice of the special meeting may be brought before the HRZN Special Meeting.
A HRZN stockholder may vote in-person at the HRZN Special Meeting or by proxy in accordance with the instructions provided below. A HRZN stockholder may also authorize a proxy by telephone or through the Internet using the toll-free telephone numbers or web address printed on your proxy card. Authorizing a proxy by telephone or through the Internet requires you to input the control number located on your proxy card. After inputting the control number, you will be prompted to direct your proxy to vote on each proposal. You will have an opportunity to review your directions and make any necessary changes before submitting your directions and terminating the telephone call or Internet link.
•	By Internet: www.proxyvote.com
•	By telephone: 1-800-690-6903 to reach a toll-free, automated touch-tone voting line.
•
By mail: You may vote by following the directions and indicating your instructions on the enclosed proxy card, dating and signing the proxy card, and promptly returning the proxy card in the envelope provided, which requires no postage if mailed in the United States. Please allow sufficient time for your proxy card to be received on or prior to 5:00 p.m., Eastern Time, on March 12, 2026 (i.e., the day before the HRZN Special Meeting).

Revocability of Proxies
Any proxy authorized pursuant to this solicitation may be revoked by notice from the person giving the proxy at any time before it is exercised. A revocation may be effected by resubmitting voting instructions via the Internet voting site, by telephone, by obtaining and properly completing another proxy card that is dated later than the original proxy card and returning it, by mail, in time to be received before the HRZN Special Meeting, by attending the HRZN Special Meeting and voting in person, or by a notice, provided in writing and signed by the HRZN stockholder, delivered to HRZN’s Secretary on any business day before the date of the HRZN Special Meeting. If you hold shares of HRZN Common Stock through a broker or nominee, you must follow the instructions you receive from them in order to revoke your voting instructions. Participating in the in person HRZN Special Meeting does not revoke your proxy unless you also vote in person at the HRZN Special Meeting.
Solicitation of Proxies
HRZN and MRCC will equally bear the cost of preparing, printing and mailing this joint proxy statement/prospectus and the applicable accompanying Notice of Special Meeting of Stockholders and proxy card. HRZN and MRCC intend to use the services of Broadridge to aid in the solicitation of proxies for an estimated fee of approximately $725,000 plus pass through charges. No additional compensation will be paid to directors, officers or regular employees for such services. For more information regarding expenses related to the Merger, see “Questions and Answers about the Merger—Who is responsible for paying the expenses relating to completing the Merger?”
Appraisal Rights
HRZN stockholders do not have the right to exercise appraisal rights with respect to any matter to be voted upon at the HRZN Special Meeting.

THE MRCC SPECIAL MEETING
Date, Time and Place of the MRCC Special Meeting
The MRCC Special Meeting will be held virtually on March 13, 2026 at 2:30 p.m., Eastern Time, at the following website: www.virtualshareholdermeeting.com/MRCC2025SM2. This joint proxy statement/prospectus will be sent to MRCC stockholders of record as of January 15, 2026 on or about January 20, 2026.
Purpose of the MRCC Special Meeting
At the MRCC Special Meeting, MRCC stockholders will be asked to approve (i) the Asset Sale Proposal and (ii) the Merger Proposal.
The MRCC Board, based upon the recommendation of the MRCC Special Committee, has unanimously approved the Asset Purchase Agreement, the Asset Sale, the Merger Agreement and the Merger and unanimously recommends that MRCC stockholders vote “FOR” the Asset Sale Proposal and “FOR” the Merger Proposal.
Record Date
MRCC stockholders may vote their shares at the MRCC Special Meeting only if they were a stockholder of record at the close of business on January 15, 2026. There were 21,666,340 shares of MRCC Common Stock outstanding on the MRCC Record Date. Each share of MRCC Common Stock is entitled to one vote.
Quorum and Adjournments
The presence at the MRCC Special Meeting, virtually or by proxy, of stockholders entitled to cast a majority of votes entitled to be cast at the MRCC Special Meeting will constitute a quorum. Abstentions will be treated as shares present for the purpose of determining a quorum for the MRCC Special Meeting. If a quorum is not established, the chairman of the meeting may adjourn the MRCC Special Meeting to permit the further solicitation of proxies.
Additionally, if there appear not to be enough proxies or stockholder attendees to establish a quorum or, regardless whether or not a quorum may be established, not enough votes to approve the proposals at the MRCC Special Meeting, the chairman of the MRCC Special Meeting has the power to adjourn the MRCC Special Meeting from time to time. If the chairman of the MRCC Special Meeting adjourns the meeting to a date not more than 120 days after the original record date, he or she may do so without notice other than announcement at the MRCC Special Meeting. Additionally, Theodore L. Koenig and Lewis W. Solimene, Jr. are the persons named as proxy and will vote proxies held by one of them for such adjournment, unless marked to be voted against any proposal for which an adjournment is sought, to permit the further solicitation of proxies.
If sufficient votes in favor of any of the proposals to be considered at the MRCC Special Meeting have been received at the time of the MRCC Special Meeting, the applicable proposal or proposals may be acted upon and such action will be final, regardless of any subsequent adjournments to consider other proposals.
Broker Non-Votes
A “broker non-vote” with respect to a matter occurs when a broker, bank or other institution or nominee holding shares on behalf of a beneficial owner returns a proxy but has not provided voting instructions because it has not received voting instructions from the beneficial owner on a particular proposal and does not have, or chooses not to exercise, discretionary authority to vote the shares on such proposals. If an MRCC stockholder does not vote virtually at the MRCC Special Meeting or by proxy in accordance with the instructions provided herein, or does not submit voting instructions to its broker, bank or other nominee, the broker, bank or other nominee will only be permitted to vote the stockholder’s shares on “routine” proposals. There are no “routine” proposals at the MRCC Special Meeting. Therefore, MRCC does not expect to receive any broker non-votes at the MRCC Special Meeting.
Vote Required
Each share of MRCC Common Stock held by a holder of record as of the MRCC Record Date has one vote on each matter considered at the MRCC Special Meeting.

The Asset Sale Proposal
The affirmative vote of the holders of a majority of the outstanding shares of MRCC Common Stock entitled to vote at the MRCC Special Meeting is required to approve the Asset Sale Proposal (meaning that of the outstanding shares of MRCC Common Stock on the MRCC Record Date, a majority of them must be voted “for” the proposal for it to be approved). MRCC stockholders may vote “for,” “against” or “abstain” from voting on the Asset Sale Proposal. Abstentions and broker non-votes, if any, will have the same effect as votes “against” the Asset Sale Proposal.
The Merger Proposal
The affirmative vote of the holders of a majority of the outstanding shares of MRCC Common Stock entitled to vote at the MRCC Special Meeting is required to approve the Merger Proposal (meaning that of the outstanding shares of MRCC Common Stock on the MRCC Record Date, a majority of them must be voted “for” the proposal for it to be approved). MRCC stockholders may vote “for,” “against” or “abstain” from voting on the Merger Proposal. Abstentions and broker non-votes, if any, will have the same effect as votes “against” the Merger Proposal.
Voting of Management
On the MRCC Record Date, MRCC’s officers and directors owned and were entitled to vote 879,486 shares of MRCC Common Stock, representing approximately 4.1% of the outstanding shares of MRCC Common Stock on the MRCC Record Date. None of MRCC’s officers or directors has entered into any voting agreement relating to the Transactions.
Voting of Proxies
MRCC encourages MRCC stockholders to vote their shares, either by voting virtually at the MRCC Special Meeting or by voting by proxy, which means that the MRCC stockholders authorize someone else to vote their shares. Shares represented by duly executed proxies will be voted in accordance with the applicable MRCC stockholder’s instructions. If an MRCC stockholder executes a proxy without specifying their voting instructions, such MRCC stockholder’s shares will be voted “FOR” the Asset Sale Proposal and “FOR” the Merger Proposal. Pursuant to the MRCC Bylaws, only the matters set forth in the notice of the special meeting may be brought before the MRCC Special Meeting.
An MRCC stockholder may vote virtually at the MRCC Special Meeting or by proxy in accordance with the instructions provided below. An MRCC stockholder may also authorize a proxy by telephone or through the Internet using the toll-free telephone numbers or web address printed on your proxy card. Authorizing a proxy by telephone or through the Internet requires you to input the control number located on your proxy card. After inputting the control number, you will be prompted to direct your proxy to vote on each proposal. You will have an opportunity to review your directions and make any necessary changes before submitting your directions and terminating the telephone call or Internet link.
•	By Internet: www.proxyvote.com
•	By telephone: 1-800-690-6903 to reach a toll-free, automated touch-tone voting line.
•
By mail: You may vote by following the directions and indicating your instructions on the enclosed proxy card, dating and signing the proxy card, and promptly returning the proxy card in the envelope provided, which requires no postage if mailed in the United States. Please allow sufficient time for your proxy card to be received on or prior to 5:00 p.m., Eastern Time, on March 12, 2026 (i.e., the day before the MRCC Special Meeting).

Revocability of Proxies
Any proxy authorized pursuant to this solicitation may be revoked by notice from the person giving the proxy at any time before it is exercised. A revocation may be effected by resubmitting voting instructions via the Internet voting site, by telephone, by obtaining and properly completing another proxy card that is dated later than the original proxy card and returning it, by mail, in time to be received before the MRCC Special Meeting, by attending the MRCC Special Meeting and voting virtually, or by a notice, provided in writing and signed by the MRCC stockholder, delivered to MRCC’s Secretary on any business day before the date of the MRCC Special Meeting. If you hold shares of MRCC Common Stock through a broker or nominee, you must follow the instructions you receive from them in order to revoke your voting instructions. Participating in the virtual MRCC Special Meeting does not revoke your proxy unless you also vote online at the MRCC Special Meeting.
Solicitation of Proxies
MRCC and HRZN will equally bear the cost of preparing, printing and mailing this joint proxy statement/prospectus and the applicable accompanying Notice of Special Meeting of Stockholders and proxy card. MRCC and HRZN intend to use the services of Broadridge to aid in the solicitation of proxies for an estimated fee of approximately $725,000 plus pass through charges. No additional compensation will be paid to directors, officers or regular employees for such services.
For more information regarding expenses related to the Merger, see “Questions and Answers about the Merger—Who is responsible for paying the expenses relating to completing the Merger?”
Appraisal Rights
Pursuant to Section 3-202(c)(4) of the MGCL and the MRCC Charter, no stockholder is entitled to appraisal rights unless the MRCC Board shall determine that such rights apply. The MRCC Board has made no such determination.

CAPITALIZATION
The following table sets forth (1) MRCC’s actual capitalization as of September 30, 2025, (2) MRCC’s Pro Forma capitalization as adjusted to reflect the Asset Sale (assuming it closed on September 30, 2025), (3) HRZN’s actual capitalization as of September 30, 2025, and (4) HRZN’s Pro Forma capitalization as adjusted to reflect the effects of the Merger (assuming it closed on September 30, 2025). You should read this table together with MRCC’s and HRZN’s consolidated financial statements incorporated by reference herein.
The financial data is not intended to provide any indication of what the combined company’s actual financial position or results of operations would have been had the Transactions been completed on the date indicated or to project results of operations for any future date.

	As of September 30, 2025 (unaudited, dollar amounts in thousands, except share and per share data)
	Actual		Pro Forma	Actual		Pro Forma
	MRCC	Pro Forma Adjustments - Asset Sale(1)	MRCC - post Asset Sale	HRZN	Pro- Forma Adjustments - Merger(2)	HRZN - post Merger
Cash and cash equivalents	$3,526	$162,976	$166,502	$84,662	$(6,501)	$244,663
Investments at fair value	$360,650	$(360,650)	—	$603,514	—	$603,514
All other assets	$24,776	$(24,776)	—	$71,036	—	$71,036
Debt	$212,800(3)	$(212,800)	—	$428,750(4)	—	$428,750
Unamortized debt issuance costs	$(1,602)	$1,602	—	$(4,719)	—	$(4,719)
All other liabilities	$4,716	$(4,716)	—	$19,480	—	$19,480
Net assets attributable to common stock	$173,038	$(6,536)	$166,502	$315,701	$(6,501)	$475,702
Total capitalization(5)	$141,915		$141,915	$295,138		$448,071
Total shares of common stock outstanding	21,666,340		21,666,340	44,315,005	22,962,939(6)	67,277,944
Net asset value per share of common stock	$7.99		$7.68	$7.12		$7.07

(1)
Pro forma adjustments reflect the sale of all investment assets to MCIP pursuant to the Asset Purchase Agreement, the repayment of all debt and other liabilities with the proceeds of the sale (including a write-off of $1.602 million in unamortized deferred financing costs as of September 30, 2025) and the payment of an estimated Tax Dividend paid by MRCC of $4.9 million, as of September 30, 2025.

(2)	Pro forma adjustments reflect the combined impact of $4.1 million and $2.4 million of estimated transaction expenses expected to be incurred by MRCC and HRZN, respectively, as of September 30, 2025.
(3)
As of January 13, 2026, MRCC had approximately $186.8 million in outstanding principal amount of borrowings. This table has not been adjusted to reflect the changes in MRCC’s outstanding borrowings subsequent to September 30, 2025.

(4)
Since September 30, 2025, HRZN has issued an additional $57.5 million in aggregate principal amount of its 7.00% Notes due 2028 in a registered public offering, the net proceeds from which HRZN intends to use to repay indebtedness, including the repayment of its 4.875% notes due 2026, and for general corporate purposes. Since September 30, 2025, the holders of a portion of the 5.50% Convertible Notes due 2030 converted $1.75 million in outstanding principal of the 5.50% Convertible Notes due 2030, plus accrued but unpaid interest on such outstanding principal as of the conversion date, into 351,616 shares of common stock at a conversion price of $7.12, in accordance with the terms of the applicable Note Purchase Agreement and a notice of conversion issued thereunder. As of January 13, 2026, HRZN had approximately $475.3 million in outstanding principal amount of borrowings. This table has not been adjusted to reflect the changes in HRZN’s outstanding borrowings subsequent to September 30, 2025.

(5)
Actual total capitalization for MRCC and HRZN was calculated using the closing stock price of MRCC Common Stock and HRZN Common Stock on January 13, 2026, respectively. Pro forma capitalization was calculated using the closing stock price of HRZN Common Stock on January 13, 2026.

(6)
This pro forma adjustment reflects the estimated shares of HRZN Common Stock issued to MRCC stockholders based on the pro forma Exchange Ratio of 1.0598, as calculated based on the number of outstanding shares of MRCC Common Stock and HRZN Common Stock and NAVs as of September 30, 2025.

THE ASSET SALE AND THE MERGER
The discussion in this joint proxy statement/prospectus, which includes the material terms of the Transactions and the principal terms of the Asset Purchase Agreement and the Merger Agreement, is subject to, and is qualified in its entirety by reference to, the Asset Purchase Agreement and the Merger Agreement, copies of which are attached as Annex A and Annex B, respectively, to this joint proxy statement/prospectus.
General Description of the Asset Sale
Pursuant to the terms of the Asset Purchase Agreement, on the Closing Date, MRCC will sell to MCIP, and MCIP will purchase from MRCC, all of the investment assets of MRCC at fair value, as determined shortly before the Closing Date, for cash, as well as liabilities with respect to such assets. Under the Asset Purchase Agreement, the Asset Sale is contingent upon, and will become effective immediately prior to the effectiveness of, the Merger.
As of the Asset Sale Determination Date, MRCC will deliver to MCIP a calculation of fair value of the Purchased Assets (as defined in the Asset Purchase Agreement) as of such date (such calculation, the “Closing MRCC Asset Value”), using a pre-agreed set of assumptions, methodologies and adjustments. At the Closing Date, MCIP will pay, or cause to be paid, an amount in cash equal to the Closing MRCC Asset Value (the “Purchase Price”) to MRCC (or its designee) by wire transfer of immediately available funds to such account or accounts as directed in writing by MRCC, and MRCC will sell, transfer, assign, convey, and deliver to MCIP all of its investment assets and liabilities, including obligations under the documents governing MRCC’s portfolio assets. MRCC will use a portion of the Purchase Price to pay all of its obligations under its then-outstanding financing arrangements. Following the Asset Sale, MRCC’s only assets will be the net cash proceeds from the sale after giving effect to the receipt of proceeds from the Asset Sale, repayment of liabilities, transaction costs and distribution of undistributed NII.
Pursuant to and subject to the terms and conditions of the Merger Agreement, subsequent to the closing of the Asset Sale, MRCC will merge with HRZN.
General Description of the Merger
Pursuant to the terms of the Merger Agreement, at the Effective Time, Merger Sub will be merged with and into MRCC. MRCC will be the surviving company and will continue its existence as a corporation under the laws of the State of Maryland. As of the Effective Time, the separate corporate existence of Merger Sub will cease. Immediately after the occurrence of the Effective Time, in the Second Merger, the surviving company will merge with and into HRZN in accordance with the MGCL and the DGCL, with HRZN as the surviving entity.
If the Merger is consummated, each MRCC stockholder will be entitled to receive shares of HRZN Common Stock equal to the Exchange Ratio (as defined below) for each share of MRCC Common Stock held by such MRCC Stockholders as of the Effective Time. The number of shares of HRZN Common Stock to be received will be determined according to the following: as of the Merger Determination Date no earlier than 48 hours (excluding Sundays and holidays) prior to the Effective Time, each of HRZN and MRCC will deliver to the other a calculation of its NAV as of such date (such calculation with respect to HRZN, the “Closing HRZN Net Asset Value” and such calculation with respect to MRCC, the “Closing MRCC Net Asset Value”), in each case using a pre-agreed set of assumptions, methodologies and adjustments. Based on such calculations, the parties will calculate the “HRZN Per Share NAV,” which will be equal to (i) the Closing HRZN Net Asset Value divided by (ii) the number of shares of HRZN Common Stock issued and outstanding as of the Merger Determination Date, and the “MRCC Per Share NAV,” which will be equal to (A) the Closing MRCC Net Asset Value divided by (B) the number of shares of MRCC Common Stock issued and outstanding as of the Merger Determination Date.
The “Exchange Ratio” will be the quotient (rounded to the fourth nearest decimal) of: (A) the MRCC Per Share NAV, divided by (B) the HRZN Per Share NAV. The Exchange Ratio will be appropriately adjusted to reflect any stock increase, decrease or exchange or if a distribution is authorized and declared between the Merger Determination Date and the Effective Time, in each case, to provide the stockholders of MRCC and HRZN the same economic effect as contemplated by the Merger Agreement prior to such events. No fractional shares of HRZN common stock will be issued, and holders of MRCC common stock will receive cash in lieu of fractional shares.

The number of shares of HRZN Common Stock to be received will be subject to adjustment only if, between the date of the Merger Agreement and the effective time of the Merger, the respective outstanding shares of HRZN Common Stock or MRCC Common Stock have increased or decreased or changed into or been exchanged for a different number or kind of shares or securities, in each case, as a result of any reclassification, recapitalization, stock split, reverse stock split, split-up, combination or exchange of shares, or if a stock dividend or dividend payable in any other securities is declared with a record date within such period.
Following the Merger, HRZN intends to continue its operations as conducted before the Merger.
Background of the Transactions
Each of the MRCC Board, the HRZN Board and the MCIP Board regularly reviews and assesses the business and operations of MRCC, HRZN and MCIP, respectively, with the goal of increasing long-term stockholder value. Similarly, MC Advisors and the HRZN Advisor also regularly review and assess the business and operations of MRCC and MCIP (in the case of MC Advisors) and HRZN (in the case of the HRZN Advisor), with the goal of increasing long-term stockholder value. As a part of these reviews, the MRCC Board and the HRZN Board each separately regularly consider strategic alternatives (including possible asset sale and merger transactions) available to its respective entity, including whether or not to engage in a strategic transaction.
As part of these activities, one of the means explored to potentially enhance stockholder value for MRCC, HRZN and MCIP, respectively, has been to enhance the size and scale of MRCC, HRZN and/or MCIP. MC Advisors, the HRZN Advisor, and the MRCC Board and the HRZN Board, as applicable, have focused their efforts on opportunities to provide additional scale to MRCC and HRZN, respectively, because of what each of them viewed as a general tendency of BDCs with smaller market capitalizations to trade at a larger discount or smaller premium to net asset value relative to larger BDCs, particularly as the number of BDCs with a larger market capitalization has increased meaningfully over the last several years. In addition, MC Advisors and the HRZN Advisor have noted that BDCs with larger net assets generally have access to a wider array of debt funding solutions, including access to structuring alternatives that can reduce potential borrowing costs over time. MC Advisors and the HRZN Advisor and the MRCC Board and the HRZN Board each also discussed using strategic transactions to attract additional equity research analyst coverage and institutional investors, which could, with respect to MRCC and HRZN, improve their stock trading dynamics (including the potential to improve stock price and liquidity) and generate meaningful cost savings through incremental operating synergies.
In connection with these considerations, in August 2024, as part of its ongoing consideration of strategic transactions, the MRCC Board met with representatives of Houlihan Lokey. At this meeting, representatives of Houlihan Lokey provided an overview of their experience and qualifications in serving as financial advisor to independent BDC boards and their specific experience in the BDC and private credit sectors, as well as with mergers and acquisitions and strategic transactions generally. During the discussions with Houlihan Lokey, the MRCC Board, including the MRCC Independent Directors, noted that Houlihan Lokey is a nationally recognized investment banking firm with substantial experience in strategic transactions in the BDC space.
During the remainder of 2024 and the beginning of 2025, the MRCC Board continued to evaluate and assess various strategic options in consultation with representatives of MC Advisors.
On May 1, 2025, the MRCC Board met by videoconference, with representatives of MC Advisors, Nelson Mullins Riley & Scarborough LLP (“Nelson Mullins”) and Houlihan Lokey in attendance. Thomas Allison voluntarily recused himself from this meeting due to his service as a director on the MRCC Board and the MCIP Board, which could give rise to potential conflicts of interest. During the May 1, 2025 meeting, representatives of MC Advisors discussed with the MRCC Board a potential transaction whereby MRCC would sell all of its investment assets to MCIP for cash (the “Proposed Asset Sale”) and, immediately thereafter, combine with HRZN (the “Proposed Merger” and, together with the Proposed Asset Sale, the “Proposed Transaction”), in each case pursuant to the “safe harbor” afforded by Rule 17a-8 under the 1940 Act. In discussing the Proposed Transaction, the MRCC Board noted that (i) both MRCC and MCIP were advised by MC Advisors, and there was significantly increasing overlap between the investment strategy and portfolios of MRCC and MCIP, and (ii) due to the combined company’s increased size and scale post-closing, combining MRCC with HRZN would be expected to, among other things, reduce per-share operating expenses for the combined company’s stockholders, improve trading liquidity through, among other things, a broader investor base, and enable the combined company to access a wider array of debt funding solutions than either company could access separately, including access to structuring alternatives and potential borrowing cost reductions over time. During the May 1, 2025 meeting, representatives of Houlihan Lokey again provided to the MRCC Board an overview of Houlihan Lokey’s relevant experience, as well as their qualifications to serve as financial advisor to the MRCC Board or to any independent committee of the MRCC Board that might be established to review any strategic transaction, including the Proposed Transaction. This overview included a discussion of the proposed fees for such an engagement. Houlihan Lokey also provided a memorandum describing certain relationships of Houlihan Lokey with MRCC, MCIP, HRZN and Monroe Capital.
Following Houlihan Lokey’s overview at the May 1, 2025 meeting, and after further discussion with representatives of Nelson Mullins, the MRCC Board established the MRCC Special Committee. The MRCC Special Committee consisted of all of the MRCC Independent Directors other than Thomas Allison, in light of his concurrent service on the MCIP Board, to analyze and evaluate the possibility of a strategic transaction for MRCC, including the Proposed Transaction, and authorized and delegated to the MRCC Special Committee the power and authority to take any and all actions that it may deem necessary, advisable or appropriate in connection with analyzing and evaluating strategic options, including the Proposed Transaction, including the engagement of a financial advisor and legal counsel.
Following the May 1, 2025 meeting, in May 2025, the MRCC Special Committee engaged Nelson Mullins as special counsel to the MRCC Special Committee in connection with its analysis and evaluation of strategic options, including the Proposed Transaction.
Following receipt of a draft engagement letter from Houlihan Lokey, on May 22, 2025, the MRCC Special Committee held a meeting, with representatives of Houlihan Lokey, Nelson Mullins and MC Advisors in attendance, to discuss the terms of the engagement letter of Houlihan Lokey, including fee mechanics, tail periods and the potential delivery of a fairness opinion in connection with any proposed transaction, as well as matters relating to strategic options for MRCC, including with respect to the Proposed Transaction. After this initial discussion, the representatives of MC Advisors and Houlihan Lokey left the meeting, and the MRCC Special Committee continued the discussion with representatives of Nelson Mullins present, following which the MRCC Special Committee engaged Houlihan Lokey as the MRCC Special Committee’s financial advisor.
On May 30, 2025, the MCIP Board met by videoconference with representatives of MC Advisors, Eversheds Sutherland (US) LLP (“Eversheds”) and Keefe, Bruyette & Woods, Inc. (“KBW”) in attendance and with Thomas Allison voluntarily recusing himself from such meeting due to potential conflicts from service on the MRCC Board. During the May 30, 2025 meeting, representatives of MC Advisors introduced to the MCIP Board a summary of the Proposed Asset Sale in the context of the Proposed Transaction. Following further discussion, the MCIP Board determined it was appropriate to establish, and thereafter did establish, the MCIP Special Committee, consisting of all of the MCIP Independent Directors other than Thomas Allison, in light of his concurrent service on the MRCC Board, to evaluate the Proposed Asset Sale on behalf of MCIP. In connection with the establishment of the MCIP Special Committee, the MCIP Board also authorized and delegated to the MCIP Special Committee the power and authority to take any and all actions that it may deem necessary, advisable or appropriate in connection with analyzing and evaluating the Proposed Asset Sale, including the retention of financial and legal advisors. In connection with the foregoing, it was also determined that, given their familiarity with the Investment Company Act and MCIP’s operations, it would be in the best interests of MCIP and its shareholders to engage Eversheds to provide legal advice to the MCIP Special Committee in connection with MCIP Special Committee’s analysis and evaluation of the Proposed Asset Sale. In addition, representatives of KBW generally discussed KBW’s experience with transactions involving BDCs, including mergers of BDCs and similar strategic transactions, and other qualifications to act as outside financial advisor to the MCIP Special Committee, and a discussion ensued regarding the possibility of engaging KBW as financial advisor to the MCIP Special Committee in connection with the Proposed Asset Sale.
On June 4, 2025, the HRZN Board met by videoconference with representatives of the HRZN Advisor, MC Advisors, Blank Rome LLP, counsel to the HRZN Independent Directors (“Blank Rome”), and Dechert LLP (“Dechert”), counsel to MC Advisors and the HRZN Advisor, in attendance. During this meeting, representatives of the HRZN Advisor introduced the Proposed Transaction to the HRZN Board. Representatives of Blank Rome then discussed the responsibilities of the HRZN Independent Directors in connection with a review of strategic options, including with respect to the Proposed Transaction and the HRZN Independent Directors’ fiduciary duties. Representatives of Oppenheimer then joined the meeting and presented to the HRZN Board an overview of their experience with transactions involving BDCs, including mergers of BDCs and similar strategic transactions, and their qualifications to serve as financial advisor to the HRZN Independent Directors in the event that the HRZN Independent Directors entered into a formal review of any strategic options, their respective independence with respect to such potential engagement, and the proposed fees for the engagement.
On June 5, 2025, the HRZN Board met by videoconference, with representatives of the HRZN Advisor, Blank Rome and Dechert in attendance. During the June 5, 2025 meeting, the HRZN Board established the HRZN Special Committee, consisting of all of the HRZN Independent Directors, to evaluate the possibility of a strategic transaction, including the Proposed Merger on behalf of HRZN. The HRZN Board authorized and delegated to the HRZN Special Committee the power and authority to take any and all actions that it may deem necessary, advisable or appropriate in connection with analyzing and evaluating any strategic transaction, including the Proposed Merger. Following the meeting of the HRZN Board, the HRZN Special Committee separately met in executive session, with representatives of Blank Rome and Dechert in attendance, to discuss selection of a financial advisor, and decided to invite two additional investment banks to present to the HRZN Special Committee and invited Oppenheimer to present again to the HRZN Special Committee.
Following the June 5, 2025 meeting, the HRZN Independent Directors, on behalf of themselves and the HRZN Special Committee formally engaged Blank Rome as special counsel to the HRZN Special Committee in connection with its analysis and evaluation of strategic options, including the Proposed Merger.
On June 9, 2025, to facilitate the review of the Proposed Transaction by the MRCC Special Committee, the MCIP Special Committee and the HRZN Special Committee, MRCC, HRZN and MCIP entered into a mutual confidentiality agreement to facilitate disclosures between and among each of MRCC, HRZN and MCIP of certain confidential information concerning the disclosing party to the other parties and their respective representatives.
On June 10, 2025, the HRZN Special Committee met by videoconference, with representatives of Blank Rome and Dechert in attendance, during which the HRZN Special Committee received presentations from representatives of two other investment banks, separately, to evaluate and discuss their respective qualifications to potentially serve as financial advisor to the HRZN Special Committee.
Following receipt of a draft engagement letter from Oppenheimer, on June 13, 2025, the HRZN Special Committee met by videoconference, with representatives of Oppenheimer, Blank Rome and Dechert in attendance, during which the HRZN Special Committee discussed with representatives of Oppenheimer the potential benefits and risks associated with the Proposed Merger and any alternatives to the Proposed Merger. In terms of potential benefits, Oppenheimer noted that the Proposed Merger would increase HRZN’s scale, potentially improve its access to equity capital markets, facilitate improved access to debt financings and enable HRZN to lower its expense burden and overall cost of capital. In terms of potential risks, Oppenheimer noted that it could be challenging to invest a large capital infusion efficiently within a short period of time and that any delay in deploying capital could put downward pressure on the HRZN’s dividend amounts and reduce investment returns for the HRZN’s stockholders in the short term. After Oppenheimer’s presentation, its representatives left the meeting and the HRZN Special Committee discussed the terms of the engagement letter put forward by Oppenheimer, including fee mechanics and tail periods. At the end of the meeting, the HRZN Special Committee discussed the qualifications of Oppenheimer and the two other investment banks that had presented to the HRZN Special Committee. After such discussion, the HRZN Special Committee approved the appointment of Oppenheimer to serve as the financial advisor to the HRZN Special Committee.
On June 17, 2025, the MCIP Special Committee met with representatives of Eversheds, KBW and MC Advisors also in attendance. During this meeting, representatives from MC Advisors provided an update to the MCIP Special Committee regarding the process and proposed timing of the Proposed Transaction. During this meeting, the MCIP Special Committee had further discussions with representatives of KBW regarding KBW acting as the financial advisor to the MCIP Special Committee, and Eversheds discussed with the MCIP Special Committee the fiduciary duties of directors of a Maryland corporation and certain considerations under the 1940 Act relating to the consideration of any strategic transaction, including the Proposed Asset Sale, and discussed the requirements of Rule 17a-8 under the 1940 Act. At this meeting, the MCIP Special Committee approved the engagement of KBW as the financial advisor to the MCIP Special Committee.
Throughout June 2025, the HRZN Special Committee held multiple meetings and the MCIP Special Committee met once, in each case with the respective committee’s special counsel present, to discuss the Proposed Asset Sale and Proposed Merger, as applicable, and certain related matters such as process, timing and potential terms of the relevant transactions. Representatives from MC Advisors, in the case of the MCIP Special Committee, or the HRZN Advisor, in the case of the HRZN Special Committee, were invited by the applicable Special Committees to answer questions during parts of these meetings.
On July 3, 2025, representatives of MC Advisors sent an initial draft of a preliminary, non-binding term sheet (the “Non-Binding Term Sheet”) to each of the MRCC Special Committee, the HRZN Special Committee and the MCIP Special Committee, setting forth proposed economic terms for the Proposed Transaction. Among other terms, the Non-Binding Term Sheet set forth that (i) the consideration for the Proposed Asset Sale to be paid to MRCC by MCIP would be determined based on the fair value of MRCC’s assets and (ii) the consideration for the Proposed Merger to be paid to MRCC Stockholders by HRZN would be determined based on the relative net asset values of MRCC and HRZN, consistent with similar mergers of affiliated investment companies and Rule 17a-8 under the 1940 Act. The initial Non-Binding Term Sheet also included the following, among other items: (i) a proposed $3.25 million advisory fee waiver by the HRZN Advisor to HRZN, as the surviving entity from the Proposed Merger; (ii) a proposal that the HRZN Board (as the board of the surviving entity) would consider committing to open-market repurchases of HRZN shares following the closing; (iii) a proposal regarding the composition of the HRZN Board following the closing to consist of four members, three of whom would be current directors of HRZN comprised of one Interested Director and two current Independent Directors and the fourth to be a current MRCC Independent Director; (iv) a proposal regarding the handling by the parties of certain transaction-related costs and expenses; and (v) a provision contemplating that the parties would enter into a binding exclusivity period until a to-be-determined date.
On July 9, 2025, the MRCC Special Committee met by videoconference, with representatives of Nelson Mullins and Houlihan Lokey in attendance, and with representatives of MC Advisors and Dechert, counsel to MC Advisors, in attendance for a portion of the meeting, to continue its discussions and evaluation of available strategic alternatives for MRCC, including the Proposed Transaction. During this meeting, representatives from MC Advisors discussed with the MRCC Special Committee the Non-Binding Term Sheet and certain other aspects of the Proposed Transaction, provided an update regarding the Proposed Transaction and answered questions from the MRCC Special Committee. After the representatives of MC Advisors and Dechert were excused from the meeting, the MRCC Special Committee received an update from representatives of Houlihan Lokey regarding its financial analyses relating to MRCC, HRZN and the Proposed Merger and the MRCC Special Committee discussed various matters related to the Proposed Transaction, including the potential exchange ratio for the Proposed Merger, potential market risks during the pendency of the Proposed Transaction, the availability to MRCC of potential alternative strategic transactions, and necessary or appropriate modifications to the Non-Binding Term Sheet. Throughout this discussion, representatives from Houlihan Lokey and Nelson Mullins provided input on financial and legal matters.
On July 10, 2025, the HRZN Special Committee met by videoconference, with representatives of the HRZN Advisor, MC Advisors, Oppenheimer, Blank Rome and Dechert in attendance, to continue its discussions and evaluation of available strategic alternatives for HRZN. During this meeting, representatives of MC Advisors and the HRZN Advisor provided the HRZN Special Committee with an overview of the Proposed Transaction. As part of these discussions, the HRZN Special Committee discussed with representatives of MC Advisors and the HRZN Advisor the Non-Binding Term Sheet and certain other aspects of the Proposed Transaction, including (i) the proposed advisory fee waiver by the HRZN Advisor to HRZN; (ii) the proposed HRZN share repurchase program; (iii) the proposed composition of the HRZN Board following the consummation of the Proposed Merger; (iv) the impact a cash infusion from the Proposed Merger would have on HRZN’s earnings; (v) the impact the Proposed Transaction would have on HRZN’s overall cost structure; and (vi) timing considerations for the Proposed Transaction.
On July 11, 2025, the MCIP Special Committee met by videoconference, with representatives of the MC Advisors, Dechert, KBW and Eversheds in attendance, to discuss the Non-Binding Term Sheet and continue the MCIP Special Committee’s discussions and evaluation of the potential benefits to MCIP shareholders of the Proposed Asset Sale, including the fact that MCIP was already invested in, and familiar with, most of the assets held by MRCC, that MCIP’s investment advisor was familiar with the assets in which MCIP was not already invested, and that the Proposed Asset Sale offered the ability to achieve scale from acquiring a significant amount of assets in a more efficient manner as compared to the time, effort and expense that would be involved in locating, performing due diligence on and acquiring a similar amount of assets over time. Following the presentation by MC Advisors and Dechert regarding the Non-Binding Term Sheet and proposed timing of the

Transaction, the representatives of MC Advisors and Dechert left the meeting. Thereafter, KBW reviewed financial matters relating to Proposed Asset Sale. Following the review by KBW, the MCIP Special Committee continued their discussion, with representatives of Eversheds present, including with respect to a review of similar transactions completed in compliance with Rule 17a-8 under the 1940 Act and the proposed valuation of the assets to be acquired in the Proposed Asset Sale.
On July 15, 2025, the HRZN Special Committee met by videoconference, with representatives of Oppenheimer, Blank Rome and Dechert in attendance, to review the Non-Binding Term Sheet and consider and assess how the Proposed Merger compared to other strategic options potentially available to HRZN (including the possibility of declining to pursue any strategic transaction at such time and continue its operations unchanged and in the ordinary course). During this meeting, the HRZN Special Committee discussed various matters related to the Proposed Merger, including the terms of the advisory fee waiver by the HRZN Advisor to HRZN following any merger with MRCC and the distribution strategy for HRZN prior to and after the potential consummation of the Proposed Transaction.
On July 17, 2025, the MRCC Special Committee met by videoconference, with representatives of Nelson Mullins and Houlihan Lokey in attendance, to discuss various matters related to the Proposed Transaction, including: (i) certain portfolio holdings of HRZN, (ii) projected transaction expenses, (iii) the role of the MRCC Special Committee in connection with its evaluation and analysis of the Proposed Transaction and (iv) the potential for other strategic alternatives to emerge for MRCC, including after any announcement of the Proposed Transaction. Representatives of Houlihan Lokey also provided an update on the status of Houlihan Lokey’s review of information related to MRCC and HRZN in connection with its financial analyses. At this meeting, there was also a discussion of the Non-Binding Term Sheet.
On July 18, 2025, the MCIP Special Committee met by videoconference, with representatives of Eversheds and KBW in attendance, to discuss further certain financial matters related to the Proposed Asset Sale, including, among other things, the proposed purchase price. Following the MCIP Special Committee’s discussion with the representatives of KBW, the MCIP Special Committee met in executive session with representatives of Eversheds to continue to discuss the Proposed Asset Sale.
On July 19, 2025, Dechert distributed a draft of the Merger Agreement and the Asset Purchase Agreement to each of Nelson Mullins, Blank Rome and Eversheds, for further distribution to each applicable Special Committee.
Following a regular quarterly meeting of the HRZN Board on July 23, 2025, the HRZN Special Committee held a meeting with representatives of Blank Rome and Dechert in attendance, to review and discuss the status of the negotiations with respect to the Proposed Merger and certain terms of the Proposed Merger.
On July 24, 2025, the MRCC Special Committee met by videoconference, with representatives of Nelson Mullins and Houlihan Lokey in attendance and representatives of MC Advisors in attendance for a portion of the meeting. Representatives of MC Advisors presented and discussed matters relating to the timing and process of the Proposed Transaction. After the representatives of MC Advisors were excused from the meeting, the MRCC Special Committee discussed various matters related to the Proposed Transaction, including: (i) review of financial information prepared by MC Advisors and HRZN Advisor; (ii) an update on the status of Houlihan Lokey’s review of information related to MRCC and HRZN in connection with its financial analyses; and (iii) Nelson Mullins’ summary issues list regarding the draft Merger Agreement and draft Asset Purchase Agreement. After the discussion, the MRCC Special Committee directed Nelson Mullins to revise the draft Merger Agreement and Asset Purchase Agreement consistent with the discussion during the meeting and provide those comments to Dechert.
Later on July 24, 2025, Nelson Mullins, on behalf of the MRCC Special Committee, sent Dechert comments to the draft Merger Agreement and Asset Purchase Agreement.
On July 25, 2025, the MCIP Special Committee met by videoconference, with representatives of Eversheds and KBW in attendance. During the July 25, 2025 meeting, (i) the representatives from KBW reviewed with the members of the MCIP Special Committee the financial aspects of the Proposed Asset Sale, including the estimated closing net asset value calculation and (ii) the MCIP Special Committee reviewed with Eversheds key terms of the initial draft of the Asset Purchase Agreement, as well the application of Rule 17a-8 under the

1940 Act to the Proposed Asset Sale and the requirement that such transaction not result in dilution to MCIP or MRCC shareholders. Following that discussion, the MCIP Special Committee conveyed its position on the various open issues and asked that the MCIP Special Committee’s position be communicated to the relevant parties.
Also on July 25, 2025, representatives of Eversheds, on behalf of the MCIP Special Committee, and Dechert held a telephone conference to discuss Eversheds’ preliminary feedback to the draft Asset Purchase Agreement on behalf of the MCIP Special Committee, including the structure and conditions to the consummation of the transaction.
Also on July 25, 2025, representatives of Blank Rome and representatives of Nelson Mullins separately discussed with representatives of Dechert preliminary feedback regarding the comments to the Asset Purchase Agreement conveyed by Eversheds on behalf of the MCIP Special Committee.
On July 27, 2025, the HRZN Special Committee met by videoconference, with representatives of Blank Rome and Oppenheimer in attendance, to discuss a summary of the key terms of the draft Merger Agreement prepared by Blank Rome and the timing for the Proposed Merger. During the July 27, 2025 meeting, Blank Rome addressed various aspects of the draft Merger Agreement and reviewed the fiduciary duties of the members of the HRZN Special Committee and the HRZN Board. The HRZN Special Committee discussed with Blank Rome certain legal comments that Blank Rome proposed to make to the draft Merger Agreement. The HRZN Special Committee considered whether the continued discussion and negotiation of the Proposed Merger was in the best interest of HRZN and decided to schedule another meeting to continue consideration of the Proposed Merger, as it determined doing so would be in the best interest of HRZN and its stockholders.
On July 28, 2025, Oppenheimer, as financial advisor to the HRZN Special Committee, provided MC Advisors with comments to the Non-Binding Term Sheet, including regarding: (i) augmenting the advisory fee waiver by the HRZN Advisor to waive all or a portion of management fee and/or incentive fees to the extent HRZN’s net investment income is less than a certain amount in the first four fiscal quarters following the closing of the Proposed Transaction and (ii) increasing the number of directors expected to serve on the HRZN Board following the closing of the Proposed Transaction to five members for a limited term.
Also on July 28, 2025, representatives of Dechert communicated to representatives of Eversheds the MRCC Special Committee’s and the HRZN Special Committee’s positions on the comments of the MCIP Special Committee to the Asset Purchase Agreement, including with respect to the closing condition provisions. The representatives of Dechert also communicated that, in an effort to address the MCIP Special Committee’s comments with respect to the closing condition provisions, MC Advisors would be willing to reimburse MCIP for certain expenses incurred by MCIP, in connection with the Proposed Asset Sale, if, under certain circumstances, the Proposed Asset Sale was not consummated. Later on July 28, 2025, representatives of Dechert and Blank Rome met by videoconference to discuss the draft Merger Agreement, including, among other topics, the termination provisions contemplated by the draft Merger Agreement.
On July 29, 2025, the MRCC Special Committee met by videoconference, with representatives of MC Advisors, the HRZN Advisor, Nelson Mullins, Houlihan Lokey and Dechert in attendance, to discuss, among other items, (i) the potential deployment of the capital HRZN would receive in connection with the Proposed Merger, and (ii) certain portfolio holdings of HRZN about which the MRCC Special Committee had follow-up due diligence questions. The representatives of MC Advisors and the HRZN Advisor answered the questions from the MRCC Special Committee.
Later on July 29, 2025, Blank Rome sent Dechert comments to the draft Merger Agreement. Also on July 29, 2025, Eversheds sent Dechert comments to the draft Asset Purchase Agreement, including comments with respect to the conditions to the consummation of the Proposed Asset Sale and responsibility for transaction expenses.
On July 30, 2025, representatives of Eversheds spoke with Nelson Mullins regarding the MRCC Special Committee’s position on the closing condition provisions.
On July 30, 2025, representatives of Dechert and Eversheds spoke by telephone to discuss the comments to the draft Asset Purchase Agreement, including the closing condition provisions.

On July 31, 2025, Blank Rome sent Dechert comments with respect to tax provisions in the draft Merger Agreement.
Later on July 31, 2025, the MRCC Special Committee met by videoconference, with representatives of Nelson Mullins and Houlihan Lokey in attendance, to discuss various matters related to the Proposed Transaction, including: (i) the MCIP Special Committee’s comments to the terms of the Proposed Merger and the Proposed Asset Sale; and (ii) the HRZN Special Committee’s proposal to increase the advisory fee waiver by the HRZN Advisor to HRZN from the HRZN Advisor. During the July 31, 2025 meeting, representatives of Houlihan Lokey reviewed with the MRCC Special Committee Houlihan Lokey’s preliminary financial analyses of MRCC, HRZN and the Proposed Merger.
Also on July 31, 2025, the HRZN Special Committee met by videoconference, with representatives of Oppenheimer, Blank Rome and Dechert in attendance, to receive an update from Oppenheimer and Blank Rome regarding the draft Merger Agreement and to discuss the timing for the Proposed Merger.
Also on July 31, 2025, the MCIP Special Committee met by videoconference, with representatives of Eversheds and KBW in attendance, to receive an update on the discussions between Dechert and Eversheds and between Eversheds and Nelson Mullins that occurred on July 30, 2025 and review updates made to the draft Asset Purchase Agreement since the MCIP Special Committee’s last meeting on July 25, 2025.
Also on July 31, 2025, representatives of Nelson Mullins and Eversheds met by videoconference to discuss the MRCC Special Committee’s and the MCIP Special Committee’s respective positions on the termination and closing condition provisions. Nelson Mullins expressed the position of the MRCC Special Committee that the transactions continue to be conditioned upon one another due to the additional execution risk that MRCC would face if the Proposed Asset Sale occurred without the certainty of the Proposed Merger as well as the fact that the Proposed Transaction now appeared to have a greater combined transaction termination fee than was warranted.
On August 2, 2025, Dechert sent Nelson Mullins, Blank Rome and Eversheds revised drafts of the Merger Agreement and the Asset Purchase Agreement, which included, among other things, updated termination and closing condition provisions.
On August 4, 2025, the MCIP Special Committee met by videoconference, with representatives of Eversheds and KBW in attendance, to discuss updates made to the draft Asset Purchase Agreement since the last discussion on July 31, 2025.
Also on August 4, 2025 the MRCC Special Committee met by videoconference, with representatives of Nelson Mullins and Houlihan Lokey in attendance, to discuss various matters related to the Proposed Transaction, including (i) Nelson Mullins’ summary issues list with respect to the draft Merger Agreement and draft Asset Purchase Agreement and (ii) certain provisions of the revised draft Merger Agreement and draft Asset Purchase Agreement including termination and closing condition provisions. During the August 4, 2025 meeting, the MRCC Special Committee also discussed potential risks to MRCC during the pendency of the Proposed Transaction and discussed potential communications regarding the announcement of entering into definitive agreements for any transactions.
Also on August 4, 2025, representatives of Eversheds, Dechert and Nelson Mullins met via videoconference to discuss the MCIP Special Committee’s position on the open issues on the Asset Purchase Agreement, including the proposed treatment of certain liabilities, the transfer of any “blocker” entities in lieu of a direct transfer of assets held by such blockers, the potential need for a participation agreement, and termination provision matters.
Later on August 4, 2025, Nelson Mullins sent Dechert follow-up comments to the draft Merger Agreement and draft Asset Purchase Agreement.
Later on August 4, 2025, representatives of Dechert sent representatives of Blank Rome a draft of the Fee Waiver letter based on the terms included in the Non-Binding Term Sheet and reflecting an increase in the aggregate amount of waived advisory fees to $4 million in response to the comments received from the HRZN Special Committee.
Later on August 4, 2025, Dechert contacted Eversheds to provide answers to Eversheds’ questions regarding the transfer of blocker entities, the potential need for a participation agreement, issues related to the treatment of certain liabilities and termination provision matters.

On August 5, 2025, the MCIP Special Committee first met by videoconference, with representatives of Eversheds and KBW in attendance, to discuss updates made to the Asset Purchase Agreement since the last discussion on August 4, 2025, including with respect to the assets and liabilities within the transaction scope, the overlap between assets owned by MCIP and MRCC, and the need to better understand the potential risks of assuming pre-closing liabilities, if any, associated with the assets proposed to be acquired.
On August 5, 2025, the HRZN Special Committee met by videoconference, with representatives of the HRZN Advisor, Oppenheimer, Blank Rome and Dechert in attendance, to discuss various matters related to the Proposed Transaction. At the request of the HRZN Special Committee, Oppenheimer orally rendered its opinion to the HRZN Special Committee (which was subsequently confirmed in writing by delivery of Oppenheimer’s written opinion dated August 7, 2025 addressed to the HRZN Special Committee (in its capacity as such) and, as requested by the HRZN Special Committee, to the HRZN Board (in its capacity as such)) as to, and as of such date, the fairness, from a financial point of view, to HRZN of the exchange ratio provided for in the Proposed Merger pursuant to the Merger Agreement, based on and subject to various assumptions, qualifications and limitations and other matters set forth in its opinion. In addition, representatives of Dechert and Blank Rome presented on various aspects of the Proposed Merger and the duties of the HRZN Board under Rule 17a-8 under the 1940 Act. The HRZN Special Committee then met in executive session with Blank Rome and evaluated and assessed whether (i) the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Proposed Merger, are advisable and fair to and in the best interests of HRZN and the HRZN Stockholders, (ii) to authorize and approve the Merger Agreement and the transactions contemplated thereby, including the Proposed Merger, and (iii) to recommend that the HRZN Board authorize and approve the Merger Agreement and the transactions contemplated thereby, including the Proposed Merger, and thereafter direct that the Merger Agreement be executed and submitted to HRZN Stockholders for consideration, including the proposed issuance of shares of HRZN Common Stock in connection with the Proposed Merger and the proposed election of an independent member of the MRCC Board to the HRZN Board.
Later on August 5, 2025, Dechert communicated to Eversheds the MRCC position regarding the assets and liabilities within the transaction scope and the MC Advisors position regarding the cap of the proposed expense reimbursement.
Subsequent to that call, on August 5, 2025, the MCIP Special Committee again met by videoconference, with representatives of Eversheds in attendance, to discuss other matters related to the revised draft Asset Purchase Agreement, and to consider the counter-proposal that had been received regarding the assets and liabilities within the transaction scope and the cap on reimbursement of expenses in the event the Proposed Asset Sale is not consummated in the normal course. Subsequent to that meeting Eversheds communicated to Dechert and Nelson Mullins the MCIP Special Committee’s need to gather more information before making a decision and desire to better understand MRCC’s and HRZN’s position regarding allocation of pre-closing liabilities, if any, associated with the assets to be acquired by MCIP.
Later on August 5, 2025, Blank Rome, on behalf of the HRZN Special Committee, sent Dechert comments to the draft Merger Agreement and the draft Asset Purchase Agreement, and Eversheds, on behalf of the MCIP Special Committee, sent Dechert comments to the draft Asset Purchase Agreement.
On August 6, 2025, a videoconference was held among representatives of Eversheds (including tax counsel), Dechert and MC Advisors regarding the tax status of blocker entities and the assets held by such blockers and the related tax and other consequences of transferring the equity of the blockers rather than the relevant assets, particularly in light of the potential need for MCIP to hold such assets in blockers.
On August 6, 2025, the MCIP Special Committee met by videoconference, with representatives of Eversheds and KBW in attendance, to discuss the revised Asset Purchase Agreement, including additional due diligence questions for MC Advisors needed to make an informed decision regarding any potential pre-closing liabilities associated with the assets to be purchased as well as post-closing management of assets underlying participation interests (if any) acquired at closing of the Proposed Asset Sale.
Later on August 6, 2025, the MCIP Special Committee met by videoconference with representatives of MC Advisors, Eversheds, KBW and Dechert in attendance, to discuss, as part of the MCIP Special Committee’s due diligence, (i) the composition of MRCC’s investment portfolio and overlap with MCIP’s investment portfolio, including matters relating to any investment portfolio positions on non-accrual or for which active litigation matters had been disclosed, (ii) MC Advisors’ successful history and performance managing such assets or litigation, (iii) the post-closing management of any asset’s underlying participation interests to be acquired at the closing of the Proposed Asset Sale, and (iv) the representations and warranties proposed to be made by MCIP under the Asset Purchase Agreement.
Later on August 6, 2025, the MCIP Special Committee met by videoconference, with representatives of Eversheds and KBW in attendance, to discuss the revised Asset Purchase Agreement, specifically assumption of certain pre-closing liabilities in connection with the assets to be transferred to MCIP as part of the Proposed Asset Sale. At that meeting, the members of the MCIP Special Committee expressed comfort with the information provided regarding any potential liabilities associated with the assets to be acquired, particularly given the MCIP Special Committee’s familiarity with many of the “overlap” assets and the risk-scoring metrics used by MRCC.
Following the meeting of the MCIP Special Committee, representatives of Eversheds and Blank Rome spoke regarding the allocation of pre-closing liabilities, if any, associated with the assets proposed to be acquired by MCIP and the position of the HRZN Special Committee that it would not approve the Proposed Merger if such liabilities were retained by MRCC and thereafter assumed by HRZN in the Proposed Merger.
Later on August 6, 2025, Dechert sent Nelson Mullins, Blank Rome and Eversheds revised drafts of each of the Merger Agreement and the Asset Purchase Agreement, which included, among other things, updated termination, closing condition and pre-closing liability allocation provisions, which had been the subject of discussions since July 29, 2025.
On August 7, 2025, Eversheds, on behalf of the MCIP Special Committee, sent Dechert follow-up comments to the draft Asset Purchase Agreement, and representatives of Dechert and Eversheds agreed via e-mail to certain clarifying changes. Later on August 7, 2025, Dechert sent Nelson Mullins, Eversheds and Blank Rome a revised draft of the Asset Purchase Agreement.
Later on August 7, 2025, the HRZN Board, including the members of the HRZN Special Committee, met by videoconference, with representatives of the HRZN Advisor, MC Advisors, Blank Rome and Dechert in attendance, to discuss various matters related to the Proposed Merger, including incremental edits to the Merger Agreement since August 5, 2025. Thereafter, in executive session with Blank Rome, the HRZN Special Committee unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby (including the Proposed Merger) were advisable and in the best interests of HRZN and the HRZN Stockholders, (ii) resolved to recommend that the HRZN Board approve, adopt and authorize the Merger Agreement and the transactions contemplated thereby (including the Proposed Merger) in all respects, (iii) determined that, and recommended that the HRZN Board determine that, the interests of HRZN’s existing stockholders will not be diluted (as provided in Rule 17a-8 under the 1940 Act) as a result of the Proposed Merger, and (iv) recommended that the HRZN Board direct that the proposed issuance of HRZN Common Stock in connection with the Proposed Merger, the proposed election of an independent member of the MRCC Board to the HRZN Board and any other matters required to be approved or adopted by HRZN Stockholders in order to effect the Proposed Merger and the transactions contemplated thereby be submitted to HRZN Stockholders for approval with the recommendation that HRZN Stockholders vote in favor of the same.
Immediately following the approval by the HRZN Special Committee, the HRZN Board met by videoconference, with representatives of the HRZN Advisor, MC Advisors, Blank Rome and Dechert in attendance, to consider approval of the Merger Agreement and the transactions contemplated thereby (including the Merger). Thereafter, based on the unanimous recommendation of the HRZN Special Committee, the HRZN Board unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby (including the Proposed Merger) were advisable and in the best interests of HRZN and the HRZN Stockholders and approved and adopted the Merger Agreement and the transactions contemplated thereby (including the Proposed Merger), (ii) determined that, in accordance with Rule 17a-8 under the 1940 Act, the interests of HRZN’s existing stockholders would not be diluted (as provided in Rule 17a-8 under the 1940 Act) as a result of the Proposed Merger, and (iii) directed that the proposed issuance of HRZN Common Stock in connection with the Proposed Merger, the proposed election of an independent member of the MRCC Board to the HRZN Board and any other matters required to be approved or adopted by HRZN Stockholders in order to effect the Proposed Merger and the transactions contemplated thereby be submitted to HRZN Stockholders for approval with the recommendation that HRZN Stockholders vote in favor of the same.

On August 7, 2025, the MCIP Special Committee met by videoconference, with representatives of Eversheds and KBW in attendance, to further discuss the Proposed Asset Sale and determine whether it is in the best interest of MCIP and MCIP’s shareholders to recommend the approval of the Asset Purchase Agreement and the transactions contemplated therein (including the Proposed Asset Sale) to the MCIP Board. At this meeting, Eversheds discussed the proposed final draft of the Asset Purchase Agreement with the MCIP Special Committee and thereafter KBW reviewed the financial aspects of the Proposed Asset Sale. Thereafter, the MCIP Special Committee unanimously (i) determined that the Asset Purchase Agreement and the transactions contemplated thereby (including the Proposed Asset Sale) were advisable, fair to and in the best interests of MCIP and the stockholders of MCIP, (ii) determined that, and recommended that the MCIP Board determine that, the interests of MCIP’s existing stockholders would not be diluted for purposes of Rule 17a-8 under the 1940 Act as a result of the transactions contemplated by the Asset Purchase Agreement, including Proposed Asset Sale, and (iii) resolved to recommend that the Asset Purchase Agreement and the transactions contemplated thereby (including the Proposed Asset Sale) be approved by the MCIP Board.
Immediately following the conclusion of the meeting of the MCIP Special Committee on August 7, 2025, the MCIP Board met by videoconference, with representatives of MC Advisors, Eversheds, KBW and Dechert in attendance, to discuss the Proposed Asset Sale and determine whether it is in the best interest of MCIP and MCIP’s shareholders to approve the Asset Purchase Agreement and the transactions contemplated therein (including the Proposed Asset Sale). At this meeting, representatives of the MCIP Special Committee provided a report to the MCIP Board regarding their review and analysis of the Proposed Asset Sale and their ultimate decision to recommend the approval of the Asset Purchase Agreement and the transactions contemplated therein (including the Proposed Asset Sale) to the MCIP Board made at the MCIP Special Committee meeting held earlier on August 7, 2025, and representatives of KBW answered questions from the MCIP Board regarding matters relating to KBW’s review of the financial aspects of the Proposed Asset Sale with the MCIP Special Committee, including the aggregate consideration to be paid by MCIP in the Proposed Asset Sale. Thereafter, based on the unanimous recommendation of the MCIP Special Committee, the MCIP Board unanimously (i) determined that the Asset Purchase Agreement and the transactions contemplated thereby (including the Proposed Asset Sale) are advisable, fair to and in the best interests of MCIP and its stockholders, (ii) determined that the interests of the stockholders of MCIP would not be diluted for purposes of Rule 17a-8 under the 1940 Act as a result of the Asset Purchase Agreement and the transactions contemplated thereby, including the Proposed Asset Sale, and (iii) authorized the officers of MCIP to enter into, execute and deliver the Asset Purchase Agreement and all related documents and agreements.
Later in the day on August 7, 2025, the MRCC Special Committee met by videoconference, with representatives of Nelson Mullins and Houlihan Lokey in attendance, and with members of the MRCC Board and representatives of MC Advisors and Dechert in attendance for a portion of the meeting, to discuss various matters related to the Proposed Asset Sale and the Proposed Merger. At the request of the MRCC Special Committee, Houlihan Lokey reviewed its financial analyses of MRCC, HRZN and the Proposed Merger and delivered an oral opinion to the MRCC Special Committee to the effect that, as of such date and based upon and subject to the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Houlihan Lokey as set forth in Houlihan Lokey’s written opinion, the exchange ratio in the Proposed Merger was fair, from a financial point of view, to the holders of MRCC Common Stock, other than the Excluded Holders. During the meeting, Nelson Mullins also discussed various aspects of the Proposed Asset Sale and Proposed Merger, as well as a review of the fiduciary duties of directors.
Later during the August 7, 2025 MRCC Special Committee meeting, the other members of the MRCC Board and the representatives of MC Advisors and Dechert were excused, and, after further discussion, the MRCC Special Committee, pursuant to resolutions, drafts of which had been provided to the MRCC Special Committee prior to the meeting, unanimously (i) determined that the Merger Agreement and the Asset Purchase Agreement and the transactions contemplated thereby (including the Proposed Merger and the Proposed Asset Sale) were advisable, fair to and in the best interests of MRCC and the stockholders of MRCC, (ii) determined that the interests of the stockholders of MRCC would not be diluted for purposes of Rule 17a-8 under the 1940 Act as a result of the Merger Agreement and the Asset Purchase Agreement and the transactions contemplated thereby (including the Proposed Merger and the Proposed Asset Sale), (iii) resolved to recommend that the MRCC Board approve, adopt and authorize the Merger Agreement and the Asset Purchase Agreement and the transactions contemplated thereby (including the Proposed Merger and the Proposed Asset Sale) in all respects, and (iv) recommended that the MRCC Board direct that the adoption of the Merger Agreement and the

Asset Purchase Agreement and the approval of the transactions contemplated thereby (including the Proposed Merger and the Proposed Asset Sale) be submitted to MRCC Stockholders for approval with the recommendation that MRCC Stockholders vote in favor of the same.
Immediately following the approval by the MRCC Special Committee on August 7, 2025, the MRCC Board met by videoconference, with representatives of MC Advisors, Nelson Mullins, Houlihan Lokey and Dechert in attendance, to discuss various matters related to the Proposed Asset Sale and the Proposed Merger. At the meeting, Dechert reviewed the proposed resolutions and answered questions from the directors. Thereafter, based on the unanimous recommendation of the MRCC Special Committee and the opinion of Houlihan Lokey, the MRCC Board, pursuant to resolutions, drafts of which had been provided to the MRCC Board prior to the meeting, unanimously (i) determined that the Merger Agreement and the Asset Purchase Agreement and the transactions contemplated thereby (including the Proposed Merger and the Proposed Asset Sale) are advisable, fair to and in the best interests of MRCC and the stockholders of MRCC, (ii) determined that the interests of the stockholders of MRCC would not be diluted for purposes of Rule 17a-8 under the 1940 Act as a result of the Merger Agreement and the Asset Purchase Agreement and the transactions contemplated thereby (including the Proposed Merger and the Proposed Asset Sale), (iii) authorized the officers of MRCC to enter into, execute and deliver the Merger Agreement and the Asset Purchase Agreement and all related documents and agreements, and (iv) directed that the adoption of the Merger Agreement and the Asset Purchase Agreement and approval of the transactions contemplated thereby be submitted to MRCC Stockholders for approval with the recommendation that MRCC Stockholders vote in favor of the same.
Later on August 7, 2025, MRCC, HRZN, MC Advisors, the HRZN Advisor and Merger Sub executed and delivered the Merger Agreement, and MRCC, MCIP and MC Advisors executed and delivered the Asset Purchase Agreement. MRCC and HRZN then issued a joint press release announcing the execution of the Merger Agreement and the Asset Purchase Agreement and the Proposed Transactions.
On August 8, 2025, MCIP filed a Current Report on Form 8-K with the SEC to disclose its entry into a material definitive agreement in connection with the Proposed Asset Sale and include a copy of the Asset Purchase Agreement therewith.
HRZN Reasons for the Merger
At various telephonic HRZN Board meetings, the HRZN Board and the HRZN Special Committee considered the approval of the Merger and the Merger Agreement. In connection with its consideration, the HRZN Special Committee requested and the HRZN Advisor and MC Advisors provided information regarding the proposed Transactions, MRCC, and the anticipated effects of the Merger on HRZN and HRZN stockholders, both immediately after the Merger and over the longer-term assuming that some or all of the anticipated benefits of the Merger are realized. Over the course of its review of the materials and information provided and its consideration of the Merger, the HRZN Special Committee consulted with its legal adviser, Blank Rome, and the HRZN Board and the HRZN Special Committee consulted with HRZN’s management, the HRZN Advisor and Dechert. In addition, the HRZN Special Committee was advised as to certain financial matters by Oppenheimer. The HRZN Special Committee and the HRZN Board received and considered the opinion of Oppenheimer, dated August 7, 2025, as to the fairness, from a financial point of view, to HRZN, of the Exchange Ratio provided for in the Merger pursuant to the Merger Agreement, which opinion was based on and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Oppenheimer in connection with the preparation of its opinion, as more fully described in the section entitled “The Asset Sale and the Merger — Opinion of the HRZN Special Committee’s Financial Advisor”. The HRZN Board and the HRZN Special Committee considered the nature and adequacy of the information provided, including the terms of the Merger Agreement and their duties under state and federal law in approving the Merger and the conflicts of interest presented by the transactions provided for in the Merger Agreement. The HRZN Board and the HRZN Special Committee considered numerous factors, including the ones described below, in connection with their consideration and approval of the Merger. On August 7, 2025, the HRZN Special Committee unanimously determined and recommended that the HRZN Board determine that the Merger is in the best interests of HRZN and in the best interests of the HRZN stockholders, and that existing HRZN stockholders will not suffer any dilution for purposes of Rule 17a-8 under the 1940 Act as a result of the Merger. On August 7, 2025, with a quorum being present, the HRZN Board unanimously determined that the Merger is in the best interests of HRZN and in the best interests of HRZN stockholders, and that existing HRZN stockholders will not suffer any dilution for purposes of Rule 17a-8 under the 1940 Act as a result of the Merger.

In considering the Merger, the HRZN Board, with the participation of the HRZN Special Committee, reviewed information about HRZN including, among other items: (1) HRZN’s investment objectives, strategies, policies and restrictions; (2) HRZN’s short-term and long-term investment performance history and financial results; (3) the amount of HRZN’s past dividends, distributions and expenses and the anticipated effect of the Merger on future NII; (4) the trading history of HRZN Common Stock on Nasdaq, including current and historical premiums and/or discounts at which HRZN has traded; (5) the deployment by HRZN of the capital it would receive in connection with the Proposed Merger, (6) the anticipated effect of the Merger on HRZN’s expense ratio; and (7) the U.S. federal income tax implications of the Merger with respect to HRZN. In addition, the HRZN Board and the HRZN Special Committee reviewed comprehensive information regarding the anticipated immediate benefits and possible risks to HRZN as a result of the Merger, and the anticipated investment, market and financial synergies to be experienced by the combined company over the shorter and longer-term. The HRZN Special Committee also considered the potential financial impacts to HRZN of the Merger, in consultation with Oppenheimer.
The HRZN Board and the HRZN Special Committee, separately, weighed various potential benefits and risks in considering the Merger, both with respect to the immediate effects of the Merger on HRZN and HRZN stockholders and with respect to the potential benefits that could be experienced by the combined company after the Merger. Some of the material factors (which are not in any relative order of importance) considered by the HRZN Special Committee and the HRZN Board that assisted them in concluding that the Merger is in the best interests of HRZN and HRZN stockholders included, among others:
Enhanced Scale and Diversification
The HRZN Board and the HRZN Special Committee considered the significant increase in scale expected as a result of the proposed Merger and that there are various possible advantages to the larger size of the combined company. Based on June 30, 2025 financial information, the combined company is expected to benefit from additional equity capital of approximately $165 million (before HRZN transaction expenses) before adding allowable leverage, corresponding to a NAV of approximately $446 million, as adjusted for estimated Merger-related adjustments and expenses. This increase in size could potentially allow for greater participation in investments and scale and, due to its increased size and scale post-closing, the combined company is expected to realize a reduction in per-share operating expenses for HRZN stockholders on a pro forma basis. Further, stockholders of the combined company are expected to benefit from improved trading liquidity through, among other things, a broader investor base.
The HRZN Board and the HRZN Special Committee considered that the additional equity capital provided to the combined company, once invested in accordance with HRZN’s investment strategy, could reasonably result in more diversification based on number of portfolio companies and position size, and that diversification is key to risk mitigation for a BDC. Diversification reduces the reliance on the success of one singular investment, and the proposed Merger strengthens that effort.
Return Accretion
The HRZN Board and the HRZN Special Committee considered that the Merger is expected to be neutral to NII for the combined company during the first-year post-closing, and accretive over time, as compared to HRZN on a stand-alone basis, driven by operational savings, portfolio mix optimization, and cost savings from capital structure improvements over the long-term.
Additional Capital to Support Next Phase of Growth
The HRZN Board and the HRZN Special Committee considered that the Merger will provide the combined company with incremental capital to execute on HRZN’s current investment strategy of providing venture debt to sponsor-backed private companies in technology, healthcare, life sciences and sustainability, while broadening its investment platform to lending opportunities for public small-cap growth companies. The HRZN Board and the HRZN Special Committee also considered that the incremental capital expected to be received by HRZN pending the closing of the Merger potentially represents a larger sum of equity capital, acquired at a lower cost, than HRZN may have otherwise been able to raise in a public or private equity capital markets transaction in the current market environment.

Increased Access to Long-Term, Lower-Cost, Flexible Debt Capital
The HRZN Board and the HRZN Special Committee considered how the Merger and associated effects noted above may create the potential for the combined company to have better access to a wider array of debt funding solutions, including access to structural efficiencies and potential borrowing cost reductions over time.
Advisory Fee Waiver
The HRZN Board and the HRZN Special Committee considered that in connection with and in support of the Merger, only if the Merger is consummated, the HRZN Advisor, as the investment advisor of the combined company, has agreed to waive an aggregate amount of $4.0 million of advisory fees under the HRZN Investment Management Agreement at the rate of $1.0 million per quarter commencing at the end of the first full fiscal quarter following the closing of the Merger. The HRZN Board and the HRZN Special Committee noted that the Fee Waiver would be in effect until the end of the fourth full fiscal quarter following the closing of the Merger and, for each applicable fiscal quarter, the fees waived would not exceed the total amount of base management fees and incentive fees earned by the HRZN Advisor during such fiscal quarter.
Operational Synergies
The HRZN Board and the HRZN Special Committee also considered that, as a result of the Merger, certain redundant professional services and other corporate expenses would be reduced or eliminated, which would reduce the potential expenses of the combined company as compared to the sum of expenses of HRZN and MRCC on a stand-alone basis. The HRZN Board noted that, although certain one-time merger-related costs would be borne by HRZN stockholders in connection with the Merger, the annual operating expense borne by HRZN stockholders on a pro rata basis is expected to be reduced as a percentage of net assets due to the elimination of redundant expenses. The HRZN Board and the HRZN Special Committee found that the expected decrease in the expenses of the combined entity would benefit HRZN and its stockholders if the Merger is approved.
Tax Consequences
The HRZN Board and the HRZN Special Committee considered that the Merger is anticipated to be treated as a tax-free reorganization for U.S. federal income tax purposes and neither HRZN nor HRZN stockholders are expected to recognize any gain or loss for U.S. federal income tax purposes as a result of the Merger.
No Dilution for Purposes of Rule 17a-8 under the 1940 Act
The HRZN Board and the HRZN Special Committee considered that the interests of HRZN stockholders would not be diluted for purposes of Rule 17a-8 under the 1940 Act as a result of the Merger Agreement and the transactions contemplated thereby (including the Merger).
Opinion of Financial Advisor
The HRZN Board and the HRZN Special Committee considered an opinion of Oppenheimer addressed to the HRZN Special Committee and shared with the HRZN Board, dated August 7, 2025, as to, and as of August 7, 2025, the fairness, from a financial point of view, to HRZN, of the Exchange Ratio, as more fully described below in the section entitled “Opinion of the HRZN Special Committee’s Financial Advisor.”
Other Considerations
In addition, the HRZN Board and the HRZN Special Committee considered that the Merger Agreement provides for a termination fee payable to HRZN in certain circumstances, which termination fee would only be payable by a third-party acquiror of MRCC, not by MRCC. The HRZN Board and HRZN Special Committee also considered that upon the termination of the Merger Agreement followed by the termination of the Asset Purchase Agreement at such time a termination fee under the Asset Purchase Agreement is payable to MCIP, the third party paying a termination fee to MCIP may be required to pay HRZN an additional termination fee. In addition, they noted that a third-party acquiror of HRZN could, under certain circumstances be required to pay a termination fee to MRCC if the Merger is not completed, again noting that the termination fee would not be payable by HRZN and instead only by the third party acquiror. In addition, the HRZN Board noted that the

Merger is not expected to affect the ability of HRZN to comply with its regulatory obligations, including its ability to maintain appropriate leverage and continue to operate in compliance with the asset coverage requirements set forth in the 1940 Act and to pay dividends required of RICs.
When considering the information described above, including all of the anticipated effects of the Merger on HRZN and its stockholders and the related pro forma information, the HRZN Board noted that information based on projections and assumptions may be incorrect, is subject to change, and may fluctuate over time. The HRZN Board acknowledged that the pro forma information and the projections and assumptions on which the potential expenses, earnings, yield, dividend and trading price information is based depends on many factors and variables, including among other things, asset mix, the performance of individual investments, changing cost of service providers, portfolio turnover level, leverage, the cost of leverage, changes in interest rates and general market conditions. The HRZN Board noted that there is no assurance that any of the potential benefits to HRZN or its stockholders as a result of the Merger will be realized, including any anticipated synergies, and that the combined entity could experience detrimental effects that had not been anticipated.
In the course of their deliberations, the HRZN Board and the HRZN Special Committee also considered a variety of risks and certain potentially negative factors that could cause the Merger not to close or the anticipated benefits of the Merger not to be realized, including the following (which are not in any relative order of importance):
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Failure to Close. It is possible that the Merger may not be completed or that completion may be unduly delayed for reasons beyond the control of MRCC or HRZN, including an inability to obtain the required MRCC stockholder approval or HRZN stockholder approval or if the Asset Sale is not consummated.

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Management Diversion. It is possible that the attention of management of HRZN Advisor and HRZN may be diverted from normal-course management functions to matters relating to the Merger during the period prior to completion of the Merger, which may adversely affect HRZN’s business.

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Pressure on the Trading Price of HRZN Common Stock. If MRCC stockholders sell the shares of HRZN Common Stock received in the Merger, it could put negative pressure on the trading price of HRZN Common Stock following the closing.

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Potential for Reduced Dividend Rates of the Surviving Company. It is possible that, due to the amount of HRZN’s available undistributed taxable earnings from net investment income and operating results during fiscal year 2026, including net investment income levels, the HRZN Board may determine, following the Merger, to reduce HRZN’s distributions in fiscal year 2026 from 2025 levels, as necessary, to maintain a balance between income and distributions over the long-term.

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Restrictions on Conduct of Business. The restrictions on the conduct of HRZN’s business prior to completion of the Merger, requiring HRZN to conduct its business only in the ordinary course of business in all material respects, subject to specific limitations, could delay or prevent HRZN from undertaking certain business opportunities that may arise pending completion of the Merger.

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Restrictions on Superior Proposals; Termination Fee. The Merger Agreement includes restrictions on the ability of HRZN to solicit proposals for alternative transactions or engage in discussions regarding such proposals, subject to exceptions and termination provisions, which could have the effect of discouraging such proposals from being made or pursued. In addition, a third party acquiring HRZN may be required to pay a termination fee of approximately $11 million to MRCC (as more fully described in the section entitled “Description of the Merger Agreement—Additional Agreements” beginning on page 96), which might discourage a potential acquirer that might have an interest in acquiring all or a significant part of HRZN from considering or proposing that acquisition.

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Fees Associated with the Merger. Except certain expenses that will be shared with MRCC, HRZN will be responsible for the expenses incurred by HRZN in connection with the Merger and the completion of the transactions contemplated by the Merger Agreement, whether or not the Merger is ultimately consummated.

•	Absence of Appraisal Rights. HRZN stockholders are not entitled to appraisal rights under Delaware law.

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Litigation Risk. Mergers of publicly traded companies are frequently the subject of litigation. If any litigation arises in connection with the Merger, even if any plaintiff’s claims are without merit, it could divert management time and resources away from HRZN’s business.

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Other Risks. There are various other risks associated with the Merger and the business of HRZN and the combined company described in the section entitled “Risk Factors” beginning on page 36 and in the section entitled “Special Note Regarding Forward-Looking Statements” beginning on page 46.

In coming to its recommendation, the HRZN Special Committee also considered alternatives to the proposed Merger, including HRZN continuing on as a stand-alone entity and potentially raising equity through a follow-on offering, but determined for the reasons set forth above to pursue the Merger. The HRZN Special Committee consulted with Oppenheimer, as its financial advisor, in evaluating the financial terms of the proposed Merger. In addition, the HRZN Board relied on its legal advisors for legal analysis in connection with the proposed Merger.
The above discussion of the information and factors that the HRZN Special Committee and the HRZN Board considered in making their decisions is not intended to be exhaustive, but includes the material benefits, risks and other factors considered by the HRZN Special Committee and the HRZN Board. Because of the wide variety of factors considered in connection with the evaluation of the Merger and Merger Agreement and the complexity of those matters, the HRZN Special Committee and the HRZN Board did not find it useful to, and did not attempt to, quantify, rank or otherwise assign relative weights to these factors. In addition, the individual members of the HRZN Special Committee and the HRZN Board may have given different weights to different factors.
MRCC Reasons for the Transactions
At various telephonic MRCC Board meetings, the MRCC Board and the MRCC Special Committee considered the approval of the Asset Sale, the Asset Purchase Agreement, the Merger and the Merger Agreement. In connection with its consideration, the MRCC Special Committee requested and MC Advisors provided information regarding the proposed Transactions, HRZN, and the anticipated effects of the Asset Sale and Merger on MRCC and MRCC stockholders, both immediately after the Transactions and over the longer-term assuming that some or all of the anticipated benefits of the Transactions are realized. Over the course of its review of the materials and information provided and its consideration of the Transactions, the MRCC Special Committee consulted with its legal adviser, Nelson Mullins, and the MRCC Board and the MRCC Special Committee consulted with MRCC’s management, MC Advisors and Dechert. In addition, the MRCC Special Committee was advised as to certain financial matters by Houlihan Lokey. The MRCC Special Committee and the MRCC Board received and considered the opinion of Houlihan Lokey, dated August 7, 2025, as to, as of such date, the fairness, from a financial point of view, to the holders of MRCC Common Stock other than the Excluded Holders of the Exchange Ratio provided for in the Merger pursuant to the Merger Agreement, which opinion was based on certain procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in connection with its preparation, as more fully described in the section entitled “The Asset Sale and the Merger — Opinion of the MRCC Special Committee’s Financial Advisor”. The MRCC Board and the MRCC Special Committee considered the nature and adequacy of the information provided, including the terms of the Asset Purchase Agreement and the Merger Agreement and their duties under state and federal law in approving the Asset Sale and the Merger and the conflicts of interest presented by the transactions provided for in the Asset Purchase Agreement and the Merger Agreement. The MRCC Board and the MRCC Special Committee considered numerous factors, including the ones described below, in connection with their consideration and approval of the Transactions. On August 7, 2025, the MRCC Special Committee, among other things, unanimously (i) determined that the Merger Agreement and the Asset Purchase Agreement and the transactions contemplated thereby (including the Merger and the Asset Sale) were advisable, fair to and in the best interests of MRCC and MRCC stockholders, (ii) determined that the interests of MRCC stockholders would not be diluted for purposes of Rule 17a-8 under the 1940 Act as a result of the Merger Agreement and the Asset Purchase Agreement and the transactions contemplated thereby (including the Merger and the Asset Sale), and (iii) recommended that the MRCC Board approve, adopt and authorize the Merger Agreement and the Asset Purchase Agreement and the transactions contemplated thereby (including the Merger and the Asset Sale) in all respects. On August 7, 2025, with a quorum being present, the MRCC Board, among other things, unanimously (i) determined that the Merger Agreement and the Asset Purchase Agreement and the transactions contemplated thereby (including the Merger and the Asset Sale) are advisable, fair to and in the best interests of MRCC and MRCC stockholders, (ii) determined that the interests of MRCC stockholders would not be diluted for purposes of Rule 17a-8 under the 1940 Act as a result of the Merger Agreement and the Asset Purchase Agreement and the transactions contemplated thereby (including the Merger and the Asset Sale), and (iii) authorized the officers of MRCC to enter into, execute and deliver the Merger Agreement and the Asset Purchase Agreement and all related documents and agreements.
In considering the Transactions, the MRCC Special Committee reviewed information about the Asset Sale and comparative information about MRCC and HRZN, including, among other items: (1) MRCC’s and HRZN’s respective investment objectives, strategies, policies and restrictions and what changes would occur as a result of the Merger; (2) their valuation policies and procedures; (3) their existing leverage facilities and permissible asset coverage ratios under the 1940 Act; (4) their short-term and long-term investment performance history and financial results; (5) the level of past distributions and expenses and the anticipated effect of the Merger on future NII, distributions and expenses; (6) their respective investment advisory agreements, including with respect to the proposed Fee Waiver that would be in effect for the combined company, and any differences in the expected expense ratios of MRCC and the post-Merger combined company; (7) the trading history of MRCC Common Stock and HRZN Common Stock on Nasdaq, including current and historical premiums and/or discounts at which each of MRCC and HRZN has traded; and (8) the U.S. federal income tax implications of the Asset Sale and the Merger. In addition, the MRCC Special Committee reviewed comprehensive information regarding the anticipated benefits and possible risks to MRCC and MRCC stockholders as a result of the Transactions and the anticipated investment, market and financial synergies to be experienced by the combined company over the shorter- and longer-term. The MRCC Special Committee also considered financial aspects of the Transactions in consultation with Houlihan Lokey, the financial advisor to the MRCC Special Committee.
The MRCC Board and the MRCC Special Committee, separately, weighed various potential benefits and risks in considering the Transactions, both with respect to the immediate effects of the Transactions on MRCC and MRCC stockholders and with respect to the potential benefits that could be experienced by the combined company after the Merger. Some of the material factors (which are not in any relative order of importance) considered by the MRCC Special Committee and the MRCC Board that assisted them in concluding that Transactions are in the best interests of MRCC and MRCC stockholders included, among others:
Enhanced Scale and Diversification
The MRCC Board and the MRCC Special Committee considered the significant increase in scale expected as a result of the proposed Merger and that there are various possible advantages to the larger size of the combined company. Based on June 30, 2025 financial information, the combined company is expected to benefit from additional equity capital of approximately $165 million (before HRZN transaction expenses) before adding allowable leverage, corresponding to a NAV of approximately $446 million, as adjusted for estimated Merger-related adjustments and expenses. The MRCC Board and the MRCC Special Committee noted that, due to the increased size and scale post-closing, the combined company is expected to realize a reduction in per-share operating expenses for its stockholders on a pro forma basis. Further, stockholders of the combined company, including MRCC stockholders, are expected to benefit from improved trading liquidity through, among other things, a broader investor base.
The MRCC Board and the MRCC Special Committee considered that the additional equity capital provided to the combined company, once invested in accordance with HRZN’s investment strategy, could reasonably result in more diversification based on number of portfolio companies and position size, and that diversification is key to risk mitigation for a BDC. Diversification reduces the reliance on the success of one singular investment, and the proposed Merger strengthens that effort.
Asset Sale at NAV
The MRCC Board and the MRCC Special Committee considered that the Asset Sale completely monetizes MRCC’s investment portfolio for cash at a price based on fair value, as determined shortly before the closing date of the Asset Sale. The MRCC Board and MRCC Special Committee also considered that MRCC and MCIP have consistent valuation policies and procedures and that the Asset Sale did not require stockholder approval by MCIP.

Return Accretion
The MRCC Board and the MRCC Special Committee considered that the Merger is expected to be neutral to NII for the combined company during the first-year post-closing, and accretive over time, as compared to MRCC on a stand-alone basis, driven by operational savings, portfolio mix optimization, and cost savings from capital structure improvements over the long-term.
Additional Capital to Support Next Phase of Growth
The MRCC Board and the MRCC Special Committee considered that the Merger will provide the combined company with incremental capital to execute on HRZN’s current investment strategy of providing venture debt to sponsor-backed private companies in technology, healthcare, life sciences and sustainability, while broadening its investment platform to lending opportunities for public small-cap growth companies.
Increased Access to Long-Term, Lower Cost, Flexible Debt Capital
The MRCC Board and the MRCC Special Committee considered how the Merger and associated effects noted above may create the potential for the combined company to have better access to a wider array of debt funding solutions, including access to structural efficiencies and potential borrowing cost reductions over time.
Advisory Fee Waiver
The MRCC Board and the MRCC Special Committee considered that in connection with and in support of the Merger, only if the Merger is consummated, the HRZN Advisor, as the investment advisor of the combined company, has agreed to waive an aggregate amount of $4.0 million of advisory fees under the HRZN Investment Management Agreement at the rate of $1.0 million per quarter commencing at the end of the first full fiscal quarter following the closing of the Merger. The MRCC Board and the MRCC Special Committee noted that the Fee Waiver would be in effect until the end of the fourth full fiscal quarter following the closing of the Merger and, for each applicable fiscal quarter, the fees waived would not exceed the total amount of base management fees and incentive fees earned by the HRZN Advisor during such fiscal quarter.
Tax Consequences
It is expected that the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. MRCC stockholders are not expected to recognize any gain or loss for U.S. federal income tax purposes on the exchange of shares of MRCC Common Stock for shares of HRZN Common Stock pursuant to the Initial Merger, except with respect to cash received in lieu of fractional shares of HRZN Common Stock. The MRCC Board and MRCC Special Committee also considered that, while the Asset Sale will be treated as a taxable transaction for U.S. federal income tax purposes, MRCC is not expected to incur any tax liability from realized gains from the transaction.
No Dilution for Purposes of Rule 17a-8 under the 1940 Act
The MRCC Board and the MRCC Special Committee considered that the interests of MRCC stockholders would not be diluted for purposes of Rule 17a-8 under the 1940 Act as a result of the Merger Agreement and the Asset Purchase Agreement and the transactions contemplated thereby (including the Merger and the Asset Sale).
Opinion of Financial Advisor
The MRCC Board and the MRCC Special Committee considered the financial analysis reviewed by Houlihan Lokey with the MRCC Special Committee as well as the oral opinion of Houlihan Lokey rendered to the MRCC Special Committee on August 7, 2025 (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion dated August 7, 2025 addressed to the MRCC Special Committee), as to, as of such date, the fairness, from a financial point of view, to the holders of MRCC Common Stock other than the Excluded Holders of the Exchange Ratio provided for in the Merger pursuant to the Merger Agreement, as more fully described below in the section entitled “The Asset Sale and the Merger — Opinion of the MRCC Special Committee’s Financial Advisor.”

In the course of their deliberations, the MRCC Board and the MRCC Special Committee also considered a variety of risks and certain potentially negative factors that could cause the Transactions not to close or the anticipated benefits of the Transactions not to be realized, including the following (which are not in any relative order of importance):
•
Failure to Close. It is possible that the Transactions may not be completed or that completion may be unduly delayed for reasons beyond the control of MRCC, MCIP or HRZN, including an inability to obtain the required MRCC stockholder approval or HRZN stockholder approval or if the Asset Sale or Merger is not consummated for reasons beyond the control of MRCC.

•
Management Diversion. It is possible that the attention of management may be diverted away from normal-course management functions in favor of items relating to the Transactions during the period prior to completion of the Transactions, which may adversely affect MRCC’s business.

•
Pressure on Trading Price of HRZN Common Stock. If MRCC stockholders sell the shares of HRZN Common Stock received in the Merger it could put negative pressure on the trading price of HRZN Common Stock following closing of the Merger.

•
Potential for Reduced Dividend Rates of the Surviving Company. It is possible that, due to the amount of HRZN’s available undistributed taxable earnings from net investment income and operating results during fiscal year 2026, including net investment income levels, the HRZN Board may determine, following the Merger, to reduce HRZN’s distributions in fiscal year 2026 from 2025 levels, as necessary, to maintain a balance between income and distributions over the long-term.

•
Restrictions on Conduct of Business. The restrictions on the conduct of MRCC’s business prior to completion of the Transactions, requiring MRCC to conduct its business only in the ordinary course of business in all material respects, subject to specific limitations, could delay or prevent MRCC from undertaking certain business opportunities that may arise pending completion of the Transactions.

•
Restrictions on Superior Proposals; Termination Fee. The Merger Agreement and the Asset Purchase Agreement each include restrictions on the ability of MRCC to solicit proposals for alternative transactions or engage in discussions regarding such proposals, subject to exceptions and termination provisions, which could have the effect of discouraging such proposals from being made or pursued. In addition, a third party acquiring MRCC may be required to pay a termination fee of approximately $5.4 million to HRZN under the Merger Agreement (as more fully described in the section entitled “Description of the Merger Agreement—MRCC Termination Fee” beginning on page 122) and a termination fee of approximately $5.4 million to MCIP under the Asset Purchase Agreement (as more fully described in the section entitled “Description of the Asset Purchase Agreement—Termination Fees” beginning on page 122), which might discourage a potential acquirer that might have an interest in acquiring all or a significant part of MRCC from considering or proposing that acquisition.

•
Fees Associated with the Transactions. Except certain expenses that will be shared with HRZN and MCIP, MRCC will be responsible for the expenses incurred by MRCC in connection with the Transactions and the completion of the transactions contemplated by the Asset Purchase Agreement and the Merger Agreement, whether or not the Transactions are consummated, including half of the costs and expenses of any filing and other fees in connection with any filing under the HSR Act pursuant to the Merger Agreement and half of any filing and other fees payable by HRZN to the SEC in connection with the Merger.

•	Absence of Appraisal Rights. MRCC stockholders are not entitled to appraisal rights under the MGCL.
•
Potential Post Fee Waiver Advisory Fee Increase. Following the expiration of the Fee Waiver, the amount of advisory fees charged to HRZN, as the combined company, under the HRZN Investment Management Agreement may exceed those that would have been charged to MRCC under the MRCC Investment Advisory Agreement.

•
Litigation Risk. Mergers of publicly traded companies are frequently the subject of litigation. If any litigation arises in connection with the Merger, even if any plaintiff’s claims are without merit, it could divert management time and resources away from MRCC’s business (or the business of the combined company).

•
Other Risks. There are various other risks associated with the Transactions and the business of MRCC and the combined company described in the section entitled “Risk Factors” beginning on page 36 and in the section entitled “Special Note Regarding Forward-Looking Statements” beginning on page 46.

This discussion of the information and factors that the MRCC Special Committee and MRCC Board considered in making their decisions is not intended to be exhaustive, but includes the material benefits, risks and other factors considered by the MRCC Special Committee and the MRCC Board. Because of the wide variety of factors considered in connection with its evaluation of the Transactions, the Asset Purchase Agreement and the Merger Agreement and the complexity of those matters, the MRCC Board and the MRCC Special Committee did not find it useful to, and did not attempt to, quantify, rank or otherwise assign relative weights to these factors. In addition, the individual members of the MRCC Special Committee and the MRCC Board may have given different weights to different factors.
The MRCC Special Committee consulted with Houlihan Lokey, as its financial advisor regarding financial matters, in connection with its evaluation of the financial terms of the Transactions. In addition, the MRCC Special Committee and the MRCC Board relied on their legal advisors for legal analysis in connection with transactions contemplated by the Asset Purchase Agreement and the Merger Agreement, including the Transactions.
The MRCC Special Committee and, upon the unanimous recommendation of the MRCC Special Committee, the MRCC Board considered all of these factors and others as a whole and, on balance, unanimously approved the Asset Purchase Agreement, the Asset Sale, the Merger Agreement and the Initial Merger and determined the Asset Sale and the Merger to be in the best interests of MRCC and MRCC’s stockholders.
HRZN Board Recommendation
The HRZN Board, based upon the recommendation of the HRZN Special Committee, has unanimously approved the Merger Agreement, including the Merger and the related transactions and unanimously recommends that HRZN stockholders vote “FOR” the Merger Stock Issuance Proposal. The HRZN Board, including all of the HRZN Independent Directors, further unanimously recommends that HRZN stockholders vote “FOR” the Director Election Proposal.
MRCC Board Recommendation
The MRCC Board, based upon the recommendation of the MRCC Special Committee, has unanimously approved the Asset Purchase Agreement, the Asset Sale, the Merger Agreement and the Merger and unanimously recommends that MRCC stockholders vote “FOR” the Asset Sale Proposal and “FOR” the Merger Proposal.
Opinion of the HRZN Special Committee’s Financial Advisor
On August 5, 2025, Oppenheimer orally rendered an opinion to the HRZN Special Committee as to, as of August 5, 2025, the fairness, from a financial point of view, to HRZN, of the Exchange Ratio provided for in the Merger pursuant to the Merger Agreement. On August 7, 2025, Oppenheimer delivered a written opinion, addressed to the HRZN Special Committee and the HRZN Board, dated August 7, 2025, as to, as of August 7, 2025, the fairness, from a financial point of view, to HRZN, of the Exchange Ratio.
Oppenheimer’s opinion was directed to the HRZN Special Committee (in its capacity as such) and, as requested by the HRZN Special Committee, the HRZN Board (in its capacity as such). Oppenheimer’s opinion addressed only the fairness of the Exchange Ratio provided for in the Merger pursuant to the Merger Agreement, from a financial point of view, to HRZN and did not address any other aspect or implication of the Merger or the Asset Sale or any other agreement, arrangement or understanding entered into in connection therewith or otherwise. The summary of Oppenheimer’s opinion in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of Oppenheimer’s written opinion, which is attached as Annex D to this joint proxy statement/prospectus and describes the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Oppenheimer in connection with the preparation of its opinion. Neither Oppenheimer’s opinion nor the summary of its opinion and the related analyses set forth in this joint proxy statement/prospectus is intended to be, and neither constitutes, advice or a recommendation to the HRZN Special Committee, the HRZN Board, any security holder of HRZN or any other person as to how to act or vote with respect to any matter relating to the Merger or the Asset Sale.

In arriving at its written opinion, Oppenheimer:
•	reviewed a draft, dated August 6, 2025, of the Merger Agreement and a draft, dated August 6, 2025, of the Asset Purchase Agreement;
•
reviewed certain publicly available business and financial information relating to HRZN and MRCC that Oppenheimer deemed to be relevant, including each of HRZN’s and MRCC’s Annual Reports on Form 10-K for the fiscal years ended December 31, 2023 and December 31, 2024 and HRZN’s and MRCC’s Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2025;

•
reviewed a draft of HRZN’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2025 provided by management of HRZN and a draft of MRCC’s quarterly financial data for the period ended June 30, 2025 provided by management of MRCC;

•
reviewed financial forecasts and estimates relating to HRZN, on a standalone basis (the “Standalone HRZN Projections”) and pro forma for the Transactions (the “Pro Forma HRZN Projections” and together with the Standalone HRZN Projections, the “HRZN Projections”), prepared by management of HRZN and approved for Oppenheimer’s use by the HRZN Special Committee;

•	held discussions with the senior management and advisors of HRZN and MRCC with respect to the business, financial condition and prospects of HRZN and MRCC;
•	reviewed other public information concerning HRZN and MRCC that Oppenheimer deemed relevant;
•
reviewed the NAV per share of HRZN and the NAV per share of MRCC, each as of June 30, 2025, prepared and provided to Oppenheimer by management of HRZN and management of MRCC, respectively, as adjusted for estimated transaction expenses and certain finance costs provided by management of HRZN (the “HRZN Adjusted June 30 NAV”) and management of MRCC (the “MRCC Adjusted June 30 NAV” and together with the HRZN Adjusted June 30 NAV, the “Adjusted June 30 NAVs”), respectively;

•
performed merger impact analysis to evaluate certain potential pro forma financial effects of the Transactions on the future financial performance of HRZN, including the potential effect on HRZN’s NAVs and NII;

•	performed a dividend discount analysis of HRZN on a standalone and pro forma basis giving effect to the Transactions;
•	reviewed the current and historical market prices for HRZN’s publicly traded equity securities;
•	considered the publicly available financial terms of certain precedent business development company affiliated merger and acquisition transactions that Oppenheimer deemed to be relevant; and
•	performed such other analyses, reviewed such other information and considered such other factors as Oppenheimer deemed appropriate.
Oppenheimer relied upon and assumed, without independent verification or investigation, the accuracy and completeness of all of the financial and other information provided to or discussed with Oppenheimer by HRZN, MRCC or their respective employees, representatives and affiliates or otherwise reviewed by Oppenheimer. With respect to the HRZN Projections, Oppenheimer assumed, at the direction of management of HRZN and with the HRZN Special Committee’s and the HRZN Board’s consent, without independent verification or investigation, that the HRZN Projections were reasonably prepared on bases reflecting the best available information, estimates and judgments of management of HRZN, as to the future financial condition and operating results of HRZN. Oppenheimer also assumed that there were no material changes in the assets, liabilities, financial conditions, results of operations, business or prospects of HRZN or MRCC since the respective dates of the last financial statements of HRZN or MRCC that were made available to Oppenheimer, and that there was no information or any facts that would have made any of the information reviewed by Oppenheimer incomplete or misleading. Oppenheimer further assumed that the calculation of the Adjusted June 30 NAVs was performed in a manner materially consistent with how the MRCC Per Share NAV and the HRZN Per Share NAV (each as defined in the Merger Agreement) will be calculated and that the finally calculated MRCC Per Share NAV and the HRZN Per Share NAV (each as defined in the Merger Agreement) will not differ materially from the Adjusted June 30 NAVs. Oppenheimer neither made nor obtained any independent evaluations or appraisals of the assets or liabilities, contingent or otherwise, of HRZN or MRCC.

Oppenheimer also assumed, with the consent of the HRZN Special Committee and the HRZN Board, that: (a) the representations and warranties of all parties to the Merger Agreement and all other related documents and instruments that are referred to in the Merger Agreement are true and correct; (b) each party to the Merger Agreement and such other related documents and instruments will fully and timely perform all of the covenants and agreements required to be performed by such party under the Merger Agreement and such other related documents and instruments; (c) all conditions to the consummation of the Transactions will be satisfied without waiver of such conditions, including the consummation of the transactions contemplated by the Asset Purchase Agreement; (d) the Transactions will be consummated in a timely manner in accordance with the Merger Agreement; (e) the transactions contemplated by the Asset Purchase Agreement will be consummated in a timely manner in accordance with the Asset Purchase Agreement, in each case, without waiver, modification or amendment of any material term, condition or agreement and in compliance with all applicable laws and other requirements; and (f) in the course of obtaining the necessary regulatory or third party approvals, consents and releases with respect to the Transactions, no delay, limitation, restriction or condition will be imposed that would result in the disposition of any assets of HRZN or MRCC or otherwise have an adverse effect on the Transactions, HRZN, MRCC any of the expected benefits of the Transactions that would be material to Oppenheimer’s analysis or its opinion. Oppenheimer also assumed that the Initial Merger, together with the Second Merger, will qualify, for federal income tax purposes, as a “reorganization” within the meaning of Section 368(a) of the Code. In addition, Oppenheimer relied upon and assumed, without independent verification, that the final form of the Merger Agreement and the Asset Purchase Agreement would not differ from the drafts of such agreements provided to Oppenheimer and identified above in any respect material to Oppenheimer’s analyses or opinion.
Oppenheimer’s opinion only addressed the fairness, from a financial point of view, to HRZN, of the Exchange Ratio and did not address any other aspect of the Transactions or any aspect of the transactions contemplated by the Asset Purchase Agreement. Oppenheimer did not express any opinion as to the underlying valuation, future performance or long term viability of HRZN or MRCC or the price at which HRZN Common Stock or MRCC Common Stock will trade at any time and Oppenheimer assumed that the shares of HRZN Common Stock to be issued in the Initial Merger to holders of MRCC Common Stock will be listed on Nasdaq immediately following the consummation of the Initial Merger. Oppenheimer expressed no view as to, and its opinion did not address any aspect or implication of any other agreement, arrangement or understanding entered into in connection with the Transactions or otherwise, or the fairness of the amount or nature of the compensation resulting from the Transactions to any individual officers, directors or employees of HRZN or MRCC. Oppenheimer further expressed no view as to, and its opinion did not address: (i) the fairness of any portion or aspect of the Transactions to the holder of any class of securities, creditors or other constituencies of HRZN or to any other party to the Merger Agreement; (ii) the fairness of any portion or aspect of the Transactions to any one class or group of HRZN’s or any other party’s securityholders or other constituents vis-á-vis any other class or group of HRZN’s or such other party’s securityholders or other constituents (including the allocation of any consideration amongst or within such classes or groups of security holders or other constituents); (iii) the appropriate capital structure of HRZN, whether HRZN should be issuing debt or equity securities or a combination of both in connection with the Transactions, or the form, structure or any aspect or terms of any debt or equity financing for the Transactions or the likelihood of obtaining such financing; or (iv) whether or not HRZN or MRCC or their respective securityholders or any other party is receiving or paying reasonably equivalent value in the Transactions. In addition, Oppenheimer expressed no view as to, and its opinion did not address, the underlying business decision of HRZN or any other party to enter into the Merger Agreement or to proceed with or consummate the Transactions, nor did Oppenheimer’s opinion address the relative merits of the Transactions as compared to any alternative business strategies that might exist for HRZN or any other party to the Merger Agreement or the effect of any other transaction in which HRZN or any other such party might engage. Oppenheimer was not requested to, and did not, initiate or participate in any discussions or negotiations with, or solicit any indications of interest from, third parties with respect to the securities, assets, business or operations of HRZN or any other party to the Agreement, or any alternatives to the Transactions. Oppenheimer expressed no view or opinion as to any such matters, including the terms that could have been obtained if any of the foregoing had been undertaken. Oppenheimer’s Opinion was necessarily based on the information available to Oppenheimer and general economic, financial and stock market conditions and circumstances as they existed and could be evaluated by Oppenheimer on the date of its opinion. It should be understood that, although subsequent developments may affect Oppenheimer’s opinion, Oppenheimer does not have any obligation to update, revise or reaffirm its opinion.

Oppenheimer is not a legal, tax, regulatory or accounting advisor and relied on the assessments made by HRZN and its advisors with respect to such matters. Oppenheimer’s opinion does not address any legal, tax, regulatory or accounting matters. In addition, Oppenheimer’s opinion does not constitute a solvency opinion or a fair value opinion, and Oppenheimer did not evaluate the solvency or fair value of HRZN under any federal or state laws relating to bankruptcy, insolvency or similar matters or otherwise.
The issuance of Oppenheimer’s opinion was approved by an authorized committee of Oppenheimer. As part of Oppenheimer’s investment banking business, Oppenheimer regularly engages in valuations of businesses and securities in connection with acquisitions and mergers, underwritings, secondary distributions of securities, private placements and valuations for other purposes.
Oppenheimer’s opinion was only one of many factors considered by the HRZN Special Committee and the HRZN Board in evaluating the proposed Merger. Neither Oppenheimer’s opinion nor its analyses were determinative of the Merger Consideration or of the views of the HRZN Special Committee or the HRZN Board with respect to the Merger or the Merger Consideration. The type and amount of consideration payable in the Merger were determined through negotiation between HRZN and MRCC, and the decision to enter into the Merger Agreement was solely that of the HRZN Special Committee and the HRZN Board.
Material Financial Analyses
The following is a summary of the material financial analyses performed by Oppenheimer in connection with the preparation of its opinion and reviewed with the HRZN Special Committee on August 5, 2025 and August 7, 2025. The summary is not a complete description of the financial analyses underlying the opinion or the presentation made by Oppenheimer to the HRZN Special Committee, but rather summarizes the material analyses performed and presented in connection with such opinion. The financial analyses summarized below include information presented in tabular format. Such tables alone do not constitute a complete description of the applicable financial analyses.
The preparation of a fairness opinion is a complex analytic process that requires determinations as to appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Oppenheimer did not attribute any particular weight to any analysis or factor that it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Oppenheimer believes that its analyses and the summary of its analyses must be considered as a whole and that selecting portions of its analyses (and associated tables) and factors, without considering all analyses (and associated tables) and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying its analyses and opinion.
For purposes of its analyses, Oppenheimer reviewed a number of financial metrics, including:
•	NAV per share, which represents the net assets of the relevant company, divided by the number of shares outstanding of such company as of a specified date; and
•	Net investment income per share, which represents the relevant company’s net investment income divided by the weighted average number of shares outstanding of such company, for a specified period.
Unless the context indicates otherwise, Transaction values for the selected transactions analysis described below were calculated on an equity value basis based on the transaction equity price and other public information available at the time of the closing. The estimates of future financial performance of HRZN relied upon for the financial analyses described below were based on the HRZN Projections.
Implied Exchange Ratio Calculation. Oppenheimer reviewed the Adjusted June 30 NAVs prepared and provided to Oppenheimer. The HRZN Adjusted June 30 NAV per share provided by management of HRZN was $6.70 per share of HRZN Common Stock, based on net assets of HRZN, net of transaction expenses and other adjustments of $2.4 million, of $281.4 million and 42.0 million outstanding shares of HRZN Common Stock. The MRCC Adjusted June 30 NAV per share provided by management of MRCC was $7.60 per share of MRCC Common Stock, based on net assets of MRCC, net of transaction expenses and other adjustments of $15.0 million, of $164.6 million and 21.7 million outstanding shares of MRCC Common Stock. Using the HRZN Adjusted June 30 NAV per share of $6.70 and the MRCC Adjusted June 30 NAV per share of $7.60, Oppenheimer calculated the implied exchange ratio to be 1.1347 shares of HRZN Common Stock for each share of MRCC Common Stock. Oppenheimer noted that the resulting exchange ratio would result in no dilution to the HRZN Adjusted June 30 NAV per share given the Exchange Ratio was formulated to provide for HRZN Common Stock to be exchanged for MRCC Common Stock on a NAV-for-NAV basis.
Selected Transactions Analysis. Oppenheimer considered certain financial terms of 12 transactions involving related party business development companies completed since September, 2019 that, in its professional judgement, Oppenheimer deemed relevant.

Announced	Closed	Buyer	Target	Price / NAV	Exchange Ratio Mechanic
January 2025	July 2025	Portman Ridge Finance Corp.	Logan Ridge Finance Corp.	0.95x	Fixed exchange ratio
August 2024	January 2025	Blue Owl Capital Corp.	Blue Owl Capital Corp. III	1.00x	Variable depending on buyer market price relative to NAV at closing
August 2024	March 2025	Carlyle Secured Lending, Inc.	Carlyle Secured Lending III	1.00x	Variable depending on buyer market price relative to NAV at closing
January 2024	June 2024	Golub Capital BDC, Inc.	Golub Capital BDC 3, Inc.	0.94x	Variable depending on buyer market price relative to NAV at closing
November 2023	January 2024	Franklin BSP Capital Corp.	Franklin BSP Lending Corp.	1.00x	Common stock exchanged on a NAV-for-NAV basis
September 2023	March 2024	BlackRock TCP Capital Corp.	BlackRock Capital Investment Corp.	1.00x	Common stock exchanged on a NAV-for-NAV basis
September 2022	January 2023	Oaktree Specialty Lending Corp.	Oaktree Strategic Income II, Inc.	1.00x	Common stock exchanged on a NAV-for-NAV basis
December 2021	April 2022	SLR Investment Corp.	SLR Senior Investment Corp.	1.00x	Common stock exchanged on a NAV-for-NAV basis
November 2020	June 2021	FS KKR Capital Corp.	FS KKR Capital Corp. II	1.00x	Common stock exchanged on a NAV-for-NAV basis
October 2020	March 2021	Oaktree Specialty Lending, Inc.	Oaktree Strategic Income Corp.	1.00x	Common stock exchanged on a NAV-for-NAV basis
December 2019	October 2020	Goldman Sachs BDC, Inc.	Goldman Sachs Middle Market Lending Corp	1.00x	Common stock exchanged on a NAV-for-NAV basis
November 2018	September 2019	Golub Capital BDC, Inc.	Golub Capital Investment Corp.	0.92x	Fixed exchange ratio

For each selected transaction, Oppenheimer reviewed the implied transaction value as a multiple of NAV per share of the acquired company. The resulting transaction multiples for the selected transactions were compared with the implied transaction multiple for the Merger based on the Adjusted June 30 NAVs of 1.00x. Oppenheimer’s analysis showed the following concerning the Merger and the selected transactions.

Selected Transactions
	Proposed Merger	25th Percentile	Average	Median	75th Percentile
Price / NAV	1.00x	0.95x	0.98x	1.00x	1.00x

Merger Impact Analysis. Oppenheimer performed a merger impact analysis by reviewing the implied accretion (dilution) to the NAV per share and the net investment income per share of HRZN on a standalone and pro forma, giving effect to the Transactions, basis using the Standalone HRZN Projections and the Pro Forma HRZN Projections, respectively, over the period from December 31, 2025 through December 31, 2028. In connection with such analysis, Oppenheimer relied upon assumptions made by HRZN management, including the acquisition of approximately $164.6 million in cash as a result of the transactions and regarding originations, leverage, equity issuances, yields, dividend policy, loss rates and general and administrative expenses on a standalone and pro forma basis, among others. Oppenheimer determined that the Merger would result in an implied accretion (dilution) to HRZN’s NAV per share of (0.8%) as of December 31, 2026, due primarily to transaction expenses and adjustments, 1.8% as of December 31, 2027 and 5.5% as of December 31, 2028. Oppenheimer determined that the Merger would result in an implied accretion (dilution) to HRZN’s net investment income per share of 0.0% as of December 31, 2026, 0.0% as of December 31, 2027 and 7.8% as of December 31, 2028. These results are shown in the table below.

NAV per Share and NII per Share Accretion / (Dilution) Percentages
NAV per share			NII per share
Dec 31, 2026	Dec 31, 2027	Dec 31, 2028	Dec 31, 2026	Dec 31, 2027	Dec 31, 2028
(0.8%)	1.8%	5.5%	0.0%	0.0%	7.8%

Dividend Discount Analysis. Oppenheimer performed a dividend discount analysis of HRZN on a standalone and a pro forma basis, using the Standalone HRZN Projections and the Pro Forma HRZN Projections, respectively, and compared the resulting implied share prices for HRZN.
Dividend Discount Analysis of HRZN. Using the Standalone HRZN Projections, Oppenheimer assumed a range of cost of equity between 10.8% and 12.8%, based on Oppenheimer’s analysis of the cost of equity for select business development companies Oppenheimer deemed to be relevant. Ranges of values were derived by adding: (i) the present value of the estimated future dividends of HRZN over the period from an assumed closing date of December 31, 2025 through December 31, 2030; and (ii) the present value of HRZN’s implied terminal value per share at the end of such period. Using implied terminal values for HRZN calculated by applying a terminal multiple range of 0.90x to 1.10x to HRZN’s estimated NAV per share as of December 31, 2030, this analysis resulted in a range of implied values per share of HRZN’s Common Stock of approximately $7.14 to $8.43, representing a premium (discount) to the market price of HRZN Common Stock as of August 1, 2025 of between (7.1%) and 9.8%. Applying a terminal multiple of 1.00x, a discount period of five years and a cost of equity of 11.8%, this analysis resulted in an implied value per share of HRZN’s Common Stock of approximately $7.76, representing a 1.1% premium to the market price of HRZN Common Stock as of August 1, 2025.
Illustrative Pro Forma Dividend Discount Analysis of HRZN. Using the Pro Forma HRZN Projections, Oppenheimer assumed a range of costs of equity between 10.8% and 12.8% based on Oppenheimer’s analysis of the cost of equity for select business development companies Oppenheimer deemed to be relevant. Ranges of values were derived by adding: (i) the present value of the estimated future dividends of HRZN on a pro forma basis over the period from the assumed December 31, 2025 closing date of the proposed transaction through December 31, 2030; and (ii) the present value of HRZN’s implied terminal value per share at the end of such period, on a pro forma basis giving effect to the Transactions. Using implied terminal values calculated by applying a terminal multiple range of 0.90x to 1.10x to the estimated pro forma NAV per share as of December 31, 2030, this analysis resulted in a range of implied values per share of HRZN’s Common Stock, on a pro forma basis, of approximately $7.64 to $9.11, representing a premium (discount) to the market price of HRZN Common Stock of between (0.5%) and 18.6%. Applying a terminal multiple of 1.00x, a discount period of five years and a cost of equity of 11.8%, this analysis resulted in an implied value per share of HRZN’s Common Stock, on a pro forma basis, of approximately $8.35, representing a 8.7% premium to the market price of HRZN Common Stock as of August 1, 2025.
Although the dividend discount analysis is a widely used valuation methodology, the results of such methodology are highly dependent on the underlying assumptions, including NAV per share and dividend assumptions, terminal values and costs of equity. This dividend discount analysis does not purport to be indicative of the actual values or expected values for HRZN on either a standalone or a pro forma basis giving effect to the Merger.
Other Matters
Oppenheimer was engaged by the HRZN Special Committee to act as its financial advisor in connection with a possible acquisition by HRZN of all or a significant portion of the assets or securities of MRCC. The HRZN Special Committee engaged Oppenheimer based on Oppenheimer’s experience and reputation. Oppenheimer is regularly engaged to provide financial advisory services in connection with mergers and acquisitions, financings, and financial restructurings. Pursuant to its engagement by the HRZN Special Committee, Oppenheimer is entitled to: (i) a transaction fee of $1,050,000, of which $50,000 was payable to Oppenheimer upon its engagement as the HRZN Special Committee’s financial advisor and the remainder of which is contingent upon the consummation of the Merger; and (ii) a $300,000 opinion fee which was payable to Oppenheimer upon the rendering of its opinion to the HRZN Special Committee. In addition, in the event the Merger is not consummated, but HRZN receives a “break-up” fee or any other payment as a result of the termination of the Merger Agreement, Oppenheimer will become eligible to receive a fee equal to 20% of such “break-up” fee or other payment. HRZN also agreed to reimburse Oppenheimer for certain expenses and to indemnify Oppenheimer, its affiliates and certain related parties for certain potential liabilities arising out of Oppenheimer’s engagement.
In the ordinary course of business, Oppenheimer and its affiliates may actively trade securities of HRZN or MRCC for its and its affiliates’ own accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.
Oppenheimer and/or certain of its affiliates have in the past provided and are currently providing financial advisory and/or other services to HRZN and have in the past provided and are currently providing investment banking, financial advisory and/or other financial or consulting services to MRCC, or one or more security holders or affiliates of, and/or portfolio companies of investment funds affiliated or associated with, HRZN or MRCC, for which Oppenheimer and its affiliates have received compensation. In the past two years Oppenheimer has not provided investment banking, financial advisory and/or other financial or consulting services to HRZN or MRCC for which Oppenheimer has received compensation. Oppenheimer and certain of its affiliates may provide investment banking, financial advisory and/or other financial or consulting services to HRZN, MRCC, their affiliates, other participants in the Merger or the Asset Sale, or certain of their respective affiliates or security holders in the future, for which Oppenheimer and its affiliates may receive compensation. In addition, Oppenheimer and certain of its affiliates and certain of Oppenheimer’s and their respective employees may have committed to invest in private equity or other investment funds managed or advised by affiliates of HRZN or MRCC, other participants in the Merger or certain of their respective affiliates or security holders, and in portfolio companies of such funds, and may have co-invested with affiliates of HRZN or MRCC, other participants in the Merger or certain of their respective affiliates or security holders, and may do so in the future. Furthermore, in connection with bankruptcies, restructurings, distressed situations and similar matters, Oppenheimer and certain of its affiliates may have in the past acted, and may in the future act as financial advisor to debtors, creditors, equity holders, trustees, agents and other interested parties (including, without limitation, formal and informal committees or groups of creditors) that may have included or represented and may include or represent, directly or indirectly, or may be or have been adverse to, HRZN, MRCC, their affiliates, other participants in the Merger or certain of their respective affiliates or security holders, for which advice and services Oppenheimer and its affiliates may receive compensation.
Opinion of the MRCC Special Committee’s Financial Advisor
On August 7, 2025, Houlihan Lokey orally rendered its opinion to the MRCC Special Committee (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the MRCC Special Committee dated August 7, 2025), as to, as of such date, the fairness, from a financial point of view, to the holders of MRCC Common Stock other than the Excluded Holders of the Exchange Ratio provided for in the Merger pursuant to the Merger Agreement.
Houlihan Lokey’s opinion was directed to the MRCC Special Committee (in its capacity as such) and only addressed the fairness, from a financial point of view, to the holders of MRCC Common Stock other than the Excluded Holders of the Exchange Ratio provided for in the Merger pursuant to the Merger Agreement and did not address any other aspect or implication of the Transactions or any other agreement, arrangement or understanding entered into in connection therewith or otherwise. The summary of Houlihan Lokey’s opinion in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of its written opinion, which is attached as Annex C to this joint proxy statement/prospectus and describes the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in connection with the preparation of its opinion. However, neither Houlihan Lokey’s opinion nor the summary of its opinion and the related analyses set forth in this joint proxy statement/prospectus are intended to be, and do not constitute, advice or a recommendation to the MRCC Special Committee, the MRCC Board, MC Advisors, any security holder of MRCC or any other person as to how to act or vote with respect to any matter relating to the Merger.
In arriving at its opinion, Houlihan Lokey made such reviews, analyses and inquiries as it deemed necessary and appropriate under the circumstances. Among other things, Houlihan Lokey:

•	reviewed a draft, dated August 6, 2025, of the Purchase Agreement, a draft, dated August 6, 2025, of the Merger Agreement and a draft, dated August 4, 2025, of the Fee Waiver Agreement;
•	reviewed certain publicly available business and financial information relating to MRCC and HRZN that Houlihan Lokey deemed to be relevant;
•
reviewed certain information relating to the historical, current and future operations, financial condition and prospects of MRCC and HRZN made available to Houlihan Lokey by the HRZN Advisor and MC Advisors, respectively, including (a) financial projections prepared by the management of MC Advisors relating to MRCC (the “MRCC Projections”) and (b) financial projections prepared by the management of the HRZN Advisor relating to HRZN (the “HRZN Projections”);

•
reviewed (a) estimates (the “June 30 NAV Estimates”) of the net asset value per share of MRCC and the net asset value per share of HRZN as of June 30, 2025 (the “June 30 NAVs”), as prepared and provided to Houlihan Lokey by the management of the HRZN Advisor and management of MC Advisors, respectively, and (b) estimates of the Tax Dividend (as of June 30, 2025), transaction expenses and costs, and related financial information of MRCC and HRZN, and a calculation of the Exchange Ratio resulting therefrom (the “Exchange Ratio Estimate”), all as prepared and provided to Houlihan Lokey by the management of the HRZN Advisor and management of MC Advisors, respectively (collectively, with the June 30 NAV Estimates, the “Exchange Ratio Information”);

•
spoke with certain members of the management of the HRZN Advisor and management of MC Advisors, respectively, and certain of their representatives and advisors regarding the respective businesses, operations, financial condition and prospects of MRCC and HRZN, the Transactions and related matters;

•	compared the financial and operating performance of MRCC and HRZN with that of companies with publicly traded equity securities that Houlihan Lokey deemed to be relevant;
•	considered the publicly available financial terms of certain transactions that Houlihan Lokey deemed to be relevant;
•	reviewed the current and historical market prices for certain of MRCC’s and HRZN’s publicly traded equity securities; and
•	conducted such other financial studies, analyses and inquiries and considered such other information and factors as Houlihan Lokey deemed appropriate.
Houlihan Lokey relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to it, discussed with or reviewed by it, or publicly available, and did not assume any responsibility with respect to such data, material and other information. Management of the HRZN Advisor and management of MC Advisors, respectively, advised Houlihan Lokey, and Houlihan Lokey assumed, that the MRCC Projections and the HRZN Projections were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the future financial results and condition of MRCC and HRZN, respectively. In addition, management of the HRZN Advisor and management of MC Advisors, respectively, advised Houlihan Lokey, and Houlihan Lokey assumed, that the Exchange Ratio Information, including, without limitation, the Exchange Ratio Estimate, was reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the June 30 NAVs, the Tax Dividend, the transaction expenses and costs, and related financial information of MRCC and HRZN. At the MRCC Special Committee’s direction, Houlihan Lokey assumed that the MRCC Projections, the HRZN Projections and the Exchange Ratio Information provided a reasonable basis on which to evaluate MRCC, HRZN and the Transactions, and Houlihan Lokey, at the MRCC Special Committee’s direction, used and relied upon the MRCC Projections, the HRZN Projections and the Exchange Ratio Information for purposes of its analyses and opinion. Houlihan Lokey expressed no view or opinion with respect to the MRCC Projections, the HRZN Projections, the Exchange Ratio Information or the respective assumptions on which they were based. Houlihan Lokey relied upon and assumed, without independent verification, that there had been no change in the businesses, assets, liabilities, financial condition, results of operations, cash flows or prospects of MRCC or HRZN since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to it that would be material to its analyses or opinion, and that there was no information or any facts that would make any of the information reviewed by it incomplete or misleading.
Houlihan Lokey relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the Asset Purchase Agreement, the Merger Agreement and the Fee Waiver (the “Agreements”), and all other related documents and instruments referred to therein were true and correct, (b) each party to the Agreements and such other related documents and instruments would fully and timely perform all of the covenants and agreements required to be performed by such party (including, without limitation, that MRCC would prior to the consummation of the Merger, or HRZN on behalf of MRCC after the consummation of the Merger, would declare and pay to the holders of MRCC Common Stock the dividend or dividends contemplated by the Merger Agreement related to MRCC’s qualification for taxation as a regulated investment company), (c) all conditions to the consummation of the Transactions would be satisfied without waiver thereof, and (d) the Transactions would be consummated in a timely manner in accordance with the terms described in the Agreements and such other related documents and instruments, without any amendments or modifications thereto. Houlihan Lokey also assumed that the Merger, together with the Second Merger, would qualify, for federal income tax purposes, as a “reorganization” within the meaning of Section 368(a) of the Code. Houlihan Lokey relied upon and assumed, without independent verification, that (i) the Transactions would be consummated in a manner that complies in all respects with all applicable federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Transactions would be obtained and that no delay, limitations, restrictions or conditions would be imposed or amendments, modifications or waivers made that would result in the disposition of any assets of MRCC or HRZN, or otherwise have an effect on the Transactions, MRCC or HRZN or any expected benefits of the Transactions that would be material to its analyses or opinion. In addition, Houlihan Lokey relied upon and assumed, without independent verification, that the final forms of the Agreements would not differ in any respect from the drafts of the Agreements identified above.
Furthermore, in connection with its opinion, Houlihan Lokey was not requested to, and did not, make any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of MRCC, HRZN or any other party. Houlihan Lokey did not estimate, and expressed no opinion regarding, the liquidation value of any entity or business. Houlihan Lokey did not undertake any independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which MRCC or HRZN was or may have been a party or was or may have been subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which MRCC or HRZN was or may have been a party or was or may have been subject.
Houlihan Lokey’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Houlihan Lokey as of, the date of its opinion. Houlihan Lokey did not undertake, and is under no obligation, to update, revise, reaffirm or withdraw its opinion, or otherwise comment on or consider events occurring or coming to its attention after the date of its opinion. Houlihan Lokey did not express any opinion as to what the value of HRZN Common Stock actually would be when issued in the Merger or the price or range of prices at which MRCC Common Stock or HRZN Common Stock may be purchased or sold, or otherwise be transferable, at any time. Houlihan Lokey assumed that the shares of HRZN Common Stock to be issued in the Merger to holders of MRCC Common Stock would be listed on Nasdaq immediately following the consummation of the Merger.
Houlihan Lokey’s opinion was furnished for the use of the MRCC Special Committee (in its capacity as such) and, as requested by the MRCC Special Committee, the MRCC Board (in its capacity as such), in connection with its evaluation of the Transactions and may not be used for any other purpose without Houlihan Lokey’s prior written consent. Houlihan Lokey’s opinion was not intended to be, and does not constitute, a recommendation to the MRCC Special Committee, the MRCC Board, any security holder or any other party as to how to act or vote with respect to any matter relating to the Transactions or otherwise.
Houlihan Lokey was not requested to opine as to, and its opinion did not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the MRCC Special Committee, the MRCC Board, MRCC, its security holders or any other party to proceed with or effect the Transactions, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Merger or otherwise (other than the Exchange Ratio to the extent expressly specified in its opinion), including, without limitation, the Asset Sale, the termination of the MRCC Investment Advisory Agreement and the MRCC Administration Agreement, the Second Merger, the Fee Waiver or the Tax Dividend (in each case other than assuming the consummation thereof), (iii) the fairness of any portion or aspect of the Transactions to the holders of any class of securities, creditors or other constituencies of MRCC, HRZN, MCIP or to any other party, except if and only to the extent expressly set forth in the last sentence of Houlihan Lokey’s opinion, (iv) the relative merits of the Transactions as compared to any alternative business strategies or transactions that might have been available for MRCC, HRZN, MCIP or any other party, (v) the fairness of any portion or aspect of the Transactions to any one class or group of MRCC’s, HRZN’s, MCIP’s or any other party’s security holders or other constituents vis-à-vis any other class or group of MRCC’s, HRZN’s, MCIP’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders or other constituents), (vi) whether or not MRCC, HRZN, MCIP, their respective security holders or any other party is receiving or paying reasonably equivalent value in the Transactions, (vii) the solvency, creditworthiness or fair value of MRCC, HRZN, MCIP or any other participant in the Transactions, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or (viii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Transactions, any class of such persons or any other party, relative to the Exchange Ratio or otherwise. Furthermore, Houlihan Lokey did not express any opinion, counsel or interpretation regarding matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. Houlihan Lokey assumed that such opinions, counsel or interpretations had been or would be obtained from the appropriate professional sources. Furthermore, Houlihan Lokey relied, with the consent of the MRCC Special Committee, on the assessments by the MRCC Special Committee, the MRCC Board, MRCC, MC Advisors and their respective advisors, as to all legal, regulatory, accounting, insurance and tax matters with respect to MRCC, HRZN and the Transactions or otherwise.
In preparing its opinion to the MRCC Special Committee, Houlihan Lokey performed a variety of analyses, including those described below. The summary of Houlihan Lokey’s analyses is not a complete description of the analyses underlying Houlihan Lokey’s opinion. The preparation of such an opinion is a complex process involving various quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytical methods employed and the adaptation and application of these methods to the unique facts and circumstances presented. As a consequence, neither Houlihan Lokey’s opinion nor its underlying analyses is readily susceptible to summary description. Houlihan Lokey arrived at its opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual analysis, methodology or factor. While the results of each analysis were taken into account in reaching Houlihan Lokey’s overall conclusion with respect to fairness, Houlihan Lokey did not make separate or quantifiable judgments regarding individual analyses. Accordingly, Houlihan Lokey believes that its analyses and the following summary must be considered as a whole and that selecting portions of its analyses, methodologies and factors, without considering all analyses, methodologies and factors, could create a misleading or incomplete view of the processes underlying Houlihan Lokey’s analyses and opinion.
In performing its analyses, Houlihan Lokey considered general business, economic, industry and market conditions, financial and otherwise, and other matters as they existed on, and could be evaluated as of, the date of its opinion. No company, transaction or business used in Houlihan Lokey’s analyses for comparative purposes is identical to MRCC, HRZN or the proposed Merger and an evaluation of the results of those analyses is not entirely mathematical. The estimates contained in the MRCC Projections and the HRZN Projections and the implied exchange ratio reference ranges indicated by Houlihan Lokey’s analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond the control of MRCC and HRZN. Much of the information used in, and accordingly the results of, Houlihan Lokey’s analyses are inherently subject to substantial uncertainty.
Houlihan Lokey’s opinion was only one of many factors considered by the MRCC Special Committee and the MRCC Board in evaluating the proposed Transactions. Neither Houlihan Lokey’s opinion nor its analyses was determinative of the Exchange Ratio or of the views of the MRCC Special Committee or the MRCC Board with respect to the Merger or the Exchange Ratio. The type and amount of consideration payable in the Merger and the Asset Sale were determined through negotiations among MRCC, MCIP and HRZN, and the decision to enter into the Agreements was solely that of the MRCC Special Committee and the MRCC Board.
Material Financial Analyses
The following is a summary of the material financial analyses performed by Houlihan Lokey in connection with the preparation of its opinion and reviewed with the MRCC Special Committee on August 7, 2025. The order of the analyses does not represent relative importance or weight given to those analyses by Houlihan Lokey. The analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the analyses. Considering the data in the tables below without considering the full narrative description of the analyses, as well as the methodologies underlying, and the assumptions, qualifications and limitations affecting, each analysis, could create a misleading or incomplete view of Houlihan Lokey’s analyses.
With the MRCC Special Committee’s consent and approval, Houlihan Lokey evaluated the fairness, from a financial point of view, to the holders of MRCC Common Stock other than the Excluded Holders of the Exchange Ratio provided for in the Merger pursuant to the Merger Agreement (a) assuming the Asset Sale, the Initial Merger, the termination of the MRCC Investment Advisory Agreement and the MRCC Administration Agreement, the Second Merger, the Fee Waiver and the Tax Dividend would be consummated as a single, unitary transaction, (b) assuming the Purchased Assets comprised substantially all of the assets of MRCC and following the Asset Sale, MRCC would not retain or otherwise be responsible for the Assumed Obligations, and (c) based primarily on a comparison of (i) the Exchange Ratio Estimate (determined assuming the Tax Dividend would be paid on or after the Determination Date) of 1.1347 shares of HRZN Common Stock for each share of MRCC Common Stock prepared and provided to Houlihan Lokey by management of the HRZN Advisor and management of MC Advisors, respectively, and (ii) the implied exchange ratio reference ranges Houlihan Lokey believed were indicated by its financial analyses of MRCC and HRZN, in each case prior to giving effect to the Transactions (other than the Tax Dividend).
For purposes of its analyses, Houlihan Lokey reviewed a number of financial metrics, including:
•
Net Investment Income Per Share — generally, the amount of the relevant company’s income received from investment assets minus associated investment expenses for a specified period, divided by the number of shares outstanding of such company.

•
Last Quarter Annualized Dividends Per Share – generally, the annualized amount of the relevant company’s recurring cash distributions (excluding one-time or special dividends) for the most recent calendar quarter, divided by the number of shares outstanding of such company.

•	Net Asset Value Per Share – generally, the total value of all assets, less any liabilities, of the relevant company, divided by the number of shares outstanding of such company as of a specified date.
Unless the context indicates otherwise, share prices used in the selected companies analysis described below were based on the closing price of the common stock of the selected companies listed below as of August 5, 2025, and transaction values for the selected transactions analysis described below were calculated on an equity value basis based on the announced transaction equity price and other public information available at the time of the announcement. The estimates of future financial performance of MRCC relied upon for the financial analyses described below were based on the MRCC Projections, and the estimates of future financial performance of HRZN relied upon for the financial analyses described below were based on the HRZN Projections. The estimates of the future financial performance of the selected companies listed below were based on publicly available research analyst estimates for those companies.
Selected Companies Analysis. Houlihan Lokey reviewed certain financial data for selected companies with publicly traded equity securities that Houlihan Lokey deemed relevant. The financial data reviewed included:
•	Stock price as a multiple of estimated Adjusted Earnings Per Share for the fiscal year ending December 31, 2025, or “Price-to-FY 2025E Adjusted Earnings Per Share”;
•	Stock price as a multiple of Net Asset Value Per Share as of the most recently available quarter, or “Price-to-Net Asset Value Per Share”; and
•	Last Quarter Annualized Dividend Per Share divided by stock price, or “LQA Dividend Yield.”

With respect to MRCC, the selected companies and corresponding financial data were:

	Price /	Price /
	FY 2025E Adjusted Earnings Per Share	MRQ Net Asset Value Per Share	LQA Dividend Yield
Gladstone Capital Corporation	13.3x	1.26x	7.4%
WhiteHorse Finance, Inc.	7.2x	0.73x	20.3%
Great Elm Capital Corp.	7.2x	0.91x	13.9%
OFS Capital Corporation	8.1x	0.76x	16.4%
Investcorp Credit Management BDC, Inc.	7.7x	0.50x	17.7%
High	13.3x	1.26x	20.3%
Mean	8.7x	0.83x	15.1%
Median	7.7x	0.76x	16.4%
Low	7.2x	0.50x	7.4%

With respect to HRZN, the selected companies included venture credit focused BDCs as well as other credit focused BDCs of similar size to HRZN. The venture credit focused BDCs and corresponding financial data were:

	Price /	Price /
	FY 2025E Adjusted Earnings Per Share	MRQ Net Asset Value Per Share	LQA Dividend Yield
Hercules Capital, Inc.	10.1x	1.63x	9.7%
Trinity Capital Inc.	7.3x	1.14x	13.5%
Runway Growth Finance Corp.	6.8x	0.80x	13.2%
TriplePoint Venture Growth BDC Corp.	5.9x	0.80x	17.4%
High	10.1x	1.63x	17.4%
Mean	7.5x	1.09x	13.5%
Median	7.0x	0.97x	13.4%
Low	5.9x	0.80x	9.7%

The other credit focused BDCs of similar size to HRZN and the corresponding financial data were:

	Price /	Price /
	FY 2025E Adjusted Earnings Per Share	MRQ Net Asset Value Per Share	LQA Dividend Yield
Gladstone Capital Corporation	13.3x	1.26x	7.4%
Stellus Capital Investment Corporation	10.3x	1.06x	11.4%
WhiteHorse Finance Inc.	7.2x	0.73x	20.3%
High	13.3x	1.26x	20.3%
Mean	10.3x	1.01x	13.0%
Median	10.3x	1.06x	11.4%
Low	7.2x	0.73x	7.4%

The resulting overall high, mean, median and low financial data were:

	Price /	Price /
	FY 2025E Adjusted Earnings Per Share	MRQ Net Asset Value Per Share	LQA Dividend Yield
High	13.3x	1.63x	20.3%
Mean	8.7x	1.06x	13.3%
Median	7.3x	1.06x	13.2%
Low	5.9x	0.73x	7.4%

MRCC. Taking into account the results of the selected companies analysis for MRCC and its experience and professional judgement, Houlihan Lokey applied selected ranges of 7.5x to 9.5x to MRCC’s estimated Net Investment Income Per Share for the fiscal year ending December 31, 2025, or “FY 2025E Net Investment

Income Per Share,” 16.0% to 14.0% to MRCC’s Last Quarter Annualized Dividend Per Share and 0.70x to 0.90x to MRCC’s June 30, 2025 Net Asset Value Per Share, adjusted to exclude the amount of the Dividend payable to MRCC shareholders in connection with the Transactions.
HRZN. Taking into account the results of the selected companies analysis for HRZN and its experience and professional judgement, Houlihan Lokey applied selected ranges of 6.5x to 7.5x to HRZN’s FY 2025E Net Investment Income Per Share, 17.5% to 15.5% to HRZN’s Last Quarter Annualized Dividend Per Share and 0.90x to 1.10x to HRZN’s June 30, 2025 Net Asset Value Per Share.
The selected companies analysis indicated implied exchange ratio reference ranges of 0.55 to 0.80 shares of HRZN Common Stock for each share of MRCC Common Stock based on estimated FY 2025E Net Investment Income Per Share, 0.73 to 0.95 shares of HRZN Common Stock for each share of MRCC Common Stock based on Last Quarter Annualized Dividend Per Share and 0.74 to 1.17 shares of HRZN Common Stock for each share of MRCC Common Stock based on June 30, 2025 Net Asset Value Per Share, in each case as compared to the implied exchange ratio of 1.1347 shares of HRZN Common Stock for each share of MRCC Common Stock based on the Exchange Ratio Information prepared and provided to Houlihan Lokey by management of the HRZN Advisor and management of MC Advisors, respectively. Houlihan Lokey calculated such implied exchange ratio reference ranges as follows: for each metric, the low end of the implied exchange ratio reference range was calculated by dividing the low end of the implied value reference range per share of MRCC Common Stock by the high end of the implied value reference range per share of HRZN Common Stock, and the high end of the implied exchange ratio reference range was calculated by dividing the high end of the implied value reference range per share of MRCC Common Stock by the low end of the implied value reference range per share of HRZN Common Stock.
Selected Transactions Analysis. Houlihan Lokey considered certain financial terms of certain transactions involving target companies that Houlihan Lokey deemed relevant. The financial data reviewed included transaction value as a multiple of NAV, and the selected transactions and the corresponding financial data were:

Announced	Target	Acquiror	Transaction Value / Net Asset Value(1)
January 2025	Logan Ridge Financial Corp.	Portman Ridge Financial Corp.	0.96x(2)
August 2024	Blue Owl Capital Corp. III	Blue Owl Capital Corp.	1.00x
August 2024	Carlyle Secured Lending III	Carlyle Secured Lending, Inc.	1.00x
May 2024	SL Investment Corp.	North Haven Private Income Fund LLC	1.00x
January 2024	Golub Capital BDC 3, Inc.	Golub Capital BDC, Inc.	0.94x
October 2023	Franklin BSP Lending Corporation	Franklin BSP Capital Corporation	1.00x
September 2023	BlackRock Capital Investment Corp	BlackRock TCP Capital Corp	1.00x
October 2022	First Eagle Alternative Credit BDC	Crescent Capital BDC	1.14x(3)
September 2022	Oaktree Strategic Income II, Inc.	Oaktree Specialty Lending Corp.	1.00x
December 2021	SLR Senior Investment Corp.	SLR Investment Corp.	1.00x
September 2021	Sierra Income Corp.	Barings BDC, Inc.	1.12x(3)
December 2020	Harvest Capital Credit Corporation	Portman Ridge Finance Corp.	0.99x(3)
November 2020	FS KKR Capital Corp II	FS KKR Capital Corp	1.00x
October 2020	Oaktree Strategic Income Corp.	Oaktree Strategic Lending Corp.	1.00x
August 2020	MVC Capital, Inc.	Barings BDC, Inc.	0.95x(3)
June 2020	Garrison Capital Inc.	Portman Ridge Finance Corp.	1.05x(3)
June 2020	Goldman Sachs Middle Market Lending Corp.	Goldman Sachs BDC, Inc.	1.00x
December 2019			0.90x
August 2019	Alcentra Capital Corp.	Crescent Capital BDC	1.00x(3)
April 2018	Triangle Capital Corp.	Benefit Street Partners / Barings	1.08x(3)(4)
June 2016	Full Circle Capital Corp.	MAST Funds / Great Elm Capital	1.00x

Transaction Value / Net Asset Value(1)
High	1.14x
Mean	1.01x
Median	1.00x
Low	0.90x

(1)	“Transaction Value” includes consideration paid by the acquiror and, as applicable, the manager.
(2)	Reflects impact of extra cash payment to Logan Ridge shareholders negotiated pre-close.
(3)	Reflects impact of manager consideration.
(4)	Reflects asset sale and externalization premium.
Taking into account the results of the selected transactions analysis and its experience and professional judgment, Houlihan Lokey applied a selected multiple range of 0.90x to 1.00x to MRCC’s June 30, 2025 Net Asset Value Per Share adjusted to exclude the amount of the Tax Dividend payable to MRCC shareholders in connection with the Transactions, and 0.90x to 1.10x to HRZN’s June 30, 2025 Net Asset Value Per Share. The selected transactions analysis indicated an implied exchange ratio reference range of 0.95 to 1.29 shares of HRZN Common Stock for each share of MRCC Common Stock, as compared to the implied exchange ratio of 1.1347 shares of HRZN Common Stock for each share of MRCC Common Stock based on the Exchange Ratio Information prepared and provided to Houlihan Lokey by management of the HRZN Advisor and management of MC Advisors, respectively. Houlihan Lokey calculated such implied exchange ratio reference range as follows: the low end of the implied exchange ratio reference range was calculated by dividing the low end of the implied value reference range per share of MRCC Common Stock by the high end of the implied value reference range per share of HRZN Common Stock, and the high end of the implied exchange ratio reference range was calculated by dividing the high end of the implied value reference range per share of MRCC Common Stock by the low end of the implied value reference range per share of HRZN Common Stock.
Discounted Dividend Analysis. Houlihan Lokey performed a discounted dividend analysis of MRCC and HRZN based on the MRCC Projections and the HRZN Projections, respectively. With respect to MRCC, Houlihan Lokey applied a range of terminal value multiples of 0.70x to 0.90x, taking into account the results of the selected companies analysis and its experience and professional judgment to MRCC’s estimated 2030E Net Asset Value Per Share and discount rates ranging from 13.0% to 11.0% taking into account Houlihan Lokey’s experience and professional judgment and an estimate of MRCC’s cost of equity capital. With respect to HRZN, Houlihan Lokey applied a range of terminal value multiples of 0.90x to 1.10x, taking into account the results of the selected companies analysis and its experience and professional judgment to HRZN’s estimated 2030E Net Asset Value Per Share and discount rates ranging from 12.0% to 10.0%, taking into account Houlihan Lokey’s experience and professional judgment and an estimate of HRZN’s cost of equity capital. The discounted dividend analysis indicated an implied exchange ratio reference range of 0.48 to 0.74 shares of HRZN Common Stock for each share of MRCC Common Stock, as compared to the implied exchange ratio of 1.1347 shares of the HRZN Common Stock for each share of MRCC Common Stock based on the Exchange Ratio Information prepared and provided to Houlihan Lokey by management of the HRZN Advisor and management of MC Advisors, respectively. Houlihan Lokey calculated such implied exchange ratio reference range as follows: the low end of the implied exchange ratio reference range was calculated by dividing the low end of the implied value reference range per share of MRCC Common Stock by the high end of the implied value reference range per share of HRZN Common Stock, and the high end of the implied exchange ratio reference range was calculated by dividing the high end of the implied value reference range per share of MRCC Common Stock by the low end of the implied value reference range per share of HRZN Common Stock.
Other Matters
Houlihan Lokey was engaged by the MRCC Special Committee to act as its financial advisor in connection with a possible merger, consolidation, business combination, sale or other similar transaction. The MRCC Special Committee engaged Houlihan Lokey based on Houlihan Lokey’s experience and reputation. Houlihan Lokey is regularly engaged to provide financial advisory services in connection with mergers and acquisitions, financings, and financial restructurings. Pursuant to its engagement by the MRCC Special Committee, Houlihan Lokey is entitled to a transaction fee of $1,750,000, of which $100,000 became payable to Houlihan Lokey upon its engagement as the MRCC Special Committee’s financial advisor, $500,000 became payable to Houlihan Lokey upon the rendering of its opinion to the MRCC Special Committee and the remainder is contingent upon the consummation of the Merger. MRCC also agreed to reimburse Houlihan Lokey for certain expenses and to indemnify Houlihan Lokey, its affiliates and certain related parties against certain liabilities and expenses arising out of or relating to Houlihan Lokey’s engagement.
In the ordinary course of business, certain of Houlihan Lokey’s employees and affiliates, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, MRCC, HRZN, MCIP or any other party that may be involved in the Transactions and their respective affiliates or security holders or any currency or commodity that may be involved in the Transactions.
Houlihan Lokey and/or certain of its affiliates have in the past provided, and are currently providing, investment banking, financial advisory and/or other services to Monroe Capital, or one or more security holders or affiliates of, and/or portfolio companies of investment funds affiliated or associated with, Monroe Capital (collectively, with Monroe Capital, the “Monroe Capital Group”) for which Houlihan Lokey and its affiliates have received, or would expect to receive, compensation. Based on a review of its information management systems, Houlihan Lokey identified engagements with the members of the Monroe Capital Group during the two years prior to the date of its opinion for which Houlihan Lokey and its affiliates received aggregate compensation of approximately $750,000, including, among other things, (i) having provided certain valuation advisory services to assist with purchase price accounting matters in connection with Monroe Capital’s acquisition of the HRZN Advisor, (ii) having provided certain valuation advisory services to assist Monroe Capital in connection with its determination of fair values of certain investments held by funds or accounts managed by Monroe Capital for financial reporting purposes, and (iii) having provided certain valuation advisory services to assist certain affiliates of Monroe Capital in connection with certain risk retention requirements associated with securitization transactions. In addition, Houlihan Lokey and its affiliates, were as of the date of Houlihan Lokey’s opinion currently performing certain purchase price allocation and other valuation work in connection with the recent majority sale transaction with Wendel SE, for which Houlihan Lokey and its affiliates have received or would expect to receive aggregate compensation of approximately $120,000. Houlihan Lokey and certain of its affiliates may provide investment banking, financial advisory and/or other financial or consulting services to MRCC, HRZN, MCIP, members of the Monroe Capital Group, other participants in the Transactions or certain of their respective affiliates or security holders in the future, for which Houlihan Lokey and its affiliates may receive compensation. In addition, Houlihan Lokey and certain of its affiliates and certain of its and their respective employees may have committed to invest in private equity or other investment funds managed or advised by Monroe Capital, other participants in the Transactions or certain of their respective affiliates or security holders, and in portfolio companies of such funds, and may have co-invested with the members of the Monroe Capital Group, other participants in the Transactions or certain of their respective affiliates or security holders, and may do so in the future. Furthermore, in connection with bankruptcies, restructurings, distressed situations and similar matters, Houlihan Lokey and certain of its affiliates may have in the past acted, may currently be acting and may in the future act as financial advisor to debtors, creditors, equity holders, trustees, agents and other interested parties (including, without limitation, formal and informal committees or groups of creditors) that may have included or represented and may include or represent, directly or indirectly, or may be or have been adverse to, MRCC, HRZN, MCIP, members of the Monroe Capital Group, other participants in the Transactions or certain of their respective affiliates or security holders, for which advice and services Houlihan Lokey and its affiliates have received and may receive compensation.
Regulatory Approvals Required for the Asset Sale
The obligations of MCIP and MRCC to complete the Asset Sale are subject to the satisfaction or, where permissible, waiver of certain conditions, including the condition that all regulatory approvals required by law to consummate the transactions contemplated by the Asset Purchase Agreement, including the Asset Sale, have been obtained and remain in full force and effect, and all statutory waiting periods required by applicable law in respect thereof have expired (including expiration of the applicable waiting period under the HSR Act). MCIP and MRCC have agreed to cooperate with each other and use their reasonable best efforts to obtain all licenses, permits, variances, exemptions, approvals, qualifications or orders from any governmental or regulatory authority necessary to consummate the Asset Sale. The waiting period under the HSR Act expired on November 13, 2025 at 11:59 p.m. Eastern time.
There can be no assurance that such regulatory approvals will be obtained, that such approvals will be received on a timely basis or that such approvals will not impose conditions or requirements that, individually or in the aggregate, would or could reasonably be expected to have a material adverse effect on the financial condition, results of operations, assets or business of MRCC or MCIP following completion of the Asset Sale.
Regulatory Approvals Required for the Merger
The obligations of HRZN and MRCC to complete the Merger are subject to the satisfaction or, where permissible, waiver of certain conditions, including the condition that all regulatory approvals required by law to consummate the transactions contemplated by the Merger Agreement, including the Merger, have been obtained and remain in full force and effect, and all statutory waiting periods required by applicable law in respect thereof have expired. HRZN and MRCC have agreed to cooperate with each other and use their reasonable best efforts to obtain all licenses, permits, variances, exemptions, approvals, qualifications or orders from any governmental or regulatory authority necessary to consummate the Merger.
There can be no assurance that such regulatory approvals will be obtained, that such approvals will be received on a timely basis or that such approvals will not impose conditions or requirements that, individually or in the aggregate, would or could reasonably be expected to have a material adverse effect on the financial condition, results of operations, assets or business of the combined company following completion of the Merger.
Third-Party Consents Required for the Asset Sale
Under the Asset Purchase Agreement, MRCC and MCIP have agreed to cooperate with each other and use their reasonable best efforts to take, or cause to be taken, in good faith, all actions, and to do, or cause to be done, all things necessary, including to obtain as promptly as practicable all permits, consents, approvals, confirmations and authorizations of all third parties, in each case, that are necessary or advisable, to consummate the transactions contemplated by the Asset Purchase Agreement, including the Asset Sale, in the most expeditious manner practicable. As of the date of this joint proxy statement/prospectus, MRCC believes that, subject to the satisfaction of certain conditions, it has obtained all necessary third-party consents for the Asset Sale (including expiration of the waiting period under the HSR Act, which occurred on November 13, 2025 at 11:59 p.m. Eastern time) other than the requisite MRCC stockholder approval.
Third-Party Consents Required for the Merger
Under the Merger Agreement, HRZN and MRCC have agreed to cooperate with each other and use their reasonable best efforts to take, or cause to be taken, in good faith, all actions, and to do, or cause to be done, all things necessary, including to obtain as promptly as practicable all permits, consents, approvals, confirmations and authorizations of all third parties, in each case, that are necessary or advisable, to consummate the transactions contemplated by the Merger Agreement, including the Merger, in the most expeditious manner practicable. As of the date of this joint proxy statement/prospectus, HRZN and MRCC believe that, subject to the satisfaction of certain conditions, they have obtained all necessary third-party consents other than stockholder approvals and certain lender and derivative counterparty consents. There can be no assurance that any permits, consents, approvals, confirmations or authorizations will be obtained or that such permits, consents, approvals, confirmations or authorizations will not impose conditions or requirements that, individually or in the aggregate, would or could reasonably be expected to have a material adverse effect on the financial condition, results of operations, assets or business of the combined company following the Merger.
Director and Officer Arrangements
As externally managed BDCs, neither HRZN nor MRCC has any employees; instead, both companies are managed by their respective external investment advisers. The Merger Agreement contains a covenant regarding the composition of the HRZN Board following the closing of the Merger, as described elsewhere in this joint proxy statement/prospectus. Except with respect to such covenant, there are no agreements, arrangements or understandings between any of the parties to the Merger Agreement and any current directors or executive officers of HRZN or MRCC regarding employment, directorships or compensation following the Merger, and there were no negotiations between the parties regarding any such employment, directorships or compensation. See “Description of the Merger Agreement- Governance Matters” and “HRZN Proposal 2: Approval of the Director Election Proposal”.

DESCRIPTION OF THE ASSET PURCHASE AGREEMENT
The following summary, which includes the material terms of the Asset Purchase Agreement, is qualified by reference to the complete text of the Asset Purchase Agreement, which is attached as Annex A to this joint proxy statement/prospectus and is incorporated by reference in this joint proxy statement/prospectus. This summary does not purport to be complete and may not contain all of the information about the Asset Purchase Agreement that is important to you. HRZN and MRCC encourage you to read the Asset Purchase Agreement carefully and in its entirety.
Structure of the Asset Sale
Pursuant to the terms of the Asset Purchase Agreement, subject to the satisfaction or waiver of the closing conditions set forth in the Asset Purchase Agreement, on the Closing Date, MRCC will sell to MCIP, and MCIP will purchase from MRCC, MRCC’s investment assets (the “Investments”) held at June 30, 2025, as set forth on a “Schedule of Transferred Assets” attached to the Asset Purchase Agreement (the “Schedule of Transferred Assets”) at fair value, as determined shortly before the Closing Date, for cash. Following the Asset Sale, MRCC’s only assets will be the net cash proceeds from the Asset Sale after giving effect to the receipt of proceeds from the Asset Sale, repayment of liabilities, transaction costs and distribution of undistributed NII. Pursuant to and subject to the terms and conditions of the Merger Agreement, subsequent to the closing of the Asset Sale, MRCC will merge with HRZN.
Closing; Completion of the Proposed Asset Sale
It is currently expected that the Asset Sale will be completed promptly following receipt of the required stockholder approvals at the MRCC Special Meeting and satisfaction (or waiver, if applicable) of the other closing conditions set forth in the Asset Purchase Agreement. The closing of the Asset Sale will occur and be effective as of immediately prior to the Effective Time of the Merger, and no later than five (5) business days after the satisfaction or waiver of the conditions to closing set forth in the Asset Purchase Agreement, or at another time as may be agreed to in writing by MRCC and MCIP.
At the closing of the Asset Sale, except as it relates to any Restricted Assets or Delayed Transfer Assets (each as defined below), MRCC will deliver to MCIP assignments relating to the Purchased Assets (as defined below) and all related notes, loan documents, loan files, books and records, stock certificates or other evidences of equity ownership, documents governing the equity interests to be sold, and certain other certificates and deliveries required by the Asset Purchase Agreement. At the closing of the Asset Sale, MCIP will deliver to MRCC or, to the extent necessary, to one or more separate accounts as required for the Loan Repayment (as defined below), the Purchase Price (as defined below) along with counterparts to the assignment agreements and certain other certificates or deliveries required by the Asset Purchase Agreement.
Asset Sale Consideration
At the Closing Date, MCIP will acquire the Purchased Assets (as defined below) for an amount in cash equal to the Closing MRCC Asset Value (as defined below) (the “Purchase Price”), plus the assumption of certain agreed-upon obligations related to the Purchased Assets. As of a mutually agreed date no earlier than 48 hours (excluding Sundays and holidays) prior to the Closing Date (such date, the “Asset Sale Determination Date”), MC Advisors, on behalf of MRCC, will deliver to MCIP a calculation of the fair value of the Purchased Assets as of such date (including, for the avoidance of doubt, no accruals for the effect of the Merger and the transactions contemplated by the Merger Agreement) (such calculation, the “Closing MRCC Asset Value”), using a pre-agreed set of assumptions, methodologies and adjustments. MC Advisors will update the Closing MRCC Asset Value in the event that the Closing Date is subsequently materially delayed or there is more than a de minimis change to the Closing MRCC Asset Value.
Assets to be Transferred to MCIP
At the Closing Date, subject to the provisions of the Asset Purchase Agreement regarding Restricted Assets and Delayed Transfer Assets (each as defined below), MRCC will transfer the Investments to MCIP, together with all related notes, loan documents, loan files, books and records, stock certificates or other evidences of equity ownership, documents governing the equity interests to be sold and other information in respect thereof, in each case, subject to the rights and obligations thereunder (collectively, the “Purchased Assets”). The complete list of the Investments subject to Asset Sale is set forth in the Schedule of Transferred Assets.

Notwithstanding the foregoing, MRCC and MCIP have agreed that, to the extent certain Purchased Assets are currently owned by a “blocker” entity (i.e., an entity that is a corporation for tax purposes), special purpose vehicle or other subsidiary of MRCC rather than directly by MRCC, the parties, the parties will work together in good faith to effect such transfers in an efficient manner, including the transfer to MCIP of the equity of such blocker entity, special purpose vehicle or other subsidiary, taking into account the nature of such assets and tax consequences associated with such transfer and any business, tax, regulatory or other implications associated with the ownership of such assets by MCIP or its subsidiary following the Closing Date.
In the event that any consent of a third party required in order to transfer a Purchased Asset to MCIP at closing of the Asset Sale has not been obtained (excluding any Delayed Transfer Asset (as defined below), such asset, a “Restricted Asset”) or in the event no consent of a third party is required in order to transfer a Purchased Asset to an affiliate but with respect to which the documentation under the applicable loan or equity interest has not been finalized and accepted by the administrative agent or other relevant third party (such asset a “Delayed Transfer Asset”), then the relevant Purchased Asset will not be transferred to MCIP at closing of the Asset Sale, and instead the parties will take the actions described below under “Description of the Asset Purchase Agreement – Restricted Assets and Delayed Transfer Assets.”
Assets to be Retained by MRCC
MRCC will not transfer to MCIP certain excluded assets including, but not limited to, rights of MRCC under the Merger Agreement and the Asset Purchase Agreement, MRCC’s organizational documents, stock records, licenses and permits, cash, cash equivalents, accounts receivable and bank deposits not expressly included in the Purchased Assets, intellectual property, information technology, and all other tangible and intangible property. Also, as noted above, the Restricted Assets and Delayed Transfer Assets may be retained by MRCC until the requisite consent to assignment has been obtained or relevant documentation has been completed, and such Restricted Assets and Delayed Transfer Assets will be held by MRCC for the economic benefit of MCIP.
Liabilities for Which MCIP Will be Responsible
Upon the terms and subject to the conditions set forth in the Asset Purchase Agreement, from and after the Closing Date, MCIP will be responsible for, satisfy and discharge when due all obligations with respect to the Purchased Assets (the “Assumed Obligations”), including, with respect to Purchased Assets that are loans, under the applicable credit and financing agreement, guarantees, subordination agreements, notes, lease agreements, mortgages, deeds of trust, security agreements, financing statements, intercreditor agreements and other instruments affecting ownership thereof (“Purchased Loan Documents”) and, with respect to Purchased Assets that are equity interests, under the applicable articles of incorporation, limited liability company or partnership agreement, stockholders agreement, option or warrant agreement, and any other document that governs or otherwise affects the terms of such interest (the “Purchased Equity Governing Documents”). MCIP will also be responsible for any taxes with respect to the Purchased Assets and Assumed Obligations allocable to the period after the Closing Date, and for half of the transfer taxes, if any, imposed in connection with the Asset Sale, subject to an agreed-upon cap.
Liabilities to be Retained by MRCC
Under the Asset Purchase Agreement, MRCC has agreed to retain, and be responsible for paying, performing and discharging when due, all liabilities and obligations of MRCC other than the Assumed Obligations (collectively, “Excluded Obligations”). The Excluded Obligations include all liabilities for taxes (i) of MRCC or any of its subsidiaries that are not transferred under the Asset Purchase Agreement, for any period, (ii) arising with respect to the Purchased Assets and the Assumed Obligations for or allocable to the “pre-closing tax period” (as determined in accordance with the Asset Purchase Agreement), (iii) MRCC’s share of any transfer taxes determined in accordance with the Asset Purchase Agreement, and (iv) any obligations of MRCC under the Second Amended and Restated Senior Secured Revolving Credit Agreement, dated March 5, 2019, as amended, by and among MRCC, as borrower, the Lenders party thereto, and ING Capital LLC, as administrative agent (the “ING Facility”), the Merger Agreement and the Asset Purchase Agreement. MRCC has agreed to indemnify MCIP against any Excluded Obligations.

Restricted Assets and Delayed Transfer Assets
In the event any Restricted Assets or Delayed Transfer Assets exist as of the Closing Date, then the relevant Restricted Assets will not be transferred to MCIP unless and until the applicable consent is obtained or the relevant transfer documentation has been completed and accepted by the administrative agent or other relevant third party. In such event, MRCC will use its commercially reasonable efforts to obtain the relevant consent (with respect to a Restricted Asset) and/or complete the relevant documentation (with respect to a Delayed Transfer Asset) as soon as reasonably practicable, and MCIP will cooperate with MRCC in order to obtain each such consent or to complete the relevant documentation (both prior to and after the Closing Date). Effective as of the Closing Date, MRCC will grant MCIP a 100% participation interest in all Restricted Assets and Delayed Transfer Assets until such time as the required consent is obtained (with respect to a Restricted Asset) or the relevant documentation is completed and accepted by the administrative agent or other relevant third party (in the case of a Delayed Transfer Asset) and will use commercially reasonable efforts to take all other actions necessary to provide to MCIP the full benefits (including economic) and rights of ownership of the Restricted Assets. Neither MCIP nor MCIP will be required to pay any fees, costs or other charges imposed by any third party as a condition to obtaining any consent, except for customary and reasonable assignment fees (borne by MRCC) and customary and reasonable incidental costs in connection with any consent (borne by the party incurring such costs). In addition, prior to the receipt of such required consent or completion and acceptance of any required documentation, MRCC will, with respect to any Restricted Asset or Delayed Transfer Asset, take action, refrain from taking action, vote or abstain from voting, as directed by MCIP. However, no participation interest or similar arrangement entered into shall convey to MCIP the right to consent to any amendment, consent, waiver or other modification of any governing documents relating to any Restricted Assets or Delayed Transfer Assets to the extent that the conveyance of such right by MRCC to MCIP is contested by the counterparty.
ING Facility
At least five business days prior to the Closing Date, MRCC will deliver to MCIP a draft copy of a customary payoff letter in form and substance reasonably acceptable to MCIP relating to the repayment of the ING Facility with the proceeds from the Asset Sale, and at or prior to the closing MRCC will deliver to MCIP an executed copy of such payoff letter, to be effective upon the closing of the Asset Sale. MRCC take all such actions reasonably necessary to ensure the repayment in full of all principal and accrued interest, and any and all of the fees, costs and expenses due and payable under the ING Facility as of the closing of the Asset Sale (including any such amounts that become due and payable as a result of the Asset Sale) (the “Loan Repayment”) and that all liens on the Purchased Assets have been released, in each case at MRCC’s expense. MCIP will reasonably cooperate with MRCC in connection with the Loan Repayment.
Withholding
MCIP will be entitled to deduct and withhold from any amounts paid to MRCC such amounts as MCIP determines in good faith are required to be deducted or withheld with respect to such payment under applicable tax law. To the extent that amounts are so withheld and paid over to the appropriate governmental entity, such withheld amounts will be treated as having been paid to the recipient.
Representations and Warranties
The Asset Purchase Agreement contains representations and warranties by each of MRCC, MCIP, and MC Advisors relating to their respective businesses. With the exception of certain representations that must be true and correct in all or virtually all respects, or in all material respects, no representation or warranty will be deemed untrue, and no party will be deemed to have breached a representation or warranty as a consequence of the existence of any fact, circumstance or event unless such fact, circumstance or event, individually or when taken together with all other facts, circumstances and events inconsistent with any representation made by such party (without considering “materiality” or “material adverse effect” qualifications), has had or is reasonably expected to have a material adverse effect (as defined below). The representations and warranties in the Asset Purchase Agreement will not survive after the Closing Date.
The Asset Purchase Agreement contains representations and warranties by MRCC, subject to specified exceptions and qualifications, relating to, among other things:
•	corporate organization, including incorporation, qualification and subsidiaries;

•	capitalization;
•	power and authority to execute, deliver and perform obligations under the Asset Purchase Agreement;
•	the absence of violations of (1) organizational documents, (2) laws or orders or (3) permits, contracts or other obligations;
•	required government filings and consents;
•	SEC reports and financial statements;
•	internal controls and disclosure controls and procedures;
•	broker’s fees;
•	absence of certain changes and actions since December 31, 2024;
•	compliance with applicable laws and permits;
•	the accuracy and completeness of information supplied for inclusion in this joint proxy statement/prospectus and other governmental filings in connection with the Asset Sale;
•	tax matters;
•	absence of certain litigation, orders or investigations, including with respect to the Purchased Assets;
•	matters relating to the Purchased Loan Documents and Purchased Equity Governing Documents;
•	matters relating to the Investments and the Company’s ownership thereof;
•	state takeover laws;
•	the value of investment assets; and
•	receipt of a fairness opinion from the financial advisor to the MRCC Special Committee.
The Asset Purchase Agreement contains representations and warranties by MCIP, subject to specified exceptions and qualifications, relating to, among other things:
•	corporate organization, including incorporation, qualification and subsidiaries;
•	power and authority to execute, deliver and perform obligations under the Asset Purchase Agreement;
•	the absence of violations of (1) organizational documents, (2) laws or orders or (3) permits, contracts or other obligations;
•	required government filings and consents;
•	SEC reports and financial statements;
•	broker’s fees;
•	compliance with applicable laws and permits;
•	the accuracy and completeness of information supplied for inclusion in this joint proxy statement/prospectus and other governmental filings in connection with the Asset Sale;
•	absence of certain litigation, orders or investigations;
•	state takeover laws;
•	availability of funds; and
•	status of MCIP under the securities laws.
The Asset Purchase Agreement also includes representations and warranties by MC Advisors, subject to specified exceptions and qualifications, relating to:
•	organization and qualification;
•	power and authority to execute, deliver and perform obligations under the Asset Purchase Agreement;

•	the absence of violations of (1) organizational documents, (2) laws or orders, or (3) permits, contracts or other obligations;
•	compliance with applicable laws and permits;
•	absence of certain litigation, orders or investigations;
•	the value of investment assets owned by MRCC (as determined for purposes of the Asset Purchase Agreement) and the closing asset value calculated by MC Advisors;
•	the accuracy of information supplied by MC Advisors for inclusion in the joint proxy statement/prospectus and other governmental filings related to the Asset Sale;
•	the participation in the Asset Sale by MRCC and MCIP and the impact of the Asset Sale on the existing stockholders of MRCC and MCIP;
•	the financial resources of MC Advisors;
•	the forbearances applicable to MRCC set forth in the Asset Purchase Agreement; and
•	the representations and warranties made by MRCC and MCIP in the Asset Purchase Agreement.
These representations and warranties were made as of specific dates, may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Asset Purchase Agreement and may have been included in the Asset Purchase Agreement for the purpose of allocating risk between the parties rather than to establish matters as facts. The Asset Purchase Agreement is described in, and included as Annex B to, this joint proxy statement/prospectus only to provide you with information regarding its terms and conditions and not to provide any other factual information regarding the parties or their respective businesses. Accordingly, the representations and warranties and other provisions of the Asset Purchase Agreement should not be read alone, but instead should be read only in conjunction with the information provided elsewhere in this joint proxy statement/prospectus.
For purposes of the Asset Purchase Agreement, “material adverse effect” with respect to MRCC or MC Advisors, as applicable, means any event, development, change, effect or occurrence that is, or would reasonably be expected to be, individually or in the aggregate, materially adverse to (1) the business, operations, condition (financial or otherwise) or results of operations of such party and its subsidiaries, taken as a whole or (2) the ability of such party to timely perform its material obligations under the Asset Purchase Agreement or consummate the Asset Sale and the transactions contemplated thereby. None of the following events, developments, changes, effects or occurrences, among others, will constitute or be taken into account in determining whether a material adverse effect has occurred or is reasonably expected to occur with respect to clause (1) in the immediately preceding sentence:
•
changes in general economic, social or political conditions or financial markets in general, including the commencement or escalation of a war, armed hostilities or other material international or national calamity or acts of terrorism or earthquakes, hurricanes, other natural disasters or acts of God or pandemics (including the impact on economies generally and the results of any actions taken by governmental entities in response thereto);

•	general changes or developments in the industries in which such party and its subsidiaries operate, including general changes in law across such industries;
•	the announcement of the Asset Purchase Agreement or the transactions contemplated thereby or the identities of the parties to the Asset Purchase Agreement; and
•	any failure, in and of itself, to meet internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period.
The events, developments, changes, effects and occurrences set forth in the first two bullets in the immediately preceding paragraph will otherwise be taken into account in determining whether a material adverse effect has occurred to the extent such events, developments, changes, effects or occurrences have a materially disproportionate adverse impact on such party and its subsidiaries taken as whole relative to other participants in the same industries in which such party conducts its businesses.

For purposes of the Asset Purchase Agreement, “material adverse effect” with respect to MCIP means any event, development, change, effect or occurrence that is, or would reasonably be expected to be, materially adverse to the ability of MCIP to timely perform its material obligations under the Asset Purchase Agreement or consummate the Asset Sale.
Conduct of Business Pending Completion of the Asset Sale
Each of MRCC and MCIP has undertaken covenants that place restrictions on it and certain of its subsidiaries until the closing of the Asset Sale. In general, each of MRCC and MCIP has agreed that before the closing of the Asset Sale, except as may be required by law, as expressly contemplated by the Asset Purchase Agreement, as previously disclosed in a public filing, as set forth in its disclosure schedules or with the prior written consent of the other parties to the Asset Purchase Agreement, it will, and will cause each of its subsidiaries to, conduct its business in the ordinary course of business and consistent with its respective investment objectives and policies as publicly disclosed, respectively, and use reasonable best efforts to maintain and preserve intact its business organization and existing business relationships.
In addition, before the completion of the Asset Sale, MRCC has agreed that, except as may be required by law or as expressly contemplated by the Asset Purchase Agreement or as set forth in its disclosure schedules, it will not, and will not permit any of its subsidiaries to, directly or indirectly, without the prior written consent of MCIP (and the MCIP Special Committee):
•
other than pursuant to its dividend reinvestment plan, issue, deliver, sell or grant, or encumber or pledge, or authorize the creation of (i) any shares of its capital stock, (ii) any voting securities or (iii) any securities convertible into or exercisable or exchangeable for, or any other rights to acquire, any such shares or other securities;

•
(i) make, authorize, declare, pay or set aside any dividend in respect of, or declare or make any distribution on, any shares of its capital stock, except for (A) the authorization, announcement and payment of regular quarterly and supplemental cash distributions consistent with its investment objectives and policies as publicly disclosed, (B) the authorization and payment of any dividend or distribution necessary for it to maintain its qualification as a RIC or to avoid the imposition of any income or excise tax, (C) dividends payable by any of its direct or indirect wholly owned subsidiaries to MRCC or another direct or indirect wholly owned subsidiary or (D) a final tax dividend for the period ending on the date the transactions contemplated by the Asset Purchase Agreement are consummated as required by law in order for MRCC to maintain its qualification as a RIC; (ii) adjust, split, combine, reclassify or take similar action with respect to any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; or (iii) purchase, redeem or otherwise acquire, any shares of its capital stock or any rights, warrants or options to acquire, or securities convertible into, such capital stock;

•
sell, transfer, lease, mortgage, encumber or otherwise dispose of any of its assets or properties, except for sales, transfers, leases, mortgages, encumbrances or other dispositions (i) in the ordinary course of business and consistent with its investment objectives and policies as publicly disclosed, or (ii) encumbrances required to secure permitted indebtedness by it or any of its subsidiaries, which includes indebtedness incurred after execution of the Asset Purchase Agreement consistent with past practices of MRCC pursuant to the terms of such indebtedness;

•
acquire or agree to acquire all or any portion of the assets, business or properties of any other person or entity, whether by merger, consolidation, purchase or otherwise or make any other investments, except in a transaction consistent with its investment objectives and policies as publicly disclosed;

•	amend any of its governing documents or similar governing documents of any of its subsidiaries;
•
implement or adopt any material change in its tax or financial accounting principles, practices or methods, other than as required by applicable law, GAAP, the SEC or applicable regulatory requirements;

•	take any action or knowingly fail to take any action that would, or would reasonably be expected to materially delay or materially impede the ability of the parties to consummate the Asset Sale;

•
incur any indebtedness or guarantee any indebtedness of another person or entity, except for draw-downs with respect to previously disclosed financing arrangements existing as of the date of the Asset Purchase Agreement and obligations to fund commitments to portfolio companies entered into in the ordinary course of business and other permitted indebtedness;

•
make or agree to make any new capital expenditure, except for obligations to fund commitments to portfolio companies or investments in new portfolio companies, in each case, entered into in the ordinary course of business and consistent with its investment objectives and policies as publicly disclosed;

•
file or amend any material tax return other than in the ordinary course of business and consistent with its investment objectives and policies; make, change or revoke any tax election; or settle or compromise any material tax liability or refund;

•	take any action, or knowingly fail to take any action, which action or failure to act is reasonably likely to cause it to fail to qualify or not be subject to tax as a RIC;
•
enter into any new line of business (except for any new or existing portfolio companies in which it or any of its subsidiaries has made or will make a debt or equity investment that is in the ordinary course of business and consistent with its investment objectives and policies and is, would or should be reflected in the schedule of investments included in its quarterly or annual periodic reports that are filed with the SEC);

•	other than in the ordinary course of business and consistent with its investment objectives and policies as publicly disclosed, enter into any material contract;
•
other than in the ordinary course of business and consistent with its investment objectives and policies as publicly disclosed, terminate, cancel, renew or agree to any material amendment of, change in or waiver under any material contract;

•
settle any proceeding against it, except for proceedings that (i) are settled in the ordinary course of business consistent with past practice and its investment objectives and policies as publicly disclosed in an amount not in excess of $250,000 in the aggregate (after reduction by any insurance proceeds actually received), (ii) would not impose any material restriction on the conduct of business of it or any of its subsidiaries or, after the Closing, MCIP or any of its subsidiaries, and (iii) would not admit liability, guilt or fault;

•
other than in the ordinary course of business and consistent with its investment objectives and policies as publicly disclosed, (i) pay, discharge or satisfy any indebtedness for borrowed money, other than the payment, discharge or satisfaction required pursuant to the terms of outstanding debt of MRCC or its subsidiaries as in effect on the date of the Asset Purchase Agreement or other permitted indebtedness or (ii) cancel any material indebtedness;

•
except as contemplated by the Asset Purchase Agreement and the Merger Agreement, merge or consolidate MRCC or any of its subsidiaries with any person or entity or enter into any other similar extraordinary corporate transaction with any person or entity, or adopt, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of it or any of its subsidiaries; or

•	agree to take, make any commitment to take, or adopt any resolutions authorizing, any of the foregoing actions.
MRCC has also agreed that before the completion of the Asset Sale, except as may be required by law or as expressly contemplated by the Asset Purchase Agreement, MRCC will not amend any terms and conditions of the Merger Agreement that would be material to MCIP in any respect without the prior approval of MCIP (including the MCIP Special Committee).
Additional Agreements
Further Assurances; Regulatory Matters
The Asset Purchase Agreement contains covenants relating to the preparation of this joint proxy statement/prospectus, the holding of the MRCC Special Meeting, access to information of the other party,

obtaining certain regulatory and third-party consents, publicity, tax matters and takeover statutes and provisions. The Asset Purchase Agreement obligates the parties to cooperate with each other and use reasonable best efforts to take all actions, and to do all things necessary to obtain as promptly as practicable all permits of all governmental entities, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits of all governmental entities and all permits, consents, approvals, confirmations and authorizations of all third parties that are necessary or advisable, to consummate the Asset Sale, and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such third parties and governmental entities.
The parties are required to file any required applications, notices or other filings under the HSR Act as promptly as practicable. In connection with such filings, the parties are required to cooperate with one another, to keep the other party informed of any communications received from governmental entities and permit the other party to review such communications. The parties must consult with each other with respect to the obtaining of all other permits, consents, approvals and authorizations of all third parties and permits of all governmental entities necessary or advisable to consummate the transactions contemplated by the Asset Purchase Agreement (including the Asset Sale), and each party must keep the other reasonably apprised of the status of matters relating to completion of the Asset Sale.
Stockholder Approval
MRCC has agreed to take all actions necessary to duly call, convene and hold the MRCC Special Meeting as promptly as practicable. MRCC will be required to use its reasonable best efforts to obtain from its stockholders the necessary vote to approve the Asset Sale Proposal, and these obligations will not be affected by the existence of any takeover proposals or any adverse change in the recommendation of the MRCC Board. Each of MRCC and MCIP has agreed to cooperate with each other in the preparation of the joint proxy statement/prospectus of MRCC and HRZN, and MRCC has agreed to promptly notify MCIP of any comments of the SEC with respect to the joint proxy statement/prospectus of MRCC and HRZN, respond as promptly as reasonably practicable to any such comments, and certain other matters related to the filing of the joint proxy statement/prospectus of MRCC and HRZN.
No Solicitation
MRCC has agreed to, and to cause its affiliates, subsidiaries, and its and their respective officers, directors, trustees, managers, employees, consultants, financial advisors, attorneys, accountants and other advisors, representatives and agents to, immediately cease and cause to be terminated all discussions or negotiations with respect to, or that are intended to or could reasonably be expected to lead to, a “Takeover Proposal” (as described below) from a third party and not to directly or indirectly: (i) directly or indirectly solicit, initiate, induce, encourage or take any other action (including by providing information) designed to, or which could reasonably be expected to, facilitate any inquiries or the making or submission or implementation of any proposal or offer (including any proposal or offer to its stockholders) with respect to any Takeover Proposal; (ii) approve, publicly endorse or recommend or enter into any agreement, arrangement, discussions or understandings with respect to any Takeover Proposal (including any letter of intent, agreement in principle, memorandum of understanding or confidentiality agreement) or enter into any contract or understanding (including any letter of intent, agreement in principle, memorandum of understanding or confidentiality agreement) requiring it to abandon, terminate or fail to consummate, or that is intended to or that could reasonably be expected to result in the abandonment of, termination of or failure to consummate, the Asset Sale; (iii) initiate or participate in any way in any negotiations or discussions regarding, or furnish or disclose to any third party (other than MCIP, HRZN, MRCC or their respective affiliates or representatives) any information with respect to, or take any other action to facilitate or in furtherance of any inquiries or the making of any proposal that constitutes, or could reasonably be expected to lead to, any Takeover Proposal; (iv) publicly propose or publicly announce an intention to take any of the foregoing actions; or (v) grant any (x) approval pursuant to any takeover statute to any Person (other than MCIP, HRZN, MRCC or their respective Affiliates) or with respect to any transaction (other than the Asset Sale or the Merger) or (y) waiver or release under any standstill or any similar agreement with respect to equity securities of MRCC or the Purchased Assets. MRCC shall as promptly as reasonably practicable (and in any event within twenty-four (24) hours after receipt) (i) notify MCIP in writing of any request for information or any Takeover Proposal and the terms and conditions of such request, Takeover Proposal or inquiry (including the identity of the third party (or group of third parties) making such request, Takeover Proposal or inquiry) and (ii) provide to MCIP copies of any written materials received by MRCC or its representatives in connection with any of the foregoing, and the identity of the third party (or group of third parties) making any such request, Takeover Proposal or inquiry or with whom any discussions or negotiations are taking place. MRCC agrees that it will keep MCIP informed on a reasonably current basis of the status and the material terms and conditions (including amendments or proposed amendments) of any such request, Takeover Proposal or inquiry and keep MCIP informed on a reasonably current basis of any information requested of or provided by MRCC, its affiliates and their respective representatives and as to the status of all discussions or negotiations with respect to any such request, Takeover Proposal or inquiry, unless failure to grant such waiver or release would be reasonably likely to be a breach of the standard of conduct applicable to the directors of MRCC under applicable law. However, notwithstanding the foregoing, MRCC (A) may inform third parties of the provisions contained in such non-solicitation provision and (B) will be permitted to grant a waiver of or terminate any “standstill” or similar obligation of any third party with respect to equity securities of MRCC or the Purchased Assets in order to allow such third party to confidentially submit a Takeover Proposal.
Takeover Proposals
If, on or after the date of the Asset Purchase Agreement and at any time prior to the MRCC Special Meeting: (i) MRCC receives a bona fide unsolicited Takeover Proposal; (ii) the MRCC Board (acting upon the recommendation of the MRCC Special Committee), has determined in good faith, after consultation with its outside legal counsel and, with respect to financial matters, any financial advisor, that (x) failure to consider such Takeover Proposal would be reasonably likely to be a breach of the standard of conduct applicable to the directors of MRCC under applicable law and (y) such Takeover Proposal constitutes or is reasonably likely to result in a “MRCC Superior Proposal”; and (iii) MRCC gives MCIP written notice of its intention to engage in negotiations or discussions with the third party making such Takeover Proposal at least two (2) business days before engaging in such negotiations or discussions (with such prior written notice specifying the identity of the third-party making such Takeover Proposal, the terms and conditions of such Takeover Proposal and MRCC’s intention to furnish information to, or participate in discussions or negotiations with, the third party making such Takeover Proposal), then MRCC may engage in discussions and negotiations with such third party so long as certain notice and other procedural requirements are satisfied, including providing notice to MCIP within twenty-four (24) hours after determining that a Takeover Proposal constitutes an MRCC Superior Proposal.
In addition, MRCC may take other actions if the MRCC Board (acting upon the recommendation of the MRCC Special Committee) has determined, after consultation with its outside legal counsel, that continued recommendation of the Asset Sale Proposal to MRCC’s stockholders would be reasonably likely to be a breach of the standard of conduct applicable to the directors of MRCC under applicable law as a result of an MRCC Superior Proposal, MRCC may (A) withdraw or qualify (or modify or amend in a manner adverse to MCIP), or publicly propose to withdraw or qualify (or modify or amend in a manner adverse to MCIP), the approval, adoption, recommendation or declaration of advisability by the MRCC Board of the Asset Sale Proposal, including the recommendation of the MRCC Board that the stockholders of MRCC approve the Asset Sale Proposal (the “MRCC Asset Sale Recommendation”), and (B) take any action or make any statement, filing or release, in connection with the MRCC stockholders meeting or otherwise, inconsistent with the MRCC Asset Sale Recommendation (any action described in clause (A) and (B) referred to collectively with any takeover approval as a “MRCC Asset Sale Adverse Recommendation Change”). MRCC may terminate the Asset Purchase Agreement and enter into an agreement with a third party who makes an MRCC Superior Proposal, subject to (1) negotiating in good faith to amend the Asset Purchase Agreement so that the MRCC Superior Proposal is no longer deemed an MRCC Superior Proposal and satisfying certain other procedural requirements and (2) causing the third party who made the MRCC Superior Proposal to pay to MCIP a $5.4 million termination fee. Other than in connection with a Takeover Proposal, nothing in the Asset Purchase Agreement will prohibit or restrict the MRCC Board from withdrawing or qualifying or publicly propose to withdraw or qualify the approval, adoption, recommendation or declaration of the Asset Sale Proposal in response to an Intervening Event, subject to the procedures set forth in the Asset Purchase Agreement.
Other than as described herein, neither MRCC nor the MRCC Board may make any MRCC Asset Sale Adverse Recommendation Change, and no MRCC Asset Sale Adverse Recommendation Change will change the approval of the Merger Proposal or any other approval of the MRCC Board, including in any respect that would have the effect of causing any takeover statue or similar statute to be applicable to the transactions contemplated by the Asset Purchase Agreement.

Related Definitions
For purposes of the Asset Purchase Agreement:
•
“Takeover Proposal” means any inquiry, proposal, discussions, negotiations or offer from any Person or group of Persons (other than MRCC or any of its affiliates) (a) with respect to a merger, consolidation, tender offer, exchange offer, stock acquisition, asset acquisition, share exchange, business combination, recapitalization, liquidation, dissolution, joint venture or similar transaction involving MRCC or any of its subsidiaries, as applicable, or (b) relating to any direct or indirect acquisition, in one transaction or a series of transactions, of (i) assets or businesses (including any mortgage, pledge or similar disposition thereof but excluding any bona fide financing transaction) that constitute or represent, or would constitute or represent if such transaction is consummated, 25% or more of the total assets, net revenue or net income of MRCC and its subsidiaries, taken as a whole, or (ii) 25% or more of the outstanding shares of capital stock of, or other equity or voting interests in, MRCC or any of its subsidiaries, as applicable, in each case other than the Asset Sale or the Merger.

•
“MRCC Superior Proposal” means a bona fide written Takeover Proposal that was not knowingly solicited by, or the result of any knowing solicitation by, MRCC or any of its subsidiaries or by any of their respective affiliates or representatives in violation of this Agreement, made by a third party that would result in such third party becoming the beneficial owner, directly or indirectly, of more than 75% of the total voting power of MRCC or more than 75% of the assets of MRCC on a consolidated basis (a) on terms which the MRCC Board, including the MRCC Special Committee, determines in good faith to be superior for the stockholders of MRCC (in their capacity as stockholders), taken as a group, from a financial point of view as compared to the Asset Sale, (b) that is reasonably likely to be consummated (taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal, including any conditions, and the identity of the offeror) in a timely manner and in accordance with its terms and (c) in respect of which any required financing has been determined in good faith by the MRCC Board (including the MRCC Special Committee) to be reasonably likely to be obtained, as evidenced by a written commitment of a reputable financing source.

•
“Intervening Event” means with respect to any party any event, change or development first occurring or arising after the date of the Asset Purchase Agreement that is material to MRCC and its subsidiaries, taken as whole, that was not known to, or reasonably foreseeable by, any member of MRCC’s board of directors, as of or prior to the date of the Asset Purchase Agreement and did not result from or arise out of the announcement or pendency of, or any actions required to be taken by MRCC (or to be refrained from being taken by MRCC) pursuant to, the Asset Purchase Agreement; provided, however, that in no event shall the following events, circumstances, or changes in circumstances constitute an Intervening Event: (a) the receipt, existence, or terms of a Takeover Proposal or any matter relating thereto or consequence thereof or any inquiry, proposal, offer, or transaction from any third party relating to or in connection with a transaction of the nature described in the definition of “Takeover Proposal” (which, for the purposes of the Intervening Event definition, shall be read without reference to the percentage thresholds set forth in the definition thereof); (b) any failure, in and of itself, by MRCC to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period; (c) changes in general economic, social or political conditions or the financial markets in general, including the commencement or escalation of a war, armed hostilities or other material international or national calamity or acts of terrorism or earthquakes, hurricanes, other natural disasters or acts of God or pandemics (including the impact on economies generally and the results of any actions taken by governmental entities in response thereto); and (d) general changes or developments in the industries in which MRCC and its subsidiaries operate, including general changes in law after the date hereof across such industries; provided, however, that (A) the exceptions in clause (b) will not apply to the underlying causes giving rise to or contributing to such change or prevent any of such underlying causes from being taken into account in determining whether an Intervening Event has occurred unless such underlying causes are otherwise excluded from the definition of Intervening Event and (B) the exceptions in clauses (c) and (d) will not apply to the extent such changes or developments referred to therein have a materially disproportionate adverse impact on MRCC and its subsidiaries, taken as a whole, relative to other participants of similar sizes engaged in the industries in which MRCC conducts its businesses.

Access to Information
Upon reasonable notice, except as may otherwise be restricted by applicable law, MRCC will, and will cause its subsidiaries, to afford to the directors, officers, accountants, counsel, advisors and other representatives of MCIP, reasonable access, during normal business hours during the period prior to the Closing Date, to its properties, books, contracts, and records and, during such period, MRCC will, and will cause its subsidiaries to, make available to the MCIP (including via EDGAR) all other information concerning its business and properties as MCIP may reasonably request.
Publicity
The initial press release with respect to the Asset Sale (and, if deemed reasonably necessary or appropriate by the parties, with respect to the Merger) will be a press release reasonably acceptable to each of MCIP and MRCC. Thereafter, MCIP and MRCC each shall consult with the other before issuing or causing the publication of any press release or other public announcement with respect to the transactions contemplated by the Asset Purchase Agreement or the Merger Agreement, except as may be required by applicable law, the rules and regulations of Nasdaq, or to the extent that such press release or other public announcement related to any MRCC Asset Sale Adverse Recommendation Change is made in accordance with the Asset Purchase Agreement and, to the extent such press release or disclosure is issued or made, MCIP or MRCC, as applicable, shall have used commercially reasonable efforts to advise the other party of, and consult with the other party regarding, the text of such press release or other public announcement.
Takeover Statutes and Provisions
Neither MCIP nor MRCC will take any action that would cause the transactions contemplated by the Asset Purchase Agreement to be subject to requirements imposed by any takeover statute, and each of MCIP and MRCC will take all necessary steps within its control to exempt such transactions from any applicable takeover statute.
Tax Matters
MRCC and MCIP have agreed to cooperate regarding the preparation and filing of tax returns, allocation of the purchase price for tax purposes, payment and filing with respect to transfer taxes, and other tax matters arising in connection with the consummation of the Asset Sale.
Stockholder Litigation
The parties to the Asset Purchase Agreement will reasonably cooperate and consult with one another in connection with defense and settlement of any proceeding by MRCC’s stockholders or MCIP’s stockholders against any of them or any of their respective directors, officers or affiliates with respect to the Asset Purchase Agreement or the transactions contemplated thereby, and each of MRCC and MCIP will keep the other party reasonably informed of any material developments in connections with any such proceeding brought by its stockholders and will not settle any such proceeding without the prior written consent of the other party.
No Other Representations or Warranties; Survival
The parties acknowledge and agree that except for the representations contained in the Asset Purchase Agreement, none of MC Advisors, MRCC, MCIP or any of MRCC’s or MCIP’s subsidiaries or any other person acting on behalf of the foregoing makes any representation or warranty, express or implied. The representations and warranties in the Asset Purchase Agreement and the covenants and agreements that require performance prior to the Closing Date will terminate effective as of the closing of the Asset Sale, and all other covenants and agreements in the Asset Purchase Agreement will survive the closing of the Asset Sale until performed in accordance with their respective terms.

Conditions to Closing the Asset Sale
Conditions to Each Party’s Obligations to Effect the Asset Sale
The obligations of MRCC and MCIP to complete the Asset Sale are subject to the satisfaction or waiver at or prior to closing of the following conditions:
•	the required approvals of MRCC stockholders, including the Asset Sale Proposal, is obtained at its stockholder meeting;
•
no order issued by any court or agency of competent jurisdiction or other law preventing, enjoining, restraining or making illegal the consummation of the Asset Sale or any of the other transactions contemplated thereby is in effect;

•
all regulatory approvals required by applicable law to consummate the transactions contemplated by the Asset Purchase Agreement and any other requirements of applicable law or the organizational documents of MCIP or MRCC have been obtained and remain in full force and effect and all statutory waiting periods required by applicable law in respect thereof have expired (including expiration of the applicable waiting period under the HSR Act);

•
no proceeding by any governmental entity of competent jurisdiction is pending that challenges the Asset Sale or any of the other transactions contemplated by the Asset Purchase Agreement or that otherwise seeks to prevent, enjoin, restrain or make illegal the consummation of the Asset Sale or any of the other transactions contemplated by the Asset Purchase Agreement;

•	the determination of the Closing MRCC Asset Value as of the Asset Sale Determination Date has been completed in accordance with the Asset Purchase Agreement; and
•
the representations and warranties of MC Advisors contained in the Asset Purchase Agreement are true and correct, without giving effect to any materiality or material adverse effect qualifications stated therein, as of the date of the Asset Purchase Agreement and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date). However, this condition will be deemed satisfied even if any such representations and warranties of MC Advisors are not so true and correct, unless the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect with respect to MRCC or MCIP.

The waiting period under the HSR Act expired on November 13, 2025 at 11:59 p.m. Eastern time.
Conditions to Obligations of MCIP to Effect the Asset Sale
The obligations of MCIP to consummate the Asset Sale are also subject to the satisfaction, or waiver by MCIP, at or prior to closing, of the following conditions:
•	the representations and warranties of MRCC, pertaining to:
(1)
the authorized and outstanding capital stock of MRCC are true and correct in all respects as of the date of the Asset Purchase Agreement and the Closing Date other than for de minimis inaccuracies (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date);

(2)
absence of events reasonably expected to have a material adverse effect with respect to MRCC is true and correct in all respects as of the date of the Asset Purchase Agreement and the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date);

(3)
authority, no violation, brokers and state takeover laws, in each case, are true and correct in all material respects as of the date of the Asset Purchase Agreement and the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); and

(4)
all other representations contained in the Asset Purchase Agreement are true and correct, without giving effect to any materiality or material adverse effect qualifications stated therein, as of the date of the Asset Purchase Agreement and the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); provided that this condition will be deemed satisfied even if any such representations and warranties of MRCC are not so true and correct, unless the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect with respect to MRCC;

•
MRCC has performed in all material respects all obligations required to be performed by it under the Asset Purchase Agreement at or prior to closing, and MCIP has received a certificate signed on behalf of MRCC by an executive officer of MRCC to such effect;

•	MRCC has delivered to MCIP the payoff letter with respect to the Loan Repayment;
•	the fair market value of Restricted Assets at the closing will not constitute greater than fifteen percent (15%) of the Purchase Price; and
•
since the date of the Asset Purchase Agreement, there has not occurred any condition, change or event that, individually or in the aggregate, has had or would reasonably be expected to have, a material adverse effect in respect of MRCC.

Conditions to Obligations of MRCC to Effect the Asset Sale
The obligations of MRCC to consummate the Asset Sale are also subject to the satisfaction, or waiver by MRCC, at or prior to closing, of the following additional conditions:
•
the representations and warranties of MCIP regarding authority, no violation, brokers and availability of funds, in each case, being true and correct in all material respects as of the date of the Asset Purchase Agreement and the Closing Date (except to the extent any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date);

•
all other representations and warranties of MCIP contained in the Asset Purchase Agreement are true and correct, without giving effect to any materiality or material adverse effect qualifications stated therein, as of the date of the Asset Purchase Agreement and as of the Closing Date (except to the extent any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date). However, this condition will be deemed satisfied even if any such representations and warranties of MCIP are not so true and correct, unless the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect with respect to MCIP;

•
MCIP has performed in all material respects all obligations required to be performed by it under the Asset Purchase Agreement at or prior to closing, and MRCC has received a certificate signed on behalf of MCIP by an executive officer of MCIP to such effect; and

•
all conditions precedent under the Merger Agreement to the effectiveness of the Merger (other than the condition precedent with respect to the Asset Sale) have been satisfied or waived, and the parties to the Merger Agreement must be ready to close the Merger immediately following the completion of the Asset Sale.

Frustration of Closing Conditions
No party to the Asset Purchase Agreement may rely on the failure of any condition applicable to the other party to be satisfied to excuse performance by such party of its obligations under the Asset Purchase Agreement if such failure was caused by such party’s failure to act in good faith or use its commercially reasonable efforts to consummate the Asset Sale and the transactions contemplated thereby.

Termination of the Asset Purchase Agreement
Right to Terminate
The Asset Purchase Agreement may be terminated at any time prior to the closing, whether before or after approval of the Asset Sale Proposal by the stockholders of MRCC:
•	by mutual consent of MRCC and MCIP, including the MRCC Special Committee and the MCIP Special Committee, respectively;
•	by either MRCC or MCIP, if:
○	any governmental entity takes any final and non-appealable action that permanently restrains, enjoins or prohibits the transactions contemplated by the Asset Purchase Agreement;
○
the Asset Sale has not been completed on or before February 9, 2026 (the “Asset Purchase Agreement Termination Date”), provided that the right to terminate the Asset Purchase Agreement on this basis shall not be available to any party whose failure to fulfill in any material respect any of its obligations under the Asset Purchase Agreement has been the cause of, or resulted in, the event giving rise to the failure to close prior to the Asset Purchase Agreement Termination Date; or

○	the requisite MRCC stockholder approval, including approval of the Asset Sale Proposal, is not obtained.
•	by MRCC, if:
○
MCIP breaches or fails to perform any of its representations, warranties and covenants under the Asset Purchase Agreement, which breach would result in the failure of certain MRCC closing conditions, and such breach is not curable prior to the Asset Purchase Agreement Termination Date or if curable prior to the Asset Purchase Termination Date, has not been cured within thirty (30) days after the giving of notice thereof by MRCC to MCIP (provided that MRCC is not then in material breach so as to result in the failure of a MCIP closing condition);

○
prior to obtaining approval of the Asset Sale Proposal by the stockholders of MRCC, (A) MRCC is not in material breach of any of the terms of the Asset Purchase Agreement, (B) the MRCC Board, including the MRCC Special Committee, properly authorizes MRCC to enter into, and MRCC enters into, a definitive contract with respect to an MRCC Superior Proposal and (C) MRCC prior to such termination causes the third party that made the MRCC Superior Proposal to pay to MCIP in immediately available funds a termination fee equal to $5.4 million;

○	a material adverse effect occurs in respect of MCIP; or
○	the Merger Agreement is terminated pursuant to the terms and conditions thereof;
provided, however, that MRCC will not have the right to terminate the Asset Purchase Agreement in the case of a termination of the Merger Agreement unless the Merger Agreement is terminated by HRZN or MRCC for certain reasons as set forth therein such as governmental injunction, passage of the outside date, failure to obtain stockholder approval, and others.
•	by MCIP, if:
○
MRCC breaches or fails to perform any of its representations, warranties and covenants under the Asset Purchase Agreement, which breach would result in the failure of MCIP closing conditions, and such breach is not curable prior to the Asset Purchase Agreement Termination Date or if curable prior to the Asset Purchase Agreement Termination Date, has not been cured within thirty (30) days after the giving of notice thereof by MCIP to MRCC (provided that MCIP is not then in material breach so as to result in the failure of an MRCC closing condition);

○
prior to obtaining approval of the Asset Sale Proposal by the stockholders of MRCC (A) an MRCC Adverse Recommendation Change occurs and/or MRCC adopts, approves or recommends an MRCC Takeover Proposal, (B) MRCC fails to recommend that the MRCC’s stockholders vote in favor of the Asset Sale Proposal, including the Asset Sale, (C) a Takeover Proposal is publicly announced and MRCC fails to issue, within ten (10) business days after such Takeover Proposal is announced, a press release that reaffirms the recommendation of the MRCC Board that MRCC’s stockholders vote in favor of the Asset Sale Proposal, including the Asset Sale or (D) a tender or exchange offer relating to any shares of MRCC Common Stock has been commenced by a third party and MRCC did not send to its stockholders, within ten (10) business days after the commencement of such tender or exchange offer, a statement disclosing that the MRCC Board recommends rejection of such tender or exchange offer (the events described in this paragraph, an “Asset Purchase Agreement Adverse MRCC Termination Event”);
○	MRCC breaches, in any material respect, its no solicitation obligations relating to the solicitation and administration of Takeover Proposals from third parties; or
○	a material adverse effect occurs in respect of MRCC.
Termination Fee
The Asset Purchase Agreement provides, to the fullest extent permitted by applicable law, for the payment by a third party that makes an MRCC Superior Proposal (or its designee) to MCIP of a termination fee of $5.4 million if the Asset Purchase Agreement is terminated by MRCC at any time prior to obtaining approval of the Asset Sale Proposal by MRCC Stockholders and (A) MRCC is not in material breach of any of the terms of the Asset Purchase Agreement, and (B) the MRCC Board, including the MRCC Special Committee, authorizes MRCC to enter into, and MRCC enters into, a definitive contract with respect to such MRCC Superior Proposal.
The Asset Purchase Agreement provides for the payment, to the fullest extent permitted by applicable law, by a third party that makes the Takeover Proposal described in this paragraph (or its designee) to MCIP of a termination fee of $5.4 million if (A) the Asset Purchase Agreement is terminated (i) by MCIP or MRCC for any reason permitted under the Asset Purchase Agreement at any time when the Asset Purchase Agreement was otherwise terminable by MCIP due to an Asset Purchase Agreement Adverse MRCC Termination Event or a material breach by MRCC of MRCC’s obligations relating to the solicitation and administration of Takeover Proposals from third parties, (ii) by MCIP or MRCC if the Asset Sale is not completed by the Asset Purchase Agreement Termination Date, or the MRCC Stockholders do not approve the Asset Sale Proposal at the MRCC Special Meeting, (iii) by MCIP if MRCC willfully or intentionally breaches its representations, warranties, covenants or agreements in the Asset Purchase Agreement, which breach, either individually or in the aggregate, would result in, if occurring or continuing on the Closing Date, the failure of certain MCIP closing conditions, and such breach is not curable prior to the Asset Purchase Agreement Termination Date or, if curable prior to the Asset Purchase Agreement Termination Date, has not been cured within thirty (30) days after the giving of notice thereof by MCIP to MRCC (provided that MCIP is not then in material breach so as to result in the failure of certain MRCC closing conditions), (iv) by MCIP prior to obtaining approval of the Asset Sale Proposal by MRCC Stockholders, an Asset Purchase Agreement Adverse MRCC Termination Event occurred or (v) by MCIP if there is a material breach by MRCC of MRCC’s obligations relating to the solicitation and administration of Takeover Proposals by third parties (clauses (A)(i) through (A)(v) are collectively referred to as the “Expense Reimbursement Triggers”), (B) a Takeover Proposal (except that references to 25% in such definition will be deemed to be references to 50%) by the relevant third party is publicly disclosed after the date of the Asset Purchase Agreement and has not been withdrawn prior to the MRCC Special Meeting (in the case of a termination due to the failure of the MRCC Stockholders to approve the Asset Sale Proposal) or termination of the Asset Purchase Agreement (in the case of (A)(iii) above or the failure to complete the Asset Sale by the Asset Purchase Agreement Termination Date) and (C) MRCC enters into a definitive agreement with respect to such Takeover Proposal within twelve (12) months after the Asset Purchase Agreement is terminated and such Takeover Proposal is subsequently completed (regardless of whether such consummation happens prior to or following such 12-month period).
The Asset Purchase Agreement provides, to the fullest extent permitted by applicable law, for the payment by a third party that makes a Takeover Proposal (as defined in the Merger Agreement) with respect to MRCC or any of its subsidiaries to MCIP of a termination fee of $5.4 million (less any Expense Reimbursement (as defined below)) if the Asset Purchase Agreement is terminated by MRCC due to the termination of the Merger Agreement.
Effect of Termination
If the Asset Purchase Agreement is terminated, it will become void and have no effect, and there will be no liability on the part of MCIP, MRCC, MC Advisors, or their respective affiliates or subsidiaries or any of their respective directors or officers, except that (1) MCIP and MRCC will remain liable to each other for any damages incurred arising out of any willful or intentional breach of the Asset Purchase Agreement or a failure or refusal by a party to consummate the Asset Sale when such party was obligated to do so in accordance with the terms of the Asset Purchase Agreement and (2) certain designated provisions of the Asset Purchase Agreement will survive the termination, including, but not limited to, the termination and termination fee provisions, confidentiality provisions and matters with respect to expenses.
Amendment of the Asset Purchase Agreement
The Asset Purchase Agreement may be amended by the parties, by action taken or authorized by their respective boards of directors (acting upon the recommendation of the MRCC Special Committee or the MCIP Special Committee, as applicable), at any time before or after approval of the Asset Sale Proposal by the stockholders of MRCC; provided that after any approval of the Asset Sale Proposal by the stockholders of MRCC, there may not be, without further approval of such stockholders, any amendment of the Asset Purchase Agreement that requires such further approval under applicable law. The Asset Purchase Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.
Expenses and Fees
In general, all fees and expenses incurred in connection with the Asset Sale, the Asset Purchase Agreement and the transactions contemplated thereby will be paid by the party incurring such fees or expenses, whether or not the Asset Sale is consummated, subject to any termination fees that may be payable; provided, that, all filing and other fees in connection with any filing under the HSR Act will be borne equally by MRCC and MCIP.
In the event the Asset Purchase Agreement is terminated pursuant to any of the Expense Reimbursement Triggers, MC Advisors will reimburse MCIP for all reasonable and documented out-of-pocket costs and expenses incurred by MCIP in connection with the Asset Purchase Agreement and the transactions contemplated thereby, including all reasonable and documented fees and costs of attorneys, accountants and financial advisors, HSR filing fees, and any reasonable and documented out-of-pocket costs and expenses incurred in defending any proceedings arising out of the foregoing, up to a maximum amount of $500,000 in the aggregate (collectively, the “Expense Reimbursement”).
Notwithstanding the foregoing, in the event the Asset Purchase Agreement is terminated by (A) MRCC when (x) MRCC is not in material breach of any of the terms of the Asset Purchase Agreement, and (y) the MRCC Board, including the MRCC Special Committee, authorizes MRCC to enter into, and MRCC enters into, a definitive contract with respect to such MRCC Superior Proposal, (B) MCIP or MRCC for any reason permitted under the Asset Purchase Agreement at any time when the Asset Purchase Agreement was otherwise terminable by MCIP (i) if MRCC Stockholders do not approve the Asset Sale Proposal at the MRCC Special Meeting, (ii) if MRCC willfully or intentionally breaches its representations, warranties, covenants or agreements in the Asset Purchase Agreement, (iii) due to an Asset Purchase Agreement Adverse MRCC Termination Event, or (iv) if there is a material breach by MRCC of MRCC’s obligations relating to the solicitation and administration of Takeover Proposals by third parties, then MRCC (or, if payment is not permitted by applicable law, MC Advisors) will, to the fullest extent permitted by law, bear the full amount of the Expense Reimbursement.

DESCRIPTION OF THE MERGER AGREEMENT
The following summary, which includes the material terms of the Merger Agreement, is qualified by reference to the complete text of the Merger Agreement, which is attached as Annex B to this joint proxy statement/prospectus and is incorporated by reference in this joint proxy statement/prospectus. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. HRZN and MRCC encourage you to read the Merger Agreement carefully and in its entirety.
Structure of the Merger
Pursuant to the terms of the Merger Agreement, at the Effective Time, Merger Sub will be merged with and into MRCC. MRCC will be the surviving company and will continue its existence as a corporation under the laws of the State of Maryland. As of the Effective Time, the separate corporate existence of Merger Sub will cease. Immediately after the occurrence of the Effective Time, at the Second Effective Time, in the Second Merger, the surviving company will merge with and into HRZN in accordance with the MGCL and DGCL, with HRZN as the surviving entity. As of the Second Effective Time, the separate corporate existence of MRCC will cease and HRZN will continue its existence as a corporation under the laws of the State of Delaware.
Closing; Completion of the Proposed Merger
It is currently expected that the Merger will be completed promptly following receipt of the required stockholder approvals at the HRZN Special Meeting and the MRCC Special Meeting and satisfaction of the other closing conditions set forth in the Merger Agreement.
The Merger will occur no later than five (5) business days after the satisfaction or waiver of the conditions to closing set forth in the Merger Agreement or at another time as may be agreed to in writing by HRZN and MRCC. The Second Merger will occur immediately after the Merger is completed. If the adoption of the Merger Agreement is approved at the MRCC Special Meeting and the issuance of the shares of HRZN Common Stock to be issued pursuant to the Merger Agreement is approved at HRZN Special Meeting, and the other conditions to closing the Merger are satisfied or waived, HRZN and MRCC expect to complete the Merger in the first half of calendar year 2026.
Merger Consideration
If the Merger is consummated, each MRCC stockholder will be entitled to receive a number of shares of HRZN Common Stock equal to the Exchange Ratio for each share of MRCC Common Stock, subject to adjustment only if, between the date of the Merger Agreement and the Effective Time, the respective outstanding shares of HRZN Common Stock or MRCC Common Stock have been increased or decreased or changed into or exchanged for a different number or kind of shares or securities, in each case, as a result of any reclassification, recapitalization, stock split, reverse stock split, split-up, merger, issuer tender or exchange offer, combination or exchange of shares or similar transaction, or if a stock dividend or dividend payable in any other securities or similar distribution has been declared with a record date within such period, in each case, to provide the stockholders of MRCC and HRZN the same economic effect as contemplated by the Merger Agreement prior to such events. Closing of the Merger is contingent upon HRZN stockholder approval of the Merger Stock Issuance Proposal and certain other closing conditions. No fractional shares of HRZN Common Stock will be issued, and holders of MRCC Common Stock will receive cash in lieu of fractional shares.
As of a mutually agreed date no earlier than 48 hours (excluding Sundays and holidays) prior to the Effective Time (such date, the “Merger Determination Date”), each of the HRZN Advisor and MC Advisors, on behalf of HRZN and MRCC, respectively, will deliver to the other a calculation of its NAV as of such date and, with respect to MRCC, giving pro forma effect to the transactions contemplated by the Asset Purchase Agreement (such calculation with respect to HRZN, the “Closing HRZN Net Asset Value” and such calculation with respect to MRCC, the “Closing MRCC Net Asset Value”), in each case using a pre-agreed set of assumptions, methodologies and adjustments. Based on such calculations, the parties will calculate the “HRZN Per Share NAV”, which will be equal to (i) the Closing HRZN Net Asset Value divided by (ii) the number of shares of HRZN Common Stock issued and outstanding as of the Merger Determination Date (excluding any shares, if any, owned by HRZN or any of its consolidated subsidiaries), and the “MRCC Per Share NAV”, which will be equal to (A) the Closing MRCC Net Asset Value divided by (B) the number of shares of MRCC Common Stock issued and outstanding as of the Merger Determination Date.

The Exchange Ratio is equal to the quotient (rounded to the fourth nearest decimal) of: (A) the MRCC Per Share NAV, divided by (B) the HRZN Per Share NAV.
Dividends and Distributions
No dividends or other distributions with respect to HRZN Common Stock will be paid to the holder of any unsurrendered shares of MRCC Common Stock with respect to the shares of HRZN Common Stock represented thereby. Following the Effective Time, the record holders of such shares shall be entitled to receive, without interest:(i) the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to the whole shares of HRZN Common Stock represented by such shares of MRCC Common Stock and not paid; and (ii) at the appropriate payment date, the amount of dividends or other distributions payable with respect to the whole shares of HRZN Common Stock represented by such shares of MRCC Common Stock with a record date after the Effective Time (but before the issuance of HRZN Common Stock issuable with respect to such shares of MRCC Common Stock) and with a payment date subsequent to the issuance of such HRZN Common Stock issuable with respect to such shares of MRCC Common Stock.
Conversion of Shares; Exchange of Shares
At the Effective Time, each share of MRCC Common Stock issued and outstanding immediately prior to the Effective Time (except for shares, if any, owned by HRZN or any of its consolidated subsidiaries, which will be canceled for no consideration) will be converted into the right to receive the Merger Consideration. Each such share of MRCC Common Stock will no longer be outstanding and will be automatically canceled and cease to exist, with the holders of such shares ceasing to have any rights with respect to any MRCC Common Stock other than the right to the Merger Consideration and cash in lieu of fractional shares, and any dividends or distributions payable pursuant to the Merger Agreement, upon the surrender of such shares of MRCC Common Stock in accordance with the terms of the Merger Agreement.
After the Effective Time, no registration of transfers on the stock transfer books of MRCC, other than to settle transfers that occurred prior to the Effective Time, will occur. If shares of MRCC Common Stock are presented for transfer to the exchange agent, such shares will be cancelled against delivery of the applicable Merger Consideration.
Withholding
HRZN or the exchange agent, as applicable, will be entitled to deduct and withhold from any amounts payable to any MRCC stockholder such amounts as each determines in good faith are required to be deducted and withheld with respect to the making of such payment under applicable tax laws. If any amounts are withheld and paid over to the appropriate governmental entity, such withheld amounts will be treated as having been paid to the MRCC stockholders from whom they were withheld.
Representations and Warranties
The Merger Agreement contains representations and warranties of HRZN, MRCC, the HRZN Advisor and MC Advisors relating to their respective businesses. With the exception of certain representations that must be true and correct in all or virtually all respects, or in all material respects, no representation or warranty will be deemed untrue, and neither party will be deemed to have breached a representation or warranty as a consequence of the existence of any fact, circumstance or event unless such fact, circumstance or event, individually or when taken together with all other facts, circumstances and events inconsistent with any representation made by such party (without considering “materiality” or “material adverse effect” qualifications), has had or is reasonably expected to have a material adverse effect (as defined below). The representations and warranties in the Merger Agreement will not survive after the Effective Time.
The Merger Agreement contains representations and warranties by each of HRZN and MRCC, subject to specified exceptions and qualifications, relating to, among other things:
•	corporate organization, including incorporation, qualification and subsidiaries;
•	capitalization;
•	power and authority to execute, deliver and perform obligations under the Merger Agreement;

•	the absence of violations of (1) organizational documents, (2) laws or orders or (3) permits, contracts or other obligations;
•	required government filings and consents;
•	SEC reports and financial statements;
•	internal controls and disclosure controls and procedures;
•	broker’s fees;
•	absence of certain changes and actions since December 31, 2024;
•	compliance with applicable laws and permits;
•	state takeover laws;
•	the accuracy and completeness of information supplied for inclusion in this joint proxy statement/prospectus and other governmental filings in connection with the Merger;
•	tax matters;
•	absence of certain litigation, orders or investigations;
•	employment and labor matters, including with respect to any employee benefit plans;
•	material contracts and certain other types of contracts;
•	insurance coverage;
•	intellectual property matters;
•	environmental matters;
•	no real property ownership or leases;
•	investment assets;
•	state takeover laws;
•	absence of appraisal rights;
•	the value of certain investment assets; and
•
receipt of the opinion of the financial advisor to the HRZN Special Committee (in the case of HRZN) and receipt of the opinion of the financial advisor to the MRCC Special Committee (in the case of MRCC).

The Merger Agreement contains representations and warranties by the HRZN Advisor and MC Advisors, subject to specified exceptions and qualifications, relating to:
•	organization and qualification;
•	power and authority to execute, deliver and perform obligations under the Merger Agreement;
•	the absence of violations of (1) organizational documents, (2) laws or orders or (3) permits, contracts or other obligations;
•	compliance with applicable laws and permits;
•	absence of certain litigation, orders or investigations;
•	the value of investment assets owned by MRCC and HRZN and the closing net asset value calculated by the HRZN Advisor and MC Advisors;
•	the accuracy of information supplied or to be supplied by the HRZN Advisor and MC Advisors for inclusion in this joint proxy statement/prospectus;
•	the participation in the Merger by MRCC and HRZN and the impact of the Merger on the existing stockholders of MRCC and HRZN;

•	the financial resources of the HRZN Advisor and MC Advisors;
•	the forbearances applicable to MRCC and HRZN set forth in the Merger Agreement; and
•	the representations and warranties made by MRCC and HRZN in the Merger Agreement.
These representations and warranties were made as of specific dates, may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Merger Agreement and may have been included in the Merger Agreement for the purpose of allocating risk between the parties rather than to establish matters as facts. The Merger Agreement is described in, and included as Annex B to, this joint proxy statement/prospectus only to provide you with information regarding its terms and conditions and not to provide any other factual information regarding the parties or their respective businesses. Accordingly, the representations and warranties and other provisions of the Merger Agreement should not be read alone, but instead should be read only in conjunction with the information provided elsewhere in this joint proxy statement/prospectus.
For purposes of the Merger Agreement, “material adverse effect” with respect to HRZN, MRCC, the HRZN Advisor or MC Advisors, as applicable, means, any event, development, change, effect or occurrence that is, or would reasonably be expected to be, individually or in the aggregate, materially adverse to (1) the business, operations, condition (financial or otherwise) or results of operations of such party and its subsidiaries, taken as a whole or (2) the ability of such party to timely perform its material obligations under the Merger Agreement or consummate the Merger and the transactions contemplated thereby. None of the following events, developments, changes, effects or occurrences, among others, will constitute or be taken into account in determining whether a material adverse effect has occurred or is reasonably expected to occur with respect to clause (1) in the immediately preceding sentence:
•
changes in general economic, social or political conditions or financial markets in general, including the commencement or escalation of a war, armed hostilities or other material international or national calamity or acts of terrorism or earthquakes, hurricanes, other natural disasters or acts of God or pandemics (including the impact on economies generally and the results of any actions taken by governmental entities in response thereto);

•	general changes or developments in the industries in which such party and its subsidiaries operate, including general changes in law across such industries;
•	the announcement of the Merger Agreement or the transactions contemplated thereby or the identities of the parties to the Merger Agreement; and
•
any failure, in and of itself, to meet internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period, or, in the case of HRZN, any decline in the price of shares of HRZN Common Stock on Nasdaq or trading volume of HRZN Common Stock (provided that the underlying cause of such failure or decline will be considered in determining whether there is a material adverse effect unless such underlying causes are excluded from the definition of material adverse effect).

The events, developments, changes, effects and occurrences set forth in the first two bullets in the immediately preceding paragraph will otherwise be taken into account in determining whether a material adverse effect has occurred to the extent such events, developments, changes, effects or occurrences have a materially disproportionate adverse impact on such party and its subsidiaries taken as whole relative to other participants in the same industries in which such party conducts its businesses.
Conduct of Business Pending Completion of the Merger
Each of HRZN and MRCC has undertaken covenants that place restrictions on it and certain of its subsidiaries until the completion of the Merger. In general, each of HRZN and MRCC has agreed that before the completion of the Merger, except as may be required by law, as expressly contemplated by the Merger Agreement, as previously disclosed in a public filing, as set forth in its disclosure schedules or with the prior written consent of the other parties to the Merger Agreement, it will, and will cause each of its subsidiaries to, conduct its business in the ordinary course of business and consistent with each of HRZN’s and MRCC’s investment objectives and policies as publicly disclosed, respectively, and use reasonable best efforts to maintain and preserve intact its business organization and existing business relationships.

In addition, before the completion of the Merger, each of HRZN and MRCC has agreed that, except as may be required by law or as expressly contemplated by the Merger Agreement or as set forth in its disclosure schedules it will not, and will not permit any of its subsidiaries to, directly or indirectly, without the prior written consent of HRZN (and the HRZN Special Committee) or MRCC (and the MRCC Special Committee), as applicable:
•
other than pursuant to its dividend reinvestment plan or, with respect to HRZN, in a public or private offering of HRZN Common Stock consistent with past practices of HRZN at prices at or above the NAV per share of HRZN Common Stock as of such offering (including at-the-market offerings and one or more private offerings of up to $40 million of notes convertible into HRZN Common Stock, provided such notes convert at prices at or above NAV per share of HRZN Common Stock), issue, deliver, sell or grant, or encumber or pledge, or authorize the creation of (i) any shares of its capital stock, (ii) any voting securities or (iii) any securities convertible into or exercisable or exchangeable for, or any other rights to acquire, any such shares or other securities;

•
(i) make, authorize, declare, pay or set aside any dividend in respect of, or declare or make any distribution on, any shares of its capital stock, except for (A) the authorization, announcement and payment of regular quarterly and supplemental cash distributions consistent with its investment objectives and policies as publicly disclosed, (B) the authorization and payment of any dividend or distribution necessary for it to maintain its qualification as a RIC or to avoid the imposition of any income or excise tax, (C) dividends payable by any of its direct or indirect wholly owned subsidiaries to HRZN or MRCC, as applicable, or another direct or indirect wholly owned subsidiary or (D) in the case of MRCC, a final tax dividend for the period ending on the date the transactions contemplated by the Merger Agreement are consummated as required by law in order for MRCC to maintain its qualification as a RIC; (ii) adjust, split, combine, reclassify or take similar action with respect to any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; or (iii) purchase, redeem or otherwise acquire, any shares of its capital stock or any rights, warrants or options to acquire, or securities convertible into, such capital stock;

•
sell, transfer, lease, mortgage, encumber or otherwise dispose of any of its assets or properties, except for sales, transfers, leases, mortgages, encumbrances or other dispositions (i) in the ordinary course of business and consistent with its investment objectives and policies as publicly disclosed, or (ii) encumbrances required to secure permitted indebtedness by it or any of its subsidiaries, which includes indebtedness incurred after execution of the Merger Agreement consistent with past practices of HRZN or MRCC, as applicable, pursuant to the terms of such indebtedness;

•
acquire or agree to acquire all or any portion of the assets, business or properties of any other person or entity, whether by merger, consolidation, purchase or otherwise or make any other investments, except in a transaction consistent with its investment objectives and policies as publicly disclosed;

•	amend any of its governing documents or similar governing documents of any of its subsidiaries;
•
implement or adopt any material change in its tax or financial accounting principles, practices or methods, other than as required by applicable law, GAAP, the SEC or applicable regulatory requirements;

•	hire any employees or establish, become a party to or commit to adopt any employee benefit plan;
•
take any action or knowingly fail to take any action that would, or would reasonably be expected to (i) materially delay or materially impede the ability of the parties to consummate the Merger or (ii) prevent the Merger from qualifying as a “reorganization” under Section 368(a) of the Code;

•
incur any indebtedness or guarantee any indebtedness of another person or entity, except for draw-downs with respect to previously disclosed financing arrangements existing as of the date of the Merger Agreement and obligations to fund commitments to portfolio companies entered into in the ordinary course of business and other permitted indebtedness;

•
make or agree to make any new capital expenditure, except for obligations to fund commitments to portfolio companies or investments in new portfolio companies, in each case, entered into in the ordinary course of business and consistent with its investment objectives and policies as publicly disclosed;

•
file or amend any material tax return other than in the ordinary course of business and consistent with its investment objectives and policies; make, change or revoke any tax election; or settle or compromise any material tax liability or refund;

•	take any action, or knowingly fail to take any action, which action or failure to act is reasonably likely to cause it to fail to qualify or not be subject to tax as a RIC;
•
enter into any new line of business (except for any new or existing portfolio companies in which it or any of its subsidiaries has made or will make a debt or equity investment that is in the ordinary course of business and consistent with its investment objectives and policies and is, would or should be reflected in the schedule of investments included in its quarterly or annual periodic reports that are filed with the SEC);

•	other than in the ordinary course of business and consistent with its investment objectives and policies as publicly disclosed, enter into any material contract;
•
other than in the ordinary course of business and consistent with its investment objectives and policies as publicly disclosed, terminate, cancel, renew or agree to any material amendment of, change in or waiver under any material contract;

•
settle any proceeding against it, except for proceedings that (i) are settled in the ordinary course of business consistent with past practice and its investment objectives and policies as publicly disclosed in an amount not in excess of $250,000 in the aggregate (after reduction by any insurance proceeds actually received), (ii) would not impose any material restriction on the conduct of business of it or any of its subsidiaries or, after the Effective Time, HRZN, MRCC, the surviving company or any of their respective subsidiaries, and (iii) would not admit liability, guilt or fault;

•
other than in the ordinary course of business and consistent with its investment objectives and policies as publicly disclosed, (i) pay, discharge or satisfy any indebtedness for borrowed money, other than the payment, discharge or satisfaction required pursuant to the terms of outstanding debt of HRZN or MRCC or their respective subsidiaries as in effect on the date of the Merger Agreement or other permitted indebtedness or (ii) cancel any material indebtedness;

•
except as contemplated by the Merger Agreement and the Asset Purchase Agreement, merge or consolidate HRZN or MRCC, as applicable, or any of its subsidiaries with any person or entity or enter into any other similar extraordinary corporate transaction with any person or entity, or adopt, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of it or any of its subsidiaries; or

•	agree to take, make any commitment to take, or adopt any resolutions authorizing, any of the foregoing actions.
MRCC has also agreed that before the completion of the Merger, except as may be required by law or as expressly contemplated by the Merger Agreement, MRCC will not amend any terms and conditions of the Asset Purchase Agreement that would be material to HRZN in any material respect without the prior approval of HRZN (including the HRZN Special Committee).
Additional Agreements
Further Assurances; Regulatory Matters
The Merger Agreement contains covenants relating to the preparation of this document, the holding of the HRZN Special Meeting and the MRCC Special Meeting, access to information of the other party, obtaining certain regulatory and third-party consents, publicity, tax matters and takeover statutes and provisions. The Merger Agreement obligates the parties to cooperate with each other and use reasonable best efforts to take all actions, and to do all things necessary to obtain as promptly as practicable all permits of all governmental entities, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits of all governmental entities and all permits, consents, approvals, confirmations and authorizations of all third parties that are necessary or advisable, to consummate the transactions (including the Merger), and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such third parties and governmental entities.
The parties are required to file any required applications, notices or other filings under the HSR Act as promptly as practicable. In connection with such filings, the parties are required to cooperate with one another, to keep the other party informed of any communications received from governmental entities and permit the other party to review such communications. The parties must consult with each other with respect to the obtaining of all other permits, consents, approvals and authorizations of all third parties and permits of all governmental entities necessary or advisable to consummate the transactions contemplated by the Merger Agreement (including the Merger), and each party must keep the other reasonably apprised of the status of matters relating to completion of the Merger. The parties are not required to make payments or provide other consideration for the repayment, restructuring or amendment of terms of indebtedness in connection with the Merger.
Stockholder Approval
MRCC has agreed to hold the MRCC Special Meeting as promptly as practicable following the effectiveness of this joint proxy statement/prospectus for the purpose of obtaining the approval of MRCC stockholders of the Merger Proposal. MRCC will be required to use its reasonable best efforts to obtain from its stockholders the vote required to approve the Merger Proposal, and such obligations will not be affected by the existence of any takeover proposals or any adverse recommendation change made by MRCC.
Similarly, HRZN has agreed to hold the HRZN Special Meeting as promptly as practicable following the effectiveness of this joint proxy statement/prospectus for the purpose of obtaining the approval of HRZN stockholders of the Merger Stock Issuance Proposal. HRZN will be required to use its reasonable best efforts to obtain from its stockholders the vote required to approve the Merger Stock Issuance Proposal, and such obligations will not be affected by the existence of any adverse recommendation change made by HRZN.
Nasdaq Listing
HRZN is required to use reasonable best efforts to cause the shares comprising the Merger Consideration to be approved for listing on Nasdaq at or prior to the Effective Time.
Indemnification; Directors’ and Officers’ Insurance
HRZN has agreed, to the fullest extent permitted under applicable law, to indemnify, defend and hold harmless, and advance expenses, to the present and former directors and officers of MRCC or any of its subsidiaries (collectively, the “D&O Indemnified Parties”) with respect to all acts or omissions in such capacities at any time prior to the Effective Time (including any matters arising in connection with the Merger Agreement or the transactions contemplated thereby), to the fullest extent permitted by applicable law. If an indemnified liability arises, (i) HRZN has agreed to advance the applicable D&O Indemnified Party, upon request, reimbursement of documented expenses reasonably and actually incurred so long as such D&O Indemnified Party, or someone on his or her behalf, undertakes to repay such advanced expenses if he or she is ultimately determined to be not entitled to indemnification and (ii) HRZN and the applicable D&O Indemnified Party will cooperate in the defense of such matter.
Unless HRZN and MRCC shall otherwise agree, to the extent not already provided by the terms of the existing directors’ and officers’ insurance policies, each of MRCC and HRZN will, effective as of the Effective Time, obtain and pay the premium for a “tail” insurance policy for the extension of the directors’ and officers’ liability coverage of MRCC’s and HRZN’s, as applicable, existing directors’ and officers’ insurance policies, with coverage and amounts not less than, and terms and conditions that are not materially less advantageous to the insureds as, the existing policies with respect to matters existing or occurring at or prior to the Effective Time (provided that MRCC and HRZN will not be required to pay an annual premium for such insurance in excess of 300% of the aggregate annual premiums currently paid by MRCC or HRZN, as applicable, on an annualized basis, but in such case will purchase as much of such coverage as possible for such amount). If MRCC or HRZN or any of their respective successors or assigns consolidates or merges into another entity and is not the surviving entity, or transfers all or substantially all of its assets to another entity, then MRCC or HRZN, as applicable, will cause such other entity to assume the foregoing obligations.

No Solicitation
Each of MRCC and HRZN has agreed to, and to cause its affiliates, subsidiaries, and its and each of their respective officers, directors, trustees, managers, employees, consultants, financial advisors, attorneys, accountants and other advisors, representatives and agents to, immediately cease and cause to be terminated all discussions or negotiations with respect to, or that are intended to or could reasonably be expected to lead to, a “Takeover Proposal” (as described below) from a third party and not to directly or indirectly: (i) directly or indirectly solicit, initiate, induce, encourage or take any other action (including by providing information) designed to, or which could reasonably be expected to, facilitate any inquiries or the making or submission or implementation of any proposal or offer (including any proposal or offer to its stockholders) with respect to any Takeover Proposal; (ii) approve, publicly endorse or recommend or enter into any agreement, arrangement, discussions or understandings with respect to any Takeover Proposal (including any letter of intent, agreement in principle, memorandum of understanding or confidentiality agreement) or enter into any contract or understanding (including any letter of intent, agreement in principle, memorandum of understanding or confidentiality agreement) requiring it to abandon, terminate or fail to consummate, or that is intended to or that could reasonably be expected to result in the abandonment of, termination of or failure to consummate, the Merger or any other transaction; (iii) initiate or participate in any way in any negotiations or discussions regarding, or furnish or disclose to any third party (other than HRZN, MRCC, MCIP or their respective affiliates or representatives) any information with respect to, or take any other action to facilitate or in furtherance of any inquiries or the making of any proposal that constitutes, or could reasonably be expected to lead to, any Takeover Proposal; (iv) publicly propose or publicly announce an intention to take any of the foregoing actions; or (v) grant any (x) approval pursuant to any takeover statute to any Person (other than HRZN, MRCC, MCIP or their respective Affiliates) or with respect to any transaction (other than the transactions) or (y) waiver or release under any standstill or any similar agreement with respect to equity securities of MRCC or HRZN. Each of MRCC and HRZN shall as promptly as reasonably practicable (and in any event within twenty-four (24) hours after receipt) (i) notify the other party in writing of any request for information or any Takeover Proposal and the terms and conditions of such request, Takeover Proposal or inquiry (including the identity of the third party (or group of third parties) making such request, Takeover Proposal or inquiry) and (ii) provide to the other party copies of any written materials received by MRCC or HRZN or their respective representatives in connection with any of the foregoing, and the identity of the third party (or group of third parties) making any such request, Takeover Proposal or inquiry or with whom any discussions or negotiations are taking place. Each of MRCC and HRZN agrees that it shall keep the other party informed on a reasonably current basis of the status and the material terms and conditions (including amendments or proposed amendments) of any such request, Takeover Proposal or inquiry and keep the other party informed on a reasonably current basis of any information requested of or provided by MRCC or HRZN and as to the status of all discussions or negotiations with respect to any such request, Takeover Proposal or inquiry, unless failure to grant such waiver or release would be reasonably likely to be a breach of the standard of conduct applicable to the directors of MRCC or HRZN, as applicable, under applicable law. However, notwithstanding the foregoing, each party (A) may inform third parties of the provisions contained in such non-solicitation provision and (B) will be permitted to grant a waiver of or terminate any “standstill” or similar obligation of any third party with respect to equity securities of HRZN or MRCC, as applicable, in order to allow such third party to confidentially submit a Takeover Proposal. As of the date of this joint proxy statement/prospectus, neither MRCC, HRZN, MC Advisors, HRZN Advisor nor any of their affiliates have entered into any standstill agreements with respect to the Transactions.
Takeover Proposals
MRCC Recommendation
If, on or after the date of the Merger Agreement and at any time prior to the MRCC Special Meeting: (i) MRCC receives a bona fide unsolicited Takeover Proposal; (ii) the MRCC Board (acting upon the recommendation of the MRCC Special Committee), has determined in good faith, after consultation with its outside legal counsel and, with respect to financial matters, any financial advisor, that (x) failure to consider such Takeover Proposal would be reasonably likely to be a breach of the standard of conduct applicable to the directors of MRCC under applicable law and (y) such Takeover Proposal constitutes or is reasonably likely to result in a “MRCC Superior Proposal”; and (iii) MRCC gives HRZN written notice of its intention to engage in negotiations or discussions with the third party making such Takeover Proposal at least two (2) business days before engaging in such negotiations or discussions (with such prior written notice specifying the identity of the third-party making such Takeover Proposal, the terms and conditions of such Takeover Proposal and MRCC’s intention to furnish information to, or participate in discussions or negotiations with, the third party making such Takeover Proposal), then MRCC may engage in discussions and negotiations with such third party so long as certain notice and other procedural requirements are satisfied, including providing notice to HRZN within twenty-four (24) hours after determining that a Takeover Proposal constitutes an MRCC Superior Proposal.
In addition, MRCC may take other actions if the MRCC Board (acting upon the recommendation of the MRCC Special Committee) has determined, after consultation with its outside legal counsel, that continued recommendation of the Merger Proposal to MRCC’s stockholders would be reasonably likely to be a breach of the standard of conduct applicable to the directors of MRCC under applicable law as a result of an MRCC Superior Proposal, MRCC may (A) withdraw or qualify (or modify or amend in a manner adverse to HRZN), or publicly propose to withdraw or qualify (or modify or amend in a manner adverse to HRZN), the approval, adoption, recommendation or declaration of advisability by the MRCC Board of the Merger Proposal, including the recommendation of the MRCC Board that the stockholders of MRCC approve the Merger Proposal (the “MRCC Merger Recommendation”), and (B) take any action or make any statement, filing or release, in connection with the MRCC stockholders meeting or otherwise, inconsistent with the MRCC Merger Recommendation (any action described in clause (A) and (B) referred to collectively with any takeover approval as a “MRCC Merger Adverse Recommendation Change”). MRCC may terminate the Merger Agreement and enter into an agreement with a third party who makes an MRCC Superior Proposal, subject to (1) negotiating in good faith to amend the Merger Agreement so that the MRCC Superior Proposal is no longer deemed an MRCC Superior Proposal and satisfying certain other procedural requirements and (2) causing the third party who made the MRCC Superior Proposal to pay to HRZN a $5.4 million termination fee. Other than in connection with a Takeover Proposal, nothing in the Merger Agreement will prohibit or restrict the MRCC Board from withdrawing or qualifying or publicly propose to withdraw or qualify the approval, adoption, recommendation or declaration of the Merger Proposal in response to an Intervening Event, subject to the procedures set forth in the Merger Agreement.
Other than as described herein, neither MRCC nor the MRCC Board may make any MRCC Merger Adverse Recommendation Change, and no MRCC Merger Adverse Recommendation Change will change the approval of the Merger Proposal or any other approval of the MRCC Board, including in any respect that would have the effect of causing any takeover statue or similar statute to be applicable to the transactions contemplated by the Merger Agreement.
HRZN Recommendation
If on or after the date of the Merger Agreement and at any time prior to the HRZN Special Meeting, (i) HRZN receives a bona fide unsolicited Takeover Proposal; (ii) the HRZN Board (acting upon the recommendation of the HRZN Special Committee), has determined in good faith, after consultation with its outside legal counsel and, with respect to financial matters, any financial advisor, that (x) failure to consider such Takeover Proposal would be reasonably likely to be a breach of the standard of conduct applicable to the directors of HRZN under applicable Law and (y) such Takeover Proposal constitutes or is reasonably likely to result in a HRZN Superior Proposal; and (iii) HRZN gives MRCC written notice of its intention to engage in negotiations or discussions with the third party making such Takeover Proposal at least two (2) business days before engaging in such negotiation or discussions (with such prior written notice specifying the identity of the third party making such Takeover Proposal, the terms and conditions of such Takeover Proposal and HRZN’s intention to furnish information to, or participate in discussions or negotiations with, the third party making such Takeover Proposal), then HRZN may engage in discussions and negotiations with such third party so long as certain notice and other procedural requirements are satisfied, including providing notice to MRCC within twenty-four (24) hours after determining that a Takeover Proposal constitutes a HRZN Superior Proposal.
In addition, HRZN may take other actions if the HRZN Board (acting upon the recommendation of the HRZN Special Committee) has determined, after consultation with its outside legal counsel, that continued recommendation of the Merger Stock Issuance Proposal to HRZN’s stockholders would be reasonably likely to be a breach of the standard of conduct applicable to the directors of HRZN under applicable law as a result of a HRZN Superior Proposal, HRZN may (A) withdraw or qualify (or modify or amend in a manner adverse to MRCC), or publicly propose to withdraw or qualify (or modify or amend in a manner adverse to MRCC), the approval, adoption, recommendation or declaration of advisability by the HRZN Board of the Merger Stock Issuance Proposal, including the recommendation of the HRZN Board that the stockholders of HRZN approve the Merger Stock Issuance Proposal (the “HRZN Recommendation”), and (B) take any action or make any statement, filing or release, in connection with the HRZN stockholders meeting or otherwise, inconsistent with the HRZN Recommendation (any action described in clause (A) and (B) referred to collectively with any takeover approval as a “HRZN Adverse Recommendation Change”). HRZN may terminate the Merger Agreement and enter into an agreement with a third party who makes a HRZN Superior Proposal, subject to (1) negotiating in good faith to amend the Merger Agreement so that the HRZN Superior Proposal is no longer deemed a HRZN Superior Proposal and satisfying certain other procedural requirements and (2) causing the third party who made the HRZN Superior Proposal to pay to MRCC an $11 million termination fee. Other than in connection with a Takeover Proposal, nothing in the Merger Agreement will prohibit or restrict the HRZN Board from withdrawing or qualifying or publicly propose to withdraw or qualify the approval, adoption, recommendation or declaration of the Merger Stock Issuance Proposal in response to an Intervening Event, subject to the procedures set forth in the Merger Agreement.
Other than as described above, neither HRZN nor the HRZN Board may make any HRZN Adverse Recommendation Change, and no HRZN Adverse Recommendation Change will change the approval of the Merger Stock Issuance Proposal, including in any respect that would have the effect of causing any takeover statute or similar statute to be applicable to the transactions contemplated by the Merger Agreement.
Related Definitions
For purposes of the Merger Agreement:
•
“Takeover Proposal” means any inquiry, proposal, discussions, negotiations or offer from any Person or group of Persons (other than HRZN or MRCC or any of their respective affiliates) (a) with respect to a merger, consolidation, tender offer, exchange offer, stock acquisition, asset acquisition, share exchange, business combination, recapitalization, liquidation, dissolution, joint venture or similar transaction involving MRCC or HRZN, as applicable, or any of such party’s respective subsidiaries, as applicable, or (b) relating to any direct or indirect acquisition, in one transaction or a series of transactions, of (i) assets or businesses (including any mortgage, pledge or similar disposition thereof but excluding any bona fide financing transaction) that constitute or represent, or would constitute or represent if such transaction is consummated, 25% or more of the total assets, net revenue or net income of MRCC or HRZN, as applicable, and such party’s respective subsidiaries, taken as a whole, or (ii) 25% or more of the outstanding shares of capital stock of, or other equity or voting interests in, MRCC or in any of MRCC’s subsidiaries or, HRZN or in any of HRZN’s subsidiaries, as applicable, in each case other than the Merger, the Asset Sale and the other Transactions.

•
“MRCC Superior Proposal” means a bona fide written Takeover Proposal that was not knowingly solicited by, or the result of any knowing solicitation by, MRCC or any of its subsidiaries or by any of their respective affiliates or representatives in violation of this Agreement, made by a third party that would result in such third party becoming the beneficial owner, directly or indirectly, of more than 75% of the total voting power of MRCC or more than 75% of the assets of MRCC on a consolidated basis (a) on terms which the MRCC Board, including the MRCC Special Committee, determines in good faith to be superior for the stockholders of MRCC (in their capacity as stockholders), taken as a group, from a financial point of view as compared to the Merger (after giving effect the payment of the MRCC Termination Fee (as described below) and any alternative proposed by HRZN), (b) that is reasonably likely to be consummated (taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal, including any conditions, and the identity of the offeror) in a timely manner and in accordance with its terms and (c) in respect of which any required financing has been determined in good faith by the MRCC Board (including the MRCC Special Committee) to be reasonably likely to be obtained, as evidenced by a written commitment of a reputable financing source.

•
“HRZN Superior Proposal” means a bona fide written Takeover Proposal that was not knowingly solicited by, or the result of any knowing solicitation by, HRZN or any of its subsidiaries or by any of their respective affiliates or representatives in violation of this Agreement, made by a third party that would result in such third party becoming the beneficial owner, directly or indirectly, of more than 75% of the total voting power of HRZN or more than 75% of the assets of HRZN on a consolidated basis (a) on terms which the HRZN Board, including the HRZN Special Committee, determines in good faith to be superior for the stockholders of HRZN (in their capacity as stockholders), taken as a group, from a financial point of view as compared to the Merger (after giving effect to the payment of the HRZN Termination Fee (as described below) and any alternative proposed by MRCC), (b) that is reasonably likely to be consummated (taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal, including any conditions, and the identity of the offeror) in a timely manner and in accordance with its terms and (c) in respect of which any required financing has been determined in good faith by HRZN Board (including the HRZN Special Committee) to be reasonably likely to be obtained, as evidenced by a written commitment of a reputable financing source.
•
“Intervening Event” means with respect to any party any event, change or development first occurring or arising after the date of the Merger Agreement that is material to, as applicable, HRZN and its subsidiaries, taken as a whole, or MRCC and its subsidiaries, taken as whole, that was not known to, or reasonably foreseeable by, any member of the party’s board of directors, as of or prior to the date of the Merger Agreement and did not result from or arise out of the announcement or pendency of, or any actions required to be taken by such party (or to be refrained from being taken by such party) pursuant to, the Merger Agreement; provided, however, that in no event shall the following events, circumstances, or changes in circumstances constitute an Intervening Event: (a) the receipt, existence, or terms of a Takeover Proposal or any matter relating thereto or consequence thereof or any inquiry, proposal, offer, or transaction from any third party relating to or in connection with a transaction of the nature described in the definition of “Takeover Proposal” (which, for the purposes of the Intervening Event definition, shall be read without reference to the percentage thresholds set forth in the definition thereof); (b) any change in the price, or change in trading volume, of the HRZN Common Stock; (c) any failure, in and of itself, by MRCC or HRZN to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period; (d) changes in general economic, social or political conditions or the financial markets in general, including the commencement or escalation of a war, armed hostilities or other material international or national calamity or acts of terrorism or earthquakes, hurricanes, other natural disasters or acts of God or pandemics (including the impact on economies generally and the results of any actions taken by governmental entities in response thereto); and (e) general changes or developments in the industries in which the applicable party and its subsidiaries operate, including general changes in law after the date hereof across such industries; provided, however, that (A) the exceptions in clauses (b) and (c) will not apply to the underlying causes giving rise to or contributing to such change or prevent any of such underlying causes from being taken into account in determining whether an Intervening Event has occurred unless such underlying causes are otherwise excluded from the definition of Intervening Event and (B) the exceptions in clauses (d) and (e) will not apply to the extent such changes or developments referred to therein have a materially disproportionate adverse impact on such party and its subsidiaries, taken as a whole, relative to other participants of similar sizes engaged in the industries in which such party conducts its businesses.

Access to Information
Upon reasonable notice, except as may otherwise be restricted by applicable law, each of MRCC and HRZN will, and will cause its subsidiaries, to afford to the directors, officers, accountants, counsel, advisors and other representatives of the other party, reasonable access, during normal business hours during the period prior to the Effective Time, to its properties, books, contracts, and records and, during such period, such party will, and will cause its subsidiaries to, make available to the other party (including via EDGAR) all other information concerning its business and properties as the other party may reasonably request.
Publicity
MRCC and HRZN each shall consult with the other before issuing or causing the publication of any press release or other public announcement with respect to the transactions contemplated by the Merger Agreement or the Asset Purchase Agreement, except as may be required by applicable law, the rules and regulations of Nasdaq, or to the extent that such press release or other public announcement related to any MRCC Merger Adverse Recommendation Change or HRZN Adverse Recommendation Change is made in accordance with the Merger Agreement and, to the extent such press release or disclosure is issued or made, HRZN or MRCC, as applicable, shall have used commercially reasonable efforts to advise the other party of, and consult with the other party regarding, the text of such press release or other public announcement.

Takeover Statutes and Provisions
Neither HRZN nor MRCC will take any action that would cause the transactions contemplated by the Merger Agreement to be subject to requirements imposed by any takeover statute, and each of HRZN and MRCC will take all necessary steps within its control to exempt such transactions from any applicable takeover statute.
Tax Matters
HRZN and MRCC shall each obtain an opinion from Dechert LLP, as counsel to HRZN and to MRCC, generally to the effect that the Merger will qualify as a “reorganization,” within the meaning of Section 368(a) of the Code.
During the period through the Effective Time, except as expressly contemplated or permitted by the Merger Agreement, (i) MRCC will not, and will not permit any of its consolidated subsidiaries to, directly or indirectly, without the prior written consent of the HRZN, take any action, or knowingly fail to take any action, which action or failure to act is reasonably likely to cause MRCC to fail to qualify as a RIC, and (ii) HRZN will not, and will not permit any of its consolidated subsidiaries to, directly or indirectly, without the prior written consent of MRCC, take any action, or knowingly fail to take any action, which action or failure to act is reasonably likely to cause HRZN to fail to qualify as a RIC.
Unless otherwise required by applicable law, (i) each of MRCC, HRZN and Merger Sub will use its reasonable best efforts to cause the Merger to qualify as a “reorganization” governed by Section 368(a) of the Code, including by not taking any action or knowingly failing to take any action that would, or would reasonably be expected to prevent such qualification; and (ii) each of MRCC, HRZN and Merger Sub will report the Merger for U.S. federal income tax purposes as a “reorganization” governed by Section 368(a) of the Code.
Stockholder Litigation
The parties to the Merger Agreement will reasonably cooperate and consult with one another in connection with defense and settlement of any proceeding by MRCC’s stockholders or HRZN’s stockholders against any of them or any of their respective directors, officers or affiliates with respect to the Merger Agreement or the transactions contemplated thereby, and each of MRCC and HRZN will keep the other party reasonably informed of any material developments in connections with any such proceeding brought by its stockholders and will not settle any such proceeding without the prior written consent of the other party.
Fee Waiver
Immediately after the Second Effective Time, HRZN and the HRZN Advisor will enter into the Fee Waiver.
Governance Matters
Following the Effective Time, the HRZN Board will use commercially reasonable efforts to take all action such that, promptly following the Effective Time, the HRZN Board will consist of four members, comprised of two independent members of the HRZN Board immediately prior to the Effective Time, the chief executive officer of HRZN immediately prior to the Effective Time, and an independent member of the MRCC Board immediately prior to the Effective Time. The approval of HRZN stockholders of the Director Election Proposal is not a closing condition to the consummation of the Merger.
Section 16 Matters
Prior to the Effective Time, the board of directors of each of HRZN and MRCC shall take all such steps as may be required to cause any dispositions of MRCC Common Stock or acquisitions of HRZN Common Stock resulting from the transactions contemplated by the Merger Agreement by each individual who is subject to the reporting requirements of Section 16(a) for the Exchange Act with respect to MRCC or will become subject to such reporting requirements with respect to HRZN, in each case, to be exempt pursuant to Rule 16b-3.
No Other Representations or Warranties
The parties acknowledge and agree that except for the representations contained in the Merger Agreement, none of the HRZN Advisor, MC Advisors, MRCC, HRZN or any of MRCC’s or HRZN’s subsidiaries or any other person acting on behalf of the foregoing makes any representation or warranty, express or implied.

Termination of MRCC Agreements
Immediately after the occurrence of the Effective Time and prior to the Second Merger, the MRCC Investment Advisory Agreement and the MRCC Administration Agreement shall be automatically terminated and of no further force and effect.
Coordination of Dividends
HRZN and MRCC will coordinate with each other in designating the record and payment dates for any dividends or distributions to its stockholders declared in accordance with the Merger Agreement in any calendar quarter in which the Closing Date might reasonably be expected to occur, and neither HRZN nor MRCC shall authorize or declare any dividend or distributions to stockholders after the Merger Determination Date at any time on or before the Closing Date; provided, however, that the foregoing shall not prohibit HRZN or MRCC from authorizing, declaring or paying any dividend or distribution to its stockholders solely payable in cash in accordance with the Merger Agreement to the extent such dividend or distribution is taken into account in determining the MRCC net asset value and/or the HRZN net asset value, as applicable, in each case as of the Merger Determination Date, including a tax dividend.
Conditions to Closing the Merger
Conditions to Each Party’s Obligations to Effect the Merger
The obligations of HRZN and MRCC to complete the Merger are subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions:
•
the required approvals of HRZN and MRCC stockholders, including, with respect to HRZN, the Merger Stock Issuance Proposal (but excluding the Director Election Proposal), and, with respect to MRCC, the Merger Proposal, are obtained at their respective stockholder meetings;

•	the shares of HRZN stock to be issued in the Merger have been authorized for listing on Nasdaq, subject to official notice of issuance;
•
the registration statement, of which this joint proxy statement/prospectus forms a part, has become effective and no stop order suspending its effectiveness has been issued and no proceedings for that purpose have been initiated by the SEC, and any necessary state securities or “blue sky” authorizations have been received;

•
no order issued by any court or agency of competent jurisdiction or other law preventing, enjoining, restraining or making illegal the consummation of the Merger or any of the other transactions contemplated thereby is in effect;

•
all regulatory approvals required by applicable law to consummate the transactions contemplated by the Merger Agreement, including the Merger, have been obtained and remain in full force and effect and all statutory waiting periods required by applicable law in respect thereof have expired (including expiration of the applicable waiting period under the HSR Act);

•
no proceeding by any governmental entity of competent jurisdiction is pending that challenges the Merger or any of the other transactions contemplated by the Merger Agreement or that otherwise seeks to prevent, enjoin, restrain or make illegal the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement;

•	the determination of the MRCC NAV and the HRZN NAV, in each case as of the Merger Determination Date, have been completed in accordance with the Merger Agreement; and
•
the conditions precedent under the Asset Purchase Agreement to the effectiveness of the Asset Sale, other than the condition precedent with respect to the Merger, shall have been satisfied or waived such that the Asset Sale will become effective immediately prior to the Merger automatically upon the Effective Time.

Conditions to Obligations of HRZN and Merger Sub to Effect the Merger
The obligations of HRZN and Merger Sub to effect the Merger are also subject to the satisfaction, or waiver by HRZN, at or prior to the Effective Time, of the following conditions:
•	the representations and warranties of MRCC, pertaining to:
(1)
the authorized and outstanding capital stock of MRCC are true and correct in all respects as of the date of the Merger Agreement and the Closing Date other than for de minimis inaccuracies (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date);

(2)
absence of events reasonably expected to have a material adverse effect with respect to MRCC is true and correct in all respects as of the date of the Merger Agreement and the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date);

(3)
authority, no violation, brokers, state takeover laws and appraisal rights, in each case, are true and correct in all material respects as of the date of the Merger Agreement and the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); and

(4)
all other representations contained in the Merger Agreement are true and correct, without giving effect to any materiality or material adverse effect qualifications stated therein, as of the date of the Merger Agreement and the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date). However, this condition will be deemed satisfied even if any such representations and warranties of MRCC are not so true and correct, unless the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect with respect to MRCC;

•
the representations and warranties of the HRZN Advisor contained in the Merger Agreement are true and correct, without giving effect to any materiality or material adverse effect qualifications stated therein, as of the date of the Merger Agreement and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date). However, this condition will be deemed satisfied even if any such representations and warranties of the HRZN Advisor are not so true and correct, unless the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect with respect to HRZN;

•
MRCC has performed in all material respects all obligations required to be performed by it under the Merger Agreement at or prior to the Effective Time, and HRZN has received a certificate signed on behalf of MRCC by an executive officer of MRCC to such effect;

•
since the date of the Merger Agreement, there has not occurred any condition, change or event that, individually or in the aggregate, has had or would reasonably be expected to have, a material adverse effect in respect of MRCC;

•	MRCC will have delivered a certificate that it is not and has not been within the past five years a “United States real property holding corporation” within the meaning of Section 897 of the Code; and
•
HRZN has received the opinion of its counsel substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion that are consistent with the state of facts existing at the Closing Date, the Merger and Second Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code; provided that if counsel for HRZN will not render such an opinion, counsel for MRCC may render such opinion to HRZN.

Conditions to Obligations of MRCC to Effect the Merger
The obligation of MRCC to effect the Merger is also subject to the satisfaction, or waiver by MRCC, at or prior to the Effective Time, of the following conditions:
•	the representations and warranties of HRZN and, as applicable, Merger Sub, pertaining to:
(1)
the authorized and outstanding capital stock of HRZN are true and correct in all respects as of the date of the Merger Agreement and the Closing Date other than for de minimis inaccuracies (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date);

(2)
absence of events reasonably expected to have a material adverse effect with respect to HRZN is true and correct in all respects as of the date of the Merger Agreement and the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date);

(3)
authority, no violation, brokers and state takeover laws, in each case, are true and correct in all material respects as of the date of the Merger Agreement and the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); and

(4)
all other representations contained in the Merger Agreement are true and correct, without giving effect to any materiality or material adverse effect qualifications stated therein, as of the date of the Merger Agreement date and the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date). However, this condition will be deemed satisfied even if any such representations and warranties of HRZN are not so true and correct, unless the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect with respect to HRZN;

•
the representations and warranties of MC Advisors contained in the Merger Agreement are true and correct, without giving effect to any materiality or material adverse effect qualifications stated therein, as of the date of the Merger Agreement and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date). However, this condition will be deemed satisfied even if any such representations and warranties of MC Advisors are not so true and correct, unless the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect with respect to MRCC;

•
each of HRZN and Merger Sub has performed in all material respects all obligations required to be performed by it under the Merger Agreement at or prior to the Effective Time, and MRCC has received a certificate signed on behalf of HRZN by an executive officer of HRZN to such effect;

•
since the date of the Merger Agreement, there has not occurred any condition, change or event that, individually or in the aggregate, has had or would reasonably be expected to have, a material adverse effect in respect of HRZN; and

•
MRCC has received the opinion of its counsel substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion that are consistent with the state of facts existing at the Closing Date, the Merger and Second Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code; provided, that if counsel for MRCC will not render such an opinion, counsel for HRZN may render such opinion to MRCC.

Frustration of Closing Conditions
No party to the Merger Agreement may rely on the failure of any condition applicable to the other party to be satisfied to excuse performance by such party of its obligations under the Merger Agreement if such failure was caused by such party’s failure to act in good faith or use its commercially reasonable efforts to consummate the Merger and the transactions contemplated thereby.
Termination of the Merger Agreement
Right to Terminate
The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the Merger Proposal by the stockholders of MRCC or the Merger Stock Issuance Proposal by the stockholders of HRZN:
•	by mutual consent of MRCC and HRZN, including the MRCC Special Committee and the HRZN Special Committee, respectively;
•	by either MRCC or HRZN, if:
○	any governmental entity takes any final and non-appealable action that permanently restrains, enjoins or prohibits the transactions contemplated by the Merger Agreement;
○
the Merger has not been completed on or before February 9, 2026 (the “Merger Agreement Termination Date”), provided that the right to terminate the Merger Agreement on this basis shall not be available to any party whose failure to fulfill in any material respect any of its obligations under the Merger Agreement has been the cause of, or resulted in, the event giving rise to the failure to close prior to the Merger Agreement Termination Date;

○	the requisite MRCC stockholder approval, including approval of the Merger Proposal, is not obtained;
○	the requisite HRZN stockholder approval, including approval of the Merger Stock Issuance Proposal (but excluding the Director Election Proposal), is not obtained; or
○	the Asset Purchase Agreement is terminated pursuant to the terms and conditions thereof;
provided, however, that the right to terminate the Merger Agreement pursuant to any of the foregoing will not be available to any party that has breached in any material respect its obligations in any manner that has been the principal cause of or resulted in the failure to consummate the transactions contemplated by the Merger Agreement; provided, further, that MRCC will not have the right to terminate the Merger Agreement in the case of a termination of the Asset Purchase Agreement unless the Asset Purchase Agreement is terminated by MCIP or MRCC for certain reasons as set forth therein such as governmental injunction, passage of the outside date, failure to obtain stockholder approval, and others.
•	by MRCC, if:
○
HRZN or Merger Sub breaches or fails to perform any of their respective representations, warranties and covenants under the Merger Agreement, which breach would result in the failure of certain MRCC closing conditions, and such breach is not curable prior to the Merger Agreement Termination Date or if curable prior to the Merger Agreement Termination Date, has not been cured within thirty (30) days after the giving of notice thereof by MRCC to HRZN (provided that MRCC is not then in material breach so as to result in the failure of a HRZN closing condition);

○
prior to obtaining approval of the Merger Stock Issuance Proposal by the stockholders of HRZN (A) a HRZN Adverse Recommendation Change occurs and/or HRZN adopts, approves or recommends a HRZN Takeover Proposal (or publicly proposes to do any of the foregoing), (B) the HRZN Board fails to recommend that HRZN’s stockholders vote in favor of the Merger Stock Issuance Proposal, (C) a Takeover Proposal is publicly announced and HRZN fails to issue, within ten (10) business days after such Takeover Proposal is announced, a press release that reaffirms the recommendation of the HRZN Board that HRZN’s stockholders vote in favor of the Merger Stock Issuance Proposal or (D) a tender or exchange offer relating to any shares of HRZN Common Stock has been commenced by a third party and HRZN did not send to its stockholders, within ten (10) business days after the commencement of such tender or exchange offer, a statement disclosing that the HRZN Board recommends rejection of such tender or exchange offer (the events described in this paragraph, an “Adverse HRZN Termination Event”);
○	HRZN breaches, in any material respect, its no solicitation obligations relating to the solicitation and administration of Takeover Proposals from third parties;
○
prior to obtaining approval of the Merger Proposal by the stockholders of MRCC, (A) MRCC is not in material breach of any of the terms of the Merger Agreement, (B) the MRCC Board, including the MRCC Special Committee, properly authorizes MRCC to enter into, and MRCC enters into, a definitive contract with respect to an MRCC Superior Proposal and (C) MRCC prior to such termination causes the third party that made the MRCC Superior Proposal to pay to HRZN in immediately available funds a termination fee equal to $5.4 million; or.

○	a material adverse effect occurs in respect of HRZN.
•	by HRZN, if:
○
MRCC breaches or fails to perform any of its representations, warranties and covenants under the Merger Agreement, which breach would result in the failure of HRZN closing conditions, and such breach is not curable prior to the Merger Agreement Termination Date or if curable prior to the Merger Agreement Termination Date, has not been cured within thirty (30) days after the giving of notice thereof by HRZN to MRCC (provided that HRZN is not then in material breach so as to result in the failure of an MRCC closing condition);

○
prior to obtaining approval of the Merger Proposal by the stockholders of MRCC (A) an MRCC Merger Adverse Recommendation Change occurs and/or MRCC adopts, approves or recommends an MRCC Takeover Proposal, (B) MRCC fails to recommend that the MRCC’s stockholders vote in favor of the Merger Proposal, including the Merger, (C) a Takeover Proposal is publicly announced and MRCC fails to issue, within ten (10) business days after such Takeover Proposal is announced, a press release that reaffirms the recommendation of the MRCC Board that MRCC’s stockholders vote in favor of the Merger Proposal, including the Merger or (D) a tender or exchange offer relating to any shares of MRCC Common Stock has been commenced by a third party and MRCC did not send to its stockholders, within ten (10) business days after the commencement of such tender or exchange offer, a statement disclosing that the MRCC Board recommends rejection of such tender or exchange offer (the events described in this paragraph, a “Merger Agreement Adverse MRCC Termination Event”);

○	MRCC breaches, in any material respect, its no solicitation obligations relating to the solicitation and administration of Takeover Proposals from third parties;
○
prior to obtaining approval of the Merger Stock Issuance Proposal by the stockholders of HRZN, (A) HRZN is not in material breach of any of the terms of the Merger Agreement, (B) the HRZN Board, including the HRZN Special Committee, properly authorizes HRZN to enter into, and HRZN enters into, a definitive contract with respect to a HRZN Superior Proposal and (C) HRZN prior to such termination causes the third party that made the HRZN Superior Proposal to pay to MRCC in immediately available funds a termination fee equal to $11 million; or

○	a material adverse effect occurs in respect of MRCC.
Termination Fees
Set forth below are summaries of the termination fees that may be payable if the Merger Agreement is terminated prior to consummation of the Merger. HRZN or MRCC, as applicable, will be the entities entitled to receive any termination fees under the Merger Agreement. The board of directors of each of HRZN and MRCC have approved the amount of the termination fee which may be paid.
MRCC Termination Fee
The Merger Agreement provides, to the fullest extent permitted by applicable law, for the payment by a third party that makes an MRCC Superior Proposal (or its designee) to HRZN of a termination fee of $5.4 million if the Merger Agreement is terminated by MRCC at any time prior to obtaining approval of the Merger Proposal by MRCC Stockholders and (A) MRCC is not in material breach of any of the terms of the

Merger Agreement, and (B) the MRCC Board, including the MRCC Special Committee, authorizes MRCC to enter into, and MRCC enters into, a definitive contract with respect to such MRCC Superior Proposal.
The Merger Agreement provides for the payment, to the fullest extent permitted by applicable law, by a third party that makes the Takeover Proposal described in this paragraph (or its designee) to HRZN of a termination fee of $5.4 million if (A) the Merger Agreement is terminated (i) by HRZN or MRCC for any reason permitted under the Merger Agreement at any time when the Merger Agreement was otherwise terminable by HRZN due to a Merger Agreement Adverse MRCC Termination Event or a material breach by MRCC of MRCC’s obligations relating to the solicitation and administration of Takeover Proposals from third parties, (ii) by HRZN or MRCC if the Merger is not completed by the Merger Agreement Termination Date, or the MRCC Stockholders do not approve the Merger Proposal at the MRCC Special Meeting, (iii) by HRZN if MRCC willfully or intentionally breaches its representations, warranties, covenants or agreements in the Merger Agreement, which breach, either individually or in the aggregate, would result in, if occurring or continuing on the Closing Date, the failure of certain HRZN closing conditions, and such breach is not curable prior to the Merger Agreement Termination Date or, if curable prior to the Merger Agreement Termination Date, has not been cured within thirty (30) days after the giving of notice thereof by HRZN to MRCC (provided that HRZN is not then in material breach so as to result in the failure of certain MRCC closing conditions), (iv) by HRZN prior to obtaining approval of the Merger Proposal by MRCC Stockholders, a Merger Agreement Adverse MRCC Termination Event occurred or (v) by HRZN if there is a material breach by MRCC of MRCC’s obligations relating to the solicitation and administration of Takeover Proposals by third parties, (B) a Takeover Proposal (except that references to 25% in such definition will be deemed to be references to 50%) by the relevant third party is publicly disclosed after the date of the Merger Agreement and has not been withdrawn prior to the MRCC Special Meeting (in the case of a termination due to the failure of the MRCC Stockholders to approve the Merger Proposal) or termination of the Merger Agreement (in the case of (A)(iii) above or the failure to complete the Merger by the Merger Agreement Termination Date) and (C) MRCC enters into a definitive agreement with respect to such Takeover Proposal within twelve (12) months after the Merger Agreement is terminated and such Takeover Proposal is subsequently completed (regardless of whether such consummation happens prior to or following such 12-month period).
The Merger Agreement provides, to the fullest extent permitted by applicable law, for the payment by a Competing Bidder (as defined in the Asset Purchase Agreement) that makes a Takeover Proposal (as defined in the Asset Purchase Agreement) with respect to MRCC or any of its subsidiaries to HRZN of a termination fee of $5.4 million if the Merger Agreement is terminated by HRZN or MRCC due to the termination of the Asset Purchase Agreement.
HRZN Termination Fee
The Merger Agreement provides, to the fullest extent permitted by applicable law, for the payment by a third party that makes a HRZN Superior Proposal (or its designee) to MRCC of a termination fee of $11 million if the Merger Agreement is terminated by HRZN at any time prior to obtaining approval of the Merger Stock Issuance Proposal by HRZN Stockholders and (A) HRZN is not in material breach of any of the terms of the Merger Agreement, and (B) the HRZN Board, including the HRZN Special Committee, authorizes HRZN to enter into, and HRZN enters into, a definitive contract with respect to such HRZN Superior Proposal.
The Merger Agreement provides, to the fullest extent permitted by applicable law, for the payment by a third party that makes the Takeover Proposal described in this paragraph (or its designee) to MRCC of a termination fee of $11 million if (A) the Merger Agreement is terminated (i) by MRCC or HRZN for any reason permitted under the Merger Agreement at any time when the Merger Agreement was otherwise terminable by MRCC due to an Adverse HRZN Termination Event or a material breach by HRZN of HRZN’s obligations relating to the solicitation and administration of Takeover Proposals from third parties, (ii) by HRZN or MRCC if the Merger is not completed by the Merger Agreement Termination Date, or the HRZN Stockholders do not approve the Merger Stock Issuance Proposal at the HRZN Special Meeting, (iii) by MRCC if HRZN willfully or intentionally breaches its representations, warranties, covenants or agreements in the Merger Agreement, which breach, either individually or in the aggregate, would result in, if occurring or continuing on the Closing Date, the failure of certain HRZN closing conditions, and such breach is not curable prior to the Merger Agreement Termination Date or, if curable prior to the Merger Agreement Termination date, has not been cured within thirty (30) days after the giving of notice thereof by MRCC to HRZN (provided that MRCC is not then in material breach so as to result in the failure of certain HRZN closing conditions), (iv) by MRCC prior to obtaining approval of the Merger Proposal by HRZN Stockholders, an Adverse HRZN Termination Event occurred or (v) by MRCC if there is a material breach by HRZN of HRZN’s obligations relating to the solicitation and administration of Takeover Proposals by third parties, (B) a Takeover Proposal (except that references to 25% in such definition will be deemed to be references to 50%) by the relevant third party is publicly disclosed after the date of the Merger Agreement and has not been withdrawn prior to the HRZN Special Meeting (in the case of a termination due to the failure of the HRZN Stockholders to approve the Merger Stock Issuance Proposal) or termination of the Merger Agreement (in the case of (A)(iii) above or the failure to complete the Merger by the Merger Agreement Termination Date) and (C) HRZN enters into a definitive agreement with respect to such Takeover Proposal within twelve (12) months after the Merger Agreement is terminated and such Takeover Proposal is subsequently completed (regardless of whether such consummation happens prior to or following such 12-month period).
Effect of Termination
If the Merger Agreement is terminated, it will become void and have no effect, and there will be no liability on the part of HRZN, Merger Sub, MRCC, or their respective affiliates or subsidiaries or any of their respective directors or officers, except that (1) HRZN and MRCC will remain liable to each other for any damages incurred arising out of any willful or intentional breach of the Merger Agreement or a failure or refusal by a party to consummate the Merger when such party was obligated to do so in accordance with the terms of the Merger Agreement and (2) certain designated provisions of the Merger Agreement will survive the termination, including, but not limited to, the termination and termination fee provisions and confidentiality provisions.
Amendment of the Merger Agreement
The Merger Agreement may be amended by the parties, by action taken or authorized by their respective boards of directors (acting upon the recommendation of the MRCC Special Committee or the HRZN Special Committee, as applicable), at any time before or after approval of the Merger Stock Issuance Proposal by the stockholders of HRZN or the Merger Proposal by the stockholders of MRCC; provided that after any approval of the Merger Stock Issuance Proposal by the stockholders of HRZN or the Merger Proposal by the stockholders of MRCC, there may not be, without further approval of such stockholders, any amendment of the Merger Agreement that requires such further approval under applicable law. The Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.
Expenses and Fees
In general, all fees and expenses incurred in connection with the Merger, the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, subject to any termination fees that may be payable. Notwithstanding the foregoing, the costs and expenses of (i) printing and mailing the registration statement and joint proxy statement/prospectus and soliciting and tabulating shareholder votes (including the cost of any proxy solicitation firm), (ii) convening shareholder meetings, (iii) filing and other fees paid to the SEC in connection with the Merger and the Asset Sale, (iv) all filing and other fees in connection with any filing under the HSR Act, and (v) all fees, costs and expenses of obtaining, or maintaining, the “tail” insurance coverage for directors’ and officers’ liability as required by the Merger Agreement, will, in each case, be borne equally by HRZN and MRCC (the “Shared Expenses”). No such incremental “tail” insurance coverage expenses will be incurred because all of the members of the applicable boards of directors will continue to be covered under their current directors’ and officers’ liability insurance policies following the closing of the Merger.
In the event the Merger Agreement is terminated by (A) HRZN in connection with a HRZN Superior Proposal, (B) HRZN or MRCC for any reason permitted under the Merger Agreement at any time when the Merger Agreement was otherwise terminable by MRCC (i) if HRZN Stockholders do not approve the Merger Stock Issuance Proposal at the HRZN Special Meeting, (ii) if HRZN willfully or intentionally breaches its representations, warranties, covenants or agreements in the Merger Agreement, (iii) due to an Adverse HRZN Termination Event, or (iv) if there is a material breach by HRZN of HRZN’s obligations relating to the solicitation and administration of Takeover Proposals by third parties, then, to the fullest extent permitted by law, HRZN will bear all Shared Expenses. In the event the Merger Agreement is terminated by (A) MRCC in connection with an MRCC Superior Proposal, (B) HRZN or MRCC for any reason permitted under the Merger Agreement at any time when the Merger Agreement was otherwise terminable by HRZN (i) if MRCC Stockholders do not approve the Merger Proposal at the MRCC Special Meeting, (ii) if MRCC willfully or intentionally breaches its representations, warranties, covenants or agreements in the Merger Agreement, (iii) due to a Merger Agreement Adverse MRCC Termination Event, or (iv) if there is a material breach by MRCC of MRCC’s obligations relating to the solicitation and administration of Takeover Proposals by third parties, then, to the fullest extent permitted by law, MRCC will bear all Shared Expenses.

DESCRIPTION OF THE FEE WAIVER
In connection with entry into the Merger Agreement and subject to completion of the Merger, the HRZN Advisor has agreed to the Fee Waiver, in connection with which it has agreed to waive $4.0 million of Base Management Fees (as defined in the HRZN Investment Management Agreement) and/or Incentive Fees (as defined in the HRZN Investment Management Agreement) due and payable to the HRZN Advisor pursuant to the terms of the HRZN Investment Management Agreement at the rate of $1.0 million per quarter commencing at the end of the first full fiscal quarter following the closing of the Merger. The Fee Waiver will be in effect until the end of the fourth full fiscal quarter following the closing of the Merger and, for each applicable fiscal quarter, the fees waived will not exceed the total amount of Base Management Fees and Incentive Fees earned by the HRZN Advisor during such fiscal quarter.
The description above is only a summary of the material provisions of the Fee Waiver and is qualified in its entirety by reference to a copy of the form letter agreement, which is included as Exhibit A to the Merger Agreement attached as Annex B to this joint proxy statement/prospectus and is incorporated by reference in this joint proxy statement/prospectus.

ACCOUNTING TREATMENT OF THE ASSET SALE
MRCC expects the sales of each of its portfolio investments in connection with the Asset Sale to be accounted for as “sales” by MRCC for accounting and financial reporting purposes in accordance with Accounting Standards Codification 860, Transfers and Servicing (“ASC 860”). Upon the completion of the Asset Sale, MRCC will remove any portfolio investments sold from its consolidated balance sheet and recognize a corresponding realized gain or loss on the sale of each portfolio investment sold at fair value. MRCC anticipates recording a net realized loss related to the Asset Sale given the current fair value of its portfolio of investments is lower than its cost basis. Although the final purchase price will depend upon the facts as they exist on the Closing Date, by way of example, and assuming that MRCC sold its investment assets to MCIP in the Asset Sale at a price based on the fair value of MRCC’s investment portfolio as of September 30, 2025, MRCC would record a net realized loss of approximately $47.7 million on such investment portfolio, which amount is currently reflected in MRCC’s September 30, 2025 net asset value as net unrealized depreciation.
To the extent MRCC cannot obtain the required consents with respect to any of the Purchased Assets, in order to provide to MCIP the full benefits (including economic) and rights of ownership related to such assets, MRCC may be required to grant a participation interest in such assets to MCIP. Under ASC 860, certain requirements must be met in order to account for these participation interests as sales in accordance with GAAP. Any participations which do not meet all of the required conditions will remain on MRCC’s consolidated balance sheet (and ultimately HRZN’s consolidated balance sheet after the completion of the Merger) and any proceeds under the Asset Sale related to such participations will be recorded as secured borrowings until the required conditions are met.

ACCOUNTING TREATMENT OF THE MERGER
Management of each of HRZN and MRCC has determined that the Merger will be accounted for under the asset acquisition method of accounting in accordance with ASC 805-50, Business Combinations—Related Issues, which are referred to as “purchase accounting,” with HRZN as the accounting survivor. Under asset acquisition accounting, acquiring assets in groups not only requires ascertaining the cost of the asset (or net assets), but also allocating that cost to the individual assets (or individual assets and liabilities) that make up the group. Per ASC 805-50-30-1, assets are recognized based on their cost to the acquiring entity, which generally includes transaction costs of the asset acquisition, and no gain or loss is recognized unless the fair value of noncash assets given as consideration differs from the assets carrying amounts on the acquiring entity’s books. If the consideration given is not in the form of cash (that is, in the form of noncash assets, liabilities incurred, or equity interests issued), measurement is based on either the fair value of the consideration given or the fair value of the assets (or net assets) acquired, whichever is more clearly evident and, thus, more reliably measurable.
The cost of the group of assets acquired in an asset acquisition is allocated to the individual assets acquired or liabilities assumed based on their relative fair values of net identifiable assets acquired other than “non-qualifying” assets (for example cash) and does not give rise to goodwill. To the extent that the consideration paid to MRCC’s stockholders does not approximate the relative fair values of the net identifiable assets of MRCC acquired other than “non-qualifying” assets, any such premium (or discount) paid by HRZN will be further allocated to the cost of the MRCC assets and liabilities acquired by HRZN pro-rata to their relative fair value, other than “non-qualifying” assets. As MRCC does not have any “qualifying” assets, the premium (or discount) must be allocated to “non-qualifying” assets, which are MRCC’s cash. Immediately following the closing of the Merger, HRZN, as the surviving company, is required to record its assets at their respective fair values and, as a result, the purchase premium (or discount) allocated to the cost basis of the MRCC assets acquired would immediately be recognized as unrealized depreciation (or appreciation) on the financial statements of HRZN.
The final allocation of the purchase price will be determined after the Merger is completed and after completion of a final analysis to determine the estimated relative fair values of MRCC’s assets and liabilities. Increases or decreases in the estimated fair values of the net assets, commitments, and other items of MRCC as compared to the information shown in this joint proxy statement/prospectus may occur. Accordingly, the final adjustments may be materially different from the pro forma adjustments presented in this joint proxy statement/prospectus.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE ASSET SALE
The following discussion is a general summary of the U.S. federal income tax consequences of the Asset Sale. This summary does not purport to be a complete description of the income tax consequences of the Asset Sale. For example, we have not described tax consequences that we assume to be known generally by investors or certain considerations that may be relevant to certain types of holders subject to special treatment under U.S. federal income tax laws, including stockholders subject to the alternative minimum tax, tax-exempt organizations, insurance companies, partnerships and other pass-through entities, dealers in securities, pension plans and trusts, financial institutions, U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar, persons who mark-to-market our shares and persons who hold our shares as part of a “straddle,” “hedge” or “conversion” transaction.
The discussion is based upon the Code, Treasury regulations, and administrative and judicial interpretations, each as of the date of this joint proxy statement/prospectus and all of which are subject to change, possibly retroactively, which could affect the continuing validity of this discussion. We have not sought and do not intend to seek any ruling from the Internal Revenue Service (“IRS”) regarding the Asset Sale. This summary does not discuss any aspects of U.S. estate or gift tax or foreign, state or local tax. It does not discuss the special treatment under U.S. federal income tax laws that could result if we invested in tax-exempt securities or certain other investment assets.
The Asset Sale will be treated for U.S. federal income tax purposes as a sale of certain of the MRCC’s assets in exchange for cash. The Asset Sale is a taxable transaction for MRCC for U.S. federal income tax purposes, and MRCC anticipates that it will realize a loss for U.S. federal income tax purposes in connection with the Asset Sale.
The Asset Sale is not a stockholder-level action, and MRCC stockholders, in their capacities as such, are not expected to realize any gain or loss for U.S. federal income tax purposes solely as a result of the Asset Sale.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER
The following discussion is a general summary of the material U.S. federal income tax consequences of the Merger, including an investment in shares of HRZN Common Stock to an MRCC stockholder. This summary does not purport to be a complete description of the income tax consequences of the Merger applicable to an investment in shares of HRZN Common Stock. For example, HRZN has not described tax consequences that may be relevant to certain types of holders subject to special treatment under U.S. federal income tax laws, including stockholders subject to the alternative minimum tax, tax-exempt organizations, insurance companies, dealers in securities, traders in securities that elect to mark-to-market their securities holdings for tax purposes, pension plans and trusts, persons that have a functional currency (as defined in Section 985 of the Code) other than the U.S. dollar, and financial institutions. This summary assumes that investors hold HRZN Common Stock as capital assets (within the meaning of Section 1221 of the Code). The discussion is based upon the Code, Treasury regulations, and administrative and judicial interpretations, each as of the date of the filing of this document and all of which are subject to change, possibly retroactively, which could affect the continuing validity of this discussion. For purposes of this discussion, references to “dividends” are to dividends within the meaning of the U.S. federal income tax laws and associated regulations, and may include amounts subject to treatment as a return of capital under Section 19(a) of the 1940 Act.
HRZN has not sought and will not seek any ruling from the IRS as to the U.S. federal income tax consequences of the Merger or any related transactions. This summary does not discuss any aspects of U.S. estate or gift tax or foreign, state or local tax. It does not discuss the special treatment under U.S. federal income tax laws that could result if HRZN invested in tax-exempt securities or certain other investment assets. You are urged to consult with your own tax advisors and financial planners as to the particular tax consequences of the Merger to you, as applicable, including the applicability and effect of any state, local or foreign laws and the effect of possible changes in applicable tax laws.
Tax Consequences if the Merger Qualifies as a Reorganization
The obligation of HRZN to consummate the Merger is contingent upon its receipt of an opinion from Dechert LLP, counsel to HRZN, or alternatively from counsel to MRCC, and the obligation of MRCC to consummate the Merger is contingent upon its receipt of an opinion from Dechert LLP, counsel to MRCC, or alternatively from counsel to HRZN, generally to the effect that the Merger will qualify as a “reorganization,” within the meaning of Section 368(a) of the Code, with respect to HRZN and MRCC. If the Merger qualifies as a reorganization, then generally for U.S. federal income tax purposes:
•	no gain or loss will be recognized by HRZN or MRCC as a result of the Merger;
•	HRZN’s tax basis in the assets of MRCC immediately after the Merger will be the same as MRCC’s tax basis in the assets immediately prior to the Merger;
•	HRZN’s holding periods for the assets of MRCC will include the periods during which such assets were held by MRCC prior to the Merger;
•
no gain or loss will be recognized by MRCC’s stockholders upon the exchange of their MRCC Common Stock for HRZN Common Stock, except with respect to cash received instead of a fractional share interest as discussed below;

•
the tax basis of HRZN Common Stock an MRCC stockholder receives in connection with the Merger will be the same as the tax basis of the MRCC stockholder’s MRCC Common Stock exchanged therefor, reduced by any tax basis that is properly allocable to any fractional share interest of HRZN Common Stock that is redeemed for cash, as discussed below;

•	an MRCC stockholder’s holding period for its HRZN Common Stock received in the Merger will include the period for which the MRCC stockholder held the MRCC Common Stock exchanged therefor; and
•
HRZN will succeed to, and take into account the items of MRCC described in Section 381(c) of the Code, subject to the conditions and limitations specified in the Code and the U.S. Treasury regulations thereunder.

The tax opinions described above will be based on then-existing law, will be subject to certain assumptions, qualifications and exclusions and will be based in part on the truth and accuracy of certain representations by HRZN and MRCC.
Cash in Lieu of a Fractional Share
If an MRCC stockholder receives cash instead of a fractional share of HRZN Common Stock, the MRCC stockholder will be treated as having received the fractional share of HRZN Common Stock pursuant to the Merger and then as having sold that fractional share of HRZN Common Stock for cash. As a result, each such MRCC stockholder generally will recognize gain or loss equal to the difference between the amount of cash received and the tax basis in his, her or its fractional share of HRZN Common Stock. This gain or loss generally will be a capital gain or loss and will be long-term capital gain or loss if, as of the Effective Time, the holding period for the shares (including the holding period of MRCC Common Stock surrendered therefor) is greater than one year. The deductibility of capital losses is subject to limitations. U.S. federal backup withholding tax may be imposed on any cash received instead of a fractional share interest.
Utilization of Loss Carryforwards and Unrealized Losses
In general, limitation under the Code potentially will apply to loss carryforwards and unrealized losses of MRCC if MRCC stockholders before the merger hold less than 50% of the outstanding shares of HRZN immediately following the Merger.
In this regard, the Merger is expected to result in potential limitations on the ability of HRZN to use MRCC’s loss carryforwards and to use unrealized capital losses inherent in the tax basis of the acquired assets (if any) once realized, and on the ability of MRCC’s taxable subsidiaries to use their net operating loss carryforwards, if any. These potential limitations generally would be imposed on an annual basis. Losses in excess of the limitation may be carried forward indefinitely for capital loss carryforwards. The limitations as to MRCC generally would equal the product of the fair market value of MRCC’s equity immediately prior to the Merger and the “long-term tax-exempt rate,” as published monthly by the IRS, in effect at such time. As of December 2025, the long-term tax-exempt rate was 3.58%. However, no assurance can be given as to what long-term tax-exempt rate will be in effect at the time of the Merger. As of December 31, 2024, HRZN had capital loss carryforwards of $137.5 million available for use in subsequent tax years for U.S. federal income tax purposes. This estimate may change by the date of the Merger and does not reflect the impact of the Merger including, in particular, the application (if any) of the loss limitation rules described herein or the materiality of the loss limitation.
HRZN will be prohibited from using its capital loss carryforwards, if any, and unrealized losses (once realized) against the unrealized gains in MRCC’s portfolio at the time of the Merger, if any, to the extent such gains are realized within five years following the Merger, if MRCC has a net unrealized built in gain at the time of the Merger. The ability of HRZN to absorb its losses in the future depends upon a variety of factors that cannot be known in advance. Even if HRZN is able to utilize its capital loss carryforwards or unrealized losses, the tax benefit resulting from those losses will be shared by both MRCC and HRZN stockholders following the Merger. Therefore, a HRZN stockholder or MRCC stockholder may pay more taxes, or pay taxes sooner, than such stockholder otherwise would have paid if the Merger did not occur.
HRZN will also be prohibited from using MRCC’s capital loss carryforwards, if any, and unrealized losses (once realized) against the unrealized gains in HRZN’s portfolio at the time of the Merger, if any, to the extent such gains are realized within five years following the Merger, if HRZN has a net unrealized built in gain at the time of the Merger. The ability of HRZN to use MRCC’s losses in the future depends upon a variety of factors that cannot be known in advance. Even if HRZN is able to utilize capital loss carryforwards or unrealized losses of MRCC, the tax benefit resulting from those losses will be shared by both MRCC and HRZN stockholders following the Merger. Therefore, an MRCC stockholder may pay more taxes, or pay taxes sooner, than such stockholder otherwise would have paid if the Merger did not occur.
Further, in addition to the other limitations on the use of losses, under Section 381 of the Code, for the tax year of the Merger, only that percentage of HRZN’s capital gain net income for such tax year (excluding capital loss carryforwards), if any, equal to the percentage of its tax year that remains following the Merger can be reduced by MRCC’s capital loss carryforwards (as otherwise limited under Sections 382, 383 and 384 of the Code, as described above).

A RIC cannot carry forward or carry back any net operating losses for U.S. federal income tax purposes. Accordingly, HRZN cannot use any net operating losses inherited from MRCC in the Merger.
Status as a Regulated Investment Company
Both MRCC and HRZN believe they have qualified, and expect to continue to qualify, as RICs. Accordingly, both MRCC and HRZN believe that they have not been, and expect to continue not to be, subject to U.S. federal income tax to the extent that they have made or make distributions treated as dividends for U.S. federal income tax purposes to their stockholders, each tax year, generally of an amount at least 90% of their respective “investment company taxable income,” which is generally net ordinary income plus the excess, if any, of realized net short-term capital gains over realized net long-term capital losses and determined without regard to any deduction for dividends paid.
If either HRZN or MRCC were unable to qualify for treatment as a RIC and were unable to cure the failure, for example, by disposing of certain investments quickly or raising additional capital to prevent the loss of RIC status, it generally would be subject to tax on all of their taxable income at regular corporate rates. The Code provides some relief from RIC disqualification due to failures to comply with the 90% Income Test and the Diversification Tests, although there may be additional taxes due in such cases. Neither HRZN nor MRCC can provide assurances that it would qualify for any such relief should it fail the 90% Income Test or the Diversification Tests.
Should such a failure occur; not only would all the taxable income of HRZN or MRCC, as applicable, be subject to tax at regular corporate rates, the company would not be able to deduct dividend distributions to stockholders, nor would they be required to be made. Distributions, including distributions of net long-term capital gain, would generally be taxable to the applicable stockholders as ordinary dividend income to the extent of current and accumulated earnings and profits. Subject to certain limitations under the Code, certain corporate stockholders would be eligible to claim dividends received deduction with respect to such dividends and non-corporate stockholders would generally be able to treat such dividends as “qualified dividend income,” which is subject to reduced rates of U.S. federal income tax. Distributions in excess of current and accumulated earnings and profits would be treated first as a return of capital to the extent of the stockholder’s tax basis, and any remaining distributions would be treated as a capital gain. If either HRZN or MRCC fails to qualify as a RIC, HRZN or MRCC, as applicable, may be subject to regular corporate tax on any net built-in gains with respect to certain of its assets (i.e., the excess of the aggregate gains, including items of income, over aggregate losses that would have been realized with respect to such assets if HRZN had been liquidated) that it elects to recognize on requalification or when recognized over the next five taxable years.
Distribution of Income and Gains
MRCC’s tax year is expected to end as a result of the Merger. MRCC generally will be required to declare to its stockholders of record one or more distributions of all of its previously undistributed NII and net realized capital gain (if any), including capital gain realized on any securities disposed of in connection with the Merger, in order to maintain MRCC’s treatment as a RIC during its tax year ending with the date of the Merger and to eliminate any U.S. federal income tax on its taxable income in respect of such tax year.
Moreover, if HRZN has net investment income or net realized capital gain, but has not distributed such income or gain prior to the Merger and you acquire shares of HRZN Common Stock in the Merger, a portion of your subsequent distributions from HRZN may, in effect, be a taxable return of part of your investment. Similarly, if you acquire HRZN Common Stock in the Merger when it holds appreciated securities, you may receive a taxable return of part of your investment if and when HRZN sells the appreciated securities and distributes the realized gain.
U.S. Federal Income Taxation of an Investment in HRZN Common Stock
The following discussion summarizes the U.S. federal income taxation of an investment in HRZN Common Stock. This discussion is not intended as a substitute for careful tax planning. You should consult your tax advisor about your specific tax situation.

A “U.S. stockholder” is a beneficial owner of shares of HRZN Common Stock who is for U.S. federal income tax purposes:
•	a citizen or individual resident of the United States;
•	a corporation or other entity treated as a corporation, for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any political subdivision thereof;
•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
•
a trust if either a U.S. court can exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or the trust was in existence on August 20, 1996, was treated as a U.S. person prior to that date, and has made a valid election to be breathed as a U.S. person.

A “Non-U.S. stockholder” is a beneficial owner of shares of HRZN Common Stock that is not a U.S. stockholder.
If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds shares of HRZN Common Stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A prospective stockholder that is a partner in a partnership holding shares of HRZN Common Stock should consult his, her or its tax advisers with respect to the purchase, ownership and disposition of shares of HRZN Common Stock.
Tax matters are very complicated and the tax consequences to an investor of an investment in shares of HRZN Common Stock will depend on the facts of his, her or its particular situation. MRCC stockholders should consult their own tax advisers regarding the specific consequences of the Merger, including tax reporting requirements, the applicability of federal, state, local and foreign tax laws, eligibility for the benefits of any applicable tax treaty and the effect of any possible changes in the tax laws.
Election to be Taxed as a RIC. As a BDC, HRZN has elected to be treated as a RIC under Subchapter M of the Code. As a RIC, HRZN generally will not be subject to corporate-level U.S. federal income taxes on any net ordinary income or capital gains that it timely distributes each tax year to its stockholders as dividends for U.S. federal income tax purposes. To qualify as a RIC, HRZN must, among other things, meet certain source-of-income and asset diversification requirements (as described below). In addition, HRZN must distribute to its stockholders, for each taxable year, dividends for U.S. federal income tax purposes of an amount at least equal to 90% of its “investment company taxable income,” which is generally its net ordinary income plus the excess of realized net short-term capital gains over realized net long term capital losses and determined without regard to any deduction for dividends paid (the “Annual Distribution Requirement”).
Taxation as a RIC
If HRZN:
•	qualifies as a RIC; and
•	satisfies the Annual Distribution Requirement
then it will not be subject to U.S. federal income tax on the portion of its investment company taxable income and net capital gain, defined as net long-term capital gains in excess of net short-term capital losses, HRZN distributes (or is deemed to distribute) as dividends for U.S. federal income tax purposes to its stockholders. HRZN will be subject to U.S. federal income tax at the regular corporate rates on any income or capital gains not distributed (or deemed distributed) as distributions to its stockholders.
As a RIC, HRZN will be subject to a 4% nondeductible federal excise tax on certain undistributed income unless it distributes amounts treated as dividends for U.S. federal income tax purposes in a timely manner to its stockholders of an amount at least equal to the sum of (1) 98% of its net ordinary income (taking into account certain deferrals and elections) for the calendar year, (2) 98.2% of its capital gain net income, which is the excess of capital gains in excess of capital losses (“capital gain net income”) (as adjusted for certain ordinary losses), for the one-year period ending October 31 of that calendar year and (3) any net ordinary income and capital gain net income for the preceding years that were not distributed during such years and on which it did not incur any U.S. federal income tax, or the excise tax avoidance requirement. Any distribution treated as dividends for U.S. federal income tax purposes declared by HRZN during October, November or December of any calendar year, payable to stockholders of record on a specified date in such a month and actually paid during January of the following calendar year, will be treated as if it had been paid by HRZN, as well as received by its U.S. stockholders, on December 31 of the calendar year in which the distribution was declared.
HRZN has previously incurred, and may incur in the future, such excise tax on a portion of its income and capital gains. While HRZN intends to distribute income and capital gains to minimize exposure to the 4% excise tax, it may not be able to, or may choose not to, distribute amounts sufficient to avoid the imposition of the tax entirely. In that event, HRZN generally will be liable for the excise tax only on the amount by which it does not meet the excise tax avoidance requirement. Under certain circumstances, however, HRZN may, in its sole discretion, determine that it is in HRZN’s best interests to retain a portion of its income or capital gains rather than distribute such amount as dividends and accordingly cause HRZN to bear the excise tax burden associated therewith.
In order to qualify as a RIC for U.S. federal income tax purposes, HRZN must, among other things:
•	qualify to be treated as a BDC under the 1940 Act at all times during each tax year;
•
derive in each tax year at least 90% of its gross income from dividends, interest, payments with respect to certain securities loans, gains from the sale of stock or other securities, net income from certain “qualified publicly traded partnerships” (partnerships that are traded on an established securities market or tradable on a secondary market, other than partnerships that derive 90% of their income from interest, dividends and other permitted RIC income) or other income derived with respect to its business of investing in such stock or other securities, or the 90% Income Test; and

•	diversify its holdings so that at the end of each quarter of the tax year:
○
at least 50% of the value of its assets consists of cash, cash equivalents, U.S. government securities, securities of other RICs, and other securities if such other securities of any one issuer do not represent more than 5% of the value of its assets or more than 10% of the outstanding voting securities of such issuer; and

○
no more than 25% of the value of its assets is invested in the securities, other than U.S. government securities or securities of other RICs, of one issuer, of two or more issuers that are controlled, as determined under applicable Code rules, by it and that are engaged in the same or similar or related trades or businesses or of certain “qualified publicly traded partnerships,” or the Diversification Tests.

HRZN may invest in partnerships, including qualified publicly traded partnerships, which may result in it being subject to state, local or foreign HRZN, franchise or other tax liabilities.
A RIC is limited in its ability to deduct expenses in excess of its investment company taxable income. If HRZN’s deductible expenses in a given tax year exceed its investment company taxable income, HRZN may incur a net operating loss for that tax year. However, a RIC is not permitted to carry forward net operating losses to subsequent tax years and such net operating losses do not pass through to its stockholders. In addition, deductible expenses can be used only to offset investment company taxable income, not net capital gain. A RIC may not use any net capital losses (that is, the excess of realized capital losses over realized capital gains) to offset its investment company taxable income, but may carry forward such net capital losses, and use them to offset future capital gains, indefinitely. Due to these limits on deductibility of expenses and net capital losses, HRZN may for tax purposes have aggregate taxable income for several tax years that it is required to distribute and that is taxable to its stockholders even if such taxable income is greater than the net income HRZN actually earns during those tax years.
For U.S. federal income tax purposes, HRZN may be required to recognize taxable income in circumstances in which it does not receive cash. For example, if HRZN holds debt instruments that are treated under applicable tax rules as having original issue discount (such as debt instruments with PIK interest or, in certain cases, with increasing interest rates issued with warrants), it must include in income each tax year a portion of the original issue discount that accrues over the life of the obligation, regardless of whether cash representing such income is received by it in the same tax year. HRZN may also have to include in income other amounts that it has not yet received in cash, such as deferred loan origination fees that are paid after origination of the loan or are paid in non-cash compensation such as warrants or stock. HRZN anticipates that a portion of its income may constitute original issue discount or other income required to be included in taxable income prior to receipt of cash. Also, tax legislation requires that income be recognized for tax purposes no later than when recognized for financial reporting purposes. Further, HRZN elected to amortize market discount and include such amounts in its taxable income in the current tax year, instead of upon their disposition.
Because any original issue discount or other amounts accrued will be included in its investment company taxable income for the tax year of the accrual, HRZN may be required to make a distribution to its stockholders in order to satisfy the annual distribution requirement, even though it will not have received any corresponding cash amount. As a result, HRZN may have difficulty meeting the annual distribution requirement necessary to maintain RIC tax treatment under Subchapter M of the Code. HRZN may have to sell or otherwise dispose of some of its investments at times and/or at prices it would not consider advantageous, raise additional debt or equity capital or forgo new investment opportunities for this purpose. If HRZN is not able to obtain cash from other sources, it may fail to qualify for RIC tax treatment and thus become subject to corporate-level income tax. Furthermore, a portfolio company in which HRZN holds equity or debt instruments may face financial difficulty that requires HRZN to work out, modify, or otherwise restructure such equity or debt instruments. Any such restructuring could, depending upon the terms of the restructuring, cause HRZN to incur unusable or nondeductible losses or recognize future non-cash taxable income.
Certain of HRZN investment practices may be subject to special and complex U.S. federal income tax provisions that may, among other things, (1) treat dividends that would otherwise constitute qualified dividend income as non-qualified dividend income, (2) treat dividends that would otherwise be eligible for the corporate dividends received deduction as ineligible for such treatment, (3) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (4) convert lower-taxed long-term capital gain into higher-taxed short-term capital gain or ordinary income, (5) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited), (6) cause HRZN to recognize income or gain without a corresponding receipt of cash, (7) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (8) adversely alter the characterization of certain complex financial transactions and (9) produce income that will not be qualifying income for purposes of the 90% Income Test. HRZN intends to monitor its transactions and may make certain tax elections to mitigate the effect of these provisions and prevent its ability to be subject to tax as a RIC.
Certain distributions reported by HRZN as Section 163(j) interest dividends may be treated as interest income by stockholders for purposes of the tax rules applicable to interest expense limitations under Section 163(j) of the Code. Such treatment by the stockholder is generally subject to holding period requirements and other potential limitations, although the holding period requirements are generally not applicable to dividends declared by money market funds and certain other funds that declare dividends daily and pay such dividends on a monthly or more frequent basis. The amount that HRZN is eligible to report as a Section 163(j) dividend for a tax year is generally limited to the excess of its business interest income over the sum of its (i) business interest expense and (ii) other deductions properly allocable to its business interest income.
HRZN can invest a portion of its net assets in below investment grade instruments. Investments in these types of instruments can present special tax issues for HRZN. U.S. federal income tax rules are not entirely clear about issues such as when HRZN can cease to accrue interest, original issue discount or market discount, when and to what extent deductions can be taken for bad debts or worthless instruments, how payments received on obligations in default should be allocated between principal and income and whether exchanges of debt obligations in a bankruptcy or workout context are taxable. HRZN intends to address these and other issues to the extent necessary in order to seek to ensure that it distributes sufficient income to avoid any material U.S. federal income tax or the 4% nondeductible U.S. federal excise tax.
Gain or loss realized by HRZN from warrants acquired by HRZN as well as any loss attributable to the lapse of such warrants generally will be treated as capital gain or loss. Such gain or loss generally will be long term or short term, depending on how long HRZN held a particular warrant.
If HRZN acquires the equity securities of certain non-U.S. entities classified as a corporation for U.S. federal income tax purposes that earn at least 75% of their annual gross income from passive sources (such as interest, dividends, rents, royalties or capital gain) or hold at least 50% of their total assets in investments producing such passive income, HRZN could be subject to federal income tax and additional interest charges on

“excess distributions” received from such passive foreign investment companies, or PFICs, or gain from the sale of stock in such PFICs, even if all income or gain actually received by HRZN is timely distributed to its stockholders. HRZN would not be able to pass through to its stockholders any credit or deduction for such a tax. Certain elections may, if available, ameliorate these adverse tax consequences, but any such election could require HRZN to recognize taxable income or gain without the concurrent receipt of cash. HRZN intends to limit and/or manage its holdings in PFICs to minimize HRZN liability for any such taxes and related interest charges.
Although HRZN does not presently expect to do so, it is authorized to borrow funds and to sell or otherwise dispose of assets in order to satisfy distribution requirements. However, under the 1940 Act, HRZN is not permitted to make distributions to its stockholders while its debt obligations and other senior securities are outstanding unless certain “asset coverage” tests are met. See “Regulation—Senior Securities.” Moreover, HRZN ability to sell or otherwise dispose of assets to meet the annual distribution requirement may be limited by (1) the illiquid nature of its portfolio and/or (2) other requirements relating to its qualification as a RIC, including the Diversification Tests. If HRZN sells or otherwise disposes of assets in order to meet the annual distribution requirement or the excise tax avoidance requirement, it may make such dispositions at times that, from an investment standpoint, are not advantageous.
A portfolio company in which HRZN invests may face financial difficulties that require HRZN to work-out, modify or otherwise restructure its investment in the portfolio company. Any such transaction could, depending upon the specific terms of the transaction, result in unusable capital losses and future non-cash income. Any such transaction could also result in HRZN receiving assets that give rise to non-qualifying income for purposes of the 90% Income Test or otherwise would not count toward satisfying the Diversification Tests.
Some of the income and fees that HRZN may recognize, such as fees for providing managerial assistance, certain fees earned with respect to its investments, income recognized in a work-out or restructuring of a portfolio investment, or income recognized from an equity investment in an operating partnership, may not satisfy the 90% Income Test. in order to manage the risk that such income and fees might disqualify HRZN as a RIC for a failure to satisfy the 90% Income Test, HRZN may be required to recognize such income and fees indirectly through one or more entities treated as corporations for U.S. federal income tax purposes. Such corporations will be subject to U.S. corporate income as well as state and local tax on their earnings, which ultimately will reduce the yield to HRZN stockholders on such fees and income.
The remainder of this discussion assumes that HRZN maintains its qualification as a RIC and has satisfied the Annual Distribution Requirement.
Taxation of U.S. Stockholders
This subsection applies to U.S. stockholders, only. If you are not a U.S. stockholder, this subsection does not apply to you and you should refer to “—Taxation of Non-U.S. Stockholders” below.
Distributions by HRZN generally are taxable to U.S. stockholders as ordinary income or capital gains. Distributions of HRZN’s investment company taxable income (which is generally its net ordinary income plus net short-term capital gains in excess of realized net long-term capital losses) will be taxable as ordinary income to U.S. stockholders to the extent of its current or accumulated earnings and profits, whether paid in cash or reinvested in additional shares of HRZN Common Stock. To the extent such distributions paid by HRZN to non-corporate stockholders (including individuals) are attributable to dividends from U.S. corporations and certain qualified foreign corporations and if certain holding period requirements are met, such distributions generally will be treated as qualified dividend income and generally eligible for a maximum U.S. federal tax rate of either 15% or 20%, depending on whether the individual stockholder’s income exceeds certain threshold amounts, and if other applicable requirements are met, such distributions generally will be eligible for the corporate dividends-received deduction to the extent such dividends have been paid by a U.S. corporation. In this regard, it is anticipated that distributions paid by HRZN will generally not be attributable to dividends and, therefore, generally will not qualify for the preferential maximum U.S. federal tax rate applicable to non-corporate stockholders as well as will not be eligible for the corporate dividends-received deduction. Distributions of HRZN’s net capital gains (which is generally its realized net long-term capital gains in excess of realized net short-term capital losses) properly designated by HRZN as “capital gain dividends” will be taxable to a U.S. stockholder as long-term capital gains (currently generally at a maximum rate of either 15% or 20%, depending on whether the individual stockholder’s income exceeds certain threshold amounts) in the case of individuals, trusts or estates, regardless of the U.S. stockholder’s holding period for his, her or its common stock and regardless of whether paid in cash or reinvested in additional common stock. Distributions in excess of HRZN’s earnings and profits first will reduce a U.S. stockholder’s adjusted tax basis in such stockholder’s common stock and, after the adjusted basis is reduced to zero, will constitute capital gains to such U.S. stockholder.
Stockholders receiving dividends or distributions in the form of additional shares of HRZN Common Stock purchased in the market should be treated for U.S. federal income tax purposes as receiving a distribution in an amount equal to the amount of money that the stockholders receiving cash dividends or distributions will receive, and should have a cost basis in the shares received equal to such amount. Stockholders receiving dividends in newly issued shares of HRZN Common Stock will be treated as receiving a distribution equal to the value of the shares received, and should have a cost basis of such amount.
Although HRZN currently intends to distribute any net capital gains at least annual, HRZN may in the future decide to retain some or all of its net capital gains, but designate the retained amount as a “deemed distribution.” In that case, among other consequences, HRZN will pay tax on the retained amount, each U.S. stockholder will be required to include their share of the deemed distribution in income as if it had been distributed to the U.S. stockholder, and the U.S. stockholder will be entitled to claim a credit equal to their allocable share of the tax paid on the deemed distribution by HRZN. The amount of the deemed distribution net of such tax will be added to the U.S. stockholder’s tax basis for their shares of HRZN Common Stock. Since HRZN expects to pay tax on any retained net capital gains at its regular corporate tax rate, and since that rate is in excess of the maximum rate currently payable by individuals on long-term capital gains, the amount of tax that individual stockholders will be treated as having paid and for which they will receive a credit will exceed the tax they owe on the retained net capital gain. Such excess generally may be claimed as a credit against the U.S. stockholder’s other U.S. federal income tax obligations or may be refunded to the extent it exceeds a stockholder’s liability for U.S. federal income tax. A stockholder that is not subject to U.S. federal income tax or otherwise required to file a U.S. federal income tax return would be required to file a U.S. federal income tax return on the appropriate form in order to claim a refund for the taxes HRZN paid. In order to utilize the deemed distribution approach, HRZN must provide written notice to its stockholders prior to the expiration of 60 days after the close of the relevant tax year. HRZN cannot treat any of its investment company taxable income as a “deemed distribution.”
For purposes of determining (1) whether the annual distribution requirement is satisfied for any tax year and (2) the amount of capital gain dividends paid for that tax year, HRZN may, under certain circumstances, elect to treat a distribution that is paid during the following tax year as if it had been paid during the tax year in question. If HRZN makes such an election, the U.S. stockholder will still be treated as receiving the distribution in the tax year in which the distribution is made. However, any distribution declared by HRZN in October, November or December of any calendar year, payable to stockholders of record on a specified date in such a month and actually paid during January of the following calendar year, will be treated as if it had been received by HRZN’s U.S. stockholders on December 31 of the calendar year in which the distribution was declared.
If an investor acquires shares of HRZN Common Stock shortly before the record date of a distribution, the price of the shares of HRZN Common Stock will include the value of the distribution and the investor will be subject to tax on the distribution even though it represents a return of their investment.
A stockholder generally will recognize taxable gain or loss if the stockholder sells or otherwise disposes of their shares of HRZN Common Stock. The amount of gain or loss will be measured by the difference between such stockholder’s adjusted tax basis in the HRZN Common Stock sold and the amount of the proceeds received in exchange. Any gain arising from such sale or disposition generally will be treated as long-term capital gain or loss if the stockholder has held their shares of HRZN Common Stock for more than one year. Otherwise, it would be classified as short-term capital gain or loss. However, any capital loss arising from the sale or disposition of shares of HRZN Common Stock held for six months or less will be treated as long-term capital loss to the extent of the amount of capital gain dividends received, or undistributed capital gain deemed received, with respect to such shares. In addition, all or a portion of any loss recognized upon a disposition of shares of HRZN Common Stock may be disallowed if other shares of HRZN Common Stock are purchased (whether through reinvestment of distributions or otherwise) within 30 days before or after the disposition. In such case, the basis of the HRZN Common Stock acquired will be increased to reflect the disallowed loss.

In general, individual U.S. stockholders are subject to a maximum U.S. federal income tax rate of either 15% or 20% (depending on whether the individual U.S. stockholder’s income exceeds certain threshold amounts) on their net capital gain, i.e., the excess of realized net long-term capital gain over realized net short-term capital loss for a taxable year, including any long-term capital gain derived from an investment in shares of HRZN Common Stock. Such rate is lower than the maximum federal income tax rate on ordinary taxable income currently payable by individuals. Corporate U.S. stockholders currently are subject to U.S. federal income tax on net capital gain at the maximum 21% rate also applied to ordinary income. Non-corporate stockholders incurring net capital losses for a tax year (i.e., net capital losses in excess of net capital gains) generally may deduct up to $3,000 of such losses against their ordinary income each year; any net capital losses of a non-corporate stockholder in excess of $3,000 generally may be carried forward and used in subsequent tax years as provided in the Code. Corporate stockholders generally may not deduct any net capital losses for any tax year, but may carry back such losses for three tax years or carry forward such losses for five tax years.
An additional 3.8% Medicare tax is imposed on certain net investment income (including ordinary dividends and capital gain distributions received from HRZN and net gains from redemptions or other taxable dispositions of shares of HRZN Common Stock) of U.S. individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds certain threshold amounts.
HRZN (or if a U.S. stockholder holds shares through an intermediary, such intermediary) will send to each of its U.S. stockholders, as promptly as possible after the end of each calendar year, a notice detailing, on a per distribution basis, the amounts includible in such U.S. stockholder’s taxable income for such year as ordinary income and as long-term capital gain. In addition, the federal tax status of each year’s distributions generally will be reported to the IRS (including the amount of distributions, if any, eligible for the preferential maximum rate). Distributions paid by HRZN generally will not be eligible for the corporate dividends received deduction or the preferential tax rate applicable to qualifying dividends because HRZN’s income generally will not consist of qualifying dividends. Distributions may also be subject to additional state, local and foreign taxes depending on a U.S. stockholder’s particular situation.
The Code requires reporting of adjusted cost basis information for covered securities, which generally include shares of a RIC acquired after January 1, 2012, to the IRS and to taxpayers. Stockholders should contact their financial intermediaries with respect to reporting of cost basis and available elections for their accounts.
HRZN may be required to withhold U.S. federal income tax, or backup withholding, currently at a rate of 24%, from all distributions to any non-corporate U.S. stockholder (1) who fails to furnish HRZN with a correct taxpayer identification number or a certificate that such stockholder is exempt from backup withholding or (2) with respect to whom the IRS notifies HRZN that such stockholder has failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect. An individual’s taxpayer identification number is his or her social security number. Any amount withheld under backup withholding is allowed as a credit against the U.S. stockholder’s U.S. federal income tax liability, provided that proper information is provided to the IRS.
Under U.S. Treasury regulations, if a U.S. stockholder recognizes a loss with respect to shares of HRZN Common Stock of $2 million or more in the case of an individual stockholder or $10 million or more in the case of a corporate stockholder in any single tax year (or a greater loss over a combination of tax years), such U.S. stockholder must file with the IRS a disclosure statement on Form 8886. Direct U.S. stockholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, U.S. stockholders of a RIC are not excepted. The fact that a loss is reportable by a taxpayer under these U.S. Treasury regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. U.S. stockholders should consult their tax advisers to determine the applicability of these U.S. Treasury regulations in light of their individual circumstances.
Taxation of Non-U.S. Stockholders
Whether an investment in the shares of HRZN Common Stock is appropriate for a non-U.S. stockholder will depend upon that person’s particular circumstances. An investment in the shares of HRZN Common Stock by a Non-U.S. stockholder may have adverse tax consequences. Non-U.S. stockholders of MRCC should consult their tax advisers before approving the Merger and the Merger Agreement.

Certain properly reported dividends received by a Non-U.S. stockholder generally are exempt from U.S. federal withholding tax when they (1) are paid in respect of HRZN’s “qualified net interest income” (generally, HRZN’s U.S. source interest income, other than certain contingent interest and interest from obligations of a corporation or partnership in which HRZN is at least a 10% stockholder, reduced by expenses that are allocable to such income), or (2) are paid in connection with HRZN’s “qualified short-term capital gains” (generally, the excess of HRZN’s net short-term capital gain over its long-term capital loss for a tax year) as well as if certain other requirements are satisfied. Nevertheless, it should be noted that in the case of shares of HRZN Common Stock held through an intermediary, the intermediary may have withheld U.S. federal income tax even if HRZN designated the payment as having been derived from qualified net interest income or from qualified short-term capital gains. Moreover, depending on the circumstances, HRZN may designate all, some or none of its potentially eligible dividends as derived from such qualified net interest income or as qualified short-term capital gains, or treat such dividends, in whole or in part, as ineligible for this exemption from withholding.
Distributions of HRZN’s investment company taxable income made to non-U.S. stockholders will not be subject to U.S. withholding tax if (i) the distributions are properly reported in a notice timely delivered to Non-U.S. stockholders as “interest-related dividends” or “short-term capital gain dividends,” (ii) the distributions are derived from sources specified in the Code for such dividends and (iii) certain other requirements are satisfied. No assurance can be given as to whether any amount of HRZN’s distributions will be eligible for this exemption from withholding or, if eligible, will be reported as such by HRZN.
Actual or deemed distributions of HRZN’s net capital gains to a Non-U.S. stockholder, and gains realized by a Non-U.S. stockholder upon the sale of HRZN Common Stock, will not be subject to U.S. federal withholding tax and generally will not be subject to U.S. federal income tax unless (i) the distributions or gains, as the case may be, are effectively connected with a U.S. trade or business of the Non-U.S. stockholder and, if an income tax treaty applies, are attributable to a permanent establishment maintained by the Non-U.S. stockholder in the United States, or (ii) in the case of an individual stockholder, the stockholder is present in the United States for 183 days or more during the year of the sale or capital gain dividend and certain other conditions are met.
If HRZN distributes its net capital gains in the form of deemed rather than actual distributions (which it may do in the future), a Non-U.S. stockholder will be entitled to a U.S. federal income tax credit or tax refund equal to the stockholder’s allocable share of the tax HRZN pays on the capital gains deemed to have been distributed. In order to obtain the refund, the Non-U.S. stockholder must obtain a U.S. taxpayer identification number and file a U.S. federal income tax return even if the Non-U.S. stockholder would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return. For a corporate Non-U.S. stockholder, distributions (both actual and deemed), and gains realized upon the sale of HRZN Common Stock that are effectively connected to a U.S. trade or business may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate if provided for by an applicable treaty).
A Non-U.S. stockholder who is a non-resident alien individual, and who is otherwise subject to withholding of U.S. federal income tax, may be subject to information reporting and backup withholding of U.S. federal income tax on dividends unless the Non-U.S. stockholder provides HRZN or the dividend paying agent with a U.S. nonresident withholding tax certification (e.g., an IRS Form W-8BEN, an IRS Form W-8BEN-E or an acceptable substitute form) or otherwise meets documentary evidence requirements for establishing that it is a Non-U.S. stockholder or otherwise establishes an exemption from backup withholding.
Withholding of U.S. tax (at a 30% rate) is required by the Foreign Account Tax Compliance Act (“FATCA”) provisions of the Code with respect to payments of dividends paid to certain non-U.S. entities that fail to comply (or be deemed compliant) with extensive reporting and withholding requirements designed to inform the U.S. Department of the Treasury of U.S.-owned foreign investment accounts. Stockholders may be requested to provide additional information to enable the applicable withholding agent to determine whether withholding is required.

An investment in shares by a non-U.S. person may also be subject to U.S. federal estate tax. Non-U.S. persons should consult their own tax advisors with respect to the U.S. federal income tax, U.S. federal estate tax, withholding tax, and state, local and foreign tax consequences of acquiring, owning or disposing of HRZN Common Stock.
Failure to Qualify as a RIC
If HRZN fails to satisfy the 90% Income Test or any Diversification Test in any tax year, HRZN may be eligible to avail itself of certain relief provisions under the Code if the failures are due to reasonable cause and not willful neglect, and if a penalty tax is paid with respect to each failure in satisfaction of the applicable requirements. Additionally, relief is provided for certain de minimis failures of the Diversification Tests where HRZN corrects a failure within a specified period. If the applicable relief provisions are not available or cannot be met, all of HRZN’s income will be subject to U.S. federal corporate-level income tax as described below. HRZN cannot provide assurance that it would qualify for any such relief should it fail either the 90% Income Test or any Diversification Test.
If HRZN were unable to qualify for treatment as a RIC, it would be subject to tax on all of its taxable income at regular corporate rates, regardless of whether it makes any distributions to its stockholders. Distributions would not be required, and any distributions would generally be taxable to HRZN stockholders as ordinary dividend income. Subject to certain additional limitations in the Code, such distributions would be eligible for the preferential maximum rate applicable to individual stockholders with respect to qualifying dividends. Subject to certain limitations under the Code, corporate distributees would be eligible for the dividends-received deduction. Distributions in excess of HRZN’s current and accumulated earnings and profits would be treated first as a return of capital to the extent of the stockholder’s tax basis, and any remaining distributions would be treated as a capital gain. Moreover, if HRZN fails to qualify as a RIC in any tax year, to qualify again to be subject to tax as a RIC in a subsequent tax year, HRZN would be required to distribute its earnings and profits attributable to any of its non-RIC tax years as dividends to its stockholders. In addition, if HRZN fails to qualify as a RIC for a period greater than two consecutive tax years, to qualify as a RIC in a subsequent year HRZN may be subject to regular corporate income tax on any net built-in gains with respect to certain of its assets (that is, the excess of the aggregate gains, including items of income, over aggregate losses that would have been realized with respect to such assets if HRZN had sold the property at fair market value at the end of the tax year) that it elects to recognize on requalification or when recognized over the next five tax years.
State and Local Taxes
HRZN may be subject to state or local taxes in jurisdictions in which it is deemed to be doing business. In those states or localities, HRZN entity-level tax treatment and the treatment of distributions made to stockholders under those jurisdictions’ tax laws may differ from the treatment under the Code. Accordingly, an investment in shares of HRZN Common Stock may have tax consequences for stockholders that are different from those of a direct investment in HRZN’s portfolio investments. Stockholders are urged to consult their own tax advisers concerning state and local tax matters.

HRZN PROPOSAL 1: APPROVAL OF THE MERGER STOCK ISSUANCE PROPOSAL
General
HRZN is asking its stockholders to approve the issuance of the shares of HRZN Common Stock pursuant to the Merger Agreement. It is a condition to completion of the Merger that HRZN issue shares of HRZN Common Stock to MRCC stockholders pursuant to the Merger Agreement. Upon completion of the Initial Merger, and subject to the terms and conditions of the Merger Agreement, each share of MRCC Common Stock issued and outstanding immediately prior to the Effective Time (excluding any Cancelled Shares) will be converted into the right to receive, in accordance with the Merger Agreement, a number of shares of HRZN Common Stock equal to the Exchange Ratio, which is described in the section entitled “Description of the Merger Agreement—Merger Consideration.” For more information on the HRZN stockholder vote required for the approval of the Merger Stock Issuance Proposal, see the section entitled “The HRZN Special Meeting – Vote Required”.
Approval of the Merger Stock Issuance Proposal is required to be obtained in accordance with NASDAQ listing rule requirements, as a part of the completion of the Merger, and is required for the completion of the Asset Sale and the Merger.
Appraisal Rights
Under Delaware law, HRZN stockholders will not be entitled to rights of appraisal with respect to the Merger Stock Issuance Proposal. Accordingly, to the extent that a HRZN stockholder objects to the Merger Stock Issuance Proposal, such HRZN stockholder will not have the right to have a court judicially determine (and the HRZN stockholder will not receive) the fair value for its shares of HRZN Common Stock under the provisions of Delaware law governing appraisal rights.
THE HRZN BOARD, BASED UPON THE RECOMMENDATION OF THE HRZN SPECIAL COMMITTEE, UNANIMOUSLY RECOMMENDS THAT HRZN STOCKHOLDERS VOTE “FOR” THE MERGER STOCK ISSUANCE PROPOSAL.
Required Vote
HRZN stockholders may vote “FOR” or “AGAINST,” or they may “ABSTAIN” from voting on, the Merger Stock Issuance Proposal. The affirmative vote of the holders of a majority of the votes cast by HRZN stockholders at the HRZN Special Meeting in person or by proxy is required for approval of the Merger Stock Issuance Proposal (meaning that the number of shares voted “for” the proposal must exceed the number of shares voted “against” such proposal). Abstentions and broker non-votes, if any, will not be included in determining the number of votes cast for the foregoing purpose and, as a result, will have no effect on the Merger Stock Issuance Proposal. Proxies received will be voted “FOR” the approval of the Merger Stock Issuance Proposal unless HRZN stockholders designate otherwise.

HRZN PROPOSAL 2: APPROVAL OF THE DIRECTOR ELECTION PROPOSAL
In connection with HRZN’s entry into the Merger Agreement, the HRZN Board agreed (the “Governance Provision”) to use commercially reasonable efforts to take all action such that, promptly following the Effective Time, the HRZN Board will consist of four members, comprised of (1) two independent members of the HRZN Board immediately prior to the Effective Time, (2) the Chief Executive Officer of HRZN immediately prior to the Effective Time and (3) an independent member of the MRCC Board immediately prior to the Effective Time (the “MRCC Designee”).
In connection with the foregoing, the Nominating and Corporate Governance Committee of the HRZN Board (the “HRZN NCG Committee”) undertook an assessment of the composition of the HRZN Board and the qualifications, attributes and skills of the current members of the HRZN Board, as well as an assessment of the qualifications, attributes and skills of the current members of the MRCC Board, in connection with consideration of an independent member of the MRCC Board to appoint to the HRZN Board as the MRCC Designee.
Upon completion of the assessments, at a meeting held on September 3, 2025, the HRZN NCG Committee recommended that (1) the HRZN Board approve an adjustment to the size of the HRZN Board to four directors and (2) the HRZN Board approve the nomination of Thomas J. Allison as the MRCC Designee for election at the HRZN Special Meeting as a Class I Director on the HRZN Board, to serve until the 2026 annual meeting of HRZN’s stockholders or until his successor is duly elected and qualified, with the change in size of the HRZN Board and Mr. Allison’s appointment as a Class I Director each to be (x) contingent on the approval of the Director Election Proposal by HRZN stockholders at the HRZN Special Meeting and (y) effective upon the Effective Time. In making such recommendation, the HRZN NCG Committee considered that Mr. Allison (A) is not an “interested person,” as defined in the 1940 Act, of HRZN, MC Advisors or the HRZN Advisor, (B) if elected, will be an “independent director” as defined in Rule 5602(a)(2) of the Nasdaq listing rules, (C) meets the independence requirements of Section 10A of the Exchange Act, (D) is able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement and (E) has the ability to contribute to the effective management of HRZN.
Based upon the results of the HRZN NCG Committee’s review of the foregoing factors and the HRZN NCG Committee’s recommendation, at a meeting of the HRZN Board held on September 3, 2025, the HRZN Board (including a majority of the members of the HRZN Board who are not “interested persons,” as defined in Section 2(a)(19) of the 1940 Act, of HRZN) accepted the recommendation of the HRZN NCG Committee by approving (1) an adjustment to the size of the full HRZN Board to four directors and (2) the nomination of Mr. Allison as the MRCC Designee for election at the HRZN Special Meeting as a Class I Director on the HRZN Board, to serve until the 2026 annual meeting of HRZN’s stockholders or until his successor is duly elected and qualified, with such change in size of the HRZN Board and Mr. Allison’s election as a Class I Director each to be (x) contingent on the approval of the Director Election Proposal by HRZN stockholders at the HRZN Special Meeting and (y) effective upon the Effective Time.
In March 2025, the HRZN Advisor experienced a deemed change in control (the “HRZN Advisor Change in Control”) as a result of closing of an acquisition of a 75% equity interest in Monroe Capital Investment Holdings, L.P. (“MCIH”), the indirect parent company of the HRZN Advisor, and certain other affiliates of MCIH (collectively, “Monroe”) by an affiliate of Wendel SE (collectively with its affiliates, “Wendel”). In accordance with Section 15(f) of the 1940 Act, as made applicable to BDCs through Section 59 of the 1940 Act, the HRZN Board has committed to ensure that at least 75% of the directors on the HRZN Board will not be “interested persons” of the HRZN Advisor, Monroe or Wendel for a period of three years after the HRZN Advisor Change in Control. Section 16(b) of the 1940 Act, as made applicable to BDCs through Section 59 of the 1940 Act, provides that “[a]ny vacancy on the board of directors of a registered investment company which occurs in connection with compliance with Section 15(f)(1)(A) and which must be filled by a person who is not an interested person of either party to a transaction subject to Section 15(f)(1)(A) shall be filled only by a person (1) who has been selected and proposed for election by a majority of the directors of such company who are not such interested persons, and (2) who has been elected by the holders of the outstanding voting securities of such company . . .”
In light of these requirements, and although the HRZN Board generally has the exclusive power under the HRZN Charter, to fill any and all vacancies on the HRZN Board and newly created directorships resulting from any increase in the authorized number of directors on the HRZN Board without approval from HRZN’s stockholders, the HRZN stockholders are being asked to vote on the election of Mr. Allison to serve as a Class I

Director on the HRZN Board, to serve until the 2026 annual meeting of HRZN’s stockholders or until his successor is duly elected and qualified, in accordance with the requirements of Section 16(b) of the 1940 Act and HRZN’s ongoing compliance with Section 15(f) of the 1940 Act; provided, however, that such election shall be contingent upon the closing of the Merger and will not be effective until the Effective Time.
Prior to the HRZN Special Meeting, in accordance with the Governance Provision, HRZN expects the following current HRZN Board members to resign from the HRZN Board, effective no later than the Effective Time: James Bottiglieri, Edward Mahoney, Robert Pomeroy, Elaine Sarsynski and Joseph Savage. As a result, assuming HRZN stockholder approval of the Director Election Proposal and effective immediately after the Effective Time, the following individuals set forth in the table below will comprise the HRZN Board, one of whom will be an “interested person” as defined in the 1940 Act, of either HRZN, the HRZN Advisor or MC Advisors (the “Interested Director”), and the remaining three directors will be “Independent Directors” of HRZN. Other than as set forth in this “HRZN Proposal 2: Approval of the Director Election Proposal” with respect to the composition of the HRZN Board as set forth in the Merger Agreement, there is no arrangement or understanding between any HRZN director, HRZN director-nominee or HRZN officer and any other person pursuant to which he or she was or is to be selected as a director, nominee, or officer of HRZN.
Nominee for HRZN Class I Director

Name, Address and Age(1)(3)	Position(s) Held with HRZN	Term of Office and Length of Time Served	Principal Occupation(s) During the Past 5 Years	Other Public Company or Registered Investment Company Directorships Held by Director or Nominee for Director During the Past 5 Years(2)
HRZN Independent Director Nominee:
Thomas J. Allison (73)	None.	Class I Director Nominee; term expires in 2026	Principal of Thomas J. Allison & Associates
Director of MRCC (NASDAQ: MRCC) since April 2023; Director of Monroe Capital Income Corporation since April 2022; Trustee of Monroe Capital Enhanced Corporate Lending Fund since October 2025; and Director of MCAP Acquisition Corporation (NASDAQ: MACQU) from March 2021 to December 2021.

HRZN Class I Directors
(continuing HRZN directors not up for re-election at the HRZN Special Meeting)

Name, Address and Age(1)(3)	Position(s) Held with HRZN	Term of Office and Length of Time Served	Principal Occupation(s) During the Past 5 Years	Other Public Company Directorships Held by Director or Nominee for Director During the Past 5 Years(2)
HRZN Independent Director:
Kimberley A. O’Connor (61)	Director	Class I Director since June 5, 2025 to the present; Class I Director from February 2023 to March 2023; term expires in 2026	Retired since August 2022; Boston Office Managing Partner of Grant Thornton LLP from January 2019 through August 2022; Partner of Grant Thornton LLP from 2004 through January 2019.	None.

HRZN Class II Directors
(continuing directors not up for re-election at the HRZN Special Meeting)

Name, Address and Age(1)(3)	Position(s) Held with HRZN	Term of Office and Length of Time Served	Principal Occupation(s) During the Past 5 Years	Other Public Company Directorships Held by Director or Nominee for Director During the Past 5 Years(2)
HRZN Interested Director:
Michael Balkin (66)(4)	Director	Class II Director since June 2023; Term expires 2027
Chief Executive Officer of HRZN since June 2025; Advisor since February 2025, Director until October 2024 of Innventure, Inc. (INV); Director since October 2024 of Affluence Corporation; Advisor since June 2023 to OptimizeRX Corporation; Advisor since April 2023 to P3 Health Partners Inc.; Financial Advisor since 2022 to the Rail-Splitter Micro Cap Rebound Fund; Chief Executive Officer since 2021 of MPB Enterprises; Advisor since 2021 to Wasson Enterprise LLC; Chief Executive Officer from January 2021 to December 31, 2021 of Foresight Acquisition Corp; Chairman and Director since November 2013 of Performance Health Systems, LLC.
None.
HRZN Class III Directors
(continuing directors not up for re-election at the HRZN Special Meeting)

Name, Address and Age(1)(3)	Position(s) Held with HRZN	Term of Office and Length of Time Served	Principal Occupation(s) During the Past 5 Years	Other Public Company Directorships Held by Director or Nominee for Director During the Past 5 Years(2)
HRZN Independent Director
Jonathan J. Goodman (53)	Director	Class III Director since June 2023; Term expires 2028	Founder and Managing Director since June 2018 of Qiviut Capital LP.	None.

(1)	The business address of the nominee and other directors is c/o Horizon Technology Finance Management LLC, 312 Farmington Avenue, Farmington, Connecticut 06032.
(2)	No director otherwise serves as a director of an investment company registered under the 1940 Act.
(3)	There are no family relationships between any of the directors or the director nominee.
(4)	Mr. Balkin is an interested director due to his position as an officer of HRZN and of the HRZN Advisor.
See below for Mr. Allison’s biographical information. For information about Ms. O’Connor and Messrs. Balkin and Goodman, see “Management of Horizon Technology Finance Corporation.”
Information About the Director Nominee’s Experience, Qualifications, Attributes or Skills
Below is additional information about the director nominee (supplementing the information provided in the table above) that describes some of the specific experiences, qualifications, attributes and/or skills that the director nominee possesses and which the HRZN Board believes have prepared the director nominee to be an effective HRZN Board member. The HRZN Board believes that the significance of the director nominee’s experience, qualifications, attributes and/or skills is an individual matter (meaning that experience that is important for one director may not have the same value for another) and that these factors are best evaluated at the HRZN Board level, with no single director, or particular factor, being indicative of HRZN Board effectiveness. However, the HRZN Board believes that directors need to have the ability to review, evaluate, question and discuss critical information provided to them, and to interact effectively with HRZN’s management, service providers and counsel, in order to exercise effective business judgment in the performance of their duties. The HRZN Board believes that its members satisfy this standard. Experience relevant to having this ability may be achieved through a director’s educational background, business, professional training or practice (e.g., finance, accounting or law), public service or academic positions, experience from service as a board member (including through service on the HRZN Board) or as an executive of investment funds, public companies or significant private or not-for-profit entities or other organizations and/or other life experiences. The HRZN Board and its committees have the ability to engage other experts as appropriate. The HRZN Board evaluates its performance on an annual basis.
The HRZN Board believes that Mr. Allison will bring a strong and unique background and set of skills to the HRZN Board, giving the HRZN Board, as a whole, competence and experience in a wide variety of areas. Below is a description of the experiences, qualifications, attributes and/or skills with respect to the director nominee considered by the HRZN Board.
Director Nominee
Thomas J. Allison has served on the MRCC Board and as the MRCC Audit Committee Chair since April 2013. Mr. Allison has served as Principal of Thomas J. Allison & Associates, a senior management services firm, since 2013, and as Senior Advisor of Portage Point Partners, an interim management and business advisory firm, since May 2018. Mr. Allison has served as a director of MCIP since April 2022 and as a director of MCAP Acquisition Corporation (NASDAQ: MACQU) from March 2021 to December 2021. Mr. Allison has also served on the Board of Trustees for Monroe Capital Enhanced Corporate Lending Fund, a non-traded BDC, since October 2025. Mr. Allison has been a director of Assertio Therapeutics, Inc. since 2020, where he chairs the Opioid Committee, has been an Independent Director of Virtus Pharmaceuticals LLC since 2022; and has been a member of AArete Consulting’s Advisory Board since 2016. Mr. Allison has also been an Independent Director of Grupo HIMA, the second largest healthcare system in Puerto Rico, since 2021. Mr. Allison has served as Lead Independent Director of DTI, a noise dampening company, since 2023. Mr. Allison served as Lead Director of American Direct Products from July 2024 to December 2024, Chair of Phoenixus AG, a pharmaceutical company, from 2022 to 2023, a director of Katy Industries, a manufacturer of commercial cleaning solutions and consumer storage products, from 2016 to 2018 and as a director of PTC Alliance Group Holdings, a global manufacturer of steel tubing, from 2015 to 2020. Mr. Allison has previously served as Chair of the Association for Certified Turnaround Professionals, Chair and Director of the Turnaround Management Association, is a Fellow in the American College of Bankruptcy and has taught as a guest lecturer at Northwestern University and DePaul University. Mr. Allison received his bachelor of science in commerce and his master of business administration from DePaul University.
Mr. Allison is not being nominated for election to the HRZN Board pursuant to any agreement or understanding between him and HRZN.
The closing of the Asset Sale and the Merger is not contingent upon the HRZN stockholders’ approval of the Director Election Proposal. As a result, if the Director Election Proposal is not approved at the HRZN Special Meeting, (i) it will have no effect on the consummation of either the Asset Sale or the Merger and (ii) Mr. Allison will not be appointed to the HRZN Board upon the closing of the Merger. In such a scenario, HRZN will take commercially reasonable efforts to appoint to the HRZN Board a different independent member of the MRCC Board (as constituted immediately prior to the closing of the Merger) or to cause an existing HRZN Independent Director to postpone his or her resignation.
THE HRZN BOARD, INCLUDING ALL OF THE HRZN INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT HRZN STOCKHOLDERS VOTE “FOR” THE DIRECTOR ELECTION PROPOSAL.
Required Vote
HRZN stockholders may vote “FOR” or “WITHHOLD” authority to vote for the nominee for the HRZN Board. The director nominee shall be elected by a plurality of the votes cast at the HRZN Special Meeting. “Withhold” votes and broker non-votes, if any, are not considered votes cast for the foregoing purpose, and will have no effect on the election of the nominee in the Director Election Proposal. Proxies received will be voted “FOR” the approval of the Director Election Approval unless HRZN stockholders designate otherwise.

MRCC PROPOSAL 1: APPROVAL OF THE ASSET SALE PROPOSAL
General
MRCC is asking its stockholders to approve the Asset Purchase Agreement and the transactions contemplated thereby, including the Asset Sale. Pursuant to, and subject to the satisfaction or waiver of the closing conditions set forth in, the Asset Purchase Agreement, on the Closing Date, MRCC will sell to MCIP, and MCIP will purchase from MRCC, all of the investment assets of MRCC at fair value, as determined by MC Advisors as MRCC’s valuation designee under Rule 2a-5 of the 1940 Act shortly before the Closing Date, for cash, as well as liabilities with respect to such assets. Under the Asset Purchase Agreement, the Asset Sale is contingent upon, and will become effective immediately prior to the effectiveness of, the Merger. For more information on the MRCC stockholder vote required for the approval of the Asset Sale Proposal, see the section entitled “The MRCC Special Meeting – Vote Required”.
Approval of the Asset Sale Proposal is required for the completion of the Asset Sale and the Merger.
Appraisal Rights
Under Maryland law and the MRCC Charter, MRCC stockholders will not be entitled to rights of appraisal with respect to the Asset Sale Proposal unless the MRCC Board shall determine that such rights apply. The MRCC Board has made no such determination. Accordingly, to the extent that an MRCC stockholder objects to the Asset Sale Proposal, such MRCC stockholder will not have the right to have a court judicially determine (and the MRCC stockholder will not receive) the fair value for its shares of MRCC Common Stock under the provisions of Maryland law governing appraisal rights.
THE MRCC BOARD, BASED UPON THE RECOMMENDATION OF THE MRCC SPECIAL COMMITTEE, UNANIMOUSLY RECOMMENDS THAT MRCC STOCKHOLDERS VOTE “FOR” THE ASSET SALE PROPOSAL.
Required Vote
MRCC stockholders may vote “FOR” or “AGAINST,” or they may “ABSTAIN” from voting on, the Asset Sale Proposal. The affirmative vote of the holders of a majority of the outstanding shares of MRCC Common Stock entitled to vote at the MRCC Special Meeting is required to approve the Asset Sale Proposal (meaning that of the outstanding shares of MRCC Common Stock on the MRCC Record Date, a majority of them must be voted “for” the proposal for it to be approved). Abstentions and broker non-votes, if any, will have the same effect as votes “against” the Asset Sale Proposal. Proxies received will be voted “FOR” the approval of the Asset Sale Proposal unless MRCC stockholders designate otherwise.

MRCC PROPOSAL 2: APPROVAL OF THE MERGER PROPOSAL
General
MRCC is asking its stockholders to approve the Initial Merger pursuant to the Merger Agreement. Upon completion of the Initial Merger, and subject to the terms and conditions of the Merger Agreement, each share of MRCC Common Stock issued and outstanding immediately prior to the Effective Time (excluding any Cancelled Shares) will be converted into the right to receive, in accordance with the Merger Agreement, a number of shares of HRZN Common Stock equal to the Exchange Ratio, which is described in the section entitled “Description of the Merger Agreement—Merger Consideration.” For more information on the MRCC stockholder vote required for approval of the Merger Proposal, see “The MRCC Special Meeting—Vote Required.”
Approval of the Merger Proposal is required for the completion of the Asset Sale and the Merger.
Appraisal Rights
Under Maryland law and the MRCC Charter, MRCC stockholders will not be entitled to rights of appraisal with respect to the Merger Proposal unless the MRCC Board shall determine that such rights apply. The MRCC Board has made no such determination. Accordingly, to the extent that an MRCC stockholder objects to the Merger Proposal, such MRCC stockholder will not have the right to have a court judicially determine (and the MRCC stockholder will not receive) the fair value for its shares of MRCC Common Stock under the provisions of Maryland law governing appraisal rights.
THE MRCC BOARD, BASED UPON THE RECOMMENDATION OF THE MRCC SPECIAL COMMITTEE, UNANIMOUSLY RECOMMENDS THAT MRCC STOCKHOLDERS VOTE “FOR” THE MERGER PROPOSAL.
Required Vote
MRCC stockholders may vote “FOR” or “AGAINST,” or they may “ABSTAIN” from voting on, the Merger Proposal. The affirmative vote of the holders of a majority of the outstanding shares of MRCC Common Stock entitled to vote at the MRCC Special Meeting is required to approve the Merger Proposal (meaning that of the outstanding shares of MRCC Common Stock on the MRCC Record Date, a majority of them must be voted “for” the proposal for it to be approved). Abstentions and broker non-votes, if any, will have the same effect as votes “against” the Merger Proposal. Proxies received will be voted “FOR” the approval of the Merger Proposal unless MRCC stockholders designate otherwise.

MARKET PRICE, DIVIDEND AND DISTRIBUTION INFORMATION
HRZN
Price Range of Common Stock
HRZN Common Stock is currently traded on Nasdaq under the symbol “HRZN”. The following table sets forth: (i) the NAV per share of HRZN Common Stock as of the applicable period end, (ii) the range of high and low closing sales prices of HRZN Common Stock as reported on Nasdaq during the applicable period, (iii) the closing high and low sales prices as a premium (discount) to NAV during the appropriate period, and (iv) the dividends and distributions per share of HRZN Common Stock declared during the applicable period.

		Closing Sales Price		Premium (Discount) of High Sales Price to NAV(2)	Premium (Discount) of Low Sales Price to NAV(2)	Distributions Declared Per Share
	NAV per share(1)	High	Low
Year ending December 31, 2026
First Quarter(3)	*	$6.69	$6.52	*	*	**
Year ended December 31, 2025
Fourth Quarter	*	$6.81	$5.72	*	*	$ 0.33
Third Quarter	$7.12	$8.42	$6.01	18.3%	(15.6)%	$0.33
Second Quarter	$6.75	$9.47	$7.14	40.3%	5.7%	$0.33
First Quarter	$7.57	$9.86	$8.65	30.3%	14.2%	$0.33
Year ended December 31, 2024
Fourth Quarter	$8.43	$10.68	$8.57	26.7%	1.7%	$0.33
Third Quarter	$9.06	$12.56	$10.58	38.6%	16.8%	$0.33
Second Quarter	$9.12	$12.16	$11.20	33.3%	22.8%	$0.33
First Quarter	$9.64	$13.63	$11.17	41.4%	15.9%	$0.38
Year ended December 31, 2023
Fourth Quarter	$9.71	$13.44	$10.86	38.4%	11.8%	$0.38
Third Quarter	$10.41	$13.27	$11.38	27.5%	9.3%	$0.33
Second Quarter	$11.07	$13.27	$10.99	19.9%	(0.7)%	$0.33
First Quarter	$11.34	$12.88	$10.74	13.6%	(5.3)%	$0.33

*	NAV has not yet been calculated for this period.
**	Distributions have not yet been declared for this period.
(1)
NAV per share is determined as of the last day in the relevant quarter and therefore may not reflect the NAV per share on the date of the high and low closing sales prices. The NAVs shown are based on outstanding shares at the end of each period.

(2)	Calculated by taking the respective high or low closing sales price divided by the quarter-end NAV and subtracting 1.
(3)	Through January 13, 2026.
The last reported price for HRZN Common Stock as of January 13, 2026 was $6.66 per share. As of January 13, 2026, HRZN had 21 stockholders of record. This does not include the number of stockholders that hold shares through banks or broker-dealers.
HRZN cannot predict the price at which its common stock will trade. Shares of closed-end investment companies frequently trade at a discount to their NAV and HRZN Common Stock may also be discounted in the market. This characteristic of closed-end investment companies is separate and distinct from the risk that HRZN’s NAV per share may decline. HRZN cannot predict whether shares of its common stock will trade above, at or below its NAV. The risk of loss associated with this characteristic of closed-end investment companies may be greater for investors expecting to sell shares of common stock soon after the purchase of such shares of common stock. In addition, if HRZN Common Stock trades below its NAV, it will generally not be able to issue additional shares of its common stock at its market price without first obtaining the approval of HRZN stockholders and the HRZN Independent Directors.
HRZN has adopted a dividend reinvestment plan that provides for reinvestment of HRZN’s dividends and other distributions on behalf of HRZN stockholders, unless an HRZN stockholder elects to receive cash pursuant to such plan. As a result, if the HRZN Board declares a distribution, then stockholders who have not elected to “opt out” of HRZN’s dividend reinvestment plan will have their distributions automatically reinvested in additional shares of HRZN Common Stock. See “Horizon Technology Finance Corporation Dividend Reinvestment Plan” for additional information regarding HRZN’s dividend reinvestment plan.
MRCC
Price Range of Common Stock
MRCC Common Stock is currently traded on Nasdaq under the symbol “MRCC”. The following table sets forth: (i) the NAV per share of MRCC Common Stock as of the applicable period end, (ii) the range of high and low closing sales prices of MRCC Common Stock as reported on Nasdaq during the applicable period, (iii) the closing high and low sales prices as a premium (discount) to NAV during the appropriate period, and (iv) the dividends and distributions per share of MRCC Common Stock declared during the applicable period.

		Closing Sales Price		Premium (Discount) of High Sales Price to NAV(2)	Premium (Discount) of Low Sales Price to NAV(2)	Distributions Declared Per Share
	NAV per share(1)	High	Low
Year ending December 31, 2026
First Quarter(3)	*	$6.55	$6.17	*	*	**
Year ended December 31, 2025
Fourth Quarter	*	$7.06	$5.90	*	*	$ 0.18
Third Quarter	$7.99	$7.69	$6.16	(3.8)%	(22.9)%	$0.25
Second Quarter	$8.29	$7.66	$6.15	(7.6)%	(25.8)%	$0.25
First Quarter	$8.63	$8.81	$7.61	2.1%	(11.8)%	$0.25
Year ended December 31, 2024
Fourth Quarter	$8.85	$8.64	$7.82	(2.4)%	(11.6)%	$0.25
Third Quarter	$9.18	$8.18	$7.14	(10.9)%	(22.2)%	$0.25
Second Quarter	$9.20	$7.89	$7.03	(14.2)%	(23.6)%	$0.25
First Quarter	$9.30	$7.55	$6.99	(18.8)%	(24.8)%	$0.25
Year ended December 31, 2023
Fourth Quarter	$9.40	$7.38	$6.78	(21.5)%	(27.9)%	$0.25
Third Quarter	$9.58	$8.80	$7.14	(8.1)%	(25.5)%	$0.25
Second Quarter	$9.84	$8.26	$6.86	(16.1)%	(30.3)%	$0.25
First Quarter	$10.29	$8.80	$7.10	(14.5)%	(31.0)%	$0.25

*	NAV has not yet been calculated for this period.
**	Distributions have not yet been declared for this period.
(1)
NAV per share is determined as of the last day in the relevant quarter and therefore may not reflect the NAV per share on the date of the high and low closing sales prices. The NAVs shown are based on outstanding shares at the end of each period.

(2)	Calculated by taking the respective high or low closing sales price divided by the quarter-end NAV and subtracting 1.
(3)	Through January 13, 2026.
The last reported price for MRCC Common Stock as of January 13, 2026 was $6.55 per share. As of January 13, 2026, MRCC had 6 stockholders of record. This does not include the number of stockholders that hold shares through banks or broker-dealers.
MRCC cannot predict the price at which its common stock will trade. Shares of closed-end investment companies frequently trade at a discount to their NAV and MRCC Common Stock may also be discounted in the market. This characteristic of closed-end investment companies is separate and distinct from the risk that MRCC’s NAV per share may decline. MRCC cannot predict whether shares of its common stock will trade above, at or below its NAV. The risk of loss associated with this characteristic of closed-end investment companies may be greater for investors expecting to sell shares of common stock soon after the purchase of such shares of common stock. In addition, if MRCC Common Stock trades below its NAV, it will generally not be able to issue additional shares of its common stock at its market price without first obtaining the approval of MRCC stockholders and the MRCC Independent Directors.

MRCC has adopted a dividend reinvestment plan that provides for reinvestment of MRCC’s dividends and other distributions on behalf of MRCC stockholders, unless an MRCC stockholder elects to receive cash pursuant to such plan. As a result, if the MRCC Board declares a distribution, then stockholders who have not elected to “opt out” of MRCC’s dividend reinvestment plan will have their distributions automatically reinvested in additional shares of MRCC Common Stock. See “Monroe Capital Corporation Dividend Reinvestment Plan” for additional information regarding MRCC’s dividend reinvestment plan.

BUSINESS OF HORIZON TECHNOLOGY FINANCE CORPORATION
The information in “Item 1. Business” and “Item 3. Legal Proceedings” in Part I of HRZN’s Annual report on Form 10-K (File No. 814-00802) for the fiscal year ended December 31, 2024 is incorporated herein by reference.

DETERMINATION OF NET ASSET VALUE OF
HORIZON TECHNOLOGY FINANCE CORPORATION
The information in “Note 6. Fair Value” in the Consolidated Financial Statements included HRZN’s Annual Report on Form 10-K (File No. 814-00802) for the fiscal year ended December 31, 2024 and the information in “Note 6. Fair Value” in the Consolidated Financial Statements included in HRZN’s Quarterly Report on Form 10-Q (File No. 814-00802) for the fiscal quarter ended September 30, 2025 are incorporated herein by reference.
As discussed under “Questions and Answers About the Special Meetings, the Asset Sale and the Merger - Questions and Answers about the Merger - How does HRZN’s investment strategy differ from MRCC’s investment strategy?”, HRZN’s investment strategy is to invest in first-lien secured debt investments to early and growth-stage venture capital and private equity-backed companies, as well as small cap publicly traded companies, in the technology, life sciences, healthcare, and sustainability sectors. In contrast, MRCC’s strategy is to invest in senior secured, unitranche secured, and junior secured debt of established, cash-flowing middle-market companies across a broader range of industries than HRZN’s portfolio companies.
While the HRZN Advisor, as the HRZN Board’s valuation designee (the “HRZN Valuation Designee”) under 1940 Act Rule 2a-5, and MC Advisors, as the MRCC Board’s valuation designee (the “MRCC Valuation Designee”), are each required under the applicable valuation policy to engage independent valuation firms to assist in the valuation of certain portfolio investments lacking a readily available market quotation at least once a year (in the case of HRZN, during a trailing twelve-month period), in light of the fact that HRZN’s investment strategy is primarily focused on first-lien secured debt investments to early and growth-stage venture capital and private equity-backed companies and small cap public companies, as opposed to MRCC’s broader investment strategy of focusing primarily on senior secured, unitranche secured, and junior secured debt of established, cash-flowing middle-market companies, the HRZN Valuation Designee generally obtains valuations from independent valuation firms less frequently than the MRCC Valuation Designee. Under HRZN’s valuation process, each fiscal quarter, the HRZN Valuation Designee obtains valuations from independent valuation firms for not less than 25% of the aggregate fair value of HRZN’s debt investments which lack readily available market quotations, which amount includes in each quarter 100% of the aggregate fair value of debt investments in portfolio companies that the HRZN Advisor deems to be stressed. Under MRCC’s valuation process, the MRCC Valuation Designee generally obtains valuations each fiscal quarter from independent valuation firms with respect to at least 75% of the aggregate fair value of MRCC’s portfolio investments which lack readily available market quotations. The HRZN Valuation Designee believes its process is reasonable in light of HRZN’s debt investments in early and growth-stage venture capital and private equity-backed companies and small cap public companies, which have unique characteristics as compared to the broader middle-market company sector.

FINANCIAL HIGHLIGHTS OF HORIZON TECHNOLOGY FINANCE CORPORATION
The information in “Note 14. Financial Highlights” in the Consolidated Financial Statements included in HRZN’s Annual Report on Form 10-K (File No. 814-00802) for the fiscal year ended December 31, 2024 and the information in “Note 12. Financial Highlights” in the Consolidated Financial Statements included in HRZN’s Quarterly Reports on Form 10-Q (File No. 814-00802) for the fiscal quarters ended March 31, 2025, June 30, 2025 and September 30, 2025 are incorporated herein by reference.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS OF HORIZON TECHNOLOGY FINANCE CORPORATION
The information in “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II of HRZN’S Annual Report on Form 10-K (File No. 814-00802) for the fiscal year ended December 31, 2024 and the information in “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part I of HRZN’s Quarterly Reports on Form 10-Q (File No. 814-00802) for the fiscal quarters ended March 31, 2025, June 30, 2025 and September 30, 2025 are incorporated herein by reference.

SENIOR SECURITIES OF HORIZON TECHNOLOGY FINANCE CORPORATION
Information about HRZN’s senior securities is shown in the following table as of September 30, 2025. Information about HRZN’s senior securities as of December 31, 2024, 2023, 2022, 2021, 2020, 2019, 2018, 2017, 2016 and 2015 is included in “Note 7. Borrowings” in the Consolidated Financial Statements included in HRZN’s Annual Report on Form 10-K (File No. 814-00802) for the fiscal year ended December 31, 2024 and is incorporated herein by reference. The information about HRZN’s senior securities as of December 31, 2024, 2023, 2022, 2021 and 2020 included in “Note 7. Borrowings” in the Consolidated Financial Statements included in HRZN’s Annual Report on Form 10-K (File No. 814-00802) for the fiscal year ended December 31, 2024 was audited by RSM US LLP, HRZN’s independent registered public accounting firm. This information about HRZN’s senior securities should be read in conjunction with HRZN’s audited consolidated financial statements and related notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Horizon Technology Finance Corporation.”

Class and Year	Total Amount Outstanding Exclusive of Treasury Securities(1)	Asset Coverage per Unit(2)	Involuntary Liquidation Preference per Unit(3)	Average Market Value per Unit(4)
	(In thousands, except unit data)
Credit facilities
2025 (September 30) (unaudited)	$ 271,000	$2,747	—	N/A
2031 Convertible Notes
2025 (September 30) (unaudited)	$2,750	$ 270,709	—	N/A
2030 Convertible Notes
2025 (September 30) (unaudited)	$40,000	$18,611	—	N/A
2027 Notes
2025 (September 30) (unaudited)	$57,500	$12,947	—	$ 24.57
2026 Notes
2025 (September 30) (unaudited)	$57,500	$12,947	—	$ 24.88
2022-1 Securitization
2025 (September 30) (unaudited)	—	—	—	N/A
Total senior securities
2025 (September 30) (unaudited)	$428,750	$1,736	—	N/A

(1)	Total amount of senior securities outstanding at the end of the period presented.
(2)
Asset coverage per unit is the ratio of the original cost less accumulated depreciation, amortization or impairment of HRZN’s total consolidated assets, less all liabilities and indebtedness not represented by senior securities, to the aggregate amount of senior securities representing indebtedness. Asset coverage per unit is expressed in terms of dollar amounts per $1,000 of indebtedness.

(3)
The amount which the holder of such class of senior security would be entitled upon the voluntary liquidation of the applicable issuer in preference to any security junior to it. The “ — ” in this column indicates that the SEC expressly does not require this information to be disclosed for certain types of securities.

(4)	Not applicable to HRZN’s credit facilities, 2022-1 Securitization, 2031 Convertible Notes and 2030 Convertible Notes because such securities are not registered for public trading.

PORTFOLIO COMPANIES OF HORIZON TECHNOLOGY FINANCE CORPORATION
The following table sets forth certain information as of September 30, 2025 for each portfolio company in which HRZN had an investment. HRZN’s only formal relationships with its portfolio companies are the managerial assistance that it may provide upon request and the board observer or participation rights it may receive in connection with its investment. As indicated by footnote to the following table, as of September 30, 2025, HRZN is deemed to “control,” as defined in the 1940 Act, one portfolio company and was an “affiliated person,” as defined in the 1940 Act, of three portfolio companies. In general, under the 1940 Act, HRZN would “control” a portfolio company if it owned, directly or indirectly, more than 25.0% of its voting securities and would be an “affiliate” of a portfolio company if it owned, directly or indirectly, five percent or more of its voting securities. HRZN makes available, upon request, managerial assistance to each of its portfolio companies.
Dollars in the below table are presented in thousands.
Consolidated Schedule of Investments (Unaudited)
September 30, 2025
(Dollars in thousands)

Portfolio Company(1)(3)	Sector	Type of Investment(7)	Cash Rate(4)	Index	Margin	Floor	Ceiling	ETP(10)	Maturity Date	Principal Amount	Cost of Investments(6)(9)	Fair Value(9)
Non-Affiliate Investments — 176.6%(8)
Non-Affiliate Debt Investments — 169.1%(8)
Non-Affiliate Debt Investments — Life Science — 84.4%(8)
Castle Creek Biosciences, Inc.(2)(12) 405 Eagleview Boulevard Exton, PA 19341	Biotechnology	Term Loan	12.00%	Prime	4.25%	12.00%	—	4.00%	March 1, 2028	10,000	9,940	9,940
		Term Loan	12.00%	Prime	4.25%	12.00%	—	4.00%	March 1, 2028	5,500	5,467	5,467
		Term Loan	12.00%	Prime	4.25%	12.00%	—	4.00%	March 1, 2028	5,000	4,970	4,970
		Term Loan	12.00%	Prime	4.25%	12.00%	—	4.00%	March 1, 2028	5,000	4,970	4,970
Emalex Biosciences, Inc.(2)(12) 330 N. Wabash Avenue, Suite 3500 Chicago, IL 60611	Biotechnology	Term Loan	11.97%	Prime	4.72%	9.75%	—	5.00%	November 1, 2025	417	414	414
		Term Loan	11.97%	Prime	4.72%	9.75%	—	5.00%	May 1, 2026	2,917	2,911	2,911
KSQ Therapeutics, Inc.(2)(12) 4 Maguire Road Lexington, MA 02421	Biotechnology	Term Loan	11.00%	Prime	3.75%	10.75%	—	5.00%	April 1, 2030	4,500	4,485	4,485
		Term Loan	11.00%	Prime	3.75%	10.75%	—	5.00%	April 1, 2030	4,500	4,485	4,485
		Term Loan	11.00%	Prime	3.75%	10.75%	—	5.00%	April 1, 2030	4,500	4,485	4,485
		Term Loan	11.00%	Prime	3.75%	10.75%	—	5.00%	April 1, 2030	4,500	4,485	4,485
Long Grove Pharmaceuticals, LLC(2)(12) 9450 W Bryn Mawr Ave, Suite #200 Rosemont, IL 60018	Biotechnology	Term Loan	8.28%(11)	1-month SOFR	4.00%	6.00%	—	—	February 27, 2031	10,217	10,004	10,004
Provivi, Inc.(2)(12)(13) 1701 Colorado Ave Santa Monica, CA 90404	Biotechnology	Term Loan	12.61%(11)	Prime	5.36%	9.50%	—	4.30%	January 1, 2027	2,092	1,934	1,010
		Term Loan	12.61%(11)	Prime	5.36%	9.50%	—	4.30%	January 1, 2027	2,092	1,934	1,010
		Term Loan	12.61%(11)	Prime	5.36%	9.50%	—	4.31%	January 1, 2027	1,046	964	503
		Term Loan	12.61%(11)	Prime	5.36%	9.50%	—	4.31%	January 1, 2027	1,046	964	503
		Term Loan	12.61%(11)	Prime	5.36%	9.50%	—	4.31%	January 1, 2027	1,046	963	503
		Term Loan	12.61%(11)	Prime	5.36%	9.50%	—	4.31%	January 1, 2027	1,046	963	503
Stealth Biotherapeutics Inc.(2)(12) 123 Highland Avenue, Suite 201 Needham, MA 02494	Biotechnology	Term Loan	12.75%	Prime	5.50%	8.75%	—	6.00%	October 1, 2025	202	202	202
		Term Loan	12.75%	Prime	5.50%	8.75%	—	6.00%	October 1, 2025	101	101	101
		Term Loan(18)	12.75%	Prime	5.50%	8.75%	—	6.00%	October 1, 2025	304	41	304
Tallac Therapeutics, Inc.(2)(12)(13) 866 Malcolm Road, Suite 100 Burlingame, CA 94010	Biotechnology	Term Loan	12.25%	Prime	4.25%	12.25%	—	14.00%	August 1, 2027	1,500	1,478	200
		Term Loan	12.25%	Prime	4.25%	12.25%	—	14.00%	August 1, 2027	1,500	1,478	200

See Notes to Consolidated Financial Statements

Consolidated Schedule of Investments (Unaudited)
September 30, 2025
(Dollars in thousands)

Portfolio Company(1)(3)	Sector	Type of Investment(7)	Cash Rate(4)	Index	Margin	Floor	Ceiling	ETP(10)	Maturity Date	Principal Amount	Cost of Investments(6)(9)	Fair Value(9)
Ceribell, Inc.(2)(5)(12) 360 N Pastoria Avenue Sunnyvale, CA 94085	Medical Device	Term Loan	10.00%	Prime	2.75%	9.25%	—	4.00%	March 1, 2029	5,000	4,830	4,830
		Term Loan	10.00%	Prime	2.75%	9.25%	—	4.00%	March 1, 2029	5,000	4,950	4,950
		Term Loan	10.00%	Prime	2.75%	9.25%	—	4.00%	March 1, 2029	4,000	3,960	3,960
Conventus Orthopaedics, Inc.(2)(12) 100 Witmer Road, Suite 280 Horsham, PA 19044	Medical Device	Term Loan	13.57%	Prime	6.32%	10.75%	—	10.88%	July 1, 2026	2,801	2,777	2,777
		Term Loan	13.57%	Prime	6.32%	10.75%	—	10.88%	July 1, 2026	2,801	2,777	2,777
Infobionic, Inc.(2)(12) 321 Billerica Road, OfficeLink #5 Chelmsford, MA 01824	Medical Device	Term Loan	12.00%	Prime	4.50%	12.00%	—	2.00%	September 1, 2029	5,000	4,933	4,933
		Term Loan	12.00%	Prime	4.50%	12.00%	—	2.00%	September 1, 2029	5,000	4,933	4,933
		Term Loan	12.00%	Prime	4.50%	12.00%	—	2.00%	September 1, 2029	5,000	4,933	4,933
MicroTransponder, Inc.(2)(12) 2802 Flintrock Trace, Suite 226 Austin, TX 78738	Medical Device	Term Loan	12.25%	Prime	3.75%	12.25%	—	3.50%	January 1, 2029	3,750	3,707	3,707
		Term Loan	12.25%	Prime	3.75%	12.25%	—	3.50%	January 1, 2029	3,750	3,707	3,707
MML US, Inc.(2)(12) 2159 India St., Suite 200 San Diego, CA 92101	Medical Device	Term Loan	10.25%(11)	Prime	3.00%	10.00%	—	3.00%	March 1, 2030	2,545	2,423	2,423
		Term Loan	10.25%(11)	Prime	3.00%	10.00%	—	3.00%	March 1, 2030	2,545	2,523	2,523
		Term Loan	10.25% (11)	Prime	3.00%	10.00%	—	3.00%	March 1, 2030	5,090	5,046	5,046
		Term Loan	10.25%(11)	Prime	3.00%	10.00%	—	3.00%	March 1, 2030	5,090	5,046	5,046
		Term Loan	10.25%(11)	Prime	3.00%	10.00%	—	3.00%	March 1, 2030	5,052	5,005	5,005
		Term Loan	10.25%(11)	Prime	3.00%	10.00%	—	3.00%	March 1, 2030	5,052	5,005	5,005
Onkos Surgical, Inc.(2)(12) 77 East Halsey Road Parsippany, NJ 07054	Medical Device	Term Loan	10.75%	Prime	3.25%	10.75%	—	4.00%	January 1, 2030	10,000	9,867	9,867
		Term Loan	10.75%	Prime	3.25%	10.75%	—	4.00%	January 1, 2030	10,000	9,867	9,867
		Term Loan	10.75%	Prime	3.25%	10.75%	—	4.00%	January 1, 2030	5,000	4,933	4,933
		Term Loan	10.75%	Prime	3.25%	10.75%	—	4.00%	January 1, 2030	5,000	4,933	4,933
		Term Loan	10.75%	Prime	3.25%	10.75%	—	4.00%	October 1, 2030	5,000	4,923	4,923
Scientia Vascular, Inc.(2)(12) 2460 S. 3270 W West Valley City, UT 84119	Medical Device	Term Loan	10.25%	Prime	2.75%	10.25%	—	4.00%	July 1, 2030	10,000	9,843	9,843
		Term Loan	10.25%	Prime	2.75%	10.25%	—	4.00%	July 1, 2030	10,000	9,885	9,885
		Term Loan	10.25%	Prime	2.75%	10.25%	—	4.00%	July 1, 2030	5,000	4,942	4,942
		Term Loan	10.25%	Prime	2.75%	10.25%	—	4.00%	July 1, 2030	1,500	1,483	1,483
Sonex Health, Inc.(2)(12) 950 Blue Gentian Rd., Suite 200 Eagan, MN 55121	Medical Device	Term Loan	11.75%	Prime	3.50%	11.75%	—	8.00%	September 1, 2027	2,500	2,486	2,486
		Term Loan	11.75%	Prime	3.50%	11.75%	—	8.00%	September 1, 2027	2,500	2,486	2,486
		Term Loan	11.75%	Prime	3.50%	11.75%	—	8.00%	September 1, 2027	5,000	4,973	4,973
		Term Loan	11.75%	Prime	3.50%	11.75%	—	8.00%	September 1, 2027	5,000	4,973	4,973
		Term Loan	11.75%	Prime	3.50%	11.75%	—	8.00%	April 1, 2028	3,750	3,722	3,722
		Term Loan	11.75%	Prime	3.50%	11.75%	—	8.00%	April 1, 2028	3,750	3,722	3,722
		Term Loan	11.75%	Prime	3.50%	11.75%	—	8.00%	April 1, 2028	3,750	3,722	3,722
		Term Loan	11.75%	Prime	3.50%	11.75%	—	8.00%	April 1, 2028	3,750	3,722	3,722
Spineology, Inc.(2)(12) 7800 3rd Street North, Suite 600 St. Paul, MN 55128	Medical Device	Term Loan	12.25%	Prime	5.00%	12.00%	—	1.00%	August 1, 2029	5,000	4,931	4,931
		Term Loan	12.25%	Prime	5.00%	12.00%	—	1.00%	August 1, 2029	4,250	4,191	4,191
		Term Loan	12.25%	Prime	5.00%	12.00%	—	1.00%	August 1, 2029	4,250	4,191	4,191
		Term Loan	12.25%	Prime	5.00%	12.00%	—	1.00%	August 1, 2029	2,500	2,465	2,465

See Notes to Consolidated Financial Statements

Consolidated Schedule of Investments (Unaudited)
September 30, 2025
(Dollars in thousands)

Portfolio Company(1)(3)	Sector	Type of Investment(7)	Cash Rate(4)	Index	Margin	Floor	Ceiling	ETP(10)	Maturity Date	Principal Amount	Cost of Investments(6)(9)	Fair Value(9)
Vero Biotech, Inc.(2)(12) 387 Technology Circle NW, Suite 125 Atlanta, GA 30313	Medical Device	Term Loan	12.25%	Prime	3.75%	12.25%	—	4.00%	January 1, 2029	15,000	14,785	14,785
		Term Loan	12.25%	Prime	3.75%	12.25%	—	4.00%	January 1, 2029	10,000	9,857	9,857
		Term Loan	12.25%	Prime	3.75%	12.25%	—	4.00%	January 1, 2029	5,000	4,927	4,927
		Term Loan	12.25%	Prime	3.75%	12.25%	—	4.00%	January 1, 2029	2,500	2,463	2,463
Total Non-Affiliate Debt Investments — Life Science											272,485	266,502
Non-Affiliate Debt Investments — Sustainability — 1.5%(8)
SparkCharge, Inc.(2)(12) 455 Grand Union Boulevard, 5th Floor Somerville, MA 02145	Alternative Energy	Term Loan	12.00%	Prime	4.00%	12.00%	—	5.00%	May 1, 2029	2,500	2,346	2,346
		Term Loan	12.00%	Prime	4.00%	12.00%	—	5.00%	May 1, 2029	2,500	2,468	2,468
Total Non-Affiliate Debt Investments — Sustainability											4,814	4,814
Non-Affiliate Debt Investments — Technology — 50.7%(8)
Havenly, Inc.(2)(12) 3200 E. Cherry Creek South Drive, Suite 210 Denver, CO 80209	Consumer-related Technologies	Term Loan	12.25%	Prime	5.00%	5.00%	—	10.40%	March 1, 2027	1,333	1,145	1,145
		Term Loan	12.25%	Prime	5.00%	5.00%	—	10.40%	March 1, 2027	2,000	1,753	1,753
		Term Loan(18)	10.75%	Prime	3.50%	10.50%	—	7.78%	February 1, 2028	3,375	1,915	3,375
		Term Loan	10.75%	Prime	3.50%	10.50%	—	7.78%	February 1, 2028	2,813	2,813	2,813
		Term Loan	10.75%	Prime	3.50%	10.50%	—	7.78%	February 1, 2028	2,813	2,813	2,813
Lyrical Foods, Inc.(2)(12) 3180 Corporate Place Hayward, CA 94545	Consumer-related Technologies	Term Loan	10.75%	Prime	3.50%	9.00%	—	5.00%	July 1, 2028	2,679	2,770	2,383
		Term Loan(18)	10.75%	Prime	3.50%	9.00%	—	5.00%	July 1, 2028	2,679	1,286	2,304
NextCar Holding Company, Inc.(2)(12)(13) 225 Santa Monica Blvd., 12th Floor Santa Monica, CA 90401	Consumer-related Technologies	Term Loan	13.25%(11)	Prime	5.75%	9.00%	—	5.25%	October 31, 2023	6,441	5,187	879
		Term Loan	13.25%(11)	Prime	5.75%	9.00%	—	5.25%	October 31, 2023	2,576	2,075	352
		Term Loan	13.25%(11)	Prime	5.75%	9.00%	—	5.25%	October 31, 2023	3,220	2,594	439
		Term Loan	13.25%(11)	Prime	5.75%	9.00%	—	5.25%	October 31, 2023	3,865	3,112	527
		Term Loan	13.25%(11)	Prime	5.75%	9.00%	—	5.25%	October 31, 2023	3,220	2,594	439
		Term Loan	13.25%(11)	Prime	5.75%	9.00%	—	5.25%	October 31, 2023	3,220	2,594	439
		Term Loan	13.25%(11)	Prime	5.75%	9.00%	—	5.25%	October 31, 2023	6,441	5,187	879
		Term Loan	13.25%(11)	Prime	5.75%	9.00%	—	5.25%	October 31, 2023	3,220	2,594	439
BriteCore Holdings, Inc.(2)(12) 1522 S. Glenstone Avenue Springfield, MO 65808	Software	Term Loan	14.00%	Prime	5.50%	14.00%	—	3.00%	October 1, 2028	5,000	4,956	4,956
		Term Loan	14.00%	Prime	5.50%	14.00%	—	3.00%	October 1, 2028	2,500	2,478	2,478
		Term Loan	14.00%	Prime	5.50%	14.00%	—	3.00%	October 1, 2028	2,500	2,474	2,474
		Term Loan	14.00%	Prime	5.50%	14.00%	—	3.00%	October 1, 2028	2,500	2,468	2,468
		Term Loan	14.00%	Prime	5.50%	14.00%	—	3.00%	April 1, 2029	2,500	2,478	2,478
		Term Loan	14.00%	Prime	5.50%	14.00%	—	3.00%	February 1, 2030	2,500	2,478	2,478
Crafty Holdings, Inc.(2)(12) 917 West Washington Boulevard, Suite 229 Chicago, IL 60607	Software	Term Loan	12.00%	Prime	4.50%	12.00%	—	4.00%	January 1, 2029	5,000	4,862	4,862
		Term Loan	12.00%	Prime	4.50%	12.00%	—	4.00%	January 1, 2029	5,000	4,927	4,927
		Term Loan	12.00%	Prime	4.50%	12.00%	—	4.00%	January 1, 2029	5,000	4,927	4,927

See Notes to Consolidated Financial Statements

Consolidated Schedule of Investments (Unaudited)
September 30, 2025
(Dollars in thousands)

Portfolio Company(1)(3)	Sector	Type of Investment(7)	Cash Rate(4)	Index	Margin	Floor	Ceiling	ETP(10)	Maturity Date	Principal Amount	Cost of Investments(6)(9)	Fair Value(9)
Dropoff, Inc.(2)(12) 520 E. Oltorf St. Austin, TX 78704	Software	Term Loan(18)	13.75%	Prime	6.50%	9.75%	—	3.50%	June 1, 2026	7,850	2,449	4,329
		Term Loan	13.75%	Prime	6.50%	9.75%	—	3.50%	June 1, 2026	6,804	6,773	3,735
		Term Loan	13.75%	Prime	6.50%	9.75%	—	3.50%	June 1, 2026	6,280	6,252	3,447
		Term Loan	13.75%	Prime	6.50%	9.75%	—	3.50%	June 1, 2026	2,617	2,608	1,438
HappyCo, Inc.(2)(12) 5857 Owens Avenue, Suite 300 Carlsbad, CA 92008	Software	Term Loan	11.38%	Prime	3.75%	11.00%	—	2.75%	February 1, 2030	3,000	2,942	2,942
		Term Loan	11.38%	Prime	3.75%	11.00%	—	2.75%	February 1, 2030	3,000	2,967	2,967
		Term Loan	11.38%	Prime	3.75%	11.00%	—	2.75%	February 1, 2030	2,000	1,977	1,977
Kodiak Robotics, Inc.(2)(12) 1049 Terra Bella Avenue Mountain View, CA 94043	Software	Term Loan	12.75%	Prime	5.50%	10.25%	—	4.00%	April 1, 2026	6,667	6,656	6,656
		Term Loan	12.75%	Prime	5.50%	10.25%	—	4.00%	April 1, 2026	6,667	6,656	6,656
		Term Loan	12.75%	Prime	5.50%	10.25%	—	4.00%	April 1, 2026	3,333	3,328	3,328
		Term Loan	12.75%	Prime	5.50%	10.25%	—	4.00%	April 1, 2026	3,333	3,328	3,328
MasteryPrep, LLC(2)(12) 7117 Florida Blvd. Baton Rouge, LA 70806	Software	Term Loan	11.50%	Prime	4.00%	11.50%	—	3.75%	July 1, 2029	7,500	7,379	7,379
		Term Loan	11.50%	Prime	4.00%	11.50%	—	3.75%	July 1, 2029	7,500	7,429	7,429
Mirantis, Inc.(2)(12) 900 E Hamilton Avenue, Suite 650 Campbell, CA 95008	Software	Term Loan	11.75%	Prime	3.50%	11.75%	—	4.00%	October 1, 2028	5,000	4,951	4,951
		Term Loan	11.75%	Prime	3.50%	11.75%	—	4.00%	October 1, 2028	5,000	4,951	4,951
		Term Loan	11.75%	Prime	3.50%	11.75%	—	4.00%	October 1, 2028	5,000	4,951	4,951
		Term Loan	11.75%	Prime	3.50%	11.75%	—	4.00%	October 1, 2028	5,000	4,951	4,951
Supply Network Visibility Holdings LLC(2)(12) 204 S Union St. Alexandria, VA 22314	Software	Term Loan	12.00%	Prime	4.25%	12.00%	—	2.50%	June 1, 2028	2,500	2,433	2,433
		Term Loan	12.00%	Prime	4.25%	12.00%	—	2.50%	June 1, 2028	3,500	3,494	3,494
		Term Loan	12.00%	Prime	4.25%	12.00%	—	2.50%	June 1, 2028	2,500	2,495	2,495
		Term Loan	12.00%	Prime	4.25%	12.00%	—	2.50%	June 1, 2028	1,500	1,497	1,497
		Term Loan	12.00%	Prime	4.25%	12.00%	—	2.50%	July 1, 2029	5,000	4,987	4,987
Ursa Space Systems, Inc.(2)(12) 130 E Seneca St. #520 Ithaca, NY 14850	Software	Term Loan	12.00%	Prime	4.00%	12.00%	—	3.00%	November 1, 2028	2,500	2,455	2,455
		Term Loan	12.00%	Prime	4.00%	12.00%	—	3.00%	November 1, 2028	2,500	2,455	2,455
		Term Loan	12.00%	Prime	4.00%	12.00%	—	3.00%	November 1, 2028	2,500	2,437	2,437
		Term Loan	12.00%	Prime	4.00%	12.00%	—	3.00%	November 1, 2028	2,500	2,437	2,437
Viken Detection Corporation(2)(12) 21 North Avenue Burlington, MA 01803	Software	Term Loan	11.75%	Prime	4.00%	11.75%	—	3.50%	June 1, 2027	3,500	3,476	3,476
		Term Loan	11.75%	Prime	4.00%	11.75%	—	3.50%	June 1, 2027	1,750	1,738	1,738
		Term Loan	11.75%	Prime	4.00%	11.75%	—	3.50%	June 1, 2027	1,750	1,738	1,738
Total Non-Affiliate Debt Investments — Technology											184,670	160,084
Non-Affiliate Debt Investments — Healthcare information and services — 32.5%(8)
Hound Labs Inc.(12) 47000 Warm Springs Boulevard, Suite 290 Fremont, CA 94538	Diagnostics	Term Loan	13.25%	Prime	6.00%	9.25%	—	3.50%	June 1, 2026	1,929	300	1,820
		Term Loan	13.25%	Prime	6.00%	9.25%	—	3.50%	June 1, 2026	1,607	1,644	1,561
		Term Loan	13.25%	Prime	6.00%	9.25%	—	3.50%	June 1, 2026	1,607	1,596	1,516
		Term Loan	13.25%	Prime	6.00%	9.25%	—	3.50%	June 1, 2026	964	150	910
		Term Loan	13.25%	Prime	6.00%	9.25%	—	3.50%	June 1, 2026	3,214	3,194	3,033
		Term Loan	14.00%	Fixed	—	—	—	50.00%	March 1, 2025	300	300	283
		Term Loan	14.00%	Fixed	—	—	—	100.00%	March 1, 2025	250	250	236

See Notes to Consolidated Financial Statements

Consolidated Schedule of Investments (Unaudited)
September 30, 2025
(Dollars in thousands)

Portfolio Company(1)(3)	Sector	Type of Investment(7)	Cash Rate(4)	Index	Margin	Floor	Ceiling	ETP(10)	Maturity Date	Principal Amount	Cost of Investments(6)(9)	Fair Value(9)
Parse Biosciences, Inc.(2)(12) 700 Dexter Ave. N, Suite 600 Seattle, WA 98109	Diagnostics	Term Loan	11.50%	Prime	3.25%	11.50%	—	5.00%	January 1, 2028	5,000	4,932	4,932
		Term Loan	11.50%	Prime	3.25%	11.50%	—	5.00%	January 1, 2028	5,000	4,932	4,932
BrightInsight, Inc.(2)(12) 6201 America Center Drive San Jose, CA 95002	Software	Term Loan(18)	13.00%	Prime	5.50%	9.50%	—	3.00%	August 1, 2027	5,750	3,155	5,566
		Term Loan	13.00%	Prime	5.50%	9.50%	—	3.00%	August 1, 2027	6,708	6,683	6,470
		Term Loan	13.00%	Prime	5.50%	9.50%	—	3.00%	August 1, 2027	3,354	3,342	3,235
		Term Loan	13.00%	Prime	5.50%	9.50%	—	3.00%	August 1, 2027	3,354	3,342	3,235
		Term Loan	13.00%	Prime	5.50%	9.50%	—	3.00%	April 1, 2028	2,750	2,727	2,639
		Term Loan(18)	13.00%	Prime	5.50%	9.50%	—	3.00%	April 1, 2028	2,250	1,277	2,178
Elligo Health Research, Inc.(2)(12) 11612 Bee Cave Road, Bldg. 1, Suite 150 Austin, TX 78738	Software	Term Loan	11.75%	Prime	3.50%	11.75%	—	4.00%	October 1, 2027	10,000	9,924	9,924
		Term Loan	11.75%	Prime	3.50%	11.75%	—	4.00%	October 1, 2027	5,000	4,962	4,962
		Term Loan	11.75%	Prime	3.50%	11.75%	—	4.00%	October 1, 2027	5,000	4,962	4,962
		Term Loan	11.75%	Prime	3.50%	11.75%	—	4.00%	October 1, 2027	5,000	4,962	4,962
GT Medical Technologies, Inc.(2)(12) 1809 S. Holbrook Ln, Suite 107 Tempe, AZ 85281	Other Healthcare Services	Term Loan	11.25%	Prime	3.25%	11.25%	—	4.00%	October 1, 2029	3,750	3,602	3,602
		Term Loan	11.25%	Prime	3.25%	11.25%	—	4.00%	October 1, 2029	3,750	3,702	3,702
		Term Loan	11.25%	Prime	3.25%	11.25%	—	4.00%	October 1, 2029	7,500	7,404	7,404
Hometeam Technologies, Inc.(2)(12)(14) 169 Madison Avenue, Suite 2817 New York, NY 10016	Other Healthcare Services	Term Loan	11.25%	Prime	3.25%	11.25%	—	3.50%	August 1, 2029	5,000	4,961	4,117
		Term Loan	11.25%	Prime	3.25%	11.25%	—	3.50%	August 1, 2029	5,000	4,961	4,116
		Term Loan	11.25%	Prime	3.25%	11.25%	—	3.50%	August 1, 2029	5,000	4,861	4,034
		Term Loan	11.25%	Prime	3.25%	11.25%	—	3.50%	August 1, 2029	5,000	4,961	4,116
		Term Loan	11.25%	Prime	3.25%	11.25%	—	3.50%	August 1, 2029	5,000	4,961	4,116
Total Non-Affiliate Debt Investments — Healthcare information and services											102,047	102,563
Total Non-Affiliate Debt Investments											$564,016	$533,963

See Notes to Consolidated Financial Statements

Consolidated Schedule of Investments (Unaudited)
September 30, 2025
(Dollars in thousands)

Portfolio Company(1)(3)	Sector	Type of Investment(7)	Number of Shares	Cost of Investments(6)(9)	Fair Value(9)
Non-Affiliate Warrant Investments — 5.2%(8)
Non-Affiliate Warrants — Life Science — 2.0%(8)
Avalo Therapeutics, Inc.(2)(5)(12) 540 Gauthier Road, Suite 400 Rockville, MD 20850	Biotechnology	Common Stock Warrant	149	311	—
BioVaxys Technology Corp.(5)(12) 146 Thirtieth Street, Suite 100 Etobicoke, Ontario Canada M8W 3C4	Biotechnology	Common Stock Warrant	400,000	5	1
Castle Creek Biosciences, Inc.(2)(12) 405 Eagleview Boulevard Exton, PA 19341	Biotechnology	Preferred Stock Warrant	13,821	372	413
Emalex Biosciences, Inc.(2)(12) 330 N. Wabash Avenue, Suite 3500 Chicago, IL 60611	Biotechnology	Preferred Stock Warrant	110,402	176	448
Imunon, Inc.(2)(5)(12) 997 Lenox Drive, Suite 100 Lawrenceville, NJ 08648	Biotechnology	Common Stock Warrant	19,671	65	—
KSQ Therapeutics, Inc.(2)(12) 4 Maguire Road Lexington, MA 02421	Biotechnology	Preferred Stock Warrant	134,614	139	12
Mustang Bio, Inc.(2)(5)(12) 377 Plantation Street Worcester, MA 01605	Biotechnology	Common Stock Warrant	568	146	—
Native Microbials, Inc(2)(12) 1155 Island Avenue, Suite 700 San Diego, CA 92101	Biotechnology	Preferred Stock Warrant	178,631	93	4
PDS Biotechnology Corporation(2)(5)(12) 25B Vreeland Road, Suite 300 Florham Park, NJ 07932	Biotechnology	Common Stock Warrant	381,625	161	—
Provivi, Inc.(2)(12) 1701 Colorado Ave Santa Monica, CA 90404	Biotechnology	Common Stock Warrant	175,098	278	—
Provivi, Inc.(2)(12) 1701 Colorado Ave Santa Monica, CA 90404	Biotechnology	Preferred Stock Warrant	709,980	312	—
Stealth Biotherapeutics Inc.(2)(12) 123 Highland Avenue, Suite 201 Needham, MA 02494	Biotechnology	Common Stock Warrant	454,544	267	6
Xeris Pharmaceuticals, Inc.(2)(5)(12) 180 N. La Salle Street, Suite 1600 Chicago, IL 60601	Biotechnology	Common Stock Warrant	126,000	73	738
Tallac Therapeutics, Inc.(2)(12) 866 Malcolm Road, Suite 100 Burlingame, CA 94010	Biotechnology	Preferred Stock Warrant	2,266,669	198	—
Aerin Medical, Inc.(2)(12) 2565 Leghorn Street Mountain View, CA 94043	Medical Device	Preferred Stock Warrant	1,818,183	65	1,347
Canary Medical Inc.(2)(12) 2710 Loker Avenue West Carlsbad, CA 92010	Medical Device	Preferred Stock Warrant	12,153	86	1
Ceribell, Inc.(2)(5)(12) 360 N Pastoria Avenue Sunnyvale, CA 94085	Medical Device	Common Stock Warrant	89,903	147	328
Cognoa, Inc.(2)(12) 2185 Park Blvd. Palo Alto, CA 94306	Medical Device	Common Stock Warrant	61,170	—	2
See Notes to Consolidated Financial Statements

Consolidated Schedule of Investments (Unaudited)
September 30, 2025
(Dollars in thousands)

Portfolio Company(1)(3)	Sector	Type of Investment(7)	Number of Shares	Cost of Investments(6)(9)	Fair Value(9)
Cognoa, Inc.(2)(12) 2185 Park Blvd. Palo Alto, CA 94306	Medical Device	Preferred Stock Warrant	7,152,669	162	3
Conventus Orthopaedics, Inc.(2)(12) 100 Witmer Road, Suite 280 Horsham, PA 19044	Medical Device	Preferred Stock Warrant	13,203,395	268	1
CSA Medical, Inc.(2)(12) 131 Hartwell Ave Lexington, MA 02421	Medical Device	Preferred Stock Warrant	4,939,813	174	464
CVRx, Inc.(2)(5)(12) 9201 W. Broadway Ave., Suite 650 Minneapolis, MN 55445	Medical Device	Common Stock Warrant	47,410	76	33
Infobionic, Inc.(2)(12) 321 Billerica Road, Office Link #5 Chelmsford, MA 01824	Medical Device	Preferred Stock Warrant	7,371,554	267	324
Magnolia Medical Technologies, Inc.(2)(12) 220 West Mercer Street, Suite 100 Seattle, WA 98119	Medical Device	Preferred Stock Warrant	900,043	194	545
Meditrina, Inc.(12) 1190 Saratoga Ave, #180 San Jose, CA 95129	Medical Device	Preferred Stock Warrant	233,993	83	25
MicroTransponder, Inc.(2)(12) 2802 Flintrock Trace, Suite 226 Austin, TX 78738	Medical Device	Preferred Stock Warrant	103,172	47	50
Onkos Surgical, Inc.(2)(12) 77 East Halsey Road Parsippany, NJ 07054	Medical Device	Preferred Stock Warrant	443,674	192	223
Scientia Vascular, Inc(2)(12) 2460 S. 3270 W West Valley City, UT 84119	Medical Device	Common Stock Warrant	24,000	60	60
Scientia Vascular, Inc(2)(12) 2460 S. 3270 W West Valley City, UT 84119	Medical Device	Preferred Stock Warrant	49,157	206	604
Sonex Health, Inc.(2)(12) 950 Blue Gentian Rd., Suite 200 Eagan, MN 55121	Medical Device	Preferred Stock Warrant	2,637,133	275	159
Spineology, Inc.(2)(12) 7800 3rd Street North, Suite 600 St. Paul, MN 55128	Medical Device	Common Stock Warrant	27,139	137	108
Spineology, Inc.(2)(12) 7800 3rd Street North, Suite 600 St. Paul, MN 55128	Medical Device	Preferred Stock Warrant	45,101	37	53
VERO Biotech LLC(2)(12) 387 Technology Circle NW, Suite 125 Atlanta, GA 30313	Medical Device	Preferred Stock Warrant	3,701	379	195
Total Non-Affiliate Warrants — Life Science				5,451	6,147
Non-Affiliate Warrants — Sustainability — 0.0%(8)
SparkCharge, Inc.(2)(12) 455 Grand Union Boulevard, 5th Floor Somerville, MA 02145	Alternative Energy	Preferred Stock Warrant	2,264,151	45	31
Pivot Bio, Inc.(2)(12) 2910 Seventh St. Berkeley, CA 94710	Energy Efficiency	Preferred Stock Warrant	210,418	14	12
New Aerofarms, Inc. assignee of Aerofarms, Inc.(2)(12)(15) 1526 Cane Creek Parkway Ringgold, VA 24586	Other Sustainability	Preferred Stock Warrant	800,000	88	2
See Notes to Consolidated Financial Statements

Consolidated Schedule of Investments (Unaudited)
September 30, 2025
(Dollars in thousands)

Portfolio Company(1)(3)	Sector	Type of Investment(7)	Number of Shares	Cost of Investments(6)(9)	Fair Value(9)
LiquiGlide, Inc.(2)(12) 75 Sidney Street, 5th Floor Cambridge, MA 02139	Other Sustainability	Preferred Stock Warrant	122,717	53	46
Temperpack Technologies, Inc.(2)(12) 4447 Carolina Avenue Richmond, VA 23222	Other Sustainability	Preferred Stock Warrant	66,605	185	29
Total Non-Affiliate Warrants — Sustainability				385	120
Non-Affiliate Warrants — Technology — 3.1%(8)
Axiom Space Holdings, Inc.(2)(12) 1290 Hercules Avenue, First Floor Houston, TX 77058	Communications	Common Stock Warrant	2,654	50	31
Intelepeer Holdings, Inc.(2)(12) 1855 Griffin Road, Suite A200 Dania Beach, FL 33004	Communications	Preferred Stock Warrant	2,936,535	138	2,911
Alula Holdings, Inc.(2)(12) 428 Minnesota Street, Suite 300 St. Paul, MN 55101	Consumer- related Technologies	Preferred Stock Warrant	20,000	93	6
CAMP NYC, Inc.(2)(12) 91 5th Avenue, 4th Floor New York, NY 10003	Consumer- related Technologies	Preferred Stock Warrant	224,712	57	76
Clara Foods Co.(2)(12) 2001 Junipero Serra Blvd, Suite 900 Daly City, CA 94014	Consumer- related Technologies	Preferred Stock Warrant	46,745	30	41
Divergent Technologies, Inc.(2)(12) 19601 Hamilton Avenue Torrance, CA 90502	Consumer- related Technologies	Common Stock Warrant	13,068	80	64
Divergent Technologies, Inc.(2)(12) 19601 Hamilton Avenue Torrance, CA 90502	Consumer- related Technologies	Preferred Stock Warrant	71,014	538	791
Havenly, Inc.(2)(12) 3200 E. Cherry Creek South Drive, Suite 210 Denver, CO 80209	Consumer- related Technologies	Common Stock Warrant	1,633,929	3,463	3,510
MyForest Foods Co.(2)(12) 70 Cohoes Avenue, Suite 103 Green Island, NY 12183	Consumer- related Technologies	Preferred Stock Warrant	500	41	47
NextCar Holding Company, Inc.(2)(12) 225 Santa Monica Blvd., 12th Floor Santa Monica, CA 90401	Consumer- related Technologies	Common Stock Warrant	12,618	188	—
NextCar Holding Company, Inc.(2)(12) 225 Santa Monica Blvd., 12th Floor Santa Monica, CA 90401	Consumer- related Technologies	Preferred Stock Warrant	3,913,723	9	—
Primary Kids, Inc.(2)(12) 158 West 27th Street, 6th Floor New York, NY 10010	Consumer- related Technologies	Preferred Stock Warrant	553,778	57	135
Quip NYC Inc.(2)(12) 45 Main Street, Suite 630 Brooklyn, NY 11201	Consumer- related Technologies	Preferred Stock Warrant	10,833	325	—
Updater, Inc.(2)(12) 19 Union Square West 12th Floor New York, NY 10001	Consumer- related Technologies	Preferred Stock Warrant	108,333	34	26
CPG Beyond, Inc.(2)(12) 20365 Exchange Street, Suite 240 Ashburn, VA 20147	Data Storage	Preferred Stock Warrant	500,000	242	57
Silk, Inc.(2)(12) 75 Second Avenue, Suite 620 Needham, MA 02494	Data Storage	Preferred Stock Warrant	394,110	175	106
Global Worldwide LLC(2)(12) 333 Bush Street, 19th Floor San Francisco, CA 94104	Internet and Media	Preferred Stock Warrant	245,810	75	—
See Notes to Consolidated Financial Statements

Consolidated Schedule of Investments (Unaudited)
September 30, 2025
(Dollars in thousands)

Portfolio Company(1)(3)	Sector	Type of Investment(7)	Number of Shares	Cost of Investments(6)(9)	Fair Value(9)
Rocket Lawyer Incorporated(2)(12) 101 2nd St, 4th Floor, Suite 400, San Francisco, CA 94105	Internet and Media	Preferred Stock Warrant	261,721	92	151
Skillshare, Inc.(2)(12) 215 Park Ave S, 11th Floor, New York, NY 10003	Internet and Media	Preferred Stock Warrant	139,316	162	—
Liqid, Inc.(2)(12) 11400 Westmoor Circle, Suite 225 Westminster, CO 80021	Networking	Preferred Stock Warrant	344,102	364	119
BriteCore Holdings, Inc.(2)(12) 1522 S. Glenstone Avenue Springfield, MO 65808	Software	Preferred Stock Warrant	161,215	98	348
Crafty Holdings, Inc.(2)(12) 917 West Washington Boulevard, Suite 229 Chicago, IL 60607	Software	Common Stock Warrant	243,278	132	132
Dropoff, Inc.(2)(12) 520 E. Oltorf St. Austin, TX 78704	Software	Common Stock Warrant	723,228	455	—
E La Carte, Inc.(2)(5)(12) 810 Hamilton St. Redwood City, CA 94063	Software	Common Stock Warrant	294,723	60	—
HappyCo, Inc.(2)(12) 5857 Owens Avenue, Suite 300 Carlsbad, CA 92008	Software	Preferred Stock Warrant	96,228	26	24
Everstream Holdings, LLC(2)(12) 204 S Union St. Alexandria, VA 22314	Software	Preferred Stock Warrant	525,000	82	6
Lemongrass Holdings, Inc.(2)(12) 180 Talmadge Road IGO Bldg. Suite #798 Edison, NJ 08817	Software	Preferred Stock Warrant	202,616	57	96
Mirantis, Inc.(2)(12) 900 E Hamilton Avenue, Suite 650 Campbell, CA 95008	Software	Common Stock Warrant	948,275	223	422
Noodle Partners, Inc.(2)(12) 60 Chelsea Piers, Suite 6020 New York, NY 10011	Software	Preferred Stock Warrant	84,037	116	—
OneNetworks, Inc.(2)(12) 924 N. Magnolia Avenue Orlando, FL 32803	Software	Preferred Stock Warrant	184,646	3	2
Revinate Holdings, Inc.(2)(12) 543 NW York Drive, #120 Bend, OR 97703	Software	Preferred Stock Warrant	682,034	44	86
SIGNiX, Inc.(12) 1203 Carter St. Chattanooga, TN 37402	Software	Preferred Stock Warrant	186,235	177	—
Slingshot Aerospace, Inc.(2)(12) 840 Apollo Street, Suite 100 El Segundo, CA 90245	Software	Preferred Stock Warrant	309,208	123	21
Supply Network Visibility Holdings LLC(2)(12) 204 S Union St. Alexandria, VA 22314	Software	Preferred Stock Warrant	682	64	71
Topia Mobility, Inc.(2)(12) 2443 Filmore Street, #380-1704 San Francisco, CA 94115	Software	Common Stock Warrant	30,496	138	—
Ursa Space Systems, Inc.(2)(12) 130 E Seneca St. #520 Ithaca, NY 14850	Software	Preferred Stock Warrant	1,075,072	151	140
See Notes to Consolidated Financial Statements

Consolidated Schedule of Investments (Unaudited)
September 30, 2025
(Dollars in thousands)

Portfolio Company(1)(3)	Sector	Type of Investment(7)	Number of Shares	Cost of Investments(6)(9)	Fair Value(9)
Viken Detection Corporation(2)(12) 21 North Avenue Burlington, MA 01803	Software	Preferred Stock Warrant	345,443	120	372
xAd, Inc.(2)(12) One World Trade Center, 60th Floor New York, NY 10007	Software	Preferred Stock Warrant	4,343,348	177	6
				8,459	9,797
Non-Affiliate Warrants — Healthcare information and services — 0.1%(8)
Hound Labs, Inc(12) 47000 Warm Springs Boulevard, Suite 290 Fremont, CA 94538	Diagnostics	Preferred Stock Warrant	451,796	46	—
Parse Biosciences, Inc.(2)(12) 700 Dexter Ave. N, Suite 600 Seattle, WA 98109	Diagnostics	Common Stock Warrant	32,244	71	22
Parse Biosciences, Inc.(2)(12) 700 Dexter Ave. N, Suite 600 Seattle, WA 98109	Diagnostics	Preferred Stock Warrant	184,253	166	64
GT Medical Technologies, Inc.(2)(12) 1809 S. Holbrook Ln, Suite 107 Tempe, AZ 85281	Other Healthcare	Preferred Stock Warrant	326,640	144	152
BrightInsight, Inc.(2)(12) 6201 America Center Drive San Jose, CA 95002	Software	Preferred Stock Warrant	123,284	167	—
Elligo Health Research, Inc.(2)(12) 11612 Bee Cave Road, Bldg. 1, Suite 150 Austin, TX 78738	Software	Preferred Stock Warrant	652,250	191	—
SafelyYou, Inc.(2)(12) 36 Clyde Street San Francisco, CA 94107	Software	Preferred Stock Warrant	206,983	163	142
Total Non-Affiliate Warrants — Healthcare information and services				948	380
Total Non-Affiliate Warrants				15,243	16,444
Non-Affiliate Other Investments — 0.6%(8)
Non-Affiliate Other Investments — Life Science — 0.6%(8)
BioVaxys Technology Corp.(12) 146 Thirtieth Street, Suite 100 Etobicoke, Ontario Canada M8W 3C4	Biotechnology	Royalty Agreement		5,073	—
Aerobiotix, LLC(12) 444 Alexandersville Road Miamisburg, OH 45342	Medical Device	Royalty Agreement		1,538	1,448
Lumithera, Inc.(12) 19578 10th Ave NE Poulsbo, WA 98370	Medical Device	Royalty Agreement		1,116	383
Robin Healthcare, Inc.(2)(12) 1845 Berkeley Way Berkeley, CA 94703	Medical Device	Royalty Agreement		7,330	—
				15,057	1,831
Non-Affiliate Other Investments — Technology — 0.0%(8)
Better Place Forests Co.(12)(17) 3727 Buchanan St. 4th Floor San Francisco, CA 94123	Consumer- related Technologies	Other Investment		11,010	—
Total Non-Affiliate Other Investments — Technology				11,010	—
Total Non-Affiliate Other Investments				26,067	1,831
See Notes to Consolidated Financial Statements

Consolidated Schedule of Investments (Unaudited)
September 30, 2025
(Dollars in thousands)

Portfolio Company(1)(3)	Sector	Type of Investment(7)	Number of Shares	Cost of Investments(6)(9)	Fair Value(9)	Ownership % of Class(19)
Non-Affiliate Equity — 1.7%(8)
BioVaxys Technology Corp.(5)(12) 146 Thirtieth Street, Suite 100 Etobicoke, Ontario Canada M8W 3C4	Biotechnology	Common Stock	66,170	14	14	0.03%
Cadrenal Therapeutics, Inc.(5) 822 A1A North, Suite 320 Ponte Vedra, FL 32082	Biotechnology	Common Stock	40,000	—	553	1.94%
Castle Creek Biosciences, Inc.(12) 405 Eagleview Boulevard Exton, PA 19341	Biotechnology	Common Stock	1,162	250	250	0.33%
Emalex Biosciences, Inc.(12) 330 N. Wabash Avenue, Suite 3500 Chicago, IL 60611	Biotechnology	Preferred Stock	47,461	545	656	0.22%
Axiom Space, Inc.(12) 1290 Hercules Avenue, First Floor Houston, TX 77058	Communications	Preferred Stock	1,810	261	306	0.15%
PebblePost, Inc.(2)(12) 400 LaFayette St., 2nd Floor New York, NY 10003	Communications	Preferred Stock	56,212	73	73	0.44%
Caastle, Inc.(2)(12) 5 Pennsylvania Plaza, Floor 4 New York, NY 10001	Consumer- related Technologies	Preferred Stock	242,180	2,681	—	1.56%
Getaround, Inc.(2)(5) 55 Green Street San Francisco, CA 94111	Consumer- related Technologies	Common Stock	87,082	253	—	0.09%
NextCar Holding Company, Inc.(2)(12) 225 Santa Monica Blvd., 12th Floor Santa Monica, CA 90401	Consumer- related Technologies	Preferred Stock	2,688,971	89	—	49.96%
SnagAJob.com, Inc.(12) 4851 Lake Brook Drive Glen Allen, VA 23060	Consumer- related Technologies	Common Stock	82,974	9	—	0.59%
Cognoa, Inc.(2)(12) 2185 Park Blvd. Palo Alto, CA 94306	Medical Device	Common Stock	16,247,754	976	975	15.78%
Cognoa, Inc.(2)(12) 2185 Park Blvd. Palo Alto, CA 94306	Medical Device	Preferred Stock	2,119,272	500	500	1.82%
Tigo Energy, Inc.(5) 420 Blossom Hill Road Los Gatos, CA 95032	Other Sustainability	Common Stock	5,205	111	13	0.01%
Decisyon, Inc.(12) 95 Third Street, 2nd Floor San Francisco, CA 94103	Software	Preferred Stock	280,000	2,800	—	100.00%
Kodiak Robotics, Inc.(2)(5)(12) 1049 Terra Bella Avenue Mountain View, CA 94043	Software	Common Stock	292,892	2,600	2,004	0.17%
Total Non-Affiliate Equity				11,162	5,344
Total Non-Affiliate Portfolio Investment Assets				$616,488	$557,582

See Notes to Consolidated Financial Statements

Consolidated Schedule of Investments (Unaudited)
September 30, 2025
(Dollars in thousands)

Portfolio Company(1)(3)	Sector	Type of Investment(7)	Cash Rate(4)	Index	Margin	Floor	Ceiling	ETP(10)	Maturity Date	Principal Amount	Cost of Investments(6)(9)	Fair Value(9)
Non-Controlled Affiliate Investments — 14.2%(8)
Non-Controlled Affiliate Debt Investments — 8.0%(8)
Shengrow, Inc. aka Soli Organic, Inc.(2)(12) 3156 North Valley Pike Harrisonburg, VA 22802	Other Sustainability	Term Loan(18)	11.75%(11)	Prime	4.50%	11.75%	—	2.75%	September 1, 2028	5,092	273	5,092
		Term Loan	11.75%(11)	Prime	4.50%	11.75%	—	2.75%	September 1, 2028	3,394	3,339	3,339
		Term Loan	11.75%(11)	Prime	4.50%	11.75%	—	2.75%	September 1, 2028	1,697	1,669	1,669
		Term Loan	11.75%(11)	Prime	4.50%	11.75%	—	2.75%	September 1, 2028	3,394	3,338	3,338
		Term Loan	11.75%(11)	Prime	4.50%	11.75%	—	2.75%	September 1, 2028	1,697	1,669	1,669
		Term Loan	11.75%(11)	Prime	4.50%	11.75%	—	2.75%	September 1, 2028	3,394	3,336	3,336
		Term Loan	11.75%(11)	Prime	4.50%	11.75%	—	2.75%	September 1, 2028	1,697	1,668	1,668
		Revolver	9.75%	Prime	2.50%	9.75%	—	—	September 1, 2026	5,000	5,000	5,000
											20,292	25,111

Portfolio Company(1)(3)	Sector	Type of Investment(7)	Number of Shares	Cost of Investments(6)(9)	Fair Value(9)
Non-Controlled Affiliate Other Investments — 0.4%(8)
Evelo Holdings, Inc.(2)(5)(12)(16) 620 Memorial Drive, 5th Floor Cambridge, MA 02139	Biotechnology	Other Investment		$20,342	$1,350
Total Non-Controlled Affiliate Other Investments				20,342	1,350

Portfolio Company	Sector	Type of Investment(7)	Number of Shares	Cost of Investments(6)(9)	Fair Value(9)	Ownership % of Class(19)
Non-controlled Affiliate Equity — 5.8%(8)
Aulea Medical, Inc.(12) 6200 Village Pkwy, Suite 200-228 Dublin, CA 94568	Medical Device	Common Stock	660,537	—	—	13.03%
Evelo Holdings, Inc.(2)(5)(12) 620 Memorial Drive, 5th Floor Cambridge, MA 02139	Biotechnology	Common Stock	2,164,502	5,000	—	11.40%
Shengrow, Inc. aka Soli Organic, Inc.(2)(12) 3156 North Valley Pike Harrisonburg, VA 22802	Other Sustainability	Preferred Stock	1,835,534	13,209	18,355	30.82%
Total Non-Controlled Affiliate Equity				18,209	18,355
Non-controlled Affiliate Warrants — 0.0%(8)
Evelo Holdings, Inc.(2)(5)(12) 620 Memorial Drive, 5th Floor Cambridge, MA 02139	Biotechnology	Common Stock	23,196	127	—
Total Non-Controlled Affiliate Warrants				127	—
Total Non-Controlled Affiliate Portfolio Investment Assets				$58,970	$44,816

See Notes to Consolidated Financial Statements

Consolidated Schedule of Investments (Unaudited)
September 30, 2025
(Dollars in thousands)

Portfolio Company(1)(3)	Sector	Type of Investment(7)	Cash Rate(4)	Index	Margin	Floor	Ceiling	ETP(10)	Maturity Date	Principal Amount	Cost of Investments(6)(9)	Fair Value(9)
Controlled Affiliate Investments — 0.4%(8)
Controlled Affiliate Debt Investments — 0.4%(8)
Nexii, Inc.(12) 3400 Carlisle Street, Suite 350 Dallas, TX 75204	Other Sustainability	Term Loan	10.00%	Fixed	—	—	—	—	July 1, 2027	$790	$811	$812
		Term Loan (18)	10.00%	Fixed	—	—	—	—	July 1, 2027	304	173	304
Total Controlled Affiliate Debt Investments											$984	$1,116

Portfolio Company(1)(3)	Sector	Type of Investment(7)	Number of Shares	Cost of Investments (6)(9)	Fair Value (9)	Ownership % Of Class(19)
Controlled Affiliate Equity — 0.0%(8)
Nexii, Inc.(2)(12) 3400 Carlisle Street, Suite 350 Dallas, TX 75204	Other Sustainability	Preferred Stock	168,377	9,751	—	20.42%
Total Controlled Affiliate Equity				9,751	—
Total Controlled Affiliate Portfolio Investment Assets				10,735	$1,116
Total Portfolio Investment Assets — 191.2%(8)				$686,193	$603,514

Short Term Investments - Unrestricted Investments - 13.9%(8)
US Bank Money Market Deposit Account				43,828	43,828
Total Short Term Investments - Unrestricted Investments				$43,828	$43,828

Short Term Investments - Restricted Investments - 0.8%(8)
US Bank Money Market Deposit Account				2,417	2,417
Total Short Term Investments - Restricted Investments				$2,417	$2,417

(1)	All investments of HRZN are in entities which are organized under the laws of the United States and have a principal place of business in the United States, unless otherwise noted.
(2)
Has been pledged as collateral under the revolving credit facility (the “Key Facility”) with KeyBank National Association (“Key”), a credit facility (the “NYL Facility”) led by New York Life Insurance Company and/or a credit facility (the “Nuveen Facility”, together with the Key Facility and the NYL Facility, the “Credit Facilities”) led by Nuveen Alternatives Advisors LLC.

(3)
All non-affiliate investments are investments in which HRZN owns less than 5% of the voting securities of the portfolio company. All non-controlled affiliate investments are investments in which HRZN owns 5% or more of the voting securities of the portfolio company but not more than 25% of the voting securities of the portfolio company. All controlled affiliate investments are investments in which HRZN owns more than 25% of the portfolio company’s outstanding voting securities or has the power to exercise control over management or policies of such portfolio company (including through a management agreement).

(4)
All interest is payable in cash due monthly in arrears, unless otherwise indicated, and applies only to HRZN’s debt investments. Interest rate is the annual interest rate on the debt investment and does not include end-of-term payments (“ETPs”), and any additional fees related to the investments, such as deferred interest, commitment fees or prepayment fees. Debt investments are at variable rates for the term of the debt investment, unless otherwise indicated. For each debt investment, the current interest rate in effect as of September 30, 2025 is provided.

(5)	Portfolio company is a public company.
(6)	For debt investments, represents principal balance less unearned income.
(7)	Warrants, Equity and Other Investments are non-income producing.
(8)	Value as a percent of net assets.
(9)
As of September 30, 2025, 0.0% of HRZN’s total assets on a cost and fair value basis are in non-qualifying assets under Section 55(a) of the 1940 Act. Under the 1940 Act, HRZN may not acquire any non-qualifying assets unless, at the time the acquisition is made, qualifying assets represent at least 70% of HRZN’s total assets.

See Notes to Consolidated Financial Statements

Consolidated Schedule of Investments (Unaudited)
September 30, 2025
(Dollars in thousands)
(10)
ETPs are contractual fixed-interest payments due in cash at the maturity date of the applicable debt investment, including upon any prepayment, and are a fixed percentage of the original principal balance of the debt investments unless otherwise noted. Interest will accrue during the life of the debt investment on each ETP and will be recognized as non-cash income until it is actually paid. Therefore, a portion of the incentive fee HRZN may pay the HRZN Advisor will be based on income that HRZN has not yet received in cash.

(11)	Investment has a PIK feature in which the accrued interest or a portion of the accrued interest is added to the then-outstanding principal amount of the investment.
(12)	The fair value of the investment was valued using significant unobservable inputs.
(13)	Debt investment is on non-accrual status as of September 30, 2025.
(14)	Debt investment is on non-accrual status as of September 30, 2025 and interest payments will be recognized as income on a cash basis.
(15)
On or about September 13, 2023, in connection with New Aerofarms, Inc. purchase of substantially all of the assets of Aerofarms, Inc. in a bankruptcy process, New Aerofarms, Inc. assumed all of the debt investments of Horizon in Aerofarms, Inc.

(16)
The investment originally consisted of debt investments in Evelo Biosciences Inc. (“Evelo”). Evelo was a clinical stage life science company that was unable to raise additional capital to continue as a going concern and, through a series of transactions, Evelo became a subsidiary of Evelo Holdings, Inc. (“Evelo Holdings”) and Evelo Holdings assumed the indebtedness of Evelo to HRZN. Evelo Holdings is not an operating company but holds certain contractual rights to contingent payments and owns equity in Evelo, as well as certain assets it seeks to sell. HRZN has a first priority security interest in the assets of Evelo Holdings, so if any payments are received by Evelo Holdings or any of its equity holdings or other assets are sold, HRZN will receive substantially all of the proceeds from the same, until such time, if ever, that all of the indebtedness is repaid. Accordingly, HRZN characterizes this investment as an “Other Investment” rather than a “Debt Investment”.

(17)
The investment originally consisted of debt investments in Better Place Forests Co. (“Better Place”). On April 30, 2025, Better Place transferred ownership of all of its right, title and interest in and to all of its tangible and intangible assets to Better Place ABC, LLC, a California limited liability company (“BP ABC”) and BP ABC sold a portion of such assets to Memorial Forests Foundation in consideration for, among other things, the assumption of certain liabilities of BP ABC. HRZN has a first priority security interest in the remaining assets of BP ABC, including certain rights to employee retention tax credits, so if any payments are received by BP ABC, HRZN will receive a portion of the proceeds from the same, until such time, if ever, that all of the obligations of BP ABC to HRZN are repaid. Accordingly, HRZN characterizes this investment as an “Other Investment” rather than a “Debt Investment”.

(18)
On August 6, 2025, HRZN purchased a portfolio of debt and related investments of Powerscourt XXV LP, a fund managed by Waterfall Asset Management (“WAM”), for a purchase price of $22.5 million, which assets at the purchase date had a fair value of $36.5 million and included debt investments on accrual status with a principal balance of $34.9 million. WAM and the Advisor (as defined in Note 1) had previously entered into Master Program Agreement in March 2023 whereby the Advisor offered WAM the opportunity to participate, as a co-lender with HRZN, in debt investments originated by the Advisor. WAM retained all investment decisions. In 2023, WAM ceased making new investments under the program, as it no longer wished to pursue a venture debt strategy.

(19)	Percentage of class held refers only to the percentage of the relevant class of equity securities (excluding options and warrants).
See Notes to Consolidated Financial Statements

HORIZON TECHNOLOGY FINANCE CORPORATION MANAGEMENT AGREEMENTS
The information in “Item 1. Business – Investment Management Agreement”, “Item 1. Business – Administration Agreement” and “Item 1. Business – License Agreement” in Part I of HRZN’s Annual Report on Form 10-K (File No. 814-00802) for the fiscal year ended December 31, 2024 is incorporated herein by reference.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS OF
HORIZON TECHNOLOGY FINANCE CORPORATION
The information in “Certain Relationships and Related Party Transactions” in HRZN’s most recent definitive proxy statement on Schedule 14A, filed with the SEC on April 17, 2025 (and as revised by the revised definitive proxy statement on Schedule 14A, filed with the SEC on May 15, 2025, together the “HRZN 2025 Annual Proxy Statement”), is incorporated herein by reference.

CONTROL PERSONS AND PRINCIPAL STOCKHOLDERS OF
HORIZON TECHNOLOGY FINANCE CORPORATION
As of January 13, 2026, there were 45,965,431 shares of HRZN Common Stock outstanding. As of such date, to HRZN’s knowledge, there are no persons who would be deemed to “control” HRZN, as such term is defined in the 1940 Act. As of January 13, 2026, there is no HRZN Common Stock subject to options or warrants that are currently exercisable or exercisable within 60 days of January 13, 2026.
The following table sets forth, as of January 13, 2026, certain beneficial ownership information with respect to HRZN Common Stock for those persons who directly or indirectly own, control or hold with the power to vote, five percent or more of the outstanding HRZN Common Stock and all officers and directors/director nominees of HRZN, individually and as a group. Pro forma percentage of ownership is based on 67,277,944 shares of HRZN Common Stock expected be outstanding immediately following consummation of the Merger based on (i) the number of issued and outstanding shares of HRZN Common Stock as of September 30, 2025 and (ii) the estimated shares of HRZN Common Stock to be issued in the Merger based on the pro forma Exchange Ratio of 1.0598, as calculated based on the number of outstanding shares of MRCC Common Stock and HRZN Common Stock and respective NAVs as of September 30, 2025.
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. The following table sets forth the beneficial ownership according to information furnished to HRZN by such persons or publicly available filings.
Unless otherwise indicated, HRZN believes that each beneficial owner set forth in the tables below has sole voting and investment power with respect to all shares of common stock set forth opposite their respective names. HRZN’s directors in the table below are divided into two groups — interested directors and independent directors. Interested directors are “interested persons” of HRZN as defined in Section 2(a)(19) of the 1940 Act. Unless otherwise indicated, the address of all HRZN executive officers and directors is c/o Horizon Technology Finance Corporation, 312 Farmington Avenue, Farmington, Connecticut 06032.

Name	Number of Shares	Percentage of outstanding HRZN Common Stock(1)	Pro forma percentage of outstanding common stock of HRZN
Directors, Director Nominee and Executive Officers:
Independent Directors
James J. Bottiglieri	20,697	*	*
Jonathan J. Goodman	2,313	*	*
Edmund V. Mahoney	10,000	*	*
Kimberley A. O’Connor	—	—	—
Elaine A. Sarsynski	7,000	*	*
Joseph J. Savage	59,500	*	*
Interested Director
Michael P. Balkin	30,000	*	*
Robert D. Pomeroy, Jr.	212,570	*	*
Director Nominee
Thomas J. Allison	—	—	—
Executive Officers
Paul G. Seitz	600	*	*
Daniel R. Trolio	3,470	*	*
John C. Bombara	17,454	*	*
Lynn D. Dombrowski	—	—	—
Directors, Director Nominee and Executive Officers as a Group (13 persons)	363,604	*	*

*	Less than 1%.
(1)	Based on 45,965,431 shares of HRZN Common Stock outstanding as of January 13, 2026.

Dollar Range of Equity Securities Beneficially Owned by Directors and the Director Nominee
The following table sets forth the dollar range of HRZN’s equity securities beneficially owned by each of HRZN’s directors and the director nominee as of January 13, 2026.

Name of Director/Nominee	Dollar Range of Equity Securities in HRZN(1)
Independent Directors
James J. Bottiglieri	Over $100,000
Jonathan J. Goodman	$10,001 – $50,000
Edmund V. Mahoney	$50,001 – $100,000
Kimberley A. O’Connor	None
Elaine A. Sarsynski	$10,001 – $50,000
Joseph J. Savage	Over $100,000
Interested Director
Michael P. Balkin	Over $100,000
Robert D. Pomeroy, Jr.	Over $100,000
Director Nominee
Thomas J. Allison	None

(1)	Dollar ranges are as follows: None; $1 – $10,000; $10,001 – $50,000; $50,001 – $100,000; over $100,000.

MANAGEMENT OF HORIZON TECHNOLOGY FINANCE CORPORATION
The information in “Proposal 1: Election of Directors” in the HRZN 2025 Annual Proxy Statement is incorporated herein by reference; provided, however, that the following disclosure revises the disclosure in the HRZN 2025 Annual Proxy Statement under the heading “Proposal 1: Election of Directors—Information About Executive Officers Who are Not Directors,” which is replaced in its entirety by the following:
The following information pertains to HRZN’s executive officers who are not directors of HRZN.

Name, Address and Age(1)	Position(s) held with HRZN	Principal Occupation(s) During the Past 5 Years
Paul G. Seitz (38)	Senior Vice President and Chief Investment Officer
Senior Vice President and Chief Investment Officer of HRZN since June 5, 2025. Chief Investment Officer of the HRZN Advisor since May 2025. From July 2019 to May 2025, Mr. Seitz was at Monroe Capital, most recently serving as Managing Director and Head of Software Underwriting. Mr. Seitz is responsible for general oversight of HRZN’s investments, including originations.

Daniel R. Trolio (52)	Executive Vice President, Chief Financial Officer and Treasurer
Executive Vice President since June 2021 and Chief Financial Officer and Treasurer since January 2017 of HRZN and the HRZN Advisor. Previously served as Senior Vice President from January 2017 through June 2021, Vice President of Finance and Interim Chief Financial Officer from September 2016 through January 2017, Vice President and Corporate Controller from 2010 through September 2016 of HRZN and the HRZN Advisor. Mr. Trolio is responsible for all financial reporting and accounting matters of HRZN and the HRZN Advisor.

John C. Bombara (61)	Executive Vice President, General Counsel, Chief Compliance Officer and Secretary
Executive Vice President since June 2021, General Counsel, Chief Compliance Officer and Secretary since July 2010 of HRZN and the HRZN Advisor. Previously served as Senior Vice President from 2010 to June 2021 of HRZN and the HRZN Advisor and is an original member of the team that founded the predecessor of the HRZN Advisor in May 2003. Mr. Bombara oversees all legal and compliance functions for HRZN and the HRZN Advisor.

Lynn D. Dombrowski (40)	Chief Accounting Officer
Chief Accounting Officer since February 2023 of HRZN and the HRZN Advisor. Previously served as Corporate Controller from March 2017 to February 2023 of HRZN and the HRZN Advisor and Financial Reporting Manager from October 2015 to March 2017 of the HRZN Advisor. Ms. Dombrowski is responsible for accounting and financial reporting matters, including SEC and other regulatory reporting.

(1)	The business address of each of HRZN’s executive officers is c/o Horizon Technology Finance Management LLC, 312 Farmington Avenue, Farmington, Connecticut 06032.

PORTFOLIO MANAGEMENT OF HORIZON TECHNOLOGY FINANCE CORPORATION
The HRZN Advisor serves as the investment adviser to HRZN pursuant to the HRZN Investment Management Agreement. The HRZN Advisor is registered as an investment adviser under the Advisers Act. Subject to the overall supervision of the HRZN Board, the HRZN Advisor is responsible for evaluating and monitoring HRZN’s investments and providing day-to-day managerial services to HRZN.
Michael P. Balkin, Daniel R. Trolio, Paul G. Seitz and Mark Solovy constitute the Investment Committee of the HRZN Advisor (the “HRZN Investment Committee”). The HRZN Investment Committee is primarily responsible for the day-to-day management of HRZN’s portfolio of investments. The table below shows the dollar range of shares of HRZN Common Stock owned by the members of the HRZN Investment Committee as of December 31, 2025:

Name of HRZN Investment Committee Member	Dollar Range of Equity Securities(1)(2)
Michael P. Balkin	$100,001 – $500,000
Daniel R. Trolio	$10,001 – $50,000
Paul G. Seitz	$1 – $10,000
Mark Solovy	None

(1)	Dollar ranges are as follows: None, $1 – $10,000, $10,001 – $50,000, $50,001 – $100,000, $100,001 – $500,000, $500,001 – $1,000,000, or over $1,000,000.
(2)	The dollar range of equity securities beneficially owned by each portfolio manager is based on a closing stock price of $6.45 per share as of December 31, 2025.
None of the members of the HRZN Investment Committee receive any direct compensation from HRZN. All of the HRZN Investment Committee members receive compensation from the HRZN Advisor or its affiliate, Monroe Capital. See “Control Persons and Principal Stockholders of Horizon Technology Finance Corporation” for additional information about equity interests held by certain of these individuals.
The HRZN Investment Committee meets regularly to vet new investment opportunities, and evaluate strategic initiatives and actions taken by the HRZN Advisor on HRZN’s behalf. The HRZN Investment Committee determines its views as to the appropriate sizing, structure, pricing, and ongoing monitoring requirements for each investment opportunity, while the day-to-day management of investments approved by the HRZN Investment Committee is overseen by certain members of the HRZN Investment Committee and the portfolio managers for HRZN Advisor who report to Paul G. Seitz, Senior Vice President and Chief Investment Officer. Each investment opportunity requires the unanimous approval of the HRZN Investment Committee. Follow-on investments in existing portfolio companies require the HRZN Investment Committee’s approval beyond that obtained when the initial investment in the portfolio company was made. The Chief Financial Officer of HRZN oversees any temporary investments, such as those in cash equivalents, U.S. government securities and other high quality debt investments that mature in one year or less. The members of the HRZN Investment Committee have experience in credit, structured finance, and asset-based finance, and have significant experience taking and managing risk in lending to emerging public and private companies in the technology and life sciences markets.
Below is biographical information for Mr. Solovy. For biographical information relating to Messrs. Balkin, Seitz and Trolio, please see the section entitled “Management of Horizon Technology Finance Corporation.”
Mark Solovy. Mr. Solovy is Managing Director and Co-Head of the Technology Finance Group at Monroe Capital. He is responsible for technology lending initiatives and executing transactions within the technology sector. He joined Monroe Capital in 2013 and has over 20 years of experience in investment banking, venture capital, and technology finance. Prior to joining Monroe, Mr. Solovy served as Managing Director at Hercules Technology Growth Capital, where he focused on growth capital financing for technology companies. Previously, he was Managing Director and Head of Capital Markets at Sikich Investment Banking and Managing Director at Waveland Capital Group. Earlier in his career, Mr. Solovy was Co-founder and Managing Director of GunnAllen Venture Partners and Managing Director at Advanced Equities. He also practiced law as an Associate at Holleb & Coff and K&L Gates. Mr. Solovy earned his J.D. from the University of Pennsylvania Law School and his B.S. in Business Administration with Honors in Management from the Olin Business School at Washington University in St. Louis.

BUSINESS OF MONROE CAPITAL CORPORATION
The information in “Item 1. Business” and “Item 3. Legal Proceedings” in Part I of MRCC’s Annual Report on Form 10-K (File No. 814-00866) for fiscal year ended December 31, 2024 is incorporated herein by reference.

DETERMINATION OF NET ASSET VALUE OF MONROE CAPITAL CORPORATION
The information in “Item 1. Business-Valuation Process and Determination of Net Asset Value” in Part I of MRCC’s Annual Report on Form 10-K (File No. 814-00866) for fiscal year ended December 31, 2024 is incorporated herein by reference.

FINANCIAL HIGHLIGHTS OF MONROE CAPITAL CORPORATION
The information in “Note 13. Financial Highlights” in the Consolidated Financial Statements included in MRCC’s Annual Report on Form 10-K (File No. 814-00866) for the fiscal year ended December 31, 2024 and the information in “Note 12. Financial Highlights” in the Consolidated Financial Statements included in MRCC’s Quarterly Reports on Form 10-Q (File No. 814-00866) for the fiscal quarters ended March 31, 2025, June 30, 2025 and September 30, 2025 are incorporated herein by reference.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS OF MONROE CAPITAL CORPORATION
The information in “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II of MRCC’s Annual Report on Form 10-K (File No. 814-00866) for the fiscal year ended December 31, 2024 and the information in “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part I of MRCC’s Quarterly Reports on Form 10-Q (File No. 814-00866) for the fiscal quarters ended March 31, 2025, June 30, 2025 and September 30, 2025 are incorporated herein by reference.

SENIOR SECURITIES OF MONROE CAPITAL CORPORATION
Information about MRCC’s senior securities is shown in the following table as of September 30, 2025 and for the years indicated in the table (dollars in thousands). This annual information has been derived from MRCC’s audited consolidated financial statements for each respective period, which have been audited by KPMG LLP for the year ended December 31, 2024 and by RSM US LLP for the year ended December 31, 2023, as well as for all prior years. KPMG LLP and RSM US LLP served as MRCC’s independent registered public accounting firms for the respective periods. The report of KPMG LLP on the senior securities table as of December 31, 2024 is attached as Exhibit 99.1 to MRCC’s Annual Report on Form 10-K, which is incorporated by reference into this joint proxy statement/prospectus. This information about MRCC’s senior securities should be read in conjunction with MRCC’s audited consolidated financial statements and related notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Monroe Capital Corporation.”

Class and Year	Outstanding Exclusive of Treasury Securities(1)	Asset Coverage per Unit(2)	Involuntary Liquidating Preference per Unit(3)	Asset Market Value per Unit(4)
Revolving Credit Facility
September 30, 2025 (unaudited)	$82,800	$1,813	—	N/A
December 31, 2024	163,900	1,652	—	N/A
December 31, 2023	174,100	1,670	—	N/A
December 31, 2022	204,600	1,673	—	N/A
December 31, 2021	151,045	1,888	—	N/A
December 31, 2020	126,559	1,995	—	N/A
December 31, 2019	180,294	1,862	—	N/A
December 31, 2018	136,026	2,262	—	N/A
December 31, 2017	117,092	3,380	—	N/A
December 31, 2016	129,000	2,848	—	N/A
December 31, 2015	123,700	2,462	—	N/A
5.75% Notes due 2023
December 31, 2020	$109,000	$1,995	—	$940(5)
December 31, 2019	109,000	1,862	—	1,005(5)
December 31, 2018	69,000	2,262	—	986(5)
4.75% Notes due 2026
September 30, 2025 (unaudited)	$130,000	$1,813	—	N/A
December 31, 2024	130,000	1,652	—	N/A
December 31, 2023	130,000	1,670	—	N/A
December 31, 2022	130,000	1,673	—	N/A
December 31, 2021	130,000	1,888	—	N/A
Secured Borrowings(6)
December 31, 2016(7)	$1,320	$2,848	—	N/A
December 31, 2015(8)	2,535	2,462	—	N/A

(1)	Total amount of each class of senior securities outstanding at the end of the period presented.
(2)
The asset coverage ratio of senior securities representing indebtedness is calculated as our consolidated total assets, less all liabilities and indebtedness not represented by senior securities, divided by senior securities representing indebtedness. This asset coverage ratio is multiplied by $1,000 to determine the Asset Coverage per Unit (including for the 5.75% Notes due 2023 and 4.75% Notes due 2026, which were issued in $25 and $2,000 increments, respectively). On October 2, 2014, we received exemptive relief from the SEC which permitted us to exclude the debt of MRCC SBIC guaranteed by the SBA from our asset coverage test under the 1940 Act.

(3)
The amount to which such class of senior security would be entitled upon the involuntary liquidation of the issuer in preference to any security junior to it. The “—” in this column indicates that the SEC expressly does not require this information to be disclosed for certain types of senior securities.

(4)	Not applicable, except for with respect to the 5.75% Notes due 2023, as the other senior securities are not registered for public trading.
(5)
The average market value for the 5.75% Notes due 2023 is calculated as the average daily closing prices of such notes on Nasdaq for the years ended December 31, 2020, 2019 and 2018, as applicable, divided by the par value per unit of such notes. This average market value is multiplied by $1,000 to determine the Average Market Value per Unit.

(6)
Certain partial loan sales do not qualify for sale accounting under ASC Topic 860 — Transfers and Servicing because these sales do not meet the definition of a “participating interest,” as defined in the guidance, in order for sale treatment to be allowed. Participations or other partial loan sales which do not meet the definition of a participating interest remain as an investment on the accompanying consolidated statements of assets and liabilities and the portion sold is recorded as a secured borrowing in the liabilities section of the consolidated statements of assets and liabilities. Amounts presented in this table represent the par amount outstanding.

(7)	The secured borrowings have a weighted average stated interest rate of 6.26%, a weighted average years to maturity of 1.0 year and a fair value as of December 31, 2016 of $1,314.
(8)	The secured borrowings have a weighted average stated interest rate of 5.75%, a weighted average years to maturity of 2.0 years and a fair value as of December 31, 2015 of $2,476.

PORTFOLIO COMPANIES OF MONROE CAPITAL CORPORATION
The following table sets forth certain information as of September 30, 2025 for each portfolio company in which MRCC had an investment. MRCC’s only formal relationships with its portfolio companies are the managerial assistance that it may provide upon request and the board observer or participation rights it may receive in connection with its investment. As indicated by footnote to the following table, as of September 30, 2025, MRCC is deemed to “control,” as defined in the 1940 Act, one portfolio company and was an “affiliated person,” as defined in the 1940 Act, of nine portfolio companies. In general, under the 1940 Act, MRCC would “control” a portfolio company if it owned, directly or indirectly, more than 25.0% of its voting securities and would be an “affiliate” of a portfolio company if it owned, directly or indirectly, five percent or more of its voting securities. MRCC makes available, upon request, managerial assistance to each of its portfolio companies.
Portfolio Holding Company Summary
As of September 30, 2025
(In thousands, except per share data)

Name and Address of Portfolio Company (1)	Industry	Type of Investment	Footnotes	Interest Rate (2)	Acquisition Date (3)	Maturity Date	Principal Due at Maturity	Cost	Fair Value of Investment (4)	Percentage of Class Held
American Broadband and Telecommunications Company LLC 1480 Ford Street Maumee, OH 43537	Telecommunications	Senior Secured	(19)	17.25% Cash/ 2.00% PIK (PRIME + 12.00%, 4.00% Floor)	6/10/2022	n/a	1,344	1,344	1,373	—
		Senior Secured	(14)(19)	17.25% Cash/ 2.00% PIK (PRIME + 12.00%, 4.00% Floor)	6/10/2022	n/a	500	128	131	—
		Warrant to purchase up to 0.2% of the equity	(7)(11)(12)	—	6/10/2022	6/10/2032	—	42	17	—
American Community Homes, Inc. 250 West 57th Street, Suite 816 New York, NY 10107	FIRE: Real Estate	Senior Secured		4.28% PIK (SOFR + 0.11%, 1.50% Floor)	7/22/2014	12/31/2026	14,020	14,020	8,325	—
		Senior Secured		4.28% PIK (SOFR + 0.11%, 1.50% Floor)	7/22/2014	12/31/2026	6,898	6,899	4,096	—
		Senior Secured		4.28% PIK (SOFR + 0.11%, 1.50% Floor)	5/24/2017	12/31/2026	850	851	505	—
		Senior Secured		4.28% PIK (SOFR + 0.11%, 1.50% Floor)	8/10/2018	12/31/2026	3,125	3,126	1,856	—
		Senior Secured		4.28% PIK (SOFR + 0.11%, 1.50% Floor)	3/29/2019	12/31/2026	5,785	5,785	3,435	—
		Senior Secured		4.28% PIK (SOFR + 0.11%, 1.50% Floor)	9/30/2019	12/31/2026	27	25	15	—
		Senior Secured		4.28% PIK (SOFR + 0.11%, 1.50% Floor)	12/30/2019	12/31/2026	133	132	78	—
		Senior Secured	(14)	4.28% PIK (SOFR + 0.11%, 1.00% Floor)	3/30/2020	12/31/2026	2,500	—	—	—
		Common Stock (4,940 shares)	(8)(11)(12)	—	12/29/2022	—	—	—	—	22.33%
APCO Worldwide, Inc. 1299 Pennsylvania Avenue, N.W. Suite 300 Washington, DC 20004	Services: Business	Class A Voting Common Stock (100 shares)	(7)(11)(12)	—	11/1/2017	—	—	395	826	0.98%
Aras Corporation 100 Brickstone Square, Suite 100 Andover, MA 01810	Services: Business	Senior Secured		9.00% (SOFR + 5.00%, 1.00% Floor)	4/13/2021	4/13/2029	2,427	2,431	2,452	—
		Senior Secured	(14)	9.00% (SOFR + 5.00%, 1.00% Floor)	4/13/2021	4/13/2029	335	100	100	—
Arcserve Cayman GP LP (fka Arcstor Midco, LLC) 380 Data Drive, Suite 510 Draper, UT 84020	High Tech Industries	Class A Common Units (59,211 units)	(7)(11)(12)	—	1/2/2024	—	—	—	—	1.18%
		Class B Common Units (110,294 units)	(7)(11)(12)	—	1/2/2024	—	—	—	—	2.21%
Arcserve Cayman Opco LP (fka Arcstor Midco, LLC) 380 Data Drive, Suite 510 Draper, UT 84020	High Tech Industries	Junior Secured	(16)	9.00% PIK	8/29/2023	1/2/2028	161	150	188	—
		Junior Secured	(16)	9.00% PIK	7/14/2023	1/2/2028	165	150	192	—
		Junior Secured	(16)	n/a	3/16/2021	3/16/2027	370	363	—	—
		Senior Secured	(14)(15)(16)	12.39% PIK (SOFR + 8.11%, 1.00% Floor)	1/2/2024	1/2/2027	551	146	331	—
		Class A Common Units (59,211 units)	(7)(11)(12)	—	3/16/2021	—	—	4,119	741	1.18%
		Class B Common Units (110,294 units)	(7)(11)(12)	—	1/2/2024	—	—	—	1,380	2.21%
Ascent Midco, LLC 4685 South Highland Drive, Suite 126 Salt Lake City, Utah 84117	Healthcare & Pharmaceuticals	Class A Units (2,032,258 units)	(8)(12)(13)	8.00% PIK	2/5/2020	—	—	2,032	1,725	6.22%

Name and Address of Portfolio Company (1)	Industry	Type of Investment	Footnotes	Interest Rate (2)	Acquisition Date (3)	Maturity Date	Principal Due at Maturity	Cost	Fair Value of Investment (4)	Percentage of Class Held
ASG II, LLC 1333 N California Blvd Suite 448 Walnut Creek, CA 94596	Services: Business	Unitranche	(6)	10.71% (SOFR + 6.40%, 1.00% Floor)	5/25/2022	5/25/2028	1,900	1,880	1,898	—
		Unitranche	(6)	10.71% (SOFR + 6.40%, 1.00% Floor)	5/25/2022	5/25/2028	285	285	285	—
Attom Intermediate Holdco, LLC 1 Venture, Suite 300 Irvine, CA 92618	Media: Diversified & Production	Class A Common Units (304,538 units)	(7)(11)(12)(13)	—	1/4/2019	—	—	312	381	0.48%
BLST Operating Company, LLC 7075 Flying Cloud Drive Eden Prairie, MN 55344	Retail	Senior Secured	(16)	1.00% Cash/ 10.89% PIK (SOFR + 7.50%, 1.00% Floor)	8/28/2020	1/31/2026	798	570	230	—
		Class A Units (139,883 units)	(7)(11)(12)(13)	—	8/28/2020	—	—	712	—	0.51%
Bluesight, Inc. 1800 Duke St., Suite 108 Alexandria, VA 22314	Healthcare & Pharmaceuticals	Senior Secured		9.50% (SOFR + 5.50%, 0.75% Floor)	10/15/2024	7/17/2029	261	258	263	—
		Senior Secured		9.50% (SOFR + 5.50%, 0.75% Floor)	7/17/2023	7/17/2029	2,000	1,957	2,020	—
		Senior Secured	(14)	9.50% (SOFR + 5.50%, 0.75% Floor)	7/17/2023	7/17/2029	348	—	—	—
		Senior Secured		9.50% (SOFR + 5.50%, 1.00% Floor)	12/31/2024	7/17/2029	1,739	1,717	1,757	—
		Class A Preferred Units (35 units)	(7)(12)	9.00% PIK	7/17/2023	—	—	35	35	0.01%
		Class B Common Units (18,841 units)	(7)(11)(12)	—	7/17/2023	—	—	—	10	0.01%
BTR Opco LLC (fka Born to Run, LLC) 4870 W. 2100 S Suite A Salt Lake City, UT 84120	Automotive	Senior Secured	(14)(15)(16)	12.76% PIK (SOFR + 8.76%, 1.00% Floor)	6/21/2024	12/31/2027	569	406	485	—
		Junior Secured	(16)	7.50% PIK	9/30/2024	12/31/2027	711	658	540	—
		Junior Secured	(16)	5.00% PIK	9/30/2024	12/31/2027	3,665	3,390	—	—
		Class A Units (242 units)	(7)(11)(12)	—	6/21/2024	—	—	248	—	2.69%
Burroughs, Inc. 41100 Plymouth Road Plymouth, MI 48170	Services: Business	Senior Secured	(19)	11.88% Cash/ 1.00% PIK (SOFR + 8.60%, 1.00% Floor)	12/22/2017	n/a	303	303	303	—
Calabrio, Inc. 241 North 5th Ave. Suite 1200 Minneapolis, MN 55401	Telecommunications	Senior Secured		9.70% (SOFR + 5.50%, 1.00% Floor)	4/16/2021	4/16/2027	3,358	3,331	3,357	—
		Senior Secured	(14)	9.70% (SOFR + 5.50%, 1.00% Floor)	4/16/2021	4/16/2027	410	175	175	—
		Senior Secured		9.70% (SOFR + 5.50%, 0.00% Floor)	12/19/2023	4/16/2027	492	492	492	—
Cdata Software, Inc. 101 Europa Dr. #100 Chapel Hill, NC 27517	Services: Business	Senior Secured	(14)(15)	9.75% (SOFR + 5.75%, 1.75% Floor)	7/18/2024	7/18/2030	556	—	—	—
		Senior Secured		9.75% (SOFR + 5.75%, 1.75% Floor)	7/18/2024	7/18/2030	6,000	5,911	6,015	—
		Senior Secured	(14)(15)	9.75% (SOFR + 5.75%, 1.75% Floor)	7/18/2024	7/18/2030	778	306	306	—
		Senior Secured	(14)	9.75% (SOFR + 5.75%, 1.75% Floor)	7/18/2024	7/18/2030	667	—	—	—
CGI Automated Manufacturing, LLC 275 Innovation Drive Romeoville, IL 60446	Capital Equipment	Senior Secured		11.28% (SOFR + 7.11%, 1.00% Floor)	9/9/2022	12/17/2026	3,765	3,730	3,741	—
		Senior Secured		11.28% (SOFR + 7.11%, 1.00% Floor)	9/30/2022	12/17/2026	1,080	1,072	1,074	—
Chess.com, LLC 877 East 1200 South Suite 970397 Orem, UT 84097	Media: Diversified & Production	Senior Secured		10.10% (SOFR + 6.10%, 1.00% Floor)	12/31/2021	12/31/2027	5,405	5,358	5,405	—
		Senior Secured	(14)	10.10% (SOFR + 6.10%, 1.00% Floor)	12/31/2021	12/31/2027	652	—	—	—
		Class A Units (2 units)	(7)(11)(12)(13)	—	12/31/2021	—	—	87	69	0.02%
Crownpeak Technology, Inc. 707 17th Street, Floor 38 Denver, CO 80202	Media: Diversified & Production	Senior Secured		5.30% Cash/ 6.75% PIK (SOFR + 7.75%, 1.00% Floor)	2/28/2019	5/29/2026	4,333	4,333	4,287	—
		Senior Secured		5.30% Cash/ 6.75% PIK (SOFR + 7.75%, 1.00% Floor)	2/28/2019	5/29/2026	65	65	64	—
		Senior Secured		5.30% Cash/ 6.75% PIK (SOFR + 7.75%, 1.00% Floor)	9/27/2022	5/29/2026	3,611	3,611	3,572	—
		Senior Secured		5.30% Cash/ 6.75% PIK (SOFR + 7.75%, 1.00% Floor)	9/27/2022	5/29/2026	1,364	1,364	1,349	—
		Senior Secured		11.05% (SOFR + 6.75%, 1.00% Floor)	2/28/2019	5/29/2026	500	500	493	—

Name and Address of Portfolio Company (1)	Industry	Type of Investment	Footnotes	Interest Rate (2)	Acquisition Date (3)	Maturity Date	Principal Due at Maturity	Cost	Fair Value of Investment (4)	Percentage of Class Held
Dorado Acquisition, Inc. 2001 S Andrews Ave Fort Lauderdale, FL 33316	Healthcare & Pharmaceuticals	Senior Secured		10.88% (SOFR + 6.60%, 1.00% Floor)	6/30/2021	6/30/2026	4,717	4,699	4,651	—
		Senior Secured		10.94% (SOFR + 6.65%, 1.00% Floor)	11/27/2022	6/30/2026	3,911	3,887	3,856	—
		Senior Secured	(14)	10.94% (SOFR + 6.65%, 1.00% Floor)	6/30/2021	6/30/2026	596	—	—	—
		Class A-1 Units (189,922 units)	(7)(11)(12)	—	6/30/2021	—	—	206	209	0.31%
		Class A-2 Units (189,922 units)	(7)(11)(12)	—	6/30/2021	—	—	—	41	0.31%
Douglas Holdings, Inc. 101 Crawfords Corner Road, Suite 1324 Holmdel, New Jersey 07733	High Tech Industries	Senior Secured	(14)(15)	9.75% Cash/ 0.38% PIK (SOFR + 6.13%, 1.00% Floor)	8/27/2024	8/27/2030	543	65	65	—
		Senior Secured		9.75% Cash/ 0.38% PIK (SOFR + 6.13%, 1.00% Floor)	8/27/2024	8/27/2030	2,500	2,468	2,500	—
		Senior Secured	(14)(15)	9.75% Cash/ 0.38% PIK (SOFR + 6.13%, 1.00% Floor)	12/30/2024	8/27/2026	309	154	154	—
		Senior Secured	(14)	9.75% (SOFR + 5.75%, 1.00% Floor)	8/27/2024	8/27/2030	217	—	—	—
		Class A Common Units (57,588 units)	(7)(11)(12)	—	8/27/2024	—	—	57	59	0.02%
Drawbridge Partners, LLC 3300 PGA Boulevard, Suite 570 Palm Beach Gardens, FL 33410	High Tech Industries	Senior Secured		10.41% (SOFR + 6.25%, 1.00% Floor)	9/1/2022	9/1/2028	3,000	2,966	3,000	—
		Senior Secured	(14)(15)	10.41% (SOFR + 6.25%, 1.00% Floor)	9/1/2022	9/1/2028	874	795	795	—
		Senior Secured	(14)	10.41% (SOFR + 6.25%, 1.00% Floor)	9/1/2022	9/1/2028	522	—	—	—
		Class A-1 Units (130,433 units)	(7)(11)(12)	—	9/1/2022	—	—	130	168	0.08%
Education Corporation of America 1033 Skokie Boulevard, Suite 360 Northbrook, IL 60062	Services: Consumer	Junior Secured	(16)(19)	19.25% PIK (PRIME + 12.00%, 1.00% Floor)	9/3/2015	n/a	833	830	2,208	—
		Series G Preferred Stock (8,333 shares)	(7)(12)(16)	12.00% PIK	9/3/2015	—	—	7,492	—	20.83%
Equine Network, LLC 5710 Flatiron Parkway, Suite A Boulder, CO 80301	Hotels, Gaming & Leisure	Class A Units (108 units)	(7)(11)(12)(13)	—	12/31/2020	—	—	111	166	0.19%
Express Wash Acquisition Company, LLC 5821 Fairview Road, #400 Charlotte, NC 28210	Services: Consumer	Class A Common Units (31,200 units)	(7)(11)(12)(13)	—	11/15/2023	—	—	—	—	0.01%
		Class A Preferred Units (31 units)	(7)(12)(13)	8.00% PIK	11/15/2023	—	—	31	2	0.01%
		Class A-1 Preferred Units (36.8 units)	(7)(11)(12)(13)	—	4/10/2025	—	—	37	42	0.05%
		Class B Common Units (146,770 units)	(7)(11)(12)(13)	—	11/15/2023	—	—	—	—	0.16%
		Class B Preferred Units (147 units)	(7)(11)(12)(13)	—	11/15/2023	—	—	151	14	0.16%
Familia Dental Group Holdings, LLC 2050 East Algonquin Road, Suite 610 Schaumburg, IL 60173	Healthcare & Pharmaceuticals	Class A Units (1,525 units)	(8)(11)(12)(13)	—	4/8/2016	—	—	5,224	3,106	10.84%
Forest Buyer, LLC 300 N LaSalle Street, Suite 5600 Chicago, IL 60654	Healthcare & Pharmaceuticals	Class A Units (300 units)	(7)(12)(13)	8.00% PIK	3/15/2024	—	—	107	111	0.20%
		Class B Units (300 units)	(7)(11)(12)(13)	—	3/15/2024	—	—	—	301	0.20%
Forman Mills, Inc. 1070 Thomas Busch Memorial Highway Pennsauken, NJ 08110	Retail	Junior Secured	(16)	5.00% PIK	4/27/2023	6/20/2028	1,308	1,308	1,021	—
GC Champion Acquisition LLC 99 Park Avenue, 5th FL New York, NY 10016	FIRE: Finance	Senior Secured		9.22% (SOFR + 5.00%, 1.00% Floor)	8/19/2022	8/18/2028	3,891	3,864	3,891	—
		Senior Secured		9.22% (SOFR + 5.00%, 1.00% Floor)	8/19/2022	8/18/2028	690	690	690	—
		Senior Secured	(14)(15)	9.22% (SOFR + 5.00%, 0.00% Floor)	12/31/2024	8/18/2028	669	—	—	—
		Senior Secured		9.22% (SOFR + 5.00%, 0.00% Floor)	8/1/2023	8/18/2028	2,070	2,031	2,070	—
Hastings Manufacturing Company 325 N Hanover Street Hastings, MI 49058	Automotive	Senior Secured		11.76% (SOFR + 7.60%, 1.00% Floor)	4/24/2018	12/30/2025	1,760	1,760	1,760	—
		Senior Secured		11.76% (SOFR + 7.60%, 1.00% Floor)	3/29/2023	12/30/2025	638	638	638	—
		Senior Secured	(14)	11.76% (SOFR + 7.60%, 1.00% Floor)	3/29/2023	12/30/2025	691	—	—	—
		Senior Secured		11.76% (SOFR + 7.60%, 1.00% Floor)	12/18/2023	12/30/2025	1,961	1,961	1,961	—

Name and Address of Portfolio Company (1)	Industry	Type of Investment	Footnotes	Interest Rate (2)	Acquisition Date (3)	Maturity Date	Principal Due at Maturity	Cost	Fair Value of Investment (4)	Percentage of Class Held
HFZ Capital Group, LLC 155 North Wacker Drive, Floor 35 Chicago, IL 60606	FIRE: Real Estate	Senior Secured	(10)(19)(21)	16.71% PIK (PRIME + 9.46%, 1.00% Floor)	10/20/2017	n/a	13,242	13,242	13,925	—
		Senior Secured	(10)(19)(21)	16.71% PIK (PRIME + 9.46%, 1.00% Floor)	10/20/2017	n/a	4,758	4,758	5,003	—
iCIMS, Inc. Bell Works 101 Crawfords Corner Road Suite 3-100 Holmdel, NJ 07733	Services: Business	Senior Secured		10.57% (SOFR + 6.25%, 0.75% Floor)	10/24/2022	8/18/2028	2,500	2,475	2,441	—
IDIG Parent, LLC 43454 Business Park Dr Temecula, CA 92590	Services: Consumer	Common Stock (245,958 shares)	(7)(11)(12)(13)	—	1/4/2021	—	—	252	184	0.07%
		Class X Common Units (43,404 units)	(7)(11)(12)(13)	—	6/23/2025	—	—	26	33	0.07%
Independence Buyer, Inc. 1199 West Utah Avenue Payson, UT 84651	Consumer Goods: Durable	Senior Secured		10.20% Cash/ 2.00% PIK (SOFR + 7.90%, 1.00% Floor)	8/3/2021	1/31/2027	5,345	5,323	4,516	—
		Senior Secured	(14)	10.07% Cash/ 2.00% PIK (SOFR + 7.85%, 1.00% Floor)	8/3/2021	1/31/2027	711	374	316	—
		Class A Units (81 units)	(7)(11)(12)	—	8/3/2021	—	—	81	—	0.14%
		Class B Units (419 units)	(7)(11)(12)	—	9/5/2025	—	—	—	—	—
InMobi Pte, Ltd. 2951 28th Street, Suite 1000 Santa Monica, CA 90405	Media: Advertising, Printing & Publishing	Warrant to purchase up to 2.8% of the equity	(7)(10)(11)(12)(18)	—	9/18/2015	9/18/2025	—	—	1,583	—
J2 BWA Funding LLC 123 Justison Street, 7th Floor Wilmington, DE 19801	FIRE: Finance	Senior Secured	(10)(14)	10.00%	12/24/2020	12/24/2026	1,686	1,651	1,651	—
		0.3% profit sharing	(7)(10)(11)(12)(13)	—	12/24/2020	—	—	—	52	—
Kar Wash Holdings, LLC 28845 Telegraph Road Southfield, MI 48034	Services: Consumer	Senior Secured		10.55% (SOFR + 6.26%, 1.00% Floor)	2/28/2022	2/26/2027	1,548	1,537	1,548	—
		Senior Secured		10.55% (SOFR + 6.26%, 1.00% Floor)	2/28/2022	2/26/2027	1,109	1,109	1,109	—
		Senior Secured		10.55% (SOFR + 6.26%, 1.00% Floor)	8/3/2022	2/26/2027	2,617	2,617	2,617	—
		Senior Secured		10.39% (SOFR + 6.11%, 1.00% Floor)	2/28/2022	2/26/2027	952	952	952	—
		Senior Secured		10.55% (SOFR + 6.26%, 1.00% Floor)	5/9/2024	2/26/2027	2,899	2,899	2,905	—
		Senior Secured		10.43% (SOFR + 6.26%, 1.00% Floor)	10/3/2024	2/28/2027	2,656	2,656	2,662	—
		Senior Secured		10.55% (SOFR + 6.26%, 1.00% Floor)	10/3/2024	2/28/2027	3,159	3,103	3,165	—
		Preferred Units (17,988 units)	(7)(11)(12)	—	6/27/2023	—	—	26	34	0.15%
		Class A Units (99,807 units)	(7)(11)(12)	—	2/28/2022	—	—	103	155	0.17%
Kingsley Gate Partners, LLC 6155 Rockside Road, Suite 203 Independence, OH 44131	Services: Business	Senior Secured		10.94% (SOFR + 6.65%, 1.00% Floor)	12/9/2022	12/11/2028	585	578	583	—
		Senior Secured		10.94% (SOFR + 6.65%, 1.00% Floor)	12/9/2022	12/11/2028	188	188	187	—
		Senior Secured		10.94% (SOFR + 6.65%, 1.00% Floor)	12/9/2022	12/11/2028	272	272	270	—
		Senior Secured		10.94% (SOFR + 6.65%, 1.00% Floor)	12/9/2022	12/11/2028	240	240	239	—
KL Moon Acquisition, LLC 250 Vesey St #2630 New York, NY 10281	Healthcare & Pharmaceuticals	Senior Secured		11.30% (SOFR + 7.00%, 1.00% Floor)	2/1/2023	2/1/2029	5,050	4,961	4,917	—
		Senior Secured		11.30% (SOFR + 7.00%, 1.00% Floor)	2/1/2023	2/1/2029	1,007	1,007	980	—
		Senior Secured	(14)	11.30% (SOFR + 7.00%, 1.00% Floor)	2/1/2023	2/1/2029	833	616	600	—
		Senior Secured		11.30% (SOFR + 7.00%, 1.00% Floor)	2/6/2024	2/1/2029	2,165	2,121	2,108	—
		LLC Interest (0.1% of the equity)	(7)(11)(12)	—	1/31/2023	—	—	505	162	0.14%
Lifted Trucks Holdings, LLC 2021 E Bell Rd Phoenix, AZ 85022	Automotive	Senior Secured		9.63% (SOFR + 5.35%, 1.00% Floor)	8/2/2021	11/1/2028	6,738	6,688	6,734	—
		Senior Secured	(14)	9.63% (SOFR + 5.35%, 1.00% Floor)	8/2/2021	11/1/2028	2,222	833	833	—
		Senior Secured		9.63% (SOFR + 5.35%, 1.00% Floor)	8/11/2025	11/1/2028	2,567	2,530	2,565
		Class A Shares (111,111 shares)	(7)(11)(12)(13)	—	8/2/2021	—	—	111	175	0.09%
Liftforward SPV II, LLC 379 W Broadway, 2nd Floor New York, NY 10012	FIRE: Finance	Senior Secured	(10)	15.03% PIK (SOFR + 10.86%, 0.50% Floor)	11/10/2016	3/31/2026	338	338	248	—

Name and Address of Portfolio Company (1)	Industry	Type of Investment	Footnotes	Interest Rate (2)	Acquisition Date (3)	Maturity Date	Principal Due at Maturity	Cost	Fair Value of Investment (4)	Percentage of Class Held
MC Asset Management (Corporate), LLC 155 North Wacker Drive, Floor 35 Chicago, IL 60606	FIRE: Real Estate	Senior Secured	(10)(21)	19.29% PIK (SOFR + 15.00%, 1.00% Floor)	1/26/2021	1/26/2029	13,685	13,685	13,685	—
		Senior Secured	(10)(21)	19.29% PIK (SOFR + 15.00%, 1.00% Floor)	4/26/2021	1/26/2029	4,079	4,079	4,079	—
		LLC Interest (15.9% of the equity)	(8)(10)(11)(12) (13)(21)	—	6/11/2019	—	—	793	—	15.90%
Medallia, Inc. 6220 Stoneridge Mall Rd Floor 2 Pleasonton, CA 94588	High Tech Industries	Senior Secured		6.47% Cash/ 4.00% PIK (SOFR + 6.60%, 0.75% Floor)	8/15/2022	10/27/2028	2,297	2,277	1,935	—
MEI Buyer LLC 421 NE Water Ave, #4300 Albany, Oregon 97321	Construction & Building	Senior Secured		9.16% (SOFR + 5.00%, 1.00% Floor)	6/30/2023	6/29/2029	1,960	1,919	1,980	—
		Senior Secured	(14)(15)	9.25% (SOFR + 5.00%, 0.00% Floor)	3/27/2025	6/29/2029	698	174	176	—
		Senior Secured		9.15% (SOFR + 5.00%, 1.00% Floor)	6/30/2023	6/29/2029	313	313	317	—
		Senior Secured	(14)	9.16% (SOFR + 5.00%, 1.00% Floor)	6/30/2023	6/29/2029	410	—	—	—
		Senior Secured		9.16% (SOFR + 5.00%, 1.00% Floor)	1/9/2024	6/30/2029	1,100	1,093	1,111	—
		Common Stock (178 shares)	(7)(11)(12)	—	6/30/2023	—	—	178	415	0.05%
MRCC Senior Loan Fund I, LLC 155 North Wacker Drive, Floor 35 Chicago, IL 60606	Investment Funds & Vehicles	LLC Equity Interest (50.0% of the equity)	(9)(10)	—	10/31/2017	—	—	42,100	28,240	50.00%
MV Receivables II, LLC 219 Dixie Blvd Delray Beach, FL 33444	Banking	Senior Secured	(10)(16)	14.03% (SOFR + 9.75%, 1.00% Floor)	7/29/2021	7/29/2026	8,100	7,737	3,651	—
		Common Stock (1,458 shares)	(7)(10)(11)(12)(13)	—	7/29/2021	—	—	600	—	0.55%
		Warrant to purchase up to 0.8% of the equity	(7)(10)(11)(12)(13)	—	7/28/2021	7/28/2031	—	362	—	—
NationsBenefits, LLC 1801 NW 66th Avenue, Suite 100 Plantation, FL 33313	Healthcare & Pharmaceuticals	Common Units (106,667 units)	(7)(11)(12)(13)	—	8/20/2021	—	—	153	862	0.14%
		Series B Units (120,760 units)	(7)(12)(13)	5.00% PIK	8/20/2021	—	—	816	1,756	0.24%
Nearly Natural, Inc. 695 E 10th Avenue Hialeah, FL 33010	Wholesale	Class A Units (152,174 units)	(7)(11)(12)	—	12/15/2017	—	—	152	—	0.45%
		Class AA Units (61,087 units)	(7)(11)(12)	—	8/27/2021	—	—	61	45	0.45%
		Class AAA Units (62,034 units)	(7)(11)(12)	—	8/5/2024	—	—	62	109	0.45%
NECB Collections, LLC 161 N. Clark Street, Suite 2550 2550 Chicago, Illinois 60601	Services: Consumer	Senior Secured	(14)(16)(19)	16.94% (LIBOR + 11.00%, 1.00% Floor)	6/25/2019	n/a	1,356	1,312	422	—
		20.8% of LLC units	(8)(11)(12)(13)	—	6/21/2019	—	—	1,458	—	20.83%
Northeast Contracting Company, LLC 7220 Lockport Place Lorton, VA 22079	Services: Business	Senior Secured	(14)	10.28% (SOFR + 6.00%, 1.00% Floor)	8/16/2024	8/16/2029	318	136	136	—
		Senior Secured		10.43% (SOFR + 6.26%, 1.00% Floor)	8/16/2024	8/16/2029	1,485	1,460	1,489	—
		Class A-2 Units (1,072,940 units)	(7)(11)(12)(13)	—	8/16/2024	—	—	1,238	1,274	4.79%
NQ PE Project Colosseum Midco Inc. 101 6th Ave 8th Floor New York, NY 10013	Healthcare & Pharmaceuticals	Senior Secured		11.15% (SOFR + 7.15%, 1.00% Floor)	10/4/2022	10/4/2028	3,404	3,364	3,051	—
		Senior Secured	(14)	11.15% (SOFR + 7.15%, 1.00% Floor)	10/4/2022	10/4/2028	438	—	—	—
		Common Units (327,133 units)	(7)(11)(12)	—	10/4/2022	—	—	340	33	0.18%
Panda Acquisition, LLC 14 Central Park Drive First Floor Hooksett, NH 03106	Automotive	Senior Secured		12.47% PIK (SOFR + 8.60%, 1.00% Floor)	12/20/2022	10/18/2028	4,961	4,482	4,130	—
Planful, Inc. 150 Spear Street, Suite 1850 San Francisco, CA 94105	High Tech Industries	Senior Secured		10.55% (SOFR + 6.26%, 1.00% Floor)	12/28/2018	12/28/2026	9,500	9,500	9,495	—
		Senior Secured		10.55% (SOFR + 6.26%, 1.00% Floor)	1/11/2021	12/28/2026	1,326	1,326	1,325	—
		Senior Secured		10.55% (SOFR + 6.26%, 1.00% Floor)	2/11/2022	12/28/2026	884	884	883	—
		Senior Secured		10.55% (SOFR + 6.26%, 1.00% Floor)	4/5/2023	12/28/2026	707	699	707	—
		Senior Secured		10.55% (SOFR + 6.26%, 1.00% Floor)	9/12/2022	12/28/2026	530	529	530	—
		Senior Secured	(14)	10.26% (SOFR + 6.26%, 1.00% Floor)	12/28/2018	12/28/2026	1,105	954	954	—
		Senior Secured		10.55% (SOFR + 6.26%, 1.00% Floor)	3/28/2025	12/28/2026	1,455	1,444	1,454	—
		Class A Units (473,082 units)	(7)(12)	8.00% PIK	12/28/2018	—	—	473	1,214	0.45%
		Class B Units (35,791 units)	(7)(11)(12)	—	5/3/2023	—	—	—	45	8.84%

Name and Address of Portfolio Company (1)	Industry	Type of Investment	Footnotes	Interest Rate (2)	Acquisition Date (3)	Maturity Date	Principal Due at Maturity	Cost	Fair Value of Investment (4)	Percentage of Class Held
Prototek LLC 244 Burnham Intervale Rd Contoocook, NH 03229	Services: Business	Senior Secured	(16)	7.63% Cash/ 4.50% PIK (SOFR + 7.85%, 1.00% Floor)	12/8/2022	12/8/2027	1,930	1,752	1,564	—
		Senior Secured	(14)(16)	7.63% Cash/ 4.50% PIK (SOFR + 7.85%, 1.00% Floor)	12/8/2022	12/8/2027	288	—	—	—
Quest Resource Management Group, LLC 3481 Plano Pkwy, Suite #100 The Colony, TX 75056	Environmental Industries	Warrant to purchase up to 0.2% of the equity	(7)(11)(12)	—	10/19/2020	3/17/2028	—	67	51	—
		Warrant to purchase up to 0.2% of the equity	(7)(11)(12)	—	10/19/2021	3/17/2028	—	—	36	—
Recorded Future, Inc. 363 Highland Avenue Somerville, MA 02144	High Tech Industries	Class A Units (80,486 units)	(7)(11)(12)	—	7/3/2019	—	—	—	14	0.02%
Recycled Plastics Industries, LLC 87 Tide Rd Tamaqua, PA 18252	Consumer Goods: Durable	Senior Secured		11.13% (SOFR + 6.85%, 1.00% Floor)	8/4/2021	8/4/2026	2,656	2,645	2,646	—
		Senior Secured	(14)	11.13% (SOFR + 6.85%, 1.00% Floor)	8/4/2021	8/4/2026	284	—	—	—
Relevate Health Group, LLC 4270 Ivy Pointe Blvd #220 Cincinnati, OH 45245	Media: Advertising, Printing & Publishing	Senior Secured		10.38% (SOFR + 6.10%, 1.00% Floor)	11/20/2020	12/31/2026	1,428	1,427	1,428	—
		Senior Secured		10.38% (SOFR + 6.10%, 1.00% Floor)	11/20/2020	12/31/2026	639	639	639	—
		Senior Secured	(14)	10.38% (SOFR + 6.10%, 1.00% Floor)	11/20/2020	12/31/2026	316	—	—	—
		Senior Secured		10.38% (SOFR + 6.10%, 1.00% Floor)	9/9/2024	12/31/2026	291	288	292	—
		Class B Common Units (40 units)	(7)(11)(12)	—	11/20/2020	—	—	—	—	0.02%
		Preferred Units (40 units)	(7)(12)	12.00% PIK	11/20/2020	—	—	40	22	0.02%
		Class X Common Units (6 units)	(7)(11)(12)	—	11/14/2024	—	—	—	—	0.02%
		Class X Preferred Units (6 units)	(7)(12)	12.00% PIK	11/14/2024	—	—	6	6	0.02%
Residential Homes for Rent LLC 191 N Wacker Dr, Suite 2025 Chicago, IL 60606	FIRE: Real Estate	Series A Preferred Units (420,880 units)	(7)(10)(11)(12)(13)	—	3/5/2024	—	—	1,819	1,658	2.09%
		Warrant to purchase up to 0.9% of the equity	(7)(10)(11)(12)(13)	—	3/5/2024	3/5/2034	—	—	555	0.70%
Security Services Acquisition Sub Corp. 90 Town Center Street, Suite 202 Daleville, VA 24083	Services: Business	Senior Secured		10.01% (SOFR + 5.85%, 1.00% Floor)	6/17/2024	9/30/2027	1,488	1,488	1,478	—
		Senior Secured		10.01% (SOFR + 5.85%, 1.00% Floor)	6/17/2024	9/30/2027	4,850	4,850	4,819	—
		Senior Secured		10.01% (SOFR + 5.85%, 1.00% Floor)	3/1/2024	9/30/2027	1,506	1,506	1,496	—
Seran BioScience, LLC 63047 Layton Avenue Bend, OR 97701	Healthcare & Pharmaceuticals	Senior Secured		9.79% (SOFR + 5.50%, 1.00% Floor)	12/31/2020	7/8/2027	2,388	2,385	2,370	—
		Senior Secured		9.68% (SOFR + 5.50%, 1.00% Floor)	7/8/2022	7/8/2027	539	539	535	—
		Senior Secured	(14)	9.79% (SOFR + 5.50%, 1.00% Floor)	12/31/2020	7/8/2027	444	—	—	—
		Senior Secured		9.68% (SOFR + 5.50%, 1.00% Floor)	8/21/2023	7/8/2027	284	284	281	—
		Senior Secured	(14)(15)	9.68% (SOFR + 5.50%, 1.00% Floor)	2/6/2025	7/8/2027	4,444	—	—	—
SFR Holdco, LLC 155 North Wacker Drive, Floor 35 Chicago, IL 60606	FIRE: Real Estate	Junior Secured	(8)(10)	8.00% PIK	8/6/2021	8/11/2028	5,850	5,850	5,858	—
		24.4% of equity commitment	(8)(10)(11)(12)	—	8/6/2021	—	—	3,900	4,910	24.40%
SFR Holdco 2, LLC 155 North Wacker Drive, Floor 35 Chicago, IL 60606	FIRE: Real Estate	Junior Secured	(8)(10)(14)(15)	8.00% PIK	10/24/2024	10/23/2029	2,925	2,110	2,083	—
		13.9% of equity commitment	(8)(10)(11)(12)(20)	—	10/24/2024	—	—	1,407	1,477	13.90%
Sparq Holdings, Inc. 817 W Peachtree St NW Suite M100 Atlanta, GA 30308	High Tech Industries	Senior Secured		9.92% (SOFR + 5.75%, 1.00% Floor)	6/16/2023	6/15/2029	980	959	926	—
		Senior Secured		9.75% (SOFR + 5.75%, 1.00% Floor)	6/16/2023	6/15/2029	219	219	207	—
		Senior Secured	(14)	9.75% (SOFR + 5.75%, 1.00% Floor)	6/16/2023	6/15/2029	205	116	110	—
		Senior Secured		9.75% (SOFR + 5.75%, 1.00% Floor)	6/27/2024	6/25/2029	215	213	203	—
		Common Units (300,000 units)		—	6/15/2023	—	—	300	85	0.18%
		Series A Preferred Units (41,860 units)	(7)(11)(12)	—	9/19/2025	—	—	42	84	0.18%

Name and Address of Portfolio Company (1)	Industry	Type of Investment	Footnotes	Interest Rate (2)	Acquisition Date (3)	Maturity Date	Principal Due at Maturity	Cost	Fair Value of Investment (4)	Percentage of Class Held
Spherix Global Inc. 760 Constitution Dr Exton, PA 19341	Media: Advertising, Printing & Publishing	Senior Secured		10.14% (SOFR + 5.86%, 1.00% Floor)	12/22/2021	12/22/2026	766	762	759	—
		Senior Secured	(14)	10.14% (SOFR + 5.86%, 1.00% Floor)	12/22/2021	12/22/2026	122	—	—	—
		Class A Units (81 units)	(7)(11)(12)	—	12/22/2021	—	—	81	—	0.11%
		Class A-2 Units (13 units)	(7)(11)(12)	—	6/10/2024	—	—	13	20	0.11%
Sports Operating Holdings II, LLC 22 Cassatt Avenue Berwyn, PA 19312	Media: Diversified & Production	Senior Secured		10.01% (SOFR + 5.85%, 1.00% Floor)	11/3/2022	11/3/2027	2,910	2,875	2,903	—
		Senior Secured		10.01% (SOFR + 5.85%, 0.00% Floor)	11/3/2022	11/3/2027	2,373	2,373	2,367	—
		Senior Secured	(14)	10.01% (SOFR + 5.85%, 0.00% Floor)	11/3/2022	11/3/2027	1,038	208	207	—
StarCompliance MidCo, LLC 9200 Corporate Blvd. Suite 440 Rockville, MD 20850	Banking	Senior Secured		10.10% (SOFR + 6.10%, 1.00% Floor)	1/12/2021	1/12/2027	2,000	1,990	2,003	—
		Senior Secured		10.10% (SOFR + 6.10%, 1.00% Floor)	10/12/2021	1/12/2027	336	334	336	—
		Senior Secured		10.10% (SOFR + 6.10%, 1.00% Floor)	5/31/2023	1/12/2027	256	254	257	—
		Senior Secured	(14)	10.10% (SOFR + 6.10%, 1.00% Floor)	1/12/2021	1/12/2027	323	142	142	—
		Senior Secured		10.10% (SOFR + 6.10%, 1.00% Floor)	11/22/2024	1/12/2027	201	199	202	—
TCFIII OWL Buyer LLC 888 W. Big Beaver Rd Troy, MI 48084	Construction & Building	Senior Secured		9.78% (SOFR + 5.61%, 1.00% Floor)	4/19/2021	4/17/2026	1,963	1,958	1,963	—
		Senior Secured		9.78% (SOFR + 5.61%, 1.00% Floor)	4/19/2021	4/17/2026	2,397	2,397	2,397	—
		Senior Secured		9.78% (SOFR + 5.61%, 1.00% Floor)	12/17/2021	4/17/2026	2,151	2,145	2,151	—
The Kyjen Company, LLC 7337 S Revere Parkway Centennial, CO 80112	Consumer Goods: Non-Durable	Senior Secured		10.61% Cash/ 1.00% PIK (SOFR + 7.75%, 1.00% Floor)	5/14/2021	4/3/2026	992	990	877	—
		Senior Secured		10.36% Cash/ 1.00% PIK (SOFR + 7.50%, 1.00% Floor)	9/13/2022	4/3/2026	2	2	2	—
		Senior Secured	(14)	10.51% Cash/ 1.00% PIK (SOFR + 7.65%, 1.00% Floor)	5/14/2021	4/3/2026	105	—	—	—
Thrasio, LLC 85 West Street, Suite 4 Walpole, MA 02081	Consumer Goods: Non-Durable	Senior Secured	(16)	14.58% PIK (SOFR + 10.26%, 0.00% Floor)	7/18/2024	6/18/2029	287	287	287	—
		Junior Secured	(16)	14.58% PIK (SOFR + 10.26%, 0.00% Floor)	7/18/2024	6/18/2029	882	881	643	—
		Common Stock (15,882 shares)	(7)(11)(12)	—	6/18/2024	—	—	1,616	—	0.32%
		Common Units (1,081,253 units)	(7)(11)(12)	—	6/18/2024	—	—	—	—	0.32%
TigerConnect, Inc. 2054 Broadway Santa Monica, CA 90404	Healthcare & Pharmaceuticals	Senior Secured		11.20% (SOFR + 6.90%, 1.00% Floor)	2/16/2022	8/16/2029	3,000	2,972	3,000	—
		Senior Secured	(14)(15)	11.20% (SOFR + 6.90%, 1.00% Floor)	2/16/2022	8/16/2029	376	329	329	—
		Senior Secured	(14)	11.11% (SOFR + 6.90%, 1.00% Floor)	2/16/2022	8/16/2029	429	—	—	—
		Senior Secured		7.82% Cash/ 3.38% PIK (SOFR + 6.90%, 1.00% Floor)	11/19/2024	8/16/2029	171	169	171	—
		Senior Secured	(14)(15)	7.82% Cash/ 3.38% PIK (SOFR + 6.90%, 1.00% Floor)	11/19/2024	8/16/2029	17	4	4	—
		Senior Secured		7.74% Cash/ 3.38% PIK (SOFR + 6.90%, 1.00% Floor)	8/15/2025	8/16/2029	911	898	911
Tiugo Group Holdings Corp 401 Park Drive, Suite 204 Boston, MA 02215	High Tech Industries	Senior Secured	(14)(15)	9.79% (SOFR + 5.50%, 0.75% Floor)	3/28/2025	3/28/2031	1,540	—	—	—
		Senior Secured	(14)	9.79% (SOFR + 5.50%, 0.75% Floor)	3/28/2025	3/28/2031	770	—	—	—
		Senior Secured		9.79% (SOFR + 5.50%, 0.75% Floor)	3/28/2025	3/28/2031	7,700	7,590	7,739	—
TJ Management HoldCo LLC 3654 Georgia Avenue West Palm Beach, FL 33405	Beverage, Food & Tobacco	Senior Secured	(14)	9.78% (SOFR + 5.61%, 1.00% Floor)	9/9/2020	12/31/2026	636	175	175	—
		Common Stock (16 shares)	(8)(11)(12)(13)	—	9/9/2020	—	—	1,631	2,742	15.91%
V10 Entertainment, Inc. 15490 Ventura Blvd, Third Floor Sherman Oaks, CA 91403	Media: Diversified & Production	Senior Secured		11.39% (SOFR + 7.10%, 1.00% Floor)	1/12/2023	1/12/2028	3,219	3,168	3,251	—
		Senior Secured	(14)	11.38% (SOFR + 7.10%, 1.00% Floor)	1/12/2023	1/12/2028	458	73	73	—
		Common Units (392,157 units)	(7)(11)(12)	—	1/12/2023	—	—	203	133	0.20%

Name and Address of Portfolio Company (1)	Industry	Type of Investment	Footnotes	Interest Rate (2)	Acquisition Date (3)	Maturity Date	Principal Due at Maturity	Cost	Fair Value of Investment (4)	Percentage of Class Held
Valudor Products LLC 11260 EL Camino Real, Suite 210 San Diego, CA 92130	Chemicals, Plastics & Rubber	Senior Secured		10.28% Cash/ 1.50% PIK (SOFR + 7.61%, 1.00% Floor)	6/18/2018	12/31/2026	2,105	2,097	2,118	—
		Senior Secured	(17)	11.78% PIK (SOFR + 7.50%, 1.00% Floor)	6/18/2018	12/31/2026	368	368	336	—
		Senior Secured		11.78% (SOFR + 7.61%, 1.00% Floor)	12/22/2021	12/31/2026	884	877	1,474	—
		Senior Secured	(14)	13.66% (SOFR + 9.50%, 1.00% Floor)	6/18/2018	12/31/2026	548	329	308	—
		Class A-1 Units (501,014 units)	(7)(12)(13)	10.00% PIK	6/18/2018	—	—	501	—	4.01%
Vero Biotech Inc. 387 Technology Circle NW, Suite 125 Atlanta, GA 30313	Healthcare & Pharmaceuticals	Senior Secured		12.25% (PRIME + 3.75%, 8.50% Floor)	12/29/2023	1/2/2029	2,500	2,482	2,464	—
		Warrant to purchase up to 0.2% of the equity	(7)(11)(12)	—	12/29/2023	12/29/2033	—	—	15	0.19%
Vice Acquisition Holdco, LLC (fka Vice Group Holding, Inc.) 49 S 2nd St Brooklyn, NY 11211	Media: Broadcasting & Subscription	Junior Secured	(16)(19)	n/a	5/2/2019	n/a	637	637	—	—
		Junior Secured	(16)(19)	n/a	5/2/2019	n/a	200	200	—	—
		Junior Secured	(16)(19)	n/a	5/2/2019	n/a	76	76	—	—
		Junior Secured	(16)(19)	n/a	11/4/2019	n/a	122	122	—	—
		Senior Secured	(16)	12.46% PIK (SOFR + 8.26%, 1.00% Floor)	2/15/2024	1/31/2028	304	304	551	—
		Junior Secured	(16)	12.57% PIK (SOFR + 8.26%, 1.00% Floor)	9/8/2023	1/31/2028	353	353	66	—
		Junior Secured	(16)	12.57% PIK (SOFR + 8.26%, 2.00% Floor)	7/31/2023	1/31/2028	203	203	38	—
		Junior Secured	(16)	12.57% PIK (SOFR + 8.26%, 2.00% Floor)	7/31/2023	1/31/2028	671	671	125	—
		Junior Secured	(16)	12.57% PIK (SOFR + 8.26%, 2.00% Floor)	7/31/2023	1/31/2028	528	528	—	—
		Class A Units (1,480,000 units)	(7)(11)(12)	—	7/31/2023	—	—	1,480	—	0.80%
Whistler Parent Holdings III, Inc. 17415 Northwood Avenue, Suite 300 Lakewood, OH 44107	Healthcare & Pharmaceuticals	Junior Secured		11.01% PIK (SOFR + 6.85%, 1.00% Floor)	10/25/2024	6/2/2028	5,957	5,908	3,396	—
		Senior Secured	(14)	11.01% PIK (SOFR + 6.85%, 1.00% Floor)	10/25/2024	6/2/2028	870	686	686	—
		Senior Secured		11.01% PIK (SOFR + 6.85%, 1.00% Floor)	5/28/2024	6/2/2028	667	667	667	—
		Series A Preferred Stock (111,208 units)	(7)(11)(12)	—	10/25/2024	—	—	—	—	3.54%
		Series B Preferred Stock (24,875 units)	(7)(11)(12)	—	10/25/2024	—	—	—	—	3.73%
Witkoff/Monroe 700 JV LLC 4400 Biscayne Blvd., Suite 900 Miami, FL 33137	FIRE: Real Estate	Junior Secured	(10)	13.25% PIK	7/2/2021	10/1/2026	7,937	7,937	7,937	—
		Junior Secured	(10)	13.25% PIK	5/16/2023	10/1/2026	1,373	1,373	1,373	—
		Junior Secured	(10)	13.25% PIK	3/18/2025	10/1/2026	1,224	1,223	1,223	—
		Junior Secured	(10)	13.25% PIK	5/8/2024	10/1/2026	1,689	1,689	1,689	—
		Junior Secured	(10)	13.25% PIK	7/26/2024	10/1/2026	360	360	360	—
		Junior Secured	(10)	13.25% PIK	9/25/2023	10/1/2026	2,463	2,463	2,463	—
		Preferred Units (2,141 units)	(7)(10)(11)(12)(13)	—	7/2/2021	—	—	2	4,699	21.41%
XanEdu Publishing, Inc. 17177 N. Laurel Park Drive, Suite 233 Livonia, MI 48152	Media: Advertising, Printing & Publishing	Senior Secured		10.16% (SOFR + 6.00%, 1.00% Floor)	1/28/2020	1/28/2027	4,211	4,211	4,207	—
		Senior Secured		10.16% (SOFR + 6.00%, 1.00% Floor)	8/31/2022	1/28/2027	1,674	1,674	1,672	—
		Senior Secured	(14)	10.16% (SOFR + 6.00%, 1.00% Floor)	1/28/2020	1/28/2027	742	—	—	—
		Class A Units (49,479 units)	(7)(12)	8.00% PIK	1/28/2020	—	—	49	100	0.28%

(1)
All of MRCC’s investments are issued by eligible portfolio companies, as defined in the Investment Company Act of 1940 (the “1940 Act”), unless otherwise noted. All of MRCC’s investments are issued by U.S. portfolio companies unless otherwise noted.

(2)
The majority of the investments bear interest at a rate that may be determined by reference to the Secured Overnight Financing Rate (“SOFR” or “SF”), London Interbank Offered Rate (“LIBOR” or “L”) or Prime Rate (“Prime” or “P”), each of which reset daily, monthly, quarterly or semiannually. For each such investment, MRCC has provided the spread over the base rate and the current contractual interest rate in effect at September 30, 2025. Certain investments may be subject to an interest rate floor or rate cap. Certain investments contain a Payment-in-Kind (“PIK”) provision.

(3)
Except as otherwise noted, all of MRCC’s portfolio company investments, which as of September 30, 2025 represented 208.4% of MRCC’s net assets or 92.7% of MRCC’s total assets, are subject to legal restrictions on sales.

(4)
Because there is no readily available market value for these investments, the fair value of these investments is determined in good faith using significant unobservable inputs by the Valuation Designee. (See Note 4 in Monroe Capital Corporation's consolidated financial statements).

(5)	Reserved.
(6)
MRCC structures its unitranche secured loans as senior secured loans. MRCC obtains security interests in the assets of these portfolio companies that serve as collateral in support of the repayment of these loans. This collateral may take the form of first-priority liens on the assets of a portfolio company. Generally, MRCC syndicates a “first out” portion of the loan to an investor and retains a “last out” portion of the loan, in which case the “first out” portion of the loan will generally receive priority with respect to payments of principal, interest and any other amounts due thereunder. Unitranche structures combine characteristics of traditional first lien senior secured as well as second lien and subordinated loans and MRCC’s unitranche secured loans will expose MRCC to the risks associated with second lien and subordinated loans and may limit MRCC’s recourse or ability to recover collateral upon a portfolio company’s bankruptcy. Unitranche secured loans typically provide for moderate loan amortization in the initial years of the facility, with the majority of the amortization deferred until loan maturity. Unitranche secured loans generally allow the borrower to make a large lump sum payment of principal at the end of the loan term, and there is a risk of loss if the borrower is unable to pay the lump sum or refinance the amount owed at maturity. In many cases MRCC, together with its affiliates, are the sole or majority lender of these unitranche secured loans, which can afford MRCC additional influence with a borrower in terms of monitoring and, if necessary, remediation in the event of underperformance.

(7)	Represents less than 5% ownership of the portfolio company’s voting securities.
(8)
As defined in the 1940 Act, MRCC is deemed to be an “Affiliated Person” of the portfolio company as it owns 5% or more of the portfolio company’s voting securities. See Note 5 in Monroe Capital Corporation’s consolidated financial statements for additional information on transactions in which the issuer was an Affiliated Person (but not a portfolio company that MRCC is deemed to control).

(9)
As defined in the 1940 Act, MRCC is deemed to be both an “Affiliated Person” of and to “Control” this portfolio company as it owns more than 25% of the portfolio company’s voting securities. See Note 5 in Monroe Capital Corporation's consolidated financial statements for additional information on transactions in which the issuer was both an Affiliated Person and a portfolio company that MRCC is deemed to Control.

(10)
This investment is treated as a non-qualifying investment under Section 55(a) of the 1940 Act. Under the 1940 Act, MRCC may not acquire any non-qualifying asset unless, at the time the acquisition is made, qualifying assets represent at least 70% of MRCC’s total assets. As of September 30, 2025, non-qualifying assets totaled 27.9% of MRCC’s total assets.

(11)	Securities without an interest rate are non-income producing.
(12)	Ownership of certain equity investments may occur through a holding company or partnership.
(13)	Investment is held by a taxable subsidiary of MRCC. See Note 2 in Monroe Capital Corporation's consolidated financial statements for additional information on MRCC’s wholly-owned taxable subsidiaries.
(14)	All or a portion of this commitment was unfunded at September 30, 2025. As such, interest is earned only on the funded portion of this commitment.
(15)	This delayed draw loan requires that certain financial covenants be met by the portfolio company prior to any fundings.
(16)
This position was on non-accrual status as of September 30, 2025, meaning that MRCC has ceased accruing interest income on the position. See Note 2 in Monroe Capital Corporation’s consolidated financial statements for additional information on MRCC’s accounting policies.

(17)	This investment represents a note convertible to preferred shares of the borrower.
(18)	The headquarters of this portfolio company is located in Singapore.
(19)	This is a demand note with no stated maturity.
(20)	As of September 30, 2025, MRCC was party to a subscription agreement with a commitment to fund an additional equity investment of $543.
(21)
MRCC restructured its investments in HFZ Capital Group LLC (“HFZ”) and HFZ Member RB portfolio, LLC (“Member RB”) during 2020. As part of the restructuring of HFZ, MRCC obtained a 15.9% equity interest in MC Asset Management (Corporate), LLC (“Corporate”). As part of the Member RB restructuring, MRCC exchanged its loan in Member RB for a promissory note in MC Asset Management (Industrial), LLC (“Industrial”). Corporate owns 100% of the equity of Industrial. In conjunction with these restructurings, MRCC participated $4,758 of principal of its loan to HFZ as an equity contribution to Industrial. This participation did not qualify for sale accounting under ASC Topic 860–Transfers and Servicing because the sale did not meet the definition of a “participating interest”, as defined in the guidance, in order for sale treatment to be allowed. As a result, MRCC continues to reflect its full investment in HFZ but has split the loan into two investments. MRCC has recorded a portion of the contractual interest based on expected future cash flows.

n/a - not applicable
Set forth below is a brief description of each portfolio company in MRCC’s portfolio that constitutes 5% or more (at fair value) of its total assets as of September 30, 2025.
HFZ Capital Group LLC / MC Asset Management (Corporate), LLC
HFZ Capital Group LLC and MC Asset Management (Corporate), LLC are related investments stemming from an initial investment in HFZ Capital Group LLC, which was a real estate development firm. The underlying collateral for these investments is a pool of commercial real estate properties and a hotel/condo property in development.
MRCC Senior Loan Fund I, LLC
MRCC Senior Loan Fund I, LLC (“SLF”) is a joint venture with Life Insurance Company of the Southwest, an affiliate of National Life Insurance Company. SLF invests primarily in senior secured loans to middle market companies in the United States.
Witkoff/Monroe 700 JV LLC
Witkoff/Monroe 700 JV LLC is an investment with the primary collateral representing an initially vacant land parcel next to a southern Florida transportation hub which is currently in process of redevelopment into a mixed-use project including multifamily rentals, residential condos, hospitality, and retail.

MONROE CAPITAL CORPORATION MANAGEMENT AGREEMENTS
The information in “Item 1. Business – Management and Other Agreements” in Part I of MRCC’s Annual Report on Form 10-K (File No. 814-00866) for the fiscal year ended December 31, 2024 is incorporated herein by reference.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS OF
MONROE CAPITAL CORPORATION
The information in “Certain Relationships and Related Party Transactions” in MRCC’s most recent definitive proxy statement on Schedule 14A, filed with the SEC on April 21, 2025, is incorporated herein by reference.

CONTROL PERSONS AND PRINCIPAL STOCKHOLDERS OF
MONROE CAPITAL CORPORATION
As of January 13, 2026, there were 21,666,340 shares of MRCC Common Stock outstanding. As of such date, to MRCC’s knowledge, there are no persons who would be deemed to “control” MRCC, as such term is defined in the 1940 Act. As of January 13, 2026, there is no MRCC Common Stock subject to options or warrants that are currently exercisable or exercisable within 60 days of January 13, 2026.
The following table sets forth, as of January 13, 2026, certain beneficial ownership information with respect to MRCC Common Stock for those persons who directly or indirectly own, control or hold with the power to vote, five percent or more of the outstanding MRCC Common Stock and all officers and directors of MRCC, individually and as a group. Pro forma percentage of ownership is based on 67,277,944 shares of HRZN Common Stock expected be outstanding immediately following consummation of the Merger based on (i) the number of issued and outstanding shares of HRZN Common Stock as of September 30, 2025 and (ii) the estimated shares of HRZN Common Stock to be issued in the Merger based on the pro forma Exchange Ratio of 1.0598, as calculated based on the number of outstanding shares of MRCC Common Stock and HRZN Common Stock and respective NAVs as of September 30, 2025.
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. The following table sets forth the beneficial ownership according to information furnished to MRCC by such persons or publicly available filings.
Unless otherwise indicated, MRCC believes that each beneficial owner set forth in the tables below has sole voting and investment power with respect to all shares of common stock set forth opposite their respective names. MRCC’s directors in the table below are divided into two groups — interested directors and independent directors. Interested Directors are “interested persons” of MRCC as defined in Section 2(a)(19) of the 1940 Act. Unless otherwise indicated, the address of all MRCC executive officers and directors is c/o Monroe Capital Corporation, 155 N. Wacker Drive, Floor 35, Chicago, Illinois 60606.

Name	Number of Shares	Percentage of outstanding MRCC Common Stock(1)	Pro forma percentage of outstanding common stock of HRZN
Directors and Executive Officers:
Independent Directors
Thomas J. Allison	52,077	*	*
Jeffrey A. Golman	19,964	*	*
Lynn J. Jerath	—	—	—
Robert S. Rubin	57,886	*	*
Interested Director
Theodore L. Koenig	748,578	3.5%	1.2%
Executive Officers
Lewis W. Solimene, Jr.	981	*	*
Ronald A. Holinsky	—	—	—
Directors and Executive Officers as a Group (7 persons)	879,486	4.1%	1.4%

*	Less than 1%.
(1)	Based on 21,666,340 shares of MRCC Common Stock outstanding as of January 13, 2026.

Dollar Range of Equity Securities Beneficially Owned by Directors
The following table sets forth the dollar range of MRCC’s equity securities beneficially owned by each of MRCC’s directors as of January 13, 2026.

Name of Director	Dollar Range of Equity Securities in MRCC(1)
Independent Directors
Thomas J. Allison	Over $100,000
Jeffrey A. Golman	Over $100,000
Lynn J. Jerath	None
Robert S. Rubin	Over $100,000
Interested Director
Theodore L. Koenig	Over $100,000

(1)	Dollar ranges are as follows: None; $1 – $10,000; $10,001 – $50,000; $50,001 – $100,000; over $100,000.

MANAGEMENT OF MONROE CAPITAL CORPORATION
The information in “Proposal No. 1 Election of Class I Directors” and “Corporate Governance” in MRCC’s most recent definitive proxy statement on Schedule 14A, filed with the SEC on April 21, 2025, is incorporated herein by reference.

PORTFOLIO MANAGEMENT OF MONROE CAPITAL CORPORATION
MC Advisors serves as the investment adviser to MRCC pursuant to the MRCC Investment Advisory Agreement. MC Advisors is registered as an investment adviser under the Advisers Act. Subject to the overall supervision of the MRCC Board, MC Advisors is responsible for evaluating and monitoring MRCC’s investments and providing day-to-day managerial services to MRCC.
MC Management and MC Advisors have entered into a staffing agreement pursuant to which MC Management provides MC Advisors with investment professionals and access to their resources (the “Staffing Agreement”). Because MC Advisors does not have any employees, it depends solely on the investment professionals provided to it by MC Management pursuant to the Staffing Agreement for its infrastructure, business relationships and management expertise in connection with its provision of investment advisory services to MRCC. MC Advisors depends on the investment professionals provided to it by MC Management under the Staffing Agreement for the identification, review, final selection, structuring, closing and monitoring of MRCC’s investments. These investment professionals have significant investment expertise and relationships that MC Advisors relies on to implement its and MRCC’s business plan.
Theodore L. Koenig and Lewis W. Solimene, Jr. function as MRCC’s portfolio managers (the “portfolio managers”) and are jointly and primarily responsible for the day-to-day management of MRCC’s portfolio. Messrs. Koening and Solimene also spend portions of their time on corporate and administrative activities in their capacities as, in the case of Mr. Koenig, as Chairman and Chief Executive Officer at Monroe Capital, and, in the case of Mr. Solimene, as Managing Director at Monroe Capital. Each of the portfolio managers receives a compensation package that includes a base salary as well as incentive compensation. None of the portfolio managers receive any direct compensation from MRCC. The table below shows the dollar range of shares of MRCC Common Stock owned by the MRCC portfolio managers as of December 31, 2025:

Name of MRCC Portfolio Manager	Dollar Range of Equity Securities(1)(2)
Theodore L. Koenig	Over $1,000,000
Lewis W. Solimene, Jr.	$1 – $10,000

(1)	Dollar ranges are as follows: None, $1 – $10,000, $10,001 – $50,000, $50,001 – $100,000, $100,001 – $500,000, $500,001 – $1,000,000, or over $1,000,000.
(2)	The dollar range of equity securities beneficially owned by each portfolio manager is based on a closing stock price of $6.37 per share as of December 31, 2025.
The Adviser
Investment Committee
In addition to Mr. Solimene, MC Advisors’ investment committee for MRCC (the “MRCC Investment Committee”) is comprised of two additional members. All of the MRCC Investment Committee members have ownership and financial interests in, and receive compensation and/or profit distributions from, Monroe Capital. None of the MRCC Investment Committee members receive any direct compensation from MRCC. See “Control Persons and Principal Stockholders of Monroe Capital Corporation” for additional information about equity interests held by certain of these individuals.
The MRCC Investment Committee meets regularly to vet new investment opportunities, and evaluate strategic initiatives and actions taken by MC Advisors on MRCC’s behalf. The MRCC Investment Committee determines its views as to the appropriate sizing, structure, pricing, and ongoing monitoring requirements for each investment opportunity, while the day-to-day management of investments approved by the MRCC Investment Committees are overseen by the portfolio managers for MRCC, Messrs. Koenig and Solimene. Each investment opportunity requires the unanimous approval of the MRCC Investment Committee. Follow-on investments in existing portfolio companies require the MRCC Investment Committee’s approval beyond that obtained when the initial investment in the company was made. The process culminates as Messrs. Koenig and Solimene determine portfolio positioning and decide how much of MRCC’s portfolio is invested in each asset class and investment opportunity, subject to MC Advisors’ allocation policy. The portfolio managers also oversee any temporary investments, such as those in cash equivalents, U.S. government securities and other high quality debt investments that mature in one year or less.

In addition, the MRCC Investment Committee draws upon the experience of Monroe Capital’s broader investment team to source and evaluate investments. Monroe Capital has an investment team consisting of, as of September 30, 2025, 120+ professionals which includes senior management, origination, portfolio management, credit and underwriting teams. Monroe Capital’s investment professionals are supported by a robust infrastructure of 185+ middle-office and administrative professionals focused on compliance, operations, finance, treasury, business development, investor relations, legal, accounting and reporting, marketing, information technology, and office management. The members of the MRCC Investment Committee have an average of 35+ years of experience in credit, structured finance, asset-based finance, leveraged finance and credit trading and have significant experience taking and managing risk in the private credit space across the middle market.
Below is biographical information relating to the members of the MRCC Investment Committee other than Mr. Solimene. For biographical information relating to Mr. Solimene, please see the section entitled “Management of Monroe Capital Corporation.”
Zia Uddin, President of Monroe Capital. Zia Uddin currently serves as President of Monroe Capital. He is also responsible for the Institutional Direct Lending activities, as Co-Portfolio Manager, Institutional Portfolios of Monroe Capital. As President, he focuses on Monroe Capital’s day-to-day and strategic long-term growth initiatives. Mr. Uddin also assists in both Monroe Capital’s software, technology-enabled and business services lending, as well as Monroe’s Independent Sponsor activities. His experience includes past and present roles as a Board member of various public and private companies. He joined the firm in 2007 and is a member of Monroe’s investment committee. Mr. Uddin has 32 years of management consulting, corporate finance, private equity, turnaround and investing experience. Prior to Monroe, Mr. Uddin was a Partner and Principal with two middle market private equity funds. Prior to that, he worked in management consulting services at Arthur Andersen LLP where he provided services to a wide range of clients. Mr. Uddin has also acted in numerous operating roles at middle market companies. Mr. Uddin earned his M.B.A. from The University of Chicago Graduate School of Business and his B.S. from University of Illinois. He is a CFA charter holder and is a non-practicing CPA.
Michael Egan, Vice Chairman & Chief Credit Officer of Monroe Capital. Mr. Egan is the Vice Chairman and Chief Credit Officer of Monroe Capital. He is responsible for credit policies and procedures, portfolio, and asset management operations. He is a Co-Founder of the firm and a member of Monroe Capital’s investment committee. Mr. Egan has over 35 years of experience in commercial finance, credit administration, banking and distressed investing. Prior to Monroe Capital, he served as Executive Vice President and Chief Credit Officer of Hilco Capital from 1999 to 2004. Prior to Hilco Capital, Mr. Egan was with The CIT Group/Business Credit, Inc., for a ten-year period beginning in 1989, where he was Senior Vice President and Regional Manager for the Midwest U.S. Region responsible for all credit, new business and operational functions for the Midwest Region of the United States. Prior to the CIT Group, Mr. Egan was a commercial lending officer with The National Community Bank of New Jersey (subsequently known as The Bank of New York) and a credit analyst with Key Corp, where he completed a formal management and credit training program. Mr. Egan earned his B.S. in Business Management from The Ithaca College School of Business. He served as the President of the Chicago/Midwest Chapter of The Turnaround Management Association (2016 – 2017) and served on the Board of Trustees for the TMA Global. He is a member of the Commercial Finance Association.

DESCRIPTION OF CAPITAL STOCK OF HORIZON TECHNOLOGY FINANCE CORPORATION
The following description is based on relevant portions of the DGCL and on the HRZN Charter and the HRZN Bylaws. This summary is not necessarily complete, and HRZN refers you to the DGCL and the HRZN Charter and the HRZN Bylaws for a more detailed description of the provisions summarized below.
Capital Stock
Under the terms of the HRZN Charter, HRZN’s authorized common stock consists of 100,000,000 shares, par value $0.001 per share and HRZN’s authorized preferred stock consists of 1,000,000 shares, par value $0.001 per share. HRZN Common Stock is traded on Nasdaq under the symbol “HRZN”. There are no outstanding options or warrants to purchase HRZN’s stock. No stock has been authorized for issuance under any equity compensation plans. Under the DGCL, HRZN’s stockholders generally are not personally liable for HRZN’s debts or obligations.
The following are HRZN’s outstanding classes of common stock and preferred stock as of December 31, 2025:

(1) Title of Class	(2) Amount Authorized	(3) Amount Held by HRZN or for HRZN’s Account	(4) Amount Outstanding Exclusive of Amounts Shown Under (3)
Common Stock	100,000,000	167,465	45,613,815
Preferred Stock	1,000,000	—	—

Under the terms of the HRZN Charter, all shares of HRZN Common Stock have equal rights as to earnings, assets, distributions and voting. When they are issued, shares of HRZN Common Stock will be duly authorized, validly issued, fully paid and non-assessable. Distributions may be paid to the holders of HRZN Common Stock if, as and when declared by the HRZN Board out of assets legally available therefor, subject to any preferential dividend rights of outstanding preferred stock. Holders of HRZN Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, including the election of directors, and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of HRZN Common Stock entitled to vote in any election of directors may elect all of the directors standing for election. Upon HRZN’s liquidation, dissolution or winding up, the holders of HRZN Common Stock are entitled to receive ratably HRZN’s net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of HRZN Common Stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of HRZN Common Stock are subject to the rights of the holders of any series of preferred stock which HRZN may designate and issue in the future. In addition, holders of HRZN Common Stock may participate in the HRZN DRIP (as defined below).
Anti-takeover effects of provisions of the HRZN Charter, the HRZN Bylaws, the DGCL and other arrangements.
Certain provisions of the HRZN Charter and the HRZN Bylaws, applicable provisions of the DGCL and certain other agreements to which HRZN is a party may make it more difficult for or prevent an unsolicited third party from acquiring control of HRZN or changing the HRZN Board and management. These provisions may have the effect of deterring hostile takeovers or delaying changes in HRZN’s control or in HRZN’s management. These provisions are intended to enhance the likelihood of continued stability in the composition of the HRZN Board and in the policies furnished by them and to discourage certain types of transactions that may involve an actual or threatened change in HRZN’s control. The provisions also are intended to discourage certain tactics that may be used in proxy fights. These provisions, however, could have the effect of discouraging others from making tender offers for HRZN’s shares and, as a consequence, they also may inhibit fluctuations in the market price of HRZN’s shares that could result from actual or rumored takeover attempts.
Election of directors. The HRZN Bylaws provide that the affirmative vote of a plurality of all votes cast at a meeting of stockholders duly called at which a quorum is present shall be sufficient to elect a director. Under the HRZN Charter, the HRZN Board may amend the HRZN Bylaws to alter the vote required to elect directors.
Classified board of directors. The classification of the HRZN Board and the limitations on removal of directors and filling of vacancies could have the effect of making it more difficult for a third party to acquire

HRZN, or of discouraging a third party from acquiring HRZN. The HRZN Board is divided into three classes, with the term of one class expiring at each annual meeting of stockholders. At each annual meeting, one class of directors is elected to a three-year term. This provision could delay for up to two years the replacement of a majority of the HRZN Board.
Number of directors; vacancies; removal. The HRZN Charter provides that, by amendment to the HRZN Bylaws, the HRZN Board is authorized to change the number of directors without the consent of stockholders to any number between three and nine.
The HRZN Charter provides that, subject to the rights of any holders of preferred stock, any vacancy on the HRZN Board, however the vacancy occurs, including a vacancy due to an enlargement of the HRZN Board, may only be filled by vote of a majority of the directors then in office.
Subject to the rights of any holders of preferred stock, a director may be removed at any time at a meeting called for that purpose, but only for cause and only by the affirmative vote of the holders of at least 75% of the shares then entitled to vote for the election of the respective director.
The limitations on the ability of HRZN’s stockholders to remove directors and fill vacancies could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of HRZN.
Advance notice requirements for stockholder proposals and director nominations. The HRZN Bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to the HRZN Board and the proposal of business to be considered by stockholders may be made only (1) by or at the direction of the HRZN Board, (2) pursuant to HRZN’s notice of meeting or (3) by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of the HRZN Bylaws. Nominations of persons for election to the HRZN Board at a special meeting may be made only (1) by or at the direction of the HRZN Board, or (2) provided that the HRZN Board has determined that directors will be elected at the meeting, by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the HRZN Bylaws. The purpose of requiring stockholders to give HRZN advance notice of nominations and other business is to afford the HRZN Board a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by the HRZN Board, to inform HRZN’s stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders. Although the HRZN Bylaws do not give the HRZN Board any power to disapprove stockholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to HRZN and HRZN’s stockholders.
Amendments to the HRZN Charter and the HRZN Bylaws. The DGCL provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws requires a greater percentage. The HRZN Charter provides that the affirmative vote of 75% of the then outstanding shares entitled to vote generally in the election of directors voting together as a single class is required to amend provisions of the HRZN Charter relating to the classification, size and vacancies of the HRZN Board, as well as the removal of directors. However, if 66 2/3% of the continuing directors have approved such amendment or repeal, the affirmative vote for such amendment or repeal shall be a majority of such shares. The affirmative vote of 75% of the then outstanding shares voting together as a single class is required to amend provisions of the HRZN Charter relating to the calling of a special meeting of stockholders or the ability to amend or repeal the HRZN Bylaws. The HRZN Charter permits the HRZN Board to amend or repeal the HRZN Bylaws, provided that any amendment or repeal shall require the approval of at least 66 2/3% of the continuing directors. The stockholders do not have the right to adopt or repeal the HRZN Bylaws.
Stockholder meetings. The HRZN Charter and the HRZN Bylaws provide that any action required or permitted to be taken by stockholders at an annual meeting may only be taken if it is properly brought before such meeting. For business to be properly brought before an annual meeting by a stockholder, the stockholder must provide timely notice to HRZN’s Secretary. Notice is timely if it is delivered by a nationally recognized courier service or mailed by first class U.S. mail and received not earlier than 90 days nor more than 120 days in advance of the anniversary of the date HRZN’s proxy statement was released to stockholders in connection with the previous year’s annual meeting. Action taken at a special meeting of stockholders is limited to the purposes stated in the properly provided notice of the meeting. These provisions could have the effect of delaying until the next stockholder meeting actions that are favored by the holders of a majority of HRZN’s outstanding voting securities.
Calling of special meetings by stockholders. The HRZN Charter and the HRZN Bylaws provide that special meetings of the stockholders may only be called by the HRZN Board, HRZN’s Chairman, HRZN’s Chief Executive Officer or HRZN’s President.
Section 203 of the DGCL. HRZN is subject to the provisions of Section 203 of the DGCL. In general, these provisions prohibit a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:
•	prior to such time, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•
on or after the date the business combination is approved by the board of directors and authorized at a meeting of stockholders, by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:
•	any merger or consolidation involving the corporation and the interested stockholder;
•
any sale, transfer, pledge or other disposition (in one transaction or a series of transactions) of 10% or more of either the aggregate market value of all the assets of the corporation or the aggregate market value of all the outstanding stock of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation owned by the interested stockholder; or
•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.
In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.
The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire HRZN.
Conflict with 1940 Act. The HRZN Bylaws provide that, if and to the extent that any provision of the DGCL or the HRZN Bylaws conflict with any provision of the 1940 Act, the applicable provision of the 1940 Act will control.
Approval of certain transactions. To convert HRZN to an open-end investment company, to merge or consolidate HRZN with any entity in a transaction as a result of which the governing documents of the surviving entity do not contain substantially the same anti-takeover provisions as are provided in the HRZN Charter, to liquidate and dissolve HRZN, or to amend any of the anti-takeover provisions discussed herein, the HRZN Charter requires the affirmative vote of a majority of HRZN’s continuing directors followed by the favorable vote of the holders of at least 75% of each affected class or series of HRZN’s shares, voting separately as a class or series, unless such amendment has been approved by the holders of at least 80% of the then outstanding shares of HRZN’s capital stock, voting together as a single class. If approved in the foregoing manner, HRZN’s conversion to an open-end investment company could not occur until 90 days after the stockholders meeting at which such conversion was approved and would also require at least 30 days’ prior notice to all stockholders. As part of any such conversion to an open-end investment company, substantially all of HRZN’s investment policies and strategies and portfolio would have to be modified to assure the degree of portfolio liquidity required for open-end investment companies. In the event of conversion, HRZN Common Stock would cease to be listed on any national securities exchange or market system. Stockholders of an open-end investment company may require the company to redeem their shares at any time, except in certain circumstances as authorized by or under the 1940 Act, at their net asset value, less such redemption charge, if any, as might be in effect at the time of a redemption. You should assume that it is not likely that the HRZN Board would vote to convert HRZN to an open-end investment company.
The 1940 Act defines “a majority of the outstanding voting securities” as the lesser of a majority of the outstanding shares and 67% of a quorum of a majority of the outstanding shares. For the purposes of calculating “a majority of the outstanding voting securities” under the HRZN Charter, each class and series of HRZN’s shares vote together as a single class, except to the extent required by the 1940 Act or the HRZN Charter, with respect to any class or series of shares. If a separate class vote is required, the applicable proportion of shares of the class or series, voting as a separate class or series, also will be required.
The HRZN Board has determined that provisions with respect to the HRZN Board and the stockholder voting requirements described above, which voting requirements are greater than the minimum requirements under the DGCL or the 1940 Act, are in the best interest of stockholders generally.
Limitations of liability and indemnification
The indemnification of HRZN’s officers and directors is governed by Section 145 of the DGCL, and the HRZN Charter and the HRZN Bylaws. Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if (1) such person acted in good faith, (2) in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and (3) with respect to any criminal action or proceeding, such person had no reasonable cause to believe the person’s conduct was unlawful.
Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation, and except that no indemnification may be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court deems proper.
Section 145 of the DGCL further provides that to the extent that a present or former director or officer is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 of the DGCL, or in defense of any claim, issue or matter therein, such person will be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with such action, suit or proceeding. In all cases in which indemnification is permitted under subsections (a) and (b) of Section 145 of the DGCL (unless ordered by a court), it will be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the applicable standard of conduct has been met by the party to be indemnified. Such determination must be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (4) by the stockholders. The statute authorizes the corporation to pay expenses incurred by an officer or director in advance of the final disposition of a proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the corporation as authorized. Section 145 of the DGCL also provides that indemnification and advancement of expenses permitted under such Section are not to be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. Section 145 of the DGCL also authorizes the corporation to purchase and maintain liability insurance on behalf of its directors, officers, employees and agents regardless of whether the corporation would have the statutory power to indemnify such persons against the liabilities insured.
The HRZN Charter provides that HRZN’s directors will not be liable to HRZN or HRZN’s stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL. Section 102(b)(7) of the DGCL provides that the personal liability of a director to a corporation or its stockholders for breach of fiduciary duty as a director may be eliminated except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL, relating to unlawful payment of dividends or unlawful stock purchases or redemption of stock or (4) for any transaction from which the director derives an improper personal benefit.
Under the HRZN Bylaws, HRZN fully indemnifies any person who was or is involved in any actual or threatened action, suit or proceeding by reason of the fact that such person is or was one of HRZN’s directors or officers. So long as HRZN is regulated under the 1940 Act, the above indemnification and limitation of liability is limited by the 1940 Act or by any valid rule, regulation or order of the SEC thereunder. The 1940 Act provides, among other things, that a company may not indemnify any director or officer against liability to it or its security holders to which he or she might otherwise be subject by reason of his or her willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office unless a determination is made by final decision of a court, by vote of a majority of a quorum of directors who are disinterested, non-party directors or by independent legal counsel that the liability for which indemnification is sought did not arise out of the foregoing conduct.
HRZN has obtained liability insurance for HRZN’s directors and officers. In addition, HRZN has entered into indemnification agreements with each of HRZN’s directors and officers in order to effect the foregoing except to the extent that such indemnification would exceed the limitations on indemnification under Section 17(h) of the 1940 Act.

DESCRIPTION OF CAPITAL STOCK OF MONROE CAPITAL CORPORATION
The following description is based on relevant portions of the MGCL and the MRCC Charter and the MRCC Bylaws. This summary is not necessarily complete, and MRCC refers you to the MGCL and the MRCC Charter and the MRCC Bylaws for a more detailed description of the provisions summarized below.
Common Stock, par value $0.001 per share
As of December 31, 2025, the authorized capital stock of MRCC consisted of 100,000,000 shares of common stock, par value $0.001 per share, and no shares of preferred stock. MRCC Common Stock is listed on Nasdaq under the ticker symbol “MRCC.” There are no outstanding options or warrants to purchase MRCC Common Stock. No MRCC Common Stock has been authorized for issuance under any equity compensation plan. Under Maryland law, MRCC stockholders generally are not personally liable for MRCC’s debts or obligations.
The following is MRCC’s outstanding common stock as of December 31, 2025:

(1) Title of Class	(2) Amount Authorized	(3) Amount Held by MRCC or for MRCC’s Account	(4) Amount Outstanding Exclusive of Amounts Shown Under (3)
Common Stock	100,000,000	—	21,666,340

Under the MRCC Charter, the MRCC Board is authorized to classify and reclassify any unissued shares of stock into other classes or series of stock and authorize the issuance of the shares of stock without obtaining stockholder approval. As permitted by the Maryland General Corporation Law, the MRCC Charter provides that the MRCC Board, without any action by MRCC stockholders, may amend the MRCC Charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that MRCC has the authority to issue.
All shares of MRCC Common Stock have equal rights as to earnings, assets, voting, and dividends and other distributions and, when they are issued, will be duly authorized, validly issued, fully paid and nonassessable. Distributions may be paid to the holders of MRCC Common Stock if, as and when authorized by the MRCC Board and declared by MRCC out of funds legally available therefor. Shares of MRCC Common Stock have no preemptive, exchange, conversion or redemption rights and are freely transferable, except where their transfer is restricted by federal and state securities laws or by contract. In the event of MRCC’s liquidation, dissolution or winding up, each share of MRCC Common Stock would be entitled to share ratably in all of MRCC’s assets that are legally available for distribution after MRCC pays all debts and other liabilities and subject to any preferential rights of holders of MRCC’s preferred stock, if any preferred stock is outstanding at such time. Each share of MRCC Common Stock is entitled to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders MRCC Common Stock possess exclusive voting power.
Certain Provisions of the Maryland General Corporation Law and MRCC’s Charter and Bylaws
The Maryland General Corporation Law and the MRCC Charter and MRCC Bylaws contain provisions that could make it more difficult for a potential acquirer to acquire MRCC by means of a tender offer, proxy contest or otherwise. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of MRCC to negotiate first with the MRCC Board. MRCC believes that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms.
Classified Board of Directors
The MRCC Board is divided into three classes of directors serving staggered three-year terms. MRCC directors of each class are elected to serve for three-year terms and until their successors are duly elected and qualify and each year one class of directors is elected by the stockholders. A classified board may render a change in control of MRCC or removal of MRCC’s incumbent management more difficult. MRCC believes, however, that the longer time required to elect a majority of a classified board of directors will help to ensure the continuity and stability of MRCC’s management and policies.
Election of Directors
The MRCC Charter and the MRCC Bylaws provide that the affirmative vote of the holders of a plurality of the outstanding shares of stock entitled to vote in the election of directors cast at a meeting of stockholders duly called and at which a quorum is present will be required to elect a director. There is no cumulative voting in the election of directors. Pursuant to the MRCC Charter, the MRCC Board may amend the MRCC Bylaws to alter the vote required to elect directors.
Number of Directors; Vacancies; Removal
The MRCC Charter provides that the number of directors will be set by the MRCC Board in accordance with the MRCC Bylaws. The MRCC Bylaws provide that a majority of MRCC’s entire board of directors may at any time increase or decrease the number of directors. However, unless the MRCC Bylaws are amended, the number of directors may never be less than one or more than twelve. The MRCC Charter provides that MRCC has elected to be subject to the provision of Subtitle 8 of Title 3 of the Maryland General Corporation Law regarding the filling of vacancies on the MRCC Board. Accordingly, except as may be provided by the MRCC Board in setting the terms of any class or series of preferred stock, any and all vacancies on the MRCC Board may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies, subject to any applicable requirements of the 1940 Act.
The MRCC Charter provides that a director may be removed only for cause, as defined in the MRCC Charter, and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors.
Action by Stockholders
Under the Maryland General Corporation Law, stockholder action can be taken only at an annual or special meeting of stockholders or by unanimous written consent in lieu of a meeting (unless the applicable charter provides for stockholder action by less than unanimous written consent, which the MRCC Charter does not). These provisions, combined with the requirements of the MRCC Bylaws regarding the calling of a stockholder-requested special meeting of stockholders discussed below, may have the effect of delaying consideration of a stockholder proposal until the next annual meeting.
Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals
The MRCC Bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to MRCC Board and the proposal of business to be considered by stockholders may be made only (1) pursuant to MRCC’s notice of the meeting, (2) by or at the direction of the MRCC Board or (3) by an MRCC stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of the MRCC Bylaws. With respect to special meetings of stockholders, only the business specified in MRCC’s notice of the meeting may be brought before the meeting. Nominations of persons for election to the MRCC Board at a special meeting may be made only (1) pursuant to MRCC’s notice of the meeting, (2) by or at the direction of the MRCC Board or (3) provided that the MRCC Board has determined that directors will be elected at the meeting, by an MRCC stockholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the MRCC Bylaws.
The purpose of requiring stockholders to give MRCC advance notice of nominations and other business is to afford the MRCC Board a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by the MRCC Board, to inform stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders. Although the MRCC Bylaws do not give the MRCC Board any power to disapprove stockholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if proper procedures are not followed and of discouraging or deterring a third-party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to MRCC and to MRCC’s stockholders.
Calling of Special Meetings of Stockholders
The MRCC Bylaws provide that special meetings of stockholders may be called by the MRCC Board and certain of MRCC’s officers. Additionally, the MRCC Bylaws provide that, subject to the satisfaction of certain procedural and informational requirements by the stockholders requesting the meeting, a special meeting of stockholders will be called by the secretary of the corporation upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.
Approval of Extraordinary Corporate Action; Amendment of Charter and Bylaws
Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. The MRCC Charter generally provides for approval of charter amendments and extraordinary transactions by the stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter. The MRCC Charter also provides that certain charter amendments, any proposal for MRCC’s conversion, whether by charter amendment, merger or otherwise, from a closed-end company to an open-end company and any proposal for MRCC’s liquidation or dissolution requires the approval of the stockholders entitled to cast at least 80% of the votes entitled to be cast on such matter. However, if such amendment or proposal is approved by 75% or more of MRCC’s continuing directors (in addition to approval by the MRCC Board), such amendment or proposal may be approved by a majority of the votes entitled to be cast on such a matter. The “continuing directors” are defined in the MRCC charter as (1) MRCC’s current directors, (2) those directors whose nomination for election by the stockholders or whose election by the directors to fill vacancies is approved by a majority of MRCC’s current directors then on the MRCC Board or (3) any successor directors whose nomination for election by the stockholders or whose election by the directors to fill vacancies is approved by a majority of continuing directors or the successor continuing directors then in office.
The MRCC Charter and the MRCC Bylaws provide that the MRCC Board will have the exclusive power to adopt, alter, amend or repeal any provision of the MRCC Bylaws and to make new bylaws.
No Appraisal Rights
Except with respect to appraisal rights arising in connection with the Maryland Control Share Acquisition Act discussed below, as permitted by the MGCL, MRCC’s charter provides that stockholders will not be entitled to exercise rights of objecting stockholders unless the MRCC Board, upon the affirmative vote of a majority of the entire MRCC Board, shall determine that such rights apply to a particular transaction in connection with which holders of such shares would otherwise be entitled to exercise such rights. The MRCC Board has not made such a determination. Further, pursuant to Section 3-202(c)(1) of the MGCL, subject only to limited exceptions not applicable to MRCC, a stockholder may not exercise appraisal rights or rights of an objecting stockholder under Maryland law when any shares of stock are listed on a national exchange and MRCC Common Stock is listed on a national exchange.
Control Share Acquisitions
The Maryland General Corporation Law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter (the “Control Share Acquisition Act”). Shares owned by the acquiror, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:
•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or
•	a majority or more of all voting power.
The requisite stockholder approval must be obtained each time an acquiror crosses one of the thresholds of voting power set forth above. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.
If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations, including, as provided in the MRCC Bylaws, compliance with the 1940 Act. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholder meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.
The Control Share Acquisition Act does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation. The MRCC Bylaws contain a provision opting out of the Control Share Acquisition Act and exempting from the Control Share Acquisition Act any and all acquisitions by any person of MRCC’s shares of stock. There can be no assurance that such provision will not be amended or eliminated at any time in the future. However, MRCC will amend the MRCC Bylaws to be subject to the Control Share Acquisition Act only if the MRCC Board determines that it would be in MRCC’s best interests and if SEC staff do not object to MRCC’s determination that MRCC being subject to the Control Share Acquisition Act does not conflict with the 1940 Act.
Business Combinations
Under Maryland law, “business combinations” between a corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder (the “Maryland Business Combination Act”). These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:
•	any person who beneficially owns 10% or more of the voting power of the corporation’s outstanding voting stock; or
•
an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under this statute if the board of directors approved in advance the transaction by which the stockholder otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:
•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and
•
two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. The Maryland Business Combination Act may discourage third parties from trying to acquire control of MRCC and increase the difficulty of consummating such an offer.
The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. The MRCC Board has adopted a resolution that any business combination between MRCC and any other person is exempted from the provisions of the Maryland Business Combination Act, provided that the business combination is first approved by the MRCC Board, including a majority of the directors who are not interested persons as defined in the 1940 Act. This resolution may be altered or repealed in whole or in part at any time. However, the MRCC Board will adopt resolutions so as to make MRCC subject to the provisions of the Maryland Business Combination Act only if the MRCC Board determines that it would be in MRCC’s best interests and if the SEC staff does not object to MRCC’s determination that MRCC being subject to the Maryland Business Combination Act does not conflict with the 1940 Act. If this resolution is repealed, or the MRCC Board does not otherwise approve a business combination, the statute may discourage others from trying to acquire control of MRCC and increase the difficulty of consummating any offer.
Conflict with the 1940 Act
The MRCC Bylaws provide that, if and to the extent that any provision of the Maryland General Corporation Law, including the Control Share Acquisition Act (if MRCC amends the MRCC Bylaws to be subject to the Control Share Acquisition Act) and the Maryland Business Combination Act, or any provision of the MRCC Charter or the MRCC Bylaws conflicts with any provision of the 1940 Act, the applicable provision of the 1940 Act will control.

HORIZON TECHNOLOGY FINANCE CORPORATION DIVIDEND REINVESTMENT PLAN
HRZN has adopted a dividend reinvestment plan (the “HRZN DRIP”) that provides for reinvestment of HRZN’s cash distributions and other distributions on behalf of HRZN stockholders, unless a HRZN stockholder elects to receive cash as provided below. As a result, if the HRZN Board declares a cash distribution, then HRZN stockholders who have not “opted out” of the HRZN DRIP will have their cash distribution automatically reinvested in additional shares of HRZN Common Stock, rather than receiving the cash distribution.
No action is required on the part of a registered stockholder to have their cash distribution reinvested in shares of HRZN Common Stock. A registered stockholder may elect to receive an entire distribution in cash by notifying Computershare Shareowner Services, the plan administrator and HRZN’s transfer agent and registrar, in writing so that such notice is received by the plan administrator no later than 10 days prior to the record date for distributions to stockholders. The plan administrator will set up an account for shares acquired through the HRZN DRIP for each stockholder who has not elected to receive dividends or other distributions in cash and hold such shares in non-certificated form. Upon request by a stockholder participating in the HRZN DRIP, received in writing not less than 10 days prior to the record date, the plan administrator will, instead of crediting shares to the participant’s account, issue a certificate registered in the participant’s name for the number of whole shares of HRZN Common Stock and a check for any fractional share.
Those stockholders whose shares are held by a broker or other financial intermediary may receive distributions in cash by notifying their broker or other financial intermediary of their election.
HRZN may use newly issued shares to implement the HRZN DRIP, whether HRZN’s shares are trading at a premium or at a discount to net asset value. However, HRZN reserves the right to purchase shares in the open market in connection with HRZN’s implementation of the HRZN DRIP. The number of shares to be issued to a stockholder is determined by dividing the total dollar amount of the distribution payable to such stockholder by the market price per share of HRZN Common Stock at the close of regular trading on Nasdaq on the valuation date, which date shall be as close as practicable to the payment date for such distribution. Market price per share on that date will be the closing price for such shares on Nasdaq or, if no sale is reported for such day, at the average of their reported bid and asked prices. The number of shares of HRZN Common Stock to be outstanding after giving effect to payment of the distribution cannot be established until the value per share at which additional shares will be issued has been determined and elections of HRZN stockholders have been tabulated. HRZN stockholders who do not elect to receive distributions in shares of HRZN Common Stock may experience accretion to the net asset value of their shares if HRZN’s shares are trading at a premium at the time HRZN issues new shares under the HRZN DRIP and dilution if HRZN’s shares are trading at a discount. The level of accretion or discount would depend on various factors, including the proportion of HRZN stockholders who participate in the HRZN DRIP, the level of premium or discount at which HRZN’s shares are trading and the amount of the distribution payable to a HRZN stockholder.
There will be no brokerage charges or other charges to stockholders who participate in the HRZN DRIP. The plan administrator’s fees under the HRZN DRIP will be paid by HRZN. If a participant elects by written notice to the plan administrator to have the plan administrator sell part or all of the shares held by the plan administrator in the participant’s account and remit the proceeds to the participant, the plan administrator is authorized to deduct a $15.00 transaction fee plus a $0.10 per share trading fee from the proceeds.
Stockholders who receive distributions in the form of stock are generally subject to the same federal, state and local tax consequences as are stockholders who elect to receive their distributions in cash. Any stock received in a dividend will have a new holding period for tax purposes commencing on the day following the day on which the shares are credited to the U.S. stockholder’s account.
Participants may terminate their accounts under the HRZN DRIP by notifying the plan administrator via its website at www.computershare.com/investor, by filling out the transaction request form located at bottom of their statement and sending it to the plan administrator at c/o Computershare Trust Company N.A., P.O. Box 43006, Providence, RI 02940-3006 or by calling the plan administrator at 877-296-3711.
The HRZN DRIP may be terminated by HRZN upon notice in writing mailed to each participant. All correspondence concerning the HRZN DRIP should be directed to the plan administrator by mail at c/o Computershare Trust Company N.A., P.O. Box 43006, Providence, RI 02940-3006.

If a HRZN stockholder withdraws or the HRZN DRIP is terminated, the plan administrator will continue to hold such HRZN stockholder’s shares in book-entry form unless such HRZN stockholder requests that such shares be sold or issued. Upon receipt of such HRZN stockholder’s instructions, a certificate for each whole share in such HRZN stockholder’s account under the HRZN DRIP will be issued and such HRZN stockholder will receive a cash payment for any fraction of a share in such HRZN stockholder’s account.
If a HRZN stockholder holds HRZN Common Stock with a brokerage firm that does not participate in the HRZN DRIP, such HRZN stockholder will not able to participate in the HRZN DRIP and any dividend reinvestment may be effected on different terms than those described above. HRZN stockholders should consult with their financial advisor for more information.

MONROE CAPITAL CORPORATION DIVIDEND REINVESTMENT PLAN
MRCC has adopted a dividend reinvestment plan that provides for reinvestment of MRCC dividends and other distributions on behalf of MRCC stockholders, unless a stockholder elects to receive cash as provided below. As a result, if the MRCC Board authorizes, and MRCC declares, a cash dividend or other distribution, then MRCC stockholders who have not “opted out” of MRCC’s dividend reinvestment plan will have their cash distribution automatically reinvested in additional shares of MRCC Common Stock, rather than receiving the cash distribution.
No action is required on the part of a registered MRCC stockholder to have their cash dividend or other distribution reinvested in shares of MRCC Common Stock. A registered stockholder may elect to receive an entire distribution in cash by notifying Equiniti Trust Company, LLC, the plan administrator and MRCC’s transfer agent and registrar, in writing so that such notice is received by the plan administrator no later than the record date for distributions to stockholders. The plan administrator will set up an account for shares acquired through the plan for each stockholder who has not elected to receive dividends or other distributions in cash and hold such shares in non-certificated form. Upon request by a stockholder participating in the plan, received in writing not less than 10 days prior to the record date, the plan administrator will, instead of crediting shares to the participant’s account, issue a certificate registered in the participant’s name for the number of whole shares of MRCC Common Stock and a check for any fractional share.
Those stockholders whose shares are held by a broker or other financial intermediary may receive dividends and other distributions in cash by notifying their broker or other financial intermediary of their election.
MRCC may use newly issued shares to implement the plan, regardless of whether MRCC shares are trading at a premium or at a discount to net asset value. However, MRCC reserves the right to purchase shares in the open market in connection with MRCC’s implementation of the plan. The number of shares to be issued to a stockholder is determined by dividing the total dollar amount of the distribution payable to such stockholder by the market price per share of MRCC Common Stock at the close of regular trading on Nasdaq on the date valuation date fixed for such distribution by the MRCC Board. Market price per share on that date will be the closing price for such shares on Nasdaq or, if no sale is reported for such day, at the average of their reported bid and asked prices. Any shares purchased in open market transactions by the plan administrator shall be allocated to each participating stockholder based upon the average purchase price, excluding any brokerage charges or other charges, of all shares of MRCC Common Stock purchased with respect to the applicable dividend. The number of shares of MRCC Common Stock to be outstanding after giving effect to payment of the dividend or other distribution cannot be established until the value per share at which additional shares will be issued has been determined and elections of MRCC stockholders have been tabulated.
There will be no brokerage charges or other charges to stockholders who participate in the plan. The plan administrator’s fees will be paid by MRCC. If a participant elects by written notice to the plan administrator to have the plan administrator sell part or all of the shares held by the plan administrator in the participant’s account and remit the proceeds to the participant, the plan administrator is authorized to deduct a $15.00 transaction fee plus a $0.10 per share brokerage commission from the proceeds.
Stockholders who receive dividends and other distributions in the form of stock are subject to the same U.S. federal, state and local tax consequences as are stockholders who elect to receive their distributions in cash; however, since their cash dividends will be reinvested, such stockholders will not receive cash with which to pay any applicable taxes on reinvested dividends. A stockholder’s basis for determining gain or loss upon the sale of stock received in a dividend or other distribution from us will be equal to the total dollar amount of the distribution payable to the stockholder. Any MRCC Common Stock received in a dividend or other distribution will have a new holding period for tax purposes commencing on the day following the day on which the shares are credited to the U.S. stockholder’s account.
Participants may terminate their accounts under the plan by notifying the plan administrator via its website at https://equiniti.com/us/ast-access/individuals/, by filling out the transaction request form located at bottom of their statement and sending it to the plan administrator.
The plan may be terminated by MRCC upon notice in writing mailed to each participant at least 30 days prior to any record date for the payment of any dividend by us. All correspondence concerning the plan should be directed to the plan administrator by mail at Equiniti Trust Company, LLC, Post Office Box 10027, Newark, NJ 07101, or by the plan administrator’s interactive voice response system at 888-430-5736.

If a shareholder withdraws or the plan is terminated, such shareholder will receive the number of whole shares in their account under the plan and a cash payment for any fraction of a share in their account.
If a shareholder holds MRCC Common Stock with a brokerage firm that does not participate in the plan, such shareholder will not be able to participate in the plan and any dividend reinvestment may be effected on different terms than those described above. In addition, if a shareholder holds MRCC Common Stock with a brokerage firm that participates in the plan, such shareholder may not be able to transfer the shares to another broker and continue to participate in the plan. Shareholders should consult with their financial advisors for more information.

COMPARISON OF HRZN AND MRCC STOCKHOLDER RIGHTS
The following is a summary of the material differences between the rights of HRZN and MRCC stockholders. The following discussion is not intended to be complete and is qualified by reference to HRZN’s certificate of incorporation, the HRZN Bylaws, the MRCC Charter, the MRCC Bylaws, the MGCL and DGCL. These documents are incorporated by reference in this document and will be sent to stockholders of HRZN and MRCC upon request. See “Where You Can Find More Information.”
MRCC is a Maryland corporation subject to the MGCL, and HRZN is a Delaware corporation subject to the DGCL.

	Rights of HRZN Stockholders	Rights of MRCC Stockholders
Authorized Stock	HRZN is authorized to issue 101,000,000 shares of stock, consisting of 100,000,000 shares of HRZN Common Stock and 1,000,000 shares of HRZN preferred stock.
MRCC is authorized to issue 100,000,000 shares of stock, consisting of 100,000,000 shares of MRCC Common Stock. The MRCC Board may, without the approval of the stockholders of MRCC, increase or decrease the authorized shares of MRCC and classify or reclassify shares of capital stock.

Number of Directors
The HRZN Charter and the HRZN Bylaws provide that the number of directors will be set by the affirmative vote of a majority of the HRZN Board. The HRZN Bylaws provide that the number of directors shall be not less than 3 nor more than 9, and the exact number of directors will be fixed from time to time by a majority of the HRZN Board.

The MRCC Charter provides that the number of directors is five, which number may be increased or decreased by the MRCC Board pursuant to the MRCC Bylaws. However, the number of directors shall never be less than the minimum required by the MGCL. The MGCL provides that each corporation must have at least one director. The MRCC Bylaws provide that a majority of the entire MRCC Board may increase or decrease the number of directors, provided that the number may never be less than the minimum number required by the MGCL nor more than 8.

Removal of Directors
Subject to the rights held by holders of any series of preferred stock then outstanding, any director of HRZN may be removed for cause from office by the action of the holders of at least seventy-five percent (75%) of the then outstanding shares of HRZN’s capital stock entitled to vote for the election of the respective director.

Subject to the rights of holders of one or more classes or series of preferred shares to elect or remove one or more directors, any director, or the entire MRCC Board, may be removed from office at any time only for cause and only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors. For the purpose of this paragraph, “cause” shall mean, with respect to any particular director, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to MRCC through bad faith or active and deliberate dishonesty.

Amendment of Certificate of Incorporation/ Charter	The HRZN Charter provides that HRZN may make any amendment to the HRZN Charter as authorized by law, including an amendment to all rights conferred on stockholders. The	The MRCC Charter provides that MRCC may make any amendment to the MRCC Charter as authorized by law, including any amendment altering the terms or contract

Rights of HRZN Stockholders	Rights of MRCC Stockholders

DGCL requires that the board of directors proposing a charter amendment shall adopt a resolution setting forth the proposed amendment and declaring that it is advisable and direct that the proposed amendment be submitted for consideration at either an annual or special meeting of stockholders. The proposed amendment must be approved by the stockholders of HRZN by the affirmative vote of a majority of all the votes entitled to be cast on the matter. The DGCL provides that the holders of the outstanding shares of a class are entitled to vote as a class upon a proposed amendment, whether or not entitled to vote on the amendment by the certificate of incorporation, if the amendment would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely.

Notwithstanding the foregoing, the HRZN Charter provides that certain charter amendments, namely those that would cause HRZN to convert HRZN to an open-end investment company, to merge or consolidate HRZN with any entity in a transaction as a result of which the governing documents of the surviving entity do not contain substantially the same anti-takeover provisions as are provided in the HRZN Charter, to liquidate and dissolve HRZN, or to amend any of the anti-takeover provisions of the HRZN Charter, require the approval (i) by the holders of at least 80% of the then outstanding shares of HRZN capital stock, voting together as a single class, or (ii) at least (A) a majority of the “continuing directors” and (B) the holders of at least seventy-five percent of the then outstanding shares of each affected class or series of HRZN capital stock, voting separately as a class or series.

The HRZN Charter defines a “continuing director” as a director who (x) (A) has been a director of HRZN for at least twelve months and (B) is not a person or an affiliate of a person who enters into, or proposes to enter into, a business combination with HRZN or (y) (A) is a successor to a continuing director, (B) who was appointed to the HRZN Board rights of any shares of outstanding stock. The MGCL requires that the board of directors proposing a charter amendment shall adopt a resolution setting forth the proposed amendment and declaring its advisability and direct that the proposed amendment be submitted for consideration at either an annual or special meeting of stockholders. Pursuant to a provision in the MRCC Charter, any proposed amendment must be approved by stockholders by the affirmative vote of a majority of all the votes entitled to be cast on the amendment. The MRCC Charter provides that a majority of the entire MRCC Board, without any action by the MRCC stockholders, may amend the MRCC Charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that MRCC has authority to issue.

Notwithstanding the foregoing, the MRCC Charter also provides that certain charter amendments, namely those that would make the MRCC Common Stock a redeemable security or cause MRCC to convert to an “open-end company,” require the approval of the stockholders entitled to cast at least 80% of the votes entitled to be cast on such matter. However, if such amendment or proposal is approved by 75% or more of MRCC’s continuing directors (in addition to approval by the MRCC Board), such amendment or proposal may be approved by a majority of the votes entitled to be cast on such a matter. The “continuing directors” are defined in the MRCC Charter as (1) MRCC’s current directors, (2) those directors whose nomination for election by the stockholders or whose election by the directors to fill vacancies is approved by a majority of MRCC’s current directors then on the MRCC Board or (3) any successor directors whose nomination for election by the stockholders or whose election by the directors to fill vacancies is approved by a majority of continuing directors or the successor continuing directors then in office.

	Rights of HRZN Stockholders	Rights of MRCC Stockholders
by at least a majority of the continuing directors and (C) is not a person or an affiliate of a person who enters into, or proposes to enter into, a business combination with HRZN.

Amendments of Bylaws
The HRZN Charter provides that the HRZN Board is empowered to adopt, amend or repeal the HRZN Bylaws; provided, however, that any adoption, amendment or repeal of the HRZN Bylaws by the HRZN Board shall require the approval of at least sixty-six and two-thirds percent (66 2/3%) of HRZN’s continuing directors. The HRZN Charter further provides that HRZN stockholders do not have the right to adopt, amend or repeal the HRZN Bylaws.
As permitted by the MGCL, the MRCC Charter and the MRCC Bylaws provide that the MRCC Board has the exclusive power to adopt, alter or repeal any provision of the MRCC Bylaws and to make new bylaws.

Dissolution
HRZN may dissolve only if the dissolution is approved (i) by the holders of at least 80% of the then outstanding shares of HRZN capital stock, voting together as a single class, or (ii) at least (A) a majority of the “continuing directors” and (B) the holders of at least seventy-five percent of the then outstanding shares of each affected class or series of HRZN capital stock, voting separately as a class or series.

The MRCC Charter provides that dissolution of MRCC requires the approval of the stockholders entitled to cast at least 80% of the votes entitled to be cast on such matter. However, if the proposal is approved by 75% or more of MRCC’s continuing directors (in addition to approval by the MRCC Board), such dissolution may be approved by a majority of the votes entitled to be cast on such a matter.

Appraisal Rights	The DGCL provides that stockholders have appraisal rights with respect to certain transactions such as certain mergers, consolidations, conversions and domestications.
No holder of stock of MRCC shall be entitled to exercise the rights of an objecting stockholder under Title 3, Subtitle 2 of the MGCL or any successor provision thereto unless the MRCC Board, upon the affirmative vote of a majority of the entire MRCC Board shall determine that such rights apply, with respect to all or any classes or series of stock, or any proportion of the shares thereof, to a particular transaction or all transactions occurring after the date of such determination in connection with which holders of such shares would otherwise be entitled to exercise such rights.

Consent in Lieu of a Meeting
The DGCL provides that, unless otherwise provided in the certificate of incorporation, any action to be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a

The MGCL provides that, unless the charter authorizes the holders of common stock entitled to vote generally on the election of directors to consent in writing or by electronic transmission by not less than the minimum number of votes that would be necessary to take action at a stockholders meeting, any action required or permitted to be taken at a meeting may be taken without a meeting only if a unanimous consent setting forth the action

	Rights of HRZN Stockholders	Rights of MRCC Stockholders
meeting at which all shares entitled to vote thereon were present and voted.
is given in writing or by electronic transmission by each stockholder entitled to vote on the matter and filed in paper or electronic form with the records of stockholders meetings. The MRCC Charter does not address stockholder action without a meeting and, therefore, unanimous consent is required for stockholder action without a meeting.

Special Meetings of Stockholders
Special meetings of the HRZN stockholders may be called for any purpose or purposes by the Secretary of HRZN only at the request of the Chairman of the HRZN Board, the Chief Executive Officer or the President of HRZN or by a resolution duly adopted by the affirmative vote of a majority of the HRZN Board.

Special Meetings of MRCC stockholders may be called by the Chairman of the MRCC Board, the President or the MRCC Board of Directors, as well as by the Secretary of MRCC upon the written request of MRCC stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting, subject to the procedural requirements of the MRCC Bylaws.

Business Combinations with Interested Stockholders
HRZN is subject to Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for three years after the date that the stockholder became an interested stockholder subject to certain exceptions including that the business combination is approved by the board of directors. See “Description of Capital Stock of Horizon Technology Finance Corporation—Anti-takeover effects of provisions of our certificate of incorporation, bylaws, the DGCL and other arrangements—Section 203 of the DGCL.”

The MRCC Board has adopted a resolution opting out of the provisions of the Maryland Business Combination Act in Subtitle 6 of Title 3 of the MGCL. The MRCC Board has also adopted a resolution exempting the Merger from the provisions of the Maryland Business Combination Act.

REGULATION
The information in “Item 1. Business – Regulation” in Part I of HRZN’s Annual Report on Form 10-K (File No. 814-00802) for the fiscal year ended December 31, 2024 is incorporated herein by reference with respect to HRZN.
The information in “Item 1. Business – Taxation as a RIC,” “Item 1. Business – Regulation,” “Item 1. Business – Qualifying Assets,” “Item 1. Business – Managerial Assistance to Portfolio Companies,” “Item 1. Business – Temporary Investments,” “Item 1. Business – Senior Securities” and “Item 1. Business – Codes of Ethics” in Part I of MRCC’s Annual Report on Form 10-K (File No. 814-00866) for the fiscal year ended December 31, 2024 is incorporated herein by reference with respect to MRCC.

CUSTODIAN, TRANSFER AND DISTRIBUTION PAYING AGENT AND REGISTRAR
HRZN’s securities are held by US Bank, N.A. pursuant to a custodian services agreement. The principal business address of US Bank, N.A. is 1133 Rankin Street, St. Paul, Minnesota 55116. Computershare, Inc. acts as HRZN’s transfer agent, dividend paying agent and registrar pursuant to a transfer agency agreement. The principal business address of Computershare, Inc. is 150 Royall Street, Canton, Massachusetts 02021.
MRCC’s securities are held by U.S. Bank Trust Company, National Association pursuant to a custody agreement. The principal business address of U.S. Bank Trust Company, National Association is Corporate Trust Services, One Federal Street, 3rd Floor, Boston, MA 02110, telephone: (617) 603-6538. Equiniti Trust Company, LLC serves as MRCC’s transfer agent, distribution paying agent and registrar. The principal business address of Equiniti Trust Company, LLC is 6201 15th Avenue, Brooklyn, New York 11219, telephone: (718) 921-8200.

BROKERAGE ALLOCATION AND OTHER PRACTICES
Since HRZN and MRCC generally acquire and dispose of their investments in privately negotiated transactions, HRZN and MRCC infrequently use brokers in the normal course of their business. Subject to policies established by the HRZN Board and MRCC Board, HRZN and MRCC generally do not execute transactions through any particular broker or dealer but seek to obtain the best net results for HRZN and MRCC, respectively, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities. While HRZN and MRCC generally seek reasonably competitive trade execution costs, HRZN and MRCC will not necessarily pay the lowest spread or commission available. Subject to applicable legal requirements, HRZN or MRCC may select a broker based partly upon brokerage or research services provided to HRZN or MRCC, as applicable. In return for such services, HRZN or MRCC, as applicable, may pay a higher commission than other brokers would charge if HRZN or MRCC determines in good faith that such commission is reasonable in relation to the services provided.
Neither HRZN nor MRCC has paid any brokerage commissions during the three most recent fiscal years.

LEGAL MATTERS
Certain legal matters regarding the securities offered hereby have been passed upon for HRZN by Dechert LLP, Boston, Massachusetts.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS
The consolidated financial statements of HRZN and its consolidated subsidiaries as of December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, which include the senior securities table of HRZN, appearing in HRZN’s Annual Report (Form 10-K) for the year ended December 31, 2024, and the effectiveness of HRZN’s and its consolidated subsidiaries’ internal control over financial reporting as of December 31, 2024, have been audited by RSM US LLP, independent registered public accounting firm, located at 225 Asylum Street, Hartford, CT 60601, as set forth in their report therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
The consolidated financial statements of MRCC and its consolidated subsidiaries as of December 31, 2024, and for the year ended December 31, 2024, appearing in MRCC’s Annual Report (Form 10-K) for the year ended December 31, 2024, and the senior securities information included in the senior securities table of MRCC as of December 31, 2024, under the caption “Senior Securities of Monroe Capital Corporation,” appearing in this joint proxy statement/prospectus, have been audited by KPMG LLP, independent registered accounting firm, located at 200 E. Randolph Street, Chicago, IL 60601, as set forth in their reports therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
The consolidated financial statements of MRCC and its consolidated subsidiaries as of December 31, 2023, and for the two years in the period ended December 31, 2023, appearing in MRCC’s Annual Report (Form 10-K) for the year ended December 31, 2024, and the senior securities information included in the senior securities table of MRCC as of December 31, 2023 and for all prior years, under the caption “Senior Securities of Monroe Capital Corporation,” appearing in this joint proxy statement/prospectus, have been audited by RSM US LLP, independent registered accounting firm, located at 30 S Wacker Drive, Chicago, IL 60606, as set forth in their report therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
OTHER MATTERS
Pursuant to the HRZN Bylaws and the MRCC Bylaws, only the matters set forth in a notice of special meeting of HRZN or MRCC, as applicable, may be brought before a special meeting. Accordingly, no other matter may properly come before the HRZN Special Meeting or the MRCC Special Meeting.
STOCKHOLDERS SHARING AN ADDRESS
Only one copy of this document may be delivered to two or more stockholders of HRZN or MRCC who share an address, unless contrary instructions from one or more of such stockholders have been provided to HRZN or MRCC, as applicable.
On written or oral request, HRZN or MRCC, as applicable, will deliver promptly a separate copy of this document to a stockholder at a shared address to which a single copy of this document was delivered. Stockholders sharing an address who wish, in the future, to receive separate copies or a single copy of HRZN’s or MRCC’s proxy statements and annual reports should provide written or oral notice to HRZN or MRCC, as applicable, at 312 Farmington Avenue, Farmington, Connecticut, 06032, Attention: Investor Relations or by calling (860) 676-8654, for HRZN, and at 155 North Wacker Drive, 35th Floor, Chicago Illinois, 60606, Attention: Corporate Secretary or by calling (312) 258-8300, for MRCC.

WHERE YOU CAN FIND MORE INFORMATION
HRZN has filed with the SEC a registration statement on Form N-14 (of which this joint proxy statement/prospectus is a part), together with all amendments and related exhibits, under the Securities Act. The registration statement contains additional information about HRZN and the securities being offered by this document.
Each of HRZN and MRCC file with or submit to the SEC annual, quarterly and current reports, proxy statements and other information meeting the informational requirements of the Exchange Act. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information filed electronically with the SEC by each of HRZN and MRCC. Copies of these reports, proxy and information statements and other information may also be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov.
HRZN maintains a website at www.horizontechfinance.com and makes all of its annual, quarterly and current reports, proxy statements and other publicly filed information available, free of charge, on or through its website. Except for the documents incorporated by reference into this joint proxy statement/prospectus and any accompanying prospectus supplement, information contained on such website is not incorporated by reference into this joint proxy statement/prospectus, and you should not consider information on such website to be part of this joint proxy statement/prospectus. You may also request a copy of these filings (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents) at no cost by writing, emailing or calling the HRZN Investor Relations department at the following address and telephone number:
Horizon Technology Finance Corporation
Attention: Investor Relations
312 Farmington Avenue
Farmington, CT 06032
(860) 676-8654
ir@horizontechfinance.com
MRCC maintains a website at www.monroebdc.com and makes all of its annual, quarterly and current reports, proxy statements and other publicly filed information available, free of charge, on or through its website. Except for the documents incorporated by reference into this joint proxy statement/prospectus and any accompanying prospectus supplement, information contained on such website is not incorporated by reference into this joint proxy statement/prospectus, and you should not consider information on such website to be part of this joint proxy statement/prospectus. You may also request a copy of these filings (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents) at no cost by writing, emailing or calling the MRCC Investor Relations department at the following address and telephone number:
Monroe Capital Corporation
Attention: Investor Relations
155 North Wacker Drive, 35th Floor
Chicago, IL 60606
(312) 258-8300
info@monroecap.com

INCORPORATION BY REFERENCE FOR HRZN
This joint proxy statement/prospectus is part of a registration statement that HRZN has filed with the SEC. HRZN is allowed to “incorporate by reference” the information that it files with the SEC, which means HRZN can disclose important information to you by referring you to those documents. The information incorporated by reference is considered by be part of this joint proxy statement/prospectus.
This joint proxy statement/prospectus and any prospectus supplement incorporate by reference the document set forth below that have previously been filed with the SEC:
•	HRZN’s Annual Report on Form 10-K (File No. 814-00802) for the fiscal year ended December 31, 2024, filed with the SEC on March 4, 2025; and
•	HRZN’s Quarterly Report on Form 10-Q (File No. 814-00802) for the fiscal quarter ended March 31, 2025, filed with the SEC on April 29, 2025;
•	HRZN’s Quarterly Report on Form 10-Q (File No. 814-00802) for the fiscal quarter ended June 30, 2025, filed with the SEC on August 7, 2025;
•	HRZN’s Quarterly Report on Form 10-Q (File No. 814-00802) for the fiscal quarter ended September 30, 2025, filed with the SEC on October 28, 2025;
•
HRZN’s Current Reports on Form 8-K (File No. 814-00802) filed with the SEC on March 31, 2025, April 28, 2025, May 15, 2025, May 27, 2025, June 9, 2025, August 8, 2025, August 14, 2025, September 5, 2025, October 28, 2025, December 11, 2025 and December 15, 2025 (as amended on December 17, 2025);

•
HRZN’s Definitive Proxy Statement on Schedule 14A for its 2025 Annual Meeting of Stockholders, filed with the SEC on April 17, 2025; (to the extent explicitly incorporated by reference into HRZN's Annual Report on Form 10-K); and

•
HRZN’s Amendment to Definitive Proxy Statement on Schedule 14A for its 2025 Annual Meeting of Stockholders, filed with the SEC on May 15, 2025 (to the extent explicitly incorporated by reference into HRZN's Annual Report on Form 10-K).

To obtain copies of these filings, see “Where You Can Find More Information.”
You should rely only on the information contained or incorporated by reference into this joint proxy statement/prospectus. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this joint proxy statement/prospectus. This joint proxy statement/prospectus is dated January 16, 2026. You should not assume that the information contained in this joint proxy statement/prospectus is accurate as of any date other than that date. You should not assume that the information incorporated by reference into this joint proxy statement/prospectus is accurate as of any date other than the date of such incorporated document. The mailing of this joint proxy statement/prospectus to HRZN stockholders or MRCC stockholders will not create any implication to the contrary.
This joint proxy statement/prospectus contains a description of the representations and warranties that each of HRZN and MRCC made to the other in the Merger Agreement. Representations and warranties made by each of HRZN and MRCC and other applicable parties are also set forth in contracts and other documents (including the Merger Agreement) that are attached or filed as exhibits to this joint proxy statement/prospectus or are incorporated by reference into this joint proxy statement/prospectus. These materials are included or incorporated by reference only to provide you with information regarding the terms and conditions of the agreements, and not to provide any other factual information regarding either of HRZN and MRCC or their businesses. Accordingly, the representations and warranties and other provisions of the Merger Agreement should not be read alone, but instead should be read only in conjunction with the other information provided elsewhere in this joint proxy statement/prospectus or incorporated by reference into this joint proxy statement/prospectus.

INCORPORATION BY REFERENCE FOR MRCC
This joint proxy statement/prospectus is part of a registration statement that MRCC has filed with the SEC. MRCC is allowed to “incorporate by reference” the information that it files with the SEC, which means MRCC can disclose important information to you by referring you to those documents. The information incorporated by reference is considered by be part of this joint proxy statement/prospectus.
This joint proxy statement/prospectus and any prospectus supplement incorporate by reference the document set forth below that have previously been filed with the SEC:
•	MRCC’s Annual Report on Form 10-K (File No. 814-00866) for the fiscal year ended December 31, 2024, filed with the SEC on February 28, 2025;
•	MRCC’s Quarterly Report on Form 10-Q (File No. 814-00866) for the fiscal quarter ended March 31, 2025, filed with the SEC on May 7, 2025;
•	MRCC’s Quarterly Report on Form 10-Q (File No. 814-00866) for the fiscal quarter ended June 30, 2025, filed with the SEC on August 11, 2025;
•	MRCC’s Quarterly Report on Form 10-Q (File No. 814-00866) for the fiscal quarter ended September 30, 2025, filed with the SEC on November 5, 2025;
•
MRCC’s Current Reports on Form 8-K (File No. 814-00866) filed with the SEC on March 31, 2025, June 9, 2025, June 24, 2025, August 8, 2025, December 15, 2025, December 16, 2025, January 14, 2026 and January 15, 2026; and

•
MRCC’s Definitive Proxy Statement on Schedule 14A for its 2025 Annual Meeting of Stockholders, filed with the SEC on April 21, 2025 (to the extent explicitly incorporated by reference into MRCC's Annual Report on Form 10-K).

To obtain a copy of this filing, see “Where You Can Find More Information.”
You should rely only on the information contained or incorporated by reference into this joint proxy statement/prospectus. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this joint proxy statement/prospectus. This joint proxy statement/prospectus is dated January 16, 2026. You should not assume that the information contained in this joint proxy statement/prospectus is accurate as of any date other than that date. You should not assume that the information incorporated by reference into this joint proxy statement/prospectus is accurate as of any date other than the date of such incorporated document. The mailing of this joint proxy statement/prospectus to HRZN stockholders or MRCC stockholders will not create any implication to the contrary.
This joint proxy statement/prospectus contains a description of the representations and warranties that each of HRZN and MRCC made to the other in the Merger Agreement. Representations and warranties made by each of HRZN and MRCC and other applicable parties are also set forth in contracts and other documents (including the Merger Agreement) that are attached or filed as exhibits to this joint proxy statement/prospectus or are incorporated by reference into this joint proxy statement/prospectus. These materials are included or incorporated by reference only to provide you with information regarding the terms and conditions of the agreements, and not to provide any other factual information regarding either of HRZN and MRCC or their businesses. Accordingly, the representations and warranties and other provisions of the Merger Agreement should not be read alone, but instead should be read only in conjunction with the other information provided elsewhere in this joint proxy statement/prospectus or incorporated by reference into this joint proxy statement/prospectus.
This joint proxy statement/prospectus also contains a description of the representations and warranties that each of MRCC and MCIP made to the other in the Asset Purchase Agreement. Representations and warranties made by each of MRCC and MCIP and other applicable parties are also set forth in contracts and other documents (including the Asset Purchase Agreement) that are attached or filed as exhibits to this joint proxy statement/prospectus or are incorporated by reference into this joint proxy statement/prospectus. These materials are included or incorporated by reference only to provide you with information regarding the terms and conditions of the agreements, and not to provide any other factual information regarding either of MRCC or

MCIP or their businesses. Accordingly, the representations and warranties and other provisions of the Asset Purchase Agreement should not be read alone, but instead should be read only in conjunction with the other information provided elsewhere in this joint proxy statement/prospectus or incorporated by reference into this joint proxy statement/prospectus.

Annex A
ASSET PURCHASE AGREEMENT

among

MONROE CAPITAL INCOME PLUS CORPORATION,

MONROE CAPITAL CORPORATION,

and

MONROE CAPITAL BDC ADVISORS, LLC

Dated as of August 7, 2025

A-i

A-ii

ASSET PURCHASE AGREEMENT
ASSET PURCHASE AGREEMENT, dated as of August 7, 2025 (this “Agreement”), among Monroe Capital Income Plus Corporation, a Maryland corporation (“MCIP”), Monroe Capital Corporation, a Maryland corporation (“MRCC”), and Monroe Capital BDC Advisors, LLC, a Delaware limited liability company (“Monroe Advisor”).
RECITALS
A. Each of MRCC and MCIP has previously elected to be regulated as a business development company (“BDC”), as defined in Section 2(a)(48) of the Investment Company Act, and Monroe Advisor is the investment adviser of each of MRCC and MCIP;
B. Upon the terms and subject to the conditions set forth in this Agreement, MRCC desires to sell, transfer, assign and convey to MCIP, and MCIP desires to purchase and acquire the Purchased Assets and assume the Assumed Obligations from MRCC (such transactions, the “Asset Purchase”).
C. The Board of Directors of MRCC (the “MRCC Board”), including all of the Independent Directors of MRCC, upon the recommendation of a committee of the MRCC Board comprised solely of Independent Directors of MRCC (the “MRCC Special Committee”), has unanimously (i) determined that (x) this Agreement and the terms of the Asset Purchase and the Transactions are advisable and in the best interests of MRCC and (y) the interests of MRCC’s existing stockholders will not be diluted (as provided under Rule 17a-8 of the Investment Company Act) as a result of the Transactions, (ii) approved this Agreement, the Transactions and any other Stockholder Matters, (iii) directed that the Stockholder Matters be submitted to MRCC’s stockholders for approval at the MRCC Stockholders Meeting, and (iv) resolved to recommend that the stockholders of MRCC adopt and approve the Stockholder Matters.
D. The Board of Directors of MCIP (the “MCIP Board”), including all of the Independent Directors of MCIP, upon the recommendation of a committee of the MCIP Board comprised solely of Independent Directors of MCIP (the “MCIP Special Committee”), has unanimously (i) determined that (x) this Agreement and the terms of the Asset Purchase and the Transactions are advisable and in the best interests of MCIP and (y) the interests of MCIP’s existing stockholders will not be diluted (as provided under Rule 17a-8 of the Investment Company Act) as a result of the Transactions, and (ii) approved this Agreement, the Transactions and the proposed consideration payable in the Asset Purchase.
E. Immediately following but subject to the consummation of the Asset Purchase, pursuant to the terms and conditions of that certain Agreement and Plan of Merger, dated as of the date hereof, by and among MRCC, Horizon Technology Finance Corporation (“HRZN”), HMMS, Inc. (“Merger Sub”) and the other parties thereto (the “Merger Agreement”), (x) Merger Sub will merge with and into MRCC (the “Merger”), with MRCC as the surviving company in the Merger (sometimes referred to in such capacity as the “Surviving Company”) and (y) immediately after the Merger, the Surviving Company shall merge with and into HRZN (the “Second Merger” and, together with the Merger, the “Mergers”), with HRZN as the surviving company in the Second Merger.
F. The parties desire to make certain representations, warranties, covenants and other agreements in connection with the Transactions and also to prescribe certain conditions to the Transactions.
NOW, THEREFORE, in consideration of the representations, warranties, covenants and other agreements contained in this Agreement, the parties agree as follows:
ARTICLE I
PURCHASE AND SALE
1.1 Purchased Assets. Subject to the terms and conditions of this Agreement, MRCC hereby agrees to, and shall, and shall cause its Consolidated Subsidiaries to, sell, transfer, assign, convey and deliver to MCIP, and MCIP hereby agrees to and shall purchase and assume from MRCC or its Consolidated Subsidiaries, all of MRCC’s and its Consolidated Subsidiaries’ right, title and interest in, to and under the following as of the Closing, wherever located:
(a) each Purchased Loan including, to the extent permitted to be assigned under applicable Law, all claims, suits, causes of action and any other right of MRCC under the Purchased Loan Documents against any Person, whether known or unknown, arising under or in connection with the Purchased Loan Documents or in any way based on or related to any of the foregoing;
(b) the Purchased Loan Files relating to such Purchased Loans;
(c) the Purchased Equity Interests;
(d) the Purchased Equity Governing Documents (to the extent assignable); and
(e) all other properties, assets and rights owned by MRCC or its Consolidated Subsidiaries as of the Closing, or in which MRCC or its Consolidated Subsidiaries has an interest, with respect to each of the assets set forth on the Schedule of Transferred Assets.
The assets referred to in this Section 1.1 are collectively referred to as the “Purchased Assets”.
1.2 Assumed Obligations. Subject to the terms and conditions of this Agreement, effective as of the Effective Time, MCIP shall assume all obligations (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) with respect to the Purchased Assets including under the Purchased Loan Documents and Equity Governing Documents (collectively, the “Assumed Obligations”).
1.3 Excluded Assets. MCIP expressly understands and agrees that it is not purchasing or acquiring, and MRCC is not selling, transferring or assigning, any and all assets not expressly identified in Section 1.1, including without limitation any rights of MRCC under the Merger Agreement and this Agreement, MRCC’s organizational documents, stock records, licenses and permits, cash, cash equivalents, accounts receivable and bank deposits not expressly included in the Purchased Assets, intellectual property, information technology, and all other tangible and intangible property (collectively, the “Excluded Assets”).
1.4 Excluded Obligations. Notwithstanding anything to the contrary contained in this Agreement, MCIP shall not, as a result of the transactions contemplated by this Agreement, assume or become liable for, and MRCC shall retain and indemnify MCIP against, any and all obligations of MRCC other than the Assumed Obligations, including for the avoidance of doubt (i) all Taxes of MRCC, or any of its Consolidated Subsidiaries that are not transferred under this Agreement, for any taxable period, (ii) Taxes arising with respect to the Purchased Assets and the Assumed Obligations for or allocable to the Pre-Closing Tax Period (as determined pursuant to this Agreement), (iii) MRCC’s share of any Transfer Taxes as determined in accordance with Section 7.8(b), and (iv) any obligations of MRCC under the MRCC Loan Documents, the Merger Agreement and this Agreement (collectively, the “Excluded Obligations”).
1.5 True Sale. The parties expressly intend that the purchase and sale transaction contemplated by this Agreement shall constitute an absolute conveyance of the Purchased Assets to MCIP without recourse, except as expressly provided in this Agreement. In furtherance of the foregoing, at Closing MRCC shall update its books and records to reflect the fact that the Purchased Assets have been sold and that MRCC and its Consolidated Subsidiaries no longer retain any ownership interest therein. The parties agree not to take any action inconsistent with such treatment.
1.6 Restricted Assets; Delayed Transfer Assets; Participation. If any Restricted Asset or Delayed Transfer Asset exists on the Effective Time, notwithstanding Sections 1.1 and 1.2, neither this Agreement nor the Assignment and Assumption Agreements nor any other document contemplated hereby shall constitute a sale, assignment, assumption, transfer, conveyance or delivery or an attempted sale, assignment, assumption, transfer, conveyance or delivery of such Restricted Asset or Delayed Transfer Asset unless and until, as applicable, the applicable Consent is obtained or the relevant transfer documentation has been completed and accepted by the administrative agent or other relevant third party, and prior to and following the Closing, MRCC shall use commercially reasonable efforts to obtain the Consent (with respect to a Restricted Asset) and/or complete the relevant documentation (with respect to a Delayed Transfer Asset) as soon as reasonably practicable. MCIP shall cooperate with MRCC in order to, as applicable, obtain each such Consent or to complete the relevant documentation (both prior to and after the Closing Date). Effective as of the Effective Time, MRCC shall grant MCIP a 100% participation interest in all Restricted Assets and Delayed Transfer Assets until such time as the required Consent is obtained (in the case of a Restricted Asset) or the relevant documentation completed and accepted by the administrative agent or other relevant third party (in the case of any Delayed Transfer Asset) and shall use commercially reasonable efforts to take all other actions necessary to provide MCIP after the Effective Time the full benefits (including economic) and rights of ownership of the Restricted Assets; provided, that, except for (i) customary and reasonable assignment fees, which shall be borne by MRCC, and (ii) customary and reasonable incidental costs in connection with any Consent, which shall be borne by the party incurring such costs, neither MRCC nor MCIP shall be required to pay any fees, costs, or other charges imposed by any third party as a condition to obtaining any Consent. In addition, after the Effective Time and prior to the receipt of such required Consent or completion and acceptance of any required documentation, MRCC shall, with respect to any Restricted Asset or Delayed Transfer Asset, take action, refrain from taking action, vote or abstain from voting, as directed by MCIP. Notwithstanding the foregoing, no participation interest or similar arrangement entered into pursuant to this Section 1.6 shall convey to MCIP the right to consent to any amendment, consent, waiver or other modification of any Purchased Loan Documents or Equity Governing Documents relating to any Restricted Assets or Delayed Transfer Asset to the extent that the conveyance of such right by MRCC to MCIP is contested by the counterparty to the relevant Purchased Loan Documents or Purchased Equity Interests, as applicable.
1.7 Repayment of Outstanding Indebtedness.
(a) At least five (5) Business Days prior to the Closing, MRCC shall deliver to MRCC a draft copy of customary payoff letters in form and substance reasonably satisfactory to MCIP relating to the Loan Repayment and the release of related Liens (the “Payoff Letters”). At or prior to the Closing, MRCC shall deliver to MCIP an executed copy of the Payoff Letters to be effective upon the Closing. MRCC shall, and shall cause its Consolidated Subsidiaries to, deliver all the documents required for the termination of commitments under the MRCC Loan Documents, subject to the occurrence of the Closing and the repayment in full of all principal and accrued interest, and any and all of the fees, costs, expenses, penalties and other amounts due and payable under the MRCC Loan Documents as of the Closing (including any such amounts that become due and payable as a result of the Transactions) (collectively, the “Loan Repayment”).
(b) MCIP shall reasonably cooperate with MRCC in connection with the Loan Repayment, including delivering payment in accordance with Section 1.9(b)(i). The Loan Repayment shall occur in the manner set forth in the Payoff Letters, and MRCC agrees take all such actions reasonably necessary to ensure that the Loan Repayment has been made in full and that all Liens on the Purchased Assets have been released, in each case at MRCC’s expense.
1.8 Certain Understandings. In the event that any asset reflected on the Schedule of Transferred Assets is held by a “blocker” entity (i.e. an entity that is a corporation for tax purposes), special purpose vehicle or other subsidiary of MRCC rather than directly by MRCC, the parties shall work together in good faith to effect such transfers in an efficient manner, including the transfer to MCIP of the equity of such blocker entity, special purpose vehicle or other subsidiary, taking into account the nature of such assets and tax consequences associated with such transfer and any business, tax, regulatory or other implications associated with the ownership of such assets by MCIP or its subsidiary following the Effective Time.
1.9 Closing. On the terms and subject to the conditions set forth in this Agreement, the closing of the Asset Purchase (the “Closing”) shall occur and be effective as of immediately prior to the to the Merger Effective Time (the “Effective Time”). The Closing shall take place by remote communication and by the exchange of signatures by electronic transmission on the date that is five (5) Business Days after the satisfaction or waiver of the latest to occur of the conditions set forth in Section 7.3 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), unless otherwise agreed in writing by the parties to this Agreement (the “Closing Date”).
(a) At the Closing, MRCC shall deliver to MCIP:
(i) a counterpart of each Assignment and Assumption Agreement relating to a Purchased Asset to be transferred at Closing, duly executed on behalf of MRCC and each Person from whom a Consent is required in connection with the transfer of such Purchased Asset (unless a separate Consent has been delivered);
(ii) the Purchased Loan Notes in the possession or control of MRCC or its Affiliates with respect to such Purchased Loans to be transferred at Closing;
(iii) the Purchased Loan Documents in the possession or control of MRCC or its Affiliates;
(iv) the Purchased Loan Files in the possession or control of MRCC or its Affiliates;
(v) certificates representing the Purchased Equity Interests (if applicable) to be transferred at Closing;
(vi) the Equity Governing Documents (or copies thereof);
(vii) the officer certificates contemplated by Section 8.2(a), (b) and (d);
(viii) an IRS Form W-9; and
(ix) such other documents as may be reasonably required to effect the intentions of the parties, executed by MRCC.
(b) At the Closing, MCIP shall deliver to MRCC:
(i) the Purchase Price, payable by wire transfer to an account specified by MRCC at least two (2) Business Days prior to the Closing Date; provided, however, if and to the extent necessary, MCIP shall deliver to a separate account specified by MRCC at least two (2) Business Days prior to the Closing Date such portion of the Purchase Price as required for the Loan Repayment;
(ii) a counterpart of each Assignment and Assumption Agreement relating to a Purchased Asset to be transferred at Closing, duly executed on behalf of MCIP;
(iii) the officer certificates contemplated by Section 8.3(a) and (b); and
(iv) such other documents as may be reasonably required to effect the intentions of the parties, executed by MCIP.
ARTICLE II
PURCHASE PRICE
2.1 Net Asset Value Calculation. MRCC shall deliver to MCIP a calculation of the fair value of the Purchased Assets as of a date mutually agreed between MCIP and MRCC, such date to be no earlier than 48 hours (excluding Sundays and holidays) prior to the Closing Date (such agreed date, the “Determination Date”), calculated by Monroe Advisor on behalf of MRCC in good faith as of such date and based on the same assumptions and methodologies (including, for the avoidance of doubt, no accruals for the effects of the Mergers and the transactions provided for by the Merger Agreement), and applying the same categories of adjustments (except as may be mutually agreed by the parties), used by Monroe Advisor in preparing the calculation of the last quarterly net asset value per share of common stock, par value $0.001 per share, of MRCC (the “MRCC Common Stock”), prior to the Closing Date (the “Closing MRCC Asset Value”); provided that Monroe Advisor shall update the calculation of the Closing MRCC Asset Value in the event that the Closing is subsequently materially delayed or there is more than a de minimis change to the Closing MRCC Asset Value prior to the Closing and as needed to ensure the Closing MRCC Asset Value is determined within 48 hours (excluding Sundays and holidays) prior to the Closing Date; provided further that the MRCC Board, including the MRCC Special Committee, shall be required to approve, and Monroe Advisor shall certify in writing to MCIP, the calculation of the Closing MRCC Asset Value.
2.2 Purchase Price. The aggregate consideration for the Purchased Assets shall be (a) an amount in cash equal to the Closing MRCC Asset Value (the “Purchase Price”) plus (b) the assumption by MCIP of the Assumed Obligations with respect to the Purchased Assets.
2.3 Payment of Purchase Price. At the Closing, MCIP shall pay, or cause to be paid, an amount equal to the Purchase Price to MRCC (or its designee) by wire transfer of immediately available funds to such account or accounts as directed in writing by MRCC prior to the Closing.

2.4 Withholding Rights. MCIP shall be entitled to deduct and withhold from amounts payable pursuant to this Agreement to MRCC such amounts as it determines in good faith are required to be deducted and withheld with respect to the making of such payment under the Code, or under any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld and paid over to the appropriate Governmental Entity, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the recipient.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF MRCC
Except with respect to matters that have been Previously Disclosed, MRCC hereby represents and warrants to MCIP that:
3.1 Corporate Organization.
(a) MRCC is a corporation duly incorporated and validly existing under the Laws of the State of Maryland and in good standing with the State Department of Assessments and Taxation of Maryland (the “SDAT”). MRCC has the requisite corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business as a foreign corporation in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, in each case, other than as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to MRCC. MRCC has duly elected to be regulated as a BDC, and such election has not been revoked or withdrawn and is in full force and effect.
(b) True, complete and correct copies of the Articles of Amendment and Restatement of MRCC (the “MRCC Charter”) and the Bylaws of MRCC (the “MRCC Bylaws”), as in effect as of the date of this Agreement, have previously been publicly filed by MRCC.
(c) Each Consolidated Subsidiary of MRCC (i) is duly incorporated or duly formed, as applicable to each such Consolidated Subsidiary, and validly existing and in good standing under the Laws of its jurisdiction of organization, (ii) has the requisite corporate (or similar) power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and (iii) is duly licensed or qualified to do business as a foreign corporation or other business entity in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, other than in the case of clauses (ii) and (iii), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to MRCC.
3.2 Capitalization.
(a) The authorized capital stock of MRCC consists of 100,000,000 shares of MRCC Common Stock, of which 21,666,340 were outstanding as of the close of business on August 6, 2025 (the “MRCC Capitalization Date”). All of the issued and outstanding shares of MRCC Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability with respect to MRCC attaching to the ownership thereof. As of the date of this Agreement, no Indebtedness having the right to vote on any matters on which stockholders of MRCC may vote (“Voting Debt”) is issued or outstanding. As of the MRCC Capitalization Date, except pursuant to MRCC’s dividend reinvestment plan, MRCC does not have and is not bound by any outstanding subscriptions, options, warrants, calls, rights, commitments or agreements of any character (“Rights”) calling for the purchase or issuance of, or the payment of any amount based on, any shares of MRCC Common Stock, Voting Debt or any other equity securities of MRCC or any securities representing the right to purchase or otherwise receive any shares of MRCC Common Stock, Voting Debt or other equity securities of MRCC.
(b) All of the issued and outstanding shares of capital stock or other equity ownership interests of each Consolidated Subsidiary of MRCC are owned by MRCC, directly or indirectly, free and clear of any Liens, and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable (in respect of corporate entities) and free of preemptive rights. No Consolidated Subsidiary of MRCC has or is bound by any outstanding Rights calling for the purchase or issuance of, or the payment of any amount based on, any shares of capital stock or any other equity security of such Consolidated Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Consolidated Subsidiary.

3.3 Authority; No Violation.
(a) MRCC has all requisite corporate power and authority to execute and deliver this Agreement and, subject to any Requisite Vote with respect to MRCC, to consummate the Transactions. The execution and delivery of this Agreement and the consummation of the Transactions have been duly and validly approved by the MRCC Board, including, after separate meetings and discussion, all of the Independent Directors of MRCC. The MRCC Board, including, after separate meetings and discussion, all of the Independent Directors of MRCC, has unanimously (i) determined that (A) this Agreement and the terms of the Transactions are advisable and in the best interests of MRCC and (B) the interests of MRCC’s existing stockholders will not be diluted (as provided under Rule 17a-8 of the Investment Company Act) as a result of the Transactions, (ii) approved the Stockholder Matters with respect to MRCC, (iii) directed that the Stockholder Matters with respect to MRCC be submitted to MRCC’s stockholders for approval at a duly held meeting of such stockholders (the “MRCC Stockholders Meeting”) and (iv) resolved to recommend that the stockholders of MRCC adopt and approve the Stockholder Matters with respect to MRCC (such recommendation, the “MRCC Board Recommendation”). Except for receipt of the Requisite Vote, the Transactions have been authorized by all necessary corporate action on the part of MRCC. This Agreement has been duly and validly executed and delivered by MRCC and (assuming due authorization, execution and delivery by MCIP and Monroe Advisor) constitutes the valid and binding obligation of MRCC, enforceable against MRCC in accordance with its terms (except as may be limited by bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar Laws of general applicability relating to or affecting the rights of creditors generally and subject to general principles of equity (the “Bankruptcy and Equity Exception”)).
(b) Neither the execution and delivery of this Agreement by MRCC, nor the consummation by MRCC of the Transactions, nor performance of this Agreement by MRCC, will (i) violate any provision of the MRCC Charter or the MRCC Bylaws, or (ii) assuming that the consents, approvals and filings referred to in Section 3.3(a) and Section 3.4 are duly obtained and/or made, (A) violate any Law or Order applicable to MRCC or any of its Consolidated Subsidiaries or (B) except as set forth in any Contract that was Previously Disclosed, violate, conflict with, result in a breach of or the loss of any benefit under, constitute a default (or an event that, with or without the giving of notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, require the consent, approval or authorization of, or notice to or filing with any third party with respect to, or result in the creation of any Lien upon any of the respective properties or assets of MRCC or any of its Consolidated Subsidiaries under, any of the terms, conditions or provisions of any Permit, Contract or other obligation to which MRCC or any of its Consolidated Subsidiaries is a party or by which any of them or any of their respective properties or assets is bound except, with respect to clause (ii)(B), any such violation, conflict, breach, loss, default, termination, cancellation, acceleration, consent, approval or creation that would not, individually or in the aggregate, reasonably be expected to be material to MRCC and its Consolidated Subsidiaries, taken as a whole. Section 3.3(b) of the MRCC Disclosure Schedule sets forth, to MRCC’s knowledge, any material consent fees payable to a third party in connection with the Transactions.
3.4 Governmental Consents. No consents or approvals of, or filings or registrations with, any Governmental Entity are necessary in connection with the consummation by MRCC of the Transactions, except for (i) the filing with the SEC of the Proxy Statement, (ii) any notices or filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (iii) the reporting of this Agreement on a Current Report on Form 8-K and (iv) any such consents, approvals, filings or registrations that the failure to obtain or make would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on MRCC.
3.5 Reports.
(a) MRCC has timely filed or furnished all forms, statements, certifications, reports and documents that it was required to file or furnish since January 1, 2022 (the “Applicable Date”) with the SEC (such forms, statements, certifications, reports and documents filed or furnished since the Applicable Date, including any amendments thereto, the “MRCC SEC Reports”), except as would not, individually or in the aggregate, reasonably be expected to be material to MRCC and its Consolidated Subsidiaries taken as a whole. To MRCC’s knowledge, no MRCC SEC Report, at the time filed or furnished with the SEC, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading. To MRCC’s knowledge, all MRCC SEC Reports, as of their respective dates, complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto. None of the Consolidated Subsidiaries of MRCC is required to make any filing with the SEC.
(b) Neither MRCC nor any of its Consolidated Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any Contract, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, any Governmental Entity that currently restricts in any material respect the conduct of its business (or to MRCC’s knowledge that, upon consummation of the Transactions, would restrict in any material respect the conduct of the business of MCIP or any of its Consolidated Subsidiaries), or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management or its business, other than those of general application that apply to similarly situated BDCs or their Consolidated Subsidiaries, nor has MRCC or any of its Consolidated Subsidiaries been advised in writing or, to the knowledge of MRCC, verbally, by any Governmental Entity that it is considering issuing, initiating, ordering, or requesting any of the foregoing.
(c) MRCC has made available to MCIP all material correspondence with the SEC since the Applicable Date and, as of the date of this Agreement, to the knowledge of MRCC (i) there are no unresolved comments from the SEC with respect to the MRCC SEC Reports or any SEC examination of MRCC and (ii) none of the MRCC SEC Reports is subject to any ongoing review by the SEC.

3.6 MRCC Financial Statements.
(a) The consolidated financial statements, including the related consolidated schedules of investments, of MRCC and its Consolidated Subsidiaries included (or incorporated by reference) in the MRCC SEC Reports (including the related notes, where applicable) (i) fairly present in all material respects the consolidated results of operations, cash flows, changes in stockholders’ equity and consolidated financial position of MRCC and its Consolidated Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (except that unaudited statements may not contain notes and are subject to recurring year-end audit adjustments normal in nature and amount), (ii) to MRCC’s knowledge, have complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto and (iii) have been prepared in all material respects in accordance with U.S. generally accepted accounting principles (“GAAP”) consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. Neither KPMG LLP (“KPMG”) nor RSM US LLP (“RSM”) has resigned, threatened resignation or been dismissed as MRCC’s independent public accountant as a result of or in connection with any disagreements with MRCC on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.
(b) Except for (A) liabilities reflected or reserved against on the consolidated audited balance sheet of MRCC as of December 31, 2024 included in the audited financial statements set forth in MRCC’s annual report on Form 10-K for the year ended December 31, 2024 (the “MRCC Balance Sheet”), (B) liabilities reflected or reserved against on the consolidated unaudited balance sheet of MRCC as of March 31, 2025 included in the unaudited financial statements set forth in MRCC’s quarterly report on Form 10-Q for the quarterly period ended March 31, 2025 (the “MRCC Interim Balance Sheet”), (C) liabilities incurred in the ordinary course of business since March 31, 2025, (D) liabilities incurred in connection with this Agreement and the Transactions, (E) liabilities otherwise disclosed in the MRCC SEC Reports and (F) liabilities that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to MRCC, neither MRCC nor any of its Consolidated Subsidiaries has any liabilities that would be required to be reflected or reserved against in the MRCC Balance Sheet or the MRCC Interim Balance Sheet in accordance with GAAP.
(c) Neither MRCC nor any of its Consolidated Subsidiaries is a party to or has any commitment to become a party to any off-balance sheet joint venture, partnership or similar contract with any unconsolidated Affiliate or “off-balance sheet arrangement” (as defined in Item 303(a) of Regulation S-K promulgated under the Exchange Act) where the result or purpose of such contract or arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, MRCC and its Consolidated Subsidiaries in the MRCC SEC Reports.
(d) Since the Applicable Date, (i) neither MRCC nor any of its Consolidated Subsidiaries nor, to the knowledge of MRCC, any director, officer, auditor, accountant or representative of MRCC or any of its Consolidated Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of MRCC or any of its Consolidated Subsidiaries or their respective internal accounting controls, including any complaint, allegation, assertion or claim that MRCC or any of its Consolidated Subsidiaries has engaged in questionable or illegal accounting or auditing practices or maintains inadequate internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act), and (ii) no attorney representing MRCC or any of its Consolidated Subsidiaries, whether or not employed by MRCC or any of its Consolidated Subsidiaries, has reported evidence of a material violation of securities laws, breach of duty or similar violation by MRCC or any of its directors, officers or agents to the MRCC Board or any committee thereof or to any director or officer of MRCC.
(e) Neither MRCC nor any of its Consolidated Subsidiaries is a party to any off-balance sheet arrangement with respect to MRCC (as defined in Item 303(a)(4) of Regulation S-K promulgated under the Exchange Act).
(f) To MRCC’s knowledge, since the Applicable Date, each of KPMG and RSM, each of which expressed its opinion with respect to the financial statements of MRCC and its Consolidated Subsidiaries included in the MRCC SEC Reports (including the related notes), has, for the period it has served as MRCC’s independent accounting firm, been (i) “independent” with respect to MRCC and its Consolidated Subsidiaries within the meaning of Regulation S-X, and (ii) in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the related rules of the SEC and the Public Company Accounting Oversight Board.
(g) The principal executive officer and principal financial officer of MRCC have made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 and any related rules and regulations promulgated by the SEC (collectively, the “Sarbanes-Oxley Act”), and the statements contained in any such certifications are complete and correct, and MRCC is otherwise in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act.
(h) MRCC has in all material respects:
(i) designed and maintained a system of disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) promulgated under the Exchange Act) to ensure that all information (both financial and non-financial) required to be disclosed by MRCC in the reports that it files or submits to the SEC under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that such information is accumulated and communicated to MRCC’s management as appropriate to allow timely decisions regarding required disclosure and to allow MRCC’s principal executive officer and principal financial officer to make the certifications required under the Exchange Act with respect to such reports;

(ii) designed and maintained a system of internal controls over financial reporting sufficient to provide reasonable assurance concerning the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization, (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (E) MRCC’s management, with the participation of MRCC’s principal executive and financial officers, has completed an assessment of the effectiveness of MRCC’s internal controls over financial reporting for the fiscal year ended December 31, 2024 in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act, and such assessment concluded that MRCC maintained, in all material respects, effective internal control over financial reporting as of December 31, 2024, using the framework specified in MRCC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024;
(iii) (A) disclosed, based on its most recent evaluation, to its auditors and the audit committee of the MRCC Board (1) any significant deficiencies or material weaknesses (as defined in the relevant Statement of Auditing Standards) in the design or operation of MRCC’s internal controls over financial reporting that are reasonably likely to adversely affect its ability to record, process, summarize and report financial data and (2) any fraud, whether or not material, that involves management or other individuals who have a significant role in its internal controls over financial reporting and (B) identified for MRCC’s auditors any material weaknesses in internal controls; and
(iv) provided to MCIP true, complete and correct copies of any of the foregoing disclosures to its auditors or the audit committee of the MRCC Board that have been made in writing from the Applicable Date through the date hereof, and will promptly provide to MCIP true, complete and correct copies of any such disclosures that are made after the date hereof.
(i) The fair market value of MRCC’s investments as of December 31, 2024 (i) was determined in accordance with Accounting Standards Codification, “Fair Value Measurement (Topic 820)”, issued by the Financial Accounting Standards Board (“ASC Topic 820”) and (ii) reflects a reasonable estimate of the fair value of such investments as determined in good faith, after due inquiry, by Monroe Advisor, as valuation designee of MRCC, in accordance with Rule 2a-5.
(j) To MRCC’s knowledge, there is no fraud or suspected fraud affecting MRCC involving management of MRCC or employees of Monroe Advisor who have significant roles in MRCC’s internal control over financial reporting, when such fraud could have a material effect on MRCC’s consolidated financial statements.
3.7 Broker’s Fees. Neither MRCC nor any of its Consolidated Subsidiaries nor any of their respective directors, officers or agents has utilized any broker, finder or financial advisor or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Transactions, other than to Houlihan Lokey Capital, Inc. pursuant to a letter agreement, a true, complete and correct copy of which has been previously delivered to MCIP.
3.8 Absence of Changes or Events. Since December 31, 2024 and except as set forth in Section 3.8 of the MRCC Disclosure Schedules, (i) except as expressly permitted or required by or in connection with the execution and delivery of this Agreement and the consummation of the Transactions, the business of MRCC and its Consolidated Subsidiaries has been conducted in the ordinary course of business, (ii) there has not been any Effect that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to MRCC and (iii) there has not been any material action that, if it had been taken after the date hereof, would have required the consent of MCIP under Section 6.1 or 6.2.
3.9 Compliance with Applicable Law; Permits.
(a) Each of MRCC and each of its Consolidated Subsidiaries is in compliance, and has been operated in compliance, in all material respects, with all applicable Laws, including, if and to the extent applicable, the Investment Company Act, the Securities Act and the Exchange Act other than as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to MRCC. MRCC has not received any written or, to MRCC’s knowledge, oral notification from a Governmental Entity of any material non-compliance with any applicable Laws, which non-compliance would, individually or in the aggregate, reasonably be expected to be material to MRCC and its Consolidated Subsidiaries, taken as a whole.
(b) MRCC is in compliance, and since the Applicable Date, has complied with its investment policies and restrictions and portfolio valuation methods, if any, as such policies and restrictions have been set forth in its registration statement (as amended from time to time) or reports that it has filed with the SEC under the Exchange Act and applicable Laws, if any, other than any non-compliance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to MRCC.
(c) MRCC has written policies and procedures adopted pursuant to Rule 38a-1 under the Investment Company Act that are reasonably designed to prevent material violations of the “Federal Securities Laws,” as such term is defined in Rule 38a-1(e)(1) under the Investment Company Act. There have been no “Material Compliance Matters” for MRCC, as such term is defined in

Rule 38a-1(e)(2) under the Investment Company Act, other than those that have been reported to the MRCC Board and satisfactorily remedied or are in the process of being remedied or those that would not, individually or in the aggregate, reasonably be expected to be material to MRCC and its Consolidated Subsidiaries, taken as a whole.
(d) Each of MRCC and each of its Consolidated Subsidiaries holds and is in compliance with all Permits required in order to permit MRCC and each of its Consolidated Subsidiaries to own or lease their properties and assets and to conduct their businesses under and pursuant to all applicable Law as presently conducted, other than any failure to hold or non-compliance with any such Permit that would not, individually or in the aggregate, reasonably be expected to be material to MRCC and its Consolidated Subsidiaries, taken as a whole. All such Permits are valid and in full force and effect, except as would not, individually or in the aggregate, reasonably be expected to be material to MRCC and its Consolidated Subsidiaries, taken as a whole. MRCC has not received any written or, to MRCC’s knowledge, oral notification from a Governmental Entity of any material non-compliance with any such Permits, and no Proceeding is pending or threatened in writing to suspend, cancel, modify, revoke or materially limit any such Permits, which Proceeding would, individually or in the aggregate, reasonably be expected to be material to MRCC and its Consolidated Subsidiaries, taken as a whole.
(e) No “affiliated person” (as defined under the Investment Company Act) of MRCC has been subject to disqualification to serve in any capacity contemplated by the Investment Company Act for any investment company (including a BDC) under Sections 9(a) and 9(b) of the Investment Company Act, unless, in each case, such Person has received exemptive relief from the SEC with respect to any such disqualification. There is no material Proceeding pending and served or, to the knowledge of MRCC, threatened that would result in any such disqualification.
(f) The minute books and other similar records of MRCC maintained since the Applicable Date contain a true and complete record in all material respects of all action taken at all meetings and by all written consents in lieu of meetings of the stockholders of MRCC, the MRCC Board and any committees of the MRCC Board.
3.10 MRCC Information. None of the information supplied or to be supplied by MRCC for inclusion or incorporation by reference in the Proxy Statement will, at the date the Proxy Statement or any amendment or supplement is first mailed to stockholders of MRCC or at the time of the MRCC Stockholders Meeting contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, except that no representation or warranty is made by MRCC with respect to information supplied by MCIP or Monroe Advisor for inclusion or incorporation by reference in the Proxy Statement.
3.11 Taxes and Tax Returns.
(a) MRCC and each of its Consolidated Subsidiaries has duly and timely filed (taking into account all applicable extensions) all material Tax Returns required to be filed (including with respect any Tax withholding with respect to the Purchased Assets) by it on or prior to the date of this Agreement (all such Tax Returns being accurate and complete in all material respects) with respect to the Purchased Assets,
(b) There are no encumbrances on any of the Purchased Assets that arose in connection with any failure to pay any Tax other than statutory liens for Taxes not yet delinquent.
(c) MRCC and each of its Consolidated Subsidiaries have withheld or collected and paid (or set aside for payment when due) all material Taxes required to be withheld or collected and paid with respect to the Purchased Assets.
(d) There is no proceeding, assessment or judgment currently pending against the Purchased Assets, and no written notification of an intention to conduct an examination of Taxes with respect to the Purchased Assets, written request for information related to Tax with respect to the Purchased Assets, or written notice of deficiency or proposed adjustment for any amount of Tax with respect to the Purchased Assets has been received by MRCC or any of its Consolidated Subsidiaries from any governmental body, or threatened in writing by any governmental body.
(e) Each of the Purchased Loans are in “registered form” within the meaning of the Code for U.S. federal income tax purposes. None of the Purchased Assets consist of (or otherwise relate to) real property.
3.12 Litigation. There are no (a) material Proceedings pending or, to MRCC’s knowledge, threatened against MRCC or any of its Consolidated Subsidiaries, and (b) Proceedings pending or, to MRCC’s knowledge, threatened against MRCC or any of its Consolidated Subsidiaries with respect to any Purchased Asset. There is no Order binding upon MRCC or any of its Consolidated Subsidiaries other than such Orders as would not, individually or in the aggregate, reasonably be expected to be material to MRCC and its Consolidated Subsidiaries, taken as a whole.
3.13 Purchased Loan Documents and Purchased Equity Governing Documents.
(a) Each Purchased Loan Document to which MRCC or any of its Consolidated Subsidiaries is a party constitutes the legal, valid and binding obligations of MRCC or such Consolidated Subsidiary and, to the knowledge of MRCC, the applicable Borrower, enforceable against MRCC or such Consolidated Subsidiary and, to the knowledge of MRCC, the applicable Borrower, in accordance with their respective terms (subject to the Bankruptcy and Equity Exception).

(b) Complete and correct copies of all the Purchased Loan Documents in the possession of MRCC, including all material modifications, amendments and supplements thereto, have been made available to MCIP or will be made available to MCIP prior to the Closing. Except as set forth in such documents provided, or to be provided, to MCIP, the Purchased Loan Documents (A) have not been modified in any material respect, satisfied or canceled in whole or in part (except for repayments occurring after the date of the Purchased Loan Schedule), or subordinated to any other indebtedness of the applicable Borrower and (B) are not subject to any release or compliance waiver that is currently in effect as to any provision thereof (or, if such release or compliance waiver exists, was made available to MCIP), except for any such release or compliance waiver that is not material to MRCC.
(c) Each Purchased Equity Governing Document to which MRCC or any of its Consolidated Subsidiaries is a party constitute the legal, valid and binding obligations of MRCC or such Consolidated Subsidiary, enforceable against MRCC or such Consolidated Subsidiary in accordance with their respective terms (subject to the Bankruptcy and Equity Exception).
(d) The Schedule of Transferred Assets is accurate in all material respects as of the Determination Date and will be accurate in all material respects as of the Closing Date.
3.14 Purchased Assets; Title to Purchased Assets; Solvency.
(a) Except as set forth in Section 3.14 of the MRCC Disclosure Schedule, to MRCC’s knowledge, there are no actions, suits or proceedings pending in which one of the Borrowers has (i) filed, or consented (by answer or otherwise) to the filing against it, of a petition for relief under any bankruptcy or insolvency law of any jurisdiction, (ii) made an assignment for the benefit of its creditors, (iii) consented to the appointment of a custodian, receiver, trustee, liquidator or other judicial officer with similar power over itself or any substantial part of its property, (iv) been adjudicated by a court to be insolvent, or (v) taken corporate or partnership action for the purpose of authorizing any of the foregoing. Neither MRCC nor, to MRCC’s knowledge, any Borrower is in breach of or under default pursuant to the terms, conditions or provisions of, any Purchased Loan Documents or Equity Governing Documents. No event or condition exists that constitutes or, after notice or lapse of time or both, will constitute, a breach, violation or default on the part of MRCC or any of its Consolidated Subsidiaries or, to MRCC’s knowledge, any other party thereto under any Purchased Loan Document. There are no disputes pending or, to the MRCC’s knowledge, threatened with respect to any Purchased Loan Document or Equity Governing Document.
(b) Except as set forth in Section 3.14(b) of the MRCC Disclosure Schedule, MRCC or its relevant Consolidated Subsidiary is the sole owner and holder of the Purchased Assets and MRCC or its relevant Consolidated Subsidiary has and, as of the Closing (or such later date of transfer of the relevant Purchased Asset in accordance with, but subject to, Section 1.6), will transfer, convey and assign to MCIP, and MCIP shall have immediately following the Closing (or such later date of transfer, as applicable), good and marketable title and all legal and beneficial interest in and to all of the Purchased Assets, free and clear of any Liens other than Permitted Liens (but subject to the terms of the Purchased Loan Documents or the Equity Governing Documents and restrictions on transfer arising under Applicable Law). Except as set forth in Section 3.14(b) of the MRCC Disclosure Schedule, none of the Purchased Loans are subject to a participation or other participating or other interest of any nature whatsoever pursuant to which MRCC has participated its interests (or sold a participating or other interest) in such Purchased Loan.
(c) Immediately after giving effect to the transactions contemplated by this Agreement, each of MRCC and its subsidiaries will (a) be able to pay their respective debts as they become due, (b) own property which has a fair saleable value greater than the amounts required to pay their respective debts (including a reasonable estimate of the amount of all contingent liabilities) and (c) have adequate capital to carry on their respective businesses. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of MRCC or its subsidiaries.
3.15 State Takeover Laws. No restrictions on “business combinations” set forth in any “moratorium,” “control share,” “fair price,” “takeover” or “interested stockholder” Law (any such laws, “Takeover Statutes”) are applicable to this Agreement, the Asset Purchase or the other Transactions.
3.16 Valuation. Except as may be mutually agreed by the parties, the value of each investment asset owned by MRCC that is used in connection with the computations made by MRCC pursuant to Section 2.1 will be determined in accordance with the valuation policies and procedures approved by the MRCC Board as of February 24, 2025 and set forth in MRCC’s compliance policies and procedures and no exceptions to such valuation policies and procedures have been or will be permitted in valuing such assets in connection with the computations pursuant to Section 2.1 for purposes of this Agreement, and the value of all assets owned by MRCC other than investment assets that are used in connection with the computations made by MRCC pursuant to Section 2.1 will be determined in accordance with GAAP. Except as may be mutually agreed by the parties, all valuations made by third-party valuation agents for such purposes will be made only by valuation agents that have been approved by MRCC’s valuation designee under Rule 2a-5 or the MRCC Board as of February 24, 2025. Except as may be mutually agreed by the parties, the fair value of any portfolio securities for which fair value determinations were made by MRCC’s valuation designee under Rule 2a-5 or the MRCC Board for purposes of such computations were or will be determined by MRCC’s valuation designee under Rule 2a-5 or the MRCC Board in good faith in accordance with the valuation methods set forth in MRCC’s valuation policies and procedures adopted by the MRCC Board as of February 24, 2025.

3.17 Opinion of Financial Advisor. Prior to the execution of this Agreement, the MRCC Special Committee has received the opinion of Houlihan Lokey Capital, Inc., financial advisor to the MRCC Special Committee, to the effect that, as of the date of such opinion and based upon and subject to the various assumptions, limitations, qualifications and other matters set forth therein, the Exchange Ratio in the Merger was fair, from a financial point of view, to the holders of MRCC Common Stock other than HRZN, MCIP, Monroe Advisor, Horizon Technology Finance Management LLC and their respective affiliates.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF MCIP
Except with respect to matters that have been Previously Disclosed, MCIP hereby represents and warrants to MRCC that:
4.1 Corporate Organization.
(a) MCIP is a corporation duly incorporated and validly existing under the Laws of the State of Maryland and in good standing with the SDAT. MCIP has the requisite corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business as a foreign corporation in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, in each case, other than as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to MCIP. MCIP has duly elected to be regulated as a BDC, and such election has not been revoked or withdrawn and is in full force and effect.
(b) True, complete and correct copies of the Articles of Amendment and Restatement of MCIP (the “MCIP Charter”) and the Amended and Restated Bylaws of MCIP (the “MCIP Bylaws”), as in effect as of the date of this Agreement, have previously been publicly filed by MCIP.
4.2 Authority; No Violation.
(a) MCIP has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution and delivery of this Agreement and the consummation of the Transactions have been duly and validly approved by the MCIP Board, including, after separate meetings and discussion, all of the Independent Directors of MCIP. The MCIP Board, including, after separate meetings and discussion, all of the Independent Directors of MCIP, has unanimously determined that (i) this Agreement and the terms of the Transactions are advisable and in the best interests of MCIP and (ii) the interests of MCIP’s existing stockholders will not be diluted (as provided under Rule 17a-8 of the Investment Company Act) as a result of the Transactions. The Transactions have been authorized by all necessary corporate action on the part of MCIP. This Agreement has been duly and validly executed and delivered by MCIP (assuming due authorization, execution and delivery by MRCC and Monroe Advisor) and constitutes the valid and binding obligation of each of MCIP, enforceable against each of MCIP in accordance with its terms (except as may be limited by the Bankruptcy and Equity Exception).
(b) Neither the execution and delivery of this Agreement by MCIP, nor the consummation by MCIP of the Transactions, nor performance of this Agreement by MCIP, will (i) violate any provision of the MCIP Charter, MCIP Bylaws or (ii) assuming that the consents, approvals and filings referred to in Section 4.2(a) and Section 4.3 are duly obtained and/or made, (A) violate any Law or Order applicable to MCIP or any of its Consolidated Subsidiaries or (B) except as set forth in any Contract that was Previously Disclosed, violate, conflict with, result in a breach of or the loss of any benefit under, constitute a default (or an event that, with or without the giving of notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, require the consent, approval or authorization of, or notice to or filing with any third-party with respect to, or result in the creation of any Lien upon any of the respective properties or assets of MCIP or any of its Consolidated Subsidiaries under, any of the terms, conditions or provisions of any Permit, Contract or other obligation to which MCIP or any of its Consolidated Subsidiaries is a party or by which any of them or any of their respective properties or assets is bound except, with respect to clause (ii)(B), any such violation, conflict, breach, loss, default, termination, cancellation, acceleration, consent, approval or creation that would not, individually or in the aggregate, reasonably be expected to be material to MCIP and its Consolidated Subsidiaries, taken as a whole. Section 4.2(b) of the MCIP Disclosure Schedule sets forth, to MCIP’s knowledge, any material consent fees payable to a third party in connection with the Transactions.
4.3 Governmental Consents. No consents or approvals of, or filings or registrations with, any Governmental Entity are necessary in connection with the consummation by MCIP of the Transactions, except for (i) the filing with the SEC of the Proxy Statement in definitive form, (ii) any notices or filings under the HSR Act, (iii) the reporting of this Agreement on a Current Report on Form 8-K, (iv) any such notices or filings which have been Previously Disclosed to MRCC and (v) any such consents, approvals, filings or registrations that the failure to obtain or make would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on MCIP.
4.4 Reports.
(a) MCIP has timely filed or furnished all forms, statements, certifications, reports and documents that it was required to file or furnish since the Applicable Date with the SEC (such forms, statements, certifications, reports and documents filed or furnished since the Applicable Date, including any amendments thereto, the “MCIP SEC Reports”), except as would not, individually or in the aggregate, reasonably be expected to be material to MCIP and its Consolidated Subsidiaries taken as a whole. To MCIP’s knowledge, no MCIP SEC Report, at the time filed or furnished with the SEC, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading. To MCIP’s knowledge, all MCIP SEC Reports, as of their respective dates, complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto. None of the Consolidated Subsidiaries of MCIP is required to make any filing with the SEC.
(b) Neither MCIP nor any of its Consolidated Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any Contract, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, any Governmental Entity that currently restricts in any material respect the conduct of its business (or to MCIP’s knowledge that, upon consummation of the Transactions, would restrict in any material respect the conduct of the business of MCIP or any of its Consolidated Subsidiaries), or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management or its business, other than those of general application that apply to similarly situated BDCs or their Consolidated Subsidiaries, nor has MCIP or any of its Consolidated Subsidiaries been advised in writing or, to the knowledge of MCIP, verbally, by any Governmental Entity that it is considering issuing, initiating, ordering, or requesting any of the foregoing.
4.5 MCIP Financial Statements.
(a) The consolidated financial statements, including the related consolidated schedules of investments, of MCIP and its Consolidated Subsidiaries included (or incorporated by reference) in the MCIP SEC Reports (including the related notes, where applicable) (i) fairly present in all material respects the consolidated results of operations, cash flows, changes in stockholders’ equity and consolidated financial position of MCIP and its Consolidated Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (except that unaudited statements may not contain notes and are subject to recurring year-end audit adjustments normal in nature and amount), (ii) to MCIP’s knowledge, have complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto and (iii) have been prepared in all material respects in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. Neither KPMG nor RSM has resigned, threatened resignation or been dismissed as MCIP’s independent public accountant as a result of or in connection with any disagreements with MCIP on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.
(b) Except for (A) liabilities reflected or reserved against on the consolidated audited balance sheet of MCIP as of December 31, 2024 included in the audited financial statements set forth in MCIP’s annual report on Form 10-K for the year ended December 31, 2024 (the “MCIP Balance Sheet”), (B) liabilities reflected or reserved against on the consolidated unaudited balance sheet of MCIP as of March 31, 2025 included in the unaudited financial statements set forth in MCIP’s quarterly report on Form 10-Q for the quarterly period ended March 31, 2025 (the “MCIP Interim Balance Sheet”), (C) liabilities incurred in the ordinary course of business since March 31, 2025, (D) liabilities incurred in connection with this Agreement and the Transactions, (E) liabilities otherwise disclosed in the MCIP SEC Reports and (F) liabilities that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on MCIP or its Consolidated Subsidiaries, neither MCIP nor any of its Consolidated Subsidiaries has any liabilities that would be required to be reflected or reserved against in the MCIP Balance Sheet or the MCIP Interim Balance Sheet in accordance with GAAP.
(c) Neither MCIP nor its Consolidated Subsidiaries is a party to or has any commitment to become a party to any off-balance sheet joint venture, partnership or similar contract with any unconsolidated Affiliate or “off-balance sheet arrangement” (as defined in Item 303(a) of Regulation S-K promulgated under the Exchange Act) where the result or purpose of such contract or arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, MCIP and its Consolidated Subsidiaries in the MCIP SEC Reports.
4.6 Broker’s Fees. Neither MCIP nor any of its Consolidated Subsidiaries nor any of their respective directors, officers or agents has utilized any broker, finder or financial advisor or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Transactions, other than to Keefe, Bruyette & Woods, Inc. pursuant to a letter agreement, a true, complete and correct copy of which has been previously delivered to MRCC.
4.7 Compliance with Applicable Law; Permits.
(a) Each of MCIP and each of its Consolidated Subsidiaries is in compliance, and has been operated in compliance, in all material respects, with all applicable Laws, including, if and to the extent applicable, the Investment Company Act, the Securities Act and the Exchange Act, other than as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to MCIP. MCIP has not received any written or, to MCIP’s knowledge, oral notification from a Governmental Entity of any material non-compliance with any applicable Laws, which non-compliance would, individually or in the aggregate, reasonably be expected to be material to MCIP and its Consolidated Subsidiaries, taken as a whole.
(b) MCIP is in compliance, and since the Applicable Date, has complied with its investment policies and restrictions and portfolio valuation methods, if any, as such policies and restrictions have been set forth in its registration statement (as amended from time to time) or reports that it has filed with the SEC under the Exchange Act and applicable Laws, if any, other than any non-compliance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to MCIP.

(c) MCIP has written policies and procedures adopted pursuant to Rule 38a-1 under the Investment Company Act that are reasonably designed to prevent material violations of the “Federal Securities Laws,” as such term is defined in Rule 38a-1(e)(1) under the Investment Company Act. There have been no “Material Compliance Matters” for MCIP, as such term is defined in Rule 38a-1(e)(2) under the Investment Company Act, other than those that have been reported to the MCIP Board and satisfactorily remedied or are in the process of being remedied or those that would not, individually or in the aggregate, reasonably be expected to be material to MCIP and its Consolidated Subsidiaries, taken as a whole.
(d) Each of MCIP and its Consolidated Subsidiaries holds and is in compliance with all Permits required in order to permit MCIP and its Consolidated Subsidiaries to execute and perform this Agreement and to acquire and own the Purchased Assets and to perform the Assumed Obligations.
4.8 MCIP Information. None of the information supplied or to be supplied by MCIP for inclusion or incorporation by reference in the Proxy Statement will, at the date the Proxy Statement or any amendment or supplement is first mailed to either party’s stockholders or at the time of either party’s stockholders meeting if applicable, in each case, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, except that no representation or warranty is made by MCIP with respect to information supplied by MRCC or Monroe Advisor for inclusion or incorporation by reference in the Proxy Statement.
4.9 Litigation. There are no material Proceedings pending or, to MCIP’s knowledge, threatened against MCIP or any of its Consolidated Subsidiaries. There is no Order binding upon MCIP or any of its Consolidated Subsidiaries other than such Orders as would not, individually or in the aggregate, reasonably be expected to be material to MCIP and its Consolidated Subsidiaries, taken as a whole.
4.10 State Takeover Laws. No restrictions on “business combinations” set forth in any Takeover Statutes are applicable to this Agreement or the Transactions.
4.11 Availability of Funds. MCIP has immediately available funds in cash or cash equivalents, commitments, or available under lines of credit in effect as of the date hereof, and at Closing will have sufficient immediately available funds in cash or cash equivalents, in each case as necessary to pay the full amount of the Purchase Price in accordance with the terms of this Agreement.
4.12 Status of MCIP. MCIP (i) is a “sophisticated” investor and/or an “accredited” investor as that term is defined in Rule 501 of Regulation D under the Securities Act, and a “qualified purchaser” as defined in Section 2(a)(51) of the Investment Company Act, (ii) is able to bear the economic risk associated with the purchase of the Purchased Assets and the assumption of the Assumed Obligations, (iii) has such knowledge and experience so as to be aware of the risks and uncertainties inherent in the purchase of rights and assumption of liabilities, including the Assumed Obligations, of the type contemplated in this Agreement, and (iv) has independently and without reliance upon MRCC, and based upon such information as MCIP has deemed appropriate, made its own analysis and decision to enter into this Agreement, except as set forth in Section 7.10. Without characterizing any Purchased Asset as a “security” within the meaning of the Securities Act or any other securities laws, MCIP is not purchasing the Purchased Assets with a view towards sale or distribution thereof in violation of the Securities Act.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF MONROE ADVISOR
Except with respect to matters set forth in the Monroe Advisor Disclosure Schedule, Monroe Advisor hereby represents and warrants to MRCC and MCIP that:
5.1 Organization. Monroe Advisor is a limited liability company organized and validly existing under the Laws of the State of Delaware and in good standing with the Secretary of State of the State of Delaware. Monroe Advisor has the requisite limited liability company power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business as a foreign corporation in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, in each case, other than as would not, individually or in the aggregate, reasonably be expected to prevent Monroe Advisor from timely performing its material obligations under this Agreement or from consummating the Transactions or have a Material Adverse Effect with respect to MRCC or MCIP, as applicable.
5.2 Authority; No Violation.
(a) Monroe Advisor has all requisite limited liability company power and authority to execute and deliver this Agreement. The execution and delivery of this Agreement has been duly and validly approved by the sole member or manager of Monroe Advisor. This Agreement has been duly and validly executed and delivered by Monroe Advisor and (assuming due authorization, execution and delivery by MRCC and MCIP) constitutes the valid and binding obligation of Monroe Advisor, enforceable against Monroe Advisor in accordance with its terms (except as may be limited by the Bankruptcy and Equity Exception).
(b) Neither the execution and delivery of this Agreement by Monroe Advisor, nor the consummation of the Transactions, nor performance of this Agreement by Monroe Advisor, will (i) violate any provision of the certificate of formation of Monroe Advisor or the limited liability company agreement of Monroe Advisor or (ii) (A) violate any Law or Order applicable to Monroe Advisor or (B) violate, conflict with, result in a breach of or the loss of any benefit under, constitute a default (or an event that, with or without the giving of notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, require the consent, approval or authorization of, or notice to or filing with any third-party with respect to, or result in the creation of any Lien upon any of the respective properties or assets Monroe Advisor under, any of the terms, conditions or provisions of any Permit, Contract or other obligation to which Monroe Advisor is a party or by which its properties or assets is bound except, with respect to clause (ii)(B), any such violation, conflict, breach, loss, default, termination, cancellation, acceleration, consent, approval or creation that would not, individually or in the aggregate, reasonably be expected to prevent Monroe Advisor from timely performing its material obligations under this Agreement or from consummating the Transactions or have a Material Adverse Effect with respect to MRCC or MCIP, as applicable.
(c) No consents or approvals of, or filings or registrations with, any Governmental Entity are necessary in connection with the execution, delivery or performance of this Agreement by Monroe Advisor, except for any such consents, approvals, filings or registrations that the failure to obtain or make would not, individually or in the aggregate, reasonably be expected to prevent Monroe Advisor from timely performing its material obligations under this Agreement or from consummating the Transactions or have a Material Adverse Effect with respect to MRCC or MCIP, as applicable.
5.3 Compliance with Applicable Law; Permits.
(a) Monroe Advisor is, and at all times required by the Investment Advisers Act when Monroe Advisor has been the investment adviser to MCIP or MRCC, as applicable, has been, duly registered as an investment adviser under the Investment Advisers Act. Monroe Advisor is, and at all times required by applicable Law (other than the Investment Advisers Act) when Monroe Advisor has been the investment adviser to MCIP or MRCC, as applicable, has been, duly registered, licensed or qualified as an investment adviser in each state or any other jurisdiction where the conduct of its business requires such registration, licensing or qualification, except where the failure to be so registered, licensed or qualified would not prevent Monroe Advisor from timely performing its material obligations under this Agreement or from consummating the Transactions or have a Material Adverse Effect with respect to MRCC or MCIP.
(b) Monroe Advisor is in compliance, and has been operated in compliance, in all material respects, with all applicable Laws with regard to its management of each of MRCC and MCIP, as applicable, including, if and to the extent applicable, the Investment Advisers Act, Investment Company Act, the Securities Act and the Exchange Act other than as would not, individually or in the aggregate, reasonably be expected to prevent Monroe Advisor from timely performing its material obligations under this Agreement or from consummating the Transactions or have a Material Adverse Effect with respect to MRCC or MCIP, as applicable. Monroe Advisor has not received any written or, to Monroe Advisor’s knowledge, oral notification from a Governmental Entity of any material non-compliance with any applicable Laws with regard to its management of each of MRCC and MCIP, as applicable, which non-compliance would, individually or in the aggregate, reasonably be expected to prevent Monroe Advisor from timely performing its material obligations under this Agreement or from consummating the Transactions or have a Material Adverse Effect with respect to MRCC or MCIP, as applicable.
(c) Monroe Advisor holds and is in compliance with all Permits required in order to permit Monroe Advisor to own or lease its properties and assets and to conduct its business under and pursuant to all applicable Law as presently conducted, other than any failure to hold or non-compliance with any such Permit that would not, individually or in the aggregate, reasonably be expected to prevent Monroe Advisor from timely performing its material obligations under this Agreement or from consummating the Transactions or have a Material Adverse Effect with respect to MRCC or MCIP, as applicable. All such Permits are valid and in full force and effect, except as would not, individually or in the aggregate, reasonably be expected to prevent Monroe Advisor from timely performing its material obligations under this Agreement or from consummating the Transactions or have a Material Adverse Effect with respect to MRCC or MCIP, as applicable. Monroe Advisor has not received any written or, to Monroe Advisor’s knowledge, oral notification from a Governmental Entity of any material non-compliance with any such Permits, and no Proceeding is pending or threatened in writing to suspend, cancel, modify, revoke or materially limit any such Permits, which Proceeding would, individually or in the aggregate, reasonably be expected to prevent Monroe Advisor from timely performing its material obligations under this Agreement or from consummating the Transactions or have a Material Adverse Effect with respect to MRCC or MCIP, as applicable.
(d) Monroe Advisor has implemented written policies and procedures as required by Rule 206(4)-7 under the Investment Advisers Act (complete and correct copies of which have been made available to MRCC and MCIP, as applicable) and, during the period prior to the date of this Agreement that Monroe Advisor has been the investment adviser to MRCC and MCIP, Monroe Advisor has been in compliance with such policies and procedures, except where the failures to adopt such policies and procedures or to be in compliance would not, individually or in the aggregate, be material to MCIP and its Consolidated Subsidiaries, taken as a whole, or MRCC and its Consolidated Subsidiaries, taken as a whole, as applicable.
(e) During the period prior to the date of this Agreement that Monroe Advisor has been the investment adviser to MRCC and MCIP, there has been no material adverse change in the operations, affairs or regulatory status of Monroe Advisor.
5.4 Litigation. There are no Proceedings pending or, to Monroe Advisor’s knowledge, threatened in writing against Monroe Advisor, other than such Proceedings as would not, individually or in the aggregate, reasonably be expected to prevent Monroe Advisor from timely performing its material obligations under this Agreement or from consummating Transactions or have a Material Adverse Effect with respect to MRCC or MCIP, as applicable. There is no Order binding upon Monroe Advisor other than such Orders as would not, individually or in the aggregate, reasonably be expected to prevent Monroe Advisor from timely performing its material obligations under this Agreement or from consummating the Transactions or have a Material Adverse Effect with respect to MRCC or MCIP.
5.5 Valuation.
(a) Except as set forth in Section 2.1 and as may be mutually agreed by the parties, the value of each investment asset owned by MRCC that is used in connection with the computations made by Monroe Advisor on behalf of MRCC pursuant to Section 2.1 will be determined in accordance with the valuation policies and procedures adopted by Monroe Advisor, as valuation designee of MRCC, and approved by the MRCC Board under Rule 2a-5 under the Investment Company Act and no exceptions to such valuation policies and procedures have been or will be permitted in valuing such assets in connection with the computations pursuant to Section 2.1 for purposes of this Agreement, and the value of all assets owned by MRCC other than investment assets that are used in connection with the computations made by Monroe Advisor on behalf of MRCC pursuant to Section 2.1 will be determined in accordance with GAAP.
(b) The Closing MRCC Asset Value presented by Monroe Advisor to the MRCC Board will reflect Monroe Advisor’s determination (as valuation designee under Rule 2a-5 under the Investment Company Act) of the fair value of any portfolio securities of MRCC for which market quotations are not readily available.
5.6 Monroe Advisor Information. None of the information supplied or to be supplied by Monroe Advisor for inclusion or incorporation by reference in the Proxy Statement will, at the date the Proxy Statement or any amendment or supplement is first mailed to either party’s stockholders or at the time of either party’s stockholders meeting if applicable, in each case, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, except that no representation or warranty is made by Monroe Advisor with respect to information supplied by MRCC or MCIP for inclusion or incorporation by reference in the Proxy Statement.
5.7 Best Interests and No Dilution. Monroe Advisor believes that (a) participation in the Transactions is in the best interests of MRCC and MCIP and (b) the interests of existing stockholders of MRCC and MCIP will not be diluted (as provided under Rule 17a-8 of the Investment Company Act) as a result of the Transactions.
5.8 Financial Resources. Monroe Advisor has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Proxy Statement and under this Agreement.
5.9 MRCC Forbearances. The forbearances set forth in Section 6.2 are not expected to be overtly and materially onerous on the conduct of MRCC’s business in the ordinary course of business consistent with MRCC’s investment objectives and policies as publicly disclosed.
5.10 MRCC and MCIP Representations and Warranties. To the knowledge of Monroe Advisor, as of the date hereof, the representations and warranties made by MRCC in Article III and the representations and warranties made by MCIP in Article IV are true and correct in all material respects.
ARTICLE VI
COVENANTS RELATING TO CONDUCT OF BUSINESS
6.1 Conduct of Businesses Prior to Closing. During the period from the date of this Agreement until the earlier of the Closing and the date, if any, on which this Agreement is terminated pursuant to Section 9.1, except (x) as may be required by Law, (y) as required or expressly permitted by this Agreement or (z) with the prior written consent of MRCC and the MRCC Special Committee (with respect to MCIP) and MCIP and the MCIP Special Committee (with respect to MRCC), which prior written consent shall not be unreasonably delayed, conditioned or withheld, each of MRCC and MCIP shall, and shall cause each of its respective Consolidated Subsidiaries to, (a) conduct its business in the ordinary course of business and consistent with its respective investment objectives and policies as publicly disclosed, respectively, and (b) use reasonable best efforts to maintain and preserve intact its business organization and existing business relationships; provided, however, that the failure of MCIP to comply with the foregoing clauses (a) or (b) shall be a breach of this Section 6.1 only if such failure would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to MCIP.
6.2 Forbearances. During the period from the date of this Agreement until the earlier of the Closing Date and the date, if any, on which this Agreement is terminated pursuant to Section 9.1, except as may be required by Law, as required or expressly permitted by this Agreement, as Previously Disclosed or as set forth in Section 6.2 of the MRCC Disclosure Schedule, MRCC shall not, and shall not permit any of its Consolidated Subsidiaries to, directly or indirectly, without the prior written consent of MCIP (and the MCIP Special Committee), which prior written consent shall not be unreasonably delayed, conditioned or withheld:
(a) Other than pursuant to such MRCC’s dividend reinvestment plan as in effect as of the date of this Agreement, issue, deliver, sell or grant, or encumber or pledge, or authorize the creation of (i) any shares of its capital stock, (ii) any MRCC Voting Debt or other voting securities or (iii) any securities convertible into or exercisable or exchangeable for, or any other Rights to acquire, any such shares or other securities.
(b) (i) Make, authorize, declare, pay or set aside any dividend in respect of, or declare or make any distribution on, any shares of its capital stock, except for (A) the authorization, announcement and payment of regular quarterly and supplemental cash distributions consistent with MRCC’s investment objectives and policies as publicly disclosed, (B) the authorization and payment of any dividend or distribution necessary for MRCC to maintain its qualification as a “regulated investment company” under Subchapter M of the Code (a “RIC”) or to avoid the imposition of any income or excise tax, as reasonably determined by MRCC, (C) dividends payable by any direct or indirect wholly owned Consolidated Subsidiary of MRCC to MRCC or another direct or indirect wholly owned Consolidated Subsidiary of MRCC or (D) a Tax Dividend; (ii) adjust, split, combine, reclassify or take similar action with respect to any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) purchase, redeem or otherwise acquire, any shares of its capital stock or any rights, warrants or options to acquire, or securities convertible into, such capital stock.
(c) Sell, transfer, lease, mortgage, encumber or otherwise dispose of any of its assets or properties, except for (i) sales, transfers, leases, mortgages, encumbrances or other dispositions in the ordinary course of business consistent with such party’s investment objectives and policies as publicly disclosed, or (ii) encumbrances required to secure Permitted Indebtedness of such party or any of its Consolidated Subsidiaries.
(d) Acquire or agree to acquire all or any portion of the assets, business or properties of any other Person, whether by merger, consolidation, purchase or otherwise or make any other investments, except in a transaction conducted in the ordinary course of business consistent with such party’s investment objectives and policies as publicly disclosed.
(e) Amend the MRCC Charter or the MRCC Bylaws or any other governing documents or similar governing documents of any of MRCC’s Consolidated Subsidiaries.
(f) Implement or adopt any material change in its Tax or financial accounting principles, practices or methods, other than as required by applicable Law, GAAP, the SEC or applicable regulatory requirements.
(g) Take any action or knowingly fail to take any action that would, or would reasonably be expected to materially delay or materially impede the ability of the parties to consummate the Transactions.
(h) Incur any Indebtedness for borrowed money or guarantee any Indebtedness of another Person, except for (i) draw-downs with respect to any Previously Disclosed financing arrangements existing as of the date of this Agreement and obligations to fund commitments to portfolio companies entered into in the ordinary course of business and (ii) Permitted Indebtedness.
(i) Make or agree to make any new capital expenditure other than obligations to fund commitments to portfolio companies or investments in new portfolio companies, in each case, entered into in the ordinary course of business consistent with MRCC’s investment objectives and policies as publicly disclosed.
(j) File or amend any material Tax Return other than in the ordinary course of business consistent with past practice and such party’s investment objectives and policies as publicly disclosed; make, change or revoke any material Tax election; or settle or compromise any material Tax liability or refund.
(k) Take any action, or knowingly fail to take any action, which action or failure to act is reasonably likely to cause such party to fail to qualify or not be subject to taxation as a RIC.
(l) Enter into any new line of business (it being understood that this prohibition does not apply to any new or existing portfolio companies in which MRCC or any of its Consolidated Subsidiaries has made or will make a debt or equity investment that is in the ordinary course of business consistent with MRCC’s investment objectives and policies as publicly disclosed and is, would or should be reflected in MRCC’s schedule of investments included in its quarterly or annual periodic reports that are filed with the SEC).
(m) Other than in the ordinary course of business consistent with MRCC’s investment objectives and policies as publicly disclosed, enter into any Contract that would otherwise constitute a MRCC Material Contract, had it been entered into prior to the date of this Agreement.
(n) Other than in the ordinary course of business consistent with MRCC’s investment objectives and policies as publicly disclosed, terminate, cancel, renew or agree to any material amendment of, change in or waiver under any MRCC Material Contract.
(o) Settle any Proceeding against it, except for Proceedings that (i) are settled in the ordinary course of business consistent with past practice and such party’s investment objectives and policies as publicly disclosed, in an amount not in excess of $250,000 in the aggregate (after reduction by any insurance proceeds actually received); (ii) would not impose any material restriction on the conduct of business of it or any of its Consolidated Subsidiaries or, after the Closing, MCIP or any of its Consolidated Subsidiaries and (iii) would not admit liability, guilt or fault.
(p) Other than in the ordinary course of business consistent with MRCC’s investment objectives and policies as publicly disclosed, (i) pay, discharge or satisfy any Indebtedness for borrowed money, other than the payment, discharge or satisfaction required pursuant to the terms of outstanding debt of MRCC or its Consolidated Subsidiaries as in effect as of the date of this Agreement or other Permitted Indebtedness or (ii) cancel any material Indebtedness.

(q) Except as otherwise expressly contemplated by this Agreement and the Merger Agreement, merge or consolidate such party or any of its Consolidated Subsidiaries with any Person or enter into any other similar extraordinary corporate transaction with any Person, or adopt, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of MRCC or any of its Consolidated Subsidiaries.
(r) Agree to take, make any commitment to take, or adopt any resolutions of the MRCC Board authorizing, any of the actions prohibited by this Section 6.2.
6.3 Merger Agreement. During the period from the date of this Agreement until the earlier of the Effective Time and the date, if any, on which this Agreement is terminated pursuant to Section 9.1, except as may be required by Law, as required or expressly permitted by this Agreement, MRCC shall not, without obtaining prior written approval of MCIP (including, for the avoidance of doubt, the written consent of the MCIP Special Committee) (which prior written approval shall not be unreasonably delayed, conditioned or withheld), amend any terms and conditions of the Merger Agreement that would be material to MCIP in any respect.
ARTICLE VII
ADDITIONAL AGREEMENTS
7.1 Further Assurances.
(a) Subject to the right of MRCC to take any action that constitutes a MRCC Adverse Recommendation Change as expressly permitted pursuant to Section 7.4, the parties shall cooperate with each other and use reasonable best efforts to take, or cause to be taken, in good faith, all actions, and to do, or cause to be done, all things necessary, including to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all Permits of all Governmental Entities and all permits, consents, approvals, confirmations and authorizations of all third parties (including stockholders), in each case, that are necessary or advisable, to consummate the Transactions in the most expeditious manner practicable, and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such third parties and Governmental Entities.
In furtherance (but not in limitation) of the foregoing, each of MCIP and MRCC shall as promptly as practicable file any required applications, notices or other filings under the HSR Act. Subject to applicable Law, MRCC and MCIP shall have the right to review in advance, and, to the extent practicable, each shall consult the other on all the information relating to MRCC or MCIP, as the case may be, and any of their respective Consolidated Subsidiaries, that appear in any filing made with, or written materials submitted to, any third-party or any Governmental Entity in connection with the Transactions. In exercising the foregoing right, each of the parties shall act reasonably and as promptly as practicable. The parties shall consult with each other with respect to the obtaining of all Permits, consents, approvals and authorizations of all third parties and Permits of all Governmental Entities necessary or advisable to consummate the Transactions and each party will keep the other reasonably apprised of the status of matters relating to completion of the Transactions. MCIP, on the one hand, and MRCC, on the other hand, shall each, in connection with the efforts referenced in this Section 7.1(a) to obtain all requisite Permits for the Transactions under the HSR Act, use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry; (ii) keep the other party informed of any communication received by such party from, or given by such party to, the Federal Trade Commission (the “FTC”), the Antitrust Division of the Department of Justice (the “DOJ”), or any other Governmental Entity and (iii) subject to applicable Law, permit the other party to review, in advance, any written communication given by it to or received from, and consult with each other in advance of any meeting or conference with, the FTC, the DOJ, or any other Governmental Entity, and to the extent permitted by the FTC, the DOJ, or other applicable Governmental Entity, give the other party the opportunity to attend and participate in such meetings and conferences subject to applicable Law.
(b) Notwithstanding anything to the contrary herein, nothing in this Agreement shall require either MCIP and its Consolidated Subsidiaries, on the one hand, or MRCC and its Consolidated Subsidiaries, on the other hand, to make payments or provide other consideration for the repayment, restructuring or amendment of terms of indebtedness in connection with the Transactions.
(c) Amounts paid in respect of the Purchased Assets and received by MRCC (or its successor) following the Effective Time shall be received by MRCC or its successor as agent, in trust for and on behalf of MCIP and MRCC (or its successor) shall promptly pay over such amounts to MCIP and shall provide MCIP information, to the extent known, as to the nature, source and classification of such payments, including any invoice relating thereto.
(d) Following the Closing, to the extent that MRCC (or its successor) receives (and MCIP or its representatives does not also receive) any mail (including electronic mail) or other correspondence or materials relating to the Purchased Assets (other than any internal mail, correspondence, or materials generated by MRCC (or its successor) itself), MRCC (or its successor) shall promptly forward such mail, correspondence, or other materials to MCIP.
(e) MRCC (or its successor) shall use commercially reasonable efforts to execute such other assignments, novations, transfer documents, instruments of further assurance (including without limitation, if and to the extent necessary, lost certificate affidavits and related indemnities), approvals and consents as are necessary or proper in order to complete, ensure and perfect the sale, transfer and conveyance of the Purchased Assets to MCIP and the consummation of the other transactions contemplated hereby.

7.2 Regulatory Matters and MRCC Stockholder Approval.
(a) Each of MRCC, MCIP and Monroe Advisor shall cooperate with each other in the preparation of a preliminary and the definitive Proxy Statement, including all amendments or supplements to the preliminary Proxy Statement and the MRCC stockholders meeting required by applicable Law to approve the Transactions, as follows:
(i) MRCC shall prepare and file with the SEC the Proxy Statement as promptly as reasonably practicable (and in any event no later than twenty (20) Business Days) following the date of this Agreement;
(ii) MRCC shall promptly notify MCIP and Monroe Advisor of the receipt of any comments of the SEC with respect to the Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall provide to MCIP and Monroe Advisor, as promptly as reasonably practicable, copies of all written correspondence, and advise MCIP and Monroe Advisor of any oral comments, between MRCC or its Representative and the SEC with respect to the Proxy Statement;
(iii) if any comments are received from the SEC with respect to the Proxy Statement, MRCC shall respond as promptly as reasonably practicable to such comments;
(iv) if, at any time prior to the MRCC stockholders meeting, any information relating to MCIP or MRCC, or any of their respective Affiliates, officers or directors, is discovered by MCIP or MRCC that should be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement shall not contain an untrue statement or omit to state any material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made) not misleading, the party that discovers such information shall promptly notify the other parties hereto, and, to the extent required by Law, MRCC shall promptly thereafter file with the SEC and distribute to its stockholders in accordance with applicable Law an appropriate amendment or supplement describing such information;
(v) MCIP and Monroe Advisor shall, promptly upon the reasonable written request of MRCC, provide MRCC with such information available to it as may be required to be included in the Proxy Statement or as may be reasonably required to respond to any comment of the SEC, in each case, to the extent permitted by applicable Law;
(vi) as promptly as reasonably practicable after all comments received from the SEC have been cleared by the SEC, or the SEC has affirmatively notified MRCC that the SEC will not be reviewing the Proxy Statement, and all information required to be contained in the Proxy Statement has been included therein, MRCC shall file the definitive Proxy Statement with the SEC and cause such definitive Proxy Statement to be distributed (including by electronic delivery if permitted) to the MRCC stockholders of record, as of a record date reasonably established by the MRCC Board in accordance with applicable Law;
(vii) MRCC shall not make any filing with the SEC or distribution to its stockholders of, or amendment or supplement to, the Proxy Statement without providing the MRCC and Monroe Advisor a reasonable opportunity to review and comment thereon (which comments shall be considered by MRCC in good faith) (except as required by applicable Law or in connection with a MRCC Adverse Recommendation Change);
(viii) MRCC shall take all actions necessary in accordance with applicable Law and its organizational documents, including the MRCC Charter and the MRCC Bylaws, to duly call, convene and hold the MRCC Stockholders Meeting, as promptly as practicable, to consider and vote upon the proposal to approve the Stockholder Matters, including the Transactions, on the terms and conditions set forth in this Agreement, as well as any such other matters. The record date for the MRCC Stockholders Meeting shall be determined in prior consultation with and subject to the prior written approval of the other party (which prior written approval shall not be unreasonably delayed, conditioned or withheld); and
(ix) unless the MRCC Board has withdrawn the MRCC Board Recommendation in compliance with Section 7.4, MRCC shall use reasonable best efforts to obtain from MRCC’s stockholders the Requisite Vote at such MRCC Stockholders Meeting, including by providing to MRCC’s stockholders the MRCC Board Recommendation and including such recommendation in the Proxy Statement and by, at the request of MCIP, postponing or adjourning the MRCC Stockholders Meeting to obtain a quorum or solicit additional proxies; provided that MRCC shall not postpone or adjourn the MRCC Stockholders Meeting for any other reason without the prior written consent of MCIP (including the MCIP Special Committee) (which prior written consent shall not be unreasonably delayed, conditioned or withheld).
(b) MRCC shall ensure that the Proxy Statement shall comply as to form in all material respects with the applicable requirements of the Securities Act and Exchange Act and the rules of the SEC promulgated thereunder.
(c) Without limiting the generality of the foregoing but subject to MRCC’s right to terminate this Agreement pursuant to Section 9.1, MRCC’s obligations pursuant to this Section 7.2 (including its obligation to submit to its stockholders the adoption of the Stockholder Matters and any other matters required to be approved or adopted by its stockholders in order to carry out the Transactions) shall not be affected by (i) the commencement, public proposal, public disclosure or communication to MRCC, its Representatives or its stockholders of any Takeover Proposal (including any MRCC Superior Proposal) or (ii) MRCC effecting a Takeover Approval or delivering a Notice of a MRCC Superior Proposal or (iii) a MRCC Adverse Recommendation Change.

(d) Subject to applicable Law, each of MCIP and MRCC shall promptly advise the other upon receiving any communication from any Governmental Entity, the consent or approval of which is required for consummation of the Transactions, that causes such party to believe that there is a reasonable likelihood that any Regulatory Approval will not be obtained or that the receipt of any such approval may be materially delayed or conditioned.
7.3 No Solicitation.
(a) MRCC shall, and shall cause its Affiliates, Consolidated Subsidiaries, and its and each of their respective officers, directors, trustees, managers, employees, consultants, financial advisors, attorneys, accountants and other advisors, representatives and agents (collectively, “Representatives”) to, immediately cease and cause to be terminated any discussions or negotiations with any parties that may be ongoing with respect to, or that are intended to or could reasonably be expected to lead to, a Takeover Proposal, and demand the immediate return or destruction (which destruction shall be certified in writing to MCIP) of all confidential information previously furnished to any Person (other than MCIP, HRZN, MRCC or their respective Affiliates or Representatives) with respect to any Takeover Proposal. Prior to the Closing Date, subject to Section 7.4, MRCC shall not, and shall cause its Affiliates, Consolidated Subsidiaries and its and their respective Representatives not to: (i) directly or indirectly solicit, initiate, induce, encourage or take any other action (including by providing information) designed to, or which could reasonably be expected to, facilitate any inquiries or the making or submission or implementation of any proposal or offer (including any proposal or offer to its stockholders) with respect to any Takeover Proposal; (ii) approve, publicly endorse or recommend or enter into any agreement, arrangement, discussions or understandings with respect to any Takeover Proposal (including any letter of intent, agreement in principle, memorandum of understanding or confidentiality agreement) or enter into any Contract or understanding (including any letter of intent, agreement in principle, memorandum of understanding or confidentiality agreement) requiring it to abandon, terminate or fail to consummate, or that is intended to or that could reasonably be expected to result in the abandonment of, termination of or failure to consummate, the Transactions; (iii) initiate or participate in any way in any negotiations or discussions regarding, or furnish or disclose to any Person (other than MCIP, HRZN, MRCC or their respective Affiliates or Representatives) any information with respect to, or take any other action to facilitate or in furtherance of any inquiries or the making of any proposal that constitutes, or could reasonably be expected to lead to, any Takeover Proposal; (iv) publicly propose or publicly announce an intention to take any of the foregoing actions; or (v) grant any (x) approval pursuant to any Takeover Statute to any Person (other than MCIP, HRZN, MRCC or their respective Affiliates) or with respect to any transaction (other than the Transactions or the Mergers) or (y) waiver or release under any standstill or any similar agreement with respect to equity securities of MRCC or the Purchased Assets, unless failure to grant such waiver or release would be reasonably likely to be a breach of the standard of conduct applicable to the directors of MRCC, as applicable, under applicable Law; provided, however, that notwithstanding the foregoing, MRCC (A) may inform Persons of the provisions contained in this Section 7.3 and (B) shall be permitted to grant a waiver of or terminate any “standstill” or similar obligation of any third party with respect to equity securities of MRCC or the Purchased Assets in order to allow such third party to confidentially submit a Takeover Proposal.
(b) MRCC shall as promptly as reasonably practicable (and in any event within twenty-four (24) hours after receipt) (i) notify MCIP in writing of any request for information or any Takeover Proposal and the terms and conditions of such request, Takeover Proposal or inquiry (including the identity of the Person (or group of Persons) making such request, Takeover Proposal or inquiry) and (ii) provide to MCIP copies of any written materials received by MRCC or its Representatives in connection with any of the foregoing, and the identity of the Person (or group of Persons) making any such request, Takeover Proposal or inquiry or with whom any discussions or negotiations are taking place. MRCC agrees that it shall keep MCIP informed on a reasonably current basis of the status and the material terms and conditions (including amendments or proposed amendments) of any such request, Takeover Proposal or inquiry and keep MCIP informed on a reasonably current basis of any information requested of or provided by MRCC, its Affiliates or their respective Representatives in connection with the foregoing and as to the status of all discussions or negotiations with respect to any such request, Takeover Proposal or inquiry.
7.4 MRCC Takeover Proposals.
(a) If on or after the date of this Agreement and at any time prior to the MRCC Stockholders Meeting: (i) MRCC receives a bona fide unsolicited Takeover Proposal (under circumstances in which MRCC has complied in all material respects with the provisions of Sections 7.3(a) and (b)); (ii) the MRCC Board (acting upon the recommendation of the MRCC Special Committee), shall have determined in good faith, after consultation with its outside legal counsel and, with respect to financial matters, any financial advisor, that (x) failure to consider such Takeover Proposal would be reasonably likely to be a breach of the standard of conduct applicable to the directors of MRCC under applicable Law and (y) such Takeover Proposal constitutes or is reasonably likely to result in a MRCC Superior Proposal; and (iii) MRCC gives MCIP written notice of its intention to engage in negotiations or discussions with the Person making such Takeover Proposal at least two (2) Business Days before engaging in such negotiations or discussions (with such written notice specifying the identity of the Person making such Takeover Proposal, the terms and conditions of such Takeover Proposal and MRCC’s intention to furnish information to, or participate in discussions or negotiations with, the Person making such Takeover Proposal) then, subject to compliance with this Section 7.4(a), MRCC may:
(i) engage in negotiations or discussions with such Person (and only such Person) who has made the unsolicited bona fide Takeover Proposal and provide information in response to a request therefor by such Person who has made such Takeover Proposal if MRCC (A) receives from such Person an executed confidentiality agreement with customary terms (including a standstill) and (B) provides MCIP a copy of all such information that has not previously been delivered to MCIP simultaneously with delivery to such Person (or such Person’s Representatives or Affiliates); and

(ii) after fulfilling its obligations under Section 7.4(b) below, adopt, approve or recommend, or publicly propose to adopt, approve or recommend such Takeover Proposal, including entering into an agreement with respect thereto (collectively, a “Takeover Approval”).
If on or after the date of this Agreement and at any time prior to the MRCC Stockholders Meeting, the MRCC Board (acting upon the recommendation of the MRCC Special Committee), shall have determined, after consultation with its outside legal counsel, that continued recommendation of the Stockholder Matters with respect to MRCC to MRCC’s stockholders would be reasonably likely to be a breach of the standard of conduct applicable to the directors of MRCC under applicable Law as a result of a MRCC Superior Proposal, MRCC may (A) withdraw or qualify (or modify or amend in a manner adverse to MCIP), or publicly propose to withdraw or qualify (or modify or amend in a manner adverse to MCIP), the MRCC Board Recommendation, and (B) take any action or make any statement, filing or release, in connection with the MRCC Stockholders Meeting or otherwise, inconsistent with the MRCC Board Recommendation (any action described in clauses (A) and (B) referred to collectively with any Takeover Approval as a “MRCC Adverse Recommendation Change”).
(b) Upon any determination that a Takeover Proposal constitutes a MRCC Superior Proposal, MRCC shall promptly provide (and in any event within twenty-four (24) hours of such determination) to MCIP a written notice (a “Notice of a MRCC Superior Proposal”) (i) advising MCIP that the MRCC Board has received a MRCC Superior Proposal, (ii) specifying in reasonable detail the material terms and conditions of such MRCC Superior Proposal, including the amount per share or other consideration that the stockholders of MRCC will receive in connection with the MRCC Superior Proposal and including a copy of all written materials provided to or by MRCC in connection with such MRCC Superior Proposal (unless previously provided to MCIP) and (iii) identifying the Person making such MRCC Superior Proposal. MRCC shall cooperate and negotiate in good faith with MCIP (to the extent MCIP desires to negotiate) during the five (5) calendar day period following MCIP’s receipt of the Notice of a MRCC Superior Proposal (it being understood that any amendment to the financial terms or any other material term of such MRCC Superior Proposal shall require a new notice and a new two (2) calendar day period) to make such adjustments in the terms and conditions of this Agreement as would enable MRCC to determine that such MRCC Superior Proposal is no longer a MRCC Superior Proposal and proceed with a MRCC Board Recommendation without a MRCC Adverse Recommendation Change. If thereafter the MRCC Board (acting upon the recommendation of the MRCC Special Committee), determines, in its reasonable good faith judgment, after consultation with its outside legal counsel and, with respect to financial matters, any financial advisor and after giving effect to any proposed adjustments to the terms of this Agreement, that such MRCC Superior Proposal remains a MRCC Superior Proposal or the failure to make such MRCC Adverse Recommendation Change would be reasonably likely to be a breach of the standard of conduct applicable to the directors of MRCC under applicable Law, and MRCC has complied in all material respects with Section 7.4(a) above, MRCC may terminate this Agreement pursuant to Section 9.1(c)(ii) in order to cause MRCC to enter into an agreement related to such MRCC Superior Proposal.
(c) Other than as permitted by Section 7.4(a), neither MRCC nor the MRCC Board shall make any MRCC Adverse Recommendation Change. Notwithstanding anything herein to the contrary, no MRCC Adverse Recommendation Change shall change the approval of the Stockholder Matters or any other approval of the MRCC Board, including in any respect that would have the effect of causing any Takeover Statute or other similar statute to be applicable to the Transactions.
(d) MRCC shall provide MCIP with prompt written notice of any meeting of the MRCC Board at which the MRCC Board is reasonably expected to consider any Takeover Proposal (such written notice shall in any event be received by MCIP reasonably in advance of such meeting).
(e) Other than in connection with a MRCC Takeover Proposal, nothing in this Agreement shall prohibit or restrict the MRCC Board from taking any action described in clause (A) of the definition of MRCC Adverse Recommendation Change in response to an Intervening Event (a “MRCC Intervening Event Recommendation Change”) if (A) prior to effecting any such MRCC Intervening Event Recommendation Change, MRCC promptly notifies MCIP, in writing, at least five (5) Business Days (the “MRCC Intervening Event Notice Period”) before taking such action of its intent to consider such action (which notice shall not, by itself, constitute a MRCC Adverse Recommendation Change or a MRCC Intervening Event Recommendation Change), and which notice shall include a reasonably detailed description of the underlying facts giving rise to, and the reasons for taking, such action, (B) MRCC shall, and shall cause its Representatives to, during the MRCC Intervening Event Notice Period, negotiate with MCIP in good faith (to the extent MCIP desires to negotiate) to make such adjustments in the terms and conditions of this Agreement that would not permit the MRCC Board to make a MRCC Intervening Event Recommendation Change, and (C) the MRCC Board (acting upon the recommendation of the MRCC Special Committee), determines, after consulting with outside legal counsel and, with respect to financial matters, any financial advisor, that the failure to effect such a MRCC Intervening Event Recommendation Change, as applicable, after taking into account any adjustments made by MCIP during the MRCC Intervening Event Notice Period, would be reasonably likely to be a breach of the standard of conduct applicable to the directors of MRCC under applicable Law.
(f) Nothing contained in this Agreement shall be deemed to prohibit MRCC or the MRCC Board (including the Independent Directors of MRCC) from (i) complying with its disclosure obligations under applicable U.S. federal or state Law with regard to any Takeover Proposal or (ii) making any disclosure to MRCC’s stockholders if, after consultation with its outside legal counsel, MRCC determines that such disclosure would be required under applicable Law; provided, however, that any such disclosures (other than a

“stop, look and listen” communication or similar communication of the type contemplated by Section 14d-9(f) under the Exchange Act) shall be deemed to be a MRCC Adverse Recommendation Change unless the MRCC Board expressly publicly reaffirms the MRCC Board Recommendation (i) in such communication or (ii) within three (3) Business Days after being requested in writing to do so by MCIP.
7.5 Access to Information.
(a) Upon reasonable notice, except as may otherwise be restricted by applicable Law, MRCC shall, and shall its Consolidated Subsidiaries to, afford to the directors, officers, accountants, counsel, advisors and other Representatives of MCIP, reasonable access, during normal business hours during the period prior to the Closing Date, to its properties, books, Contracts, and records and, during such period, such party shall, and shall cause its Consolidated Subsidiaries to, make available (including via EDGAR) to MCIP all other information concerning its business and properties as MCIP may reasonably request; provided that the foregoing shall not require MRCC to afford access to or to disclose any information that in MRCC’s reasonable judgment would violate any confidentiality obligations to which MRCC is subject to if after using its reasonable best efforts with respect thereto, it was unable to obtain any required consent to provide such access or make such disclosure; provided, further, that MRCC may restrict access to the extent required by any applicable Law or as may be necessary to preserve attorney-client privilege or any similar privilege or protection under any circumstances in which such privilege or protection may be jeopardized by such disclosure or access.
(b) No investigation by a party hereto or its representatives shall affect or be deemed to modify the representations and warranties of the other parties set forth in this Agreement.
7.6 Publicity. The initial press release with respect to the Transactions (and, if deemed reasonably necessary or appropriate by the parties, with respect to the Mergers) shall be a press release reasonably acceptable to each of MCIP and MRCC. Thereafter, so long as this Agreement is in effect, MCIP and MRCC each shall consult with the other before issuing or causing the publication of any press release or other public announcement with respect to this Agreement, the Transactions or the Mergers, except as may be required by applicable Law or the rules and regulations of Nasdaq, or to the extent that such press release or other public announcement related to any MRCC Adverse Recommendation Change is made in accordance with Section 7.4 and, to the extent practicable, before such press release or other public announcement is issued or made, MCIP or MRCC, as applicable, shall have used commercially reasonable efforts to advise the other party of, and consult with the other party regarding, the text of such press release or other public announcement; provided, that either MCIP or MRCC may make any public statement in response to specific questions by analysts, investors or those attending industry conferences or financial analyst conference calls, so long as any such statements are consistent with previous press releases, public disclosures or public statements made in compliance with this Section 7.6.
7.7 Takeover Statutes and Provisions. Neither MCIP nor MRCC will take any action that would cause the Transactions to be subject to requirements imposed by any Takeover Statutes. Each of MCIP and MRCC shall take all necessary steps within its control to exempt (or ensure the continued exemption of) those Transactions from, or if necessary, challenge the validity or applicability of, any applicable Takeover Statute, as now or hereafter in effect.
7.8 Tax Matters.
(a) Purchase Price Allocation. Set forth on Exhibit A is a methodology for allocation of the Purchase Price and the liabilities assumed by MCIP (plus other relevant items) among the Purchased Assets in accordance with Section 1060 of the Code (and any similar provision of state, local, or foreign Law, as appropriate) (the “Purchase Price Allocation”). The parties to this Agreement agree to cooperate in good faith to update the Purchase Price Allocation (as applicable) to account for any adjustments to the Purchase Price that may occur after the Closing Date. Each of MRCC and MCIP shall and shall cause their respective Affiliates to, unless otherwise required by applicable Tax Law, (i) prepare and file all Tax Returns, including all IRS Forms 8594, in a manner consistent with this Section 7.8 and (ii) take no position in any Tax Return, Tax contest or otherwise that is inconsistent with this Section 7.8, except as required by applicable Law. In the event that any of the allocations set forth in this Section 7.8 are disputed by any taxing authority, the party receiving notice of such dispute shall promptly notify and consult with the other party concerning the resolution of such dispute, and use commercially reasonable efforts to contest such dispute in a manner consistent with this Section 7.8.
(b) Straddle Period. In the case of any Taxes (other than Transfer Taxes) that are payable for a Straddle Period, the portion of such Taxes that are allocable to the Pre-Closing Tax Period shall be equal to the portion of such Tax that would have been payable if the relevant taxable period ended at the Closing. Taxes allocable to the Post-Closing Tax Period shall be construed accordingly.
(c) Transfer Tax. Notwithstanding anything to the contrary in this Agreement, MRCC and MCIP shall each be responsible for fifty percent (50%) of all applicable Transfer Taxes. MCIP shall timely pay, when due, such Transfer Taxes, prepare and timely file any Tax Returns required to be filed with respect to such Transfer Taxes, and promptly provide a copy of such Tax Return to MRCC. MRCC shall, and shall cause its Affiliates to, use commercially reasonable efforts to cooperate to timely prepare and file any Tax Returns or other filings relating to such Transfer Taxes, including any claim for exemption or exclusion from the application or imposition of any Transfer Taxes.
(d) Cooperation. Each of MRCC and MCIP shall (i) provide assistance to the other party as reasonably requested in preparing and filing Tax Returns with respect to the Purchased Assets and responding to related audits or disputes with taxing authorities; (ii) make available to the other party as reasonably requested all information, records, and documents relating to Taxes concerning the

Purchased Assets; (iii) retain any books and records that would reasonably be expected to be necessary or useful in connection with any preparation by the other party of any Tax Return, or for any audit, examination, or proceeding relating to Taxes, with respect to the Purchased Assets; and (iv) cooperate fully, as and to the extent reasonably requested by the other party, in connection with any audit, litigation or other proceeding with respect to Taxes relating to the Purchased Assets.
7.9 Stockholder Litigation. The parties to this Agreement shall reasonably cooperate and consult with one another in connection with the defense and settlement of any Proceeding by MRCC’s stockholders or MCIP’s stockholders against any of them or any of their respective directors, officers or Affiliates with respect to this Agreement or the Transactions. Each of MRCC and MCIP (i) shall keep the other party reasonably informed of any material developments in connection with any such Proceeding brought by its stockholders and (ii) shall not settle any such Proceeding without the prior written consent of the other party (such consent not to be unreasonably delayed, conditioned or withheld).
7.10 No Other Representations or Warranties. The parties hereto acknowledge and agree that except for the representations and warranties of MRCC in Article III, the representations and warranties of MCIP in Article IV and the representations and warranties of Monroe Advisor in Article V, none of Monroe Advisor, MRCC, MCIP or any of MRCC’s or MCIP’s respective Consolidated Subsidiaries or any other Person acting on behalf of the foregoing has made or relied on any representation or warranty, express or implied. Except for the representations and warranties of MRCC in Article III, the representations and warranties of MCIP in Article IV and the representations and warranties of Monroe Advisor in Article V, all other warranties, express or implied, statutory or otherwise, of any nature, including with respect to any express or implied representation or warranty as to the merchantability, quality, quantity, suitability or fitness for any particular purpose of the business or the assets of MRCC, MCIP and Monroe Advisor are hereby expressly disclaimed by MRCC, MCIP and Monroe Advisor, as applicable. Each of the parties hereto, intending to modify any applicable statute of limitations, agree that (a)(i) the representations and warranties contained in this Agreement and in any certificate delivered hereunder and (ii) the covenants and agreements set forth herein that require performance prior to the Closing, shall, in the case of each of (i) and (ii), terminate effective as of the Closing without the need for any further action by any Person and shall not survive the Closing for any purpose whatsoever, and thereafter there shall be no liability or obligation on the part of, nor shall any claim be made by, any party or any of their respective Affiliates in respect thereof and (b) all other covenants and agreements set forth herein shall survive the Closing until performed in accordance with their respective terms. Notwithstanding anything to the contrary herein, no claim (whether for breach of contract, tort or pursuant to any other theory of liability) may be brought by any Person following the expiration of the survival periods set forth in this Section 7.10.
ARTICLE VIII
CONDITIONS PRECEDENT
8.1 Conditions to Each Party’s Obligations. The respective obligations of the parties to consummate the Transactions shall be subject to the satisfaction or, other than with respect to Section 8.1(a), which shall not be waived by any party hereto, waiver, at or prior to the Closing, of the following conditions:
(a) Stockholder Approvals. The approval of the Stockholder Matters shall have been obtained, including the approval by the Requisite Vote with respect to MRCC.
(b) No Injunctions or Restraints; Illegality. No Order issued by any court or agency of competent jurisdiction or other Law preventing, enjoining, restraining or making illegal the consummation of the Transactions shall be in effect.
(c) Regulatory and Other Approvals. All Regulatory Approvals required by applicable Law to consummate the Transactions and any other requirements of applicable Law or the organizational documents of MCIP or MRCC shall have been obtained and shall remain in full force and effect and all statutory waiting periods required by applicable Law in respect thereof shall have expired (including expiration of the applicable waiting period under the HSR Act, if any). Each of the approvals listed on Section 8.1(c) of the MRCC Disclosure Schedule and Section 8.1(c) of the MCIP Disclosure Schedule, if any, shall have been obtained and shall remain in full force and effect.
(d) No Litigation. There shall be no Proceeding by any Governmental Entity of competent jurisdiction pending that challenges the Transactions or that otherwise seeks to prevent, enjoin, restrain or make illegal the consummation of the Transactions.
(e) Net Asset Value Determinations. The determination of the Closing MRCC Asset Value shall have been completed in accordance with Section 2.1.
(f) Representations and Warranties of Monroe Advisor. The representations and warranties of Monroe Advisor set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), without regard to any Material Adverse Effect or other materiality qualification to such representations and warranties, provided, however, that notwithstanding anything herein to the contrary, the condition set forth in this Section 8.1(f) shall be deemed to have been satisfied even if any such representations and warranties of Monroe Advisor are not so true and correct, without regard to any Material Adverse Effect or other materiality qualification to such representations and warranties, unless the failure of such representations and warranties of Monroe Advisor to be so true and correct, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect with respect to MRCC or MCIP. MRCC and MCIP shall have received a certificate signed on behalf of Monroe Advisor by an authorized officer of Monroe Advisor to the effect that the conditions set forth in this Section 8.1(f) have been satisfied.
8.2 Conditions to Obligations of MCIP. The obligations of MCIP to consummate the Transactions is also subject to the satisfaction or waiver by MCIP, at or prior to the Closing, of the following conditions:
(a) Representations and Warranties of MRCC. (i) The representations and warranties of MRCC set forth in Section 3.2(a) shall be true and correct in all respects (other than de minimis inaccuracies) as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); (ii) the representations and warranties of MRCC set forth in Section 3.8(iii) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); (iii) the representations and warranties of MRCC set forth in Sections 3.3(a), 3.3(b)(i), 3.7 and 3.15 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); and (iv) the representations and warranties of MRCC set forth in this Agreement (other than those set forth in the foregoing clauses (i), (ii) and (iii)) shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), without regard to any Material Adverse Effect or other materiality qualification to such representations and warranties, provided, however, that notwithstanding anything herein to the contrary, the condition set forth in this Section 8.2(a)(iv) shall be deemed to have been satisfied even if any such representations and warranties of MRCC are not so true and correct, without regard to any Material Adverse Effect or other materiality qualification to such representations and warranties, unless the failure of such representations and warranties of MRCC to be so true and correct, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect with respect to MRCC. MCIP shall have received a certificate signed on behalf of MRCC by the Chief Executive Officer or the Chief Financial Officer of MRCC to the effect that the conditions set forth in this Section 8.2 have been satisfied.
(b) Performance of Obligations of MRCC. MRCC shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing. MCIP shall have received a certificate signed on behalf of MRCC by the Chief Executive Officer or the Chief Financial Officer of MRCC to such effect.
(c) Pay-Off Letter. MRCC shall have delivered to MCIP the Payoff Letters, in form and substance reasonably satisfactory to MCIP, with respect to the Loan Repayment.
(d) Restricted Assets. The fair market value (as determined pursuant to Section 2.1) of Restricted Assets at Closing shall not constitute greater than fifteen percent (15%) of the Purchase Price, and MCIP shall have received a certificate to the foregoing effect from the Monroe Adviser.
(e) Absence of MRCC Material Adverse Effect. Since the date of this Agreement there shall not have occurred any Effect that, individually or in the aggregate, has had or would reasonably be expected to have, a Material Adverse Effect in respect of MRCC.
8.3 Conditions to Obligations of MRCC. The obligation of MRCC to consummate the Transactions is also subject to the satisfaction or waiver by MRCC, at or prior to the Closing, of the following conditions:
(a) Representations and Warranties of MCIP (i) the representations and warranties of MCIP set forth in Sections 4.2(a), 4.2(b)(i), 4.6 and 4.11 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); and (ii) the representations and warranties of MCIP set forth in this Agreement (other than those set forth in the foregoing clause (i)) shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), without regard to any Material Adverse Effect or other materiality qualification to such representations and warranties, provided, however, that notwithstanding anything herein to the contrary, the condition set forth in this Section 8.3(a)(ii) shall be deemed to have been satisfied even if any such representations and warranties of MCIP are not so true and correct, without regard to any Material Adverse Effect or other materiality qualification to such representations and warranties, unless the failure of such representations and warranties of MCIP to be so true and correct, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect with respect to MCIP. MRCC shall have received a certificate signed on behalf of MCIP by the Chief Executive Officer or the Chief Financial Officer of MCIP to the effect that the conditions set forth in this Section 8.3 have been satisfied.
(b) Performance of Obligations of MCIP. MCIP shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date. MRCC shall have received a certificate signed on behalf of MCIP by the Chief Executive Officer or the Chief Financial Officer of MCIP to such effect.

(c) Coordination With the Mergers. All of the conditions precedent under the Merger Agreement to the effectiveness of the Mergers (other than the condition precedent with respect to the Asset Purchase) shall have been satisfied or waived and the parties to the Merger Agreement shall be prepared to close the Mergers on the terms set forth in the Merger Agreement immediately following the Effective Time hereunder.
8.4 Frustration of Closing Conditions. None of MCIP or MRCC may rely on the failure of any condition set forth in this Article VIII to be satisfied to excuse performance by such party of its obligations under this Agreement if such failure was caused by such party’s failure to act in good faith or to use its commercially reasonable efforts to consummate the Transactions.
ARTICLE IX

TERMINATION AND AMENDMENT
9.1 Termination. This Agreement may be terminated at any time prior to the Closing, whether before or after any Requisite Vote has been obtained:
(a) by mutual consent of MRCC and MCIP in a written instrument authorized by each of the MRCC Board, including the MRCC Special Committee, and the MCIP Board, including the MCIP Special Committee;
(b) by either MRCC or MCIP, if:
(i) any Governmental Entity that must grant a Regulatory Approval has denied approval of the Transactions and such denial has become final and nonappealable, or any Governmental Entities of competent jurisdiction shall have issued a final and nonappealable Order, or promulgated any other Law, permanently enjoining or otherwise prohibiting or making illegal the consummation of the Transactions;
(ii) the Transactions shall not have been consummated on or before February 9, 2026 (the “Termination Date”); provided that the right to terminate this Agreement pursuant to this Section 9.1(b)(ii) shall not be available to any party whose failure to fulfill in any material respect any of its obligations under this Agreement has been the cause of, or resulted in, the event giving rise to the failure to close prior to the Termination Date; or
(iii) the MRCC stockholders shall have failed to approve the Stockholder Matters by the Requisite Vote, at a duly held meeting of the MRCC stockholders or at any adjournment or postponement thereof at which the Stockholder Matters have been voted upon;
provided, however, that the right to terminate this Agreement pursuant to this Section 9.1(b) shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that has been the principal cause of or resulted in the failure to consummate the Transactions;
(c) by MRCC, if:
(i) there shall have been a breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of MCIP, which breach, either individually or in the aggregate, would result in, if occurring or continuing on the Closing Date, the failure of the conditions set forth in Section 8.1(f) in respect of MRCC or Section 8.3(a) or 8.3(b), and such breach is not curable prior to the Termination Date or if curable prior to the Termination Date, has not been cured within 30 days after the giving of notice thereof by MRCC to MCIP (provided that MRCC is not then in material breach of this Agreement so as to cause any of the conditions set forth in Section 8.1, 8.2(a) or 8.2(b) not to be satisfied);
(ii) at any time prior to obtaining the Requisite Vote, (A) MRCC is not in material breach of any of the terms of this Agreement, (B) the MRCC Board, including the MRCC Special Committee, authorizes MRCC, subject to complying with the terms of this Agreement (including Section 7.4(b)), to enter into, and MRCC enters into, a definitive Contract with a Competing Bidder with respect to a MRCC Superior Proposal and (C) the Competing Bidder that made such MRCC Superior Proposal, prior to such termination, pays to MCIP in immediately available funds any fees required to be paid pursuant to Section 9.2(a);
(iii) a Material Adverse Effect occurs in respect of MCIP; or
(iv) the Merger Agreement is terminated pursuant to the terms and conditions thereof.
provided, however, that MRCC shall not have the right to terminate this Agreement pursuant to Section 9.1(c)(iv) unless the Merger Agreement is terminated (a) by HRZN pursuant to Section 9.1(b)(i), Section 9.1(b)(ii), Section 9.1(b)(iii), Section 9.1(b)(iv) or Section 9.1(d)(iv) of the Merger Agreement, or (b) by MRCC pursuant to Section 9.1(b)(i), Section 9.1(b)(ii), Section 9.1(b)(iii), Section 9.1(b)(iv), Section 9.1(c)(i), Section 9.1(c)(ii), Section 9.1(c)(iii) or Section 9.1(c)(iv) of the Merger Agreement.

(d) by MCIP, if:
(i) there shall have been a breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of MRCC, which breach, either individually or in the aggregate, would result in, if occurring or continuing on the Closing Date, the failure of the conditions set forth in Section 8.1(f) in respect of MCIP or Section 8.2(a) or 8.2(b), and such breach is not curable prior to the Termination Date or if curable prior to the Termination Date, has not been cured within 30 days after the giving of notice thereof by MCIP to MRCC (provided that MCIP is not then in material breach of this Agreement so as to cause any of the conditions set forth in Section 8.1, 8.3(a) or 8.3(b) not to be satisfied);
(ii) at any time prior to obtaining the Requisite Vote (A) a MRCC Adverse Recommendation Change and/or Takeover Approval shall have occurred, (B) MRCC shall have failed to include in the Proxy Statement the MRCC Board Recommendation, (C) a Takeover Proposal is publicly announced and MRCC fails to issue, within ten (10) Business Days after such Takeover Proposal is announced, a press release that reaffirms the MRCC Board Recommendation or (D) a tender or exchange offer relating to any shares of MRCC Common Stock shall have been commenced by a third party and MRCC shall not have sent to its stockholders, within ten (10) Business Days after the commencement of such tender or exchange offer, a statement disclosing that the MRCC Board recommends rejection of such tender or exchange offer;
(iii) MRCC breaches, in any material respect, its obligations under Section 7.3 or Section 7.4; or
(iv) a Material Adverse Effect occurs in respect of MRCC.
The party desiring to terminate this Agreement pursuant to Section 9.1 shall give written notice of such termination to the other party in accordance with Section 11.2, specifying the provision or provisions hereof pursuant to which such termination is effected.
9.2 Termination Fee; Expense Reimbursement.
(a) If this Agreement shall be terminated:
(i) by MRCC pursuant to Section 9.1(c)(ii), then, prior to, and as a condition to such termination, MRCC shall cause the Competing Bidder that made the applicable MRCC Superior Proposal (or its designee) to pay MCIP, to the fullest extent permitted by applicable Law, a non-refundable fee in an amount equal to $5,375,625 (the “Termination Fee”) as liquidated damages and full compensation hereunder; or
(ii) by (1) MCIP or MRCC pursuant to (x) any provision of Section 9.1 at a time when the Agreement was terminable by MCIP pursuant to Section 9.1(d)(ii) or Section 9.1(d)(iii), (y) Section 9.1(b)(ii) or (z) Section 9.1(b)(iii), or (2) MCIP pursuant to Section 9.1(d)(i) (solely to the extent that MRCC has committed a willful or intentional breach), Section 9.1(d)(ii) or Section 9.1(d)(iii), the Monroe Advisor shall reimburse MCIP for all reasonable and documented out-of-pocket costs and expenses incurred by MCIP in connection with this Agreement and the transaction contemplated hereby, including without limitation all reasonable and documented fees and costs of attorneys, accountants and financial advisers, HSR filing fees, and any reasonable and documented out-of-pocket costs or expenses incurred in defending any Proceedings arising out of, or in connection with, the foregoing, provided that the Monroe Advisor’s reimbursement obligations shall not exceed five hundred thousand dollars ($500,000) in the aggregate (collectively, the “Expense Reimbursement”). The Expense Reimbursement shall be paid by wire transfer of immediately available funds to an account designated in writing to the Monroe Advisor by MCIP;
(iii) (A) in the circumstances described in the foregoing Section 9.2(a)(ii), (B) a Takeover Proposal has been publicly disclosed after the date of this Agreement and, prior to the date of such termination, has not been withdrawn (1) with respect to any termination pursuant to Section 9.1(b)(ii) or 9.1(d)(i), prior to the date of such termination and (2) with respect to any termination pursuant to Section 9.1(b)(iii) prior to the time of the duly held MRCC Stockholders Meeting, and (C) MRCC enters into a definitive Contract with a Competing Bidder with respect to a Takeover Proposal within 12 months after such termination, and such Takeover Proposal is subsequently consummated (regardless of whether such consummation happens prior to or following such 12-month period), then, within two (2) Business Days after the date that such Takeover Proposal is consummated, MRCC shall cause the Competing Bidder (or its designee) to pay MCIP, to the fullest extent permitted by applicable Law, the Termination Fee (less any Expense Reimbursement previously received by MCIP) as liquidated damages and full compensation hereunder; provided, that for purposes of this Section 9.2(a)(iii), the term “Takeover Proposal” will have the meaning assigned to such term in Article X, except that references to “25%” will be deemed to be references to “50%”; or
(iv) by MRCC pursuant to Section 9.1(c)(iv) and at such time a MRCC Termination Fee (as defined in the Merger Agreement) is payable to HRZN thereunder, MRCC shall cause the third party that made such Takeover Proposal (as defined in the Merger Agreement) (or its designee) to pay MCIP, to the fullest extent permitted by applicable Law, the Termination Fee (less any Expense Reimbursement previously received by MCIP) as liquidated damages and full compensation hereunder.
The Termination Fee shall be paid by wire transfer of immediately available funds to an account designated in writing to the Competing Bidder by MCIP if MCIP shall have furnished to the Competing Bidder wire payment instructions prior to the date of payment or, otherwise, by certified or official bank check. In the event that the Termination Fee becomes payable and is paid pursuant to this Section 9.2(a), the Termination Fee shall be MCIP’s sole and exclusive remedy for monetary damages under this Agreement.

(b) The parties acknowledge that the agreements contained in this Section 9.2 are an integral part of the Transactions, that without these agreements each party would not have entered into this Agreement, and that any amounts payable pursuant to this Section 9.2 do not constitute a penalty. If the Monroe Advisor or the Competing Bidder, as applicable, fails to pay MCIP any amounts due to MCIP pursuant to this Section 9.2 within the time periods specified in this Section 9.2, the Monroe Advisor or the Competing Bidder, as applicable, shall pay reasonable and documented out-of-pocket costs and expenses (including reasonable attorneys’ fees and expenses) incurred by MCIP in connection with any action, including the filing of any lawsuit, taken to collect payment of such amounts, together with interest on such unpaid amounts from the date payment of such amounts was due at the prime lending rate in effect on the date payment was due as published in The Wall Street Journal (or any successor publication thereto), calculated on a daily basis from the date such amounts were required to be paid until the date of actual payment. For the avoidance of doubt, to the extent payment of all or any portion of the Expense Reimbursement or Termination Fee pursuant to this Section 9.2 is not permitted by applicable Law, notwithstanding anything to the contrary, (x) the portion of the Expense Reimbursement or Termination Fee that is permitted by applicable Law to be paid shall be required to be paid pursuant to this Section 9.2 and (y) there shall be no liability to MCIP or any other Person for non-payment of any portion of the Expense Reimbursement or Termination Fee that is not permitted by applicable Law to be paid.
9.3 Effect of Termination. In the event of termination of this Agreement by either MRCC or MCIP as provided in Section 9.1, this Agreement shall forthwith become void and have no effect, and none of MCIP, MRCC, any of their respective Affiliates or Consolidated Subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever under this Agreement, or in connection with the Transactions, except that Section 7.5(b), Article IX and Article XI (including, in each case, any applicable definitions) shall survive any termination of this Agreement; provided, however, that nothing herein shall relieve any party from any liabilities for damages incurred or suffered by another party arising out of the willful or intentional breach by such party of any provision of this Agreement or a failure or refusal by such party to consummate this Agreement and the Transactions when such party was obligated to do so in accordance with the terms hereof.
9.4 Fees and Expenses. Subject to Section 9.2, all fees and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such fees or expenses, whether or not the Transactions are consummated; provided, however, notwithstanding the foregoing, all filing and other fees in connection with any filing under the HSR Act shall be borne equally by each of MRCC and MCIP; provided, further, in the event this Agreement is terminated (x) by MRCC pursuant to Section 9.1(c)(ii) or (y) by MCIP or MRCC pursuant to any provision of Section 9.1 at a time when this Agreement was terminable by MCIP pursuant to Section 9.1(b)(iii), Section 9.1(d)(i) (solely to the extent that MRCC has committed a willful or intentional breach), Section 9.1(d)(ii) or Section 9.1(d)(iii), then MRCC (or, if payment by MRCC is not permitted by applicable Law, to the extent provided in Section 9.2(a)(ii), Monroe Advisor) shall, to the fullest extent permitted by applicable Law and notwithstanding anything to the contrary in Section 9.2(a)(ii), bear the full amount of the Expense Reimbursement.
9.5 Amendment. This Agreement may be amended by the parties, by action taken or authorized by their respective Boards of Directors (acting upon the recommendation of the MRCC Special Committee or the MCIP Special Committee, as applicable), at any time before or after the Requisite Vote has been obtained; provided, however, that after the Requisite Vote has been obtained, there may not be, without further approval of such stockholders, any amendment of this Agreement that requires such further approval under applicable Law. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.
9.6 Extension; Waiver. At any time prior to the Closing, each party, by action taken or authorized by the MRCC Board (acting upon the recommendation of the MRCC Special Committee), or the MCIP Board (acting upon the recommendation of the MCIP Special Committee), as applicable, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or (c) waive compliance by the other parties with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other non-compliance.
ARTICLE X

CERTAIN DEFINITIONS
“Affiliate” of a Person means any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the first Person (it being understood that no portfolio company in which any Person has, directly or indirectly, made a debt or equity investment that is, would or should be reflected in the schedule of investments included in the quarterly or annual reports of such Person that are filed with the SEC shall be an Affiliate of such Person). The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” has a meaning correlative thereto.
“Borrower” or “Borrowers” means those Persons who constitute “borrowers” (or any similarly defined entity) under the Purchased Loan Documents.

“Business Day” means any day other than a Saturday or Sunday or a day on which banks are required or authorized to close in the City of New York.
“Competing Bidder” means any Person or group of Persons who submit a Takeover Proposal to the MRCC Board or MRCC stockholders.
“Consent” means, with respect to any Purchased Asset, any consent of the Borrower, the administrative agent, the issuer, any co-investor or other Person required to sell, assign, transfer, convey or deliver such Purchased Asset, or to designate any party as a successor agent.
“Consolidated Subsidiary”, when used with respect to any Person, means any corporation, partnership, limited liability company or other Person, whether incorporated or unincorporated, that is consolidated with such Person for financial reporting purposes under GAAP.
“Contract” means any agreement, contract, lease, mortgage, evidence of indebtedness, indenture, license or instrument, whether oral or written, and shall include each amendment, supplement and modification to the foregoing, to which a Person or any of its Consolidated Subsidiaries is a party or by which any of them may be bound.
“Delayed Transfer Asset” means any Purchased Asset that is not sold, assigned, transferred, conveyed or delivered to MCIP on the Closing Date, that by its terms, may be transferred to an Affiliate without third party Consent, but with respect to which the documentation required under the Purchased Loan Documents or Purchased Equity Governing Documents has not been finalized and accepted by the administrative agent or other relevant third party.
“EDGAR” means the SEC’s Electronic Data Gathering Analysis and Retrieval System.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder.
“Governmental Entity” means any federal, state, local, or foreign government or other governmental body, any agency, commission or authority thereof, any regulatory or administrative authority, any quasi-governmental body, any self-regulatory agency, any court, tribunal, or judicial body, or any political subdivision, department or branch of any of the foregoing.
“Indebtedness” shall mean (a) any indebtedness or other obligation for borrowed money, (b) any indebtedness evidenced by a note, bond, debenture or similar instrument, (c) any liabilities or obligations with respect to interest rate swaps, collars, caps and similar hedging obligations, (d) any capitalized lease obligations, (e) any direct or contingent obligations under letters of credit, bankers’ acceptances, bank guarantees, surety bonds and similar instruments, each to the extent drawn upon and unpaid, (f) any obligation to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business) and (g) guarantees in respect of clauses (a) through (f), in each case excluding obligations to fund commitments to portfolio companies entered into in the ordinary course of business.
“Independent Director” means, with respect to MCIP or MRCC, each director who is not an “interested person,” as defined in the Investment Company Act, of MCIP or MRCC, as the case may be.
“Intervening Event” means with respect to MRCC any event, change or development first occurring or arising after the date hereof that is material to MRCC and its Consolidated Subsidiaries, taken as whole, that was not known to, or reasonably foreseeable by, any member of MRCC’s board of directors, as of or prior to the date hereof and did not result from or arise out of the announcement or pendency of, or any actions required to be taken by MRCC (or to be refrained from being taken by MRCC) pursuant to, this Agreement; provided, however, that in no event shall the following events, circumstances, or changes in circumstances constitute an Intervening Event: (a) the receipt, existence, or terms of a Takeover Proposal or any matter relating thereto or consequence thereof or any inquiry, proposal, offer, or transaction from any third party relating to or in connection with a transaction of the nature described in the definition of “Takeover Proposal” (which, for the purposes of the Intervening Event definition, shall be read without reference to the percentage thresholds set forth in the definition thereof); (b) any failure, in and of itself, by MRCC to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period; (c) changes in general economic, social or political conditions or the financial markets in general, including the commencement or escalation of a war, armed hostilities or other material international or national calamity or acts of terrorism or earthquakes, hurricanes, other natural disasters or acts of God or pandemics (including the impact on economies generally and the results of any actions taken by Governmental Entities in response thereto); and (d) general changes or developments in the industries in which MRCC and its Consolidated Subsidiaries operate, including general changes in Law after the date hereof across such industries; provided, however, that (A) the exceptions in clauses (b) and (c) shall not apply to the underlying causes giving rise to or contributing to such change or prevent any of such underlying causes from being taken into account in determining whether an Intervening Event has occurred unless such underlying causes are otherwise excluded from the definition of Intervening Event and (B) the exceptions in clauses (d) and (e) shall not apply to the extent such changes or developments referred to therein have a materially disproportionate adverse impact on MRCC and its Consolidated Subsidiaries, taken as a whole, relative to other participants of similar sizes engaged in the industries in which MRCC conducts its businesses.
“Investment Advisers Act” means the Investment Advisers Act of 1940, as amended, and the rules promulgated thereunder.
“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules promulgated thereunder.

“knowledge” means (i) for MRCC, the actual knowledge of its executive officers and directors set forth in Section 9 of MRCC Disclosure Schedule, (ii) for MCIP, the actual knowledge of its executive officers and directors set forth in Section 9 of the MCIP Disclosure Schedule and (iii) for Monroe Advisor, the actual knowledge of its executive officers and directors set forth in Section 9 of Monroe Advisor Disclosure Schedule.
“Law” means any federal, state, local or foreign law (including the common law), statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction or any Permit or similar right granted by any Governmental Entity.
“Liens” means all security interests, liens, claims, pledges, easements, mortgages, rights of first offer or refusal or other encumbrances.
“Material Adverse Effect” means, (x) with respect to MRCC or Monroe Advisor, as the case may be, any event, development, change, effect or occurrence (each, an “Effect”) that is, or would reasonably be expected to be, individually or in the aggregate, materially adverse to (i) the business, operations, condition (financial or otherwise) or results of operations of such party and its Consolidated Subsidiaries, taken as a whole, other than (A) any Effect resulting from or attributable to (1) changes in general economic, social or political conditions or the financial markets in general, including the commencement or escalation of a war, armed hostilities or other material international or national calamity or acts of terrorism or earthquakes, hurricanes, other natural disasters or acts of God or pandemics (including the impact on economies generally and the results of any actions taken by Governmental Entities in response thereto), (2) general changes or developments in the industries in which such party and its Consolidated Subsidiaries operate, including general changes in Law after the date hereof across such industries, except, in the case of the foregoing clauses (1) and (2), to the extent such changes or developments referred to therein have a materially disproportionate adverse impact on such party and its Consolidated Subsidiaries, taken as a whole, relative to other participants of similar sizes engaged in the industries in which such party conducts its businesses or (3) the announcement of this Agreement or the Transactions or the identities of the parties to this Agreement or (B) any failure, in and of itself, to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period, as the case may be, or (ii) the ability of such party to timely perform its material obligations under this Agreement or consummate the Transactions and (y) with respect to MCIP, any Effect that is, or would reasonably be expected to be, individually or in the aggregate, materially adverse to the ability of MCIP to timely perform its material obligations under this Agreement or to consummate the Transactions.
“Merger Effective Time” means the “Effective Time” as defined in the Merger Agreement.
“MRCC Loan Documents” means the Second Amended and Restated Senior Secured Revolving Credit Agreement, dated March 5, 2019, and amended, by and among MRCC, as borrower, the Lenders party thereto, and ING Capital LLC, as administrative agent.
“MRCC Superior Proposal” means a bona fide written Takeover Proposal that was not knowingly solicited by, or the result of any knowing solicitation by, MRCC or any of its Consolidated Subsidiaries or by any of their respective Affiliates or Representatives in violation of this Agreement, made by a third party that would result in such third party becoming the beneficial owner, directly or indirectly, of more than 75% of the total voting power of MRCC or more than 75% of the assets of MRCC on a consolidated basis (a) on terms which the MRCC Board, including the MRCC Special Committee, determines in good faith to be superior for the stockholders of MRCC (in their capacity as stockholders), taken as a group, from a financial point of view as compared to the Asset Purchase, (b) that is reasonably likely to be consummated (taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal, including any conditions, and the identity of the offeror) in a timely manner and in accordance with its terms and (c) in respect of which any required financing has been determined in good faith by the MRCC Board (including the MRCC Special Committee) to be reasonably likely to be obtained, as evidenced by a written commitment of a reputable financing source.
“Order” means any writ, injunction, judgment, order or decree entered, issued, made or rendered by any Governmental Entity.
“Permit” means any license, permit, variance, exemption, approval, qualification, or Order of any Governmental Entity.
“Permitted Indebtedness” means Indebtedness of MRCC and its Consolidated Subsidiaries (i) outstanding as of the date of this Agreement or (ii) Indebtedness incurred after the date of this Agreement to the extent permitted by the 1940 Act that is substantially consistent with the past practices of MRCC.
“Permitted Liens” means (a) Liens for Taxes not yet due and payable or that are due but are not delinquent or that are being contested in good faith by appropriate proceedings, and in each case, as to which adequate reserves have been established in accordance with GAAP or (b) any other Liens that shall be released on or prior to the Closing.
“Person” means an individual, a (general or limited) partnership, a corporation, a limited liability company, an association, a trust, a joint venture, a Governmental Entity or other legal entity or organization.
“Post-Closing Tax Period” means any taxable period beginning after the Closing or, with respect to any Straddle Period, the portion of such Straddle Period beginning after the Closing.
“Previously Disclosed” means information (i) with respect to MRCC, (A) set forth by MRCC in the MRCC Disclosure Schedule or (B) previously disclosed since the Applicable Date in any MRCC SEC Report, and (ii) with respect to MCIP, (A) set forth by MCIP in the

MCIP Disclosure Schedule or (B) previously disclosed since the Applicable Date in any MCIP SEC Report; provided, however, that any risk factor disclosures contained under the heading “Risk Factors,” any disclosure of risks included in any “forward-looking statements” disclaimer or any other statements that are similarly predictive or forward-looking in nature in any MRCC SEC Report or MCIP SEC Report, as the case may be, shall not be deemed to be “Previously Disclosed.”
“Pre-Closing Tax Period” means any taxable period ending at or prior to the Closing or, with respect to any Straddle Period, the portion of such Straddle Period ending at the Closing.
“Proceeding” means an action, suit, arbitration, investigation, examination, litigation, lawsuit or other proceeding, whether civil, criminal or administrative.
“Proxy Statement” means any proxy statement in definitive form relating to any stockholders meeting held by a party hereto in connection with this Agreement and the Transactions, including the MRCC Stockholders Meeting.
“Purchased Equity Governing Documents” means, with respect to a Purchased Equity Interest, the certificate or articles of incorporation, certificate of formation or partnership, limited liability company or partnership agreement, stockholders agreement, option or warrant agreement, registration rights agreement, buy-sell arrangement and any other document that governs or otherwise affects the terms of any Purchased Equity Interest.
“Purchased Equity Interests” means the equity interests identified on the Schedule of Transferred Assets.
“Purchased Loans” means the loans identified on the Schedule of Transferred Assets.
“Purchased Loan Documents” means the credit and financing agreements, guarantees, subordination agreements, Purchased Loan Notes (if applicable), lease agreements (including all related schedules, sub-schedules and supplements and delivery and acceptance certificates), mortgages, deeds of trust, security agreements (including pledge and control agreements), financing statements, intercreditor agreements, and other instruments and documents affecting MRCC or its Consolidated Subsidiaries’ ownership and economic rights with respect to the Purchased Loans which are executed and delivered to or otherwise obtained by MRCC or its Consolidated Subsidiaries, or in which MRCC or its Consolidated Subsidiaries have an interest, in connection with the Purchased Loans in effect as of the Closing Date.
“Purchased Loan Files” means credit and transaction files of MRCC and its Consolidated Subsidiaries relating to the Purchased Loans, including Purchased Loan Documents, third party reports, operating statements, Borrower financial statements, budgets, recent borrowing base, compliance and advance certificates, and all other documents that relate to the Purchased Loans.
“Purchased Loan Notes” means the original executed promissory notes (or copies, to the extent that only copies of such promissory notes are in MRCC’s or its subsidiaries’ possession or control) issued to the order of MRCC or its subsidiaries, or copies of a “master” note if no such note was issued to MRCC or its subsidiaries, or an allonge endorsing a note in favor of MRCC or its subsidiaries, in each case evidencing indebtedness owing to MRCC or its subsidiaries under a Purchased Loan.
“Regulatory Approvals” means all applications and notices with, and receipt of consents, authorizations, approvals, exemptions or nonobjections from any Governmental Entity.
“Requisite Vote” means the affirmative vote of a majority of the votes entitled to be cast on the matter by the holders of outstanding shares of MRCC Common Stock to approve the Stockholder Matters at a duly held meeting of MRCC stockholders to the extent required by applicable Law.
“Restricted Asset” means any Purchased Asset which is not sold, assigned, transferred, conveyed or delivered to MCIP on the Closing Date due to the fact that all Consents with respect to such Purchased Asset were not obtained by the Closing Date (excluding in all events any Delayed Transfer Asset).
“Schedule of Transferred Assets” means the list of Purchased Loans and Purchased Equity Interests attached hereto as Schedule A. Such Schedule identifies the Purchased Loans and Purchased Equity Interests which are being transferred to MCIP, together with such information with respect to each such Purchased Loan and Purchased Equity Interest as MCIP may reasonably require.
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, and the rules promulgated thereunder.
“Stockholder Matters” means any matters required to be approved or adopted by the stockholders of MRCC and/or MCIP, as applicable, in order to effect the Transactions.
“Straddle Period” means any taxable period beginning before the Closing and ending after the Closing.
“Takeover Proposal” means any inquiry, proposal, discussions, negotiations or offer from any Person or group of Persons (other than MRCC or any of their respective Affiliates) (a) with respect to a merger, consolidation, tender offer, exchange offer, stock acquisition, asset acquisition, share exchange, business combination, recapitalization, liquidation, dissolution, joint venture or similar transaction involving MRCC or any of its Consolidated Subsidiaries, as applicable, or (b) relating to any direct or indirect acquisition, in one transaction or a series of transactions, of (i) assets or businesses (including any mortgage, pledge or similar disposition thereof but excluding any bona fide financing transaction) that constitute or represent, or would constitute or represent if such transaction is consummated, 25% or more of the total assets, net revenue or net income of MRCC and its Consolidated Subsidiaries, taken as a whole, or (ii) 25% or more of the outstanding shares of capital stock of, or other equity or voting interests in, MRCC or in any of MRCC’s Consolidated Subsidiaries, as applicable, in each case other than the Transactions or the Mergers.
“Tax” means all federal, state, local, and foreign income, excise, gross receipts, gross income, profits, gains, property, capital, sales, transfer, use, payroll, employment, severance, withholding, duties, franchise, value added and other taxes, charges, levies or like assessments together with all penalties and additions to tax and interest thereon.
“Tax Dividend” means a dividend or dividends, with respect to any applicable tax year, which is deductible pursuant to the dividends paid deduction under Section 562 of the Code, and shall have the effect of distributing to MRCC’s stockholders all of its previously undistributed (i) “investment company taxable income” within the meaning of Section 852(b) of the Code (determined without regard to Section 852(b)(2)(D) of the Code), (ii) any prior year shortfall as determined under Section 4982(b)(2) of the Code, (iii) amounts constituting the excess of (A) the amount specified in Section 852(a)(1)(B)(i) of the Code over (B) the amount specified in Section 852(a)(1)(B)(ii) of the Code, and (iv) net capital gain (within the meaning of Section 1222(11) of the Code), if any, in each case recognized either in the applicable tax year or any prior tax year.
“Tax Return” means a report, return, statement, form or other information (including any schedules, attachments or amendments thereto) required to be supplied to a Governmental Entity with respect to Taxes including, where permitted or required, consolidated, combined or unitary returns for any group of entities.
“Transactions” means the transactions contemplated by this Agreement, including the Asset Purchase, but excluding for the avoidance doubt, the Mergers.
“Transfer Tax” shall mean any sales, use, transfer, documentary, stamp, real property transfer or other similar Taxes imposed on or payable in connection with the Transactions.
“Treasury Regulations” means all final and temporary federal income tax regulations, as amended from time to time, issued under the Code by the United States Treasury Department.

Table of Definitions

Term:	Section:
Acceptable Courts	11.6
Agreement	Preamble
Applicable Date	3.5(a)
ASC Topic 820	3.6(i)
Asset Purchase	Recitals
Assumed Obligations	Recitals
Bankruptcy and Equity Exception	3.3(a)
BDC	Recitals
Closing	1.7
Closing Date	1.7
Closing MRCC Asset Value	2.1
Determination Date	2.1
Disclosure Schedule	11.9
DOJ	7.1(a)
Excluded Assets	1.3
Excluded Obligations	1.4
Expense Reimbursement	9.2(a)(ii)
FTC	7.1(a)
GAAP	3.6(a)
HRZN	Recitals
HSR Act	3.4
KPMG	3.6(a)
Loan Repayment	1.7(A)
MCIP	Preamble
MCIP Board	Recitals
MCIP Disclosure Schedule	11.9
MCIP SEC Reports	4.4(a)
Merger	Recitals
Mergers	Recitals
Merger Agreement	Recitals
Monroe Advisor	Preamble
Monroe Advisors Disclosure Schedule	11.9
MRCC	Preamble
MRCC Adverse Recommendation Change	7.4(a)
MRCC Balance Sheet	3.6(b)
MRCC Board	Recitals
MRCC Board Recommendation	3.3(a)
MRCC Bylaws	3.1(b)
MRCC Capitalization Date	3.2(a)
MRCC Charter	3.1(b)
MRCC Disclosure Schedule	11.9
MRCC Intervening Event Notice Period	7.4(e)
MRCC Intervening Event Recommendation Change	7.4(e)
MRCC SEC Reports	3.5(a)
MRCC Special Committee	Recitals
MRCC Stockholders Meeting	3.3(a)
Notice of a MRCC Superior Proposal	7.4(b)
Payoff Letters	1.7(a)
Purchase Price	2.2
Purchase Price Allocation	7.8(b)
Purchased Assets	1.1
Representatives	7.3(a)
RIC	6.2(b)
Rights	3.2(a)
RSM	3.6(a)
Sarbanes-Oxley Act	3.6(g)
SDAT	3.1(a)
Second Merger	Recitals
Surviving Company	Recitals
Takeover Approval	7.4(a)(ii)
Takeover Proposal	9.2(a)(ii)
Takeover Statutes	3.15
Termination Date	9.1(b)(ii)
Termination Fee	9.2(a)(i)
Voting Debt	3.2(a)

ARTICLE XI
GENERAL PROVISIONS
11.1 Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements set forth in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for and subject to Section 9.3 and for those other covenants and agreements contained in this Agreement that by their express terms apply or are to be performed in whole or in part after the Effective Time.
11.2 Notices. All notices and other communications in connection with this Agreement shall be in writing and shall be deemed given if delivered personally, sent via email (provided that the transmission is followed up within one (1) Business Day by dispatch pursuant to one of the other methods described herein), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to MRCC, to:

155 North Wacker Drive, Floor 35 Chicago, Illinois 60606
Attention:	Theodore L. Koenig
Mick Solimene
Email:	tkoenig@monroecap.com
msolimene@monroecap.com

with a copy, which will not constitute notice, to:

Dechert LLP
Cira Centre
2929 Arch Street
Philadelphia, PA 19104
Attention:	Eric Siegel, Esq. Clay Douglas, Esq.
Email:	eric.siegel@dechert.com
clay.douglas@dechert.com

and
Nelson Mullins Riley & Scarborough LLP
101 Constitution Avenue NW, Suite 900
Washington, DC 20001
Attention:	Jonathan H. Talcott
Michael K. Bradshaw, Jr.
E-mail:	jon.talcott@nelsonmullins.com
mike.bradshaw@nelsonmullins.com

If to MCIP, to:

155 North Wacker Drive, Floor 35
Chicago, Illinois 60606
Attention:	Theodore L. Koenig Mick Solimene
Email:	tkoenig@monroecap.com
msolimene@monroecap.com

with a copy, which will not constitute notice, to:

Dechert LLP
Cira Centre
2929 Arch Street
Philadelphia, PA 19104
Attention:	Eric Siegel, Esq.
Clay Douglas, Esq.
Email:	eric.siegel@dechert.com
clay.douglas@dechert.com

and
Eversheds Sutherland (US) LLP
700 6th St NW, Suite 700
Washington, DC 20001
Attention:	Stephani Hildebrandt
Doug Leary
E-mail:	stephanihildebrandt@eversheds-sutherland.com
dougleary@eversheds-sutherland.com

Each such notice or other communication shall be effective upon receipt (or refusal of receipt).
11.3 Interpretation; Construction. When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to an Article or Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The terms “cash,” “dollars” and “$” mean United States dollars. All schedules and exhibits hereto shall be deemed part of this Agreement and included in any reference to this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that any term, provision, covenant or restriction is invalid, void or unenforceable, it is the express intention of the parties that such term, provision, covenant or restriction be enforced to the maximum extent permitted. The parties have jointly participated in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.
11.4 Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile or other electronic means), all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties (including by facsimile or other electronic means), it being understood that each party need not sign the same counterpart.
11.5 Entire Agreement. This Agreement (including the documents and the instruments referred to in this Agreement) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement.
11.6 Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed and construed in accordance with the Laws of the State of Maryland applicable to contracts made and performed entirely within such state, without regard to any applicable conflicts of law principles that would cause the application of the Laws of another jurisdiction, except to the extent governed by the Investment Company Act, in which case the Investment Company Act shall control. The parties hereto agree that any Proceeding brought by any party to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Transactions shall be brought in the Circuit Court for Baltimore City, Maryland, or if jurisdiction over the matter is vested exclusively in federal courts, the United States District Court for the District of Maryland, and the appellate courts to which orders and judgments therefore may be appealed (collectively, the “Acceptable Courts”). In any such judicial proceeding, each of the parties further consents to the assignment of any proceeding in the Circuit Court for Baltimore City, Maryland to the Business and Technology Case Management Program pursuant to Maryland Rule 16-205 (or any successor thereof). Each of the parties hereto submits to the jurisdiction of any Acceptable Court in any Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Transactions and hereby irrevocably waives the benefit of jurisdiction derived from present or future domicile or otherwise in such Proceeding. Each party hereto irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any Proceeding in any such Acceptable Court or that any such Proceeding brought in any such Acceptable Court has been brought in an inconvenient forum. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. Each party hereto (a) certifies that no representative of any other party has represented, expressly or otherwise, that such other party would not, in the event of any action, suit or proceeding, seek to enforce the foregoing waiver, (b) certifies that it makes this waiver voluntarily and (c) acknowledges that it and the other parties hereto have been induced to enter into this Agreement, by, among other things, the mutual waiver and certifications in this Section 11.6.
11.7 Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by any of the parties (whether by operation of law or otherwise) without the prior written consent of the other parties. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by each of the parties and their respective successors and assigns. This Agreement (including the documents and instruments referred to in this Agreement) is not intended to and does not confer upon any Person other than the parties hereto any rights or remedies under this Agreement.
11.8 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal or state court located in the State of Maryland, without proof of actual damages (and each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereto agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that any other party hereto has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity.
11.9 Disclosure Schedule. Before entry into this Agreement, MCIP, MRCC and Monroe Advisor each delivered to the other party a schedule (the “MCIP Disclosure Schedule”, the “MRCC Disclosure Schedule” and the “Monroe Advisors Disclosure Schedule”, respectively, each, a “Disclosure Schedule”) that sets forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Article III, Article IV or Article V, as applicable, or to one or more covenants contained herein; provided, however, that notwithstanding anything in this Agreement to the contrary, the mere inclusion of an item as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had or would be reasonably likely to have a Material Adverse Effect. Each Disclosure Schedule shall be numbered to correspond with the sections and subsections contained in this Agreement. The disclosure in any section or subsection of each Disclosure Schedule, shall qualify only (i) the corresponding section or subsection, as the case may be, of this Agreement, (ii) other sections or subsections of this Agreement to the extent specifically cross-referenced in such section or subsection thereof, and (iii) other sections or subsections of this Agreement to the extent it is reasonably apparent from a reading of the disclosure that such disclosure is applicable to such other sections or subsections.
[Signature Page Follows]

IN WITNESS WHEREOF, MRCC, MCIP and Monroe Advisor have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

MRCC:

MONROE CAPITAL CORPORATION

By:	/s/ Theodore Koenig
	Name:	Theodore Koenig
	Title:	Chief Executive Officer

MCIP:

MONROE CAPITAL INCOME PLUS CORPORATION

By:	/s/ Theodore Koenig
	Name:	Theodore Koenig
	Title:	President Chief Executive Officer

MONROE ADVISOR:

MONROE CAPITAL BDC ADVISORS, LLC

By:	/s/ Theodore Koenig
	Name:	Theodore Koenig
	Title:	President and Chief Executive Officer

[Signature Page to Asset Purchase Agreement]

EXHIBIT A

Purchase Price Allocation
The Purchase Price (plus any other amounts treated as purchase price and liabilities treated as assumed, in each case, for U.S. federal income tax purposes) will be allocated among the Purchased Assets in accordance with the principles of section 1060 of the Code and the regulations thereunder (and any similar provision of state, local, or foreign Law, as appropriate) pursuant to an allocation schedule to be prepared by the parties to the Agreement promptly following the Closing and cooperating in good faith.

Schedule A

Schedule of Transferred Assets

See attached.
Reference is made to the attached Schedule of Investments of Monroe Capital Corporation as of June 30, 2025, as updated to reflect any acquisitions or dispositions of equity or debt investments between such date and the Effective Time.

Annex B
AGREEMENT AND PLAN OF MERGER

among

HORIZON TECHNOLOGY FINANCE CORPORATION,

HMMS, INC.,

MONROE CAPITAL CORPORATION,

MONROE CAPITAL BDC ADVISORS, LLC

and

HORIZON TECHNOLOGY FINANCE MANAGEMENT LLC

Dated as of August 7, 2025

B-i

B-ii

AGREEMENT AND PLAN OF MERGER
AGREEMENT AND PLAN OF MERGER, dated as of August 7, 2025 (this “Agreement”), among Horizon Technology Finance Corporation., a Delaware corporation (“HRZN”), HMMS, Inc., a Maryland corporation and wholly-owned direct Consolidated Subsidiary of HRZN (“Merger Sub”), Monroe Capital Corporation, a Maryland corporation (“MRCC”), Monroe Capital BDC Advisors, LLC, a Delaware limited liability company (“MRCC Advisor”), and Horizon Technology Finance Management LLC, a Delaware limited liability company (“HRZN Advisor”, together with MRCC Advisor, each an “Advisor” and collectively, the “Advisors”).
RECITALS
A. Each of MRCC and HRZN has previously elected to be regulated as a business development company (“BDC”), as defined in Section 2(a)(48) of the Investment Company Act, and MRCC Advisor is the investment adviser of MRCC and HRZN Advisor is the investment adviser of HRZN;
B. Upon the terms and subject to the conditions set forth in this Agreement, MRCC, HRZN and Merger Sub intend to merge Merger Sub with and into MRCC (the “Merger”), with MRCC as the surviving company in the Merger (sometimes referred to in such capacity as the “Surviving Company”).
C. Immediately after the Merger and the Terminations, the Surviving Company shall merge with and into HRZN (the “Second Merger” and, together with the Merger, the “Mergers”), with HRZN as the surviving company in the Second Merger.
D. The Board of Directors of MRCC (the “MRCC Board”), including all of the Independent Directors of MRCC, upon the recommendation of a committee of the MRCC Board comprised solely of Independent Directors of MRCC (the “MRCC Special Committee”), has unanimously (i) determined that (x) this Agreement and the terms of the Mergers and the Transactions are advisable and in the best interests of MRCC and (y) the interests of MRCC’s existing stockholders will not be diluted (as provided under Rule 17a-8 of the Investment Company Act) as a result of the Transactions, (ii) approved this Agreement, the Transactions and any other MRCC Matters, (iii) directed that the MRCC Matters be submitted to MRCC’s stockholders for approval at the MRCC Stockholder Meeting, and (iv) resolved to recommend that the stockholders of MRCC adopt and approve the MRCC Matters.
E. The Board of Directors of HRZN (the “HRZN Board”), including all of the Independent Directors of HRZN, upon the recommendation of a committee of the HRZN Board comprised solely of Independent Directors of HRZN (the “HRZN Special Committee”), has unanimously (i) determined that (x) this Agreement and the terms of the Mergers and the Transactions are advisable and in the best interests of HRZN and (y) the interests of HRZN’s existing stockholders will not be diluted (as provided under Rule 17a-8 of the Investment Company Act) as a result of the Transactions, (ii) approved this Agreement, the Transactions, the proposed issuance of HRZN Common Stock in connection with the Merger and any other HRZN Matters, (iii) directed that the HRZN Matters be submitted to HRZN’s stockholders for approval at the HRZN Stockholder Meeting, and (iv) resolved to recommend that the stockholders of HRZN adopt and approve the HRZN Matters.
F. The Board of Directors of Merger Sub has unanimously (i) determined that this Agreement and the terms of the Mergers and the Transactions are advisable and in the best interests of Merger Sub and its sole stockholder, (ii) approved, adopted and declared advisable this Agreement and the Transactions (including the Merger), (iii) directed that the Merger be submitted to HRZN for consideration and approval, in HRZN’s capacity as the sole stockholder of Merger Sub, and (iv) resolved to recommend the approval of the Transactions (including the Merger) by HRZN, in HRZN’s capacity as the sole stockholder of Merger Sub.
G. The parties intend the Mergers to be treated as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations promulgated thereunder, and intend for this Agreement to constitute a “plan of reorganization” within the meaning of the Code.
H. Immediately prior to but subject to the consummation of the Mergers, pursuant to the terms and conditions of that certain Asset Purchase Agreement, dated as of the date hereof, by and among MRCC, Monroe Capital Income Plus Corporation (“MCIP”) and the other parties thereto (as amended in compliance of Section 6.3 of this Agreement, the “Asset Purchase Agreement”), MRCC will sell substantially all of its assets to MCIP in exchange for cash payments (such transaction, the “MCIP Transaction”).
I. The parties desire to make certain representations, warranties, covenants and other agreements in connection with the Transactions and also to prescribe certain conditions to the Transactions.
NOW, THEREFORE, in consideration of the representations, warranties, covenants and other agreements contained in this Agreement, the parties agree as follows:
ARTICLE I

THE MERGERS
1.1 The Merger. Subject to the terms and conditions of this Agreement, in accordance with the Maryland General Corporation Law (the “MGCL”), at the Effective Time, Merger Sub shall merge with and into MRCC, and the separate corporate existence of the Merger Sub shall cease. MRCC shall be the surviving company in the Merger and shall continue its existence as a corporation under the Laws of the State of Maryland.

1.2 Closing. On the terms and subject to the conditions set forth in this Agreement, the closing of the Merger (the “Closing”) shall take place by remote communication and by the exchange of signatures by electronic transmission on the date that is five (5) Business Days after the satisfaction or waiver of the latest to occur of the conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), unless otherwise agreed in writing by the parties to this Agreement (the “Closing Date”).
1.3 Effective Time. The Merger shall become effective as set forth in the articles of merger with respect to the Merger (the “Articles of Merger”) that shall be filed with, and accepted for record by, the State Department of Assessments and Taxation of Maryland (the “SDAT”) on the Closing Date. The term “Effective Time” shall be the date and time when the Merger becomes effective as set forth in the Articles of Merger.
1.4 Effects of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in the MGCL.
1.5 Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of MRCC, HRZN or Merger Sub or the holder of any of the following securities:
(a) Each share of common stock, par value $0.001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Company.
(b) All shares of common stock, par value $0.001 per share, of MRCC (the “MRCC Common Stock”) issued and outstanding immediately prior to the Effective Time that are owned by HRZN or any of its Consolidated Subsidiaries (including Merger Sub) shall be cancelled and shall cease to exist, and no shares of common stock, par value $0.001 per share, of HRZN (the “HRZN Common Stock”) or any other consideration shall be delivered in exchange therefor (such shares, the “Cancelled Shares”).
(c) Subject to Section 1.5(e), each share of MRCC Common Stock issued and outstanding immediately prior to the Effective Time, except for the Cancelled Shares, shall be converted, in accordance with and subject to the procedures set forth in Article II, into the right to receive a number of shares of HRZN Common Stock equal to the Exchange Ratio (the “Merger Consideration”).
(d) All of the shares of MRCC Common Stock converted into the right to receive the Merger Consideration pursuant to this Article I shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time, and each such share of MRCC Common Stock, all of which are in non-certificated book-entry form, shall thereafter represent only the right to receive the Merger Consideration, cash in lieu of fractional shares into which such shares of MRCC Common Stock represented in non-certificated book-entry form have been converted pursuant to Section 2.2 and any dividends or other distributions payable pursuant to Section 2.4(b).
(e) The Exchange Ratio shall be appropriately adjusted (to the extent not already taken into account in determining the Closing MRCC Net Asset Value and/or the Closing HRZN Net Asset Value, as applicable) if, between the Determination Date and the Effective Time, the respective outstanding shares of HRZN Common Stock or MRCC Common Stock shall have been increased or decreased or changed into or exchanged for a different number or kind of shares or securities, in each case, as a result of any reclassification, recapitalization, stock split, reverse stock split, split-up, merger, issue tender or exchange offer, combination or exchange of shares or similar transaction, or if a stock dividend or dividend payable in any other securities or similar distribution shall be authorized and declared with a record date within such period (as permitted by this Agreement), in each case, to provide the stockholders of MRCC and HRZN the same economic effect as contemplated by this Agreement prior to such event, and as so adjusted shall, from and after the date of such event, be the Exchange Ratio. Nothing in this Section 1.5(e) shall be construed to permit any party hereto to take any action that is otherwise prohibited or restricted by any other provision of this Agreement.
(f) Each share of HRZN Common Stock outstanding immediately prior to the Effective Time shall remain outstanding as a share of HRZN Common Stock.
1.6 The Second Merger.
(a) Subject to the terms and conditions of this Agreement, in accordance with the MGCL and the Delaware General Corporate Law (“DGCL”), at the Second Effective Time, the Surviving Company shall merge with and into HRZN, and the separate corporate existence of the Surviving Company shall cease. HRZN shall be the surviving company in the Second Merger and shall continue its existence as a corporation under the Laws of the State of Delaware. The Second Merger shall become effective (the “Second Effective Time”) as set forth in (i) the articles of merger with respect to the Second Merger (the “Second Articles of Merger”) that HRZN shall file with the SDAT and (ii) the certificate of ownership and merger with respect to the Second Merger (the “Certificate of Merger”) that HRZN shall file with the Secretary of State of the State of Delaware (the “DE SOS”), it being understood that HRZN and the Surviving Company shall cause the Second Effective Time to occur immediately following the Effective Time. At and after the Second Effective Time, the Second Merger shall have the effects set forth in the MGCL and the DGCL.
(b) At the Second Effective Time, by virtue of the Second Merger and without any action on the part of HRZN or the Surviving Company or the holder of any of the following securities, (i) each share of common stock of the Surviving Company issued and outstanding as of immediately prior to the Second Effective Time shall be cancelled and shall cease to exist, and no consideration shall be exchanged therefor and (ii) each share of HRZN Common Stock issued and outstanding immediately prior to the Second Effective Time shall remain outstanding as an identical share of HRZN Common Stock.
1.7 Charter and Bylaws.
(a)  At the Effective Time, the charter of Merger Sub as in effect immediately prior to the Effective Time shall be the charter of the Surviving Company as of the Effective Time, and the bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Company as of the Effective Time, until thereafter amended in accordance with applicable Law and the respective terms of such charter and bylaws, as applicable.
(b) At the Second Effective Time, the certificate of incorporation of HRZN as in effect immediately prior to the Second Effective Time shall be the certificate of incorporation of HRZN, as the surviving company in the Second Merger, as of the Second Effective Time, and the bylaws of HRZN as in effect immediately prior to the Second Effective Time shall be the bylaws of HRZN, as the surviving company in the Second Merger, as of the Second Effective Time, until thereafter amended in accordance with applicable Law and the respective terms of such charter and bylaws, as applicable.
1.8 Directors and Officers. Subject to applicable Law, the directors and officers of Merger Sub immediately prior to the Effective Time shall be the directors and officers of the Surviving Company immediately after consummation of the Merger and shall hold office until their respective successors are duly elected and qualify, or until their earlier death, resignation or removal. The directors and officers of HRZN immediately prior to the Second Effective Time shall be the directors and officers of HRZN immediately after consummation of the Second Merger and shall hold office until their respective successors are duly elected and qualify, or until their earlier death, resignation or removal.
1.9 Termination of Certain Contractual Obligations. Immediately after the Effective Time and immediately prior to the Second Merger, the MRCC Advisory Agreement and MRCC Administration Agreement shall be automatically terminated and of no further force and effect (the “Terminations”).
1.10 Execution of Fee Waiver Agreement. Immediately after the Second Effective Time, HRZN and HRZN Advisor shall enter into a fee waiver agreement in substantially the form attached hereto as Exhibit A (the “Fee Waiver Agreement”).
1.11 Governance Matters. The HRZN Board shall use commercially reasonable efforts to take all action such that, promptly following the Effective Time, the HRZN Board shall consist of four (4) members, comprised of (x) two (2) independent members of the HRZN Board immediately prior to the Effective Time, (y) the chief executive officer of HRZN immediately prior to the Effective Time and (z) an independent member of the MRCC Board immediately prior to the Effective Time.
ARTICLE II

MERGER CONSIDERATION
2.1 Delivery of Evidence of HRZN Common Stock. As soon as reasonably practicable after the Effective Time, HRZN shall deposit with its transfer agent evidence of book-entry shares representing HRZN Common Stock issuable as Merger Consideration pursuant to Section 1.5(c).
2.2 Fractional Shares. No fractional shares of HRZN Common Stock shall be issued upon the conversion of MRCC Common Stock pursuant to Section 1.5(c), and such fractional share interests shall not entitle the owner thereof to vote or to any rights of a holder of HRZN Common Stock. Each holder of shares of MRCC Common Stock converted pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of HRZN Common Stock pursuant to Section 1.5(c) shall receive, in lieu thereof, cash (without interest) in an amount equal to the product of (i) such fractional part of a share of HRZN Common Stock multiplied by (ii) the volume-weighted average trading price of a share of HRZN Common Stock on the Nasdaq Global Select Market (the “Nasdaq”) for the five (5) consecutive Trading Days ending on the third (3rd) Trading Day preceding the Closing Date (as reported by Bloomberg L.P. or its successor or, if not reported thereon, another authoritative source selected by HRZN that is reasonably acceptable to MRCC). For purposes of this Section 2.2, all fractional shares to which a single holder of record of shares would be entitled shall be aggregated and calculations shall be rounded to three decimal places, and the amount of cash each holder of MRCC Common Stock as of immediately prior to the Effective Time is entitled to receive pursuant to this Section 2.2 shall be rounded down to the nearest cent and computed after aggregating all cash amounts for all shares of MRCC Common Stock then held by such holder.
2.3 Paying and Exchange Agent. Prior to the Effective Time, HRZN shall appoint HRZN’s transfer agent or other bank or trust company to act as exchange agent (the “Paying and Exchange Agent”) hereunder, pursuant to an agreement in a form reasonably acceptable to each of HRZN and MRCC. Promptly following the Effective Time, HRZN shall deposit, or shall cause to be deposited, with the Paying and Exchange Agent cash sufficient to pay the aggregate cash for fractional shares in accordance with Section 2.2. Any cash deposited with the Paying and Exchange Agent shall hereinafter be referred to as the “Exchange Fund.”
2.4 Delivery of Merger Consideration.
(a) Each holder of record at the Effective Time of shares of MRCC Common Stock (other than the Cancelled Shares) that were converted into the right to receive the Merger Consideration pursuant to Section 1.5(c) and any cash in lieu of fractional shares of HRZN Common Stock to be issued or paid in consideration therefor pursuant to Section 2.2 and any dividends and other distributions pursuant to Section 2.4(b), shall, promptly after the Effective Time, be entitled to receive the Merger Consideration, any cash in lieu of fractional shares of HRZN Common Stock to be issued or paid in consideration therefor pursuant to Section 2.2 and, after the applicable payment date, any dividends or other distributions to which such holder is entitled pursuant to Section 2.4(b). The Exchange Fund shall not be used for any other purpose other than the purposes provided for in the immediately preceding sentence.
(b) Subject to the effect of applicable abandoned property, escheat or similar Laws, following the Effective Time, each holder of record at the Effective Time of shares (other than Cancelled Shares) of MRCC Common Stock shall be entitled to receive, without interest, (i) the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to the whole shares of HRZN Common Stock represented by such shares of MRCC Common Stock and not paid and/or (ii) at the appropriate payment date, the amount of dividends or other distributions payable with respect to the whole shares of HRZN Common Stock represented by such shares of MRCC Common Stock with a record date after the Effective Time (but before the issuance of HRZN Common Stock issuable with respect to such shares of MRCC Common Stock) and with a payment date subsequent to the issuance of HRZN Common Stock issuable with respect to such shares of MRCC Common Stock.
2.5 No Further Ownership Rights. All Merger Consideration, together with any cash in lieu of fractional shares of HRZN Common Stock to be issued or paid in consideration therefor pursuant to Section 2.2, paid by HRZN in accordance with the terms of Article I and Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to MRCC Common Stock in respect of which such amounts were paid. From and after the Effective Time, the stock transfer books of MRCC shall be closed, and there shall be no further transfers on the stock transfer books of MRCC of the shares of MRCC Common Stock that were issued and outstanding immediately prior to the Effective Time.
2.6 Net Asset Value Calculation.
(a) MRCC shall deliver to HRZN a calculation, after giving pro forma effect to the transactions contemplated by the Asset Purchase Agreement, of the net asset value of MRCC as of a date mutually agreed between HRZN and MRCC, such date to be no earlier than 48 hours (excluding Sundays and holidays) prior to the Effective Time (such agreed date, the “Determination Date”), calculated by MRCC Advisor on behalf of MRCC in good faith as of such date and based on the same assumptions and methodologies, and applying the same categories of adjustments to net asset value (except as may be mutually agreed by the parties), used by MRCC Advisor in preparing the calculation of the last quarterly net asset value per share of MRCC Common Stock prior to the Effective Time (with an accrual for any dividend declared by MRCC and not yet paid) (the “Closing MRCC Net Asset Value”); provided that MRCC Advisor shall update the calculation of the Closing MRCC Net Asset Value in the event that the Closing is subsequently delayed or there is more than a de minimis change to the Closing MRCC Net Asset Value prior to the Closing (including any dividend declared after the Determination Date but prior to Closing) and as needed to ensure the Closing MRCC Net Asset Value is determined within 48 hours (excluding Sundays and holidays) prior to the Effective Time; provided further that the MRCC Board, including the MRCC Special Committee, shall be required to approve, and MRCC Advisor shall certify in writing to HRZN, the calculation of the Closing MRCC Net Asset Value.
(b) HRZN shall deliver to MRCC a calculation of the net asset value of HRZN as of the Determination Date, calculated by HRZN Advisor on behalf of HRZN in good faith as of such date and based on the same assumptions and methodologies, and applying the same categories of adjustments to net asset value (except as may be mutually agreed by the parties), used by HRZN Advisor in preparing the calculation of the last quarterly net asset value per share of HRZN Common Stock prior to the Effective Time (with an accrual for any dividend declared by HRZN and not yet paid) (the “Closing HRZN Net Asset Value”); provided that HRZN Advisor shall update the calculation of the Closing HRZN Net Asset Value in the event that the Closing is subsequently delayed or there is more than a de minimis change to the Closing HRZN Net Asset Value prior to the Closing (including any dividend declared after the Determination Date but prior to Closing) and as needed to ensure the Closing HRZN Net Asset Value is determined within 48 hours (excluding Sundays and holidays) prior to the Effective Time; provided further that the HRZN Board, including the HRZN Special Committee, shall be required to approve, and HRZN Advisor shall certify in writing to MRCC, the calculation of the Closing HRZN Net Asset Value.
(c) In connection with preparing the calculations provided pursuant to this Section 2.6, each of MRCC and HRZN will use the portfolio valuation methods approved by the MRCC Board (including the MRCC Special Committee) or the HRZN Board (including the HRZN Special Committee), as applicable, for valuing the securities and other assets of MRCC or HRZN, as applicable, under Rule 2a-5 of the Investment Company Act as of the date hereof, except as expressly set forth above in Section 2.6(b) or otherwise agreed by each of the MRCC Board (including the MRCC Special Committee) or the HRZN Board (including the HRZN Special Committee).
(d) The Advisors agree to give each of HRZN and MRCC, as applicable, and their respective Representatives, upon reasonable request, reasonable access to the individuals who have prepared each calculation provided pursuant to this Section 2.6 and to the information, books, records, work papers and back-up materials used or useful in preparing each such calculation, including without limitation any reports prepared by valuation agents, in order to assist such party with its review of such calculation so long as such individuals remain employed by MRCC Advisor or HRZN Advisor, as applicable, or their respective Affiliates.
2.7 Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to former stockholders of MRCC as of the first anniversary of the Effective Time may be paid to HRZN, upon HRZN’s written demand to the Paying and Exchange Agent. In such event, any former stockholders of MRCC who have not theretofore complied with any applicable requirements to receive cash in lieu of fractional shares of HRZN Common Stock shall thereafter look only to HRZN with respect to such cash in lieu of fractional shares, without any interest thereon. Notwithstanding the foregoing, none of HRZN, MRCC, the Surviving Company, Merger Sub, the Paying and Exchange Agent or any other Person shall be liable to any former holder of shares of MRCC Common Stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar Laws.
2.8 Withholding Rights. HRZN or the Paying and Exchange Agent, as applicable, shall be entitled to deduct and withhold from amounts payable pursuant to this Agreement to any holder of MRCC Common Stock such amounts as it determines in good faith are required to be deducted and withheld with respect to the making of such payment under the Code, or under any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld and paid over to the appropriate Governmental Entity, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the recipient.
ARTICLE III

REPRESENTATIONS AND WARRANTIES OF MRCC
Except with respect to matters that have been Previously Disclosed, MRCC hereby represents and warrants to HRZN and Merger Sub that:
3.1 Corporate Organization.
(a) MRCC is a corporation duly incorporated and validly existing under the Laws of the State of Maryland and in good standing with the SDAT. MRCC has the requisite corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business as a foreign corporation in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, in each case, other than as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to MRCC. MRCC has duly elected to be regulated as a BDC, and such election has not been revoked or withdrawn and is in full force and effect.
(b) True, complete and correct copies of the charter of MRCC (the “MRCC Charter”) and the Bylaws of MRCC (the “MRCC Bylaws”), as in effect as of the date of this Agreement, have previously been publicly filed by MRCC.
(c) Each Consolidated Subsidiary of MRCC (i) is duly incorporated or duly formed, as applicable to each such Consolidated Subsidiary, and validly existing and in good standing under the Laws of its jurisdiction of organization, (ii) has the requisite corporate (or similar) power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and (iii) is duly licensed or qualified to do business as a foreign corporation or other business entity in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, other than in the case of clauses (ii) and (iii), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to MRCC.
3.2 Capitalization.
(a) The authorized capital stock of MRCC consists of 100,000,000 shares of MRCC Common Stock, of which 21,666,340 were outstanding as of the close of business on August 6, 2025 (the “MRCC Capitalization Date”). All of the issued and outstanding shares of MRCC Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability with respect to MRCC attaching to the ownership thereof. As of the date of this Agreement, no Indebtedness having the right to vote on any matters on which stockholders of MRCC may vote (“Voting Debt”) is issued or outstanding. As of the MRCC Capitalization Date, except pursuant to MRCC’s dividend reinvestment plan, MRCC does not have and is not bound by any outstanding subscriptions, options, warrants, calls, rights, commitments or agreements of any character (“Rights”) calling for the purchase or issuance of, or the payment of any amount based on, any shares of MRCC Common Stock, Voting Debt or any other equity securities of MRCC or any securities representing the right to purchase or otherwise receive any shares of MRCC Common Stock, Voting Debt or other equity securities of MRCC. There are no obligations of MRCC or any of its Consolidated Subsidiaries (i) to repurchase, redeem or otherwise acquire any shares of capital stock of MRCC, Voting Debt or any equity security of MRCC or its Consolidated Subsidiaries or any securities representing the right to purchase or otherwise receive any shares of capital stock, Voting Debt or any other equity security of MRCC or its Consolidated Subsidiaries or (ii) pursuant to which MRCC or any of its Consolidated Subsidiaries is or could be required to register shares of MRCC’s capital stock or other securities under the Securities Act. All of the MRCC Common Stock sold has been sold in compliance with applicable Law in all material respects.
(b) All of the issued and outstanding shares of capital stock or other equity ownership interests of each Consolidated Subsidiary of MRCC are owned by MRCC, directly or indirectly, free and clear of any Liens, and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable (in respect of corporate entities) and free of preemptive rights. No Consolidated Subsidiary of MRCC has or is bound by any outstanding Rights calling for the purchase or issuance of, or the payment of any amount based on, any shares of capital stock or any other equity security of such Consolidated Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Consolidated Subsidiary.

3.3 Authority; No Violation.
(a) MRCC has all requisite corporate power and authority to execute and deliver this Agreement and, subject to any MRCC Requisite Vote, to consummate the Transactions. The execution and delivery of this Agreement and the consummation of the Transactions have been duly and validly approved by the MRCC Board, including, after separate meetings and discussion, all of the Independent Directors of MRCC. The MRCC Board, including, after separate meetings and discussion, all of the Independent Directors of MRCC, has unanimously (i) determined that (A) this Agreement and the terms of the Merger and the Transactions are advisable and in the best interests of MRCC and (B) the interests of MRCC’s existing stockholders will not be diluted (as provided under Rule 17a-8 of the Investment Company Act) as a result of the Transactions, (ii) approved the MRCC Matters, (iii) directed that the MRCC Matters be submitted to MRCC’s stockholders for approval at a duly held meeting of such stockholders (the “MRCC Stockholders Meeting”) and (iv) resolved to recommend that the stockholders of MRCC adopt and approve the MRCC Matters (such recommendation, the “MRCC Board Recommendation”).” Except for receipt of the affirmative vote of a majority of the votes entitled to be cast on the matter by the holders of outstanding shares of MRCC Common Stock to approve the MRCC Matters at a duly held meeting of MRCC stockholders (the “MRCC Requisite Vote”), the Merger and the other Transactions have been authorized by all necessary corporate action on the part of MRCC. This Agreement has been duly and validly executed and delivered by MRCC and (assuming due authorization, execution and delivery by HRZN, Merger Sub, MRCC Advisor and HRZN Advisor) constitutes the valid and binding obligation of MRCC, enforceable against MRCC in accordance with its terms (except as may be limited by bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar Laws of general applicability relating to or affecting the rights of creditors generally and subject to general principles of equity (the “Bankruptcy and Equity Exception”)).
(b) Neither the execution and delivery of this Agreement by MRCC, nor the consummation by MRCC of the Transactions, nor performance of this Agreement by MRCC, will violate any provision of the MRCC Charter or the MRCC Bylaws, or assuming that the consents, approvals and filings referred to in Section 3.3(a) and Section 3.4 are duly obtained and/or made, (A) violate any Law or Order applicable to MRCC or any of its Consolidated Subsidiaries or (B) except as set forth in any Contract that was Previously Disclosed, violate, conflict with, result in a breach of or the loss of any benefit under, constitute a default (or an event that, with or without the giving of notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, require the consent, approval or authorization of, or notice to or filing with any third party with respect to, or result in the creation of any Lien upon any of the respective properties or assets of MRCC or any of its Consolidated Subsidiaries under, any of the terms, conditions or provisions of any Permit, Contract or other obligation to which MRCC or any of its Consolidated Subsidiaries is a party or by which any of them or any of their respective properties or assets is bound except, with respect to clause (ii)(B), any such violation, conflict, breach, loss, default, termination, cancellation, acceleration, consent, approval or creation that would not, individually or in the aggregate, reasonably be expected to be material to MRCC and its Consolidated Subsidiaries, taken as a whole. Section 3.3(b) of the MRCC Disclosure Schedule sets forth, to MRCC’s knowledge, any material consent fees payable to a third party in connection with the Merger.
3.4 Governmental Consents. No consents or approvals of, or filings or registrations with, any Governmental Entity are necessary in connection with the consummation by MRCC of the Merger and the other Transactions, except for (i) the filing with the SEC of a joint proxy statement/prospectus in definitive form relating to the MRCC Stockholders Meeting and the HRZN Stockholders Meeting to be held in connection with this Agreement and the Transactions (the “Joint Proxy Statement/Prospectus”) and of a registration statement on Form N-14 or such other appropriate SEC form (the “Registration Statement”) in which the Joint Proxy Statement/Prospectus will be included as a prospectus, and declaration of effectiveness of the Registration Statement by the SEC, (ii) the filing of the Articles of Merger with and the acceptance for record of the Articles of Merger by the SDAT in respect of the Merger, (iii) the filing of the Second Articles of Merger with and the acceptance for record of the Second Articles of Merger by the SDAT in respect of the Second Merger, (iv) the filing of the Certificate of Merger with and the acceptance for the record of the Certificate of Merger by the DE SOS in respect of the Second Merger, (v) any notices or filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (vi) such filings and approvals, if any, as are required to be made or obtained under the securities or “blue sky” Laws of various states in connection with the issuance of the shares of HRZN Common Stock pursuant to this Agreement and approval of listing of such HRZN Common Stock on Nasdaq, (vii) the reporting of this Agreement on a Current Report on Form 8-K and (viii) any such consents, approvals, filings or registrations that the failure to obtain or make would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on MRCC.
3.5 Reports.
(a) MRCC has timely filed or furnished all forms, statements, certifications, reports and documents that it was required to file or furnish since January 1, 2022 (the “Applicable Date”) with the SEC (such forms, statements, certifications, reports and documents filed or furnished since the Applicable Date, including any amendments thereto, the “MRCC SEC Reports”), except as would not, individually or in the aggregate, reasonably be expected to be material to MRCC and its Consolidated Subsidiaries taken as a whole. To MRCC’s knowledge, no MRCC SEC Report, at the time filed or furnished with the SEC, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading. To MRCC’s knowledge, all MRCC SEC Reports, as of their respective dates, complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto. None of the Consolidated Subsidiaries of MRCC is required to make any filing with the SEC.
(b) Neither MRCC nor any of its Consolidated Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any Contract, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, any Governmental Entity that currently restricts in any material respect the conduct of its business (or to MRCC’s knowledge that, upon consummation of the Merger, would restrict in any material respect the conduct of the business of HRZN or any of its Consolidated Subsidiaries), or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management or its business, other than those of general application that apply to similarly situated BDCs or their Consolidated Subsidiaries, nor has MRCC or any of its Consolidated Subsidiaries been advised in writing or, to the knowledge of MRCC, verbally, by any Governmental Entity that it is considering issuing, initiating, ordering, or requesting any of the foregoing.
(c) MRCC has made available to HRZN all material correspondence with the SEC since the Applicable Date and, as of the date of this Agreement, to the knowledge of MRCC (i) there are no unresolved comments from the SEC with respect to the MRCC SEC Reports or any SEC examination of MRCC and (ii) none of the MRCC SEC Reports is subject to any ongoing review by the SEC.
3.6 MRCC Financial Statements.
(a) The consolidated financial statements, including the related consolidated schedules of investments, of MRCC and its Consolidated Subsidiaries included (or incorporated by reference) in the MRCC SEC Reports (including the related notes, where applicable) (i) fairly present in all material respects the consolidated results of operations, cash flows, changes in stockholders’ equity and consolidated financial position of MRCC and its Consolidated Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (except that unaudited statements may not contain notes and are subject to recurring year-end audit adjustments normal in nature and amount), (ii) to MRCC’s knowledge, have complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto and (iii) have been prepared in all material respects in accordance with U.S. generally accepted accounting principles (“GAAP”) consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. Neither KPMG LLP (“KPMG”) nor RSM US LLP (“RSM”) has resigned, threatened resignation or been dismissed as MRCC’s independent public accountant as a result of or in connection with any disagreements with MRCC on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.
(b) Except for (A) liabilities reflected or reserved against on the consolidated audited balance sheet of MRCC as of December 31, 2024 included in the audited financial statements set forth in MRCC’s annual report on Form 10-K for the year ended December 31, 2024 (the “MRCC Balance Sheet”), (B) liabilities reflected or reserved against on the consolidated unaudited balance sheet of MRCC as of March 31, 2025 included in the unaudited financial statements set forth in MRCC’s quarterly report on Form 10-Q for the quarterly period ended March 31, 2025 (the “MRCC Interim Balance Sheet”), (C) liabilities incurred in the ordinary course of business since March 31, 2025, (D) liabilities incurred in connection with this Agreement and the Transactions and the MCIP Transaction, (E) liabilities otherwise disclosed in the MRCC SEC Reports and (F) liabilities that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to MRCC, neither MRCC nor any of its Consolidated Subsidiaries has any liabilities that would be required to be reflected or reserved against in the MRCC Balance Sheet or the MRCC Interim Balance Sheet in accordance with GAAP.
(c) Neither MRCC nor any of its Consolidated Subsidiaries is a party to or has any commitment to become a party to any off-balance sheet joint venture, partnership or similar contract with any unconsolidated Affiliate or “off-balance sheet arrangement” (as defined in Item 303(a) of Regulation S-K promulgated under the Exchange Act) where the result or purpose of such contract or arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, MRCC and its Consolidated Subsidiaries in the MRCC SEC Reports.
(d) Since the Applicable Date, (i) neither MRCC nor any of its Consolidated Subsidiaries nor, to the knowledge of MRCC, any director, officer, auditor, accountant or representative of MRCC or any of its Consolidated Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of MRCC or any of its Consolidated Subsidiaries or their respective internal accounting controls, including any complaint, allegation, assertion or claim that MRCC or any of its Consolidated Subsidiaries has engaged in questionable or illegal accounting or auditing practices or maintains inadequate internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act), and (ii) no attorney representing MRCC or any of its Consolidated Subsidiaries, whether or not employed by MRCC or any of its Consolidated Subsidiaries, has reported evidence of a material violation of securities laws, breach of duty or similar violation by MRCC or any of its directors, officers or agents to the MRCC Board or any committee thereof or to any director or officer of MRCC.
(e) Neither MRCC nor any of its Consolidated Subsidiaries is a party to any off-balance sheet arrangement with respect to MRCC (as defined in Item 303(a)(4) of Regulation S-K promulgated under the Exchange Act).
(f) To MRCC’s knowledge, since the Applicable Date, each of KPMG and RSM, each of which expressed its opinion with respect to the financial statements of MRCC and its Consolidated Subsidiaries included in the MRCC SEC Reports (including the related notes), has, for the period it has served as MRCC’s independent accounting firm, been (i) “independent” with respect to MRCC and its Consolidated Subsidiaries within the meaning of Regulation S-X, and (ii) in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the related rules of the SEC and the Public Company Accounting Oversight Board.

(g) The principal executive officer and principal financial officer of MRCC have made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 and any related rules and regulations promulgated by the SEC (collectively, the “Sarbanes-Oxley Ac-t”), and the statements contained in any such certifications are complete and correct, and MRCC is otherwise in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act.
(h) MRCC has in all material respects:
(i) designed and maintained a system of disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) promulgated under the Exchange Act) to ensure that all information (both financial and non-financial) required to be disclosed by MRCC in the reports that it files or submits to the SEC under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that such information is accumulated and communicated to MRCC’s management as appropriate to allow timely decisions regarding required disclosure and to allow MRCC’s principal executive officer and principal financial officer to make the certifications required under the Exchange Act with respect to such reports;
(ii) designed and maintained a system of internal controls over financial reporting sufficient to provide reasonable assurance concerning the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization, (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (E) MRCC’s management, with the participation of MRCC’s principal executive and financial officers, has completed an assessment of the effectiveness of MRCC’s internal controls over financial reporting for the fiscal year ended December 31, 2024 in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act, and such assessment concluded that MRCC maintained, in all material respects, effective internal control over financial reporting as of December 31, 2024, using the framework specified in MRCC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024;
(iii) (A) disclosed, based on its most recent evaluation, to its auditors and the audit committee of the MRCC Board (1) any significant deficiencies or material weaknesses (as defined in the relevant Statement of Auditing Standards) in the design or operation of MRCC’s internal controls over financial reporting that are reasonably likely to adversely affect its ability to record, process, summarize and report financial data and (2) any fraud, whether or not material, that involves management or other individuals who have a significant role in its internal controls over financial reporting and (B) identified for MRCC’s auditors any material weaknesses in internal controls; and
(iv) provided to HRZN true, complete and correct copies of any of the foregoing disclosures to its auditors or the audit committee of the MRCC Board that have been made in writing from the Applicable Date through the date hereof, and will promptly provide to HRZN true, complete and correct copies of any such disclosures that are made after the date hereof.
(i) The fair market value of MRCC’s investments as of December 31, 2024 (i) was determined in accordance with Accounting Standards Codification, “Fair Value Measurement (Topic 820)”, issued by the Financial Accounting Standards Board (“ASC Topic 820”) and (ii) reflects a reasonable estimate of the fair value of such investments as determined in good faith, after due inquiry, by MRCC Advisor, as valuation designee of MRCC, in accordance with Rule 2a-5.
(j) To MRCC’s knowledge, there is no fraud or suspected fraud affecting MRCC involving management of MRCC or employees of MRCC Advisor who have significant roles in MRCC’s internal control over financial reporting, when such fraud could have a material effect on MRCC’s consolidated financial statements.
3.7 Broker’s Fees. Neither MRCC nor any of its Consolidated Subsidiaries nor any of their respective directors, officers or agents has utilized any broker, finder or financial advisor or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Merger or the other Transactions, other than to Houlihan Lokey Capital, Inc. pursuant to a letter agreement, a true, complete and correct copy of which has been previously delivered to HRZN.
3.8 Absence of Changes or Events. Since December 31, 2024 and except as set forth in Section 3.8 of the MRCC Disclosure Schedules, (i) except as expressly permitted or required by or in connection with the execution and delivery of this Agreement and the consummation of the Transactions and the MCIP Transaction, the business of MRCC and its Consolidated Subsidiaries has been conducted in the ordinary course of business, (ii) there has not been any Effect that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to MRCC and (iii) there has not been any material action that, if it had been taken after the date hereof, would have required the consent of HRZN under Section 6.1 or 6.2.
3.9 Compliance with Applicable Law; Permits.
(a) Each of MRCC and each of its Consolidated Subsidiaries is in compliance, and has been operated in compliance, in all material respects, with all applicable Laws, including, if and to the extent applicable, the Investment Company Act, the Securities Act and the Exchange Act other than as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to MRCC. MRCC has not received any written or, to MRCC’s knowledge, oral notification from a Governmental

Entity of any material non-compliance with any applicable Laws, which non-compliance would, individually or in the aggregate, reasonably be expected to be material to MRCC and its Consolidated Subsidiaries, taken as a whole. MRCC has operated in compliance with all listing standards of the Nasdaq since the Applicable Date other than as would not, individually or in the aggregate, reasonably be expected to be material to MRCC and its Consolidated Subsidiaries, taken as a whole. MRCC is not subject to any “stop order” and is, and was, fully qualified to sell shares of MRCC Common Stock in each jurisdiction in which such shares were registered and sold, other than as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to MRCC.
(b) MRCC is in compliance, and since the Applicable Date, has complied with its investment policies and restrictions and portfolio valuation methods, if any, as such policies and restrictions have been set forth in its registration statement (as amended from time to time) or reports that it has filed with the SEC under the Exchange Act and applicable Laws, if any, other than any non-compliance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to MRCC.
(c) MRCC has written policies and procedures adopted pursuant to Rule 38a-1 under the Investment Company Act that are reasonably designed to prevent material violations of the “Federal Securities Laws,” as such term is defined in Rule 38a-1(e)(1) under the Investment Company Act. There have been no “Material Compliance Matters” for MRCC, as such term is defined in Rule 38a-1(e)(2) under the Investment Company Act, other than those that have been reported to the MRCC Board and satisfactorily remedied or are in the process of being remedied or those that would not, individually or in the aggregate, reasonably be expected to be material to MRCC and its Consolidated Subsidiaries, taken as a whole.
(d) Each of MRCC and each of its Consolidated Subsidiaries holds and is in compliance with all Permits required in order to permit MRCC and each of its Consolidated Subsidiaries to own or lease their properties and assets and to conduct their businesses under and pursuant to all applicable Law as presently conducted, other than any failure to hold or non-compliance with any such Permit that would not, individually or in the aggregate, reasonably be expected to be material to MRCC and its Consolidated Subsidiaries, taken as a whole. All such Permits are valid and in full force and effect, except as would not, individually or in the aggregate, reasonably be expected to be material to MRCC and its Consolidated Subsidiaries, taken as a whole. MRCC has not received any written or, to MRCC’s knowledge, oral notification from a Governmental Entity of any material non-compliance with any such Permits, and no Proceeding is pending or threatened in writing to suspend, cancel, modify, revoke or materially limit any such Permits, which Proceeding would, individually or in the aggregate, reasonably be expected to be material to MRCC and its Consolidated Subsidiaries, taken as a whole.
(e) No “affiliated person” (as defined under the Investment Company Act) of MRCC has been subject to disqualification to serve in any capacity contemplated by the Investment Company Act for any investment company (including a BDC) under Sections 9(a) and 9(b) of the Investment Company Act, unless, in each case, such Person has received exemptive relief from the SEC with respect to any such disqualification. There is no material Proceeding pending and served or, to the knowledge of MRCC, threatened that would result in any such disqualification.
(f) The minute books and other similar records of MRCC maintained since the Applicable Date contain a true and complete record in all material respects of all action taken at all meetings and by all written consents in lieu of meetings of the stockholders of MRCC, the MRCC Board and any committees of the MRCC Board.
3.10 MRCC Information. None of the information supplied or to be supplied by MRCC for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement is filed with the SEC, at any time the Registration Statement is amended or supplemented or at the time the Registration Statement becomes effective under the Securities Act, or (ii) the Joint Proxy Statement/Prospectus will, at the date the Joint Proxy Statement/Prospectus or any amendment or supplement is first mailed to stockholders of MRCC or stockholders of HRZN or at the time of the MRCC Stockholders Meeting or the HRZN Stockholders Meeting, in each case, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, except that no representation or warranty is made by MRCC with respect to information supplied by HRZN, Merger Sub or HRZN Advisor for inclusion or incorporation by reference in the Registration Statement or the Joint Proxy Statement/Prospectus.
3.11 Taxes and Tax Returns.
(a) MRCC and each of its Consolidated Subsidiaries has duly and timely filed (taking into account all applicable extensions) all material Tax Returns required to be filed by it on or prior to the date of this Agreement (all such Tax Returns being accurate and complete in all material respects), has paid all material Taxes shown thereon as arising and has duly paid or made provision for the payment of all material Taxes that have been incurred or are due or claimed to be due from it by federal, state, foreign or local taxing authorities other than Taxes that are not yet delinquent or are being contested in good faith, have not been finally determined and have been adequately reserved against under GAAP. No material Tax Return of MRCC or any Consolidated Subsidiary has been examined by the Internal Revenue Service (the “IRS”) or other relevant taxing authority. There are no material disputes pending, or written claims asserted, for Taxes or assessments upon MRCC or any of its Consolidated Subsidiaries for which MRCC does not have reserves that are adequate under GAAP. Neither MRCC nor any of its Consolidated Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among MRCC and its Consolidated Subsidiaries). Within the past five years (or otherwise as part of a “plan (or series of related transactions)” within the meaning of Section 355(e) of the Code of which the Merger is also a part), neither MRCC nor any of its Consolidated Subsidiaries has been a “distributing corporation” or a “controlled corporation” in a distribution of stock which qualified or was intended to qualify under Section 355(a) of the Code and to which Section 355 of the Code (or so much of Section 356 of the Code, as it relates to Section 355 of the Code) applied or was intended to apply. Neither MRCC nor any of its Consolidated Subsidiaries is required to include in income any adjustment pursuant to Section 481(a) of the Code, no such adjustment has been proposed by the IRS and no pending request for permission to change any accounting method has been submitted by MRCC or any of its Consolidated Subsidiaries. Neither MRCC nor any of its Consolidated Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2). If MRCC or any of its Consolidated Subsidiaries has participated in a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b), such entity has properly disclosed such transaction in accordance with the applicable Tax regulations.
(b) MRCC made a valid election under Part I of Subchapter M of Subtitle A, Chapter 1, of the Code to be taxed as a “regulated investment company” (a “RIC”). MRCC has qualified as a RIC at all times since the beginning of its taxable year ending December 31, 2012 and expects to continue to so qualify through the Effective Time. No challenge to MRCC’s status as a RIC is pending or has been threatened orally or in writing. For each taxable year of MRCC ending on or before the Effective Time, MRCC has satisfied the distribution requirements imposed on a regulated investment company under Section 852 of the Code (assuming for these purposes that any Tax Dividend declared by MRCC after the date of this Agreement has been timely paid).
(c) Prior to the Effective Time, MRCC shall have declared and paid a Tax Dividend with respect to all taxable years ended prior to the Effective Time. Prior to the Determination Date, MRCC shall have declared a Tax Dividend with respect to the final taxable year ending with its complete liquidation.
(d) MRCC and its Consolidated Subsidiaries have complied in all material respects with all applicable Laws relating to the payment and withholding of Taxes and have, within the time and in the manner prescribed by applicable Law, in all material respects, withheld from and paid over all amounts required to be so withheld and paid over under applicable Laws.
(e) MRCC is not aware of any fact or circumstance nor has it taken any action, failed to take any action or agreed to take any action not contemplated by this Agreement or the Asset Purchase Agreement, in each case, that could reasonably be expected to prevent the Mergers from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.
(f) MRCC has no “earnings and profits” for U.S. federal income Tax purposes described in Section 852(a)(2)(B) of the Code.
(g) Section 3.11(g) of the MRCC Disclosure Schedule lists each asset the disposition of which would be subject to rules similar to Section 1374 of the Code as prescribed in IRS Notice 88-19, 1988-1 C.B. 486, or Treasury Regulation Section 1.337(d)-7 and the amount of “net unrealized built-in gain” (within the meaning of Section 1374(d) of the Code) on each such asset. Other than such assets listed in Section 3.11(g) of the MRCC Disclosure Schedule, MRCC is not now and will not be subject to corporate-level income taxation on the sale, transfer or other disposition of its assets currently held as a result of the application of Section 337(d) of the Code or the Treasury Regulations promulgated thereunder.
(h) No claim has been made in writing by a taxing authority in a jurisdiction where MRCC or any of its Consolidated Subsidiaries does not file Tax Returns that MRCC or any such Consolidated Subsidiary is or may be subject to taxation by that jurisdiction, and which, if upheld, would reasonably result in a material Tax liability.
(i) Neither MRCC nor any of its Consolidated Subsidiaries has, or has ever had, a permanent establishment in any country other than the United States.
(j) Neither MRCC nor any of its Consolidated Subsidiaries has requested a private letter ruling from the IRS or comparable rulings from other taxing authorities.
(k) Neither MRCC nor any of its Consolidated Subsidiaries has any liability for the Taxes of another Person other than MRCC and its Consolidated Subsidiaries under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee, successor or payable pursuant to a contractual obligation.
(l) Neither MRCC nor any of its Consolidated Subsidiaries has ever been a member of a consolidated, combined or unitary Tax group (other than such a group the common parent of which is MRCC or any of its Consolidated Subsidiaries).
(m) There are no material Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of MRCC or any of its Consolidated Subsidiaries.
3.12 Litigation. There are no material Proceedings pending or, to MRCC’s knowledge, threatened against MRCC or any of its Consolidated Subsidiaries. There is no Order binding upon MRCC or any of its Consolidated Subsidiaries other than such Orders as would not, individually or in the aggregate, reasonably be expected to be material to MRCC and its Consolidated Subsidiaries, taken as a whole.

3.13 Employee Matters. Neither MRCC nor any of its Consolidated Subsidiaries has (i) any employees or (ii) any “employee benefit plans” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, or any employment, bonus, incentive, vacation, stock option or other equity based, severance, termination, retention, change of control, profit sharing, fringe benefit, health, medical or other similar plan, program or agreement (collectively, “Employee Benefit Plans”).
3.14 Certain Contracts.
(a) MRCC has Previously Disclosed a complete and accurate list of, and true and complete copies have been delivered or made available (including via EDGAR) to HRZN of, all Contracts (collectively, the “MRCC Material Contracts”) to which, as of the date hereof, MRCC or any of its Consolidated Subsidiaries is a party, or by which MRCC or any of its Consolidated Subsidiaries may be bound, or, to the knowledge of MRCC, to which it or any of its Consolidated Subsidiaries or their respective assets or properties may be subject, with respect to:
(i) any Contract that is a “material contract” within the meaning of Item 601(b)(10) of the SEC’s Regulation S-K or that is material to MRCC or its financial condition or results of operations;
(ii) other than Contracts entered into in the ordinary course of business providing for the obligation or commitment of MRCC to provide funding to its portfolio investments, any loans or credit agreements, mortgages, indentures and other agreements and instruments pursuant to which any Indebtedness of MRCC or any of its Consolidated Subsidiaries in an aggregate principal amount in excess of $500,000 is outstanding or may be incurred, or any guarantee by MRCC or any of its Consolidated Subsidiaries of any Indebtedness in an aggregate principal amount in excess of $500,000;
(iii) other than Contracts entered into in the ordinary course of business providing for the obligation or commitment of MRCC to provide funding to its portfolio investments, any Contract that creates future payment obligations in excess of $250,000 and that by its terms does not terminate, or is not terminable upon notice, without penalty within 90 days or less, or any Contract that creates or would create a Lien on any asset of MRCC or its Consolidated Subsidiaries (other than Liens consisting of restrictions on transfer agreed to in respect of investments entered into in the ordinary course of business or as would not, individually or in the aggregate, reasonably be expected to be material to MRCC and its Consolidated Subsidiaries, taken as a whole);
(iv) except with respect to investments set forth in the MRCC SEC Reports, any partnership, limited liability company, joint venture or other similar Contract that is not entered into in the ordinary course of business and is material to MRCC and its Consolidated Subsidiaries, taken as a whole;
(v) any non-competition or non-solicitation Contract or any other Contract that limits, purports to limit, or would reasonably be expected to limit in each case in any material respect the manner in which, or the localities in which, any material business of MRCC and its Consolidated Subsidiaries, taken as a whole, is or could be conducted or the types of business that MRCC and its Consolidated Subsidiaries conducts or may conduct;
(vi) any Contract relating to the acquisition or disposition of any business or operations (whether by merger, sale of stock, sale of assets or otherwise) involving value in excess of $250,000 (individually or together with all related Contracts) as to which there are any ongoing obligations or that was entered into on or after the Applicable Date other than Contracts entered into in the ordinary course of business with respect to investments set forth in the MRCC SEC Reports;
(vii) any Contract that obligates MRCC or any of its Consolidated Subsidiaries to conduct any business that is material to MRCC and its Consolidated Subsidiaries, taken as a whole, on an exclusive basis with any third party, or upon consummation of the Merger, will obligate HRZN, the Surviving Company or any of their Consolidated Subsidiaries to conduct business with any third party on an exclusive basis; or
(viii) any Contract with a Governmental Entity.
(b) Each MRCC Material Contract is (x) valid and binding on MRCC or its applicable Consolidated Subsidiary and, to MRCC’s knowledge, each other party thereto, (y) enforceable against MRCC or its applicable Consolidated Subsidiary in accordance with its terms (subject to the Bankruptcy and Equity Exception), and (z) is in full force and effect other than in each case as would not, individually or in the aggregate, reasonably be expected to be material to MRCC and its Consolidated Subsidiaries, taken as a whole. The MRCC Advisory Agreement has been approved by the MRCC Board and stockholders of MRCC in accordance with Section 15 of the Investment Company Act. Neither MRCC nor any of its Consolidated Subsidiaries nor, to MRCC’s knowledge, any other party thereto, is in material breach of any provisions of or in default (or, with the giving of notice or lapse of time or both, would be in default) under, and has not taken any action resulting in the termination of, acceleration of performance required by, or resulting in a right of termination or acceleration under, any MRCC Material Contract other than as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to MRCC. No MRCC Material Contract has been amended, modified or supplemented other than as would not, individually or in the aggregate, reasonably be expected to be material to MRCC and its Consolidated Subsidiaries, taken as a whole. No event has occurred with respect to MRCC or any of its Consolidated Subsidiaries that, with or without the giving of notice, the lapse of time or both, would constitute a breach or default under any MRCC Material Contract other than as would not, individually or in the aggregate, reasonably be expected to be material to MRCC and its Consolidated Subsidiaries, taken as a whole.

3.15 Insurance Coverage. All material insurance policies maintained by MRCC or any of its Consolidated Subsidiaries and that name MRCC or any of its Consolidated Subsidiaries as an insured (each, a “MRCC Insurance Policy”), including the fidelity bond required by the Investment Company Act, are in full force and effect and all premiums due and payable with respect to each MRCC Insurance Policy have been paid. Neither MRCC nor any of its Consolidated Subsidiaries has received written notice of cancellation of any MRCC Insurance Policy.
3.16 Intellectual Property. MRCC and its Consolidated Subsidiaries own, possess or have a valid license or other adequate rights to use all patents, patent applications, patent rights, trademarks, trademark applications, trademark rights, trade names, trade name rights, service marks, service mark applications, service mark rights, copyrights, computer programs and other proprietary intellectual property rights (collectively, “Intellectual Property Rights”) that are material to the conduct of the business of MRCC and its Consolidated Subsidiaries taken as a whole (hereinafter, “MRCC Intellectual Property Rights”), except where the failure to own, possess or have adequate rights would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to MRCC. No claims are pending for which MRCC has received written notice or, to the knowledge of MRCC, threatened (i) that MRCC or any of its Consolidated Subsidiaries is infringing or otherwise violating the rights of any Person with regard to any Intellectual Property Right, or (ii) that any MRCC Intellectual Property Right is invalid or unenforceable. To the knowledge of MRCC, no Person is infringing, misappropriating or using without authorization the rights of MRCC or any of its Consolidated Subsidiaries with respect to any Intellectual Property Right, except as would not, individually or in the aggregate, reasonably be expected to be material to MRCC and its Consolidated Subsidiaries, taken as a whole.
3.17 Environmental Matters. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to MRCC:
(a) there are no Proceedings of any kind, pending or, to the knowledge of MRCC, threatened, against MRCC or any of its Consolidated Subsidiaries, arising under any Environmental Law;
(b) there are no Orders by or with any Governmental Entity, imposing any liability or obligation on MRCC or any of its Consolidated Subsidiaries under or in respect of any Environmental Law;
(c) there are and have been no Hazardous Substances or other conditions related thereto at any property owned or premises leased by MRCC or any of its Consolidated Subsidiaries during the period of MRCC’s or its Consolidated Subsidiary’s ownership or lease; and
(d) none of MRCC nor any of its Consolidated Subsidiaries have entered into any Contract to provide indemnification to any third party pursuant to Environmental Laws in relation to any property previously owned by MRCC or any of its Consolidated Subsidiaries.
3.18 Real Property. Neither MRCC nor any of its Consolidated Subsidiaries owns or leases any real property.
3.19 Investment Assets. Each of MRCC and its Consolidated Subsidiaries has good title to all securities, Indebtedness and other financial instruments owned by it, free and clear of any material Liens, except to the extent such securities, Indebtedness or other financial instruments, as applicable, are pledged to secure obligations of MRCC or its Consolidated Subsidiaries set forth in Section 3.19 of the MRCC Disclosure Schedules and except for Liens consisting of restrictions on transfer agreed to in respect of investments entered into in the ordinary course of business and, if material, Previously Disclosed. As of the date of this Agreement, the value of investments owned by MRCC that are “qualifying investments” for purposes of Section 55(a) of the Investment Company Act is greater than 70% of the value of MRCC’s total assets (other than assets described in Section 55(a)(7) of the Investment Company Act).
3.20 State Takeover Laws. No restrictions on “business combinations” set forth in any “moratorium,” “control share,” “fair price,” “takeover” or “interested stockholder” Law (any such laws, “Takeover Statutes”) are applicable to this Agreement, the Mergers or the other Transactions.
3.21 Appraisal Rights. In accordance with Section 3-202(c) of the MGCL and pursuant to the MRCC Charter, no appraisal rights shall be available to holders of MRCC Common Stock in connection with the Transactions.
3.22 Valuation. Except as may be mutually agreed by the parties, the value of each investment asset owned by MRCC that is used in connection with the computations made by MRCC pursuant to Section 2.6 will be determined in accordance with the valuation policies and procedures approved by the MRCC Board as of February 24, 2025 and set forth in MRCC’s compliance policies and procedures and no exceptions to such valuation policies and procedures have been or will be permitted in valuing such assets in connection with the computations pursuant to Section 2.6 for purposes of this Agreement, and the value of all assets owned by MRCC other than investment assets that are used in connection with the computations made by MRCC pursuant to Section 2.6 will be determined in accordance with GAAP. Except as may be mutually agreed by the parties, all valuations made by third-party valuation agents for such purposes will be made only by valuation agents that have been approved by MRCC’s valuation designee under Rule 2a-5 or the MRCC Board as of February 24, 2025. Except as may be mutually agreed by the parties, the fair value of any portfolio securities for which fair value determinations were made by MRCC’s valuation designee under Rule 2a-5 or the MRCC Board for purposes of such computations were or will be determined by MRCC’s valuation designee under Rule 2a-5 or the MRCC Board in good faith in accordance with the valuation methods set forth in MRCC’s valuation policies and procedures adopted by the MRCC Board as of February 24, 2025.

3.23 Opinion of Financial Advisor. Prior to the execution of this Agreement, the MRCC Special Committee has received the opinion of Houlihan Lokey Capital, Inc., financial advisor to the MRCC Special Committee, to the effect that, as of the date of such opinion and based upon and subject to the various assumptions, limitations, qualifications and other matters set forth therein, the Exchange Ratio in the Merger was fair, from a financial point of view, to the holders of MRCC Common Stock other than HRZN, MCIP, the Advisors and their respective affiliates.
ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF HRZN
Except with respect to matters that have been Previously Disclosed, HRZN hereby represents and warrants to MRCC that:
4.1 Corporate Organization.
(a) HRZN is a corporation duly incorporated and validly existing and in good standing under the Laws of the State of Delaware and in good standing with the DE SOS and Merger Sub is a corporation duly incorporated and validly existing under the Laws of the State of Maryland and in good standing with the SDAT. Each of HRZN and Merger Sub has the requisite corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business as a foreign corporation in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, in each case, other than as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to HRZN. HRZN has duly elected to be regulated as a BDC and such election has not been revoked or withdrawn and is in full force and effect.
(b) True, complete and correct copies of the amended and restated Certificate of Incorporation of HRZN (as amended as of the date hereof, the “HRZN Charter”) and the second amended and restated Bylaws of HRZN (the “HRZN Bylaws”), as in effect as of the date of this Agreement, have previously been publicly filed by HRZN. True, correct and complete copies of the charter and bylaws of Merger Sub, as in effect as of the date hereof, have previously been provided to MRCC.
(c) Each Consolidated Subsidiary of HRZN (i) is duly incorporated or duly formed, as applicable to each such Consolidated Subsidiary, and validly existing and in good standing under the Laws of its jurisdiction of organization, (ii) has the requisite corporate (or similar) power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and (iii) is duly licensed or qualified to do business as a foreign corporation or other business entity in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, other than in the case of clauses (ii) and (iii), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to HRZN.
4.2 Capitalization.
(a) The authorized capital stock of HRZN consists of (i) 100,000,000 shares of HRZN Common Stock, of which 42,545,719 were outstanding as of the close of business on August 6, 2025 (the “HRZN Capitalization Date”) and (ii) 1,000,000 shares of preferred stock, par value $0.001 per share, none of which were outstanding as of the close of business on the HRZN Capitalization Date. All of the issued and outstanding shares of HRZN Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability with respect to HRZN attaching to the ownership thereof. All of the shares of HRZN Common Stock constituting the Merger Consideration will be, when issued pursuant to the terms of the Merger, duly authorized and validly issued and fully paid, nonassessable and free of preemptive rights, with no personal liability with respect to HRZN attaching to the ownership thereof. As of the date of this Agreement, no Indebtedness having the right to vote on any matters on which stockholders of HRZN may vote (“HRZN Voting Debt”) is issued or outstanding. As of the HRZN Capitalization Date, except pursuant to HRZN’s dividend reinvestment plan, HRZN does not have and is not bound by any Rights calling for the purchase or issuance of, or the payment of any amount based on, any shares of HRZN Common Stock, HRZN Voting Debt or any other equity securities of HRZN or any securities representing the right to purchase or otherwise receive any shares of HRZN Common Stock, HRZN Voting Debt or other equity securities of HRZN. There are no obligations of HRZN or any of its Consolidated Subsidiaries (i) to repurchase, redeem or otherwise acquire any shares of capital stock of HRZN, HRZN Voting Debt or any equity security of HRZN or its Consolidated Subsidiaries or any securities representing the right to purchase or otherwise receive any shares of capital stock, HRZN Voting Debt or any other equity security of HRZN or its Consolidated Subsidiaries or (ii) pursuant to which HRZN or any of its Consolidated Subsidiaries is or could be required to register shares of HRZN capital stock or other securities under the Securities Act. All of HRZN Common Stock sold has been sold in compliance with applicable Law in all material respects.
(b) All of the issued and outstanding shares of capital stock or other equity ownership interests of each Consolidated Subsidiary of HRZN are owned by HRZN, directly or indirectly, free and clear of any Liens, and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable (in respect of corporate entities) and free of preemptive rights. No Consolidated Subsidiary of HRZN has or is bound by any outstanding Rights calling for the purchase or issuance of, or the payment of any amount based on, any shares of capital stock or any other equity security of such Consolidated Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Consolidated Subsidiary.

4.3 Authority; No Violation.
(a) Each of HRZN and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and, subject to any HRZN Requisite Vote, to consummate the Transactions. The execution and delivery of this Agreement and the consummation of the Transactions have been duly and validly approved by the HRZN Board, including, after separate meetings and discussion, all of the Independent Directors of HRZN, and the board of directors of Merger Sub. The HRZN Board, including, after separate meetings and discussion, all of the Independent Directors of HRZN, has unanimously (i) determined that (A) this Agreement and the terms of the Merger and the Transactions are advisable and in the best interests of HRZN and (B) the interests of HRZN’s existing stockholders will not be diluted (as provided under Rule 17a-8 of the Investment Company Act) as a result of the Transactions, (ii) approved the HRZN Matters, (iii) directed that the HRZN Matters be submitted to HRZN’s stockholders for approval at a duly held meeting of such stockholders (the “HRZN Stockholders Meeting”) and (iv) resolved to recommend that the stockholders of HRZN adopt and approve the HRZN Matters (such recommendation, the “HRZN Board Recommendation”). Except for obtaining from HRZN’s stockholders the HRZN Requisite Vote to approve the HRZN Matters, the Merger and the other Transactions have been authorized by all necessary corporate action on the part of HRZN. This Agreement has been duly and validly executed and delivered by HRZN and Merger Sub and (assuming due authorization, execution and delivery by MRCC, MRCC Advisor and HRZN Advisor) constitutes the valid and binding obligation of each of HRZN and Merger Sub, enforceable against each of HRZN and Merger Sub in accordance with its terms (except as may be limited by the Bankruptcy and Equity Exception).
(b) Neither the execution and delivery of this Agreement by HRZN or Merger Sub, nor the consummation by HRZN or Merger Sub of the Transactions, nor performance of this Agreement by HRZN or Merger Sub, will violate any provision of the HRZN Charter, HRZN Bylaws or the bylaws or charter of Merger Sub or assuming that the consents, approvals and filings referred to in Section 4.3(a) and Section 4.4 are duly obtained and/or made, (A) violate any Law or Order applicable to HRZN or any of its Consolidated Subsidiaries or (B) except as set forth in any Contract that was Previously Disclosed, violate, conflict with, result in a breach of or the loss of any benefit under, constitute a default (or an event that, with or without the giving of notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, require the consent, approval or authorization of, or notice to or filing with any third-party with respect to, or result in the creation of any Lien upon any of the respective properties or assets of HRZN or any of its Consolidated Subsidiaries under, any of the terms, conditions or provisions of any Permit, Contract or other obligation to which HRZN or any of its Consolidated Subsidiaries is a party or by which any of them or any of their respective properties or assets is bound except, with respect to clause (ii)(B), any such violation, conflict, breach, loss, default, termination, cancellation, acceleration, consent, approval or creation that would not, individually or in the aggregate, reasonably be expected to be material to HRZN and its Consolidated Subsidiaries, taken as a whole. Section 4.3(b) of the HRZN Disclosure Schedule sets forth, to HRZN’s knowledge, any material consent fees payable to a third party in connection with the Mergers.
4.4 Governmental Consents. No consents or approvals of, or filings or registrations with, any Governmental Entity are necessary in connection with the consummation by HRZN or Merger Sub of the Mergers and the other Transactions, except for (i) the filing with the SEC of the Joint Proxy Statement/Prospectus and the Registration Statement in which the Joint Proxy Statement/Prospectus will be included as a prospectus, and declaration of effectiveness of the Registration Statement by the SEC, (ii) the filing of the Articles of Merger with and the acceptance for record of the Articles of Merger by the SDAT in respect of the Merger, (iii) the filing of the Second Articles of Merger with and the acceptance for record of the Second Articles of Merger by the SDAT in respect of the Second Merger, (iv) the filing with, and the acceptance for record of each such filing by, the DE SOS of the Certificate of Merger in respect of the Second Merger, (v) any notices or filings under the HSR Act, (vi) such filings and approvals, if any, as are required to be made or obtained under the securities or “blue sky” Laws of various states in connection with the issuance of the shares of HRZN Common Stock pursuant to this Agreement and approval of listing of such HRZN Common Stock on the Nasdaq, (vii) the reporting of this Agreement on a Current Report on Form 8-K and (viii) any such consents, approvals, filings or registrations that the failure to obtain or make would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on HRZN.
4.5 Reports.
(a) HRZN has timely filed or furnished all forms, statements, certifications, reports and documents that it was required to file or furnish since the Applicable Date with the SEC (such forms, statements, certifications, reports and documents filed or furnished since the Applicable Date, including any amendments thereto, the “HRZN SEC Reports”), except as would not, individually or in the aggregate, reasonably be expected to be material to HRZN and its Consolidated Subsidiaries taken as a whole. To HRZN’s knowledge, no HRZN SEC Report, at the time filed or furnished with the SEC, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading. To HRZN’s knowledge, all HRZN SEC Reports, as of their respective dates, complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto. None of the Consolidated Subsidiaries of HRZN is required to make any filing with the SEC.
(b) Neither HRZN nor any of its Consolidated Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any Contract, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, any Governmental Entity that currently restricts in any material respect the conduct of its business (or to HRZN’s knowledge that, upon consummation of the Mergers, would restrict in any material respect the conduct of the business of

HRZN or any of its Consolidated Subsidiaries), or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management or its business, other than those of general application that apply to similarly situated BDCs or their Consolidated Subsidiaries, nor has HRZN or any of its Consolidated Subsidiaries been advised in writing or, to the knowledge of HRZN, verbally, by any Governmental Entity that it is considering issuing, initiating, ordering, or requesting any of the foregoing.
(c) HRZN has made available to MRCC all material correspondence with the SEC since the Applicable Date and, as of the date of this Agreement, to the knowledge of HRZN, (i) there are no unresolved comments from the SEC with respect to the HRZN SEC Reports or any SEC examination of HRZN and (ii) none of the HRZN SEC Reports is subject to any ongoing review by the SEC.
4.6 HRZN Financial Statements.
(a) The consolidated financial statements, including the related consolidated schedules of investments, of HRZN and its Consolidated Subsidiaries included (or incorporated by reference) in the HRZN SEC Reports (including the related notes, where applicable): (i) fairly present in all material respects the consolidated results of operations, cash flows, changes in stockholders’ equity and consolidated financial position of HRZN and its Consolidated Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (except that unaudited statements may not contain notes and are subject to recurring year-end audit adjustments normal in nature and amount), (ii) to HRZN’s knowledge, have complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto and (iii) have been prepared in all material respects in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. RSM has not resigned, threatened resignation or been dismissed as HRZN’s independent public accountant as a result of or in connection with any disagreements with HRZN on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.
(b) Except for (A) liabilities reflected or reserved against on the consolidated audited balance sheet of HRZN as of December 31, 2024 included in the audited financial statements set forth in HRZN’s annual report on Form 10-K for the year ended December 31, 2024 (the “HRZN Balance Sheet”), (B) liabilities reflected or reserved against on the consolidated unaudited balance sheet of HRZN as of March 31, 2025 included in the unaudited financial statements set forth in HRZN’s quarterly report on Form 10-Q for the quarterly period ended March 31, 2025 (the “HRZN Interim Balance Sheet”), (C) liabilities incurred in the ordinary course of business since March 31, 2025, (D) liabilities incurred in connection with this Agreement and the Transactions, (E) liabilities otherwise disclosed in the HRZN SEC Reports and (F) liabilities that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to HRZN, neither HRZN nor any of its Consolidated Subsidiaries has any liabilities that would be required to be reflected or reserved against in the HRZN Balance Sheet or the HRZN Interim Balance Sheet in accordance with GAAP.
(c) Neither HRZN nor any of its Consolidated Subsidiaries is a party to or has any commitment to become a party to any off-balance sheet joint venture, partnership or similar contract with any unconsolidated Affiliate or “off-balance sheet arrangement” (as defined in Item 303(a) of Regulation S-K promulgated under the Exchange Act) where the result or purpose of such contract or arrangement is to avoid disclosure of any material transaction involving, or material liabilities of HRZN and its Consolidated Subsidiaries in the HRZN SEC Reports.
(d) Since the Applicable Date, (i) neither HRZN nor any of its Consolidated Subsidiaries nor, to the knowledge of HRZN, any director, officer, auditor, accountant or representative of HRZN or any of its Consolidated Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of HRZN or any of its Consolidated Subsidiaries or their respective internal accounting controls, including any complaint, allegation, assertion or claim that HRZN or any of its Consolidated Subsidiaries has engaged in questionable or illegal accounting or auditing practices or maintains inadequate internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act), and (ii) no attorney representing HRZN or any of its Consolidated Subsidiaries, whether or not employed by HRZN or any of its Consolidated Subsidiaries, has reported evidence of a material violation of securities laws, breach of duty or similar violation by HRZN or any of its officers, directors or agents to the HRZN Board or any committee thereof or to any director or officer of HRZN.
(e) Neither HRZN nor any of its Consolidated Subsidiaries is a party to any off-balance sheet arrangement with respect to HRZN (as defined in Item 303(a)(4) of Regulation S-K promulgated under the Exchange Act).
(f) To HRZN’s knowledge, since the Applicable Date, RSM, which has expressed its opinion with respect to the financial statements of HRZN and its Consolidated Subsidiaries included in the HRZN SEC Reports (including the related notes), has, for the period it has served as HRZN’s independent accounting firm, been (i) “independent” with respect to HRZN and its Consolidated Subsidiaries within the meaning of Regulation S-X, and (ii) in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the related rules of the SEC and the Public Company Accounting Oversight Board.
(g) The principal executive officer and principal financial officer of HRZN have made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act, and the statements contained in any such certifications are complete and correct, and HRZN is otherwise in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act.

(h) HRZN has in all material respects:
(i) designed and maintained a system of disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) promulgated under the Exchange Act) to ensure that all information (both financial and non-financial) required to be disclosed by HRZN in the reports that it files or submits to the SEC under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that such information is accumulated and communicated to HRZN’s management as appropriate to allow timely decisions regarding required disclosure and to allow HRZN’s principal executive officer and principal financial officer to make the certifications required under the Exchange Act with respect to such reports;
(ii) designed and maintained a system of internal controls over financial reporting sufficient to provide reasonable assurance concerning the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization, (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (E) HRZN’s management, with the participation of HRZN’s principal executive and financial officers, has completed an assessment of the effectiveness of HRZN’s internal controls over financial reporting for the fiscal year ended December 31, 2024 in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act, and such assessment concluded that HRZN maintained, in all material respects, effective internal control over financial reporting as of December 31, 2024, using the framework specified in HRZN’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024;
(iii) (A) disclosed, based on its most recent evaluation, to its auditors and the audit committee of the HRZN Board (1) any significant deficiencies or material weaknesses (as defined in the relevant Statement of Auditing Standards) in the design or operation of HRZN’s internal controls over financial reporting that are reasonably likely to adversely affect its ability to record, process, summarize and report financial data and (2) any fraud, whether or not material, that involves management or other individuals who have a significant role in its internal controls over financial reporting and (B) identified for HRZN’s auditors any material weaknesses in internal controls; and
(iv) provided to MRCC true, complete and correct copies of any of the foregoing disclosures to its auditors or the audit committee of the HRZN Board that have been made in writing from the Applicable Date through the date hereof, and will promptly provide to MRCC true, complete and correct copies of any such disclosures that are made after the date hereof.
(i) The fair market value of HRZN’s investments as of December 31, 2024 (i) was determined in accordance with ASC Topic 820 and (ii) reflects a reasonable estimate of the fair value of such investments as determined in good faith, after due inquiry, by the HRZN Advisor, as valuation designee of HRZN, in accordance with Rule 2a-5.
(j) To HRZN’s knowledge, there is no fraud or suspected fraud affecting HRZN involving management of HRZN or employees of HRZN Advisor who have significant roles in HRZN’s internal control over financial reporting, when such fraud could have a material effect on HRZN’s consolidated financial statements.
4.7 Broker’s Fees. Neither HRZN nor any of its Consolidated Subsidiaries nor any of their respective directors, officers or agents has utilized any broker, finder or financial advisor or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Mergers or the other Transactions, other than to Oppenheimer & Co. Inc. pursuant to a letter agreement, a true, complete and correct copy of which has been previously delivered to MRCC.
4.8 Absence of Changes or Events. Since December 31, 2024, (i) except as expressly permitted or required by or in connection with the execution and delivery of this Agreement and the consummation of the Transactions, the business of HRZN and its Consolidated Subsidiaries has been conducted in the ordinary course of business, (ii) there has not been any Effect that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to HRZN and (iii) there has not been any material action that, if it had been taken after the date hereof, would have required the consent of MRCC under Section 6.1 or 6.2.
4.9 Compliance with Applicable Law; Permits.
(a) Each of HRZN and each of its Consolidated Subsidiaries is in compliance, and has been operated in compliance, in all material respects, with all applicable Laws, including, if and to the extent applicable, the Investment Company Act, the Securities Act and the Exchange Act other than as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to HRZN. HRZN has not received any written or, to HRZN’s knowledge, oral notification from a Governmental Entity of any material non-compliance with any applicable Laws, which non-compliance would, individually or in the aggregate, reasonably be expected to be material to HRZN and its Consolidated Subsidiaries, taken as a whole. HRZN has operated in compliance with all listing standards of the Nasdaq since the Applicable Date other than as would not, individually or in the aggregate, reasonably be expected to be material to HRZN and its Consolidated Subsidiaries, taken as a whole. HRZN is not subject to any “stop order” and is, and was, fully qualified to sell shares of HRZN Common Stock in each jurisdiction in which such shares were registered and sold, other than as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to HRZN.
(b) HRZN is in compliance, and since the Applicable Date, has complied with its investment policies and restrictions and portfolio valuation methods, if any, as such policies and restrictions have been set forth in its registration statement (as amended from time to time) or reports that it has filed with the SEC under the Exchange Act and applicable Laws, if any, other than any non-compliance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to HRZN.
(c) HRZN has written policies and procedures adopted pursuant to Rule 38a-1 under the Investment Company Act that are reasonably designed to prevent material violations of the “Federal Securities Laws,” as such term is defined in Rule 38a-1(e)(1) under the Investment Company Act. There have been no “Material Compliance Matters” for HRZN, as such term is defined in Rule 38a-1(e)(2) under the Investment Company Act, other than those that have been reported to the HRZN Board and satisfactorily remedied or are in the process of being remedied or those that would not, individually or in the aggregate, reasonably be expected to be material to HRZN and its Consolidated Subsidiaries, taken as a whole.
(d) Each of HRZN and each of its Consolidated Subsidiaries holds and is in compliance with all Permits required in order to permit HRZN and each of its Consolidated Subsidiaries to own or lease their properties and assets and to conduct their businesses under and pursuant to all applicable Law as presently conducted, other than any failure to hold or non-compliance with any such Permit that would not, individually or in the aggregate, reasonably be expected to be material to HRZN and its Consolidated Subsidiaries, taken as a whole. All such Permits are valid and in full force and effect, except as would not, individually or in the aggregate, reasonably be expected to be material to HRZN and its Consolidated Subsidiaries, taken as a whole. HRZN has not received any written or, to HRZN’s knowledge, oral notification from a Governmental Entity of any material non-compliance with any such Permits, and no Proceeding is pending or threatened in writing to suspend, cancel, modify, revoke or materially limit any such Permits, which Proceeding would, individually or in the aggregate, reasonably be expected to be material to HRZN and its Consolidated Subsidiaries, taken as a whole.
(e) No “affiliated person” (as defined under the Investment Company Act) of HRZN has been subject to disqualification to serve in any capacity contemplated by the Investment Company Act for any investment company (including a BDC) under Sections 9(a) and 9(b) of the Investment Company Act, unless, in each case, such Person has received exemptive relief from the SEC with respect to any such disqualification. There is no material Proceeding pending and served or, to the knowledge of HRZN, threatened that would result in any such disqualification.
(f) The minute books and other similar records of HRZN maintained since the Applicable Date contain a true and complete record in all material respects of all action taken at all meetings and by all written consents in lieu of meetings of the stockholders of HRZN, the HRZN Board and any committees of the HRZN Board.
4.10 HRZN Information. None of the information supplied or to be supplied by HRZN for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement is filed with the SEC, at any time the Registration Statement is amended or supplemented or at the time the Registration Statement becomes effective under the Securities Act, or (ii) the Joint Proxy Statement/Prospectus will, at the date the Joint Proxy Statement/Prospectus or any amendment or supplement is first mailed to stockholders of MRCC or stockholders of HRZN or at the time of the MRCC Stockholders Meeting or the HRZN Stockholders Meeting, in each case, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, except that no representation or warranty is made by HRZN with respect to information supplied by MRCC or MRCC Advisor for inclusion or incorporation by reference in the Registration Statement or the Joint Proxy Statement/Prospectus.

4.11 Taxes and Tax Returns.
(a) HRZN and each of its Consolidated Subsidiaries has duly and timely filed (taking into account all applicable extensions) all material Tax Returns required to be filed by it on or prior to the date of this Agreement (all such Tax Returns being accurate and complete in all material respects), has paid all material Taxes shown thereon as arising and has duly paid or made provision for the payment of all material Taxes that have been incurred or are due or claimed to be due from it by federal, state, foreign or local taxing authorities other than Taxes that are not yet delinquent or are being contested in good faith, have not been finally determined and have been adequately reserved against under GAAP. No material Tax Return of HRZN or any Consolidated Subsidiary has been examined by the IRS or other relevant taxing authority. There are no material disputes pending, or written claims asserted, for Taxes or assessments upon HRZN or any of its Consolidated Subsidiaries for which HRZN does not have reserves that are adequate under GAAP. Neither HRZN nor any of its Consolidated Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among HRZN and its Consolidated Subsidiaries). Within the past five years (or otherwise as part of a “plan (or series of related transactions)” within the meaning of Section 355(e) of the Code of which the Mergers are also a part), neither HRZN nor any of its Consolidated Subsidiaries has been a “distributing corporation” or a “controlled corporation” in a distribution of stock which qualified or was intended to qualify under Section 355(a) of the Code and to which Section 355 of the Code (or so much of Section 356 of the Code, as it relates to Section 355 of the Code) applied or was intended to apply. Neither HRZN nor any of its Consolidated Subsidiaries is required to include in income any adjustment pursuant to Section 481(a) of the Code, no such adjustment has been proposed by the IRS and no pending request for permission to change any accounting method has been submitted by HRZN or any of its Consolidated Subsidiaries. Neither HRZN nor any of its Consolidated Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2). If HRZN or any of its Consolidated Subsidiaries has participated in a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b), such entity has properly disclosed such transaction in accordance with the applicable Tax regulations.
(b) HRZN made a valid election under Part I of Subchapter M of Subtitle A, Chapter 1, of the Code to be taxed as a RIC. HRZN has qualified as a RIC at all times since the beginning of its taxable year ending December 31, 2010 and expects to continue to so qualify through the Effective Time. No challenge to HRZN’s status as a RIC is pending or has been threatened orally or in writing. For each taxable year of HRZN ending before the Effective Time, HRZN has satisfied the distribution requirements imposed on a regulated investment company under Section 852 of the Code.
(c) Merger Sub is a newly formed entity created for the purpose of undertaking the Merger. Prior to the Effective Time, Merger Sub will not have engaged in any other business activities and will have incurred no liabilities or obligations other than as contemplated by this Agreement.
(d) HRZN and its Consolidated Subsidiaries have complied in all material respects with all applicable Laws relating to the payment and withholding of Taxes and have, within the time and in the manner prescribed by applicable Law, in all material respects, withheld from and paid over all amounts required to be so withheld and paid over under applicable Laws.
(e) HRZN is not aware of any fact or circumstance nor has it taken any action, failed to take any action or agreed to take any action not contemplated by this Agreement, in each case, that could reasonably be expected to prevent the Mergers from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.
(f) HRZN has no “earnings and profits” for U.S. federal income Tax purposes described in Section 852(a)(2)(B) of the Code.
(g) HRZN Previously Disclosed each asset the disposition of which would be subject to rules similar to Section 1374 of the Code as prescribed in IRS Notice 88-19, 1988-1 C.B. 486, or Treasury Regulation Section 1.337(d)-7 and the amount of any “net unrealized built-in gain” (within the meaning of Section 1374(d) of the Code) on each such asset. Other than as Previously Disclosed, HRZN is not now and will not be subject to corporate-level income taxation on the sale, transfer or other disposition of its assets currently held as a result of the application of Section 337(d) of the Code or the Treasury Regulations promulgated thereunder.
(h) No claim has been made in writing by a taxing authority in a jurisdiction where HRZN or any of its Consolidated Subsidiaries does not file Tax Returns that HRZN or any such Consolidated Subsidiary is or may be subject to taxation by that jurisdiction, and which, if upheld, would reasonably result in a material Tax liability.
(i) Neither the HRZN nor any of its Consolidated Subsidiaries has, or has ever had, a permanent establishment in any country other than the United States.
(j) Neither HRZN nor any of its Consolidated Subsidiaries has requested a private letter ruling from the IRS or comparable rulings from other taxing authorities.
(k) Neither HRZN nor any of its Consolidated Subsidiaries has any liability for the Taxes of another Person other than HRZN and its Consolidated Subsidiaries under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee, successor or payable pursuant to a contractual obligation.
(l) Neither HRZN nor any of its Consolidated Subsidiaries has ever been a member of a consolidated, combined or unitary Tax group (other than such a group the common parent of which is HRZN or any of its Consolidated Subsidiaries).

(m) There are no material Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of HRZN or any of its Consolidated Subsidiaries.
(n) Following the Mergers, HRZN plans and intends to continue at least one significant historic business line of MRCC, or to use a significant portion of MRCC’s historic business assets in a business, in each case, within the meaning of Treasury Regulation Section 1.368-1(d).
4.12 Litigation. There are no material Proceedings pending or, to HRZN’s knowledge, threatened against HRZN or any of its Consolidated Subsidiaries. There is no Order binding upon HRZN or any of its Consolidated Subsidiaries other than such Orders as would not, individually or in the aggregate, reasonably be expected to be material to HRZN and its Consolidated Subsidiaries, taken as a whole.
4.13 Employee Matters. Neither HRZN nor any of its Consolidated Subsidiaries has (i) any employees or (ii) any Employee Benefit Plans.
4.14 Certain Contracts.
(a) HRZN has Previously Disclosed a complete and accurate list of, and true and complete copies have been delivered or made available (including via EDGAR) to MRCC of, all Contracts (collectively, the “HRZN Material Contracts”) to which, as of the date hereof, HRZN or any of its Consolidated Subsidiaries is a party, or by which HRZN or any of its Consolidated Subsidiaries may be bound, or, to the knowledge of HRZN, to which it or any of its Consolidated Subsidiaries or their respective assets or properties may be subject, with respect to:
(i) any Contract that is a “material contract” within the meaning of Item 601(b)(10) of the SEC’s Regulation S-K or that is material to HRZN or its financial condition or results of operations;
(ii) other than Contracts entered into in the ordinary course of business providing for the obligation or commitment of HRZN to provide funding to its portfolio investments, any loans or credit agreements, mortgages, indentures and other agreements and instruments pursuant to which any Indebtedness of HRZN or any of its Consolidated Subsidiaries in an aggregate principal amount in excess of $500,000 is outstanding or may be incurred, or any guarantee by HRZN or any of its Consolidated Subsidiaries of any Indebtedness in an aggregate principal amount in excess of $500,000;
(iii) other than Contracts entered into in the ordinary course of business providing for the obligation or commitment of HRZN to provide funding to its portfolio investments, any Contract that creates future payment obligations in excess of $250,000 and that by its terms does not terminate, or is not terminable upon notice, without penalty within 90 days or less, or any Contract that creates or would create a Lien on any asset of HRZN or its Consolidated Subsidiaries (other than Liens consisting of restrictions on transfer agreed to in respect of investments entered into in the ordinary course of business or as would not, individually or in the aggregate, reasonably be expected to be material to HRZN and its Consolidated Subsidiaries, taken as a whole);
(iv) except with respect to investments set forth in the HRZN SEC Reports, any partnership, limited liability company, joint venture or other similar Contract that is not entered into in the ordinary course of business and is material to HRZN and its Consolidated Subsidiaries, taken as a whole;
(v) any non-competition or non-solicitation Contract or any other Contract that limits, purports to limit, or would reasonably be expected to limit in each case in any material respect the manner in which, or the localities in which, any material business of HRZN and its Consolidated Subsidiaries, taken as a whole, is or could be conducted or the types of business that HRZN and its Consolidated Subsidiaries conducts or may conduct;
(vi) any Contract relating to the acquisition or disposition of any business or operations (whether by merger, sale of stock, sale of assets or otherwise) involving value in excess of $250,000 (individually or together with all related Contracts) as to which there are any ongoing obligations or that was entered into on or after the Applicable Date other than Contracts entered into in the ordinary course of business with respect to investments set forth in the HRZN SEC Reports;
(vii) any Contract that obligates HRZN or any of its Consolidated Subsidiaries to conduct any business that is material to HRZN and its Consolidated Subsidiaries, taken as a whole, on an exclusive basis with any third party; or
(viii) any Contract with a Governmental Entity.
(b) Each HRZN Material Contract is (x) valid and binding on HRZN or its applicable Consolidated Subsidiary and, to HRZN’s knowledge, each other party thereto, (y) enforceable against HRZN or its applicable Consolidated Subsidiary in accordance with its terms (subject to the Bankruptcy and Equity Exception), and (z) is in full force and effect other than in each case as would not, individually or in the aggregate, reasonably be expected to be material to HRZN and its Consolidated Subsidiaries, taken as a whole. The investment advisory agreement between HRZN and HRZN Advisor in effect as of the date of this Agreement has been approved by the HRZN Board and stockholders of HRZN in accordance with Section 15 of the Investment Company Act. Neither HRZN nor any of its Consolidated Subsidiaries nor, to HRZN’s knowledge, any other party thereto, is in material breach of any provisions of or in default (or, with the giving of notice or lapse of time or both, would be in default) under, and has not taken any action resulting in the termination of, acceleration of performance required by, or resulting in a right of termination or acceleration under, any HRZN Material

Contract other than as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to HRZN. No HRZN Material Contract has been amended, modified or supplemented other than as would not, individually or in the aggregate, reasonably be expected to be material to HRZN and its Consolidated Subsidiaries, taken as a whole. No event has occurred with respect to HRZN or any of its Consolidated Subsidiaries that, with or without the giving of notice, the lapse of time or both, would constitute a breach or default under any HRZN Material Contract other than as would not, individually or in the aggregate, reasonably be expected to be material to HRZN and its Consolidated Subsidiaries, taken as a whole.
4.15 Insurance Coverage. All material insurance policies maintained by HRZN or any of its Consolidated Subsidiaries and that name HRZN or any of its Consolidated Subsidiaries as an insured (each, a “HRZN Insurance Policy”), including the fidelity bond required by the Investment Company Act, are in full force and effect and all premiums due and payable with respect to each HRZN Insurance Policy have been paid. Neither HRZN nor any of its Consolidated Subsidiaries has received written notice of cancellation of any HRZN Insurance Policy.
4.16 Intellectual Property. HRZN and its Consolidated Subsidiaries own, possess or have a valid license or other adequate rights to use all Intellectual Property Rights that are material to the conduct of the business of HRZN and its Consolidated Subsidiaries taken as a whole (hereinafter, “HRZN Intellectual Property Rights”), except where the failure to own, possess or have adequate rights would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to HRZN. No claims are pending for which HRZN has received written notice or, to the knowledge of HRZN, threatened (i) that HRZN or any of its Consolidated Subsidiaries is infringing or otherwise violating the rights of any Person with regard to any Intellectual Property Right, or (ii) that any HRZN Intellectual Property Right is invalid or unenforceable. To the knowledge of HRZN, no Person is infringing, misappropriating or using without authorization the rights of HRZN or any of its Consolidated Subsidiaries with respect to any Intellectual Property Right, except as would not, individually or in the aggregate, reasonably be expected to be material to HRZN and its Consolidated Subsidiaries, taken as a whole.
4.17 Environmental Matters. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to HRZN:
(a) there are no Proceedings of any kind, pending or, to the knowledge of HRZN, threatened, against HRZN or any of its Consolidated Subsidiaries, arising under any Environmental Law;
(b) there are no Orders by or with any Governmental Entity, imposing any liability or obligation on HRZN or any of its Consolidated Subsidiaries under or in respect of any Environmental Law;
(c) there are and have been no Hazardous Substances or other conditions related thereto at any property owned or premises leased by HRZN or any of its Consolidated Subsidiaries during the period of HRZN’s or its Consolidated Subsidiary’s ownership or lease; and
(d) none of HRZN nor any of its Consolidated Subsidiaries have entered into any Contract to provide indemnification to any third party pursuant to Environmental Laws in relation to any property previously owned by HRZN or any of its Consolidated Subsidiaries.
4.18 Real Property. Neither HRZN nor any of its Consolidated Subsidiaries owns or leases any real property.
4.19 Investment Assets. Each of HRZN and its Consolidated Subsidiaries has good title to all securities, Indebtedness and other financial instruments owned by it, free and clear of any material Liens, except to the extent such securities, Indebtedness or other financial instruments, as applicable, are pledged to secure obligations of HRZN or its Consolidated Subsidiaries set forth in Section 4.19 of the HRZN Disclosure Schedules and except for Liens consisting of restrictions on transfer agreed to in respect of investments entered into in the ordinary course of business and, if material, Previously Disclosed. As of the date of this Agreement, the value of investments owned by HRZN that are “qualifying investments” for purposes of Section 55(a) of the Investment Company Act is greater than 70% of the value of HRZN’s total assets (other than assets described in Section 55(a)(7) of the Investment Company Act).
4.20 State Takeover Laws. No restrictions on “business combinations” set forth in any Takeover Statutes are applicable to this Agreement, the Mergers or the other Transactions.
4.21 Valuation. Except as may be mutually agreed by the parties, the value of each investment asset owned by HRZN that is used in connection with the computations made by HRZN pursuant to Section 2.6 will be determined in accordance with the valuation policies and procedures approved by the HRZN Board as of July 23, 2025 and set forth in HRZN’s compliance policies and procedures and no exceptions to such valuation policies and procedures have been or will be permitted in valuing such assets in connection with the computations pursuant to Section 2.6 for purposes of this Agreement, and the value of all assets owned by HRZN other than investment assets that are used in connection with the computations made by HRZN pursuant to Section 2.6 will be determined in accordance with GAAP. Except as may be mutually agreed by the parties, all valuations made by third-party valuation agents for such purposes will be made only by valuation agents that have been approved by HRZN’s valuation designee under Rule 2a-5 or the HRZN Board as of July 23, 2025. Except as may be mutually agreed by the parties, the fair value of any portfolio securities for which fair value determinations were made by HRZN’s valuation designee under Rule 2a-5 or the HRZN Board for purposes of such computations were or will be determined by HRZN’s valuation designee under Rule 2a-5 or the HRZN Board in good faith in accordance with the valuation methods set forth in HRZN’s valuation policies and procedures adopted by the HRZN Board as of July 23, 2025.

4.22 Opinion of Financial Advisor. Prior to the execution of this Agreement, the HRZN Special Committee has received the opinion of Oppenheimer & Co., Inc., financial advisor to the HRZN Special Committee, to the effect that, as of the date of such opinion and based upon and subject to the various assumptions, limitations, qualifications and other matters set forth therein, the Exchange Ratio (as specified in such opinion) was fair, from a financial point of view, to HRZN.
ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE ADVISORS
Except with respect to matters set forth in the MRCC Advisor Disclosure Schedule or the HRZN Advisor Disclosure Schedule, each of MRCC Advisor and HRZN Advisor hereby represents and warrants with respect to itself and MRCC (in the case of MRCC Advisor) or HRZN (in the case of HRZN Advisor), severally and not jointly, to HRZN and MRCC that:
5.1 Organization. Such Advisor is a limited liability company organized and validly existing under the Laws of the State of Delaware and in good standing with the DE SOS. Such Advisor has the requisite limited liability company power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business as a foreign corporation in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, in each case, other than as would not, individually or in the aggregate, reasonably be expected to prevent such Advisor from timely performing its material obligations under this Agreement or from consummating the Mergers and the other Transactions or have a Material Adverse Effect with respect to MRCC or HRZN, as applicable.
5.2 Authority; No Violation.
(a) Such Advisor has all requisite limited liability company power and authority to execute and deliver this Agreement. The execution and delivery of this Agreement has been duly and validly approved by the sole member or manager of such Advisor. This Agreement has been duly and validly executed and delivered by such Advisor and (assuming due authorization, execution and delivery by the other Advisor, MRCC, HRZN and Merger Sub) constitutes the valid and binding obligation of such Advisor, enforceable against such Advisor in accordance with its terms (except as may be limited by the Bankruptcy and Equity Exception).
(b) Neither the execution and delivery of this Agreement by such Advisor, nor the consummation of the Transactions, nor performance of this Agreement by such Advisor, will violate any provision of the certificate of formation of such Advisor or the limited liability company agreement of such Advisor or (A) violate any Law or Order applicable to such Advisor or (B) violate, conflict with, result in a breach of or the loss of any benefit under, constitute a default (or an event that, with or without the giving of notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, require the consent, approval or authorization of, or notice to or filing with any third-party with respect to, or result in the creation of any Lien upon any of the respective properties or assets such Advisor under, any of the terms, conditions or provisions of any Permit, Contract or other obligation to which such Advisor is a party or by which its properties or assets is bound except, with respect to clause (ii)(B), any such violation, conflict, breach, loss, default, termination, cancellation, acceleration, consent, approval or creation that would not, individually or in the aggregate, reasonably be expected to prevent such Advisor from timely performing its material obligations under this Agreement or from consummating the Mergers and the other Transactions or have a Material Adverse Effect with respect to MRCC or HRZN, as applicable.
(c) No consents or approvals of, or filings or registrations with, any Governmental Entity are necessary in connection with the execution, delivery or performance of this Agreement by such Advisor, except for any such consents, approvals, filings or registrations that the failure to obtain or make would not, individually or in the aggregate, reasonably be expected to prevent such Advisor from timely performing its material obligations under this Agreement or from consummating the Mergers and the other Transactions or have a Material Adverse Effect with respect to MRCC or HRZN, as applicable.
5.3 Compliance with Applicable Law; Permits.
(a) Such Advisor is, and at all times required by the Investment Advisers Act when such Advisor has been the investment adviser to HRZN or MRCC, as applicable, has been, duly registered as an investment adviser under the Investment Advisers Act. Such Advisor is, and at all times required by applicable Law (other than the Investment Advisers Act) when such Advisor has been the investment adviser to HRZN or MRCC, as applicable, has been, duly registered, licensed or qualified as an investment adviser in each state or any other jurisdiction where the conduct of its business requires such registration, licensing or qualification, except where the failure to be so registered, licensed or qualified would not prevent such Advisor from timely performing its material obligations under this Agreement or from consummating the Mergers and the other Transactions or have a Material Adverse Effect with respect to MRCC or HRZN, as applicable.
(b) Such Advisor is in compliance, and has been operated in compliance, in all material respects, with all applicable Laws with regard to its management of MRCC or HRZN, as applicable, including, if and to the extent applicable, the Investment Advisers Act, Investment Company Act, the Securities Act and the Exchange Act other than as would not, individually or in the aggregate, reasonably be expected to prevent such Advisor from timely performing its material obligations under this Agreement or from consummating the Mergers and the other Transactions or have a Material Adverse Effect with respect to MRCC or HRZN, as applicable. Since January 1, 2022, such Advisor has not received any written or, to such Advisor’s knowledge, oral notification from a Governmental Entity of any material non-compliance with any applicable Laws with regard to its management of each of MRCC and HRZN, as applicable, which non-compliance would, individually or in the aggregate, reasonably be expected to prevent such Advisor from timely performing its material obligations under this Agreement or from consummating the Mergers and the other Transactions or have a Material Adverse Effect with respect to MRCC or HRZN, as applicable.
(c) Such Advisor holds and is in compliance with all Permits required in order to permit such Advisor to own or lease its properties and assets and to conduct its business under and pursuant to all applicable Law as presently conducted, other than any failure to hold or non-compliance with any such Permit that would not, individually or in the aggregate, reasonably be expected to prevent such Advisor from timely performing its material obligations under this Agreement or from consummating the Mergers and the other Transactions or have a Material Adverse Effect with respect to MRCC or HRZN, as applicable. All such Permits are valid and in full force and effect, except as would not, individually or in the aggregate, reasonably be expected to prevent such Advisor from timely performing its material obligations under this Agreement or from consummating the Mergers and the other Transactions or have a Material Adverse Effect with respect to MRCC or HRZN, as applicable. Since January 1, 2022, such Advisor has not received any written or, to such Advisor’s knowledge, oral notification from a Governmental Entity of any material non-compliance with any such Permits, and no Proceeding is pending or threatened in writing to suspend, cancel, modify, revoke or materially limit any such Permits, which Proceeding would, individually or in the aggregate, reasonably be expected to prevent such Advisor from timely performing its material obligations under this Agreement or from consummating the Mergers and the other Transactions or have a Material Adverse Effect with respect to MRCC or HRZN, as applicable.
(d) Such Advisor has implemented written policies and procedures as required by Rule 206(4)-7 under the Investment Advisers Act (complete and correct copies of which have been made available to MRCC and HRZN, as applicable) and, during the period prior to the date of this Agreement that such Advisor has been the investment adviser to MRCC (in the case of MRCC Advisor) and HRZN (in the case of HRZN Advisor), such Advisor has been in compliance with such policies and procedures, except where the failures to adopt such policies and procedures or to be in compliance would not, individually or in the aggregate, be material to HRZN and its Consolidated Subsidiaries, taken as a whole, or MRCC and its Consolidated Subsidiaries, taken as a whole, as applicable.
(e) During the period prior to the date of this Agreement that MRCC Advisor has been the investment adviser to MRCC and HRZN Advisor has been the investment adviser to HRZN, there has been no material adverse change in the operations, affairs or regulatory status of such Advisor.
5.4 Litigation. There are no Proceedings pending or, to such Advisor’s knowledge, threatened in writing against such Advisor, other than such Proceedings as would not, individually or in the aggregate, reasonably be expected to prevent such Advisor from timely performing its material obligations under this Agreement or from consummating the Mergers and the other Transactions or have a Material Adverse Effect with respect to MRCC or HRZN, as applicable. There is no Order binding upon such Advisor other than such Orders as would not, individually or in the aggregate, reasonably be expected to prevent such Advisor from timely performing its material obligations under this Agreement or from consummating the Mergers and the other Transactions or have a Material Adverse Effect with respect to MRCC or HRZN, as applicable.
5.5 Valuation.
(a) Except as may be mutually agreed by the parties, the value of each investment asset owned by MRCC that is used in connection with the computations made by MRCC Advisor on behalf of MRCC pursuant to Section 2.6 will be determined in accordance with the valuation policies and procedures adopted by MRCC Advisor, as valuation designee of MRCC, and approved by the MRCC Board under Rule 2a-5 under the Investment Company Act and no exceptions to such valuation policies and procedures have been or will be permitted in valuing such assets in connection with the computations pursuant to Section 2.6 for purposes of this Agreement, and the value of all assets owned by MRCC other than investment assets that are used in connection with the computations made by MRCC Advisor on behalf of MRCC pursuant to Section 2.6 will be determined in accordance with GAAP.
(b) Except as may be mutually agreed by the parties, the value of each investment asset owned by HRZN that is used in connection with the computations made by HRZN Advisor on behalf of HRZN pursuant to Section 2.6 will be determined in accordance with the valuation policies and procedures adopted by HRZN Advisor, as valuation designee of HRZN, and approved by the HRZN Board under Rule 2a-5 under the Investment Company Act and no exceptions to such valuation policies and procedures have been or will be permitted in valuing such assets in connection with the computations pursuant to Section 2.6 for purposes of this Agreement, and the value of all assets owned by HRZN other than investment assets that are used in connection with the computations made by HRZN Advisor on behalf of HRZN pursuant to Section 2.6 will be determined in accordance with GAAP.
(c) The Closing MRCC Net Asset Value calculated by MRCC Advisor is based on the same assumptions and methodologies and applies the same categories of adjustments to net asset value historically used by MRCC Advisor in preparing the calculation of the net asset value per share of MRCC Common Stock, and the calculation of the Closing MRCC Net Asset Value is consistent with Rule 2a-5 under the Investment Company Act.
(d) The Closing HRZN Net Asset Value calculated by HRZN Advisor is based on the same assumptions and methodologies and applies the same categories of adjustments to net asset value historically used by HRZN Advisor in preparing the calculation of the net asset value per share of HRZN Common Stock, and the calculation of the Closing HRZN Net Asset Value is consistent with Rule 2a-5 under the Investment Company Act.

(e) The Closing MRCC Net Asset Value presented by MRCC Advisor to the MRCC Board will reflect MRCC Advisor’s determination (as valuation designee under Rule 2a-5 under the Investment Company Act) of the fair value of any portfolio securities of MRCC for which market quotations are not readily available.
(f) The Closing HRZN Net Asset Value presented by HRZN Advisor to the HRZN Board will reflect HRZN Advisor’s determination (as valuation designee under Rule 2a-5 under the Investment Company Act) of the fair value of any portfolio securities of HRZN for which market quotations are not readily available.
5.6 Advisors Information. None of the information supplied or to be supplied by such Advisor for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement is filed with the SEC, at any time the Registration Statement is amended or supplemented or at the time the Registration Statement becomes effective under the Securities Act, or (ii) the Joint Proxy Statement/Prospectus will, at the date the Joint Proxy Statement/Prospectus or any amendment or supplement is first mailed to stockholders of MRCC or stockholders of HRZN or at the time of the MRCC Stockholders Meeting or the HRZN Stockholders Meeting, in each case, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, and in the case of the Joint Proxy Statement/Prospectus in light of the circumstances in which they are made, not misleading, except that no representation or warranty is made by such Advisor with respect to information supplied by the other Advisor, MRCC, HRZN or Merger Sub for inclusion or incorporation by reference in the Registration Statement or the Joint Proxy Statement/Prospectus.
5.7 Best Interests and No Dilution. MRCC Advisor believes that (i) participation in the Merger is in the best interests of MRCC and (ii) the interests of existing stockholders of MRCC will not be diluted (as provided under Rule 17a-8 of the Investment Company Act) as a result of the Merger. HRZN Advisor believes that (i) participation in the Mergers is in the best interests of HRZN and (ii) the interests of existing stockholders of HRZN will not be diluted (as provided under Rule 17a-8 of the Investment Company Act) as a result of the Mergers.
5.8 Financial Resources. Such Advisor has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Registration Statement and the Joint Proxy Statement/Prospectus and under this Agreement.
5.9 MRCC and HRZN Forbearances. The forbearances set forth in Section 6.2 are not expected to be overtly and materially onerous on the conduct of either of MRCC’s business and HRZN’s business, as applicable, in the ordinary course of business consistent with each of MRCC’s and HRZN’s investment objectives and policies as publicly disclosed, respectively.
5.10 MRCC and HRZN Representations and Warranties. To the knowledge of MRCC Advisor, as of the date hereof, the representations and warranties made by MRCC in Article III are true and correct in all material respects. To the knowledge of HRZN Advisor, as of the date hereof, the representations and warranties made by HRZN in Article IV are true and correct in all material respects.
ARTICLE VI

COVENANTS RELATING TO CONDUCT OF BUSINESS
6.1 Conduct of Businesses Prior to the Effective Time. During the period from the date of this Agreement until the earlier of the Effective Time and the date, if any, on which this Agreement is terminated pursuant to Section 9.1, except (x) as may be required by Law, (y) as required or expressly permitted by this Agreement or (z) with the prior written consent of MRCC and the MRCC Special Committee (with respect to HRZN) and HRZN and the HRZN Special Committee (with respect to MRCC), which prior written consent shall not be unreasonably delayed, conditioned or withheld, each of HRZN and MRCC shall, and shall cause each of its respective Consolidated Subsidiaries to, (a) conduct its business in the ordinary course of business and consistent with each of MRCC’s and HRZN’s investment objectives and policies as publicly disclosed, respectively, and (b) use reasonable best efforts to maintain and preserve intact its business organization and existing business relationships.
6.2 Forbearances. During the period from the date of this Agreement until the earlier of the Effective Time and the date, if any, on which this Agreement is terminated pursuant to Section 9.1, except as may be required by Law, as required or expressly permitted by this Agreement, as Previously Disclosed or as set forth in Section 6.2 of the MRCC Disclosure Schedule or Section 6.2 of the HRZN Disclosure Schedule, as applicable, neither MRCC nor HRZN shall, and neither shall permit any of its Consolidated Subsidiaries to, directly or indirectly, without the prior written consent of MRCC (and the MRCC Special Committee) or HRZN (and the HRZN Special Committee), as applicable, which prior written consent shall not be unreasonably delayed, conditioned or withheld:
(a) Other than pursuant to such party’s dividend reinvestment plan as in effect as of the date of this Agreement or in the case of HRZN, Permitted Issuances, issue, deliver, sell or grant, or encumber or pledge, or authorize the creation of (i) any shares of its capital stock, (ii) any MRCC Voting Debt or HRZN Voting Debt, as applicable, or other voting securities or (iii) any securities convertible into or exercisable or exchangeable for, or any other Rights to acquire, any such shares or other securities.
(b) (i) Make, authorize, declare, pay or set aside any dividend in respect of, or declare or make any distribution on, any shares of its capital stock, except for (A) the authorization, announcement and payment of regular quarterly and supplemental cash distributions consistent with such party’s investment objectives and policies as publicly disclosed, (B) the authorization and payment of any dividend or distribution necessary for such party to maintain its qualification as a RIC or to avoid the imposition of any income or excise tax, as reasonably determined by such party, (C) dividends payable by any direct or indirect wholly owned Consolidated Subsidiary of such party to such party or another direct or indirect wholly owned Consolidated Subsidiary of such party or (D) with respect to MRCC, a Tax Dividend; (ii) adjust, split, combine, reclassify or take similar action with respect to any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) purchase, redeem or otherwise acquire, any shares of its capital stock or any rights, warrants or options to acquire, or securities convertible into, such capital stock.
(c) Sell, transfer, lease, mortgage, encumber or otherwise dispose of any of its assets or properties, except for (i) sales, transfers, leases, mortgages, encumbrances or other dispositions in the ordinary course of business consistent with such party’s investment objectives and policies as publicly disclosed, or (ii) encumbrances required to secure Permitted Indebtedness of such party or any of its Consolidated Subsidiaries.
(d) Acquire or agree to acquire all or any portion of the assets, business or properties of any other Person, whether by merger, consolidation, purchase or otherwise or make any other investments, except in a transaction conducted in the ordinary course of business consistent with such party’s investment objectives and policies as publicly disclosed.
(e) Amend the MRCC Charter or the MRCC Bylaws (in the case of MRCC) or the HRZN Charter or the HRZN Bylaws (in the case of HRZN) or any other governing documents or similar governing documents of any of such party’s Consolidated Subsidiaries.
(f) Implement or adopt any material change in its Tax or financial accounting principles, practices or methods, other than as required by applicable Law, GAAP, the SEC or applicable regulatory requirements.
(g) Hire any employees or establish, become a party to or commit to adopt any Employee Benefit Plan.
(h) Take any action or knowingly fail to take any action that would, or would reasonably be expected to (i) materially delay or materially impede the ability of the parties to consummate the Transactions or (ii) prevent the Mergers from qualifying as a reorganization within the meaning of Section 368(a) of the Code; provided, however, that the foregoing shall not preclude MRCC from declaring or paying any Tax Dividend on or before the Closing Date.
(i) Incur any Indebtedness for borrowed money or guarantee any Indebtedness of another Person, except for (i) draw-downs with respect to any Previously Disclosed financing arrangements existing as of the date of this Agreement and obligations to fund commitments to portfolio companies entered into in the ordinary course of business and (ii) Permitted Indebtedness.
(j) Make or agree to make any new capital expenditure other than obligations to fund commitments to portfolio companies or investments in new portfolio companies, in each case, entered into in the ordinary course of business consistent with such party’s investment objectives and policies as publicly disclosed.
(k) File or amend any material Tax Return other than in the ordinary course of business consistent with past practice and such party’s investment objectives and policies as publicly disclosed; make, change or revoke any material Tax election; or settle or compromise any material Tax liability or refund.
(l) Take any action, or knowingly fail to take any action, which action or failure to act is reasonably likely to cause such party to fail to qualify or not be subject to taxation as a RIC.
(m) Enter into any new line of business (it being understood that this prohibition does not apply to any new or existing portfolio companies in which such party or any of its Consolidated Subsidiaries has made or will make a debt or equity investment that is in the ordinary course of business consistent with such party’s investment objectives and policies as publicly disclosed and is, would or should be reflected in such party’s schedule of investments included in its quarterly or annual periodic reports that are filed with the SEC).
(n) Other than in the ordinary course of business consistent with such party’s investment objectives and policies as publicly disclosed, enter into any Contract that would otherwise constitute a MRCC Material Contract or HRZN Material Contract, as applicable, had it been entered into prior to the date of this Agreement.
(o) Other than in the ordinary course of business consistent with such party’s investment objectives and policies as publicly disclosed, terminate, cancel, renew or agree to any material amendment of, change in or waiver under any MRCC Material Contract or HRZN Material Contract, as applicable.
(p) Settle any Proceeding against it, except for Proceedings that (i) are settled in the ordinary course of business consistent with past practice and such party’s investment objectives and policies as publicly disclosed, in an amount not in excess of $250,000 in the aggregate (after reduction by any insurance proceeds actually received); (ii) would not impose any material restriction on the conduct of business of it or any of its Consolidated Subsidiaries or, after the Effective Time, HRZN, MRCC, the Surviving Company or any of their respective Consolidated Subsidiaries and (iii) would not admit liability, guilt or fault.
(q) Other than in the ordinary course of business consistent with such party’s investment objectives and policies as publicly disclosed, (i) pay, discharge or satisfy any Indebtedness for borrowed money, other than the payment, discharge or satisfaction required pursuant to the terms of outstanding debt of such party or its Consolidated Subsidiaries as in effect as of the date of this Agreement or other Permitted Indebtedness or (ii) cancel any material Indebtedness.

(r) Except as otherwise expressly contemplated by this Agreement and the Asset Purchase Agreement, merge or consolidate such party or any of its Consolidated Subsidiaries with any Person or enter into any other similar extraordinary corporate transaction with any Person, or adopt, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of such party or any of its Consolidated Subsidiaries.
(s) Agree to take, make any commitment to take, or adopt any resolutions of the MRCC Board or the HRZN Board, as applicable, authorizing, any of the actions prohibited by this Section 6.2.
6.3 Asset Purchase Agreement. During the period from the date of this Agreement until the earlier of the Effective Time and the date, if any, on which this Agreement is terminated pursuant to Section 9.1, except as may be required by Law, as required or expressly permitted by this Agreement, MRCC shall not, without obtaining prior written approval of HRZN (including, for the avoidance of doubt, the written consent of the HRZN Special Committee) (which prior written approval shall not be unreasonably delayed, conditioned or withheld), amend any terms and conditions of the Asset Purchase Agreement that would be material to HRZN in any material respect.
ARTICLE VII

ADDITIONAL AGREEMENTS
7.1 Further Assurances.
(a) Subject to the right of MRCC to take any action that constitutes a MRCC Adverse Recommendation Change as expressly permitted pursuant to Section 7.7, and the right of HRZN to take any action that constitutes a HRZN Adverse Recommendation Change as expressly permitted pursuant to Section 7.8, the parties shall cooperate with each other and use reasonable best efforts to take, or cause to be taken, in good faith, all actions, and to do, or cause to be done, all things necessary, including to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all Permits of all Governmental Entities and all permits, consents, approvals, confirmations and authorizations of all third parties, in each case, that are necessary or advisable, to consummate the Transactions (including the Mergers) in the most expeditious manner practicable, and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such third parties and Governmental Entities.
In furtherance (but not in limitation) of the foregoing, each of HRZN and MRCC shall as promptly as practicable file any required applications, notices or other filings under the HSR Act. Subject to applicable Law, MRCC and HRZN shall have the right to review in advance, and, to the extent practicable, each shall consult the other on all the information relating to MRCC or HRZN, as the case may be, and any of their respective Consolidated Subsidiaries, that appear in any filing made with, or written materials submitted to, any third-party or any Governmental Entity in connection with the Transactions. In exercising the foregoing right, each of the parties shall act reasonably and as promptly as practicable. The parties shall consult with each other with respect to the obtaining of all Permits, consents, approvals and authorizations of all third parties and Permits of all Governmental Entities necessary or advisable to consummate the Transactions and each party will keep the other reasonably apprised of the status of matters relating to completion of the Transactions. HRZN, on the one hand, and MRCC, on the other hand, shall each, in connection with the efforts referenced in this Section 7.1(a) to obtain all requisite Permits for the Transactions under the HSR Act, use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry; (ii) keep the other party informed of any communication received by such party from, or given by such party to, the Federal Trade Commission (the “FTC”), the Antitrust Division of the Department of Justice (the “DOJ”), or any other Governmental Entity and (iii) subject to applicable Law, permit the other party to review, in advance, any written communication given by it to or received from, and consult with each other in advance of any meeting or conference with, the FTC, the DOJ, or any other Governmental Entity, and to the extent permitted by the FTC, the DOJ, or other applicable Governmental Entity, give the other party the opportunity to attend and participate in such meetings and conferences subject to applicable Law.
(b) Notwithstanding anything to the contrary herein, nothing in this Agreement shall require either HRZN and its Consolidated Subsidiaries, on the one hand, or MRCC and its Consolidated Subsidiaries, on the other hand, to make payments or provide other consideration for the repayment, restructuring or amendment of terms of indebtedness in connection with the Transactions (including the Merger).
7.2 Regulatory Matters.
(a) HRZN and MRCC shall as promptly as practicable jointly prepare and file with the SEC the Registration Statement. HRZN shall use its reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and to keep the Registration Statement effective as long as necessary to consummate the Mergers. MRCC and HRZN shall use reasonable best efforts to cause the Joint Proxy Statement/Prospectus to be promptly mailed or delivered to their respective stockholders upon such effectiveness. HRZN shall also use its reasonable best efforts to obtain all necessary state securities Law or “blue sky” permits and approvals required to carry out the Transactions, if any, and MRCC shall use reasonable best efforts to furnish all information concerning MRCC and the holders of MRCC Common Stock as may be reasonably requested by HRZN in connection with any such action.
(b) Each of HRZN and MRCC shall cooperate with the other in the preparation of the Registration Statement and shall furnish to the other all information reasonably requested as may be reasonably necessary or advisable in connection with the Registration

Statement or any other filing or application made by or on behalf of HRZN, MRCC or any of their respective Consolidated Subsidiaries to any Governmental Entity in connection with the Mergers and the other Transactions. Prior to the Effective Time, each party hereto shall promptly notify the other party (i) upon becoming aware of any event or circumstance that is required to be described in an amendment to the Registration Statement or in a supplement to the Joint Proxy Statement/Prospectus and (ii) after the receipt by it of any comments of the SEC with respect to the Joint Proxy Statement/Prospectus or the Registration Statement.
(c) Subject to applicable Law, each of HRZN and MRCC shall promptly advise the other upon receiving any communication from any Governmental Entity, the consent or approval of which is required for consummation of the Transactions, that causes such party to believe that there is a reasonable likelihood that any Regulatory Approval will not be obtained or that the receipt of any such approval may be materially delayed or conditioned.
7.3 Stockholder Approval.
(a) Notwithstanding anything to the contrary in Section 7.7, MRCC shall submit to its stockholders the MRCC Matters, including the Merger, on the terms and conditions set forth in this Agreement. In furtherance of that obligation, MRCC shall take, in accordance with applicable Law and the MRCC Charter and the MRCC Bylaws, all actions necessary to send a notice as promptly as practicable (but in no event later than 10 Business Days) following the date on which the SEC declares the Registration Statement effective of which the Joint Proxy Statement/Prospectus forms a part, to convene the MRCC Stockholders Meeting, as promptly as practicable thereafter, to consider and vote upon the proposal to approve the MRCC Matters, including the Merger, on the terms and conditions set forth in this Agreement, as well as any other such matters. The record date for the MRCC Stockholders Meeting shall be determined in prior consultation with and subject to the prior written approval of HRZN (which prior written approval shall not be unreasonably delayed, conditioned or withheld). Unless the MRCC Board has withdrawn the MRCC Board Recommendation in compliance with Section 7.7, MRCC shall use reasonable best efforts to obtain from MRCC’s stockholders the MRCC Requisite Vote, including by providing to MRCC’s stockholders the MRCC Board Recommendation and including such recommendation in the Joint Proxy Statement/Prospectus and by, at the request of HRZN, postponing or adjourning the MRCC Stockholders Meeting to obtain a quorum or solicit additional proxies; provided that MRCC shall not postpone or adjourn the MRCC Stockholders Meeting for any other reason without the prior written consent of HRZN (which prior written consent shall not be unreasonably delayed, conditioned or withheld). Without limiting the generality of the foregoing but subject to MRCC’s right to terminate this Agreement pursuant to Section 9.1, MRCC’s obligations pursuant to this Section 7.3(a) (including its obligation to submit to its stockholders the MRCC Matters and any other matters required to be approved or adopted by its stockholders in order to carry out the Transactions) shall not be affected by (i) the commencement, public proposal, public disclosure or communication to MRCC, its Representatives or its stockholders of any Takeover Proposal (including any MRCC Superior Proposal) or (ii) MRCC effecting a Takeover Approval or delivering a Notice of a MRCC Superior Proposal or (iii) a MRCC Adverse Recommendation Change.
(b) Notwithstanding anything to the contrary in Section 7.8, HRZN shall submit to its stockholders the HRZN Matters, including the issuance of shares of HRZN Common Stock as Merger Consideration, on the terms and conditions set forth in this Agreement. In furtherance of that obligation, HRZN shall take, in accordance with applicable Law and the HRZN Charter and the HRZN Bylaws, all actions necessary to send a notice as promptly as practicable (but in no event later than 10 Business Days) following the date on which the SEC declares the Registration Statement effective of which the Joint Proxy Statement/Prospectus forms a part, to convene the HRZN Stockholders Meeting, as promptly as practicable thereafter, to consider and vote upon the proposal to approve the HRZN Matters including the issuance of shares of HRZN Common Stock as Merger Consideration, on the terms and conditions set forth in this Agreement as well as any other such matters. The record date for the HRZN Stockholders Meeting shall be determined in prior consultation with and subject to the prior written approval of MRCC (which prior written approval shall not be unreasonably delayed, conditioned or withheld). Unless the HRZN Board has withdrawn the HRZN Board Recommendation in compliance with Section 7.8, HRZN shall use reasonable best efforts to obtain from HRZN’s stockholders the HRZN Requisite Vote, including by providing to HRZN’s stockholders the HRZN Board Recommendation and including such recommendation in the Joint Proxy Statement/Prospectus and by, at the request of MRCC, postponing or adjourning the HRZN Stockholders Meeting to obtain a quorum or solicit additional proxies; provided that HRZN shall not postpone or adjourn the HRZN Stockholders Meeting for any other reason without the prior written consent of MRCC (which prior written consent shall not be unreasonably delayed, conditioned or withheld). Without limiting the generality of the foregoing but subject to HRZN’s right to terminate this Agreement pursuant to Section 9.1, HRZN’s obligations pursuant to this Section 7.3(b) (including its obligation to submit to its stockholders the HRZN Matters and any other matters required to be approved or adopted by its stockholders in order to carry out the Transactions) shall not be affected by (i) the commencement, public proposal, public disclosure or communication to HRZN, its Representatives or its stockholders of any Takeover Proposal (including any HRZN Superior Proposal) or (ii) HRZN effecting a Takeover Approval or delivering a Notice of a HRZN Superior Proposal or (iii) a HRZN Adverse Recommendation Change.
7.4 Nasdaq Listing. HRZN shall use reasonable best efforts to cause the shares of HRZN Common Stock to be issued as Merger Consideration under this Agreement to be approved for listing on the Nasdaq, subject to official notice of issuance, at or prior to the Effective Time.
7.5 Indemnification.
(a) Following the Effective Time, HRZN shall, to the fullest extent permitted under applicable Law, indemnify, defend and hold harmless and advance expenses to the present and former directors and officers of MRCC or any of its Consolidated Subsidiaries (in each case, when acting in such capacity) (each, an “Indemnified Party” and collectively, the “Indemnified Parties”) against all costs or expenses (including reasonable attorneys’ fees actually incurred, reasonable experts’ fees, reasonable travel expenses, court costs, transcript fees and telecommunications, postage and courier charges), judgments, fines, losses, claims, damages, penalties, amounts paid in settlement or other liabilities (collectively, “Indemnified Liabilities”) incurred in connection with any Proceeding arising out of actions or omissions occurring at or prior to the Effective Time (including the Transactions). In the event of any such Indemnified Liabilities, (i) HRZN shall advance to such Indemnified Party, upon request, reimbursement of documented expenses reasonably and actually incurred to the fullest extent permitted under applicable Law provided that the Person to whom expenses are advanced, or someone on his or her behalf, provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification and complies with other applicable provisions imposed under the Investment Company Act and interpretations thereof by the SEC or its staff and (ii) HRZN and the applicable Indemnified Parties shall cooperate in the defense of such matter.
(b) Unless HRZN and MRCC shall otherwise agree, to the extent not already provided by the terms of the existing directors’ and officers’ insurance policies, prior to the Effective Time, MRCC shall, effective as of the Effective Time, obtain and fully pay the premium for a “tail” insurance policy for the extension of the directors’ and officers’ liability coverage of MRCC’s existing directors’ and officers’ insurance policies for a claims reporting or discovery period of six years from and after the Effective Time (the “Tail Period”) with coverage and amounts not less than, and terms and conditions that are not materially less advantageous to the insureds as, MRCC’s existing policies with respect to matters existing or occurring at or prior to the Effective Time (the “MRCC Current D&O Insurance”). If MRCC and the Surviving Company or its successor for any reason fail to obtain such “tail” insurance policy as of the Effective Time, the Surviving Company or its successor shall, and HRZN shall cause the Surviving Company or its successor to, continue to maintain in effect for the Tail Period the MRCC Current D&O Insurance in place as of the date of this Agreement with coverage and amounts not less than, and terms and conditions that are not materially less advantageous to the insureds as, provided in the MRCC Current D&O Insurance, or the Surviving Company or its successor shall, and HRZN shall cause the Surviving Company or its successor to, purchase comparable insurance for the Tail Period; provided, that in no event shall the annual cost of such insurance exceed during the Tail Period 300% of the current aggregate annual premium paid by MRCC for such purpose; provided, further, that if the cost of such insurance coverage exceeds such amount, the Surviving Company or its successor shall obtain a policy with the greatest coverage available for a cost not exceeding such amount.
(c) Unless HRZN and MRCC shall otherwise agree, to the extent not already provided by the terms of the existing directors’ and officers’ insurance policies, prior to the Effective Time, HRZN shall cause the Surviving Company or its successor, effective as of the Effective Time, to obtain and fully pay the premium for a “tail” insurance policy for the extension of the directors’ and officers’ liability coverage of HRZN’s existing directors’ and officers’ insurance policies for the Tail Period with coverage and amounts not less than, and terms and conditions that are not materially less advantageous to the insureds as, HRZN’s existing policies with respect to matters existing or occurring at or prior to the Effective Time (the “HRZN Current D&O Insurance”). If HRZN and the Surviving Company or its successor for any reason fail to obtain such “tail” insurance policy as of the Effective Time, the Surviving Company or its successor shall, and HRZN shall cause the Surviving Company or its successor to, continue to maintain in effect for the Tail Period the HRZN Current D&O Insurance in place as of the date of this Agreement with coverage and amounts not less than, and terms and conditions that are not materially less advantageous to the insureds as, provided in the HRZN Current D&O Insurance, or the Surviving Company or its successor shall, and HRZN shall cause the Surviving Company or its successor to, purchase comparable insurance for the Tail Period; provided, that in no event shall the annual cost of such insurance exceed during the Tail Period 300% of the current aggregate annual premium paid by HRZN for such purpose; provided, further, that if the cost of such insurance coverage exceeds such amount, the Surviving Company or its successor shall obtain a policy with the greatest coverage available for a cost not exceeding such amount.
(d) Any Indemnified Party wishing to claim indemnification under Section 7.5(a), upon learning of any Proceeding described above, shall promptly notify HRZN in writing; provided, that the failure to so notify shall not affect the obligations of HRZN under Section 7.5(a) unless HRZN is materially prejudiced as a consequence.
(e) If HRZN or any of its successors or assigns consolidates with or merges into any other entity and is not the continuing or surviving entity of such consolidation or merger or transfers or otherwise disposes of all or substantially all of its assets to any other entity, then and in each such case, HRZN shall cause proper provision to be made so that the successors and assigns of HRZN shall assume the obligations set forth in this Section 7.5.
(f) The provisions of this Section 7.5 are (i) intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by Contract or otherwise.
7.6 No Solicitation.
(a) Each of MRCC and HRZN shall, and shall cause its respective Affiliates, Consolidated Subsidiaries, and its and each of their respective officers, directors, trustees, managers, employees, consultants, financial advisors, attorneys, accountants and other advisors, representatives and agents (collectively, “Representatives”) to, immediately cease and cause to be terminated any discussions or negotiations with any parties that may be ongoing with respect to, or that are intended to or could reasonably be expected to lead to, a Takeover Proposal, and demand the immediate return or destruction (which destruction shall be certified in writing to MRCC or HRZN, as applicable) of all confidential information previously furnished to any Person (other than MRCC, HRZN, MCIP or their respective Affiliates or Representatives) with respect to any Takeover Proposal. Prior to the Effective Time, subject to Section 7.7 in the case of

MRCC and Section 7.8 in the case of HRZN, each of MRCC and HRZN shall not, and shall cause its respective Affiliates, Consolidated Subsidiaries and its and their respective Representatives not to: (i) directly or indirectly solicit, initiate, induce, encourage or take any other action (including by providing information) designed to, or which could reasonably be expected to, facilitate any inquiries or the making or submission or implementation of any proposal or offer (including any proposal or offer to its stockholders) with respect to any Takeover Proposal; (ii) approve, publicly endorse or recommend or enter into any agreement, arrangement, discussions or understandings with respect to any Takeover Proposal (including any letter of intent, agreement in principle, memorandum of understanding or confidentiality agreement) or enter into any Contract or understanding (including any letter of intent, agreement in principle, memorandum of understanding or confidentiality agreement) requiring it to abandon, terminate or fail to consummate, or that is intended to or that could reasonably be expected to result in the abandonment of, termination of or failure to consummate, the Merger or any other Transaction; (iii) initiate or participate in any way in any negotiations or discussions regarding, or furnish or disclose to any Person (other than HRZN, MRCC, MCIP or their respective Affiliates or Representatives) any information with respect to, or take any other action to facilitate or in furtherance of any inquiries or the making of any proposal that constitutes, or could reasonably be expected to lead to, any Takeover Proposal; (iv) publicly propose or publicly announce an intention to take any of the foregoing actions; or (v) grant any (x) approval pursuant to any Takeover Statute to any Person (other than HRZN, MRCC, MCIP or their respective Affiliates) or with respect to any transaction (other than the Transactions) or (y) waiver or release under any standstill or any similar agreement with respect to equity securities of MRCC or HRZN, unless failure to grant such waiver or release would be reasonably likely to be a breach of the standard of conduct applicable to the directors of MRCC or HRZN, as applicable, under applicable Law; provided, however, that notwithstanding the foregoing, each party (A) may inform Persons of the provisions contained in this Section 7.6 and (B) shall be permitted to grant a waiver of or terminate any “standstill” or similar obligation of any third party with respect to equity securities of HRZN or MRCC, as applicable, in order to allow such third party to confidentially submit a Takeover Proposal.
(b) Each of MRCC and HRZN shall as promptly as reasonably practicable (and in any event within twenty-four (24) hours after receipt) (i) notify the other party in writing of any request for information or any Takeover Proposal and the terms and conditions of such request, Takeover Proposal or inquiry (including the identity of the Person (or group of Persons) making such request, Takeover Proposal or inquiry) and (ii) provide to the other party copies of any written materials received by MRCC or HRZN or their respective Representatives in connection with any of the foregoing, and the identity of the Person (or group of Persons) making any such request, Takeover Proposal or inquiry or with whom any discussions or negotiations are taking place. Each of MRCC and HRZN agrees that it shall keep the other party informed on a reasonably current basis of the status and the material terms and conditions (including amendments or proposed amendments) of any such request, Takeover Proposal or inquiry and keep the other party informed on a reasonably current basis of any information requested of or provided by MRCC or HRZN and as to the status of all discussions or negotiations with respect to any such request, Takeover Proposal or inquiry.
7.7 MRCC Takeover Proposals.
(a) If on or after the date of this Agreement and at any time prior to the MRCC Stockholders Meeting: (i) MRCC receives a bona fide unsolicited Takeover Proposal (under circumstances in which MRCC has complied in all material respects with the provisions of Sections 7.6(a) and (b)); (ii) the MRCC Board (acting upon the recommendation of the MRCC Special Committee), shall have determined in good faith, after consultation with its outside legal counsel and, with respect to financial matters, any financial advisor, that (x) failure to consider such Takeover Proposal would be reasonably likely to be a breach of the standard of conduct applicable to the directors of MRCC under applicable Law and (y) such Takeover Proposal constitutes or is reasonably likely to result in a MRCC Superior Proposal; and (iii) MRCC gives HRZN written notice of its intention to engage in negotiations or discussions with the Person making such Takeover Proposal at least two (2) Business Days before engaging in such negotiations or discussions (with such written notice specifying the identity of the Person making such Takeover Proposal, the terms and conditions of such Takeover Proposal and MRCC’s intention to furnish information to, or participate in discussions or negotiations with, the Person making such Takeover Proposal) then, subject to compliance with this Section 7.7(a), MRCC may:
(i) engage in negotiations or discussions with such Person (and only such Person) who has made the unsolicited bona fide Takeover Proposal and provide information in response to a request therefor by such Person who has made such Takeover Proposal if MRCC (A) receives from such Person an executed confidentiality agreement with customary terms (including a standstill) and (B) provides HRZN a copy of all such information that has not previously been delivered to HRZN simultaneously with delivery to such Person (or such Person’s Representatives or Affiliates); and
(ii) after fulfilling its obligations under Section 7.7(b) below, adopt, approve or recommend, or publicly propose to adopt, approve or recommend such Takeover Proposal, including entering into an agreement with respect thereto (collectively, a “Takeover Approval”).
If on or after the date of this Agreement and at any time prior to the MRCC Stockholders Meeting, the MRCC Board (acting upon the recommendation of the MRCC Special Committee), shall have determined, after consultation with its outside legal counsel, that continued recommendation of the MRCC Matters to MRCC’s stockholders would be reasonably likely to be a breach of the standard of conduct applicable to the directors of MRCC under applicable Law as a result of a MRCC Superior Proposal, MRCC may (A) withdraw or qualify (or modify or amend in a manner adverse to HRZN), or publicly propose to withdraw or qualify (or modify or amend in a manner adverse to

HRZN), the MRCC Board Recommendation, and (B) take any action or make any statement, filing or release, in connection with the MRCC Stockholders Meeting or otherwise, inconsistent with the MRCC Board Recommendation (any action described in clauses (A) and (B) referred to collectively with any Takeover Approval as a “MRCC Adverse Recommendation Change”).
(b) Upon any determination that a Takeover Proposal constitutes a MRCC Superior Proposal, MRCC shall promptly provide (and in any event within twenty-four (24) hours of such determination) to HRZN a written notice (a “Notice of a MRCC Superior Proposal”) (i) advising HRZN that the MRCC Board has received a MRCC Superior Proposal, (ii) specifying in reasonable detail the material terms and conditions of such MRCC Superior Proposal, including the amount per share or other consideration that the stockholders of MRCC will receive in connection with the MRCC Superior Proposal and including a copy of all written materials provided to or by MRCC in connection with such MRCC Superior Proposal (unless previously provided to HRZN) and (iii) identifying the Person making such MRCC Superior Proposal. MRCC shall cooperate and negotiate in good faith with HRZN (to the extent HRZN desires to negotiate) during the five (5) calendar day period following HRZN’s receipt of the Notice of a MRCC Superior Proposal (it being understood that any amendment to the financial terms or any other material term of such MRCC Superior Proposal shall require a new notice and a new two (2) calendar day period) to make such adjustments in the terms and conditions of this Agreement as would enable MRCC to determine that such MRCC Superior Proposal is no longer a MRCC Superior Proposal and proceed with a MRCC Board Recommendation without a MRCC Adverse Recommendation Change. If thereafter the MRCC Board (acting upon the recommendation of the MRCC Special Committee), determines, in its reasonable good faith judgment, after consultation with its outside legal counsel and, with respect to financial matters, any financial advisor and after giving effect to any proposed adjustments to the terms of this Agreement, that such MRCC Superior Proposal remains a MRCC Superior Proposal or the failure to make such MRCC Adverse Recommendation Change would be reasonably likely to be a breach of the standard of conduct applicable to the directors of MRCC under applicable Law, and MRCC has complied in all material respects with Section 7.7(a) above, MRCC may terminate this Agreement pursuant to Section 9.1(c)(iv) in order to cause MRCC to enter into an agreement related to such MRCC Superior Proposal.
(c) Other than as permitted by Section 7.7(a), neither MRCC nor the MRCC Board shall make any MRCC Adverse Recommendation Change. Notwithstanding anything herein to the contrary, no MRCC Adverse Recommendation Change shall change the approval of the MRCC Matters or any other approval of the MRCC Board, including in any respect that would have the effect of causing any Takeover Statute or other similar statute to be applicable to the Transactions.
(d) MRCC shall provide HRZN with prompt written notice of any meeting of the MRCC Board at which the MRCC Board is reasonably expected to consider any Takeover Proposal (such written notice shall in any event be received by HRZN reasonably in advance of such meeting).
(e) Other than in connection with a MRCC Takeover Proposal, nothing in this Agreement shall prohibit or restrict the MRCC Board from taking any action described in clause (A) of the definition of MRCC Adverse Recommendation Change in response to an Intervening Event (a “MRCC Intervening Event Recommendation Change”) if (A) prior to effecting any such MRCC Intervening Event Recommendation Change, MRCC promptly notifies HRZN, in writing, at least five (5) Business Days (the “MRCC Intervening Event Notice Period”) before taking such action of its intent to consider such action (which notice shall not, by itself, constitute a MRCC Adverse Recommendation Change or a MRCC Intervening Event Recommendation Change), and which notice shall include a reasonably detailed description of the underlying facts giving rise to, and the reasons for taking, such action, (B) MRCC shall, and shall cause its Representatives to, during the MRCC Intervening Event Notice Period, negotiate with HRZN in good faith (to the extent HRZN desires to negotiate) to make such adjustments in the terms and conditions of this Agreement that would not permit the MRCC Board to make a MRCC Intervening Event Recommendation Change, and (C) the MRCC Board (acting upon the recommendation of the MRCC Special Committee), determines, after consulting with outside legal counsel and, with respect to financial matters, any financial advisor, that the failure to effect such a MRCC Intervening Event Recommendation Change, as applicable, after taking into account any adjustments made by HRZN during the MRCC Intervening Event Notice Period, would be reasonably likely to be a breach of the standard of conduct applicable to the directors of MRCC under applicable Law.
(f) Nothing contained in this Agreement shall be deemed to prohibit MRCC or the MRCC Board (including the Independent Directors of MRCC) from (i) complying with its disclosure obligations under applicable U.S. federal or state Law with regard to any Takeover Proposal or (ii) making any disclosure to MRCC’s stockholders if, after consultation with its outside legal counsel, MRCC determines that such disclosure would be required under applicable Law; provided, however, that any such disclosures (other than a “stop, look and listen” communication or similar communication of the type contemplated by Section 14d-9(f) under the Exchange Act) shall be deemed to be a MRCC Adverse Recommendation Change unless the MRCC Board expressly publicly reaffirms the MRCC Board Recommendation (i) in such communication or (ii) within three (3) Business Days after being requested in writing to do so by HRZN.
7.8 HRZN Takeover Proposals.
(a) If on or after the date of this Agreement and at any time prior to the HRZN Stockholders Meeting: (i) HRZN receives a bona fide unsolicited Takeover Proposal (under circumstances in which HRZN has complied in all material respects with the provisions of Sections 7.6(a) and (b)); (ii) the HRZN Board (acting upon the recommendation of the HRZN Special Committee), shall have determined in good faith, after consultation with its outside legal counsel and, with respect to financial matters, any financial advisor, that (x) failure to consider such Takeover Proposal would be reasonably likely to be a breach of the standard of conduct applicable to the directors of HRZN under applicable Law and (y) such Takeover Proposal constitutes or is reasonably likely to result in a HRZN

Superior Proposal; and (iii) HRZN gives MRCC written notice of its intention to engage in negotiations or discussions with the Person making such Takeover Proposal at least two (2) Business Days before engaging in such negotiations or discussions (with such written notice specifying the identity of the Person making such Takeover Proposal, the terms and conditions of such Takeover Proposal and HRZN’s intention to furnish information to, or participate in discussions or negotiations with, the Person making such Takeover Proposal) then, subject to compliance with this Section 7.8(a), HRZN may:
(i) engage in negotiations or discussions with such Person (and only such Person) who has made the unsolicited bona fide Takeover Proposal and provide information in response to a request therefor by such Person who has made such Takeover Proposal if HRZN (A) receives from such Person an executed confidentiality agreement with customary terms (including a standstill) and (B) provides MRCC a copy of all such information that has not previously been delivered to MRCC simultaneously with delivery to such Person (or such Person’s Representatives or Affiliates); and
(ii) after fulfilling its obligations under Section 7.8(b) below, effect a Takeover Approval.
If on or after the date of this Agreement and at any time prior to the HRZN Stockholders Meeting, the HRZN Board (acting upon the recommendation of the HRZN Special Committee), shall have determined after consultation with its outside legal counsel, that continued recommendation of the HRZN Matters to HRZN’s stockholders would be reasonably likely to be a breach of the standard of conduct applicable to the directors of HRZN under applicable Law as a result of a HRZN Superior Proposal, HRZN may (A) withdraw or qualify (or modify or amend in a manner adverse to MRCC), or publicly propose to withdraw or qualify (or modify or amend in a manner adverse to MRCC), the HRZN Board Recommendation, and (B) take any action or make any statement, filing or release, in connection with the HRZN Stockholders Meeting or otherwise, inconsistent with the HRZN Board Recommendation (any action described in clauses (A) and (B) referred to collectively with any Takeover Approval as a “HRZN Adverse Recommendation Change”).
(b) Upon any determination that a Takeover Proposal constitutes a HRZN Superior Proposal, HRZN shall promptly provide (and in any event within twenty-four (24) hours of such determination) to MRCC a written notice (a “Notice of a HRZN Superior Proposal”) (i) advising MRCC that the HRZN Board has received a HRZN Superior Proposal, (ii) specifying in reasonable detail the material terms and conditions of such HRZN Superior Proposal, including the amount per share or other consideration that the stockholders of HRZN will receive in connection with the HRZN Superior Proposal and including a copy of all written materials provided to or by HRZN in connection with such HRZN Superior Proposal (unless previously provided to MRCC) and (iii) identifying the Person making such HRZN Superior Proposal. HRZN shall cooperate and negotiate in good faith with MRCC (to the extent MRCC desires to negotiate) during the five (5) calendar day period following MRCC’s receipt of the Notice of a HRZN Superior Proposal (it being understood that any amendment to the financial terms or any other material term of such HRZN Superior Proposal shall require a new notice and a new two (2) calendar day period) to make such adjustments in the terms and conditions of this Agreement as would enable HRZN to determine that such HRZN Superior Proposal is no longer a HRZN Superior Proposal and proceed with a HRZN Board Recommendation without a HRZN Adverse Recommendation Change. If thereafter the HRZN Board (acting upon the recommendation of the HRZN Special Committee), determines, in its reasonable good faith judgment, after consultation with its outside legal counsel and, with respect to financial matters, any financial advisor and after giving effect to any proposed adjustments to the terms of this Agreement, that such HRZN Superior Proposal remains a HRZN Superior Proposal or the failure to make such HRZN Adverse Recommendation Change would be reasonably likely to be a breach of the standard of conduct applicable to the directors of HRZN under applicable Law, and HRZN has complied in all material respects with Section 7.8(a) above, HRZN may terminate this Agreement pursuant to Section 9.1(d)(iv) in order to cause HRZN to enter into an agreement related to such HRZN Superior Proposal.
(c) Other than as permitted by Section 7.8(a), neither HRZN nor the HRZN Board shall make any HRZN Adverse Recommendation Change. Notwithstanding anything herein to the contrary, no HRZN Adverse Recommendation Change shall change the approval of the HRZN Matters or any other approval of the HRZN Board, including in any respect that would have the effect of causing any Takeover Statute or other similar statute to be applicable to the Transactions.
(d) HRZN shall provide MRCC with prompt written notice of any meeting of the HRZN Board at which the HRZN Board is reasonably expected to consider any Takeover Proposal (such written notice shall in any event be received by MRCC reasonably in advance of such meeting).
(e) Other than in connection with a HRZN Takeover Proposal, nothing in this Agreement shall prohibit or restrict the HRZN Board from taking any action described in clause (A) of the definition of HRZN Adverse Recommendation Change in response to an Intervening Event (a “HRZN Intervening Event Recommendation Change”) if (A) prior to effecting any such HRZN Intervening Event Recommendation Change, HRZN promptly notifies MRCC, in writing, at least five (5) Business Days (the “HRZN Intervening Event Notice Period”) before taking such action of its intent to consider such action (which notice shall not, by itself, constitute a HRZN Adverse Recommendation Change or a HRZN Intervening Event Recommendation Change), and which notice shall include a reasonably detailed description of the underlying facts giving rise to, and the reasons for taking, such action, (B) HRZN shall, and shall cause its Representatives to, during the HRZN Intervening Event Notice Period, negotiate with MRCC in good faith (to the extent MRCC desires to negotiate) to make such adjustments in the terms and conditions of this Agreement that would not permit the HRZN Board to make a HRZN Intervening Event Recommendation Change, and (C) the HRZN Board (acting upon the recommendation of the HRZN Special

Committee), determines, after consulting with outside legal counsel and, with respect to financial matters, any financial advisor, that the failure to effect such a HRZN Intervening Event Recommendation Change, as applicable, after taking into account any adjustments made by MRCC during the HRZN Intervening Event Notice Period, would be reasonably likely to be a breach of the standard of conduct applicable to the directors of HRZN under applicable Law.
(f) Nothing contained in this Agreement shall be deemed to prohibit HRZN or the HRZN Board (including the Independent Directors of HRZN) from (i) complying with its disclosure obligations under applicable U.S. federal or state Law with regard to any Takeover Proposal or (ii) making any disclosure to HRZN’s stockholders if, after consultation with its outside legal counsel, HRZN determines that such disclosure would be required under applicable Law; provided, however, that any such disclosures (other than a “stop, look and listen” communication or similar communication of the type contemplated by Section 14d-9(f) under the Exchange Act) shall be deemed to be a HRZN Adverse Recommendation Change unless the HRZN Board expressly publicly reaffirms the HRZN Board Recommendation (i) in such communication or (ii) within three (3) Business Days after being requested in writing to do so by MRCC.
7.9 Access to Information.
(a) Upon reasonable notice, except as may otherwise be restricted by applicable Law, each of MRCC and HRZN shall, and shall cause each of its Consolidated Subsidiaries to, afford to the directors, officers, accountants, counsel, advisors and other Representatives of the other party, reasonable access, during normal business hours during the period prior to the Effective Time, to its properties, books, Contracts, and records and, during such period, such party shall, and shall cause its Consolidated Subsidiaries to, make available (including via EDGAR) to the other party all other information concerning its business and properties as the other party may reasonably request; provided that the foregoing shall not require MRCC or HRZN, as applicable, to afford access to or to disclose any information that in such party’s reasonable judgment would violate any confidentiality obligations to which such party is subject to if after using its reasonable best efforts with respect thereto, it was unable to obtain any required consent to provide such access or make such disclosure; provided, further, that either MRCC or HRZN may restrict access to the extent required by any applicable Law or as may be necessary to preserve attorney-client privilege or any similar privilege or protection under any circumstances in which such privilege or protection may be jeopardized by such disclosure or access.
(b) No investigation by a party hereto or its representatives shall affect or be deemed to modify the representations and warranties of the other parties set forth in this Agreement.
7.10 Publicity. The initial press release with respect to the Transactions and the MCIP Transaction shall be a joint press release reasonably acceptable to each of HRZN and MRCC. Thereafter, so long as this Agreement is in effect, HRZN and MRCC each shall consult with the other before issuing or causing the publication of any press release or other public announcement with respect to this Agreement, the Mergers, the Transactions or the MCIP Transaction, except as may be required by applicable Law or the rules and regulations of the Nasdaq, or to the extent that such press release or other public announcement related to any MRCC Adverse Recommendation Change or HRZN Adverse Recommendation Change is made in accordance with Section 7.7 or Section 7.8, respectively, and, to the extent practicable, before such press release or other public announcement is issued or made, HRZN or MRCC, as applicable, shall have used commercially reasonable efforts to advise the other party of, and consult with the other party regarding, the text of such press release or other public announcement; provided, that either HRZN or MRCC may make any public statement in response to specific questions by analysts, investors or those attending industry conferences or financial analyst conference calls, so long as any such statements are consistent with previous press releases, public disclosures or public statements made in compliance with this Section 7.10.
7.11 Takeover Statutes and Provisions. Neither HRZN nor MRCC will take any action that would cause the Transactions to be subject to requirements imposed by any Takeover Statutes. Each of HRZN and MRCC shall take all necessary steps within its control to exempt (or ensure the continued exemption of) those Transactions from, or if necessary, challenge the validity or applicability of, any applicable Takeover Statute, as now or hereafter in effect.
7.12 Tax Matters.
(a) Tax Representation Letters. Prior to the Effective Time (or at such other times as requested by counsel), each of HRZN and MRCC shall execute and deliver to Dechert LLP tax representation letters (which will be used in connection with the tax opinions contemplated by Sections 8.2(f) and 8.3(e)) in form and substance as set forth in Exhibits B and C.
(b) RIC Status. During the period from the date of this Agreement to the Effective Time, except as expressly contemplated or permitted by this Agreement, (i) MRCC shall not, and shall not permit any of its Consolidated Subsidiaries to, directly or indirectly, without the prior written consent of HRZN take any action, or knowingly fail to take any action, which action or failure to act is reasonably likely to cause MRCC to fail to qualify as a RIC, and (ii) HRZN shall not, and shall not permit any of its Consolidated Subsidiaries to, directly or indirectly, without the prior written consent of MRCC, take any action, or knowingly fail to take any action, which action or failure to act is reasonably likely to cause HRZN to fail to qualify as a RIC.

(c) Tax Treatment of Mergers. Unless otherwise required by applicable Law, (i) each of MRCC, HRZN and Merger Sub shall use its reasonable best efforts to cause the Merger to qualify as a reorganization governed by Section 368(a) of the Code, including by not taking any action or knowingly failing to take any action that would, or would reasonably be expected to prevent such qualification; and (ii) each of MRCC, HRZN and Merger Sub shall report the Mergers for U.S. federal income Tax purposes as a reorganization governed by Section 368(a) of the Code.
(d) Tax Opinions. MRCC shall use its best efforts to obtain the tax opinion described in Section 8.3(e) and HRZN shall use its best efforts to obtain the tax opinion described in Section 8.2(f).
(e) Tax Dividends. Prior to the Effective Time, MRCC shall have declared a Tax Dividend with respect to all taxable years ending prior to or with the Effective Time, which Tax Dividend shall either have been paid by MRCC prior to the Effective Time or shall be paid by HRZN to the former shareholders of MRCC and if not paid prior to the Determination Date, shall reduce the Closing MRCC Net Asset Value.
7.13 Stockholder Litigation. The parties to this Agreement shall reasonably cooperate and consult with one another in connection with the defense and settlement of any Proceeding by MRCC’s stockholders or HRZN’s stockholders against any of them or any of their respective directors, officers or Affiliates with respect to this Agreement or the Transactions. Each of MRCC and HRZN (i) shall keep the other party reasonably informed of any material developments in connection with any such Proceeding brought by its stockholders and (ii) shall not settle any such Proceeding without the prior written consent of the other party (such consent not to be unreasonably delayed, conditioned or withheld).
7.14 Section 16 Matters. Prior to the Effective Time, each of the MRCC Board and the HRZN Board shall take all such steps as may be required to cause any dispositions of MRCC Common Stock (including derivative securities with respect to MRCC Common Stock) or acquisitions of HRZN Common Stock (including derivative securities with respect to HRZN Common Stock) resulting from the Transactions by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to MRCC or will become subject to such reporting requirements with respect to HRZN, in each case, to be exempt pursuant to Rule 16b-3.
7.15 No Other Representations or Warranties. The parties hereto acknowledge and agree that except for the representations and warranties of MRCC in Article III, the representations and warranties of HRZN in Article IV and the representations and warranties of the Advisors in Article V, none of the Advisors, MRCC, HRZN or any of MRCC’s or HRZN’s respective Consolidated Subsidiaries or any other Person acting on behalf of the foregoing has made or relied on any representation or warranty, express or implied. Except for the representations and warranties of MRCC in Article III, the representations and warranties of HRZN in Article IV and the representations and warranties of the Advisors in Article V, all other warranties, express or implied, statutory or otherwise, of any nature, including with respect to any express or implied representation or warranty as to the merchantability, quality, quantity, suitability or fitness for any particular purpose of the business or the assets of MRCC, HRZN and Advisors are hereby expressly disclaimed by MRCC, HRZN and the Advisors, as applicable.
7.16 Merger of Surviving Company. Immediately after the occurrence of the Effective Time and the Terminations, in accordance with the DGCL and the MGCL, the Surviving Company and HRZN shall consummate the Second Merger.
7.17 Coordination of Dividends. HRZN and MRCC shall coordinate with each other in designating the record and payment dates for any quarterly dividends or distributions to its stockholders declared in accordance with this Agreement in any calendar quarter in which the Closing Date might reasonably be expected to occur, and neither HRZN nor MRCC shall authorize or declare any dividend or distribution to its stockholders after the Determination Date at any time on or before the Closing Date; provided, however, that the foregoing shall not prohibit HRZN or MRCC from authorizing, declaring or paying any dividend or distribution to its stockholders solely payable in cash in accordance with this Agreement to the extent such dividend or distribution is taken into account in determining the Closing MRCC Net Asset Value and/or the Closing HRZN Net Asset Value, as applicable, including a Tax Dividend.
ARTICLE VIII

CONDITIONS PRECEDENT
8.1 Conditions to Each Party’s Obligations to Effect the Merger. The respective obligations of the parties to effect the Merger shall be subject to the satisfaction or, other than with respect to Section 8.1(a), which shall not be waived by any party hereto, waiver, at or prior to the Effective Time, of the following conditions:
(a) Stockholder Approvals. (i) The MRCC Matters shall have been approved by the MRCC Requisite Vote, and (ii) clauses (i) and (iii) of the HRZN Matters shall have been approved by the HRZN Requisite Vote.
(b) Nasdaq Listing. The shares of HRZN Common Stock to be issued under this Agreement in connection with the Merger shall have been authorized for listing on the Nasdaq, subject to official notice of issuance.
(c) Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no Proceedings for that purpose shall have been initiated by the SEC. Any necessary state securities or “blue sky” authorizations shall have been received.

(d) No Injunctions or Restraints; Illegality. No Order issued by any court or agency of competent jurisdiction or other Law preventing, enjoining, restraining or making illegal the consummation of the Mergers or any of the other Transactions shall be in effect.
(e) Regulatory and Other Approvals. All Regulatory Approvals required by applicable Law to consummate the Transactions, including the Mergers, shall have been obtained and shall remain in full force and effect and all statutory waiting periods required by applicable Law in respect thereof shall have expired (including expiration of the applicable waiting period under the HSR Act). Each of the approvals listed on Section 8.1(e) of the MRCC Disclosure Schedule and Section 8.1(e) of the HRZN Disclosure Schedule, if any, shall have been obtained and shall remain in full force and effect.
(f) No Litigation. There shall be no Proceeding by any Governmental Entity of competent jurisdiction pending that challenges the Mergers or any of the other Transactions or that otherwise seeks to prevent, enjoin, restrain or make illegal the consummation of the Mergers or any of the other Transactions.
(g) Net Asset Value Determinations. The determination of both the Closing MRCC Net Asset Value and the Closing HRZN Net Asset Value shall have been completed in accordance with Section 2.6.
(h) Consummation of the MCIP Transaction. All of the conditions precedent under the Asset Purchase Agreement to the effectiveness of the MCIP Transaction, other than the condition precedent with respect to the Mergers, shall have been satisfied or waived such that the MCIP Transaction shall become effective immediately prior to the Merger automatically upon the Effective Time.
8.2 Conditions to Obligations of HRZN and Merger Sub to Effect the Merger. The obligations of HRZN and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by HRZN, at or prior to the Effective Time, of the following conditions:
(a) Representations and Warranties of MRCC. The representations and warranties of MRCC set forth in Section 3.2(a) shall be true and correct in all respects (other than de minimis inaccuracies) as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); the representations and warranties of MRCC set forth in Section 3.8(ii) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); the representations and warranties of MRCC set forth in Sections 3.3(a), 3.3(b)(i), 3.7, 3.20 and 3.21 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); and the representations and warranties of MRCC set forth in this Agreement (other than those set forth in the foregoing clauses (i), (ii) and (iii)) shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), without regard to any Material Adverse Effect or other materiality qualification to such representations and warranties, provided, however, that notwithstanding anything herein to the contrary, the condition set forth in this Section 8.2(a)(iv) shall be deemed to have been satisfied even if any such representations and warranties of MRCC are not so true and correct, without regard to any Material Adverse Effect or other materiality qualification to such representations and warranties, unless the failure of such representations and warranties of MRCC to be so true and correct, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect with respect to MRCC. HRZN shall have received a certificate signed on behalf of MRCC by the Chief Executive Officer or the Chief Financial Officer of MRCC to the effect that the conditions set forth in this Section 8.2 have been satisfied.
(b) Representations and Warranties of HRZN Advisor. The representations and warranties of HRZN Advisor set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), without regard to any Material Adverse Effect or other materiality qualification to such representations and warranties; provided, however, that notwithstanding anything herein to the contrary, the condition set forth in this Section 8.2(b) shall be deemed to have been satisfied even if any such representations and warranties of HRZN Advisor are not so true and correct, without regard to any Material Adverse Effect or other materiality qualification to such representations and warranties, unless the failure of such representations and warranties of HRZN Advisor to be so true and correct, individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect with respect to HRZN. HRZN shall have received a certificate signed on behalf of HRZN Advisor by an authorized officer of HRZN Advisor to the effect that the conditions set forth in Section 8.2(b) have been satisfied.
(c) Performance of Obligations of MRCC. MRCC shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time. HRZN shall have received a certificate signed on behalf of MRCC by the Chief Executive Officer or the Chief Financial Officer of MRCC to such effect.
(d) Absence of MRCC Material Adverse Effect. Since the date of this Agreement there shall not have occurred any Effect that, individually or in the aggregate, has had or would reasonably be expected to have, a Material Adverse Effect in respect of MRCC.

(e) FIRPTA Certificate. MRCC shall have delivered within 30 days prior to the Closing Date a duly executed certificate stating that MRCC is not and has not been within five years of the date of the certificate a “United States real property holding corporation” within the meaning of Section 897 of the Code in accordance with Treasury Regulations promulgated under Sections 897 and 1445 of the Code.
(f) Federal Tax Opinion. HRZN shall have received the opinion of its counsel, Dechert LLP, in form and substance as set forth in Exhibit D, dated the Closing Date, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion that are consistent with the state of facts existing at the Closing Date, the Mergers will be treated as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, counsel may require and rely upon customary representations contained in certificates of officers of MRCC and HRZN, in form and substance as set forth in Exhibits B and C. If counsel for HRZN will not render such an opinion, counsel for MRCC may render such opinion to HRZN.
8.3 Conditions to Obligations of MRCC to Effect the Merger. The obligation of MRCC to effect the Merger is also subject to the satisfaction or waiver by MRCC, at or prior to the Effective Time, of the following conditions:
(a) Representations and Warranties of HRZN. The representations and warranties of HRZN set forth in Section 4.2(a) shall be true and correct in all respects (other than de minimis inaccuracies) as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); the representations and warranties of HRZN and Merger Sub set forth in Section 4.8(ii) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); the representations and warranties of HRZN and Merger Sub set forth in Sections 4.3(a), 4.3(b)(i), 4.7 and 4.20 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); and the representations and warranties of HRZN and Merger Sub set forth in this Agreement (other than those set forth in the foregoing clauses (i), (ii) and (iii)) shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), without regard to any Material Adverse Effect or other materiality qualification to such representations and warranties, provided, however, that notwithstanding anything herein to the contrary, the condition set forth in this Section 8.3(a)(iv) shall be deemed to have been satisfied even if any such representations and warranties of HRZN and Merger Sub are not so true and correct, without regard to any Material Adverse Effect or other materiality qualification to such representations and warranties, unless the failure of such representations and warranties of HRZN and Merger Sub to be so true and correct, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect with respect to HRZN. MRCC shall have received a certificate signed on behalf of HRZN by the Chief Executive Officer or the Chief Financial Officer of HRZN and Merger Sub to the effect that the conditions set forth in this Section 8.3 have been satisfied.
(b) Representations and Warranties of MRCC Advisor. The representations and warranties of MRCC Advisor set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), without regard to any Material Adverse Effect or other materiality qualification to such representations and warranties; provided, however, that notwithstanding anything herein to the contrary, the condition set forth in this Section 8.3(b) shall be deemed to have been satisfied even if any such representations and warranties of MRCC Advisor are not so true and correct, without regard to any Material Adverse Effect or other materiality qualification to such representations and warranties, unless the failure of such representations and warranties of MRCC Advisor to be so true and correct, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect with respect to MRCC. MRCC shall have received a certificate signed on behalf of MRCC Advisor by an authorized officer of MRCC Advisor to the effect that the conditions set forth in Section 8.3(b) have been satisfied.
(c) Performance of Obligations of HRZN and Merger Sub. Each of HRZN and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time. MRCC shall have received a certificate signed on behalf of HRZN and Merger Sub by the Chief Executive Officer or the Chief Financial Officer of HRZN to such effect.
(d) Absence of HRZN Material Adverse Effect. Since the date of this Agreement there shall not have occurred any Effect that, individually or in the aggregate, has had or would reasonably be expected to have, a Material Adverse Effect in respect of HRZN.
(e) Federal Tax Opinion. MRCC shall have received the opinion of its counsel, Dechert LLP, in form and substance as set forth in Exhibit D, dated the Closing Date, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion that are consistent with the state of facts existing at the Closing Date, the Mergers will be treated as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, counsel may require and rely upon customary representations contained in certificates of officers of MRCC and HRZN, in form and substance as set forth in Exhibits B and C. If counsel for MRCC will not render such an opinion, counsel for HRZN may render such opinion to MRCC.

8.4 Frustration of Closing Conditions. None of HRZN, Merger Sub or MRCC may rely on the failure of any condition set forth in this Article VIII to be satisfied to excuse performance by such party of its obligations under this Agreement if such failure was caused by such party’s failure to act in good faith or to use its commercially reasonable efforts to consummate the Mergers and the Transactions.
ARTICLE IX

TERMINATION AND AMENDMENT
9.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the MRCC Requisite Vote has been obtained or the HRZN Requisite Vote has been obtained:
(a) by mutual consent of MRCC and HRZN in a written instrument authorized by each of the MRCC Board, including the MRCC Special Committee, and the HRZN Board, including the HRZN Special Committee;
(b) by either MRCC or HRZN, if:
(i) any Governmental Entity that must grant a Regulatory Approval has denied approval of the Transactions (including the Mergers) and such denial has become final and nonappealable, or any Governmental Entity of competent jurisdiction shall have issued a final and nonappealable Order, or promulgated any other Law, permanently enjoining or otherwise prohibiting or making illegal the consummation of the Transactions;
(ii) the Merger shall not have been consummated on or before February 9, 2026 (the “Termination Date”); provided that the right to terminate this Agreement pursuant to this Section 9.1(b)(ii) shall not be available to any party whose failure to fulfill in any material respect any of its obligations under this Agreement has been the cause of, or resulted in, the event giving rise to the failure to close prior to the Termination Date;
(iii) the stockholders of HRZN shall have failed to approve clauses (i) and (iii) of the HRZN Matters by the HRZN Requisite Vote of HRZN’s stockholders at a duly held meeting of HRZN’s stockholders or at any adjournment or postponement thereof at which the HRZN Matters have been voted upon;
(iv) the stockholders of MRCC shall have failed to approve the MRCC Matters by the MRCC Requisite Vote at a duly held meeting of MRCC’s stockholders or at any adjournment or postponement thereof at which the MRCC Matters have been voted upon; or
(v) the Asset Purchase Agreement is terminated pursuant to the terms and conditions thereof;
provided, however, that the right to terminate this Agreement pursuant to this Section 9.1(b) shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that has been the principal cause of or resulted in the failure to consummate the Transactions; provided, further, that MRCC shall not have the right to terminate this Agreement pursuant to Section 9.1(b)(v) unless the Asset Purchase Agreement is terminated (a) by MCIP pursuant to Section 9.1(b)(i), Section 9.1(b)(ii), Section 9.1(b)(iii), or Section 9.1(d)(ii) (provided such Takeover Proposal is not substantially similar to the MCIP Transaction (i.e., a sale of assets for cash)) of the Asset Purchase Agreement, or (b) by MRCC pursuant to Section 9.1(b)(i), Section 9.1(b)(ii), Section 9.1(b)(iii), Section 9.1(c)(i), Section 9.1(c)(ii) (provided such MRCC Superior Proposal is not substantially similar to the MCIP Transaction (i.e., a sale of assets for cash)) or Section 9.1(c)(iii) of the Asset Purchase Agreement;
(c) by MRCC, if:
(i) there shall have been a breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of HRZN or Merger Sub, which breach, either individually or in the aggregate, would result in, if occurring or continuing on the Closing Date, the failure of the conditions set forth in Section 8.3(a), 8.3(b) or 8.3(c), and such breach is not curable prior to the Termination Date or if curable prior to the Termination Date, has not been cured within 30 days after the giving of notice thereof by MRCC to HRZN (provided that MRCC is not then in material breach of this Agreement so as to cause any of the conditions set forth in Section 8.1, 8.2(a), 8.2(b) or 8.2(c) not to be satisfied);
(ii) at any time prior to obtaining the HRZN Requisite Vote (A) a HRZN Adverse Recommendation Change and/or Takeover Approval shall have occurred, (B) HRZN shall have failed to include in the Joint Proxy Statement/Prospectus the HRZN Board Recommendation, (C) a Takeover Proposal is publicly announced and HRZN fails to issue, within ten (10) Business Days after such Takeover Proposal is announced, a press release that reaffirms the HRZN Board Recommendation, or (D) a tender or exchange offer relating to any shares of HRZN Common Stock shall have been commenced by a third party and HRZN shall not have sent to its stockholders, within ten (10) Business Days after the commencement of such tender or exchange offer, a statement disclosing that the HRZN Board recommends rejection of such tender or exchange offer;
(iii) HRZN breaches, in any material respect, its obligations under Section 7.6 or Section 7.8;
(iv) at any time prior to obtaining the MRCC Requisite Vote, (A) MRCC is not in material breach of any of the terms of this Agreement, (B) the MRCC Board, including the MRCC Special Committee, authorizes MRCC, subject to complying with the terms of this Agreement (including Section 7.7(b)), to enter into, and MRCC enters into, a definitive Contract with respect to a

MRCC Superior Proposal and (C) the third party that made such MRCC Superior Proposal, prior to such termination, pays to HRZN in immediately available funds any fees required to be paid pursuant to Section 9.2(a); or
(v) a Material Adverse Effect occurs in respect of HRZN.
(d) by HRZN, if:
(i) there shall have been a breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of MRCC, which breach, either individually or in the aggregate, would result in, if occurring or continuing on the Closing Date, the failure of the conditions set forth in Section 8.2(a), 8.2(b) or 8.2(c), and such breach is not curable prior to the Termination Date or if curable prior to the Termination Date, has not been cured within 30 days after the giving of notice thereof by HRZN to MRCC (provided that HRZN is not then in material breach of this Agreement so as to cause any of the conditions set forth in Section 8.1, 8.3(a), 8.3(b) or 8.3(c) not to be satisfied);
(ii) at any time prior to obtaining the MRCC Requisite Vote (A) a MRCC Adverse Recommendation Change and/or Takeover Approval shall have occurred, (B) MRCC shall have failed to include in the Joint Proxy Statement/Prospectus the MRCC Board Recommendation, (C) a Takeover Proposal is publicly announced and MRCC fails to issue, within ten (10) Business Days after such Takeover Proposal is announced, a press release that reaffirms the MRCC Board Recommendation or (D) a tender or exchange offer relating to any shares of MRCC Common Stock shall have been commenced by a third party and MRCC shall not have sent to its stockholders, within ten (10) Business Days after the commencement of such tender or exchange offer, a statement disclosing that the MRCC Board recommends rejection of such tender or exchange offer;
(iii) MRCC breaches, in any material respect, its obligations under Section 7.6 or Section 7.7;
(iv) at any time prior to obtaining the HRZN Requisite Vote, (A) HRZN is not in material breach of any of the terms of this Agreement, (B) the HRZN Board, including the HRZN Special Committee, authorizes HRZN, subject to complying with the terms of this Agreement (including Section 7.8(b)), to enter into, and HRZN enters into, a definitive Contract with respect to a HRZN Superior Proposal and (C) the third party that made such HRZN Superior Proposal, prior to such termination, pays to MRCC in immediately available funds any fees required to be paid pursuant to Section 9.2(b); or
(v) a Material Adverse Effect occurs in respect of MRCC.
The party desiring to terminate this Agreement pursuant to Section 9.1 shall give written notice of such termination to the other party in accordance with Section 11.2, specifying the provision or provisions hereof pursuant to which such termination is effected.
9.2 Termination Fee.
(a) If this Agreement shall be terminated:
(i) by MRCC pursuant to Section 9.1(c)(iv), then, prior to, and as a condition to such termination, MRCC shall cause the third party that made the applicable MRCC Superior Proposal (or its designee) to pay HRZN, to the fullest extent permitted by applicable Law, a non-refundable fee in an amount equal to $5,375,625 (the “MRCC Termination Fee”) as liquidated damages and full compensation hereunder;
(ii) (A) by (1) HRZN or MRCC pursuant to (x) any provision of Section 9.1 at a time when the Agreement was terminable by HRZN pursuant to Section 9.1(d)(ii) or Section 9.1(d)(iii), (y) Section 9.1(b)(ii) or (z) Section 9.1(b)(iv), or (2) HRZN pursuant to Section 9.1(d)(i) (solely to the extent that MRCC has committed a willful or intentional breach), Section 9.1(d)(ii) or Section 9.1(d)(iii), (B) a Takeover Proposal has been publicly disclosed after the date of this Agreement and, prior to the date of such termination, has not been withdrawn (1) with respect to any termination pursuant to Section 9.1(b)(ii) or 9.1(d)(i), prior to the date of such termination and (2) with respect to any termination pursuant to Section 9.1(b)(iv) prior to the time of the duly held MRCC Stockholders Meeting, and (C) MRCC enters into a definitive Contract with respect to such Takeover Proposal within 12 months after such termination, and such Takeover Proposal is subsequently consummated (regardless of whether such consummation happens prior to or following such 12-month period), then, within two (2) Business Days after the date that such Takeover Proposal is consummated, MRCC shall cause the third party that made such Takeover Proposal (or its designee) to pay HRZN, to the fullest extent permitted by applicable Law, the MRCC Termination Fee as liquidated damages and full compensation hereunder; provided, that for purposes of this Section 9.2(a)(ii), the term “Takeover Proposal” will have the meaning assigned to such term in Article X, except that references to “25%” will be deemed to be references to “50%”; or
(iii) by HRZN or MRCC pursuant to Section 9.1(b)(v) and at such time a Termination Fee (as defined in the Asset Purchase Agreement) is payable to MCIP thereunder, MRCC shall cause the Competing Bidder that made such Takeover Proposal (each as defined in the Asset Purchase Agreement) (or its designee) to pay HRZN, to the fullest extent permitted by applicable Law, the MRCC Termination Fee as liquidated damages and full compensation hereunder.
The MRCC Termination Fee shall be paid by wire transfer of immediately available funds to an account designated in writing to MRCC by HRZN if HRZN shall have furnished to MRCC wire payment instructions prior to the date of payment or, otherwise, by certified or official bank check. In the event that the MRCC Termination Fee becomes payable and is paid pursuant to this Section 9.2(a), the MRCC Termination Fee shall be HRZN’s and Merger Sub’s sole and exclusive remedy for monetary damages under this Agreement.

(b) If this Agreement shall be terminated:
(i) by HRZN pursuant to Section 9.1(d)(iv), then, prior to, and as a condition to such termination, HRZN shall cause the third party that made the applicable HRZN Superior Proposal (or its designee) to pay MRCC, to the fullest extent permitted by applicable Law, a non-refundable fee in an amount equal to $11,075,050 (the “HRZN Termination Fee”) as liquidated damages and full compensation hereunder; or
(ii) (A) by (1) HRZN or MRCC pursuant to (x) any provision of Section 9.1 at a time when the Agreement was terminable by HRZN pursuant to Section 9.1(c)(ii) or Section 9.1(c)(iii), (y) Section 9.1(b)(ii) or (z) Section 9.1(b)(iii) or (2) MRCC pursuant to Section 9.1(c)(i) (solely to the extent that HRZN has committed a willful or intentional breach), Section 9.1(c)(ii) or Section 9.1(c)(iii), (B) a Takeover Proposal has been publicly disclosed after the date of this Agreement and, prior to the date of such termination, has not been withdrawn (1) with respect to any termination pursuant to Section 9.1(b)(ii) and Section 9.1(c)(i), prior to the date of such termination and (2) with respect to any termination pursuant to Section 9.1(b)(iii), prior to the time of the duly held HRZN Stockholders Meeting, and (C) HRZN enters into a definitive Contract with respect to such Takeover Proposal within 12 months after such termination, and such Takeover Proposal is subsequently consummated (regardless of whether such consummation happens prior to or following such 12-month period), then, within two (2) Business Days after the date that such Takeover Proposal is consummated, HRZN shall cause the third party that made such Takeover Proposal (or its designee) to pay MRCC, to the fullest extent permitted by applicable Law, the HRZN Termination Fee as liquidated damages and full compensation hereunder; provided, that for purposes of this Section 9.2(b)(ii), the term “Takeover Proposal” will have the meaning assigned to such term in Article X, except that references to “25%” will be deemed to be references to “50%.”
The HRZN Termination Fee shall be paid by wire transfer of immediately available funds to an account designated in writing to HRZN by MRCC if MRCC shall have furnished to HRZN wire payment instructions prior to the date of payment or, otherwise, by certified or official bank check. In the event that the HRZN Termination Fee becomes payable and is paid pursuant to this Section 9.2(b), the HRZN Termination Fee shall be MRCC’s sole and exclusive remedy for monetary damages under this Agreement.
(c) The parties acknowledge that the agreements contained in this Section 9.2 are an integral part of the Transactions, that without these agreements each party would not have entered into this Agreement, and that any amounts payable pursuant to this Section 9.2 do not constitute a penalty. If HRZN fails to pay any amounts due to MRCC pursuant to this Section 9.2 within the time periods specified in this Section 9.2 or MRCC fails to pay HRZN any amounts due to HRZN pursuant to this Section 9.2 within the time periods specified in this Section 9.2, HRZN or MRCC, as applicable, shall pay reasonable and documented out-of-pocket costs and expenses (including reasonable attorneys’ fees and expenses) incurred by MRCC or HRZN, as applicable, in connection with any action, including the filing of any lawsuit, taken to collect payment of such amounts, together with interest on such unpaid amounts from the date payment of such amounts was due at the prime lending rate in effect on the date payment was due as published in The Wall Street Journal (or any successor publication thereto), calculated on a daily basis from the date such amounts were required to be paid until the date of actual payment. For the avoidance of doubt, to the extent payment of all or any portion of the MRCC Termination Fee and/or the HRZN Termination Fee pursuant to this Section 9.2 is not permitted by applicable Law, notwithstanding anything to the contrary, (x) the portion of the MRCC Termination Fee and/or the HRZN Termination Fee that is permitted by applicable Law (if any) to be paid shall be required to be paid pursuant to this Section 9.2 and (y) there shall be no liability to MRCC, HRZN or any other Person for non-payment of any portion of the HRZN Termination Fee or the MRCC Termination Fee, as applicable, that is not permitted by applicable Law to be paid.
9.3 Effect of Termination. In the event of termination of this Agreement by either MRCC or HRZN as provided in Section 9.1, this Agreement shall forthwith become void and have no effect, and none of HRZN, Merger Sub, MRCC, any of their respective Affiliates or Consolidated Subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever under this Agreement, or in connection with the Transactions, except that Section 7.9(b), Article IX and Article XI (including, in each case, any applicable definitions) shall survive any termination of this Agreement; provided, however, that nothing herein shall relieve any party from any liabilities for damages incurred or suffered by another party arising out of the willful or intentional breach by such party of any provision of this Agreement or a failure or refusal by such party to consummate this Agreement and the Transactions when such party was obligated to do so in accordance with the terms hereof.
9.4 Fees and Expenses. Subject to Section 9.2, all fees and expenses incurred in connection with the Merger, this Agreement and the Transactions shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated; provided, however, notwithstanding the foregoing, the following fees and expenses incurred by MRCC or HRZN in connection with the transactions contemplated by this Agreement and the Asset Purchase Agreement shall be borne equally by MRCC and HRZN (the “Shared Expenses”): (i) costs and expenses of printing and mailing the Registration Statement and soliciting and tabulating shareholder votes, including the cost of a proxy solicitation firm, (ii) the costs and expenses of convening stockholder meetings, (iii) the filing and other fees paid to the SEC in connection with the Merger and the MCIP Transaction, (iv) all filing and other fees in connection with any filing under the HSR Act, and (v) all fees, costs and expenses of obtaining the “tail” insurance policy as described in Section 7.5(b) and Section 7.5(c) (or maintaining the MRCC Current D&O Insurance and/or the HRZN Current D&O Insurance, as applicable), provided, further that (A) in the event this Agreement is terminated (x) by HRZN pursuant to Section 9.1(d)(iv), or (y) by HRZN or MRCC pursuant to any provision of Section 9.1 at a time when this Agreement was terminable by MRCC pursuant to Section 9.1(b)(iii), Section 9.1(c)(i) (solely to the extent that HRZN has committed a willful or intentional breach), Section 9.1(c)(ii) or Section 9.1(c)(iii), then, to the fullest extent permitted by applicable Law, HRZN shall bear all such Shared Expenses, and (B) in the event this Agreement is terminated (x) by MRCC pursuant to Section 9.1(c)(iv), (y) by HRZN or MRCC pursuant to any provision of Section 9.1 at a time when this Agreement was terminable by HRZN pursuant to Section 9.1(b)(iv), Section 9.1(d)(i) (solely to the extent that MRCC has committed a willful or intentional breach), Section 9.1(d)(ii) or Section 9.1(d)(iii), or (z) by HRZN or MRCC pursuant to Section 9.1(b)(v) and at such time a Termination Fee (as defined in the Asset Purchase Agreement) is payable to MCIP thereunder, then, to the fullest extent permitted by applicable Law, MRCC shall bear all such Shared Expenses.
9.5 Amendment. This Agreement may be amended by the parties, by action taken or authorized by their respective Boards of Directors (acting upon the recommendation of the MRCC Special Committee or the HRZN Special Committee, as applicable), at any time before or after the MRCC Requisite Vote or the HRZN Requisite Vote has been obtained; provided, however, that after the MRCC Requisite Vote or the HRZN Requisite Vote has been obtained, there may not be, without further approval of such stockholders, any amendment of this Agreement that requires such further approval under applicable Law. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.
9.6 Extension; Waiver. At any time prior to the Effective Time, each party, by action taken or authorized by the MRCC Board (acting upon the recommendation of the MRCC Special Committee), or the HRZN Board (acting upon the recommendation of the HRZN Special Committee), as applicable, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or (c) waive compliance by the other parties with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other non-compliance.
ARTICLE X

CERTAIN DEFINITIONS
“Affiliate” of a Person means any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the first Person (it being understood that no portfolio company in which any Person has, directly or indirectly, made a debt or equity investment that is, would or should be reflected in the schedule of investments included in the quarterly or annual reports of such Person that are filed with the SEC shall be an Affiliate of such Person). The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise, and the terms “controlled” has a meaning correlative thereto.
“Business Day” means any day other than a Saturday or Sunday or a day on which banks are required or authorized to close in the City of New York.
“Consolidated Subsidiary”, when used with respect to any Person, means any corporation, partnership, limited liability company or other Person, whether incorporated or unincorporated, that is consolidated with such Person for financial reporting purposes under GAAP.
“Contract” means any agreement, contract, lease, mortgage, evidence of indebtedness, indenture, license or instrument, whether oral or written, and shall include each amendment, supplement and modification to the foregoing, to which a Person or any of its Consolidated Subsidiaries is a party or by which any of them may be bound.
“EDGAR” means the SEC’s Electronic Data Gathering Analysis and Retrieval System.
“Environmental Laws” means applicable Laws regulating, relating to or imposing liability or standards of conduct concerning the use, storage, handling, disposal or release of any Hazardous Substance, as in effect on the date of this Agreement.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder.
“Exchange Ratio” means the quotient (rounded to the fourth nearest decimal) of: (A) the MRCC Per Share NAV, divided by (B) the HRZN Per Share NAV.
“Governmental Entity” means any federal, state, local, or foreign government or other governmental body, any agency, commission or authority thereof, any regulatory or administrative authority, any quasi-governmental body, any self-regulatory agency, any court, tribunal, or judicial body, or any political subdivision, department or branch of any of the foregoing.
“Hazardous Substance” means any substance to the extent presently listed, defined, designated or classified as hazardous, toxic or radioactive under any applicable Environmental Law.
“HRZN Matters” means (i) the proposed issuance of HRZN Common Stock in connection with the Merger, (ii) the election to the HRZN Board of an independent member of the MRCC Board as of the Effective Time pursuant to Section 1.11 and (iii) any other matters required to be approved or adopted by the stockholders of HRZN in order to effect the Transactions.
“HRZN Per Share NAV” means the quotient of (i) the Closing HRZN Net Asset Value divided by (ii) the number of shares of HRZN Common Stock issued and outstanding as of the Determination Date.

“HRZN Requisite Vote” means (i) with respect to the issuance of shares of HRZN Common Stock as Merger Consideration, the approval of at least a majority of the votes cast by holders of HRZN Common Stock at a meeting at which a quorum is present, and (ii) with respect to any other HRZN Matters, the requisite number of stockholder votes required to approve such matters.
“HRZN Superior Proposal” means a bona fide written Takeover Proposal that was not knowingly solicited by, or the result of any knowing solicitation by, HRZN or any of its Consolidated Subsidiaries or by any of their respective Affiliates or Representatives in violation of this Agreement, made by a third party that would result in such third party becoming the beneficial owner, directly or indirectly, of more than 75% of the total voting power of HRZN or more than 75% of the assets of HRZN on a consolidated basis (a) on terms which the HRZN Board, including the HRZN Special Committee, determines in good faith to be superior for the stockholders of HRZN (in their capacity as stockholders), taken as a group, from a financial point of view as compared to the Merger (after giving effect to the payment of the HRZN Termination Fee and any alternative proposed by MRCC in accordance with Section 7.8), (b) that is reasonably likely to be consummated (taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal, including any conditions, and the identity of the offeror) in a timely manner and in accordance with its terms and (c) in respect of which any required financing has been determined in good faith by HRZN Board (including the HRZN Special Committee) to be reasonably likely to be obtained, as evidenced by a written commitment of a reputable financing source.
“Indebtedness” shall mean (a) any indebtedness or other obligation for borrowed money, (b) any indebtedness evidenced by a note, bond, debenture or similar instrument, (c) any liabilities or obligations with respect to interest rate swaps, collars, caps and similar hedging obligations, (d) any capitalized lease obligations, (e) any direct or contingent obligations under letters of credit, bankers’ acceptances, bank guarantees, surety bonds and similar instruments, each to the extent drawn upon and unpaid, (f) any obligation to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business) and (g) guarantees in respect of clauses (a) through (f), in each case excluding obligations to fund commitments to portfolio companies entered into in the ordinary course of business.
“Independent Director” means, with respect to HRZN or MRCC, each director who is not an “interested person,” as defined in the Investment Company Act, of HRZN or MRCC, as the case may be.
“Intervening Event” means with respect to any party any event, change or development first occurring or arising after the date hereof that is material to, as applicable, HRZN and its Consolidated Subsidiaries, taken as a whole, or MRCC and its Consolidated Subsidiaries, taken as whole, that was not known to, or reasonably foreseeable by, any member of the party’s board of directors, as of or prior to the date hereof and did not result from or arise out of the announcement or pendency of, or any actions required to be taken by such party (or to be refrained from being taken by such party) pursuant to, this Agreement; provided, however, that in no event shall the following events, circumstances, or changes in circumstances constitute an Intervening Event: (a) the receipt, existence, or terms of a Takeover Proposal or any matter relating thereto or consequence thereof or any inquiry, proposal, offer, or transaction from any third party relating to or in connection with a transaction of the nature described in the definition of “Takeover Proposal” (which, for the purposes of the Intervening Event definition, shall be read without reference to the percentage thresholds set forth in the definition thereof); (b) any change in the price, or change in trading volume, of the HRZN Common Stock; (c) any failure, in and of itself, by MRCC or HRZN to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period; (d) changes in general economic, social or political conditions or the financial markets in general, including the commencement or escalation of a war, armed hostilities or other material international or national calamity or acts of terrorism or earthquakes, hurricanes, other natural disasters or acts of God or pandemics (including the impact on economies generally and the results of any actions taken by Governmental Entities in response thereto); and (e) general changes or developments in the industries in which the applicable party and its Consolidated Subsidiaries operate, including general changes in Law after the date hereof across such industries; provided, however, that (A) the exceptions in clauses (b) and (c) shall not apply to the underlying causes giving rise to or contributing to such change or prevent any of such underlying causes from being taken into account in determining whether an Intervening Event has occurred unless such underlying causes are otherwise excluded from the definition of Intervening Event and (B) the exceptions in clauses (d) and (e) shall not apply to the extent such changes or developments referred to therein have a materially disproportionate adverse impact on such party and its Consolidated Subsidiaries, taken as a whole, relative to other participants of similar sizes engaged in the industries in which such party conducts its businesses.
“Investment Advisers Act” means the Investment Advisers Act of 1940, as amended, and the rules promulgated thereunder.
“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules promulgated thereunder.
“knowledge” means (i) for MRCC, the actual knowledge of its executive officers and directors set forth in Section 9 of MRCC Disclosure Schedule, (ii) for HRZN, the actual knowledge of its executive officers and directors set forth in Section 9 of the HRZN Disclosure Schedule, (iii) for MRCC Advisor, the actual knowledge, solely with respect to MRCC, of its executive officers and directors set forth in Section 9 of the MRCC Advisor Disclosure Schedule and (iv) for HRZN Advisor, the actual knowledge, solely with respect to HRZN, of its executive officers and directors set forth in Section 9 of the HRZN Advisor Disclosure Schedule.
“Law” means any federal, state, local or foreign law (including the common law), statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction or any Permit or similar right granted by any Governmental Entity.
“Liens” means all security interests, liens, claims, pledges, easements, mortgages, rights of first offer or refusal or other encumbrances.

“Material Adverse Effect” means, with respect to HRZN, MRCC or Advisors, as the case may be, any event, development, change, effect or occurrence (each, an “Effect”) that is, or would reasonably be expected to be, individually or in the aggregate, materially adverse to (i) the business, operations, condition (financial or otherwise) or results of operations of such party and its Consolidated Subsidiaries, taken as a whole, other than (A) any Effect resulting from or attributable to (1) changes in general economic, social or political conditions or the financial markets in general, including the commencement or escalation of a war, armed hostilities or other material international or national calamity or acts of terrorism or earthquakes, hurricanes, other natural disasters or acts of God or pandemics (including the impact on economies generally and the results of any actions taken by Governmental Entities in response thereto), (2) general changes or developments in the industries in which such party and its Consolidated Subsidiaries operate, including general changes in Law after the date hereof across such industries, except, in the case of the foregoing clauses (1) and (2), to the extent such changes or developments referred to therein have a materially disproportionate adverse impact on such party and its Consolidated Subsidiaries, taken as a whole, relative to other participants of similar sizes engaged in the industries in which such party conducts its businesses or (3) the announcement of this Agreement or the Transactions or the identities of the parties to this Agreement or (B) any failure, in and of itself, to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period, as the case may be, or, in the case of HRZN, any decline in the price of shares of HRZN Common Stock, on the Nasdaq or trading volume of HRZN Common Stock (provided that the underlying causes of such failure or decline shall be considered in determining whether there is a Material Adverse Effect unless such underlying causes are excluded from the definition of Material Adverse Effect) or (ii) the ability of such party to timely perform its material obligations under this Agreement or consummate the Merger and the other Transactions.
“MRCC Matters” means (i) the Merger pursuant to the Merger Agreement and (ii) any other matters required to be approved or adopted by the stockholders of MRCC in order to effect the Transactions.
“MRCC Per Share NAV” means the quotient of (i) the Closing MRCC Net Asset Value divided by (ii) the number of shares of MRCC Common Stock issued and outstanding as of the Determination Date.
“MRCC Superior Proposal” means a bona fide written Takeover Proposal that was not knowingly solicited by, or the result of any knowing solicitation by, MRCC or any of its Consolidated Subsidiaries or by any of their respective Affiliates or Representatives in violation of this Agreement, made by a third party that would result in such third party becoming the beneficial owner, directly or indirectly, of more than 75% of the total voting power of MRCC or more than 75% of the assets of MRCC on a consolidated basis (a) on terms which the MRCC Board, including the MRCC Special Committee, determines in good faith to be superior for the stockholders of MRCC (in their capacity as stockholders), taken as a group, from a financial point of view as compared to the Merger (after giving effect the payment of the MRCC Termination Fee and any alternative proposed by HRZN in accordance with Section 7.7), (b) that is reasonably likely to be consummated (taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal, including any conditions, and the identity of the offeror) in a timely manner and in accordance with its terms and (c) in respect of which any required financing has been determined in good faith by the MRCC Board (including the MRCC Special Committee) to be reasonably likely to be obtained, as evidenced by a written commitment of a reputable financing source.
“Order” means any writ, injunction, judgment, order or decree entered, issued, made or rendered by any Governmental Entity.
“Permit” means any license, permit, variance, exemption, approval, qualification, or Order of any Governmental Entity.
“Permitted Indebtedness” means Indebtedness of HRZN or MRCC, as applicable, and is respective Consolidated Subsidiaries (i) outstanding as of the date of this Agreement or (ii) Indebtedness incurred after the date of this Agreement to the extent permitted by the 1940 Act that is substantially consistent with the past practices of HRZN or MRCC, as applicable.
“Permitted Issuances” means issuances of shares of HRZN Common Stock in a public, including, without limitation, one or more at-the-market offerings, or private offering consistent with past practices of HRZN at prices at or above the net asset value per share of HRZN Common Stock as of such offering, including, without limitation, one or more private offerings of up to $40 million of notes convertible into HRZN Common Stock (provided that such notes shall convert at prices at or above the net asset value per share of HRZN Common Stock as of such offering).
“Person” means an individual, a (general or limited) partnership, a corporation, a limited liability company, an association, a trust, a joint venture, a Governmental Entity or other legal entity or organization.
“Previously Disclosed” means information (i) with respect to MRCC, (A) set forth by MRCC in the MRCC Disclosure Schedule or (B) previously disclosed since the Applicable Date in any MRCC SEC Report, and (ii) with respect to HRZN, (A) set forth by HRZN in the HRZN Disclosure Schedule or (B) previously disclosed since the Applicable Date in any HRZN SEC Report; provided, however, that any risk factor disclosures contained under the heading “Risk Factors,” any disclosure of risks included in any “forward-looking statements” disclaimer or any other statements that are similarly predictive or forward-looking in nature in any MRCC SEC Report or HRZN SEC Report, as the case may be, shall not be deemed to be “Previously Disclosed.”
“Proceeding” means an action, suit, arbitration, investigation, examination, litigation, lawsuit or other proceeding, whether civil, criminal or administrative.
“Regulatory Approvals” means all applications and notices with, and receipt of consents, authorizations, approvals, exemptions or nonobjections from any Governmental Entity.
“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules promulgated thereunder.
“Takeover Proposal” means any inquiry, proposal, discussions, negotiations or offer from any Person or group of Persons (other than HRZN or MRCC or any of their respective Affiliates) (a) with respect to a merger, consolidation, tender offer, exchange offer, stock acquisition, asset acquisition, share exchange, business combination, recapitalization, liquidation, dissolution, joint venture or similar transaction involving MRCC or HRZN, as applicable, or any of such party’s respective Consolidated Subsidiaries, as applicable, or (b) relating to any direct or indirect acquisition, in one transaction or a series of transactions, of (i) assets or businesses (including any mortgage, pledge or similar disposition thereof but excluding any bona fide financing transaction) that constitute or represent, or would constitute or represent if such transaction is consummated, 25% or more of the total assets, net revenue or net income of MRCC or HRZN, as applicable, and such party’s respective Consolidated Subsidiaries, taken as a whole, or (ii) 25% or more of the outstanding shares of capital stock of, or other equity or voting interests in, MRCC or in any of MRCC’s Consolidated Subsidiaries or, HRZN or in any of HRZN’s Consolidated Subsidiaries, as applicable, in each case other than the Merger, the MCIP Transaction and the other Transactions.
“Tax” means all federal, state, local, and foreign income, excise, gross receipts, gross income, profits, gains, property, capital, sales, transfer, use, payroll, employment, severance, withholding, duties, franchise, value added and other taxes, charges, levies or like assessments together with all penalties and additions to tax and interest thereon.
“Tax Dividend” means a dividend or dividends, with respect to any applicable tax year, which is deductible pursuant to the dividends paid deduction under Section 562 of the Code, and shall have the effect of distributing to MRCC’s stockholders all of its previously undistributed (i) “investment company taxable income” within the meaning of Section 852(b) of the Code (determined without regard to Section 852(b)(2)(D) of the Code), (ii) any prior year shortfall as determined under Section 4982(b)(2) of the Code, (iii) amounts constituting the excess of (A) the amount specified in Section 852(a)(1)(B)(i) of the Code over (B) the amount specified in Section 852(a)(1)(B)(ii) of the Code, and (iv) net capital gain (within the meaning of Section 1222(11) of the Code), if any, in each case recognized either in the applicable tax year or any prior tax year.
“Tax Return” means a report, return, statement, form or other information (including any schedules, attachments or amendments thereto) required to be supplied to a Governmental Entity with respect to Taxes including, where permitted or required, consolidated, combined or unitary returns for any group of entities.
“Trading Day” shall mean a day on which shares of HRZN Common Stock are traded on Nasdaq.
“Transactions” means the transactions contemplated by this Agreement, including the Mergers.
“Treasury Regulations” means all final and temporary federal income tax regulations, as amended from time to time, issued under the Code by the United States Treasury Department.
Table of Definitions

Term:	Section:
Acceptable Courts	11.6
Advisors	Preamble
Agreement	Preamble
Applicable Date	3.5(a)
Articles of Merger	1.3
ASC Topic 820	3.6(i)
Asset Purchase Agreement	Recitals
Bankruptcy and Equity Exception	3.3(a)
BDC	Recitals
Cancelled Shares	1.5(b)
Certificate of Merger	1.6(a)
Closing	1.2
Closing Date	1.2
Closing HRZN Net Asset Value	2.6(b)
Closing MRCC Net Asset Value	2.6(a)
Code	Recitals
DE SOS	1.6(a)
Determination Date	2.6(a)
DGCL	1.6(a)
Disclosure Schedule	11.9
DOJ	7.1(a)
Effective Time	1.3
Employee Benefit Plans	3.13
Exchange Fund	2.3
Fee Waiver Agreement	1.10
FTC	7.1(a)
GAAP	3.6(a)
HRZN	Preamble
HRZN Adverse Recommendation Change	7.8(a)
HRZN Advisor Disclosure Schedule	11.9
HRZN Balance Sheet	4.6(b)

Term:	Section:
HRZN Board	Recitals
HRZN Board Recommendation	4.3(a)
HRZN Bylaws	4.1(b)
HRZN Capitalization Date	4.2(a)
HRZN Charter	4.1(b)
HRZN Common Stock	1.5(b)
HRZN Disclosure Schedule	11.9
HRZN Insurance Policy	4.15
HRZN Intellectual Property Rights	4.16
HRZN Intervening Event Notice Period	7.8(e)
HRZN Intervening Event Recommendation Change	7.8(e)
HRZN Material Contracts	4.14(a)
HRZN SEC Reports	4.5(a)
HRZN Special Committee	Recitals
HRZN Stockholders Meeting	4.3(a)
HRZN Termination Fee	9.2(b)(i)
HRZN Voting Debt	4.2(a)
HSR Act	3.4
Indemnified Liabilities	7.5(a)
Indemnified Parties	7.5(a)
Indemnified Party	7.5(a)
Intellectual Property Rights	3.16
IRS	3.11(a)
Joint Proxy Statement/Prospectus	3.4
KPMG	3.6(a)
MCIP	Recitals
MCIP Transaction	Recitals
Merger	Recitals
Mergers	Recitals
Merger Consideration	1.5(c)
Merger Sub	Preamble
MGCL	1.1
MRCC	Preamble
MRCC Adverse Recommendation Change	7.7(a)
MRCC Advisor Disclosure Schedule	11.9
MRCC Balance Sheet	3.6(b)
MRCC Board	Recitals
MRCC Board Recommendation	3.3(a)
MRCC Bylaws	3.1(b)
MRCC Capitalization Date	3.2(a)
MRCC Charter	3.1(b)
MRCC Common Stock	1.5(b)
MRCC Disclosure Schedule	11.9
MRCC Insurance Policy	3.15
MRCC Intellectual Property Rights	3.16
MRCC Intervening Event Notice Period	7.7(e)
MRCC Intervening Event Recommendation Change	7.7(e)
MRCC Material Contracts	3.14(a)
MRCC Requisite Vote	3.3(a)
MRCC SEC Reports	3.5(a)
MRCC Stockholders Meeting	3.3(a)
MRCC Termination Fee	9.2(a)(i)
Nasdaq	2.2
Notice of a HRZN Superior Proposal	7.8(b)
Notice of a MRCC Superior Proposal	7.7(b)
Paying and Exchange Agent	2.3
Registration Statement	3.4
Representatives	7.6(a)
RIC	3.11(b)
Rights	3.2(a)
Sarbanes-Oxley Act	3.6(g)
SDAT	1.3
Second Articles of Merger	1.6(a)
Second Effective Time	1.6(a)
Second Merger	Recitals
Surviving Company	Recitals
Takeover Approval	7.7(a)(ii)
Takeover Statutes	3.20
Terminations	1.9
Termination Date	9.1(b)(ii)
Voting Debt	3.2(a)

ARTICLE XI

GENERAL PROVISIONS
11.1 Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements set forth in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for and subject to Section 7.5 and Section 9.3 and for those other covenants and agreements contained in this Agreement that by their express terms apply or are to be performed in whole or in part after the Effective Time.
11.2 Notices. All notices and other communications in connection with this Agreement shall be in writing and shall be deemed given if delivered personally, sent via email (provided that the transmission is followed up within one (1) Business Day by dispatch pursuant to one of the other methods described herein), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to MRCC, to:

155 North Wacker Drive, Floor 35
Chicago, Illinois 60606
Attention:	Theodore L. Koenig
Mick Solimene
Email:	tkoenig@monroecap.com
msolimene@monroecap.com

with a copy, which will not constitute notice, to:

Dechert LLP
Cira Centre
2929 Arch Street
Philadelphia, PA 19104
Attention:	Eric Siegel, Esq.
Clay Douglas, Esq.
Email:	eric.siegel@dechert.com
clay.douglas@dechert.com

and
Nelson Mullins Riley & Scarborough LLP
101 Constitution Avenue NW, Suite 900
Washington, DC 20001
Attention:	Jonathan H. Talcott
Michael K. Bradshaw, Jr.
E-mail:	jon.talcott@nelsonmullins.com
mike.bradshaw@nelsonmullins.com

If to HRZN or Merger Sub, to:

312 Farmington Avenue
Farmington, CT 06032
Attention:	Dan Trolio
Email:	dtrolio@horizontechfinance.com

with a copy, which will not constitute notice, to:

Dechert LLP
One International Place, 40th Floor
100 Oliver Street
Boston, MA 02110
Attention:	Thomas J. Friedmann, Esq.
Email:	thomas.friedmann@dechert.com

and
Blank Rome LLP
1271 Avenue of the Americas
New York, NY 10020
Attention:	Thomas R. Westle, Esq.
E-mail:	Thomas.westle@blankrome.com

Each such notice or other communication shall be effective upon receipt (or refusal of receipt).
11.3 Interpretation; Construction. When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to an Article or Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The terms “cash,” “dollars” and “$” mean United States dollars. All schedules and exhibits hereto shall be deemed part of this Agreement and included in any reference to this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that any term, provision, covenant or restriction is invalid, void or unenforceable, it is the express intention of the parties that such term, provision, covenant or restriction be enforced to the maximum extent permitted. The parties have jointly participated in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.
11.4 Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile or other electronic means), all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties (including by facsimile or other electronic means), it being understood that each party need not sign the same counterpart.
11.5 Entire Agreement. This Agreement (including the documents and the instruments referred to in this Agreement) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement.
11.6 Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed and construed in accordance with the Laws of the State of Maryland applicable to contracts made and performed entirely within such state, without regard to any applicable conflicts of law principles that would cause the application of the Laws of another jurisdiction, except to the extent (a) governed by the Investment Company Act, in which case the Investment Company Act shall control and (b) the Second Merger is governed by the DGCL, in which case the DGCL shall control. The parties hereto agree that any Proceeding brought by any party to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Transactions shall be brought in the Circuit Court for Baltimore City, Maryland, or if jurisdiction over the matter is vested exclusively in federal courts, the United States District Court for the District of Maryland, and the appellate courts to which orders and judgments therefore may be appealed (collectively, the “Acceptable Courts”). In any such judicial proceeding, each of the parties further consents to the assignment of any proceeding in the Circuit Court for Baltimore City, Maryland to the Business and Technology Case Management Program pursuant to Maryland Rule 16-205 (or any successor thereof). Each of the parties hereto submits to the jurisdiction of any Acceptable Court in any Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Transactions and hereby irrevocably waives the benefit of jurisdiction derived from present or future domicile or otherwise in such Proceeding. Each party hereto irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any Proceeding in any such Acceptable Court or that any such Proceeding brought in any such Acceptable Court has been brought in an inconvenient forum. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. Each party hereto (a) certifies that no representative of any other party has represented, expressly or otherwise, that such other party would not, in the event of any action, suit or proceeding, seek to enforce the foregoing waiver, (b) certifies that it makes this waiver voluntarily and (c) acknowledges that it and the other parties hereto have been induced to enter into this Agreement, by, among other things, the mutual waiver and certifications in this Section 11.6.
11.7 Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by any of the parties (whether by operation of law or otherwise) without the prior written consent of the other parties. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by each of the parties and their respective successors and assigns. Except as otherwise specifically provided in Section 7.5, this Agreement (including the documents and instruments referred to in this Agreement) is not intended to and does not confer upon any Person other than the parties hereto any rights or remedies under this Agreement.
11.8 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal or state court located in the State of Maryland, without proof of actual damages (and each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereto agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that any other party hereto has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity.
11.9 Disclosure Schedule. Before entry into this Agreement, HRZN, MRCC and the Advisors each delivered to the other parties a schedule (the “HRZN Disclosure Schedule”, the “MRCC Disclosure Schedule”, the “MRCC Advisor Disclosure Schedule” and the “HRZN Advisor Disclosure Schedule”, respectively, each, a “Disclosure Schedule”) that sets forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Article III, Article IV or Article V, as applicable, or to one or more covenants contained herein; provided, however, that notwithstanding anything in this Agreement to the contrary, the mere inclusion of an item as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had or would be reasonably likely to have a Material Adverse Effect. Each Disclosure Schedule shall be numbered to correspond with the sections and subsections contained in this Agreement. The disclosure in any section or subsection of each Disclosure Schedule, shall qualify only (i) the corresponding section or subsection, as the case may be, of this Agreement, (ii) other sections or subsections of this Agreement to the extent specifically cross-referenced in such section or subsection thereof, and (iii) other sections or subsections of this Agreement to the extent it is reasonably apparent from a reading of the disclosure that such disclosure is applicable to such other sections or subsections.
[Signature Page Follows]

IN WITNESS WHEREOF, MRCC, HRZN, Merger Sub and each Advisor have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

MRCC:

MONROE CAPITAL CORPORATION

By:	/s/ Theodore Koenig
	Name:	Theodore Koenig
	Title:	Chief Executive Officer

HRZN:

HORIZON TECHNOLOGY FINANCE CORPORATION

By:	/s/ Michael P. Balkin
	Name:	Michael P. Balkin
	Title:	Chief Executive Officer

MERGER SUB:

HMMS, INC.

By:	/s/ Michael P. Balkin
	Name:	Michael P. Balkin
	Title:	President

[Signature Page to Agreement and Plan of Merger]

MRCC ADVISOR:

MONROE CAPITAL BDC ADVISORS, LLC

By:	/s/ Theodore Koenig
	Name:	Theodore Koenig
	Title:	President and Chief Executive Officer

HRZN ADVISOR:

HORIZON TECHNOLOGY FINANCE MANAGEMENT LLC

By:	/s/ Michael P. Balkin
	Name:	Michael P. Balkin
	Title:	Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

EXHIBIT A

[Form of Fee Waiver Letter Agreement]

(See attached.)

LETTER AGREEMENT
[•], 2025
Horizon Technology Finance Corporation (the “Company”)
312 Farmington Avenue
Farmington, Connecticut 06032
Re: Fee Waiver Agreement
This Letter Agreement documents an undertaking by Horizon Technology Finance Management LLC (the “Adviser”) to waive certain fees payable to it by the Company pursuant to the Investment Management Agreement between the Company and the Adviser dated March 31, 2025 (the “Investment Management Agreement”) as set forth therein.
The Adviser shall waive an aggregate amount of $4.0 million of Base Management Fees (as defined in the Investment Management Agreement) and/or Incentive Fees (as defined in the Investment Management Agreement) (the “Fee Waiver”) due and payable to the Advisor pursuant to the terms of the Investment Management Agreement. The Fee Waiver shall be made in the amount of $1.0 million per fiscal quarter of the Company commencing at the end of the first full fiscal quarter following the closing (the “Closing”) of the merger of Monroe Capital Corporation (“MRCC”) with and into the Company pursuant to that certain Merger Agreement, dated on or about the date hereof, by and among the Company, HMMS, Inc., MRCC, Monroe Capital BDC Advisors, LLC and the Adviser. For the avoidance of doubt, the Fee Waiver shall not exceed the total amount of Base Management Fee and Incentive Fees earned during the applicable period.
This Letter Agreement shall take effect upon the Closing and shall terminate upon the earlier of (i) termination of the Investment Management Agreement or (ii) the date that is the end of the fourth full fiscal quarter following the Closing. For the avoidance of doubt, none of the rights, benefits or obligations under this Letter Agreement shall survive its termination. This Letter Agreement shall be governed by, and construed in accordance with, the laws of the State of New York; provided that nothing herein shall be construed to preempt, or to be inconsistent with, any federal law, regulation or rule, including the Investment Company Act of 1940, as amended.
[Signature page follows]

Sincerely

Horizon Technology Finance Management LLC

By:
Name:
Title:

[Signature Page to Letter Agreement]

ACKNOWLEDGED AND ACCEPTED
Horizon Technology Finance Corporation

By:
Name:
Title:

[Signature Page to Letter Agreement]

Annex C
[Houlihan Lokey Opinion to MRCC Special Committee]
[LETTERHEAD OF HOULIHAN LOKEY CAPITAL, INC.]
August 7, 2025

The Special Committee of the Board of Directors of
Monroe Capital Corporation
311 South Wacker Drive, Suite 6400
Chicago Illinois 60606
Dear Members of the Special Committee:
We understand that Monroe Capital Corporation (“MRCC”) intends to enter into (i) an Asset Purchase Agreement (the “Purchase Agreement”) among Monroe Capital Income Plus Corporation (“MCIP”), MRCC and Monroe Capital BDC Advisors, LLC (“MRCC Advisor”), pursuant to which, among other things, MRCC will sell to MCIP (the “Sale”) its investment portfolio and related assets as described in the Purchase Agreement (collectively, the “Purchased Assets”) subject to certain liabilities of MRCC as described in the Agreement (the “Assumed Obligations”) in exchange for an amount in cash equal to the value of the Purchased Assets as to be determined in the manner and as of the date provided by the Purchase Agreement, and (ii) an Agreement and Plan of Merger (the “Merger Agreement”), among Horizon Technology Finance Corporation (the “HRZN”), HMMS, Inc., a wholly owned subsidiary of HRZN (“Merger Sub”), MRCC, MRCC Advisor and Horizon Technology Finance Management LLC (“HRZN Advisor” and, together with the MRCC Advisor, the “Advisors”), pursuant to which, among other things, (a) immediately following the Sale, Merger Sub will merge with MRCC (the “Merger”), with MRCC as the surviving company in the Merger, (b) each outstanding share of common stock, par value $0.001 per share (“MRCC Common Stock”), of MRCC will be converted in the Merger into the right to receive a number of shares of common stock, par value $0.001 per share (“HRZN Common Stock”), of HRZN equal to the quotient obtained by dividing the net asset value per share of MRCC Common Stock by the net asset value per share of HRZN Common Stock, each as to be determined in the manner and as of the date (the “Determination Date”) provided by the Merger Agreement (the “Exchange Ratio”), (c) immediately after the Merger and before the Second Merger (defined below), the advisory agreement between MRCC and MRCC Advisor and the administration agreement between MRCC and Monroe Capital Management Advisors, LLC will be terminated (together, the “Terminations”), (d) immediately after the Merger and the Terminations, MRCC will merge with HRZN, with HRZN as the surviving company in the Second Merger, (e) immediately after the Second Merger, HRZN and HRZN Advisor will enter into a fee waiver agreement (the “Fee Waiver Agreement” and, collectively with the Purchase Agreement and the Merger Agreement, the “Agreements”) pursuant to which HRZN Advisor will waive (the “Fee Waiver”) a portion of the fees payable to it under its investment advisory agreement with HRZN, and (f) MRCC will declare and pay, prior to the consummation of the Merger (or HRZN will, on behalf of MRCC, pay after the consummation of the Merger), to the holders of MRCC Common Stock, a cash dividend (the “Dividend” and, collectively with the Sale, the Merger, the Terminations, the Second Merger and the Fee Waiver, the “Transactions”).
The Special Committee (the “Committee”) of the Board of Directors (the “Board”) of MRCC has requested that Houlihan Lokey Capital, Inc. (“Houlihan Lokey”) provide an opinion (the “Opinion”) to the Committee as to whether, as of the date hereof, the Exchange Ratio provided for in the Merger pursuant to the Merger Agreement is fair, from a financial point of view, to the holders of MRCC Common Stock, other than HRZN, MCIP, the Advisors and their respective affiliates (collectively, the “Excluded Holders”). With your consent and approval, we have evaluated the foregoing (a) assuming the Sale, the Merger, the Second Merger, the Terminations, the Fee Waiver and the Dividend will be consummated as a single, unitary transaction, (b) assuming the Purchased Assets comprise substantially all of the assets of MRCC and following the Sale, MRCC will not retain or otherwise be responsible for the Assumed Obligations, and (c) based primarily on a comparison of (i) the Exchange Ratio Estimate (as defined below and determined assuming the Dividend will be paid on or after the Determination Date) of 1.1347 shares of HRZN Common Stock for each share of MRCC Common Stock and (ii) the implied exchange ratio reference ranges we believe are indicated by our financial analyses of MRCC and HRZN, in each case prior to giving effect to the Transactions (other than the Dividend).
The Special Committee of the Board of Directors of Monroe Capital Corporation
August 7, 2025
In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:
1.	reviewed a draft, dated August 6, 2025, of the Purchase Agreement, a draft, dated August 6, 2025 of the Merger Agreement and a draft, dated August 4, 2025, of the Fee Waiver Agreement;
2.	reviewed certain publicly available business and financial information relating to MRCC and HRZN that we deemed to be relevant;
3.
reviewed certain information relating to the historical, current and future operations, financial condition and prospects of MRCC and HRZN made available to us by the Advisors, including (a) financial projections prepared by the management of the Advisors relating to MRCC (the “MRCC Projections”) and (b) financial projections prepared by the management of the Advisors relating to HRZN (the “HRZN Projections”);

The Special Committee of the Board of Directors of Monroe Capital Corporation
August 7, 2025
4.
reviewed (a) estimates (the “June 30 NAV Estimates”) of the net asset value per share of MRCC and the net asset value per share of HRZN as of June 30, 2025 (the “June 30 NAVs”), as prepared and provided to us by the management of the Advisors, and (b) estimates of the Dividend (as of June 30, 2025), transaction expenses and costs, and related financial information of MRCC and HRZN, and a calculation of the Exchange Ratio resulting therefrom (the “Exchange Ratio Estimate”), all as prepared and provided to us by the management of the Advisors (collectively, with the June 30 NAV Estimates, the “Exchange Ratio Information”);

5.
spoken with certain members of the management of the Advisors and certain of their representatives and advisors regarding the respective businesses, operations, financial condition and prospects of MRCC and HRZN, the Transactions and related matters;

6.	compared the financial and operating performance of MRCC and HRZN with that of companies with publicly traded equity securities that we deemed to be relevant;
7.	considered the publicly available financial terms of certain transactions that we deemed to be relevant;
8.	reviewed the current and historical market prices for certain of MRCC’s and HRZN’s publicly traded equity securities; and
9.	conducted such other financial studies, analyses and inquiries and considered such other information and factors as we deemed appropriate.
We have relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to us, discussed with or reviewed by us, or publicly available, and do not assume any responsibility with respect to such data, material and other information. Management of the Advisors has advised us, and we have assumed, that the MRCC Projections and the HRZN Projections have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the future financial results and condition of MRCC and HRZN, respectively. In addition, management of the Advisors has advised us, and we have assumed, that the Exchange Ratio Information, including, without limitation, the Exchange Ratio Estimate, has been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the June 30 NAVs, the Dividend, the transaction expenses and costs, and related financial information of MRCC and HRZN. At your direction, we have assumed that the MRCC Projections, the HRZN Projections and the Exchange Ratio Information provide a reasonable basis on which to evaluate MRCC, HRZN and the Transactions and we have, at your direction, used and relied upon the MRCC Projections, the HRZN Projections and the Exchange Ratio Information for purposes of our analyses and this Opinion. We express no view or opinion with respect to the MRCC Projections, the HRZN Projections, the Exchange Ratio Information or the respective assumptions on which they are based. We have relied upon and assumed, without independent verification, that there has been no change in the businesses, assets, liabilities, financial condition, results of operations, cash flows or prospects of MRCC or HRZN since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to us that would be material to our analyses or this Opinion, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading.
We have relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the Agreements and all other related documents and instruments that are referred to therein are true and correct, (b) each party to the Agreements and such other related documents and instruments will fully and timely perform all of the covenants and agreements required to be performed by such party (including, without limitation, that MRCC will prior to the consummation of the Merger, or HRZN on behalf of MRCC after the consummation of the Merger, will declare and pay to the holders of MRCC Common Stock the dividend or dividends contemplated by the Merger Agreement related to MRCC’s qualification for taxation as a regulated investment company), (c) all conditions to the consummation of the Transactions will be satisfied without waiver thereof, and (d) the Transactions will be consummated in a timely manner in accordance with the terms described in the Agreements and such other related documents and instruments, without any amendments or modifications thereto. We have also assumed that the Merger, together with the Second Merger, will qualify, for federal income tax purposes, as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. We have relied upon and assumed, without independent verification, that (i) the Transactions will be consummated in a manner that complies in all respects with all applicable federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Transactions will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would result in the disposition of any assets of MRCC or HRZN, or otherwise have an effect on the Transactions, MRCC or HRZN or any expected benefits of the Transactions that would be material to our analyses or this Opinion. In addition, we have relied upon and assumed, without independent verification, that the final forms of the Agreements will not differ in any respect from the drafts of the Agreements identified above.
Furthermore, in connection with this Opinion, we have not been requested to make, and have not made, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of MRCC, HRZN or any other party. We did not estimate, and express no opinion regarding, the liquidation value of any entity or business. We have undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which MRCC or HRZN is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which MRCC or HRZN is or may be a party or is or may be subject.

The Special Committee of the Board of Directors of Monroe Capital Corporation
August 7, 2025
This Opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this Opinion, or otherwise comment on or consider events occurring or coming to our attention after the date hereof. We are not expressing any opinion as to what the value of HRZN Common Stock actually will be when issued in the Merger or the price or range of prices at which MRCC Common Stock or HRZN Common Stock may be purchased or sold, or otherwise be transferable, at any time. We have assumed that the shares of HRZN Common Stock to be issued in the Merger to holders of MRCC Common Stock will be listed on the Nasdaq Global Select Market immediately following the consummation of the Merger.
This Opinion is furnished for the use of the Committee (in its capacity as such) and, as requested by the Committee, the Board (in its capacity as such), in connection with its evaluation of the Transactions and may not be used for any other purpose without our prior written consent. This Opinion is not intended to be, and does not constitute, a recommendation to the Committee, the Board, any security holder or any other party as to how to act or vote with respect to any matter relating to the Transactions or otherwise.
In the ordinary course of business, certain of our employees and affiliates, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, MRCC, HRZN, MCIP or any other party that may be involved in the Transactions and their respective affiliates or security holders or any currency or commodity that may be involved in the Transactions.
Houlihan Lokey and/or certain of its affiliates have in the past provided, and are currently providing, investment banking, financial advisory and/or other services to Monroe Capital LLC (“Monroe Capital”), or one or more security holders or affiliates of, and/or portfolio companies of investment funds affiliated or associated with, Monroe Capital (collectively, with Monroe Capital, the “Monroe Capital Group”) for which Houlihan Lokey and its affiliates have received, or would expect to receive, compensation, including, among other things, (i) having provided certain valuation advisory services to assist with purchase price accounting matters in connection with Monroe Capital’s acquisition of HRZN Advisor, (ii) having provided certain valuation advisory services to assist Monroe Capital in connection with its determination of fair values of certain investments held by funds or accounts managed by Monroe Capital for financial reporting purposes, (iii) having provided certain valuation advisory services to assist certain affiliates of Monroe Capital in connection with certain risk retention requirements associated with securitization transactions and (iv) currently performing certain purchase price allocation and other valuation work in connection with the recent majority sale transaction with Wendel SE. Houlihan Lokey and certain of its affiliates may provide investment banking, financial advisory and/or other financial or consulting services to MRCC, HRZN, MCIP, members of the Monroe Capital Group, other participants in the Transactions or certain of their respective affiliates or security holders in the future, for which Houlihan Lokey and its affiliates may receive compensation. In addition, Houlihan Lokey and certain of its affiliates and certain of our and their respective employees may have committed to invest in private equity or other investment funds managed or advised by Monroe Capital, other participants in the Transactions or certain of their respective affiliates or security holders, and in portfolio companies of such funds, and may have co-invested with the members of the Monroe Capital Group, other participants in the Transactions or certain of their respective affiliates or security holders, and may do so in the future. Furthermore, in connection with bankruptcies, restructurings, distressed situations and similar matters, Houlihan Lokey and certain of its affiliates may have in the past acted, may currently be acting and may in the future act as financial advisor to debtors, creditors, equity holders, trustees, agents and other interested parties (including, without limitation, formal and informal committees or groups of creditors) that may have included or represented and may include or represent, directly or indirectly, or may be or have been adverse to, MRCC, HRZN, MCIP, members of the Monroe Capital Group, other participants in the Transactions or certain of their respective affiliates or security holders, for which advice and services Houlihan Lokey and its affiliates have received and may receive compensation.
Houlihan Lokey has acted as financial advisor to the Committee in connection with the Transactions and will receive a fee for such services, a portion of which became payable to Houlihan Lokey upon the rendering of this Opinion and a substantial portion of which is contingent upon the successful completion of the Transactions. In addition, MRCC has agreed to reimburse certain of our expenses and to indemnify us and certain related parties for certain potential liabilities arising out of our engagement.
We have not been requested to opine as to, and this Opinion does not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the Committee, the Board, MRCC, its security holders or any other party to proceed with or effect the Transactions, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Merger or otherwise (other than the Exchange Ratio to the extent expressly specified herein), including, without limitation, the Sale, the Terminations, the Second Merger, the Fee Waiver or the Dividend (in each case other than assuming the consummation thereof), (iii) the fairness of any portion or aspect of the Transactions to the holders of any class of securities, creditors or other constituencies of MRCC, HRZN, MCIP or to any other party, except if and only to the extent expressly set forth in the last sentence of this Opinion, (iv) the relative merits of the Transactions as compared to any alternative business strategies or transactions that might be available for MRCC, HRZN, MCIP or any other party, (v) the fairness of any portion or aspect of the Transactions to any one class or group of MRCC’s, HRZN’s, MCIP’s or any other party’s security holders or other constituents vis-à-vis any other class or group of MRCC’s, HRZN’s, MCIP’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders or other constituents), (vi) whether or not MRCC, HRZN, MCIP, their respective

The Special Committee of the Board of Directors of Monroe Capital Corporation
August 7, 2025
security holders or any other party is receiving or paying reasonably equivalent value in the Transactions, (vii) the solvency, creditworthiness or fair value of MRCC, HRZN, MCIP or any other participant in the Transactions, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or (viii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Transactions, any class of such persons or any other party, relative to the Exchange Ratio or otherwise. Furthermore, we are not expressing any opinion, counsel or interpretation regarding matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, we have relied, with the consent of the Committee, on the assessments by the Committee, the Board, MRCC, the MRCC Advisor, and their respective advisors, as to all legal, regulatory, accounting, insurance and tax matters with respect to MRCC, HRZN and the Transactions or otherwise. The issuance of this Opinion was approved by a committee authorized to approve opinions of this nature.
Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that, as of the date hereof, the Exchange Ratio provided for in the Merger pursuant to the Merger Agreement is fair, from a financial point of view, to the holders of MRCC Common Stock other than the Excluded Holders.
Very truly yours,

/s/ Houlihan Lokey Capital, Inc.

HOULIHAN LOKEY CAPITAL, INC.

Annex D
[Oppenheimer Opinion to HRZN Special Committee]
August 7, 2025
Special Committee of the Board of Directors and
Board of Directors
Horizon Technology Finance Corporation
312 Farmington Avenue
Farmington, CT 06032
Dear Special Committee of the Board of Directors and Board of Directors:
You have asked Oppenheimer & Co. Inc. (“Oppenheimer”) to render a written opinion (“Opinion”) to the Special Committee (the “Committee”) of the Board of Directors (the “Board”) and the Board of Horizon Technology Finance Corporation (the “Company”) as to the fairness, from a financial point of view, to the Company, of the Exchange Ratio (as defined in the Agreement) provided in the Agreement and Plan of Merger (the “Agreement”) proposed to be entered into by and among the Company, HMMS, Inc. (“Merger Sub”), Horizon Technology Finance Management LLC, Monroe Capital Corporation (“MRCC”) and Monroe Capital BDC Advisors, LLC pursuant to which, among other things: (a) Merger Sub shall merge with and into MRCC (the “First Merger”) with MRCC surviving the First Merger (the “Surviving Company”); (b) each issued and outstanding share of common stock, par value $0.001 per share of MRCC (the “MRCC Common Stock”) outstanding as of immediately prior to the First Merger, other than any Cancelled Shares (as defined in the Agreement) shall convert into the right to receive a number of shares of common stock, par value $0.001 per share, of the Company (the “Company Common Stock”) equal to the quotient obtained by dividing the MRCC Per Share NAV by the HRZN Per Share NAV (each as defined in the Agreement), each as to be determined in the manner and as of the date provided in the Agreement (the “Exchange Ratio”); and (c) immediately following the effectiveness of the First Merger, the Surviving Company shall merge with and into the Company (the “Second Merger” and together with the First Merger and the other transactions contemplated by the Agreement, the “Transactions”) with the Company surviving the Second Merger.
In arriving at this Opinion, we:
a)
reviewed a draft, dated August 6, 2025, of the Agreement and a draft, dated August 6, 2025, of the asset purchase agreement to be entered among MRCC, Monroe Capital Income Plus Corporation and the other parties to such agreement (the “Asset Purchase Agreement”);

b)
reviewed certain publicly available business and financial information relating to the Company and MRCC that we deemed to be relevant, including each of the Company’s and MRCC’s Annual Report on Form 10-K for the fiscal years ended December 31, 2023 and December 31, 2024 and Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025;

c)
reviewed a draft of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2025 provided by management of the Company and a draft of MRCC’s quarterly financial data for the period ended June 30, 2025 provided by management of MRCC;

d)
reviewed financial forecasts and estimates relating to the Company, on a standalone basis and pro forma for the Transactions, prepared by management of the Company and approved for our use by the Committee (the “Projections”);

e)	held discussions with the senior management and advisors of the Company and MRCC with respect to the business, financial condition and prospects of the Company and MRCC;
f)	reviewed other public information concerning the Company and MRCC that we deemed relevant;
g)
reviewed the net asset value per share of the Company and the net asset value per share of MRCC, each as of June 30, 2025, prepared and provided to us by management of the Company and management of MRCC, respectively, as adjusted for estimated transaction expenses and certain finance costs provided by management of the Company and management of MRCC, respectively (the “Adjusted June 30 NAVs”);

h)
performed merger impact analysis to evaluate certain potential pro forma financial effects of the Transactions on the future financial performance of the Company, including the potential effect on the Company’s net asset values and net investment income;

i)	performed a dividend discount analysis of the Company on a standalone and pro forma basis giving effect to the Transactions;
j)	reviewed the current and historical market prices for the Company’s publicly traded equity securities;
k)	considered the publicly available financial terms of certain precedent business development company affiliated merger and acquisition transactions that we deemed to be relevant; and
l)	performed such other analyses, reviewed such other information and considered such other factors as we deemed appropriate.

In rendering this Opinion, we relied upon and assumed, without independent verification or investigation, the accuracy and completeness of all of the financial and other information provided to or discussed with us by the Company, MRCC or their respective employees, representatives and affiliates or otherwise reviewed by us. With respect to the Projections, we have assumed, at the direction of management of the Company and with the Committee’s and the Board’s consent, without independent verification or investigation, that the Projections were reasonably prepared on bases reflecting the best available information, estimates and judgments of management of the Company, as to the future financial condition and operating results of the Company. We have also assumed that there were no material changes in the assets, liabilities, financial conditions, results of operations, business or prospects of the Company or MRCC since the respective dates of the last financial statements of the Company or MRCC that were made available to us, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading. We have further assumed that the calculation of the Adjusted June 30 NAVs was performed in a manner materially consistent with how the MRCC Per Share NAV and the HRZN Per Share NAV (each as defined in the Agreement) will be calculated and that the finally calculated MRCC Per Share NAV and the HRZN Per Share NAV (each as defined in the Agreement) will not differ materially from the Adjusted June 30 NAVs. We have neither made nor obtained any independent evaluations or appraisals of the assets or liabilities, contingent or otherwise, of the Company or MRCC.
We also have assumed, with the consent of the Committee and the Board, that: (a) the representations and warranties of all parties to the Agreement and all other related documents and instruments that are referred to in the Agreement are true and correct; (b) each party to the Agreement and such other related documents and instruments will fully and timely perform all of the covenants and agreements required to be performed by such party under the Agreement and such other related documents and instruments; (c) all conditions to the consummation of the Transactions will be satisfied without waiver of such conditions, including the consummation of the transactions contemplated by the Asset Purchase Agreement; (d) the Transactions will be consummated in a timely manner in accordance with the Agreement; (e) the transactions contemplated by the Asset Purchase Agreement will be consummated in a timely manner in accordance with the Asset Purchase Agreement, in each case, without waiver, modification or amendment of any material term, condition or agreement and in compliance with all applicable laws and other requirements; and (f) in the course of obtaining the necessary regulatory or third party approvals, consents and releases with respect to the Transactions, no delay, limitation, restriction or condition will be imposed that would result in the disposition of any assets of the Company or MRCC or otherwise have an adverse effect on the Transactions, the Company, MRCC any of the expected benefits of the Transactions that would be material to our analysis or this Opinion. We have also assumed that the First Merger, together with the Second Merger, will qualify, for federal income tax purposes, as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. In addition, we have relied upon and assumed, without independent verification, that the final form of the Agreement and the Asset Purchase Agreement will not differ from the draft of the Agreement identified above in any respect material to our analyses or this Opinion.
This Opinion only addresses the fairness, from a financial point of view, to the Company, of the Exchange Ratio and does not address any other aspect of the Transactions or any aspect of the transactions contemplated by the Asset Purchase Agreement. We are not expressing any opinion as to the underlying valuation, future performance or long term viability of the Company or MRCC or the price at which the Company Common Stock or MRCC Common Stock will trade at any time and we have assumed that the shares of Company Common Stock to be issued in the First Merger to holders of MRCC Common Stock will be listed on the Nasdaq Stock Market LLC immediately following the consummation of the First Merger. We express no view as to, and this Opinion does not address any aspect or implication of any other agreement, arrangement or understanding entered into in connection with the Transactions or otherwise, or the fairness of the amount or nature of the compensation resulting from the Transactions to any individual officers, directors or employees of the Company or MRCC. We further express no view as to, and this Opinion does not address: (i) the fairness of any portion or aspect of the Transactions to the holder of any class of securities, creditors or other constituencies of the Company or to any other party to the Agreement; (ii) the fairness of any portion or aspect of the Transactions to any one class or group of the Company’s or any other party’s securityholders or other constituents vis-á-vis any other class or group of the Company’s or such other party’s securityholders or other constituents (including the allocation of any consideration amongst or within such classes or groups of security holders or other constituents); (iii) the appropriate capital structure of the Company, whether the Company should be issuing debt or equity securities or a combination of both in connection with the Transactions, or the form, structure or any aspect or terms of any debt or equity financing for the Transactions or the likelihood of obtaining such financing; or (iv) whether or not the Company or MRCC or their respective securityholders or any other party is receiving or paying reasonably equivalent value in the Transactions. In addition, we express no view as to, and this Opinion does not address, the underlying business decision of the Company or any other party to enter into the Agreement or to proceed with or consummate the Transactions, nor does this Opinion address the relative merits of the Transactions as compared to any alternative business strategies that might exist for the Company or any other party to the Agreement or the effect of any other transaction in which the Company or any other such party might engage. We have not been requested to, and did not, initiate or participate in any discussions or negotiations with, or solicit any indications of interest from, third parties with respect to the securities, assets, business or operations of the Company or any other party to the Agreement, or any alternatives to the Transactions. We express no view or opinion as to any such matters, including the terms that could have been obtained if any of the foregoing had been undertaken. This Opinion is necessarily based on the information available to us and general economic, financial and stock market conditions and circumstances as they exist and can be evaluated by us on the date hereof. It should be understood that, although subsequent developments may affect this Opinion, we do not have any obligation to update, revise or reaffirm this Opinion.
We are not legal, tax, regulatory or accounting advisors and have relied on the assessments made by the Company and its advisors with respect to such matters. This Opinion does not address any legal, tax, regulatory or accounting matters. In addition, this Opinion does not constitute a solvency opinion or a fair value opinion, and we have not evaluated the solvency or fair value of the Company under any federal or state laws relating to bankruptcy, insolvency or similar matters or otherwise.

The issuance of this Opinion was approved by an authorized committee of Oppenheimer. As part of our investment banking business, we are regularly engaged in valuations of businesses and securities in connection with acquisitions and mergers, underwritings, secondary distributions of securities, private placements and valuations for other purposes.
We have acted as financial advisor in rendering this Opinion to the Committee in connection with the Transactions and will receive a fee for our services, a portion of which will be payable upon delivery of this Opinion and the remainder of which is contingent upon consummation of the Transactions. The Company has agreed to reimburse certain of our expenses and to indemnify us and certain related parties for certain potential liabilities arising out of our engagement. In the ordinary course of business, we and our affiliates may actively trade securities of the Company or MRCC for our and our affiliates’ own accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. In the past two years Oppenheimer has not provided, investment banking, financial advisory and/or other financial services to the Company or MRCC for which Oppenheimer has received compensation.
Oppenheimer consents to the inclusion of this Opinion in its entirety and reference to this Opinion in any proxy statement required to be distributed to the Company’s stockholders in connection with the Transactions so long as such inclusion and reference is in form and substance acceptable to Oppenheimer and its counsel.
Based upon and subject to the foregoing, and such other factors as we deemed relevant, it is our opinion that, as of the date of this Opinion, the Exchange Ratio is fair, from a financial point of view, to the Company. This Opinion is for the use of the Committee and the Board (each in their capacity as such) in their evaluation of the Transactions and does not constitute a recommendation to the Committee, the Board or any stockholder as to how such person should vote or act with respect to any matters relating to the Transactions.

Very truly yours,

OPPENHEIMER & CO. INC.

MONROE CAPITAL

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THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Monroe Capital Corporation hereby appoints Theodore L. Koenig and Lewis W. Solimene, Jr., and each of them, as proxies for the undersigned, with full power of substitution and re-substitution in each of them, to attend the Special Meeting of Stockholders of Monroe Capital Corporation to be held on March 13, 2026 at 2:30 p.m., Eastern Time, virtually at www.virtualshareholdermeeting.com/MRCC2025SM2, and any and all adjournments and postponements thereof (the "Special Meeting"), with all power possessed by the undersigned as if personally present to represent and vote, as designated on the reverse side of this ballot, all the shares of common stock of Monroe Capital Corporation which the undersigned is entitled to vote at the Special Meeting, and to vote in their discretion on such other matters as may properly come before the Special Meeting. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and the accompanying Joint Proxy Statement/Prospectus, and revokes any proxy heretofore given with respect to such meeting.

THIS PROXY IS REVOCABLE AND, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED ON THE REVERSE SIDE OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD OF DIRECTORS RECOMMENDS.

This proxy is solicited on behalf of the Board of Directors of Monroe Capital Corporation. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting of Stockholders or any adjournments or postponements thereof in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in their discretion, including, but not limited to, matters incident to the conduct of the meeting or a motion to adjourn or postpone the meeting to another time and/or place for the purpose of soliciting additional proxies for any or all of the proposals referenced herein.

(Continued and to be signed on the reverse side.)